Exhibit 10.1

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

EXECUTION VERSION

CREDIT AGREEMENT

dated as of

March 31, 2008

among

COTT CORPORATION,

COTT BEVERAGES INC.,

and

COTT BEVERAGES LIMITED,

as Borrowers

The Other Loan Parties Party Hereto

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A., LONDON BRANCH,

as UK Security Trustee,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Administrative Collateral Agent,

GENERAL ELECTRIC CAPITAL CORPORATION,

as Co-Collateral Agent, and

BANK OF AMERICA BUSINESS CAPITAL,

as Documentation Agent

J.P. MORGAN SECURITIES INC.,

as Sole Bookrunner and Sole Lead Arranger

CHASE BUSINESS CREDIT

i

Page
SCHEDULES:

Commitment Schedule
Schedule 1.01(a) – Eligible Real Property
Schedule 1.01(b) – Mandatory Cost Formula
Schedule 1.01(c) – Unrestricted Subsidiaries
Schedule 1.01(d) – Certain Account Debtors
Schedule 1.01(e) – Eligible Equipment
Schedule 1.01(f) – Excluded Subsidiaries
Schedule 2.04 – Existing Letters of Credit
Schedule 3.05 – Properties
Schedule 3.06 – Disclosed Matters
Schedule 3.10 – Canadian Union Plans, Canadian Benefit Plans and Canadian Pension Plans
Schedule 3.14 – Insurance
Schedule 3.15 – Capitalization and Subsidiaries
Schedule 3.16 – Jurisdictions for Filings and Mortgages
Schedule 5.15 – Post-Closing Covenants
Schedule 6.01 – Existing Indebtedness
Schedule 6.02 – Existing Liens
Schedule 6.02-A – Permitted Sidel Liens
Schedule 6.04 – Existing Investments
Schedule 6.11 – Existing Restrictions
Schedule 6.15 – Existing BCB Assets
Schedule 8 – Security Trust Provisions

EXHIBITS:
Exhibit A – Form of Assignment and Assumption
Exhibit B-1 – Form of Borrowing Base Certificate
Exhibit B-2 – Form of Aggregate Borrowing Base Certificate
Exhibit C – Form of Compliance Certificate
Exhibit D – Joinder Agreement
Exhibit E – Borrowing Request

v

CREDIT AGREEMENT dated as of March 31, 2008 (as it may be amended or modified from time to time, this “Agreement”), among COTT CORPORATION CORPORATION COTT, a corporation organized under the laws of Canada, COTT BEVERAGES INC., a Georgia corporation, and COTT BEVERAGES LIMITED, a company organized under the laws of England and Wales, as Borrowers, the other Loan Parties party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as UK Security Trustee, JPMORGAN CHASE BANK, N.A., as Administrative Agent and Administrative Collateral Agent, and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Collateral Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account” (a) in the case of the U.S. Borrower, any Loan Party organized under applicable laws of the United States, any state thereof or the District of Columbia, the Company, or any Loan Party organized under applicable laws of Canada or any province thereof, has the meaning assigned to such term in the U.S. Security Agreement and (b) in the case of the UK Borrower or any Loan Party organized under applicable law of the United Kingdom, has the meaning assigned to such term in the UK Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Acquisition Consideration” means the purchase consideration paid for any Permitted Acquisition, whether paid in cash, properties, assumption of Indebtedness or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any time in the future, whether or not such future payment is subject to the occurrence of any contingency, and includes any and all payments representing “earn-outs” and other agreements to make any payment the amount of which, or the terms of payment of which are, in any respect subject to, or contingent upon, the revenues, income, cash flow or profits of any Person, business or operating division.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate plus (c) without duplication of any increase in interest rate attributable to the Statutory Reserve

Rate pursuant to the foregoing clause (b) and to the extent actually incurred by any Lender in connection with any extension of credit hereunder, the Mandatory Cost.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative collateral agent for the holders of the Secured Obligations.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent, the Administrative Collateral Agent, the Co-Collateral Agent, the Disbursement Agent and the UK Security Trustee.

“Aggregate Availability” means, with respect to all the Borrowers, at any time, an amount equal to (a) the lesser of (i) the aggregate Commitments of all Lenders and (ii) the Aggregate Borrowing Base minus (b) the aggregate Revolving Exposure of all Lenders.

“Aggregate Borrowing Base” means the aggregate of the Borrowing Bases of all of the Borrowers; provided that (i) the maximum amount of the Borrowing Base of the Company which may be included as part of the Aggregate Borrowing Base is the Canadian Sublimit; (ii) the maximum amount of the Borrowing Base of the UK Borrower which may be included as part of the Aggregate Borrowing Base is the UK Sublimit and (iii) the maximum amount of Inventory of all Borrowers which may be included as part of the Aggregate Borrowing Base is the lesser of (X) 75% of the Eligible Accounts of the Borrowers at such time and (Y) $150,000,000.

“Aggregate Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B-2 or another form which is acceptable to each Collateral Agent in its sole discretion.

“Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Alternate Rate” means, for any day, the sum of (a) a rate per annum selected by the Administrative Agent, from whatever source it may reasonably select, as that which expresses as a percentage per annum the cost of funding participations in Eurodollar Borrowings, plus (b) the Applicable Rate for Eurodollar Loans, plus (c) the Mandatory Cost. When used in reference to any Loan or Borrowing, “Alternate Rate” refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Rate.

“Applicable Commitment Fee Rate” means, for any day, with respect to the commitment fees payable hereunder, the rate per annum set forth below under the caption “Commitment Fee Rate”, based upon the Average Utilization during the preceding calendar month, provided that until September 30, 2008, the “Applicable Commitment Fee Rate” shall be the applicable rate per annum set forth below in Category 1:

Average Utilization	Commitment Fee Rate
Category 1 Average Utilization < 50%	0.375%
Category 2 Average Utilization > 50%	0.25%

For purposes of the foregoing, (a) the Applicable Commitment Fee Rate shall be determined as of the end of each calendar month and (b) each change in the Applicable Commitment Fee Rate resulting from a change in the Average Utilization on the last day of any calendar month shall be effective upon the first day of the succeeding calendar month, provided that the Average Utilization shall be deemed to be in Category 1 at any time that an Event of Default has occurred and is continuing.

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure, Swingline Loans or Overadvances, a percentage equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the aggregate Commitments of all Lenders (if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate Revolving Exposures at that time) and (b) with respect to Protective Advances or with respect to the Aggregate Credit Exposure, a percentage based upon its share of the Aggregate Credit Exposure and the aggregate unused Commitments of all Lenders.

“Applicable Rate” means, for any day, with respect to any ABR Loan, Canadian Prime Loan, Eurodollar Loan, CDOR Loan, or Overnight LIBO Loan, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Canadian Prime Spread”, “Eurodollar Spread”, “CDOR Spread” or “Overnight LIBO Spread”, as the case may be, based upon the Borrowers’ Average Aggregate Availability during the most recent fiscal quarter of the Borrowers, provided that until September 30, 2008, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 3.

Average Aggregate Availability	ABR Spread	Canadian Prime Spread	Eurodollar Spread	CDOR Spread	Overnight LIBO Spread
Category 1 > $175,000,000	0.50%	0.50%	2.00%	2.00%	2.00%
Category 2 ≤$175,000,000 but > $100,000,000	0.75%	0.75%	2.25%	2.25%	2.25%
Category 3 ≤$100,000,000 but > 50,000,000	1.00%	1.00%	2.50%	2.50%	2.50%
Category 4 ≤ $50,000,000	1.25%	1.25%	2.75%	2.75%	2.75%

For purposes of the foregoing, the Applicable Rate shall be determined as of the end of each fiscal quarter of the Borrowers based upon the Borrowers’ Aggregate Borrowing Base Certificates delivered from time to time pursuant to Section 5.01 and outstanding during such fiscal quarter, provided that the Average Aggregate Availability for purposes of determining the Applicable Rate shall be deemed to be in Category 4 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrowers fail to deliver the Borrowing Base Certificates required to be delivered by them pursuant to Section 5.01, during the period from the expiration of the time for delivery thereof until such Borrowing Base Certificates are delivered.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Commitment” means, at any time, the aggregate Commitments then in effect minus the Revolving Exposure of all Lenders at such time.

“Average Aggregate Availability” means, for any fiscal quarter, the average daily Aggregate Availability for such fiscal quarter. Average Aggregate Availability shall be calculated by the Administrative Agent and such calculations shall be presumed to be correct, absent manifest error.

“Average Utilization” means, for any period, the average total daily Revolving Exposure of all Lenders during such period. Average Utilization shall be calculated by the Administrative Agent and such calculations shall be presumed to be correct, absent manifest error.

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserves” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“BCB International” means BCB International Holdings, a company organized under the laws of the Cayman Islands.

“BCB European” means BCB European Holdings, a company organized under the laws of the Cayman Islands.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” or “Borrowers” means, individually or collectively, the Company, the U.S. Borrower and the UK Borrower.

“Borrower Representative” means the Company, in its capacity as contractual representative of the Borrowers pursuant to Article XI.

“Borrowing” means (a) Revolving Loans of the same Type and currency, made, converted or continued on the same date and, in the case of Eurodollar Loans and CDOR Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan, (c) a Protective Advance and (d) an Overadvance.

“Borrowing Base” means, at any time, with respect to each Borrower, the sum of (a) 85% of such Borrower’s Eligible Accounts at such time, plus (b) the lesser of (i) 65% of such

Borrower’s Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by such Borrower’s Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, minus (c) Reserves related to such Borrower, plus (d) such Borrower’s PP&E Component. The maximum amount of Eligible Inventory which may be included as part of any Borrowing Base is the lesser of (X) 75% of the Eligible Accounts of the Borrowers at such time and (Y) $150,000,000 minus, in each case, the amount of Eligible Inventory which is included in any other Borrowing Base. Either Collateral Agent may, in its Permitted Discretion, adjust Reserves or reduce one or more of the other elements used in computing the Borrowing Base or, after the occurrence and during the continuation of an Event of Default, reduce the advance rates set forth above.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B-1 or another form which is acceptable to each Collateral Agent in its sole discretion.

“Borrowing Request” means a request by the Borrower Representative for a Revolving Borrowing in accordance with Section 2.02, substantially in the form of Exhibit E hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Toronto are authorized or required by law to remain closed; provided that, (a) when used in connection with a UK Swingline Loan or a Eurodollar Loan denominated in dollars or Sterling, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar (or, as the case may be, Sterling) deposits in the London interbank market and (b) when used in connection with a UK Swingline Loan or a Eurodollar Loan denominated in Euros, the term “Business Day” shall also exclude any day which is not a Target Day (as determined by the Administrative Agent).

“Canadian Benefit Plans” means any material plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, maintained by a Loan Party or any Subsidiary of any Loan Party, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement, savings or other benefits, under which any Loan Party or any of its Restricted Subsidiaries has any liability with respect to any Canadian employee or former employee, but excluding any Canadian Pension Plans.

“Canadian Dollars” or “Cdn $” refers to the lawful currency of Canada.

“Canadian Issuing Bank” means JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity of the issuer of Letters of Credit for the account of the Company hereunder, and its successors in such capacity as provided in Section 2.06(i). The Canadian Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Canadian Issuing Bank, in which case the term “Canadian Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Canadian Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued by the Canadian Issuing Bank at such time for the account of the Canadian Borrower plus (b) the aggregate amount of all LC Disbursements of the Canadian Issuing Bank that have not yet been reimbursed by or on behalf of the Canadian Borrower at such time. The Canadian Letter of Credit Exposure of any Lender at any time shall be its Applicable Percentage of the total Canadian Letter of Credit Exposure at such time.

“Canadian Overadvance” means an Overadvance made to or for the account of the Company pursuant to Section 2.05.

“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial pension benefits standards law that is maintained by a Loan Party or any Subsidiary of any Loan Party for its Canadian employees or former Canadian employees.

“Canadian Prime”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Canadian Prime Rate.

“Canadian Prime Rate” means, for any period, the rate per annum determined by the Disbursement Agent to be the greater of (i) the rate of interest per annum most recently announced or established by JPMorgan Chase Bank, N.A., Toronto Branch as its reference rate in effect on such day for determining interest rates for Canadian Dollar denominated commercial loans in Canada and commonly known as “prime rate” (or its equivalent or analogous such rate), such rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A., Toronto Branch and (ii) the sum of (a) the yearly interest rate to which the one-month CDOR Rate is equivalent plus (b) one percent (1.0%).

“Canadian Protective Advance” means a Protective Advance made to or for the account of the Company pursuant to Section 2.04.

“Canadian Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Canadian Revolving Loans and its Canadian Letter of Credit Exposure and an amount equal to its Applicable Percentage of the aggregate principal amount of Canadian Swingline Loans outstanding at such time, plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of Canadian Overadvances outstanding at such time.

“Canadian Revolving Loan” means a Revolving Loan made to the Company.

“Canadian Security Agreement” means that certain Canadian Pledge and Security Agreement, dated as of the date hereof, between the Loan Parties party thereto and the Administrative Collateral Agent, for the benefit of the Administrative Collateral Agent and the Lenders, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document for the purpose of creating a Lien on the property of any Loan Party organized in Canada (or any other property located therein)), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“Canadian Sublimit” means $40,000,000.

“Canadian Swingline Lender” means JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as lender of Canadian Swingline Loans hereunder.

“Canadian Swingline Loan” has the meaning assigned to such term in Section 2.05(a)(ii).

“Canadian Union Plans” means any pension and other benefit plans which are not required to be maintained by any Loan Party or any Subsidiary of any Loan Party but to which a Loan Party or Subsidiary of a Loan Party is required to contribute pursuant to a collective agreement for its Canadian employees or former Canadian employees or to a participation agreement for Canadian employees or former Canadian employees.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Management Transition Period” means the period during which the Loan Parties are causing one or more of the Lenders to become their principal depository bank in accordance with Section 5.12.

“CDOR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the CDOR Rate.

“CDOR Rate” means, for the relevant Interest Period, the Canadian deposit offered rate which, in turn means on any day the sum of (a) the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant Interest Period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m., Toronto time, on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Disbursement Agent after 10:00 a.m. Toronto time to reflect any error in the posted rate of interest or in the posted average annual rate of interest) plus (b) 0.10% per annum; provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian deposit offered rate component of such rate on that day shall be calculated as the cost of funds quoted by the Disbursement Agent to raise Canadian dollars for the applicable Interest Period as of 10:00 a.m., Toronto time, on such day for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a Business Day, then as quoted by the Disbursement Agent on the immediately preceding Business Day.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; (c) the Company shall cease to own, directly or indirectly, free and clear of all Liens or other encumbrances (other than Liens created pursuant to any Loan Document), all of the outstanding voting Equity Interests of the other Borrowers on a fully diluted basis; or (d) there shall have occurred under the Senior Subordinated Note Agreement or any other indenture or other agreement evidencing any Material Indebtedness any “change in control” or similar term (as defined in such Senior Subordinated Note Agreement, indenture or other evidence of Material Indebtedness).

“Change in Law” means (a) the adoption, implementation, abolition, withdrawal or variation of any law, rule, regulation, practice or concession after the date of this Agreement, (b) any change in any law, rule, regulation, practice or concession or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline, directive, notice, ruling, statement of policy or practice statement (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Chase” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans, Protective Advances or Overadvances.

“Co-Collateral Agent” means General Electric Capital Corporation, in its capacity as co-collateral agent hereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or

Lien in favor of the Administrative Collateral Agent, on behalf of itself and the Lenders, or the UK Security Trustee, to secure the Secured Obligations.

“Collateral Access Agreement” (a) in the case of the U.S. Borrower or any Loan Party organized under applicable law of any state of the United States, has the meaning assigned to such term in the U.S. Security Agreement, (b) in the case of the Company or any Loan Party organized under applicable law of any province of Canada, has the meaning assigned to such term in the Canadian Security Agreement and (c) in the case of the UK Borrower or any Loan Party organized under applicable law of the United Kingdom, has the meaning assigned to such term in the UK Security Agreement.

“Collateral Agent” means any of the Administrative Collateral Agent and the Co-Collateral Agent, and “Collateral Agents” means the collective reference to each Collateral Agent. Notwithstanding anything to the contrary contained herein or in any other Loan Document, any reference to a single Collateral Agent in this Agreement or any other Loan Document shall be a reference to the Administrative Collateral Agent.

“Collateral Documents” means, collectively, each Security Agreement, the Mortgages and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations.

“Collection Account” (a) with respect to the U.S. Borrower and any Loan Party organized under applicable laws of the United States, any state thereof or the District of Columbia, has the meaning assigned to such term in the U.S. Security Agreement, (b) with respect to the Company or any Loan Party organized under applicable laws of Canada or any province thereof, has the meaning assigned to such term in the Canadian Security Agreement and (c) with respect to the UK Borrower or any Loan Party organized under applicable law of the United Kingdom, has the meaning assigned to such term in the UK Security Agreement.

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Overadvances, Protective Advances and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $250,000,000.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Company” means Cott Corporation, a corporation organized under the laws of Canada.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

10

“Cott Mexican Group” means Mexico Bottling Services, S.A. de C.V., AD Personales, S.A. de C.V., Servicios Gerenciales de Mexico, S.A. de C.V., Cott Embotelladores de Mexico, S.A. de C.V. and Cott Maquinaria y Equipo, S.A. de C.V., and any Subsidiary of any of the foregoing formed after the date hereof under the laws of Mexico in conformity with the terms of this Agreement, but excluding any Unrestricted Subsidiaries of the foregoing.

“CRA” means Canada Revenue Agency.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Exposure at such time, plus (b) an amount equal to its Applicable Percentage, if any, of the aggregate principal amount of Protective Advances outstanding at such time.

“Customer List” means a customer list for each Borrower, which list shall state the customer’s name, physical mailing address and phone number and shall be certified as true and correct by a Financial Officer of the Borrower Representative.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account Control Agreement” has the meaning assigned to such term in the U.S. Security Agreement or the Canadian Security Agreement, as applicable.

“Disbursement Agent” means (a) in the case of UK Revolving Loans denominated in Euros or Sterling, UK Swingline Loans, UK Overadvances, UK Protective Advances, repayment of UK Revolving Loans denominated in Euros or Sterling, repayment of UK Swingline Loans, repayment of UK Overadvances, the repayment of UK Protective Advances, the issuance of any Letter of Credit by the UK Issuing Bank, determination of Mandatory Costs, determination of interest rates, fees and costs pursuant to Sections 2.12 through 2.17 to the extent relating to UK Revolving Loans, UK Overadvances, UK Protective Advances or UK Letters of Credit, JPMorgan Chase Bank, N.A., London Branch, (b) in the case of Canadian Revolving Loans, Canadian Swingline Loans, Canadian Overadvances, Canadian Protective Advances, repayment of Canadian Revolving Loans, repayment of Canadian Swingline Loans, repayment of Canadian Overadvances, repayment of Canadian Protective Advances, the issuance of any Letter of Credit by the Canadian Issuing Bank, determination of interest rates, fees and costs pursuant to Sections 2.12 through 2.17 to the extent relating to Canadian Revolving Loans, Canadian Overadvances, Canadian Protective Advances or Canadian Letters of Credit, JPMorgan Chase Bank, N.A., Toronto Branch, and (c) otherwise, the Administrative Agent.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Document” has the meaning assigned to such term in the U.S. Security Agreement.

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“Dollar Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in dollars, such amount and (b) if such amount is expressed in Canadian Dollars, Euros, Sterling or any other currency, the amount of dollars that would be required to purchase the amount of such currency based upon the Spot Selling Rate as of such date of determination.

“dollars” or “$” refers to the lawful currency of the United States of America.

“EBITDA” means, for any period, Net Income for such period plus, without duplication of amounts otherwise included in Net Income for such period, cash received from [***] during such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period (net of interest income for such period and excluding Interest Income recorded by [***] for such period), (ii) income tax expense for such period (excluding income tax expense recorded by [***] for such period), (iii) all amounts attributable to depreciation and amortization expense for such period (excluding amounts attributable to depreciation and amortization expense recorded by [***] for such period), (iv) any one time or extraordinary non-cash charges for such period (excluding any non-cash charge that relates to the write-down or write-off of inventory and any one time or extraordinary non-cash charges recorded by [***] for such period), (v) any other non-cash charges for such period (excluding any non-cash charge that relates to the write-down or write-off of inventory and any non-cash charges recorded by [***] for such period) and (vi) non-cash stock compensation expenses (excluding any non-cash stock compensation expenses recorded by [***] for such period), minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clauses (a)(iv) and (a)(v) taken in a prior period (excluding such cash payments recorded by [***] for such period) and (ii) any extraordinary gains and any non-cash items of income for such period (excluding extraordinary gains and non-cash items recorded by [***] for such period), all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP. EBITDA for any Test Period shall be calculated on a Pro Forma Basis to give effect to any Permitted Acquisition and the sale, transfer, lease or other disposal of any asset (other than dispositions in the ordinary course of business) consummated at any time on or after the first day of the Test Period as if each such Permitted Acquisition had been consummated on the first day of such test period and as if such sale, transfer, lease or other disposition had been consummated on the day prior to the first day of such test period. [Names redacted]

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Eligible Accounts” means, at any time, the Accounts of a Borrower which each Collateral Agent determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans, Swingline Loans and the issuance of Letters of Credit hereunder. Without limiting either Collateral Agent’s discretion provided herein, Eligible Accounts shall not include any Account:

(a) which is not subject to a first priority perfected security interest in favor of the Administrative Agent or the UK Security Trustee, as applicable, subject only to Liens permitted by clause (b) below;

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(b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent or the UK Security Trustee, as applicable, (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent or the UK Security Trustee, as applicable and (iii) Prior Claims that are unregistered and that secure amounts that are not yet due and payable;

(c) with respect to which the scheduled due date is more than 60 days after the original invoice date, which is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, or which has been written off the books of the Borrower or otherwise designated as uncollectible;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible under clause (c) above;

(e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to all Borrowers exceeds 20% (or, with respect to the Account Debtors listed on Schedule 1.01(d), the applicable percentage listed on such Schedule for such Account Debtor) of the aggregate amount of Eligible Accounts of all Borrowers;

(f) with respect to which any covenant, representation, or warranty contained in this Agreement or in any applicable Security Agreement has been breached or is not true;

(g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation reasonably satisfactory to either Collateral Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Borrower’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

(h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Borrower or if such Account was invoiced more than once (other than invoices for amounts not in excess of $3,000,000 at any one time that have been reissued promptly after the date of the original invoice to correct billing errors, in which case the original invoice date (as opposed to the date of the re-issued invoice) shall control for purposes of clause (c) above);

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

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(j) which is owed by an Account Debtor which (i) has applied for or been the subject of a petition or application for, suffered, or consented to the appointment of any receiver, custodian, trustee, administrator, liquidator or similar official for such Account Debtor or its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, under any Insolvency Laws, any assignment, application, request or petition for liquidation, reorganization, compromise, arrangement, adjustment of debts, stay of proceedings, adjudication as bankrupt, winding-up, or voluntary or involuntary case or proceeding, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business; provided, that notwithstanding the foregoing provisions of the this clause (j), either Collateral Agent may, in its Permitted Discretion, include as Eligible Accounts (i) Accounts that are post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and (ii) Accounts owing by an Account Debtor that has been reorganized or restructured following one of the events described in this clause (j) and has a credit quality satisfactory to such Collateral Agent;

(k) which is owed by any Account Debtor which has sold all or substantially all of its assets;

(l) which is owed by an Account Debtor which (i) does not maintain its chief executive office (or its domicile, for the purposes of the Quebec Civil Code) in the United States, Canada or the United Kingdom unless each Collateral Agent has determined that such Account Debtor has substantial assets and operations in the United States, Canada or the United Kingdom and is subject to suit in the United States, Canada or the United Kingdom or (ii) is not organized under applicable law of the United States, any state of the United States, Canada, any province of Canada or the United Kingdom unless, in either case, such Account is backed by a letter of credit acceptable to the Administrative Agent which is in the possession of, has been assigned to and is directly drawable by the Administrative Collateral Agent; provided, however, that up to $3,000,000 of Eligible Accounts at any one time may be from Account Debtors that either maintain a chief executive office in Ireland or Scotland or are organized under the applicable law of Ireland or Scotland;

(m) which is owed in any currency other than U.S. dollars, Canadian Dollars, Euros or Sterling;

(n) which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. or Canada unless such Account is backed by a letter of credit acceptable to the Administrative Agent which is in the possession of the Administrative Collateral Agent, or (ii) the government of Canada or the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Financial Administration Act (Canada), as amended, or the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), as applicable, and any other steps necessary to perfect the Lien of the Administrative Collateral Agent or the UK Security Trustee, as applicable, in such

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Account have been complied with to the satisfaction of the Administrative Agent or the UK Security Trustee, as applicable;

(o) which is owed by any Affiliate, employee, officer, director, agent or stockholder of any Loan Party;

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(q) which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

(r) which is evidenced by any promissory note, chattel paper, or instrument;

(s) which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower has filed such report or qualified to do business in such jurisdiction;

(t) with respect to which such Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Borrower created a new receivable for the unpaid portion of such Account;

(u) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether federal, provincial, territorial, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(v) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Borrower has or has had an ownership interest in such goods, or which indicates any party other than such Borrower as payee or remittance party;

(w) which was created on cash on delivery terms;

(x) which is subject to any limitation on assignments or pledges (whether arising by operation of law, by contractual agreement or otherwise), unless either Collateral Agent has determined that such limitation is not enforceable;

(y) which is governed by the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia, Canada or any province thereof or England and Wales;

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(z) in respect of which the Account Debtor is a consumer within applicable consumer protection legislation;

(aa) which arose from the sale of Inventory which did not comply with the rules or regulations of the United States Food and Drug Administration or any similar regulatory body located in the jurisdiction in which such Inventory was sold or in which the Account Debtor is located; or which Inventory is the subject of a recall; or

(bb) which either Collateral Agent determines, in its Permitted Discretion, may not be paid by reason of the Account Debtor’s inability to pay or which either Collateral Agent otherwise determines, in its Permitted Discretion, is unacceptable for any reason whatsoever.

In the event that an Account of any Borrower which was previously an Eligible Account ceases to be an Eligible Account hereunder, such Borrower or the Borrower Representative shall notify each Collateral Agent thereof on and at the time of submission to the Collateral Agents of the next Aggregate Borrowing Base Certificate and the Borrowing Base Certificate of such Borrower. In determining the amount of an Eligible Account, the face amount of an Account may, in either Collateral Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Borrower to reduce the amount of such Account.

“Eligible Equipment” means the equipment owned by a Borrower described on Schedule 1.01(e) and meeting each of the following requirements:

(a) such Borrower has good title to such equipment;

(b) such Borrower has the right to subject such equipment to a Lien in favor of the Administrative Collateral Agent or the UK Security Trustee, as applicable; such equipment is subject to a first priority perfected Lien in favor of the Administrative Collateral Agent or a first fixed equitable charge in favor of the UK Security Trustee, as applicable, and is free and clear of all other Liens of any nature whatsoever (except for Permitted Encumbrances which do not have priority over the Lien in favor of the Administrative Collateral Agent or the UK Security Trustee, as applicable, and Prior Claims that are unregistered and secure amounts that are not yet due and payable);

(c) the full purchase price for such equipment has been paid by such Borrower;

(d) such equipment is located on premises (i) owned by such Borrower, which premises are subject to a first priority perfected Lien in favor of the Administrative Collateral Agent or the UK Security Trustee, as applicable, or (ii) leased by such Borrower where (x) the lessor has delivered to the Administrative Collateral Agent or the UK Security Trustee, as applicable, a Collateral Access Agreement or (y) a Reserve for

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rent, charges, and other amounts due or to become due with respect to such facility has been established by either Collateral Agent in its Permitted Discretion;

(e) such equipment is in good working order and condition (ordinary wear and tear excepted) and is used or held for use by such Borrower in the ordinary course of business of the Borrower and has been included in an appraisal report delivered to the Collateral Agents in form, scope and substance reasonably satisfactory to each Collateral Agent;

(f) such equipment is not subject to any agreement (other than the Loan Documents and the Senior Subordinated Note Documents) which restricts the ability of such Borrower to use, sell, transport or dispose of such equipment or which restricts the Administrative Collateral Agent’s ability to take possession of, sell or otherwise dispose of such equipment; and

(g) such equipment either (i) does not constitute “fixtures” under the applicable laws of the jurisdiction in which such equipment is located or (ii) constitutes “fixtures” under the applicable laws of the jurisdiction in which such equipment is located and (x) is located on premises owned by such Borrower or (y) is located on premises leased by such Borrower where (1) the lessor has delivered to the Administrative Collateral Agent or the UK Security Trustee, as applicable, a collateral access or Lien subordination or waiver agreement in form and substance acceptable to the Administrative Collateral Agent or the UK Security Trustee, as applicable, or (2) a Reserve for rent, charges and other amounts due or to become due with respect to such facility has been established by either Collateral Agent in its Permitted Discretion.

“Eligible Inventory” means, at any time, the Inventory of a Borrower which either Collateral Agent determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans, Swingline Loans and the issuance of Letters of Credit hereunder. Without limiting either Collateral Agent’s discretion provided herein, Eligible Inventory shall not include any Inventory of any Borrower:

(a) which is not subject to a first priority perfected Lien in favor of the Administrative Collateral Agent or the UK Security Trustee, as applicable, subject only to Liens permitted by clause (b) below;

(b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Collateral Agent or the UK Security Trustee, as applicable, (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Collateral Agent or the UK Security Trustee, as applicable, and (iii) a Prior Claim that is unregistered and secures amounts that are not yet due and payable;

(c) which is, in either Collateral Agent’s reasonable opinion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category, quantity, and/or failure to meet applicable customer specifications or acceptance procedures; or which does not comply with the

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rules or regulations of the United States Food and Drug Administration or any similar regulatory body located in the jurisdiction in which such Inventory is held for sale; or which is the subject of a recall;

(d) with respect to which any covenant, representation, or warranty contained in this Agreement or any applicable Security Agreement has been breached or is not true and which does not conform to all standards imposed by any Governmental Authority;

(e) in which any Person other than such Borrower shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f) which is not finished goods or which constitutes work-in-process, raw materials (other than raw materials reasonably acceptable to either Collateral Agent and supported as saleable by an appraisal reasonably acceptable to either Collateral Agent), spare or replacement parts, subassemblies, packaging and shipping material (other than packaging and shipping material reasonably acceptable to either Collateral Agent and supported as saleable by an appraisal reasonably acceptable to t either Collateral Agent), manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

(g) which is not located in the United States, Canada or the United Kingdom or which is in transit with a common carrier from a vendor or supplier;

(h) which is located in any location leased by such Borrower unless (i) the lessor has delivered to the Administrative Agent or the Administrative Collateral Agent a Collateral Access Agreement or (ii) a Reserve for rent, charges, and other amounts due or to become due with respect to such facility has been established by either Collateral Agent in its Permitted Discretion;

(i) which is located at an owned location subject to a mortgage in favor of a Person other than the Administrative Collateral Agent, unless the mortgagee has delivered a Collateral Access Agreement or other mortgagee agreement in form and substance satisfactory to the Administrative Agent;

(j) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Administrative Agent or the Administrative Collateral Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Reserve has been established by either Collateral Agent in its Permitted Discretion;

(k) which is in transit to or from any third party location or outside processor;

(l) which is a discontinued product or component thereof;

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(m) which is the subject of a consignment by such Borrower as consignor;

(n) which is beyond the “best if used by” date for such Inventory or is otherwise unacceptable to such Borrower’s customers;

(o) which contains, bears or is subject to any intellectual property rights licensed to such Borrower unless either Collateral Agent is satisfied, after reviewing the licensing arrangements that it may sell or otherwise dispose of such Inventory without (i) the consent of the licensor, (ii) infringing the rights of such licensor, (iii) violating any contract with such licensor, and (iv) incurring any liability with respect to payment of royalties, other than royalties payable to the licensor incurred pursuant to sale of such Inventory under the applicable licensing agreement;

(p) which is not reflected in a current perpetual inventory report of such Borrower;

(q) for which reclamation rights have been asserted by the seller;

(r) which is subject to any enforceable retention of title arrangement; or

(s) which either Collateral Agent otherwise determines, in its Permitted Discretion, is unacceptable for any reason whatsoever.

In the event that Inventory of any Borrower which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Aggregate Borrowing Base Certificate and the Borrowing Base Certificate of such Borrower.

“Eligible Real Property” means the real property listed on Schedule 1.01(a) owned (or, in the case of certain real property in Canada beneficially owned) by a Borrower (i) that is acceptable in the Permitted Discretion of either Collateral Agent for inclusion in the Aggregate Borrowing Base and the Borrowing Base of such Borrower, (ii) in respect of which an appraisal report has been delivered to each Collateral Agent in form, scope and substance reasonably satisfactory to each Collateral Agent, (iii) in respect of which each Collateral Agent is satisfied that all actions necessary or desirable in order to create perfected first priority Lien (subject to Permitted Encumbrances which (a) have been approved by each Collateral Agent in the exercise of its Permitted Discretion and are disclosed in a title insurance policy issued in favor of the Administrative Collateral Agent or (b) which do not have priority over the Lien granted in favor of the Administrative Collateral Agent) on such real property have been taken, including, the filing and recording of Mortgages, (iv) in respect of which an environmental assessment report has been completed and delivered to the Administrative Agent in form and substance satisfactory to the Lenders and which does not indicate any pending, threatened or existing Environmental Liability, or non compliance with any Environmental Law, (v) which is adequately protected by fully-paid valid title insurance with endorsements and in amounts acceptable to each Collateral Agent, insuring that the Administrative Collateral Agent, for the benefit of the Lenders, shall have a perfected first priority Lien on such real property (subject to Permitted Encumbrances), evidence of which shall have been provided in form and substance

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satisfactory to the Administrative Agent, and (vi) in respect of which: (A) an ALTA survey (or its customary Canadian equivalent, as applicable) has been delivered for which all necessary fees have been paid and which is dated no more than 30 days prior to the date on which the applicable Mortgage is recorded, certified to Administrative Agent and the issuer of the title insurance policy in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the state in which such Eligible Real Property (or is similarly licensed and registered in Canada, as applicable) is located and acceptable to the Administrative Agent, and shows (subject to such modification or information shown as is customary in Canada) all buildings and other improvements, any offsite improvements, the location of any easements, parking spaces, rights of way, building setback lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent; (B) local counsel for the Agreement in states in which the Eligible Real Property is located have delivered a letter of opinion with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance satisfactory to the Administrative Agent; (C) such Borrower shall have used its reasonable best efforts to obtain estoppel certificates executed by all tenants of such Eligible Real Property and such other consents, agreements and confirmations of lessors and third parties have been delivered as the Administrative Agent may deem necessary or desirable and (D) a flood certificate or report (or, for any Eligible Real Property located in Canada, customary evidence of notice or flood plains and compliance with any relevant regulations, where applicable) has been delivered to the Administrative Agent and, if necessary, flood insurance satisfactory to the Administrative Agent shall have been procured and evidence thereof provided to the Administrative Agent, together with evidence that all other actions that the Administrative Agent may deem necessary or desirable in order to create perfected first priority Liens (subject to Permitted Encumbrances which (a) have been approved by either Collateral Agent in the exercise of its Permitted Discretion and are disclosed in a title insurance policy issued in favor of the Administrative Collateral Agent or (b) which do not have priority over the Lien granted in favor of the Administrative Collateral Agent) on the property described in the Mortgages have been taken.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders-in-council, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority having jurisdiction, relating in any way to the environment, preservation or reclamation of natural resources, the management, presence, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the presence of or exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

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“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) a Plan that is “at risk” within the meaning of Title IV of ERISA or the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a Plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan pursuant to Section 4042 of ERISA; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or is in endangered or critical status within the meaning of Section 305 of ERISA.

“Euro” or “€” refers to the single currency of the Participating Member States.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Subsidiary” means the collective reference to (i) the Restricted Subsidiaries listed on Schedule 1.01(f), (ii) any Restricted Subsidiary created or acquired on or after the Effective Date that is designated by the Borrower Representative as an “Excluded Subsidiary” by notice to the Administrative Agent (accompanied by the certification contemplated below) within thirty days after the acquisition or creation thereof by the Company or any of its Restricted Subsidiaries (or, in the case of Restricted Subsidiaries organized under the laws of jurisdictions other than the laws of the United States (or any State thereof), the

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District of Columbia, Canada (or any Province thereof) or England, no later than the date on which a Financial Officer of the Company is required to deliver a certificate under Section 5.01(d) for any fiscal period ending at least thirty days after the date on which such Restricted Subsidiary was created or acquired) or, in each case, such longer period as may be agreed to by the Administrative Agent; provided, that no Restricted Subsidiary may at any time constitute an Excluded Subsidiary if:

(i) in the case of designation of any Restricted Subsidiary as an Excluded Subsidiary, immediately before and after such designation, any Specified Default shall have occurred and be continuing;

(ii) such Restricted Subsidiary is or becomes a “Guarantor” (or any other defined term having a similar purpose) for the purpose of the Senior Subordinated Note Documents or any other agreement relating to any refinancing or replacement (in whole or in part) of the Senior Subordinated Note Documents;

(iii) such Restricted Subsidiary owns any Equity Interests of, or holds any Indebtedness of, any Loan Party other than Equity Interests owned on the Effective Date and reflected on Schedule 3.15 and other than intercompany Indebtedness held on the Effective Date; or

(iv) if a Restricted Subsidiary is being designated as an Excluded Subsidiary hereunder, (A) the sum of (i) the net tangible assets of such Subsidiary as of such date of designation (the “Excluded Subsidiary Designation Date”), as set forth on such Subsidiary’s most recent balance sheet, plus (ii) the aggregate amount of total assets of all Excluded Subsidiaries and Unrestricted Subsidiaries (other than the [***]) shall not exceed 5.0% of the consolidated total assets of the Company and its Subsidiaries (other than the [***]) at such date, pro forma for such designation and (B) the sum of (i) the EBITDA contributed by such Subsidiary as of the Excluded Subsidiary Designation Date, plus (ii) the aggregate amount of EBITDA contributed by all Excluded Subsidiaries and Unrestricted Subsidiaries (other than the [***]) shall not exceed 5.0% of EBITDA for the period of four fiscal quarters of the Company and its Subsidiaries (other than [***]) most recently ended for which financial statements have been or are required to have been delivered pursuant to Sections 4.01(b), 5.01(a) or 5.01(b), pro forma for such designation. [Names redacted]

No Restricted Subsidiary shall constitute an Excluded Subsidiary unless Borrower Representative shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying that such Restricted Subsidiary satisfies the criteria for an Excluded Subsidiary and sets forth in reasonable detail the computations necessary to determine the satisfaction of such criteria.

“Excluded Taxes” means, with respect to the Administrative Agent, either Collateral Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is

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located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender (other than any amounts payable to such Foreign Lender by a party hereto in its capacity as a Loan Guarantor or as a Borrower of a Loan that was not made directly to such party under Article II) at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(g), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.17(a).

“Existing Credit Agreement” means that certain Credit Agreement dated as of March 31, 2005 by and among the Company, the U.S. Borrower, the UK Borrower, the other Subsidiaries of the Company party thereto, the lenders party thereto and Wachovia Bank, National Association, as administrative agent, as the same has been amended, supplemented and otherwise modified from time to time prior to the date hereof.

“Existing Letters of Credit” shall mean the letters of credit referred to on Schedule 2.04 hereto.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” means the collective reference to that certain amended and restated fee letter dated as of the Effective Date among Chase, J.P. Morgan Securities, Inc. and the Company and any other fee letters that may be entered into from time to time by one or more Borrowers and any Agent.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of a Borrower.

“Fixed Charges” means, with reference to any period, without duplication, (a) cash Interest Expense, plus (b) scheduled principal payments on Indebtedness made during such period, plus (c) expense for income taxes paid in cash (net of any cash refund in respect of income taxes actually received in such period in an amount not to exceed expenses for income taxes paid in cash during such period), plus (d) the principal component of all Capital Lease Obligation payments, plus (e) Restricted Payments made in cash (other than Restricted Payments made to any Loan Party and other than Restricted Payments made to the holders of Equity Interests in the [***]), plus (f) cash contributions to any Plan, any Canadian

23

Pension Plan or any Canadian Benefit Plan in excess of the actual expense, all calculated for the Company and its Subsidiaries on a consolidated basis. [Name redacted]

For purposes of determining Fixed Charges as of any date for the period of four consecutive fiscal quarters ended closest to June 30, 2008 and September 30, 2008, the items described in clauses (b), (d) and (e) of the definition of Fixed Charges shall be deemed to be equal to the product of (x) such items described in clauses (b), (d) and (e), as applicable, of the definition of Fixed Charges for the two consecutive fiscal quarters ended closest to June 30, 2008, multiplied by 2 and (y) such items described in clauses (b), (d) and (e), as applicable, of the definition of Fixed Charges for the three consecutive fiscal quarters ended closest to September 30, 2008, multiplied by 4/3, respectively.

“Fixed Charge Coverage Ratio” means, the ratio, determined as of the end of each of fiscal quarter of the Company for the most-recently ended four fiscal quarters, of (a) EBITDA minus the unfinanced portion of Capital Expenditures to (b) Fixed Charges, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP. Expenses incurred in connection with the Sidel Water Sale and Leaseback Transaction will be excluded from determining the Fixed Charge Coverage Ratio; provided that if (x) the Sidel Water Sale and Leaseback Transaction is not consummated by September 30, 2008, such expenses will be included in determining the Fixed Charge Coverage Ratio and (y) any expenses incurred in connection with the Sidel Water Sale and Leaseback Transaction which are not financed by a capital lease with General Electric Capital Corporation shall be included in determining the Fixed Charge Coverage Ratio.

For purposes of determining the Fixed Charge Coverage Ratio as of any date for the period of four consecutive fiscal quarters ended closest to June 30, 2008 and September 30, 2008, the unfinanced portion of Capital Expenditures shall be deemed to be equal to the product of (x) the unfinanced portion of Capital Expenditures for the two consecutive fiscal quarters ended closest to June 30, 2008, multiplied by 2 and (y) the unfinanced portion of Capital Expenditures for the three consecutive fiscal quarters ended closest to September 30, 2008, multiplied by 4/3, respectively.

“Foreign Lender” means any Lender that, with respect to any Borrower, is organized under the laws of a jurisdiction other than that in which such Borrower is organized, other than a Treaty Lender or other than, in respect of a Loan to the UK Borrower, a UK Qualifying Lender. For the purposes of this definition, (i) the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction and (ii) Canada and each province and territory thereof shall be deemed to constitute a single jurisdiction.

“Funding Accounts” has the meaning assigned to such term in Section 4.01(h).

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, Canada, the United Kingdom, any other nation or any political subdivision thereof, whether

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provincial, territorial, state, municipal or local; the European Central Bank, the Council of Ministers of the European Union or any other supranational body; and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Guaranteed Parties” has the meaning assigned to such term in Section 10.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, contaminants, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Immaterial Subsidiary” means any Subsidiary that accounts for (i) less than 1% of the consolidated EBITDA of the Company and its Subsidiaries, measured as of any date of determination for the period of four fiscal quarters of the Company and its Subsidiaries most recently ended for which financial statements have been or are required to have been delivered pursuant to Sections 4.01(b), 5.01(a) or 5.01(b), as applicable, and (ii) less than 1% of the consolidated total assets of the Company and its Subsidiaries determined as of the last day of such four fiscal quarter period.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase

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price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations under any liquidated earn-out and (l) any other Off-Balance Sheet Liability. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Information Memorandum” means the Confidential Information Memorandum dated February 20, 2008 relating to the Borrowers and the Transactions.

“Insolvency Laws” means each of the Bankruptcy Code, any state, provincial, territorial or federal bankruptcy laws, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the Insolvency Act 1986 (United Kingdom), and Council Regulation 1346/2000/EC on insolvency proceedings (European Union), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it and including any rules and regulations pursuant thereto.

“Intellectual Property” means trademarks, service marks, tradenames, copyrights, patents, trade secrets, industrial designs, internet domain names and other intellectual property, including any applications and registrations pertaining thereto and with respect to trademarks, service marks and tradenames, the goodwill of the business symbolized thereby and connected with the use thereof.

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Revolving Borrowing in accordance with Section 2.07.

“Interest Expense” means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations) of the Company and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Company and its Subsidiaries for such period in accordance with GAAP. Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness incurred, assumed or permanently repaid or extinguished during the relevant Test Period in connection with a Permitted Acquisition or sale, transfer, lease or other disposition of any assets (other than dispositions in the ordinary course of business) as if such incurrence,

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assumption, prepayment or extinguishment had occurred on the first day of the applicable Test Period.

“Interest Payment Date” means (a) with respect to any ABR Loan, Canadian Prime Loan or Overnight LIBO Loan (other than, in each case, any Swingline Loan), the first day of each calendar month and the Maturity Date and (b) with respect to any Eurodollar Loan or CDOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing or CDOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date.

“Interest Period” means with respect to any Eurodollar Borrowing or CDOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” (a) in the case of the U.S. Borrower, any Loan Party organized under applicable laws of the United States, any state thereof or the District of Columbia, the Company, or any Loan Party organized under applicable laws of Canada or any province thereof, has the meaning assigned to such term in the U.S. Security Agreement and (b) in the case of the UK Borrower or any Loan Party organized under applicable law of the United Kingdom, has the meaning assigned to such term in the UK Security Agreement.

“Issuing Bank” means the Canadian Issuing Bank, a U.S. Issuing Bank or the UK Issuing Bank, as applicable, in each case in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“ITA” means the Income Tax Act (Canada), as amended.

“Joinder Agreement” has the meaning assigned to such term in Section 5.13.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

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“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption (other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption), in each case, together with any Affiliate of such Person through which such Person elects, by notice to the Administrative Agent, to make any Loans available to any Borrower so long as such Person or its Affiliate is a party to this Agreement as a Lender; provided that for all purposes of voting or consenting with respect to (a) any amendment, supplement or modification to any Loan Document, (b) any waiver of any of the requirements of any Loan Document or any waiver of any Default of Event of Default and its consequences and (c) any other matter as to which a Lender may vote or consent pursuant to Section 9.02 of this Agreement, the Person making such election shall be deemed the “Lender” rather than such Affiliate, which shall not be entitled to vote or consent (it being agreed that the failure of any such Affiliate to fund an obligation under this Agreement shall not relieve the Person that designated such Affiliate to Loans hereunder from its obligations hereunder). Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.

“Letter of Credit” means any letter of credit (or similar instrument (including a bank guarantee) acceptable to the applicable Issuing Bank issued for the purpose of providing credit support) issued pursuant to this Agreement.

“Letter of Credit Advance” means, with respect to each Lender, such Lender’s funding of its participation in any LC Disbursement in accordance with its Applicable Percentage pursuant to Section 2.06(d) and Section 2.06(e).

“Letter of Credit Request” has the meaning assigned to such term in Section 2.6(a).

“LIBO Rate” means, with respect to any Eurodollar Borrowing (other than a UK Swingline Loan or a Eurodollar Borrowing denominated in Sterling) for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Disbursement Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the relevant currency in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in the relevant currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which deposits

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in the relevant currency of $5,000,000 (or the Dollar Equivalent thereof) and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. In the case of Eurodollar Borrowings denominated in Sterling, the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which deposits in Sterling of the Dollar Equivalent of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time on the first day of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Guaranty” means a guaranty by a member of the Cott Mexican Group which is limited in amount to the amount of loans and advances made, directly or indirectly, to such member of the Cott Mexican Group after the Effective Date from Loan Parties that are not members of the Cott Mexican Group (less the amount of any principal repayments on account of such loans and advances).

“Loan Documents” means this Agreement, any promissory notes issued pursuant to the Agreement, the Collateral Documents, the Loan Guaranty and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent, either Collateral Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent, either Collateral Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means each Loan Party.

“Loan Guaranty” means Article X of this Agreement and, if separate guarantees are required by the Administrative Agent, each separate Guarantee, in form and substance satisfactory to the Administrative Agent, delivered by each Loan Guarantor that is a foreign Subsidiary (which Guarantee shall be governed by the laws of the country in which such foreign Subsidiary is located if the Administrative Agent requests that such law govern such Guarantee), as it may be amended or modified and in effect from time to time; provided, that any Person that

29

is included in the Cott Mexican Group but which is not wholly-owned, directly or indirectly, by the Company, shall only be required to provide a Limited Guaranty.

“Loan Parties” means the Borrowers, the Borrowers’ Restricted Subsidiaries party to a Loan Guaranty and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement or executes a separate Loan Guaranty and their respective successors and assigns.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans, Overadvances and Protective Advances.

“Local Time” means, (a) local time in London, England with respect to the times for the receipt of Borrowing Requests for UK Revolving Loans denominated in Sterling or Euro, UK Swingline Loans and Letter of Credit Requests to the UK Issuing Bank, of any disbursement by the Disbursement Agent of UK Revolving Loans denominated in Sterling or Euros, UK Swingline Loans, UK Overadvances and UK Protective Advances and for payment by the Borrowers with respect to UK Revolving Loans denominated in Sterling or Euros, UK Swingline Loans, UK Overadvances and UK Protective Advances and reimbursement obligations in respect of Letters of Credit issued by the UK Issuing Bank, (b) local time in Chicago, Illinois, with respect to the times for the determination of “Dollar Equivalent”, for the receipt of Borrowing Requests of U.S. Revolving Loans and UK Revolving Loans denominated in dollars, U.S. Swingline Loans, U.S. Overadvances, U.S. Protective Advances, Letter of Credit Requests to a U.S. Issuing Bank, for receipt and sending of notices by and disbursement by the Disbursement Agent or any Lender and any U.S. Issuing Bank and for payment by the Loan Parties by the Borrowers with respect to U.S. Revolving Loans, UK Revolving Loans denominated in dollars, U.S. Swingline Loans, U.S. Overadvances, U.S. Protective Advances and reimbursement obligations in respect of Letters of Credit issued by a U.S. Issuing Bank, (c) local time in Toronto, Ontario with respect to the times for the receipt of Borrowing Requests of Canadian Revolving Loans, Canadian Swingline Loans, Canadian Overadvances, Canadian Protective Advances, Letter of Credit Requests to the Canadian Issuing Bank, for receipt and sending of notices by and disbursement by the Disbursement Agent or any Lender and the Canadian Issuing Bank and for payment by the Loan Parties by the Borrowers with respect to Canadian Revolving Loans, Canadian Swingline Loans, Canadian Overadvances, Canadian Protective Advances and reimbursement obligations in respect of Letters of Credit issued by the Canadian Issuing Bank, (d) local time in London, England, with respect to the times for the determination of “LIBO Rate” (with respect to Revolving Loans denominated in Sterling or Euro) and “Overnight LIBO Rate”, (e) otherwise, if a place for any determination is specified herein, the local time at such place of determination and (f) otherwise, Chicago, Illinois time.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01(b).

“Margin Stock” means “Margin Stock”, as such term is defined in Regulation U of the Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Loan Parties taken as a

30

whole, (b) the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party, (c) the Collateral, the Administrative Collateral Agent’s Liens (on behalf of itself and the Lenders) on the Collateral or the UK Security Trustee’s Liens on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Administrative Agent, either Collateral Agent, the UK Security Trustee, any Issuing Bank or the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the “obligations” of any Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means March 31, 2013 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof; provided that if the Senior Subordinated Notes have not been extended, renewed or replaced in accordance with Section 6.01(f) on or before June 14, 2011 on terms and conditions substantially similar to the existing Senior Subordinated Notes or otherwise on terms and conditions reasonably satisfactory to the Administrative Agent and the Required Lenders, in each case with a maturity date that is later than September 31, 2013, the Maturity Date shall mean June 14, 2011 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Maximum Liability” has the meaning assigned to such term in Section 10.10.

“Mexican Security Agreement” means any security agreement or other instrument creating Liens on the assets of any member of the Cott Mexican Group in favor of the Administrative Collateral Agent to secure all or any portion of the Secured Obligations; provided, that, if any such security agreement or other instrument includes a Loan Guaranty, any Person that is included in the Cott Mexican Group but which is not wholly-owned, directly or indirectly, by the Company, shall only be required to provide a Limited Guaranty.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the UK Security Trustee or the Administrative Collateral Agent, for the benefit of the Administrative Collateral Agent and the Lenders, on real property of a Loan Party, including any amendment, modification or supplement thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA, but does not include any Canadian Union Plans.

“Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person (other than any Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the

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form of dividends or similar distributions, (b) the income (or deficit) of [***], except to the extent that any such income is actually received by the Company or a Restricted Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary that is not a Loan Party to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary. [Name redacted]

“Net Orderly Liquidation Value” means, with respect to Inventory, Equipment or intangibles of any Person, the orderly liquidation value thereof as determined in a manner acceptable to either Collateral Agent by an appraiser acceptable to each Collateral Agent, net of all costs of liquidation thereof.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) and (iv) the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.11.

[***] [Definition relating to certain names redacted]

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans (including interest accruing (or which would have accrued but for the commencement of any bankruptcy, insolvency, receivership or similar proceeding) after the commencement of any bankruptcy, insolvency receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders

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or to any Lender, the Administrative Agent, either Collateral Agent, the Issuing Bank or any indemnified party arising under the Loan Documents.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Overadvance” has the meaning assigned to such term in Section 2.05(b).

“Overnight LIBO” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Overnight LIBO Rate.

“Overnight LIBO Rate” means, with respect to any Overnight LIBO Borrowing or overdue amount, (a) the rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) at which overnight deposits in Euros or Sterling, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Chase in the applicable offshore interbank market for such currency to major banks in such interbank market plus (b) the Mandatory Cost.

“Participant” has the meaning set forth in Section 9.04.

“Participating Member State” means each state so described in any EMU Legislation.

“Participating Specified Foreign Currency Lender” has the meaning assigned to such term in Section 12.01(a).

“Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any Proposed Acquisition that satisfies each of the following conditions precedent:

(a) with respect to any Proposed Acquisition where the Acquisition Consideration exceeds $1,500,000, the Administrative Agent shall receive at least 10 Business Days’ prior written notice (or such shorter period as may be acceptable to the

33

Administrative Agent) of such Proposed Acquisition, which notice shall include, without limitation, a reasonably detailed description of such Proposed Acquisition;

(b) such Proposed Acquisition shall have been approved by the Proposed Acquisition Target’s board of directors (or equivalent);

(c) the Proposed Acquisition Target shall be engaged in a Permitted Business;

(d) all governmental and material third-party approvals necessary in connection with such Proposed Acquisition shall have been obtained and be in full force and effect;

(e) no additional Indebtedness or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of the Company and Proposed Acquisition Target after giving effect to such Proposed Acquisition, except (i) Loans made hereunder, (ii) ordinary course trade payables, accrued expenses and (iii) Indebtedness permitted under Section 6.01;

(f) with respect to any Proposed Acquisition having an Acquisition Consideration of at least $10,000,000, the Borrower Representative shall have delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and sufficiently in advance of such Proposed Acquisition, such other financial information, financial analysis, documentation or other information relating to such Proposed Acquisition as the Administrative Agent or any Lender shall reasonably request;

(g) with respect to any Proposed Acquisition having an Acquisition Consideration of at least $10,000,000, the Administrative Agent shall be reasonably satisfied with the form and substance of the acquisition agreement and with all other material agreements, instruments and documents implementing such Acquisition or executed in connection therewith, including opinions, certificates and lien search results, and such Acquisition shall be consummated in accordance with the terms of such documents and in compliance with applicable law and regulatory approvals;

(h) at or prior to the closing of such Proposed Acquisition, the Company (or the Restricted Subsidiary making such Proposed Acquisition) and the Proposed Acquisition Target shall have executed such documents and taken such actions as may be required under Section 5.13; and

(i) at the time of such Proposed Acquisition and after giving effect thereto, (A) no Default shall have occurred and be continuing and (B) all representations and warranties contained in Article III and in the other Loan Documents shall be true and correct in all material respects.

“Permitted Business” means those businesses in which the Company and its Restricted Subsidiaries are engaged in on the Effective Date and any similar or related line of business.

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“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment. Any determination made by the Administrative Agent, either Collateral Agent or the Disbursement Agent in its Permitted Discretion, as the case may be, shall not be effective until three days after written notice thereof is given by the Administrative Agent, either Collateral Agent or the Disbursement Agent, as the case may be, to the Borrower Representative.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes, assessments, levies or utility charges that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, zoning restrictions, rights-of-way, licenses, servitudes, restrictions and restrictive covenants and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Loan Party or any of its Restricted Subsidiaries;

(g) title defects or irregularities on real property which are of a minor nature and do not detract from the value of the affected property or interfere with the ordinary conduct of business of any Loan Party or any of its Restricted Subsidiaries or adversely affect the property for its intended use;

(h) with respect to any real property in Canada, the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein which have been disclosed to the Administrative Agent and have been complied with and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary;

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(i) shared facilities agreements, parking agreements, servicing agreements, development agreements, site plan agreements, and other agreements with government authorities or any third party pertaining to the use or development of any real property which (x) in the case of Eligible Real Property, have been disclosed to the Administrative Agent and (y) have been materially complied with and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Loan Party or any of its Restricted Subsidiaries or adversely affect the property for its intended use; and

(j) with respect to any Eligible Real Property, the exceptions, satisfactory to each Collateral Agent in its Permitted Discretion, disclosed in the title insurance policy issued in favor of the Administrative Collateral Agent pursuant to Section 4.01(q);

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, Canada, the United Kingdom or the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the such government), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in demand deposits, time deposits, certificates of deposit, banker’s acceptances and eurodollar time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of Canada, the United Kingdom or the United States of America or any province or state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Lien” means Liens permitted by Section 6.02.

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“Permitted Margin Stock” means Margin Stock owned by any Loan Party or any of its Restricted Subsidiaries on the Effective Date.

“Permitted Perfection Limitations” means the limited perfection of the Liens on certain Collateral to the extent that (a) such Collateral consists of (i) cash (except any cash held in deposit accounts other than deposit accounts described in clause (ii) below) and letter of credit rights, in each case that are not otherwise perfected by the UCC or PPSA filings listing the applicable Loan Party or Restricted Subsidiary as debtor, (ii) any deposit account established solely for the purpose of funding payroll and other compensation and benefits to employees or having an average monthly balance of less than $1,000,000 individually or $5,000,000 in the aggregate except, in each case, any such deposit account maintained with the Administrative Agent, (iii) patents, trademarks, and copyrights to the extent that a security interest thereon cannot be protected by (x) the filing of a UCC or PPSA financing statement listing the applicable Loan Party or Restricted Subsidiary as debtor or (y) the recordation of such security interest with the U.S. Patent and Trademark Office, the U.S. Copyright Office or the applicable governmental recording office in Canada or the United Kingdom, and (iv) aircraft and motor vehicles that require notice of a Lien on their title papers to perfect such Lien, (b) except in the case of the perfection of Liens in Equity Interests issued by a Loan Party that are held by another Loan Party, perfection of such Liens would not be governed by the laws of the United States (or any state thereof), Canada (or any province thereof) or the United Kingdom or (c) Liens on such Collateral may be perfected only by possession (including possession of any certificate of title) and the Administrative Agent or the UK Security Trustee, as applicable, has not obtained or does not maintain possession of such Collateral.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Canadian Pension Plan, a Canadian Union Plan or a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“PP&E Component” means, at the time of any determination, with respect to each Borrower, an amount equal to the difference between:

(a) the PP&E Percentage multiplied by the lesser of:

(i)	75% of the fair market value (as determined by the most recent appraisal delivered in accordance with this Agreement) of such Borrower’s Eligible Real Property plus 85% of the Net Orderly Liquidation Value of such Borrower’s Eligible Equipment less Reserves established by either Collateral Agent in its Permitted Discretion; and

(ii)	$50,000,000; minus

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(b) the PP&E Component included in any other Borrower’s Borrowing Base.

“PP&E Percentage” shall mean, at the time of any determination, the percentage equal to one hundred percent (100%) minus the percentage obtained by dividing the number of full fiscal months of the Company elapsed since the Effective Date by eight-four (84).

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Prepayment Event” means:

(a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party, other than dispositions described in Sections 6.05(a) through 6.05(d) or in Sections 6.05(h) through 6.05(k); or

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party; or

(c) the issuance by the Company of any Equity Interests, or the receipt by the Company of any capital contribution; or

(d) the incurrence by any Loan Party of any Indebtedness, other than Indebtedness permitted under Section 6.01.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Chase as its prime rate at its offices at 270 Park Avenue in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Prior Claims” shall mean all Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior to or pari passu with the Liens created by the Collateral Documents (or interests similar thereto under applicable law) including for amounts owing for employee source deductions, vacation pay, goods and services taxes, sales taxes, harmonized sales taxes, municipal taxes, workers’ compensation, Quebec corporate taxes, pension fund obligations and overdue rents.

“Process Agent” means CT Corporation, A Wolters Kluwer Company, 111 Eight Avenue, New York, NY 10011 (telephone no: (212) 894-8940), (or such other process agent as shall be reasonably approved by the Administrative Agent, which in the case of any Loan Guarantor, may be the U.S. Borrower) acting as designee, appointee and agent of each Loan

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Party that is not organized under the laws of any State of the United States to accept and forward for and on such Loan Party’s behalf, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any other Loan Document.

“Pro Forma Basis” means on a basis in accordance with GAAP and Regulation S-X promulgated by the United States Securities and Exchange Commission and otherwise reasonably satisfactory to the Administrative Agent.

“Projections” has the meaning assigned to such term in Section 5.01(f).

“Proposed Acquisition” means the proposed acquisition by the Company or any of its Restricted Subsidiaries of all or a significant part of the assets or Equity Interests of any Proposed Acquisition Target, or all or a significant part of the assets of a division, business, branch or unit of any Proposed Acquisition Target, or the proposed merger of any Proposed Acquisition Target with or into the Company or any Restricted Subsidiary of the Company (and, in the case of a merger or amalgamation with any Borrower, with such Borrower being the surviving corporation).

“Proposed Acquisition Target” means any Person or any operating division thereof subject to a Proposed Acquisition.

“Protective Advance” has the meaning assigned to such term in Section 2.04.

“Quebec Security Documents” means a deed of hypothec executed by any Loan Party from time to time, and any other related documents, bonds, debentures or pledge agreements required to perfect a Lien in favor of the Administrative Collateral Agent in the Province of Quebec.

“Receivables Facility” means the facility for financing Accounts of Cott USA Receivables Corporation, made available pursuant to that certain Receivables Purchase Agreement dated as of April 1, 2005, as amended, supplemented or otherwise modified prior to the Effective Date, among Cott USA Receivables Corporation, as seller, the U.S. Borrower, as servicer, Park Avenue Receivables Company, LLC, the financial institutions from time to time party thereto as purchasers and JPMorgan Chase Bank, N.A, as agent for the purchasers and the documents relating thereto.

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of any Borrower from information furnished by or on behalf of any of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

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“Required Lenders” means, at any time, Lenders having Credit Exposure and unused Commitments representing at least 50.1% of the sum of the total Credit Exposure and unused Commitments at such time.

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents (including, without limitation, the Memorandum and Articles of Association) of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means any and all reserves which either Collateral Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves to the extent relating to Secured Obligations, reserves for Swap Obligations to the extent relating to Secured Obligations, reserves for rent at locations leased by any Loan Party and for consignee’s, warehousemen’s, mortgagees’ and bailee’s charges to the extent any such location houses Eligible Inventory or Eligible Equipment, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for the prescribed part of the UK Borrower’s net property that would be made available for the satisfaction of its unsecured liabilities pursuant to Section 176A of the Insolvency Act 1986 together with its liabilities which constitute preferential debts pursuant to Section 386 of the Insolvency Act 1986 and for these purposes each Collateral Agent may make a good faith estimate of such amounts, and an amount estimated in good faith by such Collateral Agent (acting reasonably) as being necessary to reflect third party claims against Inventory of the UK Borrower ranking or which may rank pari passu with or prior to the claims of the Lenders under the Loan Documents, including without limitation claims of unpaid suppliers, and reserves for taxes, fees, assessments, and other governmental charges and Prior Claims) with respect to the Collateral or any Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.

“Restricted Subsidiaries” means all Subsidiaries of the Company that are not Unrestricted Subsidiaries and “Restricted Subsidiary” means any one of such entities.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and an amount equal to its Applicable Percentage of the aggregate principal amount of Swingline Loans outstanding at such time, plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of Overadvances outstanding at such time.

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“Revolving Loan” means a Loan made pursuant to Section 2.01.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Secured Obligations” means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Obligations owing to one or more Lenders or their respective Affiliates; provided that (w) Banking Services Obligations in respect of Banking Services provided by Chase or its Affiliates shall constitute Secured Obligations entitled to the benefits of the Collateral Documents without any further action on the part of any Person, (x) Banking Services Obligations in respect of Banking Services provided by any other Lender or its Affiliates shall constitute Secured Obligations upon delivery of a notice signed by the applicable Lender or its Affiliate and the Borrower Representative designating such Banking Services Obligations as Secured Obligations entitled to the benefits of the Collateral Documents, (y) Swap Obligations with respect to Swap Agreements in which Chase or its Affiliate is the counterparty shall constitute Secured Obligations entitled to the benefit of the Collateral Documents without any further action on the part of any Person, and (z) Swap Obligations with respect to Swap Agreements in which any other Lender or its Affiliate is a counterparty shall be Secured Obligations if at or prior to the time that any transaction relating to such Swap Obligation is executed the Lender party thereto or its Affiliate (other than Chase and its Affiliates) shall have delivered written notice to the Administrative Agent that such a transaction has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents.

“Security Agreement” means, as the context may require, any U.S. Security Agreement, any Canadian Security Agreement, any Quebec Security Documents, any Mexican Security Agreement and/or any UK Security Agreement.

“Senior Subordinated Note Agreement” means that certain Indenture dated as of December 21, 2001 among the U.S. Borrower, as issuer, the Company and each Subsidiary of the Company party thereto, as guarantors and HSBC Bank USA, as trustee.

“Senior Subordinated Note Documents” means the Senior Subordinated Note Agreement and all documents relating thereto or executed in connection therewith.

“Senior Subordinated Notes” means the Subordinated Indebtedness evidenced by the $275 million 8% Senior Subordinated Notes due 2011, including, without limitation, any additional notes, exchange notes or other replacement notes, in each case, issued by the U.S. Borrower pursuant to the Senior Subordinated Note Agreement and permitted under Section 6.01(f).

“Settlement” has the meaning assigned to such term in Section 2.05(d).

“Settlement Date” has the meaning assigned to such term in Section 2.05(d).

“Sidel Water Sale and Leaseback Transaction” means the transactions pursuant to which the U.S. Borrower obtained from Sidel Canada, Inc. (“Sidel”) equipment and materials for the construction of high speed waterlines which will be installed at four of the U.S. Borrower’s plants and leased from General Electric Capital Corporation (“GECC”) and the financing

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arrangements among the U.S. Borrower, Sidel and GECC related to such equipment and materials.

“Specified Default” means any event or condition (x) which constitutes an Event of Default or (y) which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default under clauses (b), (d) (but only to the extent arising from failure to deliver a Borrowing Base Certificate on a timely basis) or (h) of Article VII.

“Specified Foreign Currencies” has the meaning assigned to such term in Section 2.01.

“Specified Foreign Currency Funding Capacity” means, at any date of determination, for any Lender, the ability of such Lender to fund Revolving Loans denominated in a Specified Foreign Currency, as set forth in the records of the Administrative Agent as notified in writing by such Lender to the Administrative Agent within three (3) Business Days of such Lender becoming a Lender hereunder.

“Specified Foreign Currency Loan” has the meaning assigned to such term in Section 12.01(a).

“Specified Foreign Currency Participation” has the meaning assigned to such term in Section 12.01(a).

“Specified Foreign Currency Participation Fee” has the meaning assigned to such term in Section 12.06.

“Specified Foreign Currency Participation Settlement” has the meaning assigned to such term in Section 12.02(i).

“Specified Foreign Currency Participation Settlement Amount” has the meaning assigned to such term in Section 12.02(ii).

“Specified Foreign Currency Participation Settlement Date” has the meaning assigned to such term in Section 12.02(i).

“Specified Foreign Currency Participation Settlement Period” has the meaning assigned to such term in Section 12.02(i).

“Spot Selling Rate” means, on any date of determination, the spot selling rate determined by the Administrative Agent which shall be the spot selling rate posted by Reuters on its website for the sale of the applicable currency for dollars at approximately noon, New York City time, on the prior Business Day; provided that if, at the time of any such determination, for any reason, no such spot rate is being quoted, at the spot exchange rate therefor as determined by the Administrative Agent, in each case as of noon, New York City time on such date of determination thereof.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus

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the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” refers to the lawful currency of the United Kingdom.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Administrative Agent and each Collateral Agent.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

“Subsidiary” means any direct or indirect subsidiary of the Company or a Loan Party, as applicable.

“Supermajority Lenders” means, at any time, Lenders having Revolving Exposure and unused Commitments representing at least 75% of the sum of the total Revolving Exposure and unused Commitments at such time.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

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“Swingline Lender” means the Canadian Swingline Lender, the UK Swingline Lender and/or the U.S. Swingline Lender, as applicable.

“Swingline Loan” means a US Swingline Loan, a Canadian Swingline Loan and/or a UK Swingline Loan, as the context may require.

“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes interlinked national real time gross settlement systems and the European Central Bank’s payment mechanism and which began operations on January 4, 1999.

“TARGET Day” means (a) until such time as TARGET is permanently closed down and ceases operations, any day on which both TARGET and TARGET2 are open for settlement of payments in Euro; and (b) following such time as TARGET is permanently closed down and ceases operations, any day on which TARGET2 is open for settlement of payments in Euro.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Tax Confirmation” means a confirmation by a Lender to the UK Borrower that the person beneficially entitled to interest payable to that Lender in respect of an advance hereunder is either:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)	a partnership each member of which is:

(1)	a company so resident in the United Kingdom; or

(2)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11(2) of the UK Income and Corporation Taxes Act 1988) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the UK Income and Corporation Taxes Act 1988 ; or

(iii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 11(2) of the UK Income and Corporation Taxes Act 1988) of that company.

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“Test Period” means at any time, the four consecutive fiscal quarters of the Company then last ended (in each case taken as one accounting period) for which financial statements have been or are required to have been delivered pursuant to Section 4.01, Section 5.01(a) or Section 5.01(b).

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Treaty Lender” means a Lender which:

(a)	is treated as a resident of a Treaty State for the purposes of the Treaty;

(b)	does not carry on a business in the jurisdiction in which the applicable Borrower is located through a permanent establishment with which that Lender’s participation in the Loan is effectively connected.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the jurisdiction in which the relevant Borrower is located which makes provision for full exemption from the imposition of any withholding or deduction for or on account of tax imposed by the Borrower’s jurisdiction on interest.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate, the CDOR Rate, the Canadian Prime Rate or the Overnight LIBO Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Borrower” means Cott Beverages Limited, a company organized under the laws of England and Wales.

“UK Group” means the UK Borrower and its Subsidiaries.

“UK Issuing Bank” means JPMorgan Chase Bank, N.A., London Branch, in its capacity of the issuer of Letters of Credit for the account of the UK Borrower hereunder, and its successors in such capacity as provided in Section 2.06(i). The UK Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the UK Issuing Bank, in which case the term “UK Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“UK Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued by the UK Issuing Bank at such time for the account of the UK Borrower plus (b) the aggregate amount of all LC Disbursements of the UK Issuing Bank that have not yet been reimbursed by or on behalf of the UK Borrower at

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such time. The UK Letter of Credit Exposure of any Lender at any time shall be its Applicable Percentage of the total UK Letter of Credit Exposure at such time.

“UK Overadvance” means an Overadvance made to or for the account of the UK Borrower.

“UK Pension Scheme” means the Cott Beverages Limited Retirement & Death Benefits Scheme, PSR number 10169362 and HMRC approval number 00248486RS.

“UK Protective Advance” means a Protective Advance made to or for the account of the UK Borrower.

“UK Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance to the UK Borrower hereunder, gives a Tax Confirmation where the Lender falls within one of the categories in sub-paragraph (2) to the UK Borrower and is:

1)	a Lender which is a bank (as is defined for the purpose of section 879 of the UK Income Taxes Act 2007) making an advance hereunder and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance;

2)	a Lender which is:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)	a partnership each member of which is:

(x)	a company so resident in the United Kingdom; or

(y)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which is required to bring into account in computing its chargeable profits (within the meaning of section 11(2) of the UK Income and Corporation Taxes Act 1988) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the UK Income and Corporation Taxes Act 1988;

(iii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account that interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11(2) of the UK Income and Corporation Taxes Act 1988) of that company; or

3)	a Treaty Lender.

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“UK Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s UK Revolving Loans and its UK Letter of Credit Exposure and an amount equal to its Applicable Percentage of the aggregate principal amount of UK Swingline Loans outstanding at such time, plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of UK Overadvances outstanding at such time.

“UK Revolving Loan” means a Revolving Loan made to the UK Borrower.

“UK Security Agreement” means that certain debenture dated on or about the date hereof between the UK Borrower and the UK Security Trustee as the same may be amended, restated or otherwise modified from time to time.

“UK Security Trustee” means JPMorgan Chase Bank, N.A., London Branch, in its capacity as security trustee for itself, the Administrative Agent, the Issuing Banks and the Lenders.

“UK Sublimit” means $75,000,000.

“UK Swingline Lender” means JPMorgan Chase Bank, N.A., London Branch, in its capacity as lender of UK Swingline Loans hereunder.

“UK Swingline Loan” has the meaning assigned to such term in Section 2.05(a)(iii).

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unrestricted Subsidiary” means any Subsidiary of the Company designated as an Unrestricted Subsidiary pursuant to Section 5.14. The Unrestricted Subsidiaries as of the Effective Date are listed on Schedule 1.01(c).

“U.S. Borrower” means Cott Beverages Inc., a Georgia corporation.

“U.S. Issuing Bank” means each of JPMorgan Chase Bank, N.A. and up to two other Lenders designated by the U.S. Borrower to serve as U.S. Issuing Bank hereunder in a written notice to the Administrative Agent, each in its capacity of the issuer of Letters of Credit for the account of the U.S. Borrower, and Wachovia Bank, under and in connection with the Existing Letters of Credit, and their and its successors in such capacity as provided in Section 2.06(i). Any U.S. Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such U.S. Issuing Bank, in which case the term “U.S. Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

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“U.S. Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued by a U.S. Issuing Bank at such time for the account of the U.S. Borrower plus (b) the aggregate amount of all LC Disbursements of any U.S. Issuing Bank that have not yet been reimbursed by or on behalf of the U.S. Borrower at such time. The U.S. Letter of Credit Exposure of any Lender at any time shall be its Applicable Percentage of the total U.S. Letter of Credit Exposure at such time.

“U.S. Overadvance” means an Overadvance made to or for the account of the U.S. Borrower.

“U.S. Protective Advance” means a Protective Advance made to or for the account of the U.S. Borrower.

“U.S. Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s U.S. Revolving Loans and its U.S. Letter of Credit Exposure and an amount equal to its Applicable Percentage of the aggregate principal amount of U.S. Swingline Loans outstanding at such time, plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of U.S. Overadvances outstanding at such time.

“U.S. Revolving Loan” means a Revolving Loan made to the U.S. Borrower.

“U.S. Security Agreement” means that certain U.S. Pledge and Security Agreement, dated as of the date hereof, between the Loan Parties party thereto and the Administrative Collateral Agent, for the benefit of the Administrative Agent, the Collateral Agents and the Lenders, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document for the purpose of creating a Lien on the property of any Loan Party organized in the U.S. (or any other property located therein)), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“U.S. Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of U.S. Swingline Loans hereunder.

“U.S. Swingline Loan” has the meaning assigned to such term in Section 2.05(a)(i).

“VAT” means value added tax as provided for in the VATA 1994 or any similar or substitute tax.

“VATA 1994” means The Value Added Tax Act 1994.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a

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“Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.05. Currency Translations. (a) For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in dollars, such amounts shall be deemed to refer to dollars or Dollar Equivalents and any requisite currency translation shall be based on the Spot Selling Rate and the permissibility of actions taken under Article VI shall not be affected by subsequent fluctuations in exchange rates (provided that if Indebtedness is incurred to refinance or renew other Indebtedness, and such refinancing or renewal would cause the applicable dollar denominated limitation to be exceeded if calculated at the Spot Selling Rate, such dollar denominated restriction shall be deemed not to have been exceeded so long as (x) such refinancing or renewal Indebtedness is denominated in the same currency as such Indebtedness being refinanced or renewed and (y) the principal amount of such refinancing or renewal Indebtedness does not exceed the principal amount of such Indebtedness being refinanced or renewed except as permitted under Section 6.01).

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(b) For purposes of all determinations of Aggregate Availability, Aggregate Borrowing Base, Aggregate Credit Exposure, Applicable Commitment Fee Rate, Available Commitments, Borrowing Bases, Canadian Letter of Credit Exposure, Canadian Revolving Exposure, Canadian Sublimit, Commitments, Credit Exposure, LC Exposure, Revolving Exposure, Required Lenders, Supermajority Lenders, UK Letter of Credit Exposure, UK Revolving Exposure, UK Sublimit, U.S. Letter of Credit Exposure and U.S. Revolving Exposure (and the components of each of them), any amount in any currency other than dollars shall be deemed to refer to dollars or Dollar Equivalents and any requisite currency translation shall be based on the Spot Selling Rate. For purposes of all calculations and determinations hereunder, and all certificates delivered hereunder, all amounts represented by such terms shall be expressed in dollars or Dollar Equivalents.

Section 1.06. Certificates. Except as otherwise expressly provided herein, all certificates required to be delivered by a Financial Officer or other officer of any Loan Party may be delivered by a Financial Officer or other officer, as applicable, of such Loan Party on behalf of such Loan Party and not in such officer’s individual capacity.

ARTICLE II

The Credits

Section 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the (x) Company in dollars or Canadian Dollars from time to time during the Availability Period, (y) U.S. Borrower in dollars from time to time during the Availability Period and (z) UK Borrower in Euros, Sterling or dollars from time to time during the Availability Period, in an aggregate principal amount for all Revolving Loans to all Borrowers that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Commitment, (ii) the aggregate Revolving Exposure of all Lenders exceeding the lesser of (x) the sum of the total Commitments of all Lenders or (y) the Aggregate Borrowing Base, (iii) the sum of the Canadian Revolving Loans plus Canadian Letter of Credit Exposure, plus Canadian Swingline Loans exceeding the Canadian Sublimit or (iv) the sum of the UK Revolving Loans, plus UK Letter of Credit Exposure plus UK Swingline Loans exceeding the UK Sublimit, subject, in each case, to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Sections 2.04 and 2.05. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company, the UK Borrower and the U.S. Borrower may borrow, prepay and reborrow Revolving Loans. Subject to, and to the extent provided in, Article XII, Revolving Loans denominated in Euros, Sterling or Canadian Dollars (the “Specified Foreign Currencies”) that are required to be made by a Lender pursuant to this Section 2.01 shall instead be made by Chase or its Affiliates and purchased and settled by such Participating Specified Foreign Currency Lender in accordance with Article XII.

Section 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Any Protective Advance, any Overadvance and any Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05.

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(b) Subject to Section 2.14, each Revolving Borrowing denominated in dollars (other than Revolving Borrowings denominated in dollars requested by or on behalf of the UK Borrower) shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower Representative (or the applicable Borrower) may request in accordance herewith, each Revolving Borrowing denominated in Canadian Dollars shall be comprised entirely of Canadian Prime Loans or CDOR Loans as the Borrower Representative (or the applicable Borrower) may request in accordance herewith, each Revolving Borrowing denominated in Euros or Sterling shall be comprised entirely of Eurodollar Loans and each Revolving Borrowing denominated in dollars requested by or on behalf of the UK Borrower shall be comprised entirely of Eurodollar Loans, provided that all Borrowings made on the Effective Date must be made as ABR Borrowings (in the case of Borrowings by the U.S. Borrower and Borrowings by the Canadian Borrower in dollars), Canadian Prime Borrowings (in the case of Borrowings by the Canadian Borrower in Canadian Dollars) or Eurodollar Borrowings (in the case of Borrowings by the UK Borrower) but may be converted into Eurodollar Borrowings or CDOR Borrowings, as applicable, in accordance with Section 2.08. Each US Swingline Loan shall be an ABR Loan, each Canadian Swingline Loan in Canadian Dollars shall be a Canadian Prime Loan, each Canadian Swingline Loan in dollars shall be an ABR Loan and each UK Swingline Loan shall be an Overnight LIBO Loan. Each Lender at its option may make any Eurodollar Loan to the U.S. Borrower or any Loan to the Company or the UK Borrower by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay any such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, or CDOR Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. ABR Revolving Borrowings and Canadian Prime Revolving Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings and CDOR Borrowings in the aggregate.

(d) Notwithstanding any other provision of this Agreement, neither the Borrower Representative nor any Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(e) Each Loan to the U.S. Borrower shall be made in dollars, each Loan to the Company shall be made in dollars or Canadian Dollars and each Loan to the UK Borrower shall be made in dollars, Euros or Sterling.

Section 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower Representative (or the applicable Borrower) shall notify the Disbursement Agent of such request either in writing (delivered by hand or facsimile or, in the case of notices to the Disbursement Agent with respect to Canadian Revolving Loans or U.S. Revolving Loans, transmission of a pdf file containing an executed copy of the Borrowing Request) in a form approved by the Disbursement Agent and signed by the Borrower Representative (or the applicable Borrower) or by telephone in accordance with the following provisions of this Section 2.03:

(a) in the case of a Loan to the UK Borrower that is a Eurodollar Borrowing, not later than 1:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing;

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(b) in the case of a Loan to the Company denominated in Canadian Dollars (i) that is a Canadian Prime Borrowing, not later than 11:00 a.m., Local Time, on the date of the proposed Borrowing and (ii) that is a CDOR Borrowing, not later than 10:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing;

(c) in the case of a Loan to the Company denominated in dollars (i) that is an ABR Borrowing, not later than 11:00 a.m., Local Time, on the date of the proposed Borrowing and (ii) that is a Eurodollar Borrowing, not later than 10:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing; and

(d) in the case of a Loan to the U.S. Borrower (i) that is an ABR Borrowing, not later than 11:00 a.m., Local Time, on the date of the proposed Borrowing and (ii) that is a Eurodollar Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing.

Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile (or, in the case of notices to the Disbursement Agent with respect to Canadian Revolving Loans or U.S. Revolving Loans, transmission of a pdf file to the Disbursement Agent containing an executed copy of the Borrowing Request) of a written Borrowing Request in a form approved by the Disbursement Agent and signed by the Borrower Representative. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i) the name of the applicable Borrower;

(ii) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) in the case of a Borrowing requested on behalf of the Company or the UK Borrower, the currency of the requested Borrowing;

(v) whether such Borrowing is to be an ABR Borrowing, a Canadian Prime Borrowing, a Eurodollar Borrowing or a CDOR Borrowing; and

(vi) in the case of a Eurodollar Borrowing or a CDOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

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If no election as to the Type of Revolving Borrowing is specified, then (i) a Revolving Borrowing requested in dollars (other a Revolving Borrowing requested by or on behalf of the UK Borrower) shall be an ABR Borrowing, (ii) a Revolving Borrowing requested in Canadian Dollars shall be a Canadian Prime Borrowing and (iii) a Revolving Borrowing requested in Euros or Sterling and a Revolving Borrowing requested in dollars by or on behalf of the UK Borrower shall be a Eurodollar Borrowing with an Interest Period of one month. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing or CDOR Revolving Borrowing, then the applicable Borrower(s) shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Disbursement Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04. Protective Advances. (a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make (or authorize the Disbursement Agent to make) Loans to the U.S. Borrower in dollars, to the Company in dollars or Canadian Dollars and to the U.K. Borrower in dollars, Euros or Sterling, on behalf of all Lenders, which either Collateral Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers or any of them pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that, the aggregate amount of Protective Advances outstanding at any time, together with the aggregate amount of Overadvances outstanding at such time, shall not exceed $12,500,000 (or the Dollar Equivalent thereof); provided further that, the aggregate amount of outstanding Protective Advances plus the aggregate Revolving Exposure shall not exceed the aggregate Commitments; provided further that Protective Advance shall be made only if a Specified Default or Event of Default has occurred and is continuing. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Collateral Agent and the UK Security Trustee in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances denominated in dollars (other than Protective Advances to the UK Borrower) shall be ABR Borrowings, all Protective Advances denominated in Canadian Dollars shall be Canadian Prime Borrowings and all Protective Advances denominated in Euros or Sterling and all Protective Advances to the UK Borrower denominated in dollars shall be Overnight LIBO Borrowings. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Aggregate Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may (and, on at least a weekly basis when any Protective Advance is outstanding, shall) request the Lenders to make a Revolving Loan, in the currency in which the applicable Protective Advance was denominated, to repay a Protective Advance. At any other time the Administrative Agent may (and, on at least a weekly basis when any Protective Advance is outstanding, shall) require the Lenders to fund, in the currency in which the applicable Protective Advance was denominated, their risk participations described in Section 2.04(b).

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(b) Upon the making of a Protective Advance by the Administrative Agent or by the Disbursement Agent in accordance with the terms hereof, each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent or Disbursement Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent or Disbursement Agent, as applicable, shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

Section 2.05. Swingline Loans and Overadvances. (a) Swingline Loans Generally.

(i) The Disbursement Agent, the U.S. Swingline Lender and the Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests an ABR Borrowing on behalf of the U.S. Borrower (or the U.S. Borrower requests such Borrowing), the U.S. Swingline Lender may elect to have the terms of this Section 2.05(a)(i) apply to such Borrowing Request by advancing, on behalf of the Lenders and in the amount requested, same day funds to the U.S. Borrower, on the applicable Borrowing date to the Funding Account(s) (each such Loan made solely by the U.S. Swingline Lender pursuant to this Section 2.05(a)(i) is referred to in this Agreement as a “U.S. Swingline Loan”), with settlement among them as to the U.S. Swingline Loans to take place on a periodic basis as set forth in Section 2.05(d). Each U.S. Swingline Loan shall be subject to all the terms and conditions applicable to other ABR Loans funded by the Lenders, except that all payments thereon shall be payable to the U.S. Swingline Lender solely for its own account. The aggregate amount of U.S. Swingline Loans outstanding at any time shall not exceed $10,000,000. The U.S. Swingline Lender shall not make any U.S. Swingline Loan if the requested U.S. Swingline Loan exceeds Aggregate Availability (before giving effect to such U.S. Swingline Loan). All U.S. Swingline Loans shall be ABR Borrowings.

(ii) The Disbursement Agent, the Canadian Swingline Lender and the Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests a Canadian Prime Borrowing or an ABR Borrowing on behalf of the Company (or Company requests such Borrowing), the Canadian Swingline Lender may elect to have the terms of this Section 2.05(a)(ii) apply to such Borrowing Request by advancing, on behalf of the Lenders and in the amount requested, same day funds to the Company, on the applicable Borrowing date to the Funding Account(s) (each such Loan made solely by the Canadian Swingline Lender pursuant to this Section 2.05(a)(ii) is referred to in this Agreement as a “Canadian Swingline Loan”), with settlement among them as to the Canadian

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Swingline Loans to take place on a periodic basis as set forth in Section 2.05(d). Each Canadian Swingline Loan shall be subject to all the terms and conditions applicable to other Canadian Prime Loans or ABR Loans, as applicable, funded by the Lenders to the Company, except that all payments thereon shall be payable to the Canadian Swingline Lender solely for its own account. The aggregate amount of Canadian Swingline Loans outstanding at any time shall not exceed $10,000,000 or the Dollar Equivalent thereof. The Canadian Swingline Lender shall not make any Canadian Swingline Loan if (i) the requested Canadian Swingline Loan exceeds Aggregate Availability (before giving effect to such Canadian Swingline Loan) or (ii) the making of such Canadian Swingline Loan would result in the sum of total Canadian Revolving Loans, plus Canadian Letter of Credit Exposure, plus Canadian Swingline Loans exceeding the Canadian Sublimit. All Canadian Swingline Loans shall be Canadian Prime Borrowings or ABR Borrowings, as applicable.

(iii) The Disbursement Agent, the UK Swingline Lender and the Lenders agree that (a) the Borrower Representative or the UK Borrower may request Overnight LIBO Borrowings denominated in dollars, Euros and Sterling pursuant to this Section 2.05(a)(iii) and (b) in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests a Eurodollar Borrowing on behalf of the UK Borrower (or the UK Borrower requests such Borrowing), and, in each case, the UK Swingline Lender may elect to have the terms of this Section 2.05(a)(iii) apply to such Borrowing Request by advancing, on behalf of the Lenders and in the amount requested, same day funds to the UK Borrower, on the applicable Borrowing date to the Funding Account(s) (each such Loan made solely by the UK Swingline Lender pursuant to this Section 2.05(a)(iii) is referred to in this Agreement as a “UK Swingline Loan”), with settlement among them as to the UK Swingline Loans to take place on a periodic basis as set forth in Section 2.05(d). Each UK Swingline Loan shall be subject to all the terms and conditions applicable to other Eurodollar Loans funded by the Lenders, except that all payments thereon shall be payable to the UK Swingline Lender solely for its own account and all UK Swingline Loans shall be Overnight LIBO Borrowings. The aggregate amount of UK Swingline Loans outstanding at any time shall not exceed $15,000,000 or the Dollar Equivalent thereof. The UK Swingline Lender shall not make any UK Swingline Loan if (i) the requested UK Swingline Loan exceeds Aggregate Availability (before giving effect to such UK Swingline Loan) or (ii) the making of such UK Swingline Loan would result in the sum of total UK Revolving Loans, plus UK Letter of Credit Exposure, plus UK Swingline Loans exceeding the UK Sublimit.

(b) Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Disbursement Agent may in its sole discretion (but with absolutely no obligation), make U.S. Revolving Loans to the U.S. Borrower, UK Revolving Loans to the UK Borrower and Canadian Revolving Loans to the Company, on behalf of the Lenders, in amounts that exceed Aggregate Availability (any such excess Revolving Loans are herein referred to collectively as “Overadvances”); provided that, no Overadvance shall

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result in a Default due to Borrowers’ failure to comply with Section 2.01 for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied. All Overadvances to the Company shall constitute Canadian Prime Borrowings or ABR Borrowings, as applicable, and Overadvances to the US Borrower shall constitute ABR Borrowings. All Overadvances to the UK Borrower shall constitute Overnight LIBO Borrowings. The Disbursement Agent may not make any Overadvances hereunder to the extent that after giving effect thereto, the aggregate amount of Overadvances outstanding at such time, together with the aggregate amount of Permitted Advances outstanding at such time, would exceed $12,500,000 (or the Dollar Equivalent thereof) at any time, no Overadvance may remain outstanding for more than thirty days and no Overadvance shall cause any Lender’s Revolving Exposure to exceed its Commitment; provided that, the Required Lenders may at any time revoke the Disbursement Agent’s authorization to make Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Disbursement Agent’s receipt thereof.

(c) Upon the making of a Swingline Loan or an Overadvance (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan or Overadvance), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the applicable Swingline Lender or the Disbursement Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Swingline Loan or Overadvance in proportion to its Applicable Percentage of the Commitment. The applicable Swingline Lender or the Disbursement Agent may, at any time (and shall, on at least a weekly basis when any Overadvance is outstanding), require the Lenders to fund, in the currency in which the applicable Swingline Loan or Overadvance was denominated, their participations. From and after the date, if any, on which any Lender is required to fund its participation in any Swingline Loan or Overadvance purchased hereunder, the Disbursement Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Disbursement Agent in respect of such Loan.

(d) The Disbursement Agent, on behalf of the applicable Swingline Lender, shall request settlement (a “Settlement”) with the Lenders on at least a weekly basis on any date that the Administrative Agent elects, by notifying the Lenders of such requested Settlement by facsimile or e-mail no later than 12:00 noon Local Time (i) on the date of such requested Settlement (the “Settlement Date”) with regard to U.S. Swingline Loans and Canadian Swingline Loans and (ii) three Business Days prior to the Settlement Date with regard to UK Swingline Loans. Each Lender (other than the Swingline Lenders, in the case of the Swingline Loans) shall transfer, in the currency in which the applicable Loan was denominated, the amount of such Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Disbursement Agent, to such account of the Disbursement Agent as the Disbursement Agent may designate, not later than 2:00 p.m., Local Time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Disbursement Agent shall be applied against the amounts of the applicable Swingline Lender’s Swingline Loans and, together with such

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Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Lenders, respectively. If any such amount is not transferred to the Disbursement Agent by any Lender on such Settlement Date, the applicable Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.07.

Section 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit for its own account or for the account of another Borrower (or any Borrower may request the issuance of Letters of Credit for its own account), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank (a “Letter of Credit Request”), at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative (or the applicable Borrower) shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Disbursement Agent (prior to 9:00 am, Local Time, at least three Business Days prior to the requested date of issuance, amendment, renewal or extension (or such shorter period as may be agreed to by the Disbursement Agent and the applicable Issuing Bank in their sole discretion)) a Letter of Credit Request, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency of such Letter of Credit (which shall be in dollars, Canadian Dollars, Euros or Sterling), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) during the Cash Management Transition Period, the U.S. Letter of Credit Exposure shall not exceed $15,000,000, the Canadian Letter of Credit Exposure shall not exceed $1,500,000 and the UK Letter of Credit Exposure shall not exceed $12,000,000, (ii) after the Cash Management Transition Period, the U.S. Letter of Credit Exposure shall not exceed $15,000,000, the Canadian Letter of Credit Exposure shall not exceed $1,500,000 and the UK Letter of Credit Exposure shall not exceed $1,500,000 and (iii) the total Revolving Exposures shall not exceed the lesser of the total Commitments and the Aggregate Borrowing Base. No UK Letter of Credit shall be issued, amended, renewed or extended if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the sum of the UK Revolving Exposure plus the UK Letter of Credit Exposure

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would exceed the UK Sublimit. No Canadian Letter of Credit shall be issued, amended, renewed or extended if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the sum of the Canadian Revolving Exposure plus the Canadian Letter of Credit Exposure would exceed the Canadian Sublimit.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date provided that any Letter of Credit with a one-year tenor may provide for the automatic renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above); and provided, further, that a Letter of Credit may, upon the request of the applicable Borrower, be renewed for a period beyond the date that is five Business Days prior to the Maturity Date if such Letter of Credit has become subject to cash collateralization (at 105% of the face value of such Letter of Credit) or other arrangements, in each case satisfactory to the Administrative Agent and the applicable Issuing Bank.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Disbursement Agent, in the same currency as the applicable LC Disbursement, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Disbursement Agent, in the currency in which the applicable Letter of Credit was issued, an amount equal to such LC Disbursement not later than 11:00 a.m., Local Time, on the date that such LC Disbursement is made, if the Borrower Representative or the applicable Borrower shall have received notice of such LC Disbursement prior to 9:00 a.m., Local Time, on such date, or, if such notice has not been received by the Borrower Representative or the applicable Borrower prior to such time on such date, then not later than 11:00 a.m., Local Time, on (i) the Business Day that the Borrower Representative or the applicable Borrower receives such notice, if such notice is received prior to 9:00 a.m., Local Time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower Representative or the

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applicable Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower Representative on behalf of the applicable Borrower (or the applicable Borrower) may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with a Revolving Borrowing or Swingline Loan in an equivalent amount and like currency and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Borrowing or Swingline Loan. Any such Borrowing shall be (i) an ABR Borrowing if in dollars (except if such Borrowing was requested by or on behalf of the UK Borrower), (ii) a Canadian Prime Rate Borrowing if in Canadian Dollars and (iii) a UK Swingline Loan if such Borrowing was requested by or on behalf of the UK Borrower. If any Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Disbursement Agent in the same currency as the applicable LC Disbursement, its Applicable Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Disbursement Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Disbursement Agent of any payment from a Borrower pursuant to this paragraph, the Disbursement Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then the Disbursement Agent shall distribute such payment to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers or the Loan Guarantors of their respective obligations to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrowers’ obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Collateral Agents, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error

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in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrower that are caused by the applicable Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent, the Disbursement Agent and the Borrower Representative (or applicable Borrower) by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers or the Loan Guarantors of their obligations to reimburse the applicable Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless a Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that a Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans, in the case of an LC Disbursement by the US Issuing Bank, at the rate per annum then applicable to Canadian Prime Loans, in the case of an LC Disbursement by the Canadian Issuing Bank and at the rate per annum then applicable to Eurodollar Loans, in the case of an LC Disbursement by the UK Issuing Bank; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(g) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Banks. Any Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the

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account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or if any of the other provisions hereof require cash collateralization, the Borrowers shall deposit in an account with the Administrative Collateral Agent, in the name of the Administrative Collateral Agent and for the benefit of the Administrative Agent, the Collateral Agents and the Lenders (the “LC Collateral Account”), an amount, in cash and in the currency in which the applicable Letters of Credit are denominated, equal to 105% of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Collateral Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account, such account shall be subject to a Deposit Account Control Agreement and the U.S. Borrower hereby grants the Administrative Collateral Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Collateral Agent and at the U.S. Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Collateral Agent to reimburse the applicable Issuing Bank or Issuing Banks for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the applicable Borrower or Borrower Representative for the account of the applicable Borrower within three Business Days after all such Defaults have been cured or waived.

(k) On the Effective Date, (i) each Existing Letter of Credit, to the extent outstanding, shall be automatically and without further action by the parties thereto deemed converted into Letters of Credit issued pursuant to this Section 2.06 at the request of the U.S.

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Borrower and subject to the provisions hereof as if such Existing Letters of Credit had been issued on the Effective Date, (ii) such Letters of Credit shall each be included in the calculation of LC Exposure and “U.S. Letter of Credit Exposure” and (iii) all liabilities of the U.S. Borrower and the other Loan Parties with respect to such Existing Letters of Credit shall constitute Obligations. No Existing Letter of Credit converted in accordance with this Section 2.06(k) shall be amended, extended or renewed except in accordance with the terms hereof. Notwithstanding the foregoing, the U.S. Borrower shall not be required to pay any additional issuance fees with respect to the issuance of the Existing Letters of Credit solely as a result of such letter of credit being converted to a Letter of Credit hereunder, it being understood that the fronting, participation and other fees set forth in Section 2.12(b) shall otherwise apply to such Existing Letters of Credit.

Section 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Local Time (2:00 p.m., Local Time, in the case of Loans denominated in Sterling or Euros and in the case of a Canadian Prime Borrowing), to the account of the Disbursement Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that, Swingline Loans shall be made as provided in Section 2.05. The Disbursement Agent will make such Loans available to the Borrower Representative (or, if directed by the Borrower Representative, to the account of the applicable Borrower) by promptly crediting the amounts so received, in like funds, to the Funding Account(s); provided that Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Disbursement Agent to the applicable Issuing Bank and (ii) a Protective Advance or an Overadvance shall be retained by the Disbursement Agent and disbursed in its discretion.

(b) Unless the Disbursement Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Disbursement Agent such Lender’s share of such Borrowing, the Disbursement Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Disbursement Agent, then the applicable Lender and the Borrowers agree (jointly and severally with each other Borrower, but severally and not jointly with the applicable Lenders) to pay to the Disbursement Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Disbursement Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Disbursement Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans (in the case of dollar-denominated amounts), Canadian Prime Loans (in the case of Canadian Dollar-denominated amounts) or Overnight LIBO Loans (in the case of Euro or Sterling-denominated amounts). If such Lender pays such amount to the Disbursement Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

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Section 2.08. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing or a CDOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing or a CDOR Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, Overadvances or Protective Advances, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower Representative shall notify the Disbursement Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Disbursement Agent of a written Interest Election Request in a form approved by the Disbursement Agent and signed by the Borrower Representative.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Canadian Prime Borrowing, a Eurodollar Borrowing or a CDOR Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing or a CDOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing or a CDOR Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

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(d) Promptly following receipt of an Interest Election Request, the Disbursement Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing or a CDOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to (i) an ABR Borrowing, in the case of a Eurodollar Revolving Borrowing denominated in dollars, (ii) an Overnight LIBO Borrowing, in the case of a Eurodollar Revolving Borrowing denominated in Euros or Sterling or (iii) a Canadian Prime Borrowing, in the case of a CDOR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing or a CDOR Borrowing and (ii) unless repaid, (1) each Eurodollar Revolving Borrowing denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, (2) each Eurodollar Revolving Borrowing denominated in Euros or Sterling shall be converted to an Overnight LIBO Borrowing at the end of the Interest Period applicable thereto and (3) each CDOR Borrowing shall be converted to a Canadian Prime Borrowing at the end of the Interest Period applicable thereto.

Section 2.09. Termination and Reduction of Commitments; Increase in Commitments. (a) Unless previously terminated, all Commitments shall terminate on the Maturity Date.

(b) The Borrowers may at any time terminate the Commitments upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon and on any Letters of Credit, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Collateral Agent of a cash deposit in the currency in which the applicable Letters of Credit are denominated (or at the discretion of the Administrative Agent a back up standby letter of credit satisfactory to the Administrative Agent and in the currency in which the applicable Letters of Credit are denominated) equal to 105% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees and (iv) the payment in full of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon.

(c) The Borrowers may from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) the Borrowers shall not reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the sum of the Revolving Exposures would exceed the lesser of the total Commitments and the Aggregate Borrowing Base and (iii) the Borrowers shall not reduce the Commitments to an aggregate amount less than $125,000,000 (except for a termination of the Commitments under paragraph (b) of this Section).

(d)The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section at

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least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(e) The Borrowers shall have the right to increase the aggregate Commitments by obtaining additional Commitments, either from one or more of the Lenders or another lending institution provided that (i) any such request for an increase shall be in a minimum amount of $20,000,000 (or if less, the remaining principal amount of increases that are available under paragraph (f) of this Section), (ii) the Borrower Representative, on behalf of the Borrowers, may make a maximum of two (2) such requests, (iii) the Administrative Agent has approved the identity of any such new Lender, such approval not to be unreasonably withheld, (iv) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, and (v) the procedure described in Section 2.09(f) has been satisfied.

(f) Any amendment hereto for such an increase or addition shall be in form and substance satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers and the Lender(s) being added or increasing their Commitment, subject only to the approval of all Lenders if any such increase would cause the Commitment to exceed $350,000,000. As a condition precedent to such an increase, the Borrowers shall deliver to the Administrative Agent a certificate of each Loan Party (in sufficient copies for each Lender) signed by an authorized officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (B) no Default exists.

(g) Within a reasonable time after the effective date of any increase, the Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrowers, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement. On the Business Day following any such increase, all outstanding Loans shall be reallocated among the Lenders (including any newly added Lenders) in accordance with the Lenders’ respective revised Applicable Percentages.

Section 2.10. Repayment and Amortization of Loans; Evidence of Debt. (a) The Borrowers hereby unconditionally promise to pay (i) to the Disbursement Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date,

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(ii) to the Disbursement Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Disbursement Agent and (iii) to the Disbursement Agent the then unpaid principal amount of each Overadvance on the earliest of the Maturity Date, the 30th day after such Overadvance is made and demand by the Disbursement Agent.

(b) At all times that full cash dominion is in effect pursuant to Section 7.3 of the U.S. Security Agreement or Section 7.3 of the Canadian Security Agreement, on each Business Day, the Disbursement Agent shall apply all funds credited to the Collection Account the previous Business Day (whether or not immediately available) first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swing Line Loans) without a corresponding reduction in Commitments and to cash collateralize outstanding LC Exposure.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Disbursement Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Disbursement Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Disbursement Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11. Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section.

(b) Except for Overadvances permitted under Section 2.05, in the event and on such occasion that the total Revolving Exposure exceeds the lesser of (A) the aggregate Commitments or (B) the Aggregate Borrowing Base, including as a result of any currency

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exchange fluctuation, the Borrowers shall prepay the Revolving Loans, LC Exposure and/or Swingline Loans in an aggregate amount equal to such excess.

(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, the Borrowers shall, immediately after such Net Proceeds are received by any Loan Party, prepay the Obligations as set forth in Section 2.11(d) below in an aggregate amount equal to 100% of such Net Proceeds, provided that, (1) in the case of any event described in clause (a) of the definition of the term “Prepayment Event,” no prepayment under this Section shall be required unless and until the aggregate amount of proceeds from all such Prepayment Events after the Effective Date exceeds $1,000,000 and (2) in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event,” if the Borrower Representative shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds (which period will be extended to up to a date not later than 360 days after the receipt of such Net Proceeds if within such 180 day period the applicable Loan Party enters into a binding contract to acquire, replace or rebuild), to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Loan Parties, and certifying that no Specified Default has occurred and is continuing, then either (i) so long as full cash dominion is not in effect, no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate or (ii) if full cash dominion is in effect, if the Net Proceeds specified in such certificate are to be applied by (A) the Borrowers, then such Net Proceeds shall be applied by the Administrative Agent to reduce the outstanding principal balance of the Revolving Loans (without a permanent reduction of the Commitment) and upon such application, the Administrative Agent shall establish a Reserve against the Aggregate Borrowing Base in an amount equal to the amount of such proceeds so applied and (B) any Loan Party that is not a Borrower, then such Net Proceeds shall be deposited in a cash collateral account maintained with the Administrative Collateral Agent and in either case, thereafter, such funds shall be made available to the applicable Loan Party as follows:

(1) the Borrower Representative shall request a Revolving Loan (specifying that the request is to use Net Proceeds pursuant to this Section) or the applicable Loan Party shall request a release from the cash collateral account be made in the amount needed;

(2) so long as the conditions set forth in Section 4.02 have been met, the Lenders shall make such Revolving Loan or the Administrative Collateral Agent shall release funds from the cash collateral account; and

(3) in the case of Net Proceeds applied against the Revolving Loan, the Reserve established with respect to such proceeds shall be reduced by the amount of such Revolving Loan;

provided that to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 180-day period (or 360 day period, if applicable), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

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(d) All such amounts pursuant to Section 2.11(c) shall be applied, first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swing Line Loans) without a corresponding reduction in the Commitment and, if full cash dominion is in effect pursuant to Section 7.3 of the U.S. Security Agreement and Section 7.3 of the Canadian Security Agreement or if an Event of Default has occurred and is continuing, to cash collateralize outstanding LC Exposure. Notwithstanding the foregoing, if any payment pursuant to this Section would require a payment on a day that is not the last day of an Interest Period and if such payment would otherwise require the payment of break funding amounts pursuant to Section 2.16, then (so long as no Event of Default has then occurred and is continuing) the Borrowers may deposit such required payments in a cash collateral account with the Administrative Collateral Agent, subject to the sole dominion and control of the Administrative Collateral Agent and make the required payment at the end of the appropriate Interest Period.

(e) The Borrower Representative shall notify the Disbursement Agent (and in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by facsimile or, in the case of Canadian Swingline Loans and US Swingline Loans, by transmission of a pdf file containing such notice) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing or CDOR Revolving Borrowing, not later than 10:00 a.m., Local Time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Revolving Borrowing, a Canadian Prime Revolving Borrowing or an Overnight LIBO Revolving Borrowing, not later than 10:00 a.m., Local Time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Disbursement Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

Section 2.12. Fees. (a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the average daily amount of the Available Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Lenders’ Commitments terminate. Accrued commitment fees shall be payable in arrears on the first day of each calendar month and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(b) The Borrowers agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to

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Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the applicable Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar month shall be payable on the first day of each calendar month following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c) The Borrowers agree to pay fees payable under the Fee Letters in the amounts, to the Persons and at the times set forth in the Fee Letters to which they are a party.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available dollars, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to an Issuing Bank) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each U.S. Swingline Loan and each Canadian Swingline Loan, Overadvance and Protective Advance in dollars) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Canadian Prime Borrowing (including each Canadian Swingline Loan, Overadvance and Protective Advance in Canadian Dollars) shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

(c) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d) The Loans comprising each CDOR Borrowing shall bear interest at the CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(e) The Loans comprising each Overnight LIBO Borrowing (including each UK Swingline Loan and each Overadvance and Protective Advance in Euros or Sterling) shall bear interest at the Overnight LIBO Rate plus the Applicable Rate.

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(f) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, and upon written notice from the Administrative Agent (which notice may be effective retroactively to the date of Default and which notice shall be given by the Administrative Agent upon the written instructions of the Required Lenders) or automatically in the case of a Default described in clauses (h), (i) or (j) of Article VII (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section and (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the Base Rate. In addition, in the event of a Default in the payment of any amount due hereunder other than principal of a Loan (whether or not such Default shall then constitute an Event of Default), such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (1) in the case of any other amount denominated in dollars, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section, (2) in the case of any other amount denominated in Canadian Dollars, 2% plus the rate applicable to Canadian Prime Loans as provided in paragraph (b) of this Section and (3) in the case of any other amount denominated in Euros or Sterling, 2% plus the rate applicable to Overnight LIBO Loans as provided in paragraph (e) of this Section. Such interest shall be payable on written demand.

(g) Accrued interest on each Loan (for ABR Loans, Canadian Prime Loans and Overnight LIBO Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (f) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or Canadian Prime Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan or CDOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(h) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Canadian Prime Rate or CDOR Rate and interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) interest computed by reference to LIBO Rate with respect to loans denominated in Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed. The applicable Alternate Base Rate, Canadian Prime Rate, Adjusted LIBO Rate, LIBO Rate, CDOR Rate or Overnight LIBO Rate shall be determined by the Disbursement Agent, and such determination shall be conclusive absent manifest error.

(i) All interest hereunder shall be paid in the currency in which the Loan giving rise to such interest is denominated.

(j) For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of 360 days or any other period of time less than a calendar year) are equivalent are the

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rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

Section 2.14. Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing denominated in dollars, such Borrowing shall be made as an ABR Borrowing and (iii) if any Borrowing Request requests a Eurodollar Revolving Borrowing denominated in Euros or Sterling, such Borrowing shall be made as an Alternate Rate Borrowing.

(b) If at any time:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Overnight LIBO Rate; or

(ii) the Administrative Agent is advised by the Required Lenders that the Overnight LIBO Rate will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in any Overnight LIBO Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, any Overnight LIBO Borrowing (including any UK Swingline Loan) shall be made as an Alternate Rate Borrowing.

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(c) If prior to the commencement of any Interest Period for a CDOR Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the CDOR Rate, as applicable, for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the CDOR Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a CDOR Borrowing shall be ineffective and (ii) if any Borrowing Request requests a CDOR Borrowing, such Borrowing shall be made as a Canadian Prime Borrowing.

Section 2.15. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or Overnight LIBO Rate) or any Issuing Bank; or

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or CDOR Loans, Overnight LIBO Loans or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any CDOR Loan, Overnight LIBO Loan or Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered. This Section 2.15(a) does not apply to the extent any such increased cost is:

(i) attributable to a tax deduction required by law to be made by a Borrower in accordance with Section 2.17;

(ii) compensated for by Section 2.17(c) (or would have been compensated for under Section 2.17(c) but was not compensated solely because any of the exclusions in Section 2.17(c) applied); or

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(iii) attributable to the willful breach by the relevant Lender or its Affiliates of any law or regulation.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or any Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or CDOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan or CDOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan or CDOR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan or CDOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss (but not the loss of the Applicable Rate), cost and expense attributable to such event. In the case of a Eurodollar Loan or CDOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest (excluding the

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Applicable Rate) which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or the CDOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market, or for Canadian Dollar deposits of a comparable amount and period to such CDOR Loan from other banks in the Canadian bankers’ acceptance market, as applicable. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments by law, then (i) the Borrowers shall notify the Disbursement Agent accordingly, (ii) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Collateral Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (iii) the Borrowers shall make such deductions and (iv) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. A Borrower is not required to make an increased payment to a Lender under Section 2.17 above for a tax deduction in respect of tax imposed by the United Kingdom from a payment of interest on a Borrowing, if on the date on which the payment falls due:

(i) the payment could have been made to the relevant Lender without a tax deduction if it was a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or

(ii) (1) the relevant Lender is a UK Qualifying Lender solely under sub-paragraph 2 of the definition of UK Qualifying Lender, (2) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the Taxes Act 2007 (as that provision has effect on the date on which the relevant Lender became a party to this Agreement) which relates to that payment and that Lender has received from the UK Borrower a certified copy of such Direction; and (3) the payment could have been made to the Lender without any tax deduction in the absence of such Direction; or

(iii) the relevant Lender is a UK Qualifying Lender solely under sub-paragraph 2 of the definition of UK Qualifying Lender (a “UK Non-Bank

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Lender”) and it has not, other than by reason of any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law, or any published practice or concession of any relevant taxing authority, given a Tax Confirmation to the UK Borrower.

(b) A UK Non-Bank Lender which becomes a party to this Agreement either on the Effective Date or on the day on which it accedes to this Agreement gives a Tax Confirmation to the UK Borrower by entering into or acceding to this Agreement.

(c) A UK Non-Bank Lender shall promptly notify the UK Borrower and the Administrative Agent if there is any change in the position from that set out in the Tax Confirmation.

(d) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(e) The Borrowers shall jointly and severally indemnify the Administrative Agent, the Disbursement Agent, each Collateral Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, the Disbursement Agent, such Collateral Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender or an Issuing Bank, or by the Administrative Agent or either Collateral Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(f) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrower Representative shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is located, which in the case of the UK Borrower shall only be the case where the Foreign Lender is a UK Qualifying Lender, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower Representative (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower Representative as will permit such payments to be made without withholding or at a reduced rate.

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(h) A Treaty Lender and each Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate at the expense of the applicable Borrower in completing any procedural formalities necessary for that Borrower to obtain authorization to make that payment without a withholding in respect of Tax or at a reduced rate. The applicable Borrower shall reimburse each Lender for its reasonable costs and expenses (including reasonable fees and expenses of counsel) incurred by it in relation to the application for such authorization.

(i) If the Administrative Agent, Disbursement Agent, either Collateral Agent or a Lender determines, in its sole discretion, that it has received a refund (including any foreign tax credit to the extent such credit results in actual tax savings that would not otherwise be available to such Administrative Agent, Disbursement Agent, Collateral Agent or Lender) of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Collateral Agent or Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of the Administrative Agent, Disbursement Agent or such Collateral Agent or Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, Disbursement Agent or such Collateral Agent or Lender in the event the Administrative Agent, Disbursement Agent or such Collateral Agent or Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent, the Disbursement Agent or any Collateral Agent or Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person nor shall it be construed to require the Administrative Agent, the Disbursement Agent, either Collateral Agent or a Lender, as the case may be, to apply for or otherwise initiate any refund contemplated in this section.

(j) All amounts set out, or expressed to be payable under any Loan Document by any party to the Administrative Agent, the Disbursement Agent, either Collateral Agent, any Lender or any Issuing Bank which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply. If VAT is chargeable on any supply made by the Administrative Agent, the Disbursement Agent, either Collateral Agent, any Lender or any Issuing Bank to any party under any Loan Document, that party shall pay to the Administrative Agent, the Disbursement Agent, such Collateral Agent, such Lender or such Issuing Bank as the case may be (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(k) Where any party is required under any Loan Document to reimburse the Administrative Agent, the Disbursement Agent, either Collateral Agent, any Lender or any Issuing Bank as the case may be for any costs or expenses, that party shall also at the same time pay and indemnify the Administrative Agent, the Disbursement Agent, either Collateral Agent, any Lender or any Issuing Bank as the case may be against all VAT incurred by the Administrative Agent, the Disbursement Agent, such Collateral Agent, such Lender or such Issuing Bank as the case may be in respect of the costs or expenses to the extent that the Administrative Agent, the Disbursement Agent, such Collateral Agent, such Lender or such Issuing Bank as the case may be reasonably determines that it is not entitled to credit or repayment of the VAT.

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(l) PTR Scheme Designation.

(i) Each Treaty Lender:

(1) irrevocably appoints the Administrative Agent to act as syndicate manager under, and authorizes the Administrative Agent to operate, and take any action necessary or desirable under, the PTR Scheme in connection with this Agreement;

(2) shall co-operate with the Administrative Agent in completing any procedural formalities necessary under the PTR Scheme, and shall promptly supply to the Administrative Agent such information as the Administrative Agent may request in connection with the operation of the PTR Scheme;

(3) without limiting the liability of any Borrower under this Agreement, shall, within 5 Business Days of demand, indemnify the Administrative Agent for any liability or loss incurred by the Administrative Agent as a result of the Administrative Agent acting as syndicate manager under the PTR Scheme in connection with the Treaty Lender’s participation in any Loan (except to the extent that the liability or loss arises directly from the Administrative Agent’s gross negligence or willful misconduct); and

(4) shall, within 5 Business Days of demand, indemnify each Borrower for any Tax which such Borrower becomes liable to pay in respect of any payments made to such Treaty Lender arising as a result of any incorrect information supplied by such Treaty Lender under clause (i)(2) above which results in a provisional authority issued by H.M. Revenue & Customs under the PTR Scheme being withdrawn.

(ii) Each Borrower acknowledges that it is fully aware of its contingent obligations under the PTR Scheme and shall:

(1) promptly supply to the Administrative Agent such information as the Administrative Agent may request in connection with the operation of the PTR Scheme; and

(2) act in accordance with any provisional notice issued by H.M. Revenue & Customs under the PTR Scheme.

(iii) The Administrative Agent agrees to provide, as soon as reasonably practicable, a copy of any provisional authority issued to it under the PTR Scheme in connection with any Loan to those Borrowers specified in such provisional authority.

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(iv) All of the parties hereto acknowledge that the Administrative Agent:

(1) is entitled to rely completely upon information provided to it in connection with clause (i) or clause (ii) above;

(2) is not obliged to undertake any enquiry into the accuracy of such information, nor into the status of the Treaty Lender or, as the case may be, Borrower providing such information; and

(3) shall have no liability to any person for the accuracy of any information it submits in connection with clause (i)(1) above.

In this Section 2.17(k), “PTR Scheme” means the Provisional Treaty Relief scheme as described in H .M. Revenue & Customs (formerly the Inland Revenue) Guidelines dated January 2003 and administered by H.M. Revenue & Customs.

Section 2.18. Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Except as otherwise expressly set forth herein, all payments of Loans shall be paid in the currency in which such Loans were made. Any amounts received after such time on any date may, in the discretion of the Disbursement Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Disbursement Agent at its offices at (i) for payments of U.S. Revolving Loans, U.S. Swingline Loans, LC Disbursements of any U.S. Issuing Bank, fronting fees payable to any U.S. Issuing Bank, Overadvances denominated in dollars, Protective Advances denominated in dollars, fees payable pursuant to Section 2.12(a), participation fees payable pursuant to Section 2.12(b), fees payable pursuant to 2.12(c) and all other payments in dollars, 10 South Dearborn Street, Chicago, Illinois 60603 USA, (ii) for payments of Canadian Revolving Loans, Canadian Swingline Loans, LC Disbursements of the Canadian Issuing Bank, fronting fees payable to the Canadian Issuing Bank, Overadvances denominated in Canadian Dollars and Protective Advances denominated in Canadian Dollars, 200 Bay Street, Suite 1800, Royal Bank Plaza, South Tower, Toronto, Ontario M5J 2J2 and (iii) for payments of UK Revolving Loans, UK Swingline Loans, LC Disbursements of the UK Issuing Bank, fronting fees payable to the UK Issuing Bank, Overadvances denominated in Sterling or Euros and Protective Advances denominated in Sterling or Euros, 125 London Wall, London EC2Y 5AJ, United Kingdom, except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Disbursement Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars, except that all payments in respect of Loans (and

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interest thereon) and LC Obligations shall be made in the same currency in which such Loan was made or Letter of Credit issued At all times that full cash dominion is in effect pursuant to Section 7.3 of the U.S. Security Agreement and Section 7.3 of the Canadian Security Agreement and at all times with respect to collections of the UK Borrower and Loan Parties organized under the laws of the United Kingdom, solely for purposes of determining the amount of Loans available for borrowing purposes, checks (in addition to immediately available funds applied pursuant to Section 2.10(b)) from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the Obligations, on the Business Day after receipt, subject to actual collection.

(b) Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the Collection Account when full cash dominion is in effect (which shall be applied in accordance with Section 2.10(b)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent, the Disbursement Agent, either Collateral Agent and any Issuing Bank from the Borrowers (other than in connection with Banking Services or Swap Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services or Swap Obligations), third, to pay interest due in respect of the Overadvances and Protective Advances ratably, fourth, to pay the principal of the Overadvances and Protective Advances ratably, fifth, to pay interest then due and payable on the Loans (other than the Overadvances and Protective Advances) ratably, sixth, to prepay principal on the Loans (other than the Overadvances and Protective Advances) and unreimbursed LC Disbursements ratably, seventh, to pay an amount to the Administrative Collateral Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing with respect to Banking Services and Swap Obligations that are Secured Obligations, and ninth, to the payment of any other Secured Obligation due to the Administrative Agent, the Disbursement Agent, either Collateral Agent or any Lender by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Specified Default is in existence, neither the Administrative Agent, Disbursement Agent, either Collateral Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan or CDOR Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or CDOR Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans or Canadian Prime Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Disbursement Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c) At the election of the Administrative Agent or the Disbursement Agent, as the case may be, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses

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pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Disbursement Agent. Each Borrower hereby irrevocably authorizes (i) the Disbursement Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans and Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable and (ii) the Disbursement Agent to charge any deposit account of any Borrower maintained with the Disbursement Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent and the Disbursement Agreement may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent and, if applicable, the Disbursement Agent,

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forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent and, if applicable, the Disbursement Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent and, if applicable, the Disbursement Agent, may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by it for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid.

Section 2.19. Mitigation Obligations; Replacement of Lenders. If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then:

(a) such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (and the Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment);

(b) the Borrowers may, at their sole expense and effort, require such Lender or any Lender that defaults in its obligation to fund Loans hereunder (herein, a “Departing Lender”), upon notice to the Departing Lender and the Administrative Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Banks), which consent shall not unreasonably be withheld, (ii) the Departing Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Departing Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

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Section 2.20. Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent, Disbursement Agent, either Collateral Agent, any Issuing Bank or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent, the Disbursement Agent or such Collateral Agent or Lender. The provisions of this Section 2.20 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent, Disbursement Agent, either Collateral Agent, any Issuing Bank or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.20 shall survive the termination of this Agreement.

ARTICLE III

Representations and Warranties

Each Loan Party represents and warrants to the Lenders that:

Section 3.01. Organization; Powers. Each of the Loan Parties and each of its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03. Governmental Approvals; No Conflicts. The Transactions (including the incurrence of Indebtedness on the date of each Borrowing or other extension of credit hereunder) (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, (c) will not violate or result in a default under any indenture or other agreement governing Indebtedness or any other material agreement or other instrument binding upon any Loan Party or any of its Restricted Subsidiaries, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Restricted Subsidiaries and (d) will not

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result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Restricted Subsidiaries, except Liens created pursuant to the Loan Documents.

Section 3.04. Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 29, 2007, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarters and the portions of the fiscal year ended March 31, 2007, June 30, 2007 and September 29, 2007, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 29, 2007.

Section 3.05. Properties. (a) As of the Effective Date, Schedule 3.05 sets forth the address and the estate of each parcel of real property that is owned or leased by each Loan Party. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists except where the failure of such lease or sublease to be valid and enforceable or the existence of any such default could not reasonably be expected to result in a Material Adverse Effect. Each of the Loan Parties has good and indefeasible (or in the Province of Ontario, Canada, marketable and insurable) title to, or valid leasehold interests in, all its real and personal property, except where the failure to have such title or interests, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. None of the real and personal property of any Loan Party is subject to any Lien, except for Permitted Liens.

(b) Each Loan Party owns, or is licensed to use, all Intellectual Property used in its business as currently conducted, except where the failure to own such Intellectual Property or possess such license, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. A correct and complete list of all (i) Intellectual Property owned by any Loan Party as of the Effective Date which is subject of a registration or application in any Intellectual Property registry or which is otherwise material to the business of the Loan Parties as currently conducted and (ii) Intellectual Property license agreements to which any Loan Party is a party or otherwise bound (whether as licensor or licensee), as of the Effective Date, is set forth on Schedule 3.05. The use thereof by the Loan Parties and the conduct of the business of the Loan Parties, as currently conducted does not infringe upon or otherwise violate in any material respect the rights of any other Person and there are no claims pending, or to the Loan Parties’ knowledge, threatened, to such effect. As of the Effective Date, the Loan Parties’ rights thereto are not subject to any licensing agreements or similar arrangement other than as set forth on Schedule 3.05 or as is not material to their business as currently conducted.

Section 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting the Loan Parties or their Restricted

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Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b) Except for the Disclosed Matters (i) as of the date of hereof neither any Loan Party nor any of its Subsidiaries has received notice of any claim with respect to any Environmental Liability or knows of any basis for any material Environmental Liability and (ii) except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither any Loan Party nor their Restricted Subsidiaries (1) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability.

(c) Since the Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Section 3.07. Compliance with Laws and Agreements. Each Loan Party and each of their Restricted Subsidiaries is in compliance with all Requirements of Law (other than Environmental Law, which is addressed by Section 3.06) applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.08. Investment Company Status. Neither any Loan Party nor any of their respective Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09. Taxes. Each Loan Party and each of their Restricted Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or Restricted Subsidiary has set aside on its books adequate reserves. No tax liens have been filed and no claims are being asserted with respect to any such taxes except where (a) such liens or claims are being contested in good faith by appropriate proceedings, (b) such Loan Party or Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) such liens or claims could not reasonably be expected to result in a Material Adverse Effect. Each of the Company and its Subsidiaries has withheld all employee withholdings and has made all employer contributions to be withheld and made by it pursuant to applicable law on account of the Canada and Quebec pension plans, employment insurance and employee income taxes. As of the Effective Date, no Taxes are imposed, by withholdings or otherwise, on any payment to be made by the UK Borrower under any Loan Document, or are imposed on, or by virtue of, the execution or delivery by the UK Borrower of any Loan Document. As of the Effective Date, the UK Borrower is not required to make any deduction for or on account of Tax from any payment it may make under any Loan Document. Each Borrower is resident for Tax purposes only in the jurisdiction of its establishment or incorporation as the case may be.

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Section 3.10. ERISA; Canadian Pension Plans; Benefit Plans. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

(b) As of the Effective Date, Schedule 3.10 lists all Canadian Union Plans, Canadian Benefit Plans and Canadian Pension Plans currently maintained or contributed to by the Loan Parties and their Subsidiaries. The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration. Each Loan Party and each of their Subsidiaries has complied with and performed all of its obligations under and in respect of the Canadian Pension Plans and Canadian Benefit Plans under the terms thereof, any funding agreements and all applicable laws, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. All employer and employee payments, contributions or premiums required to be remitted, paid to or in respect of each Canadian Pension Plan, Canadian Union Plan or Canadian Benefit Plan by a Loan Party have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of any Loan Party, there have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made except where such improvement could not be reasonably expected to have a Material Adverse Effect. There has been no partial termination of any Canadian Pension Plan that has a defined benefit provision and no facts or circumstances have occurred or existed that could result, or be reasonably anticipated to result, in the declaration of a partial termination of any such plan under Requirements of Law. Except as set forth on Schedule 3.10, there are no outstanding disputes concerning the assets of the Canadian Pension Plans, the Canadian Benefit Plans or, to the knowledge of the Loan Parties, the Canadian Union Plans that could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.10, as of the date of the most recent actuarial report applicable to the plan, each of the Canadian Pension Plans is fully funded on both a going concern and on a solvency basis (using actuarial methods and assumptions which are consistent with generally accepted actuarial principles).

(c) Neither the UK Borrower nor any of its Subsidiaries is or has at any time after April 27, 2004 been (1) an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993), other than the UK Pension Scheme or (2) “connected” with or an “associate” of (as those terms are used in Sections 39 and 43 of the Pensions Act 2004) such an employer.

Section 3.11. Disclosure. Each Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any

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Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date.

Section 3.12. Material Agreements. Neither any Loan Party nor any of their respective Restricted Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any material agreement to which it is a party or (ii) any agreement or instrument evidencing or governing Material Indebtedness except in each case, where such default could not reasonably be expected to result in the acceleration of any obligations due under such agreement or instrument or otherwise result in the cancellation or termination of such agreement or instrument or a material increase in cost thereunder.

Section 3.13. Solvency. (a) Immediately after the consummation of the Transactions to occur on the Effective Date, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date.

(b) No Loan Party intends to, and no Loan Party believes that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its Indebtedness.

Section 3.14. Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The Borrowers believe that the insurance maintained by or on behalf of the Loan Parties is adequate.

Section 3.15. Capitalization and Subsidiaries. As of the Effective Date, Schedule 3.15 sets forth (a) a correct and complete list of the name and relationship to the Company of each and all of the Company’s Subsidiaries, (b) a true and complete listing of each class of each of the Borrowers’ authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable (to the extent such concepts are applicable), and, in the case of Loan Parties (other than the Company) and their Subsidiaries owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of the Company and each of its Subsidiaries. Each of the issued and outstanding Equity Interests owned by any Loan Party in each of their Subsidiaries has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable.

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Section 3.16. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of, as applicable, the UK Security Trustee or the Administrative Collateral Agent, for the benefit of the Administrative Collateral Agent and the Lenders, and upon filing of UCC financing statements (or their equivalent under the PPSA), as necessary, the taking of actions or making of filings with respect to Intellectual Property registrations or applications issued or pending, and, in the case of real property, filing of the Mortgages as necessary, such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Collateral Agent or the UK Security Trustee, as applicable, pursuant to any applicable law, (b) Permitted Perfection Limitations and (c) Liens created by a UK Borrower where (i) registration of particulars of such Liens at the Companies Registration Office in England, Scotland and Wales is required under Section 395 of the Companies Act of 1985, (ii) registration of particulars of such Liens at the Trade Marks Registry at the Patent Office in England, Scotland and Wales is required or (iii) registration of such Liens at the Land Registry or Land Charges Registry in England, Scotland and Wales is required and, in any such case, such registration is not duly effected. As of the Effective Date, the jurisdictions in which the filing of UCC financing statements (or their equivalent under the PPSA) are necessary are listed on Schedule 3.16 and the jurisdictions in which the filing of the Mortgages are necessary are listed on Schedule 3.16.

Section 3.17. Employment Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns, and no unfair labor practice charges, against any Loan Party and their Restricted Subsidiaries pending or, to the knowledge of the Borrowers, threatened. The hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in material violation of the Fair Labor Standards Act, the Employee Standards Act (Ontario) or any other applicable federal, provincial, territorial, state, local or foreign law dealing with such matters. All material payments due from any Loan Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages, vacation pay and employee health and welfare insurance and other benefits, including on account of the Canada and Quebec Pension Plans, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary.

Section 3.18. Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance

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of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

Section 3.19. Senior Subordinated Note Documents. The Borrowers have delivered to the Administrative Agent true, complete and correct copies of the Senior Subordinated Note Documents (including all schedules, exhibits and annexes thereto). The subordination provisions contained in the Senior Subordinated Note Documents are enforceable against the Loan Parties party thereto and the holders thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Loans and all other Secured Obligations are within the definitions of “Senior Debt” and “Designated Senior Debt” included in the subordination provisions with respect to the Senior Subordinated Note Documents. The Loans and all other Secured Obligations of the Loan Parties under this Agreement and each of the other Loan Documents are permitted to be incurred under the Senior Subordinated Note Documents. This Agreement constitutes a replacement and/or refinancing of the Existing Credit Agreement and is within the definition of “Credit Agreement” under the Senior Subordinated Note Agreement.

Section 3.20. Centre of Main Interests. For the purposes of the Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), the UK Borrower’s centre of main interests (as that term is used in Article 3(1) of the Regulation) is situated in England and Wales and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

Section 3.21. Stock Ownership. As of the Effective Date, the fair market value of all Permitted Margin Stock is less than $25,000.

Section 3.22. Unrestricted Subsidiaries. As of the Effective Date, the aggregate amount of EBITDA and total assets of all Unrestricted Subsidiaries listed on Schedule 1.01(c) (other than the [***]) does not exceed 5.0% of EBITDA for the period of four fiscal quarters of the Company and its Subsidiaries (other than [***]) most recently ended or 5.0% of consolidated total assets of the Company and its Subsidiaries as of the Effective Date. [Names redacted]

ARTICLE IV

Conditions

Section 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or pdf transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this

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Agreement and (ii) duly executed copies (or facsimile or pdf copies) of the Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender and written opinions of the United States and Canadian Loan Parties’ counsel, addressed to the Administrative Agent, the Disbursement Agent, the Collateral Agents, the Issuing Banks and the Lenders in form and substance acceptable to the Administrative Agent and written opinions of the Administrative Agent’s counsel with respect to matters concerning the UK Loan Parties, such opinion to be in form and substance acceptable to the Administrative Agent.

(b) Financial Statements and Projections. The Lenders shall have received (i) audited consolidated financial statements of the Company and its Subsidiaries for the December 29, 2007, fiscal year, (ii) unaudited interim consolidated financial statements of the Company and its Subsidiaries for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Administrative Agent, reflect any material adverse change in the consolidated financial condition of the Company and its Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum and (iii) satisfactory monthly projections for fiscal year 2008 and satisfactory annual projections for fiscal years 2009 through 2012.

(c) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws, memorandum and articles of association or operating, management or partnership agreement, and (ii) a long form certificate of good standing, status or compliance, as applicable, for each Loan Party from its jurisdiction of organization.

(d) No Default Certificate. The Administrative Agent shall have received a certificate, signed by the chief financial officer of each Borrower, on the initial Borrowing date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in Article III are true and correct as of such date, and (iii) certifying any other factual matters as may be reasonably requested by the Administrative Agent.

(e) Fees. The Lenders, the Collateral Agents and the Administrative Agent shall have received all other fees required to be paid (including, pursuant to the Fee

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Letters), and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Effective Date.

(f) Lien Searches. The Administrative Agent shall have received the results of a recent lien search and/or, with respect to Eligible Real Property, appropriate title reports in each of the jurisdictions where assets of the Loan Parties are located (except that with respect to any Loan Party that is organized under the laws of the United States or any state thereof, the Administrative Agent shall have received search results only in such Loan Party’s jurisdiction of formation or organization) and each of the jurisdictions where Eligible Real Property or Eligible Equipment is located and such search or title report shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.

(g) Pay-Off Letter. The Administrative Agent shall have received satisfactory pay-off letters for all existing Indebtedness to be repaid from the proceeds the initial Borrowing, confirming that all Liens upon any of the property of the Loan Parties constituting Collateral will be terminated concurrently with such payment and all letters of credit issued or guaranteed as part of such Indebtedness shall have been cash collateralized or supported by a Letter of Credit.

(h) Funding Accounts. The Administrative Agent shall have received a notice setting forth the deposit account(s) of the Borrowers (the “Funding Accounts”) to which the Lender is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(i) Customer List. The Administrative Agent shall have received a true and complete Customer List.

(j) Collateral Access and Control Agreements. The Administrative Collateral Agent or the UK Security Trustee, as applicable, shall have received each (i) Collateral Access Agreement required to be provided pursuant to Section 4.13 of the U.S. Security Agreement or Section 4.13 of the Canadian Security Agreement or Clause 5.5.1 of the UK Security Agreement, (ii) Deposit Account Control Agreement required to be provided pursuant to Section 4.14 of the U.S. Security Agreement or Section 4.14 of the Canadian Security Agreement and (iii) acknowledgement of notice, signed by each bank or financial institution with which an account has been opened or maintained by any Chargor (as defined in the UK Security Agreement), in the form required under Clause 5.5.1 of the UK Security Agreement.

(k) Solvency. The Administrative Agent shall have received a solvency certificate from a Financial Officer.

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(l) Borrowing Base Certificate. Each Collateral Agent shall have received an Aggregate Borrowing Base Certificate which calculates the Aggregate Borrowing Base as of the end of the week immediately preceding the Effective Date. Each Collateral Agent shall have also received a Borrowing Base Certificate from each Borrower which calculates the Borrowing Base of such Borrower as of the end of the week immediately preceding the Effective Date.

(m) Closing Availability. After giving effect to all Borrowings to be made on the Effective Date and the issuance of any Letters of Credit on the Effective Date and payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, the Borrowers’ Aggregate Availability shall not be less than $60,000,000.

(n) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Collateral Agent or the UK Security Trustee, as applicable, shall have received (i) the certificates representing the shares of Equity Interest pledged pursuant to the Security Agreements, together with an undated stock power or stock transfer form, as applicable, for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Collateral Agent or the UK Security Trustee, as applicable, pursuant to the Security Agreements endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(o) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code and PPSA financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Collateral Agent or the UK Security Trustee to be filed, registered or recorded in order to create in favor of the Administrative Collateral Agent, for the benefit of the Lenders, or the UK Security Trustee, as applicable, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

(p) Environmental Reports. The Administrative Agent shall have received environmental Phase I reports meeting ASTME-1527-05 Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process or the Canadian Standards Association Phase I Environmental Site Assessment Protocol Z768-01, updated April 2003, as appropriate, with respect to each of the real properties of the Borrowers and their Subsidiaries identified on Schedule 1.01(a) from firm(s) satisfactory to the Administrative Agent, which review reports shall be acceptable to the Administrative Agent. If such environmental review reports identify any environmental hazards or liabilities, such environmental review reports shall include or be accompanied by the Loan Parties’ plans with respect thereto.

(q) Mortgages (hypothec), etc. The Administrative Collateral Agent shall have received, with respect to each parcel of real property which is identified on Schedule 1.01(a), each of the following, in form and substance reasonably satisfactory to the Administrative Collateral Agent:

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(i) a Mortgage (or hypothec) on such property;

(ii) evidence that a counterpart of the Mortgage (or hypothec) has been recorded in the place necessary, in the Administrative Agent’s judgment, to create a valid and enforceable first priority Lien (subject to Permitted Encumbrances which (a) have been approved by the Administrative Agent in the exercise of its Permitted Discretion and are disclosed in a title insurance policy issued in favor of the Administrative Collateral Agent or (b) which do not have priority over the Lien granted in favor of the Administrative Collateral Agent) in favor of the Administrative Collateral Agent for the benefit of itself and the Lenders (or has been delivered to the title company for recording) and which may be set up against third parties;

(iii) ALTA (or its customary Canadian equivalent) or other mortgagee’s title policy;

(iv) an ALTA (or its customary Canadian equivalent) survey prepared and certified to the Administrative Agent by a surveyor acceptable to the Administrative Agent;

(v) an opinion of Borrowers’ local counsel in the applicable jurisdiction in which such parcel of real property is located in form and substance and from counsel reasonably satisfactory to the Administrative Agent;

(vi) a flood certificate or report (or, for real property located in Canada, customary evidence of notice or flood plains and compliance with any relevant regulations, where applicable) and, if necessary, evidence of flood insurance acceptable to the Administrative Agent; and

(vii) such other information, documentation, and certifications as may be reasonably required by the Administrative Agent.

(r) Insurance. The Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the applicable terms of the Security Agreements (including Section 5.09 of this Agreement and Section 4.11 of the U.S. Security Agreement).

(s) Letter of Credit Application. The Administrative Agent shall have received a properly completed letter of credit application if the issuance of a Letter of Credit will be required on the Effective Date. The Borrowers shall have executed the Issuing Banks’ master agreements for the issuance of commercial Letters of Credit.

(t) Process Agent. The Administrative Agent shall have received evidence of the acceptance by the Process Agent of its appointment as process agent by the UK Borrower and the Company and the U.S. Borrower shall have been appointed as the Process Agent for each other Loan Party that is not organized under the laws of any State of the United States.

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(u) Designation under Senior Subordinated Note Agreement. The Administrative Agent shall have received evidence of the designation by the Loan Parties of the Obligations as “Designated Senior Debt” under the Senior Subordinated Note Agreement.

(v) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent, the Disbursement Agent, any Issuing Bank, any Lender or their respective counsel may have reasonably requested.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of any Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 2:00 p.m., Chicago time, on March 31, 2008 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except for any representation and warranty made as of an earlier date, which representation shall remain true and correct in all material respects as of such earlier date.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) After giving effect to any Borrowing or the issuance of any Letter of Credit, Aggregate Availability is not less than zero.

(d) Such Loan or Letter of Credit (and all reimbursement and other obligations in respect thereof) is permitted Indebtedness under the Senior Subordinated Note Agreement and constitutes “Senior Debt” and “Designated Senior Debt” under the Senior Subordinated Note Agreement or any agreement, document or instrument governing Indebtedness issued to refund, replace or refinance the Senior Subordinated Notes.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b), (c) and (d) of this Section.

Notwithstanding the failure to satisfy the conditions precedent set forth in paragraphs (a) or (b) of this Section, unless otherwise directed by the Required Lenders, the Administrative Agent may, but shall have no obligation to, continue to make (or authorize a Disbursement Agent to

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make) Loans and an Issuing Bank may, but shall have no obligation to, issue or cause to be issued any Letter of Credit (or amend, renew or extend any Letter of Credit) for the ratable account and risk of Lenders from time to time if the Administrative Agent believes that making such Loans or issuing or causing to be issued (or amending, renewing or extending) any such Letter of Credit is in the best interests of the Lenders.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated (or have been cash collateralized in accordance with Section 2.06(j) hereof) and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the Loan Parties, with the Lenders that:

Section 5.01. Financial Statements; Borrowing Base and Other Information. The Borrowers will furnish to the Administrative Agent (to be made available by the Administrative Agent to each Lender either by posting such documents on Intralinks or other electronic transmission system or by other method selected by the Administrative Agent) the following information:

(a) within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants reasonably acceptable to the Required Lenders (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants (it being understood that the information required by this Section 5.01(a) may be furnished in the form of the Company’s annual report on Form 10-K filed with the United States Securities and Exchange Commission for the applicable fiscal year (so long as the financial statements and independent public accountants report thereon comply with the requirements set forth above));

(b) within 45 days after the end of each of the first three fiscal quarters of the Company, its consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the

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Financial Officers of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that the information required by this Section 5.01(b) may be furnished in the form of the Company’s quarterly report on Form 10-Q filed with the United States Securities and Exchange Commission for the applicable fiscal quarter (so long as the financial statements and certification thereof comply with the requirements set forth above));

(c) within 30 days after the end of each fiscal month of the Company, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Financial Officers of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that financial statements shall be deliverable under this clause (c) only for the period(s) commencing on such date, if any, as Aggregate Availability is less than $30,000,000 and ending on such date, if any, as Aggregate Availability is at least $30,000,000 for a period of 10 consecutive Business Days.

(d) concurrently with any delivery of financial statements under clause (a) or (b) or (c) above, a certificate of a Financial Officer of the Borrower Representative in substantially the form of Exhibit C (i) certifying, in the case of the financial statements delivered under clause (b) or (c), as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) in the case of financial statements delivered under clause (a) or (b) above, setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio for the fiscal quarter most recently ended and, if applicable, demonstrating compliance with Section 6.13 and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines and need not be delivered at all if accounting rules or guidelines then in effect prohibit delivery of such a certificate);

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(f) as soon as available, but in any event not more than 45 days after the commencement of each fiscal year of the Company, a copy of the plan and forecast (including a projected balance sheet, income statement and funds flow statement in form acceptable to the Administrative Agent) of the Company for each month of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;

(g) as soon as available but in any event within 15 days of the end of each calendar month, and at such other times as may be requested by either Collateral Agent, as of the period then ended, an Aggregate Borrowing Base Certificate, together with a Borrowing Base Certificate for each Borrower which calculates such Borrower’s Borrowing Base, and supporting information in connection therewith, together with any additional reports with respect to the Aggregate Borrowing Base or any Borrowing Base of a Borrower as either Collateral Agent may reasonably request; and the PP&E Component of the Borrowing Bases shall be updated (i) from time to time upon receipt of periodic valuation updates received from either Collateral Agent’s asset valuation experts, (ii) concurrent with the sale or commitment to sell any assets constituting part of the PP&E Component, (iii) in the event such assets are idled for a period in excess of ten (10) consecutive days for any reason other than routine maintenance or repairs, reconfiguration or due to seasonal production in the ordinary course of business, or (iv) in the event that the value of such assets is otherwise impaired, as determined in either Collateral Agent’s Permitted Discretion; provided that (A) if on any date Aggregate Availability is less than $30,000,000, then for the period(s) commencing on any such date and ending on the date, if any, on which Aggregate Availability is at least $30,000,000 for a period of 10 consecutive Business Days, or (B) if requested by the Administrative Agent, either Collateral Agent or the Required Lenders, during any period that an Event of Default is continuing, the Borrowers will be required to furnish an Aggregate Borrowing Base Certificate, Borrowing Base Certificates for each Borrower and supporting information in connection therewith to each Collateral Agent as soon as available but in any event within 3 Business Days after the end of each calendar week, and at such other times as may be requested by either Collateral Agent, as of the period then ended;

(h) as soon as available but in any event within 15 days of the end of each calendar month and at such other times as may be reasonably requested by either Collateral Agent, as of the period then ended, all delivered electronically in a text formatted file reasonably acceptable to each Collateral Agent:

(i) a detailed aging of each Borrower’s Accounts (1) including a listing of all invoices aged by invoice date and due date (with an explanation of the terms offered) and (2) reconciled to the Aggregate Borrowing Base Certificate and the Borrowing Base Certificate of such Borrower delivered as of such date prepared in a manner reasonably acceptable to each Collateral Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;

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(ii) a schedule detailing each Borrower’s Inventory, in form satisfactory to each Collateral Agent, (1) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as either Collateral Agent has previously indicated to the Borrower Representative are deemed by either Collateral Agent to be appropriate, (2) including a report of any variances or other results of Inventory counts performed by such Borrower since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by such Borrower and complaints and claims made against such Borrower), and (3) reconciled to the Aggregate Borrowing Base Certificate and the Borrowing Base Certificate of such Borrower delivered as of such date;

(iii) a worksheet of calculations prepared by each Borrower to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;

(iv) a reconciliation of each Borrower’s Accounts and Inventory between the amounts shown in such Borrower’s general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above; and

(v) a reconciliation of the loan balance per each Borrower’s general ledger to the loan balance under this Agreement;

(i) as soon as available but in any event within 15 days of the end of each calendar month and at such other times as may be requested by either Collateral Agent, as of the month then ended, a schedule and aging of the Borrowers’ accounts payable, delivered electronically in a text formatted file acceptable to each Collateral Agent;

(j) promptly upon either Collateral Agent’s reasonable request:

(i) copies of invoices in connection with the invoices issued by the Borrowers in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

(ii) copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party; and

(iii) a schedule detailing the balance of all intercompany accounts of the Loan Parties and their Restricted Subsidiaries;

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(k) concurrently with any delivery of an Aggregate Borrowing Base Certificate under clause (g) above, and at such other times as may be requested by either Collateral Agent, as of the period then ended, the Borrowers’ sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal;

(l) concurrently with the delivery of a certificate of a Financial Officer pursuant to Section 5.01(d) for the first and third quarters of each fiscal year of the Company, an updated Customer List;

(m) (i) as soon as possible and in any event within 15 days after the end of each calendar month, a detailed listing of all advances of proceeds of Loans requested by the Borrower Representative for each Borrower during the immediately preceding calendar month and (ii) concurrently with the delivery of each certificate of a Financial Officer pursuant to Section 5.01(d), a detailed listing of all intercompany loans made by any of the Loan Parties or their Restricted Subsidiaries during the applicable calendar month or quarter;

(n) concurrently with the delivery of a certificate of a Financial Officer pursuant to Section 5.01(d) for the first and third quarters of each fiscal year of the Company (or as soon thereafter as is practicable if an order has been placed by the U.S. Borrower to obtain the same prior to the date of the delivery of such certificate), a certificate of good standing for the U.S. Borrower from the appropriate governmental officer in its jurisdiction of incorporation;

(o) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Borrower or any Subsidiary with the Securities and Exchange Commission or any other U.S. or Canadian federal or provincial securities commission, or any Governmental Authority succeeding to any or all of the functions of any such commission, or with any national securities exchange, or distributed by any Borrower to its shareholders generally, as the case may be; provided that information required to be delivered pursuant to this Section 5.01(o) shall be deemed to have been delivered to the Administrative Agent on the date on which the Borrower Representative provides written notice or an automatic e-mail link to the Administrative Agent that such information has been posted on the Company’s website on the Internet at http://www.cott.com/investors/filings or is available via the EDGAR system of the United States Securities and Exchange Commission on the Internet (to the extent such information has been posted or is available as described in such notice);

(p) concurrently with the delivery of each certificate of a Financial Officer pursuant to Section 5.01(d) that is delivered in connection with the delivery of financial statements under Section 5.01(a), and at such other times as may be reasonably requested by either Collateral Agent, a list of (i) all Intellectual Property owned by the Loan Parties which is the subject of a registration or application in any intellectual property registry which has been acquired, filed or issued since the previous update was provided to the Administrative Agent and (ii) any material licenses of Intellectual Property to which any Loan Party has become a party to or otherwise bound by (whether as licensor or licensee) since the last update provided to the Collateral Agents;

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(q) concurrently with the delivery of each certificate of a Financial Officer pursuant to Section 5.01(d) that is delivered in connection with the delivery of financial statements under Section 5.01(a) or 5.01(b), (i) a calculation of (x) EBITDA for the period of four fiscal quarters of the Company and its Subsidiaries most recently ended for which financial statements have been or are required to have been delivered pursuant to Sections 4.01(b), 5.01(a) or 5.01(b), as applicable, and (y) consolidated total assets of the Company and its Subsidiaries as at the last day of such four fiscal quarter period and (ii) reasonably detailed calculations demonstrating compliance with the limitations set forth in Section 5.13(a)(iii); and

(r) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower or any Subsidiary, or compliance with the terms of this Agreement, as either Collateral Agent or the Administrative Agent (on behalf of itself or any Lender) may reasonably request.

Section 5.02. Notices of Material Events. The Borrowers will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) receipt of any notice of any governmental investigation or any litigation or proceeding commenced or threatened against any Loan Party or any of their respective Restricted Subsidiaries that (i) seeks damages in excess of $20,000,000, (ii) seeks injunctive relief which, if granted, could reasonably be expected to result in a Material Adverse Effect, (iii) is asserted or instituted against any Plan, Canadian Benefit Plan, Canadian Pension Plan, its fiduciaries or its assets and which could reasonably be expected to result in a Material Adverse Effect, (iv) alleges criminal misconduct by any Loan Party or any of their respective Restricted Subsidiaries, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws and which could reasonably be expected to result in a Material Adverse Effect, (vi) contests any tax, fee, assessment, or other governmental charge in excess of $20,000,000, or (vii) involves any material product recall;

(c) any loss, damage, or destruction to the Collateral in the amount of $2,500,000 or more per occurrence or related occurrences, whether or not covered by insurance;

(d) any and all default notices received under or with respect to any leased location or public warehouse where Collateral in the amount of $2,500,000 or more included in the Aggregate Borrowing Base (or which would be included but for such notice) is located (which shall be delivered within 5 Business Days after receipt thereof);

(e) the fact that a Loan Party has entered into a Swap Agreement or an amendment to a Swap Agreement, together with copies of all agreements evidencing such Swap Agreement or amendments thereto (which shall be delivered within 5 Business Days);

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(f) the occurrence of any ERISA Event or breach of the representations and warranties in Section 3.10 that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $10,000,000;

(g) the release into the environment of any Hazardous Material that is required by any applicable Environmental Law to be reported to a Governmental Authority and which could reasonably be expected to lead to any material Environmental Liability; and

(h) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03. Existence; Conduct of Business. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except where any of the following could not reasonably be expected to result in a Material Adverse Effect, the rights, qualifications, franchises, governmental authorizations, intellectual property rights, licenses and permits used or useful in the conduct of its business, and all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and (b) engage only in Permitted Businesses.

Section 5.04. Payment of Obligations. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05. Maintenance of Properties. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 5.06. Books and Records; Inspection Rights. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, (i) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by the Administrative Agent and/or

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any Collateral Agent and, after the occurrence and during the continuance of an Event of Default, any Lender (including employees of the Administrative Agent and/or any Collateral Agent, and, after the occurrence and during the continuance of an Event of Default, any Lender, or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent and/or any Collateral Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, including environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants (so long as management of the Borrower Representative is permitted to be present), all at such reasonable times and as often as reasonably requested. After the occurrence and during the continuance of any Event of Default, each Loan Party shall provide the Administrative Agent and/or any Collateral Agent (which may be accompanied by the Lenders) with access to its suppliers. The Loan Parties acknowledge that the Administrative Agent and/or any Collateral Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ and their respective Subsidiaries’ assets for internal use by the Administrative Agent, the Collateral Agents and the Lenders.

Section 5.07. Compliance with Laws. (a) Each Loan Party will, and will cause each of its Restricted Subsidiaries to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) U.S. and Canadian Pension Plans and Benefit Plans.

(i) For each existing, or hereafter adopted, Plan, Canadian Pension Plan, Canadian Union Plan and Canadian Benefit Plan, each Loan Party will, and will cause each Subsidiary to, in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Plan, Canadian Pension Plan, Canadian Union Plan or Canadian Benefit Plan, including under any funding agreements and all applicable laws.

(ii) All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Plan, Canadian Pension Plan, Canadian Union Plan or Canadian Benefit Plan by a Loan Party shall be paid or remitted by each Loan Party and each Subsidiary of each Loan Party in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable laws.

(iii) The Loan Parties shall deliver to each Lender (i) if requested by such Lender, copies of each annual and other return, report or valuation with respect to each Plan and Canadian Pension Plan as filed with any applicable Governmental Authority; (ii) promptly after receipt thereof, a copy of any material direction, order, notice, ruling or opinion that any Loan Party or any Subsidiary of any Loan Party may receive from any applicable Governmental Authority with respect to any Plan or Canadian Pension Plan; (iii) notification within 30 days of any increases having a cost to one or more of the Loan Parties and their Subsidiaries in excess of $1,000,000 per annum in the aggregate, in the

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benefits of any existing Plan, Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Plan, Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which any Loan Party was not previously contributing; and (iv) notification within 30 days of any voluntary or involuntary termination of, or participation in, a Plan, Canadian Pension Plan or Canadian Union Plan.

(c) UK Pension Plans and Benefit Plans.

(i) The UK Borrower shall ensure that all pension schemes registered in the UK, operated or maintained for the benefit of members of it or its Subsidiaries and/or any of their employees comply with the requirements of Section 222 of the Pensions Act 2004 and that no action or omission is taken by the UK Borrower, any of its Subsidiaries or any Loan Party in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme or the UK Borrower or any of its Subsidiaries ceasing to employ any member of such a pension scheme).

(ii) The UK Borrower shall ensure that neither it nor any of its Subsidiaries is or has been at any time after April 27, 2004 an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993), other than the U.K. Pension Plan, or “connected” with or an “associate” of (as those terms are used in Sections 39 and 43 of the Pensions Act 2004) such an employer.

(iii) The UK Borrower shall deliver to the Administrative Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the UK Borrower), actuarial reports in relation to all pension schemes mentioned in Section 5.07(c)(i) above.

(iv) The UK Borrower shall promptly notify the Administrative Agent of any material change in the rate of contributions to any pension schemes mentioned in Section 5.07(c)(i) above paid or which results in a change to the schedule of contributions in accordance with Section 227 of the Pensions Act 2004 or in accordance with Section 56 of the Pensions Act 1995, as applicable.

(v) The UK Borrower shall immediately notify the Administrative Agent of any investigation or proposed investigation by the Pensions Regulator (being the body corporate so entitled established under Part I of the Pensions Act 2004) which may lead to the issue by the Pensions Regulator of a Financial Support Direction under Section 43 of the Pensions Act 2004 or a Contribution Notice under Section 38 or Section 47 of the Pensions Act 2004 to it or any of its Subsidiaries. The UK Borrower shall immediately notify the Administrative Agent if it receives such a Financial Support Direction or Contribution Notice from the Pensions Regulator.

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(d) Environmental Covenant. The Loan Parties and each Subsidiary (1) shall be at all times in compliance with all Environmental Laws, and (2) shall similarly ensure that the assets and operations are in compliance with all Environmental Laws and that no Hazardous Materials are, contrary to any Environmental Laws, discharged, emitted, released, generated, used, stored, managed, transported or otherwise dealt with, except, in each case, where failure to comply with such Environmental Laws could not reasonably be expected to have a Material Adverse Effect.

Section 5.08. Use of Proceeds. The proceeds of the Loans will be used only (i) to refinance in full the repayment of the Indebtedness of the Loan Parties and their Subsidiaries under the Existing Credit Agreement and the Receivables Facility, (ii) to pay fees and expenses in connection with the Transactions and (iii) for working capital needs and general corporate purposes. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Section 5.09. Insurance. Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary and employee dishonesty; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents, or (in the case of Loan Parties and Subsidiaries located outside of the United States, such other insurance maintained with other carriers as is satisfactory to the Administrative Agent in its Permitted Discretion. The Borrowers will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. The Borrowers shall require all such policies to name the Administrative Collateral Agent, on behalf of itself and the Lenders, as additional insured or loss payee, as applicable.

Section 5.10. Casualty and Condemnation. The Borrowers (a) will furnish to the Administrative Agent (for delivery to the Lenders) prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

Section 5.11. Appraisals and Field Examinations. At any time that the Administrative Agent and/or any Collateral Agent requests, the Loan Parties will provide the Administrative Agent and the Collateral Agents with appraisals or updates thereof of their Inventory, equipment and real property from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent and each Collateral Agent, such

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appraisals and updates to include, without limitation, information required by applicable law and regulations, with all such appraisals and updates being at the Borrowers’ cost and expense except as limited in the following proviso; provided, however, that (A) in the case of appraisals of Inventory, (i) if no Event of Default has occurred and is continuing and Aggregate Availability has at all times during the preceding twelve fiscal months been greater than or equal to $30,000,000, one such appraisal per calendar year shall be at the sole expense of the Loan Parties, (ii) if no Event of Default has occurred and is continuing and Aggregate Availability has at any time during the preceding twelve fiscal months been less than $30,000,000, two such appraisals per calendar year shall be at the sole expense of the Loan Parties and (iii) if an Event of Default has occurred and is continuing, each such appraisal shall be at the sole expense of the Loan Parties and (B) in the case of appraisals of equipment and real property, (i) if no Event of Default has occurred and is continuing, one such appraisal per calendar year shall be at the sole expense of the Loan Parties, (ii) if an Event of Default has occurred and is continuing, each such appraisal shall be at the sole expense of the Loan Parties and (iii) appraisals of parcels of real property not identified on Schedule 1.01(a) shall not be at the expense of the Loan Parties, except to the extent such appraisals are required by any Requirement of Law. In addition, at any time that the Administrative Agent and/or any Collateral Agent requests, the Loan Parties will provide the Administrative Agent and the Collateral Agents (and any third party retained by any of them) with access to their properties, books, records and employees to conduct field examinations, to ensure the adequacy of Borrowing Base Collateral and related reporting and control systems; provided, however, that if no Event of Default has occurred and is continuing and Aggregate Availability has at all times during the preceding twelve fiscal months been greater than or equal to $30,000,000, one such field examination per calendar year shall be at the sole expense of the Loan Parties, (ii) if no Event of Default has occurred and is continuing and Aggregate Availability has at any time during the preceding twelve fiscal months been less than $30,000,000, two such field examinations per calendar year shall be at the sole expense of the Loan Parties and (iii) if an Event of Default has occurred and is continuing, each such field examination shall be at the sole expense of the Loan Parties.

Section 5.12. Depository Banks. Within 180 days after the Effective Date (or such longer period as may be agreed to by the Administrative Agent), each Loan Party (other than the members of the Cott Mexican Group) will maintain one or more of the Lenders as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

Section 5.13. Additional Collateral; Further Assurances. (a) Subject to applicable law, (i) each Borrower and each Subsidiary that is a Loan Party shall (within 30 days after such formation or acquisition, or such longer period as may be agreed to by the Administrative Agent) cause each of their respective Restricted Subsidiaries formed or acquired after the date of this Agreement in accordance with the terms of this Agreement (other than Excluded Subsidiaries) (A) to become a Loan Party by executing the Joinder Agreement set forth as Exhibit D hereto (the “Joinder Agreement”), (provided, however, that a Subsidiary of the UK Borrower shall not be required to execute a Joinder Agreement to the extent that to do so would result in any breach of corporate benefit, financial assistance, fraudulent preference or thin capitalization laws or regulations (or analogous restrictions) of any applicable jurisdiction) and (B) provide the Administrative Agent with evidence of the acceptance by the Process Agent (which may be the U.S. Borrower) of its appointment as process agent by such Person, (ii) if at any time an

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Excluded Subsidiary ceases to be an Excluded Subsidiary, each Borrower and each Subsidiary that is a Loan Party (within 30 days of such event or such longer period as the Administrative Agent may agree) shall cause such Subsidiary (x) to become a Loan Party by executing the Joinder Agreement (provided, however, that a Subsidiary of the UK Borrower shall not be required to execute a Joinder Agreement to the extent that to do so would result in any breach of corporate benefit, financial assistance, fraudulent preference or thin capitalization laws or regulations (or analogous restrictions) and (y) provide the Administrative Agent with evidence of the acceptance by the Process Agent (which may be the U.S. Borrower) of its appointment as process agent by such Person and (iii) if, as of the last day of any fiscal quarter of the Company and its Subsidiaries, (A) the aggregate amount of total assets of all Excluded Subsidiaries and Unrestricted Subsidiaries (other than [***]) exceeds 5.0% of the consolidated total assets of the Company and its Subsidiaries (other than [***]) at such date or (B) the aggregate amount of EBITDA contributed by all Excluded Subsidiaries and Unrestricted Subsidiaries (other than [***]) exceeds 5.0% of EBITDA for the period of four fiscal quarters of the Company and its Subsidiaries (other than [***]) most recently ended for which financial statements have been or are required to have been delivered pursuant to Sections 4.01(b), 5.01(a) or 5.01(b), as applicable, each Borrower and each Subsidiary that is a Loan Party (within 30 days of the delivery of such financial statements or such longer period as the Administrative Agent may agree) shall cause a sufficient number of Excluded Subsidiaries and/or Unrestricted Subsidiaries (other than the [***]) (x) to become Loan Parties by executing the Joinder Agreement and (y) provide the Administrative Agent with evidence of the acceptance by the Process Agent (which may be the U.S. Borrower) of its appointment as process agent by such Person, such that the total assets of, and EBITDA contributed by, the remaining Excluded Subsidiaries and Unrestricted Subsidiaries (other than the [***]) represent less than 5.0% of the consolidated total assets of the Company and its Subsidiaries (other than [***]) at such date and less than 5.0% of EBITDA for the period of four fiscal quarters of the Company and its Subsidiaries (other than [***]) for such period. Upon execution and delivery of such a Joinder Agreement, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Collateral Agent, for the benefit of the Administrative Agent, the Collateral Agents and the Lenders, or to the UK Security Trustee, as applicable, in any property of such Loan Party which constitutes Collateral, including, to the extent requested by the Administrative Agent in its Permitted Discretion, any parcel of real property located in the U.S. owned by any Loan Party. [Names redacted]

(b) Each Borrower (other than the U.S. Borrower) and each Subsidiary that is a Loan Party (other than any Subsidiary that is organized under the laws of any State of the United States or the District of Columbia) will cause 100% of the issued and outstanding Equity Interests of each of their respective Subsidiaries to be subject at all times to a first priority, perfected Lien in favor of the Administrative Collateral Agent or the UK Security Trustee, as applicable, pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request (subject to Permitted Perfection Limitations). The U.S. Borrower and each Subsidiary that is a Loan Party organized under the laws of any State of the United States or the District of Columbia will cause (i) 100% of the issued and outstanding Equity Interests of each of its domestic Subsidiaries and (ii) 65% (or such greater percentage that, due to a change in applicable law after the date hereof, (1) could not

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reasonably be expected to cause the undistributed earnings of such foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such foreign Subsidiary’s U.S. parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each foreign Subsidiary directly owned by such U.S. Borrower or domestic Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Collateral Agent, pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request (subject to Permitted Perfection Limitations).

(c) Without limiting the foregoing, each Loan Party will execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents (subject to Permitted Perfection Limitations), all at the expense of the Loan Parties. In addition, each Loan Party will execute and deliver, or cause to be executed and delivered, to the Administrative Agent filings with any governmental recording or registration office in any jurisdiction required by the Administrative Agent, in the exercise of its Permitted Discretion, in order to perfect or protect the Liens of the Administrative Collateral Agent or the UK Security Trustee granted under any Collateral Document in any Intellectual Property at the expense of the Lenders (unless an Event of Default is then continuing, in which event such filings shall be at the expense of the Loan Parties).

(d) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by any Borrower or any Subsidiary that is a Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreements that become subject to the Lien in favor of the applicable Security Agreement upon acquisition thereof and assets specifically excluded from Collateral under the Security Agreements), the Borrower Representative will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent in its Permitted Discretion or by the Required Lenders, the Borrowers will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

(e) Borrowers shall use their best efforts to assist the Administrative Agent in completing its due diligence review of the real property owned by the Company and its Subsidiaries in Pointe Claire, Quebec, Sikeston, Missouri and Calgary, Alberta (collectedly, the “Subject Real Properties”). As soon as practicable after a request of the Administrative Agent or any Collateral Agent to subject any or all of the Subject Real Properties to a Lien in favor of the Administrative Collateral Agent to secure the Secured Obligations, each of the Borrowers shall

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cause each Loan Party with an interest in such Subject Real Property to enter into a Mortgage (or hypothec) on such Subject Real Properties and shall take, or cause to be taken, such actions (including deliveries of the type required by Section 4.01(q) with respect to Mortgages (or hypothecs) granted on the Effective Date) as the Administrative Agent or either Collateral Agent may reasonably request to ensure the creation, perfection and (subject to Permitted Encumbrances of the type described in Section 4.01(q)(ii) hereof), all at the expense of the Loan Parties.

Section 5.14. Designation of Subsidiaries. At any time after the Effective Date, the Borrower Representative may, in addition to the Unrestricted Subsidiaries listed on Schedule 1.01(c) on the Effective Date, designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary upon prior written notice to the Administrative Agent; provided that (i) [***], each Subsidiary of the Company organized under the laws of a jurisdiction other than the United States (or any State thereof), the District of Columbia, Canada (or any Province thereof) or England and Subsidiaries organized under the laws of the United States (or any state thereof), the District of Columbia, Canada (or any Province thereof) or England that are immaterial to the business of the Loan Parties taken as a whole shall be the only Subsidiaries eligible to be designated as Unrestricted Subsidiaries on Schedule 1.01(c) or pursuant to this Section 5.14, (ii) in the case of designation of any Restricted Subsidiary as an Unrestricted Subsidiary, immediately before and after such designation, no Specified Default shall have occurred and be continuing, (iii) in the case of designation of any Restricted Subsidiary as an Unrestricted Subsidiary, immediately after giving effect to such designation, the Borrowers shall be in compliance, on a pro forma basis, with the covenants set forth in Section 6.13 (it being understood that as a condition precedent to the effectiveness of any such designation, the Borrower Representative shall deliver to the Administrative Agent a certificate of a Financial Officer setting forth in reasonable detail the calculations demonstrating such compliance), (iv) no Subsidiary may be designated as an Unrestricted Subsidiary on Schedule 1.01(c) or pursuant to this Section 5.14 if it is a “Restricted Subsidiary” (or any other defined term having a similar purpose) for the purpose of the Senior Subordinated Note Documents or any other agreement relating to any Subordinated Indebtedness (unless concurrently designated as an Unrestricted Subsidiary under such documents as well), (v) no Restricted Subsidiary may be designated an Unrestricted Subsidiary on Schedule 1.01(c) or pursuant to this Section 5.14 if it was previously designated an Unrestricted Subsidiary, (vi) no Restricted Subsidiary may be designated an Unrestricted Subsidiary if it owns any Equity Interests of, or holds any Indebtedness of, any other Restricted Subsidiary, (vii) if a Restricted Subsidiary is being designated as an Unrestricted Subsidiary hereunder, (A) the sum of (i) the net tangible assets of such Subsidiary as of such date of designation (the “Designation Date”), as set forth on such Subsidiary’s most recent balance sheet, plus (ii) the aggregate amount of total assets of all Unrestricted Subsidiaries listed on Schedule 1.01(c) on the Effective Date (other than the [***]) plus the aggregate amount of total assets of all Unrestricted Subsidiaries designated as Unrestricted Subsidiaries pursuant to this Section 5.14 prior to the Designation Date (in each case measured as of such date) shall not exceed 5.0% of the consolidated total assets of the Company and its Subsidiaries (other than the [***]) at such date, pro forma for such designation and (B) the sum of (i) the EBITDA contributed by such Subsidiary as of the Designation Date, plus (ii) the aggregate amount of EBITDA contributed by all Unrestricted Subsidiaries listed on Schedule 1.01(c) on the Effective Date (other than the [***]) plus the aggregate amount of total EBITDA of all

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Unrestricted Subsidiaries designated as Unrestricted Subsidiaries pursuant to this Section 5.14 prior to the Designation Date (in each case measured as of the Designation Date) shall not exceed 5.0% of EBITDA for the period of four fiscal quarters of the Company and its Subsidiaries (other than [***]) most recently ended for which financial statements have been or are required to have been delivered pursuant to Sections 4.01(b), 5.01(a) or 5.01(b), as applicable, as of such Designation Date, pro forma for such designation, and (viii) the Borrower Representative shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying compliance with the provisions of this Section 5.14 setting forth in reasonable detail the computations necessary to determine such compliance. Notwithstanding the foregoing, the designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an investment by the Company and its Restricted Subsidiaries, as applicable, therein at the Designation Date in an amount equal to the net book value of the applicable parties’ investment therein. Subject to Section 5.13(a), any Subsidiary of an Unrestricted Subsidiary shall automatically be deemed to be an Unrestricted Subsidiary. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of all investments, Indebtedness and Liens of such Subsidiary existing at such time and (ii) a return on any investment by the Company or any Restricted Subsidiary in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Company’s and its Restricted Subsidiaries’ (as applicable) investment in such Subsidiary. [Names redacted]

Section 5.15. Post-Closing Covenants. Each Borrower will, and will cause its Restricted Subsidiaries to, execute and deliver the documents and complete the tasks set forth on Schedule 5.15, in each case within the respective time periods specified on such schedule (or within such longer periods as may be agreed to by the Administrative Agent in its sole discretion).

Section 5.16. Mexican Cash Sweep. At all times that full cash dominion is in effect pursuant to Section 7.3 of the U.S. Security Agreement or Section 7.3 of the Canadian Security Agreement, and for so long as any member of the Cott Mexican Group owes intercompany Indebtedness to any Loan Party (other than a member of the Cott Mexican Group), each Borrower will cause the members of the Cott Mexican Group to cause to be transferred, each week, by wire transfer all collected funds in the aggregate held in the deposit accounts of: the members of the Cott Mexican Group in excess of $5,000,000 to a deposit account subject to a Deposit Account Control Agreement or to a deposit account subject to an acknowledgment of notice in the form required under Clause 5.5.1 of the UK Security Agreement, in each case for application to the repayment of intercompany Indebtedness owed by any member of the Cott Mexican Group to any Loan Party (other than a member of the Cott Mexican Group).

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired or terminated (or have been cash collateralized in accordance with Section 2.06(j) hereof) and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree, jointly and severally, with the Lenders that:

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Section 6.01. Indebtedness. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, create, incur or suffer to exist any Indebtedness, except:

(a) the Secured Obligations;

(b) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) of this Section 6.01;

(c) Indebtedness of any Borrower to any Subsidiary or any other Borrower and of any Restricted Subsidiary to any Borrower or any other Subsidiary, provided that (i) Indebtedness of any member of the Cott Mexican Group and of any Subsidiary that is not a Loan Party to any Borrower or any Restricted Subsidiary shall be subject to Section 6.04 and (ii) Indebtedness of any Borrower to any Subsidiary and Indebtedness of any Restricted Subsidiary that is a Loan Party to any Borrower or to any other Subsidiary shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent; provided, that no such subordination provisions shall restrict payments by any Restricted Subsidiary to the Company or any of its Restricted Subsidiaries to the extent that such restrictions would be in violation of Section 4.8 of the Senior Subordinated Note Agreement;

(d) Guarantees by any Borrower of Indebtedness of any Subsidiary or any other Borrower and by any Restricted Subsidiary of Indebtedness of any Borrower or any other Subsidiary, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by any Borrower or any Restricted Subsidiary of Indebtedness of any member of the Cott Mexican Group and of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (iii) Guarantees permitted under this clause (d) shall be subordinated to the Secured Obligations of the applicable Subsidiary if, and on the same terms as, the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(e) Indebtedness of any Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $50,000,000 at any time outstanding;

(f) Indebtedness which represents an extension, refinancing, or renewal of any of the Indebtedness described in clauses (b), (i), (j) and (k) hereof; provided that, (i) the principal amount or interest rate of such Indebtedness is not increased except by an

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amount equal to unpaid accrued interest and premium thereon and any make-whole payments applicable thereto plus reasonable fees and expenses reasonably incurred with respect to such refinancing and by an amount equal to any existing unutilized commitments thereunder, (ii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party or any of their respective Restricted Subsidiaries, (iii) no Loan Party or Restricted Subsidiary of any Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced or renewed, (v) the terms of any such extension, refinancing, or renewal (taken as a whole) are not less favorable to the obligor thereunder than the original terms of such Indebtedness (taken as a whole) and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Secured Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness;

(g) Indebtedness owed to any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;

(h) Indebtedness of any Borrower or any Restricted Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(i) Indebtedness of any (x) Person (other than a Person that was previously an Unrestricted Subsidiary) that becomes a Restricted Subsidiary after the date hereof in connection with any Permitted Acquisition, or (y) assumed in connection with any assets acquired in connection with a Permitted Acquisition; provided that (i) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary or such assets being acquired and (ii) the aggregate principal amount of Indebtedness permitted by this clause (i) shall not exceed $20,000,000 at any time outstanding;

(j) other unsecured Indebtedness in an aggregate principal amount not exceeding $25,000,000 at any time outstanding; provided that the aggregate principal amount of Indebtedness of the Restricted Subsidiaries that are not Borrowers permitted by this clause (j) shall not exceed $5,000,000 at any time outstanding;

(k) the Senior Subordinated Notes;

(l) [***] [Certain permitted transactions redacted]

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(m) obligations of any Borrower or any Restricted Subsidiary under Swap Agreements permitted under Section 6.08;

(n) endorsements of negotiable instruments for deposit or collection in the ordinary course of business; and

(o) Indebtedness in respect of the Sidel Water Sale and Leaseback Transaction in an aggregate principal amount not to exceed (i) $31,500,000 in the aggregate at any time prior to the effectiveness of the GECC lease referenced therein and (ii) $27,000,000 in the aggregate thereafter.

Section 6.02. Liens. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien (including any Lien arising under ERISA) on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created pursuant to any Loan Document;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of any Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Borrower or Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof except to the extent permitted by clause (f) of Section 6.01;

(d) Liens on fixed or capital assets acquired, constructed or improved by any Borrower or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of such Borrower or Restricted Subsidiary or any other Borrower or Restricted Subsidiary;

(e) any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by any Borrower or any Restricted Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person (other than any Person that is an Unrestricted Subsidiary prior to becoming a Restricted

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Subsidiary) that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of such Restricted Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof except to the extent permitted by clause (f) of Section 6.01;

(f) Liens (i) of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon or (ii) in favor of a banking institution arising as a matter of law, encumbering amounts credited to deposit or securities accounts (including the right of set-off) and which are within the general parameters customary in the banking industry;

(g) Liens arising out of sale and leaseback transactions permitted by Section 6.06;

(h) Liens on Permitted Margin Stock;

(i) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Borrower or another Loan Party in respect of Indebtedness owed by such Restricted Subsidiary;

(j) licenses of Intellectual Property that are in furtherance of, or integral to, other business transactions entered into by the Company or a Restricted Subsidiary in the ordinary course of business;

(k) Liens not otherwise permitted by this Section so long as (i) the obligations secured thereby are not obligations for borrowed money, (ii) the aggregate obligations secured thereby do not exceed $2,500,000 at any time, (iii) the Liens do not attach to any property that is not also subject to a Lien securing the Secured Obligations and (iv) the aggregate fair market value of all such property subject to such Lien does not exceed $2,500,000; and

(l) Liens described on Schedule 6.02-A hereto securing the Indebtedness permitted under Section 6.01(o) hereof.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (1) Accounts, other than those permitted under clause (a) of the definition of Permitted Encumbrance and clause (a) above and (2) Inventory, other than those permitted under clauses (a) and (b) of the definition of Permitted Encumbrance and clause (a) above. Notwithstanding anything to the contrary contained in this Agreement or any Collateral Document (including any provision for, reference to, or acknowledgement of, any Lien or Permitted Lien), nothing herein and no approval by the Administrative Agent, either Collateral Agent, the UK Security Trustee or Lenders of any Lien or Permitted Lien (whether such

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approval is oral or in writing) shall be construed as or deemed to constitute a subordination by the Administrative Agent, either Collateral Agent, the UK Security Trustee or the Lenders of any security interest or other right, interest or Lien in or to the Collateral or any part thereof in favor of any Lien or Permitted Lien or any holder of any Lien or Permitted Lien.

Section 6.03. Fundamental Changes. (a) No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, amalgamate with, merge into or consolidate with any other Person, or permit any other Person to amalgamate with, merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Person (other than a Borrower) may merge or amalgamate into a Borrower in a transaction in which such Borrower is the surviving corporation, (ii) any Person (other than a Borrower) may merge or amalgamate into or with (A) any Loan Party in a transaction in which the surviving entity is a Loan Party or (B) any other Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary; (iii) any Restricted Subsidiary of the Company may transfer its assets to a Loan Party (other than any member of the Cott Mexican Group unless the transferor is also a member of the Cott Mexican Group) (or if such Subsidiary is a Borrower, then to another Borrower) and may then be liquidated or dissolved; (iv) any Borrower may be merged, amalgamated or consolidated with or into another Borrower; provided that (x) if the U.S. Borrower is a party to any such merger, amalgamation or consolidation, the U.S. Borrower is the surviving entity and (y) if the Canadian Borrower merges, amalgamates or consolidates with the UK Borrower, the Canadian Borrower is the surviving entity; (v) any wholly-owned Subsidiary of the Company (other than a Borrower) may merge with or into or amalgamate with any Person acquired in connection with a Permitted Acquisition; provided that (x) the Company and its Restricted Subsidiaries shall comply with Section 5.13 and (y) the surviving Person is a wholly-owned Subsidiary; (vi) any Restricted Subsidiary may merge or amalgamate or combine with any Person pursuant to a disposition permitted by Section 6.05; provided that any such merger or amalgamation involving a Person that is not a wholly owned Subsidiary immediately prior to such merger or amalgamation shall not be permitted unless also permitted by Section 6.04.

(b) No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses.

Section 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:

(a) Permitted Investments, subject to control agreements in favor of the Administrative Collateral Agent for the benefit of the Lenders or otherwise subject to a perfected security interest in favor of the Administrative Collateral Agent for the benefit of the Lenders subject to Permitted Perfection Limitations;

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(b) Loans, advances, guarantees and investments in existence on the date of this Agreement and described in Schedule 6.04;

(c) investments by the Loan Parties and their respective Restricted Subsidiaries in Equity Interests in their respective Subsidiaries, provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the applicable Security Agreement (subject to the limitations applicable to common stock of certain foreign Subsidiaries referred to in Section 5.13 and subject to Permitted Perfection Limitations), (B) the aggregate amount of investments made pursuant to this clause (c) after the Effective Date by Loan Parties and their respective Restricted Subsidiaries in Subsidiaries that are not Loan Parties or are members of the Cott Mexican Group (together with outstanding intercompany loans made after the Effective Date permitted under clause (B) to the proviso to Section 6.04(d) and outstanding Guarantees made after the Effective Date permitted under the proviso to Section 6.04(e)) shall not exceed $5,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs); provided that if Aggregate Availability (after giving effect to such investment) is at least $100,000,000 then the aggregate amount of investments permitted to be made under clause (B) (together with outstanding intercompany loans made after the Effective Date permitted under clause (B) to the proviso to Section 6.04(d) and outstanding Guarantees made after the Effective Date permitted under the proviso to Section 6.04(e)) shall be increased to $15,000,000 at any one time outstanding, (C) the Loan Parties and their respective Restricted Subsidiaries (other than members of the Cott Mexican Group) shall not make any investments in Equity Interests in any member of the Cott Mexican Group after the Effective Date and (D) no investments permitted under this clause (c) shall be permitted to be made at any time an Event of Default has occurred and is continuing;

(d) loans or advances made by any Borrower to any Subsidiary or any other Borrower and made by any Restricted Subsidiary to any Borrower or any other Subsidiary, provided that (A) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the applicable Security Agreement and (B) the amount of such loans and advances made by Loan Parties and their respective Restricted Subsidiaries to Subsidiaries that are not Loan Parties or are members of the Cott Mexican Group pursuant to this clause (d) after the Effective Date (together with outstanding investments made after the Effective Date permitted under clause (B) to the proviso to Section 6.04(c) and outstanding Guarantees made after the Effective Date permitted under the proviso to Section 6.04(e)) shall not exceed $5,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs); provided that if Aggregate Availability (after giving effect to such investment) is at least $100,000,000 then the aggregate amount of loans and advances permitted to be outstanding under clause (B) (together with outstanding investments made after the Effective Date permitted under clause (B) to the proviso to Section 6.04(c) and outstanding Guarantees made after the Effective Date permitted under the proviso to Section 6.04(e)) shall be increased to $15,000,000 at any one time outstanding and provided, further, that no investments permitted under this subclause (B) of this clause (d) shall be permitted to be made at any time an Event of Default has occurred and is continuing;

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(e) Guarantees constituting Indebtedness permitted by Section 6.01, provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties or that is a member of the Cott Mexican Group that is Guaranteed by any Loan Party or by their respective Restricted Subsidiaries pursuant to this clause (e) after the Effective Date (together with outstanding investments permitted under clause (B) to the proviso to Section 6.04(c) made after the Effective Date and outstanding intercompany loans permitted under clause (B) to the proviso to Section 6.04(d) made after the Effective Date) shall not exceed $5,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs); provided that if Aggregate Availability (after giving effect to such investment) is at least $100,000,000 then the aggregate amount of Guarantees permitted under this clause (e) (together with outstanding investments permitted under clause (B) to the proviso to Section 6.04(c) made after the Effective Date and outstanding intercompany loans made after the Effective Date under clause (B) to the proviso to Section 6.04(d)) shall be increased to $15,000,000 at any one time outstanding;

(f) loans or advances made by any Loan Party or any of their respective Restricted Subsidiaries to its employees on an arms’-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $1,000,000 in the aggregate at any one time outstanding;

(g) subject to the applicable provisions of any Security Agreements (including Sections 4.2(a) and 4.4 of the U.S. Security Agreement and Sections 4.2(a) and 4.4 of the Canadian Security Agreement), notes payable, or stock or other securities issued by Account Debtors to any Loan Party or any of their respective Restricted Subsidiaries pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;

(h) investments in the form of Swap Agreements permitted by Section 6.08;

(i) investments of any Person (other than a Person that was an Unrestricted Subsidiary prior to becoming a Restricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary of a Borrower or consolidates or merges with a Borrower or any of its Restricted Subsidiaries, in each case, in connection with a Permitted Acquisition, so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(j) investments received in connection with the dispositions of assets permitted by Section 6.05;

(k) investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;

(l) investments by the Company and its Restricted Subsidiaries in the form of Permitted Acquisitions, provided that (A) the Company and its Restricted Subsidiaries may not make any Permitted Acquisition unless the Aggregate Availability (after giving

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effect to such Permitted Acquisition) as of the date such Permitted Acquisition is to be made is at least $50,000,000, (B) the Company and its Restricted Subsidiaries may not make any Permitted Acquisition that would result in aggregate Acquisition Consideration for all Permitted Acquisitions over the term of this Agreement exceeding $25,000,000 unless (x) the Aggregate Availability (after giving effect to such Permitted Acquisition) as of the date such Permitted Acquisition is to be made is at least $75,000,000 and (y) the Fixed Charge Coverage Ratio, determined as of the date such Permitted Acquisition is to be made and after giving effect to such Permitted Acquisition, is at least 1.1 to 1.0 and (C) the aggregate Acquisition Consideration for all Permitted Acquisitions over the term of this Agreement may not exceed $50,000,000;

(m) investments in the form of repurchases of capital stock of the Company or any of its Restricted Subsidiaries permitted by Section 6.09(a)(iv);

(n) investments in the form of redemptions or purchases of the Senior Subordinated Notes permitted by Section 6.09(b)(vii);

(o) [***] [ Certain extensions of credit redacted]

(p) loans and advances to members of the Cott Mexican Group, provided that (A) no such loans or advances shall be made if Aggregate Availability (at such time and after giving effect to such loans and advances) is less than $37,500,000, (B) such loans and advances shall not exceed $5,000,000 in the aggregate if Aggregate Availability (at such time and after giving effect to such loans and advances) is at least $37,500,000 but less than $50,000,000, (C) such loans and advances shall not exceed $10,000,000 in the aggregate if Aggregate Availability (at such time and after giving effect to such loans and advances) is at least $50,000,000 but less than $75,000,000, (D) such loans and advances shall not exceed $20,000,000 in the aggregate if Aggregate Availability (at such time and after giving effect to such loans and advances) is at least $75,000,000, (E) any such loans and advances shall be evidenced by a promissory note in the form and substance satisfactory to the Administrative Agent pledged pursuant to the applicable Security Agreement and (F) no such loans and advances shall be permitted to be made at any time an Event of Default has occurred and is continuing;

(q) investments by the members of the Cott Mexican Group not otherwise permitted by this Section in the form of acquisitions or investments in joint ventures, provided that (A) such investments shall be made in the form of cash or property or a Guarantee (valued at fair market value) of members of the Cott Mexican Group and (B) the amount of investments shall not exceed $3,500,000 at any time outstanding; and

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(r) (i) loans, advances and other investments by members of the Cott Mexico Group that are Loan Parties in or to other members of the Cott Mexico Group that are Loan Parties and (ii) loans, advances and other investments by members of the Cott Mexico Group that are not Loan Parties in or to other members of the Cott Mexico Group that are not Loan Parties;

provided that (x) other than as permitted in clause (p) above, no investments by any Loan Party in any member of the Cott Mexican Group shall be permitted under this Section 6.04 until such member of the Cott Mexican Group has become a Loan Guarantor hereunder and has granted Liens to the Administrative Collateral Agent in any of its property which constitutes Collateral, in each case, in accordance with Section 5.15 and (y) no investments by any Loan Party in BCB International or BCB European shall be permitted under this Section 6.04. For the purposes of this Section 6.04, the “amount” of any loan, advance, extension of credit or investment made by any Person or Persons (collectively, the “Investors”) in any other Person or Persons (collectively, the “Recipient”) shall be:

(i) with respect to any loans, advances or extensions of credit made by any Investor to any Recipient, an amount equal to (A) the principal amount of loans, advances and extensions of credit made to the Recipient, directly or indirectly, by the Investor less (B) the amount of any repayments of principal of such loans, advances or extensions of credit made, directly or indirectly, by the Recipient to the Investor; and

(ii) with respect to any investment made by any Investor in any Recipient, (A) the amount of capital contributions made in the Recipient, directly or indirectly, by the Investor less (B) the amount of any dividends and distributions made by such Recipient (directly or indirectly) to such Investor with respect to such investment.

Section 6.05. Asset Sales. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to another Borrower or another Subsidiary in compliance with Section 6.04), except:

(a) sales, transfers and dispositions of (i) inventory in the ordinary course of business, (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business and (iii) Permitted Margin Stock;

(b) sales, transfers and dispositions to any Borrower or any Subsidiary, provided that any such sales, transfers or dispositions involving any member of the Cott Mexican Group or a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.10 and 6.04;

(c) sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

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(d) sales, transfers and dispositions of investments permitted by clauses (g), (i), (j) and (k) of Section 6.04;

(e) (i) sale and leaseback transactions permitted by Section 6.06(i) and (ii) sale and leaseback transactions permitted by Section 6.06(ii);

(f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Restricted Subsidiary;

(g) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (g) shall not exceed (i) $40,000,000 during any fiscal year of the Company and or (ii) $100,000,000 during the term of this Agreement;

(h) licenses of Intellectual Property that are in furtherance of, or integral to, other business transactions entered into by the Company or a Restricted Subsidiary in the ordinary course of business;

(i) the conveyance, sale, lease, assignment, transfer or other disposition of vending machines, in the normal course of business or as may be reasonably required by contract with the customer of the Company and its Restricted Subsidiaries, in connection with, or to promote, sales of inventory or at the end of a relationship with a customer;

(j) Restricted Payments permitted by Section 6.09;

(k) dispositions of cash and Permitted Investments in the ordinary course of business or in connection with a transaction otherwise permitted under this Agreement;

(l) dispositions of cash and property permitted by Section 6.04(q);

(m) issuances of additional Equity Interests in any Subsidiary created after the Effective Date in connection with a joint venture permitted by Section 6.04, provided that (A) such Equity Interests are issued substantially contemporaneously with the formation of such joint venture and (B) such Equity Interests are issued to the holder(s) of the minority interest in such joint venture; and

(n) conveyances, sales, leases, assignments, transfers and other dispositions from members of the Cott Mexico Group that are not Loan Parties to other members of the Cott Mexico Group that are not Loan Parties provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (a), (b) (to the extent the applicable transaction is solely among Loan Parties), (c), (e)(ii), (f), (h), (i), (j), (k), (l), (m) and (n) above) shall be made for fair value and for at least 75% cash consideration; provided, further, that nothing in this Section 6.05 shall be taken as permitting the UK Borrower to sell, factor, assign, transfer or otherwise deal with (a)

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any of its Accounts other than by collecting the same in the ordinary course as provided in the UK Security Agreement or as specifically permitted by the UK Security Trustee or (b) any of its Eligible Equipment other than as specifically permitted by the UK Security Trustee in accordance with the UK Security Agreement.

Section 6.06. Sale and Leaseback Transactions. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent, lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (i) any such sale of any fixed or capital assets by any Borrower or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after such Borrower or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset and (ii) the Sidel Water Sale and Leaseback Transaction, so long as immediately after giving effect thereto, no Event of Default shall have occurred and be continuing.

Section 6.07. Intellectual Property Licenses. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, enter into any arrangement directly or indirectly, whereby it shall license any rights to Intellectual Property that it owns or licenses, except for licenses of Intellectual Property that are in furtherance of, or integral to, other business transactions entered into by the Company or a Restricted Subsidiary in the ordinary course of business.

Section 6.08. Swap Agreements. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of any Borrower or any of its Restricted Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower or any Restricted Subsidiary.

Section 6.09. Restricted Payments; Certain Payments of Indebtedness. (a) No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) each Loan Party and its Restricted Subsidiaries may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) Restricted Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (iii) provided that no Event of Default has occurred and is then continuing, the Company may declare and pay dividends to its shareholders in an aggregate amount not exceeding (x) $5,000,000 during any fiscal quarter or (y) $10,000,000 during any fiscal year of the Company as long as, in each case, (A) no Event of Default has occurred and is continuing or would result after giving effect to such payment, (B) the Borrowers shall have Aggregate Availability of at least $100,000,000 after giving effect to such payment and (C) the Fixed Charge Coverage Ratio, determined as of the last day of the most recent fiscal quarter for which financial statements have been or should have been delivered

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pursuant to Section 4.01(b) or Section 5.01(a) or (b), for the period of four consecutive fiscal quarters ending on such last day prepared on a pro forma basis giving effect to such Restricted Payment, is no less than 1.1 to 1.0, (iv) provided that no Event of Default has occurred and is then continuing, the Company or any of its Restricted Subsidiaries may repurchase its capital stock in an aggregate amount not exceeding $5,000,000 during the term of this Agreement as long as (A) no Event of Default has occurred and is continuing or would result after giving effect to such repurchase, (B) the Borrowers shall have Aggregate Availability of at least $100,000,000 after giving effect to such payment and (C) the Fixed Charge Coverage Ratio, determined as of the last day of the most recent fiscal quarter for which financial statements have been or should have been delivered pursuant to Section 4.01(b) or Section 5.01(a) or (b), for the period of four consecutive fiscal quarters ending on such last day prepared on a pro forma basis giving effect to such Restricted Payment, is no less than 1.1 to 1.0 and (v) any Restricted Subsidiary that is a direct wholly-owned Subsidiary of the Company or that is a direct wholly-owned Subsidiary of a Restricted Subsidiary, may repurchase its Equity Interests from, or pay dividends with respect to its Equity Interests to, the Company or the Restricted Subsidiary that owns 100% of its Equity Interests; provided that in the event that any Restricted Payment is made to BCB International or BCB European at any time, the total amount of such Restricted Payment shall immediately be distributed to its immediate parent.

(b) No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i) payment of Indebtedness created under the Loan Documents;

(ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof;

(iii) payment of mandatory prepayments as and when due in respect of any Indebtedness (other than the Subordinated Indebtedness);

(iv) refinancings of Indebtedness to the extent permitted by Section 6.01;

(v) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(vi) payment of other Indebtedness (other than Indebtedness permitted to be purchased or repurchased pursuant to clause (vii) below, but including termination of capital leases) in an amount not exceeding $1,000,000 in any calendar year, so long as Aggregate Availability exceeds $50,000,000 after giving effect to each such payment;

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(vii) the Company or any of its Restricted Subsidiaries may voluntarily redeem the Senior Subordinated Notes in accordance with the Senior Subordinated Note Agreement and/or purchase Senior Subordinated Notes from one or more holders thereof in an aggregate amount not exceeding $15,000,000 during the term of this Agreement as long as (A) no Event of Default has occurred and is continuing or would result after giving effect to such repurchase, (B) the Borrowers have Aggregate Availability of at least $75,000,000 after giving effect to such payment and (C) the Fixed Charge Coverage Ratio, determined as of the last day of the most recent fiscal quarter for which financial statements have been or should have been delivered pursuant to Section 4.01(b) or Section 5.01(a) or (b), for the period of four consecutive fiscal quarters ending on such last day, is no less than 1.1 to 1.0; and

(viii) payment of intercompany indebtedness (other than intercompany indebtedness in favor of BCB International or BCB European) to the extent permitted by the subordination provisions applicable thereto; provided, that no such subordination provisions shall restrict payment of such intercompany indebtedness to the extent that such restrictions would be in violation of Section 4.8 of the Senior Subordinated Note Agreement.

Section 6.10. Transactions with Affiliates. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among any Borrower and any Subsidiary that is a Loan Party not involving any other Affiliate, (c) any loans, advances, Guarantees and other investments permitted by Sections 6.04(c), (d), (e) or (i), (d) any Indebtedness permitted under Section 6.01(c), (d) or (i), (e) any Restricted Payment permitted by Section 6.09, (f) loans or advances to employees permitted under Section 6.04, (g) the payment of reasonable fees to directors of any Borrower or any Restricted Subsidiary who are not employees of such Borrower or Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrowers or their Restricted Subsidiaries in the ordinary course of business and (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by a Borrower’s or Restricted Subsidiary’s board of directors.

Section 6.11. Restrictive Agreements. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its Restricted Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of any Borrower or any other Restricted Subsidiary; provided that (i) the foregoing

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shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.11 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to restrictions and conditions in the Senior Subordinated Note Agreement or any agreement governing Subordinated Indebtedness that represents an extension, refinancing or renewal of the Senior Subordinated Notes in accordance with Section 6.01(f) (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or assets pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary or assets that is to be sold and such sale is permitted hereunder, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (vii) clause (a) of the foregoing shall not apply to legally enforceable prohibitions on the pledge or disposition of Equity Interests in the [***] existing on the Effective Date or any other joint venture to which the Company or any of its Restricted Subsidiaries is a party if such joint venture is not a direct or indirect Subsidiary of the Company. [Name redacted]

Section 6.12. Amendment of Material Documents. No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, amend, modify or waive any of its rights under (a) any Senior Subordinated Note Document or any other agreement relating to any Subordinated Indebtedness or (b) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, to the extent any such amendment, modification or waiver would be materially adverse to the Lenders. This Section 6.12 shall not prohibit the refinancing of the Senior Subordinated Note Documents to the extent permitted by Section 6.01(f) and Section 6.09(b).

Section 6.13. Financial Covenants. (a) If Aggregate Availability is, or at any time has been, less than $30,000,000, the Borrowers will not permit the Fixed Charge Coverage Ratio on any day on or after June 30, 2008 (such Fixed Charge Coverage Ratio for any day to be determined as of the last day of the most recent fiscal quarter preceding such day for which financial statements have been or should have been delivered pursuant to Section 4.01(b) or Section 5.01(a) or (b), for the period of four consecutive fiscal quarters ending on such last day) to be less than 1.1 to 1.0.

(b) Minimum Aggregate Availability. The Borrowers shall maintain, at all times, Aggregate Availability of not less than $15,000,000.

Section 6.14. Ownership of U.S. Borrower and UK Borrower; Subsidiaries. (a) The Company will not permit any of the Equity Interests of the U.S. Borrower or the UK Borrower to be directly owned, legally or beneficially, by any Person other than a Loan Party that has pledged all of such Equity Interests to the Administrative Collateral Agent or the UK Security Trustee as security for the Secured Obligations under the relevant Collateral Document.

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(b) The Company will not permit any Subsidiary (i) to be a “Restricted Subsidiary” under any Senior Subordinated Note Document or any indenture, agreement or other instrument governing Material Indebtedness of any Loan Party unless such Subsidiary is also a Restricted Subsidiary hereunder or (ii) to be a guarantor, issuer, obligor or borrower under any Senior Subordinated Note Document or any indenture, agreement or other instrument governing Material Indebtedness of any Loan Party unless such Subsidiary is also a Loan Guarantor hereunder.

Section 6.15. Assets and Liabilities of BCB International and BCB European. The Borrowers will not permit BCB International or BCB European to (a) own any assets other than (i) the Equity Interests of BCB European, in the case of BCB International, and the Equity Interests of Cott Retail Brands Limited, in the case of BCB European, (ii) those assets existing on the Effective Date and identified on Schedule 6.15 hereof and (iii) to the extent (and for the limited period) permitted under Section 6.09(v), the proceeds of any Restricted Payment from its Subsidiaries, (b) incur any liabilities other than usual and customary obligations associated with the maintenance of the corporate existence of a holding company, or (c) incur or permit to exist any Lien on its assets.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to a Loan Party’s existence), 5.08 or 5.15 or in Article VI;

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(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) 5 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01, 5.02 (other than Section 5.02(a)), 5.03 through 5.07, 5.09, 5.10 or 5.12 of this Agreement or (ii) 30 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement;

(f) any Loan Party or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) (1) an involuntary proceeding (including the filing of any notice of intention in respect thereof) shall be commenced or an involuntary petition shall be filed seeking (i) bankruptcy, liquidation, winding-up, dissolution, reorganization, suspension of general operations or other relief in respect of a Loan Party (other than any member of the UK Group) or its debts, or of a substantial part of its assets, under any Insolvency Law now or hereafter in effect, (ii) the composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of its debts or obligations, (iii) the appointment of a receiver, interim receiver, receiver and manager, liquidator, provisional liquidator, administrator, trustee, custodian, sequestrator, conservator, examiner, agent or similar official for any Loan Party (other than a member of the UK Group) or for a substantial part of its assets or (iv) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets of any Loan Party (other than a member of the UK Group) and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(2) any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the UK Group;

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(ii) a composition, compromise, assignment or arrangement with any creditor of any member of the UK Group;

(iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any member of the UK Group or any of its assets; or

(iv) enforcement of any Lien over any assets of any member of the UK Group,

or any analogous procedure or step is taken in any jurisdiction; provided that this clause (2) shall not apply to (x) any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement or, if earlier, the date on which it is advertised or (y) the solvent liquidation or reorganization of any member of the UK Group which is not a Loan Party so long as any payments or assets distributed as a result of such liquidation or reorganization are distributed to other members of the UK Group; or

(3) any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a member of the UK Group having an aggregate value of $15,000,000 and is not discharged within 14 days;

(i) (1) any Loan Party (other than a member of the UK Group) shall (i) voluntarily commence any proceeding, file any petition, pass any resolution or make any application seeking liquidation, reorganization, administration or other relief under any Insolvency Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, custodian, sequestrator, administrator, examiner, conservator or similar official for such Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(2) a member of the UK Group is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(3) the value of the assets of any member of the UK Group is less than its liabilities (taking into account contingent and prospective liabilities; or

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(4) a moratorium is declared in respect of any indebtedness of any member of the UK Group (if a moratorium occurs, the ending of the moratorium will not cure any Event of Default caused by that moratorium);

(j) any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 (to the extent not covered by insurance as to which the relevant insurance company has acknowledged coverage) shall be rendered against any Loan Party, any Subsidiary of any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Subsidiary of any Loan Party to enforce any such judgment or any Loan Party or any Subsidiary of any Loan Party shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal by proper proceedings diligently pursued;

(l) (i) the Company or any of its Subsidiaries shall, directly or indirectly, terminate or cause to terminate, in whole or in part, or initiate the termination of, in whole or in part, any Canadian Pension Plan so as to result in any liability which could have a Material Adverse Effect; (ii) any event or condition exists in respect of any Canadian Pension Plan or Canadian Union Plan which presents the risk of liability of the Company or any of its Subsidiaries which could have a Material Adverse Effect; (iii) the Company or any of its Subsidiaries shall fail to make a required contribution under any Canadian Pension Plan, Canadian Union Plan or Canadian Benefit Plan which could result in the imposition of a Lien upon the assets of the Company or any of its Subsidiaries; or (iv) the Company or any of its Subsidiaries makes any improper withdrawals or applications of assets of a Canadian Pension Plan or Canadian Benefit Plan;

(m) (i) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Plan, circumstances exist that, in the reasonable opinion of the Required Lenders, may give rise to a Lien under ERISA;

(n) a Change in Control shall occur;

(o) the occurrence of any “default” or “Event of Default”, as defined in any Loan Document (other than this Agreement) or the breach of, or failure to comply with, any of the terms or provisions of any Loan Document (other than this Agreement), which default, breach or failure to comply continues beyond any period of grace (if any) therein provided;

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(p) the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect;

(q) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document;

(r) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or

(s) the Pensions Regulator issues a Financial Support Direction or a Contribution Notice to any member of the Group unless the aggregate liability of the Loan Parties under all Financial Support Directions and Contribution Notices is less than $2,000,000;

then, and in every such event (other than an event with respect to the Borrowers described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Borrowers described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and the continuance of an Event of Default, each of the Administrative Agent and the UK Security Trustee may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to such Administrative Agent or UK Security Trustee under the Loan Documents or at law or equity, including all remedies provided under the UCC and PPSA.

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ARTICLE VIII

The Administrative Agent and the Administrative Collateral Agent

Each of the Lenders and the Issuing Banks hereby irrevocably appoints each of the Administrative Agent and the Administrative Collateral Agent as its agent and authorizes the Administrative Agent and the Administrative Collateral Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any bank serving as the Administrative Agent, Co-Collateral Agent or Administrative Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, Co-Collateral Agent or Administrative Collateral Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent, Co-Collateral Agent or Administrative Collateral Agent hereunder.

Neither the Administrative Agent, Co-Collateral Agent nor the Administrative Collateral Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither the Administrative Agent, Co-Collateral Agent nor the Administrative Collateral Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Administrative Agent, Co-Collateral Agent nor the Administrative Collateral Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, neither Administrative Agent, Co-Collateral Agent nor the Administrative Collateral Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent, Co-Collateral Agent or Administrative Collateral Agent or any of its Affiliates in any capacity. Neither Administrative Agent, Co-Collateral Agent nor the Administrative Collateral Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. Neither Administrative Agent, Co-Collateral Agent nor the Administrative Collateral Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower Representative or a Lender, and neither Administrative Agent, Co-Collateral Agent nor the Administrative Collateral Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other

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terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, Co-Collateral Agent or the Administrative Collateral Agent.

The Administrative Agent and Administrative Collateral Agent shall each be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent and Administrative Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent and Administrative Collateral Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent and Administrative Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent or the Administrative Collateral Agent, as the case may be. The Administrative Agent and Administrative Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and Administrative Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and Administrative Collateral Agent, as the case may be.

Subject to the appointment and acceptance of a successor Administrative Agent or Administrative Collateral Agent, as the case may be, as provided in this paragraph, either or both of the Administrative Agent and Administrative Collateral Agent, may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent(s) give notice of their resignation, then the retiring Administrative Agent or Administrative Collateral Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent or Administrative Collateral Agent, as the case may be, which shall be a commercial bank or an Affiliate of any such commercial bank or a Lender, in any case with assets of at least $250,000,000. Upon the acceptance of its appointment as Administrative Agent or Administrative Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Administrative Collateral Agent, and the retiring Administrative Agent or Administrative Collateral Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent or Administrative Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed

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between the Borrowers and such successor. After the Administrative Agent’s or Administrative Collateral Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent or Administrative Collateral Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, either Collateral Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, either Collateral Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Each Lender hereby agrees that (a) it has been provided access to each Report prepared by or on behalf of the Administrative Agent; (b) neither the Administrative Agent nor the Administrative Collateral Agent (i) makes any representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that neither the Administrative Agent nor the Administrative Collateral Agent undertakes any obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, and it will not share the Report with any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent, the Administrative Collateral Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Each Lender, each Issuing Bank, the Administrative Collateral Agent and the Administrative Agent appoints the UK Security Trustee to act as security trustee under and in connection with the UK Security Agreement on the terms and conditions set forth on Schedule 8.

For the purposes of holding any security granted by any Borrower or any other Loan Party pursuant to the laws of the Province of Quebec to secure payment of any bond issued by any Borrower or any Loan Party, each Lender hereby irrevocably appoints and authorizes the Administrative Collateral Agent and, to the extent necessary, ratifies the appointment and authorization of the Administrative Collateral Agent, to act as the person holding the power of attorney (i.e. “fondé de pouvoir”) (in such capacity, the “Attorney”) of the Lenders as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to

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hold on its behalf, and for its benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any hypothec. Moreover, without prejudice to such appointment and authorization to act as the person holding the power of attorney as aforesaid, each Lender hereby irrevocably appoints and authorizes the Administrative Collateral Agent (in such capacity, the “Custodian”) to act as agent and custodian for and on behalf of the Lenders to hold and be the sole registered holder of any bond which may be issued under any hypothec, the whole notwithstanding Section 32 of An Act respecting the special powers of legal persons (Quebec) or any other applicable law, and to execute all related documents. Each of the Attorney and the Custodian shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney and the Custodian (as applicable) pursuant to any hypothec, bond, pledge, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Administrative Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec, bond, or pledge on such terms and conditions as it may determine from time to time. Any person who becomes a Lender shall, by its execution of an Assignment and Assumption, be deemed to have consented to and confirmed: (i) the Attorney as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Attorney in such capacity, and (ii) the Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Custodian in such capacity. The Substitution of the Administrative Collateral Agent pursuant to the provisions of this Article VIII shall also constitute the substitution of the Attorney and the Custodian.

The Documentation Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.

ARTICLE IX

Miscellaneous

Section 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

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(i) if to any Loan Party, to the Borrower Representative at:

Cott Corporation

6525 Viscount Road

Mississauga, Ontario L4V 1H6

Attention: Catherine Brennan, Vice President and Treasurer

Facsimile No.: (905) 672-5229

with a copy to:

Cott Corporation

5519 West Idlewild Avenue

Tampa, Florida 33634-8016

Attention: Matt Kane, General Counsel

Facsimile No.: (813) 313-1800

(ii) if to the Administrative Agent or the Administrative Collateral Agent:

JPMorgan Chase Bank, N.A., Toronto Branch

200 Bay Street, Suite 1800

Royal Bank Plaza, South Tower

Toronto, Ontario M5J 2J2

Attention: Barry Walsh

Facsimile No.: (416) 981-2375

E-mail: barry.j.walsh@jpmchase.com

with a copy to:

JPMorgan Chase Bank, N.A.

1300 East Ninth Street, Floor 13

Cleveland, OH 44114-1573

Attention: Michael McCullough

Facsimile No.: (216) 781-2071

E-mail: michael.f.mccullough@chase.com

with a copy to:

JPMorgan Europe Limited

125 London Wall

London, EC2Y 5AG

Attention: Loan and Agency Group

Facsimile No.: 011-44-22-7777-2350

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(iii) if to the UK Security Trustee, to

JPMorgan Chase Bank, N.A., London Branch

10 Aldermanbury

London EC2V 7RF

Untied Kingdom.

Attention: Tim Jacob and Helen Mathie

Facsimile No.: +44 20 7325 6813

(iv) if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Event of Default certificates delivered pursuant to Section 5.01(d) unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02. Waivers; Amendments. (a) No failure or delay by any Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under any

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other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Administrative Collateral Agent (to the extent it is a party to such Loan Document) and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (i) (x) increase the Commitment of any Lender without the written consent of such Lender (provided that the Administrative Agent may make Protective Advances as set forth in Section 2.04) or (y) increase the aggregate Commitments to an amount in excess of $350,000,000 without the consent of each Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender, (v) increase the advance rates set forth in the definition of Borrowing Base or the Aggregate Borrowing Base, add new categories of eligible assets or amend, waive or modify Section 6.13(b) (or the definition of “Aggregate Availability”), without the written consent of the Supermajority Lenders, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or “Supermajority Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vii) release any Loan Guarantor (other than an Immaterial Subsidiary) from its obligation under its Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, or (viii) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, any Issuing Bank or any Swingline Lender hereunder without the prior written consent of such Agent, such Issuing Bank or such Swingline Lender, as the case may be. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.

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(c) The Lenders hereby irrevocably authorize each of the Administrative Collateral Agent and the UK Security Trustee, at its option and in its sole discretion, to release any Liens granted to the Administrative Collateral Agent or the UK Security Trustee by the Loan Parties on any Collateral (i) upon the termination of the all Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Collateral Agent or the UK Security Trustee, as applicable, that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Collateral Agent and the UK Security Trustee may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Collateral Agent, the UK Security Trustee and the Lenders pursuant to Article VII, (v) if such Liens were granted by any Loan Party which has been designated as an Unrestricted Subsidiary in accordance with Section 5.14 if such Loan Party certifies to the Administrative Collateral Agent that the designation of such Loan Party as an Unrestricted Subsidiary is in compliance with the terms of Section 5.14 (and each of the Administrative Collateral Agent and the UK Security Trustee may rely on any such certificate without further inquiry) or (vi) if such Liens were granted by any Loan Party with respect to which 100% of its Equity Interests have been sold in a transaction permitted pursuant to Section 6.05 and the Borrowers have made all applicable prepayments required under Article II in connection therewith, and the Borrowers certify to the Administrative Collateral Agent or the UK Security Trustee, as applicable, that the transaction and any required prepayments have been made in compliance with the terms of this Agreement (and the Administrative Collateral Agent and the UK Security Trustee may rely conclusively on any such certificate, without further inquiry). Except as provided in the preceding sentence, neither the Administrative Collateral Agent nor the UK Security Trustee will release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Collateral Agent and the UK Security Trustee may in their discretion, release their Liens on Collateral valued in the aggregate not in excess of $2,500,000 during any calendar year without the prior written authorization of the Required Lenders. The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Loan Guarantor from its obligation under its Loan Guaranty if (x) such Loan Guarantor has been designated as an Unrestricted Subsidiary in accordance with Section 5.14 and such Loan Party certifies to the Administrative Agent that the designation of such Loan Guarantor as an Unrestricted Subsidiary is in compliance with the terms of Section 5.14 (and the Administrative Agent may rely on any such certificate without further inquiry) or (y) 100% of the Equity Interests of such Loan Guarantor have been sold in a transaction permitted pursuant to Section 6.05 and the Borrowers have made all applicable prepayments required under Article II in connection therewith, and the Borrowers certify to the Administrative Agent that the transaction and any required prepayments have been made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

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(d) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

Section 9.03. Expenses; Indemnity; Damage Waiver. (a) Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, each Collateral Agent, and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent or such Collateral Agent, as the case may be, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for any Agent, any Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Borrowers under this Section include, without limiting the generality of the foregoing, but in each and every case subject to the terms and conditions of this Agreement, costs and expenses incurred in connection with:

(i) appraisals and insurance reviews;

(ii) field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the Co-Collateral Agent or the internally allocated fees for each Person employed by the Administrative Agent or Co-Collateral Agent with respect to each field

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examination (which field examination fees, as of the Effective Date, shall not exceed $1,000 per day per examiner);

(iii) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;

(iv) taxes, fees and other charges for (A) lien and title searches and title insurance and (B) recording the Collateral Documents, filing financing statements and continuations, and other actions to perfect, protect, and continue the Liens of the Administrative Collateral Agent and the UK Security Trustee;

(v) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(vi) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing costs and expenses shall be due and payable within 10 Business Days of receipt of an invoice therefor, except that (x) all such fees and expenses incurred prior to the Effective Date shall be due on or prior to the Effective Date, (y) all fees and expenses described in Section 9.03(a)(ii) shall be due on or prior to the date of the issuance, amendment, renewal or extension of the applicable Letter of Credit and (z) all costs and expenses in connection with any amendment, modification or waiver of any Loan Document shall be due on or prior to the effective date of any such amendment, modification or waiver. All of the foregoing costs and expenses may be charged when due to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).

(b) The Borrowers shall, jointly and severally, indemnify the Agents, the Issuing Banks and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of their Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any

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Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) To the extent that the Borrowers fail to pay any amount required to be paid by it to any Agent, any Issuing Bank or any Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, such Issuing Bank or such Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against such Agent, such Issuing Bank or such Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly (and in any event, within 10 Business Days) after written demand therefor.

Section 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to the conditions set forth in paragraph (c)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower Representative, provided that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

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(B) the Administrative Agent; and

(C) the Issuing Banks.

(c) Assignments shall be subject to the following additional conditions:

(i) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal, provincial, territorial and state securities laws.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(d) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such

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Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (g) of this Section.

(e) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, each Collateral Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(f) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (c)(iii) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(g) (i) Any Lender may, without the consent of the Borrowers, any Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement;

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provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Representative’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(g) as though it were a Lender.

(h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding (unless the same has been cash collateralized in accordance with Section 2.06(j) hereof) and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

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Section 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or any Loan Guarantor against any and all of the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall promptly notify the Borrower Representative and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.

(b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan, New York, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent,

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either Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12. Confidentiality. Each of the Administrative Agent, the Collateral Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Requirement of Laws or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or

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Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations or (g) with the consent of the Borrower Representative. For the purposes of this Section, “Information” means all information received from the Borrowers and their Affiliates relating to the Borrowers, their Affiliates or their business, other than (i) any such information that is available to any Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers and (ii) any such information which (a) is or becomes generally available to the public other than as a result of a disclosure by any Agent, any Issuing Bank or any Lender, (b) becomes available to any Agent, any Issuing Bank or any Lender or any of their representatives from a source other than any Loan Party or one of its agents who is not known to such Agent, Issuing Bank or Lender to be bound by any obligations of confidentiality to such Loan Party, or (c) was known to any Agent, any Issuing Bank or any Lender or any of their representatives or was independently developed by any Agent, any Issuing Bank or any Lender or any of their representatives prior to its disclosure to the Agents, Issuing Banks or Lenders by any Loan Party or one of its agents. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL, PROVINCIAL, TERRITORIAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL, PROVINCIAL, TERRITORIAL AND STATE SECURITIES LAWS.

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Section 9.13. Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither any Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

Section 9.14. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

Section 9.15. Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.16. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent, the Administrative Collateral Agent, the UK Security Trustee and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Collateral Agent or the UK Security Trustee, as applicable) obtain possession of any such Collateral, such Lender shall notify the Administrative Collateral Agent or the UK Security Trustee, as applicable, thereof, and, promptly upon the request of the Administrative Collateral Agent or the UK Security Trustee, as applicable, therefor shall deliver such Collateral to the Administrative Collateral Agent or the UK Security Trustee, as applicable, or otherwise deal with such Collateral in accordance with the instructions of the Administrative Collateral Agent or the UK Security Trustee, as applicable.

Section 9.17. Interest Rate Limitation. (a) Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

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(b) If any provision of this Agreement or of any of the other Loan Documents would obligate any Loan Party to make any payment of interest or other amount payable to the Lenders in an amount or calculated at a rate which would be prohibited by the laws of Canada or of any political subdivision thereof or would result in a receipt by the Lenders of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lenders of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Lenders under this Section 2.13, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lenders which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Lenders shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), the Loan Parties shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from the Lenders in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the Lenders to the Borrower. Any amount or rate of interest referred to in this Section 2.13(l) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Effective Date to the Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

Section 9.18. Waiver of Immunity. To the extent that any Borrower has, or hereafter may be entitled to claim or may acquire, for itself, any Collateral or other assets of the Loan Parties, any immunity (whether sovereign or otherwise) from suit, jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself, any Collateral or any other assets of the Loan Parties, such Borrower hereby waives such immunity in respect of its obligations hereunder and under any promissory notes evidencing the Loans hereunder and any other Loan Document to the fullest extent permitted by applicable Requirements of Law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 9.18 shall be effective to the fullest extent now or hereafter permitted under the Foreign Sovereign Immunities Act of 1976 (as amended, and together with any successor legislation) and are, and are intended to be, irrevocable for purposes thereof.

Section 9.19. Currency of Payment. Each payment owing by any Borrower hereunder shall be made in the relevant currency specified herein or, if not specified herein, specified in any other Loan Document executed by the Administrative Agent or the Administrative Collateral Agent (the “Currency of Payment”) at the place specified herein (such requirements are of the essence of this Agreement). If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in a Currency of Payment into another currency, the parties hereto agree that the rate of exchange used shall be that at which in accordance with

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normal banking procedures the Administrative Agent could purchase such Currency of Payment with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for delivery two Business Days thereafter. The obligations in respect of any sum due hereunder to any Lender or any Issuing Bank shall, notwithstanding any adjudication expressed in a currency other than the Currency of Payment, be discharged only to the extent that, on the Business Day following receipt by such Lender or Issuing Bank of any sum adjudged to be so due in such other currency, such Lender or Issuing Bank may, in accordance with normal banking procedures, purchase the Currency of Payment with such other currency. Each Borrower agrees that (a) if the amount of the Currency of Payment so purchased is less than the sum originally due to such Lender or Issuing Bank in the Currency of Payment, as a separate obligation and notwithstanding the result of any such adjudication, such Borrower shall immediately pay the shortfall (in the Currency of Payment) to such Lender or Issuing Bank and (b) if the amount of the Currency of Payment so purchased exceeds the sum originally due to such Lender or Issuing Bank, such Lender or Issuing Bank shall promptly pay the excess over to such Borrower in the currency and to the extent actually received.

Section 9.20. Conflicts. In the event of any conflict between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall, to the extent of such conflict, prevail.

ARTICLE X

Loan Guaranty

Section 10.01. Guaranty. Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders, the Agents and the Issuing Banks (collectively, the “Guaranteed Parties”) the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agents, the Issuing Banks and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any other Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

Section 10.02. Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require any Agent, any Issuing Bank or any Lender to sue any Borrower, any other Loan Guarantor, any other guarantor, or any other

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Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

As an original and independent obligation under this Loan Guaranty, each Loan Guarantor shall:

(a) indemnify each Guaranteed Party and its successors, endorsees, transferees and assigns and keep the Guaranteed Parties indemnified against all costs, losses, expenses and liabilities of whatever kind resulting from the failure by the Loan Parties or any of them, to make due and punctual payment of any of the Secured Obligations or resulting from any of the Secured Obligations being or becoming void, voidable, unenforceable or ineffective against any Loan Party (including, but without limitation, all legal and other costs, charges and expenses incurred by each Guaranteed Party, or any of them, in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this Loan Guaranty); and

(b) pay on demand the amount of such costs, losses, expenses and liabilities whether or not any of the Guaranteed Parties has attempted to enforce any rights against any Loan Party or any other Person or otherwise.

Section 10.03. No Discharge or Diminishment of Loan Guaranty. (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, winding-up, liquidation, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, any Agent, any Issuing Bank, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of any Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by any

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Agent, any Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

Section 10.04. Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any other Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person. The Administrative Collateral Agent or the UK Security Trustee, as applicable, may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

Section 10.05. Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Agents, the Issuing Banks and the Lenders.

Section 10.06. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Agents, the Issuing Banks and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.

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Section 10.07. Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither any Agent, any Issuing Bank nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

Section 10.08. Termination. The Lenders may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations.

Section 10.09. Taxes. All payments of the Guaranteed Obligations will be made by each Loan Guarantor free and clear of and without withholding or deduction for any Taxes or Other Taxes; provided that if any Loan Guarantor shall be required to withhold or deduct any Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section) the Administrative Agent, the Collateral Agents, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) such Loan Guarantor shall make such withholdings or deductions and (iii) such Loan Guarantor shall pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable law.

Section 10.10. Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any corporate law, or any provincial, state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be void, voidable, avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”. This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lenders

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hereunder, provided that, nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

Section 10.11. Contribution. In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article X, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of the Administrative Agent, the Collateral Agents, the Issuing Banks, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

Section 10.12. Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Agents, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

ARTICLE XI

The Borrower Representative

Section 11.01. Appointment; Nature of Relationship. The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon

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the express conditions contained in this Article XI. Additionally, each Borrower hereby appoints, to the extent the Borrower Representative requests any Loan on behalf of such Borrower, the Borrower Representative as its agent to receive all of the proceeds of such Loan in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loan to such Borrower. The Administrative Agent; the Collateral Agents and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.

Section 11.02. Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

Section 11.03. Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

Section 11.04. Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default hereunder referring to this Agreement describing such Default and stating that such notice is a “notice of default.” In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent; the Collateral Agents and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

Section 11.05. Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

Section 11.06. Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Agents and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the Aggregate Borrowing Base Certificate and the Borrowing Base Certificate of each Borrower and the compliance certificates required pursuant to Article V. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

Section 11.07. Reporting. Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative a copy of its Borrowing Base

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Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Aggregate Borrowing Base Certificate and the Borrowing Base Certificate of each Borrower and Compliance Certificates required pursuant to the provisions of this Agreement.

ARTICLE XII

Foreign Currency Participations

Section 12.01. Loans; Intra-Lender Issues. Notwithstanding anything to the contrary contained herein, all Loans and Letter of Credit Advances that are denominated in the Specified Foreign Currency (each, a “Specified Foreign Currency Loan”) shall be made solely by the Lenders (including Chase) who are not Participating Specified Foreign Currency Lenders (as defined below). Each Lender acceptable to Chase that does not have Specified Foreign Currency Funding Capacity in one or more Specified Foreign Currencies and who agrees in writing with Chase to purchase foreign currency participations pursuant to this Article XII (a “Participating Specified Foreign Currency Lender”) in Loans and Letter of Credit Advances funded in such Specified Foreign Currencies, shall irrevocably and unconditionally purchase and acquire and shall be deemed to irrevocably and unconditionally purchase and acquire from Chase, and Chase shall sell and be deemed to sell to each such Participating Specified Foreign Currency Lender, without recourse or any representation or warranty whatsoever, an undivided interest and participation (a “Specified Foreign Currency Participation”) in each Loan or Letter of Credit Advance which is a Specified Foreign Currency Loan funded by Chase in an amount equal to such Participating Specified Foreign Currency Lender’s Applicable Percentage of the Borrowing that includes such Loan or Letter of Credit Advance. Such purchase and sale of a Specified Foreign Currency Participation shall be deemed to occur automatically upon the making of a Specified Foreign Currency Loan by Chase, without any further notice to any Participating Specified Foreign Currency Lender. Notwithstanding anything to the contrary contained herein, Chase may, at any time by written notice, terminate its agreement with any Participating Specified Foreign Currency Lender to fund any Specified Foreign Currency Loan on behalf of such Participation Lender. Upon the giving of such notice by Chase, Chase shall cease to have any obligations under this Section 12.01 with respect to the funding of Specified Foreign Currency Loans on behalf of such Lender and such Lender shall no longer be a Participating Specified Foreign Currency Lender with respect to Loans or Letters of Credit Advances made after the date of such notice. The purchase price payable by each Participating Specified Foreign Currency Lender to Chase for each Specified Foreign Currency Participation purchased by it from Chase shall be equal to 100% of the principal amount of such Specified Foreign Currency Participation (i.e., the product of (i) the amount of the Borrowing that includes the relevant Loan or Letter of Credit Advance and (ii) such Participating Specified Foreign Currency Lender’s Applicable Percentage), and such purchase price shall be payable by each Participating Specified Foreign Currency Lender to Chase in accordance with the settlement procedure set forth in Section 12.02 below. Chase and the Administrative Agent shall record on their books the amount of the Loans and Letter of Credit Advances made by Chase and each Participating Specified Foreign Currency Lender’s Specified Foreign Currency Participation and Funded Specified Foreign Currency Participation therein, all payments in respect thereof and interest accrued thereon and all payments made by and to each Participating Specified Foreign Currency

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Lender pursuant to this Section 12.01. Chase at its option may make any Specified Foreign Currency Loan by causing any domestic or foreign branch or Affiliate of Chase to make such Specified Foreign Currency Loan.

Section 12.02. Settlement Procedure for Specified Foreign Currency Participations. Each Participating Specified Foreign Currency Lender’s Specified Foreign Currency Participation in the Specified Foreign Currency Loans shall be in an amount equal to its Applicable Percentage of all such Specified Foreign Currency Loans. However, in order to facilitate the administration of the Specified Foreign Currency Loans made by Chase and the Specified Foreign Currency Participations, settlement among Chase and the Participating Specified Foreign Currency Lenders with regard to the Participating Specified Foreign Currency Lenders’ Specified Foreign Currency Participations shall take place in accordance with the following provisions:

(i) Chase and the Participating Specified Foreign Currency Lenders shall settle (a “Specified Foreign Currency Participation Settlement”) by payments in respect of the Specified Foreign Currency Participations as follows: so long as any Specified Foreign Currency Loans are outstanding, Specified Foreign Currency Participation Settlements shall be effected upon the request of Chase through the Administrative Agent on such Business Days as requested by Chase and as the Administrative Agent shall specify by a notice by telecopy, telephone or similar form of notice to each Participating Specified Foreign Currency Lender requesting such Specified Foreign Currency Participation Settlement (each such date on which a Specified Foreign Currency Participation Settlement occurs herein called a “Specified Foreign Currency Participation Settlement Date”), such notice to be delivered no later than 1:00 p.m., Chicago time, at least one Business Day prior to the requested Specified Foreign Currency Participation Settlement Date; provided that Chase shall have the option but not the obligation to request a Specified Foreign Currency Participation Settlement Date and, in any event, shall not request a Specified Foreign Currency Participation Settlement Date prior to the occurrence of an Event of Default; provided further, that if (x) such Event of Default is cured or waived in writing in accordance with the terms hereof, (y) no Obligations have yet been declared due and payable under Article VII (or a rescission has occurred) and (z) the Administrative Agent has actual knowledge of such cure or waiver, all prior to the Administrative Agent’s giving notice to the Participating Specified Foreign Currency Lenders of the first Specified Foreign Currency Participation Settlement Date under this Agreement, then the Administrative Agent shall not give notice to the Participating Specified Foreign Currency Lenders of a Specified Foreign Currency Participation Settlement Date based upon such cured or waived Event of Default. If on any Specified Foreign Currency Participation Settlement Date the total principal amount of the Specified Foreign Currency Loans made or deemed made by Chase during the period ending on (but excluding) such Specified Foreign Currency Participation Settlement Date and commencing on (and including) the immediately preceding Specified Foreign Currency Participation Settlement Date (or the Effective Date in the case of the period ending on the first Specified Foreign Currency Participation Settlement Date) (each such period herein called a “Specified Foreign Currency Participation Settlement Period”) is

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greater than the principal amount of Specified Foreign Currency Loans repaid during such Specified Foreign Currency Participation Settlement Period to Chase, each Participating Specified Foreign Currency Lender shall pay to Chase (through the Administrative Agent), no later than 12:00 p.m., Chicago time, on such Specified Foreign Currency Participation Settlement Date, an amount equal to such Participating Specified Foreign Currency Lender’s ratable share of the amount of such excess. If in any Specified Foreign Currency Participation Settlement Period the outstanding principal amount of the Specified Foreign Currency Loans repaid to Chase in such period exceeds the total principal amount of the Specified Foreign Currency Loans made or deemed made by Chase during such period, Chase shall pay to each Participating Specified Foreign Currency Lender (through the Administrative Agent) on such Specified Foreign Currency Participation Settlement Date an amount equal to such Participating Specified Foreign Currency Lender’s ratable share of such excess. Specified Foreign Currency Participation Settlements in respect of Specified Foreign Currency Loans shall be made in the currency in which such Specified Foreign Currency Loan was funded on the Specified Foreign Currency Participation Settlement Date for such Specified Foreign Currency Loans.

(ii) If any Participating Specified Foreign Currency Lender fails to pay to Chase on any Specified Foreign Currency Participation Settlement Date the full amount required to be paid by such Participating Specified Foreign Currency Lender to Chase on such Specified Foreign Currency Participation Settlement Date in respect of such Participating Specified Foreign Currency Lender’s Specified Foreign Currency Participation (such Participating Specified Foreign Currency Lender’s “Specified Foreign Currency Participation Settlement Amount”) with Chase, Chase shall be entitled to recover such unpaid amount from such Participating Specified Foreign Currency Lender, together with interest thereon (in the same respective currency or currencies as the relevant Specified Foreign Currency Loans) at the Alternate Base Rate plus 2.00% per annum. Without limiting Chase’s rights to recover from any Participating Specified Foreign Currency Lender any unpaid Specified Foreign Currency Participation Settlement Amount payable by such Participating Specified Foreign Currency Lender to Chase, the Administrative Agent shall also be entitled to withhold from amounts otherwise payable to such Participating Specified Foreign Currency Lender an amount equal to such Participating Specified Foreign Currency Lender’s unpaid Specified Foreign Currency Participation Settlement Amount owing to Chase and apply such withheld amount to the payment of any unpaid Specified Foreign Currency Participation Settlement Amount owing by such Participating Specified Foreign Currency Lender to Chase.

(iii) (a) A Participating Specified Foreign Currency Lender which has a Funded Specified Foreign Currency Participation shall be entitled to receive interest on such Funded Specified Foreign Currency Participation to the same extent as if such Specified Foreign Currency Lender was the direct holder of the portion of the Loan or Letter of Credit Advance in which it purchased a Specified Foreign Currency Participation (it being agreed that, promptly upon the receipt by

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Chase or any of its Affiliates of any interest in respect of any Loan in which a Participating Specified Foreign Currency Lender has a Funded Specified Foreign Currency Participation, Chase will pay or cause to be paid to such Participating Specified Foreign Currency Lender its ratable share of such interest in immediately available funds) and (b) for purposes of determining the Lenders comprising the “Required Lenders” from and after the termination of the Commitments, (i) the Revolving Exposure of a Lender that is a Participating Specified Foreign Currency Lender shall be deemed to include the amount of the sum of each Specified Foreign Currency Participation of such Participating Specified Foreign Currency Lender and (ii) the amount of the Revolving Exposure of Chase and its Affiliates shall be reduced by an amount equal to the sum of each Specified Foreign Currency Participation of such Participating Specified Foreign Currency Lender.

Section 12.03. Obligations Irrevocable. The obligations of each Participating Specified Foreign Currency Lender to purchase from Chase a participation in each Specified Foreign Currency Loan made by Chase and to make payments to Chase with respect to such participation, in each case as provided herein, shall be irrevocable and not subject to any qualification or exception whatsoever, including any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents or of any Loans, against any Loan Party;

(ii) the existence of any claim, setoff, defense or other right which any Loan Party may have at any time against the Administrative Agent, any Participating Specified Foreign Currency Lender, or any other Person, whether in connection with this Agreement, any Specified Foreign Currency Loans, the transactions contemplated herein or any unrelated transactions;

(iii) any application or misapplication of any proceeds of any Specified Foreign Currency Loans;

(iv) the surrender or impairment of any security for any Specified Foreign Currency Loans;

(v) the occurrence of any Default or Event of Default;

(vi) the commencement or pendency of any events specified in clause (h) or (i) of Article VII, in respect of any Loan Party or any Subsidiary of any Loan Party; or

(vii) the failure to satisfy the applicable conditions precedent set forth in Article IV.

Section 12.04. Recovery or Avoidance of Payments. In the event any payment by or on behalf of any Borrower or any other Loan Party received by the Administrative Agent with respect to any Specified Foreign Currency Loan made by Chase is thereafter set aside, avoided or recovered from the Administrative Agent in connection with any insolvency proceeding or due

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to any mistake of law or fact, each Participating Specified Foreign Currency Lender shall, upon written demand by the Administrative Agent, pay to Chase (through the Administrative Agent) such Participating Specified Foreign Currency Lender’s Applicable Percentage of such amount set aside, avoided or recovered, together with interest at the rate and in the currency required to be paid by Chase or the Administrative Agent upon the amount required to be repaid by it.

Section 12.05. Indemnification by Lenders. Each Participating Specified Foreign Currency Lender agrees to indemnify Chase (to the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder or under any other Loan Document) ratably for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Chase in any way relating to or arising out of any Specified Foreign Currency Loans or any action taken or omitted by Chase in connection therewith; provided that no Participating Specified Foreign Currency Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of Chase (as determined by a court of competent jurisdiction in a final non-appealable judgment). Without limiting the foregoing, each Participating Specified Foreign Currency Lender agrees to reimburse Chase promptly upon demand for such Participating Specified Foreign Currency Lender’s ratable share of any costs or expenses payable by the Borrowers to Chase in respect of the Specified Foreign Currency Loans to the extent that Chase is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this Section 12.05 shall survive payment in full of all Specified Foreign Currency Loans.

Section 12.06. Specified Foreign Currency Loan Participation Fee. In consideration for each Participating Specified Foreign Currency Lender’s participation in the Specified Foreign Currency Loans made by Chase, Chase agrees to pay to the Administrative Agent for the account of each Participating Specified Foreign Currency Lender, as and when Chase receives payment of interest on its Specified Foreign Currency Loans, a fee (the “Specified Foreign Currency Participation Fee”) at a rate per annum equal to the Applicable Rate on such Specified Foreign Currency Loans minus 0.50% on the unfunded Specified Foreign Currency Participation of such Participating Specified Foreign Currency Lender in such Specified Foreign Currency Loans of Chase (or such other note or fee as may be agreed upon by Chase and such Participating Specified Foreign Currency Lender). The Specified Foreign Currency Participation Fee in respect of any unfunded Specified Foreign Currency Participation in a Specified Foreign Currency Loan shall be payable to the Administrative Agent in the currency in which the respective Specified Foreign Currency Loan was funded when interest on such Specified Foreign Currency Loan is received by Chase. If Chase does not receive payment in full of such interest, the Specified Foreign Currency Participation Fee in respect of the unfunded Specified Foreign Currency Participation in such Specified Foreign Currency Loans shall be reduced proportionately. Any amounts payable under this Section 12.06 by the Administrative Agent to the Participating Specified Foreign Currency Lenders shall be paid in the currency in which the respective Specified Foreign Currency Loan was funded (or, if different, the currency in which such interest payments are actually received).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

COTT CORPORATION CORPORATION COTT

By:	/s/ Catherine Brennan
Name: Catherine Brennan Title: Senior VP Treasurer

COTT BEVERAGES INC.

By:	/s/ Catherine Brennan
Name: Catherine Brennan Title: Senior VP Treasurer

COTT BEVERAGES LIMITED

By	/s/ JSG Fowden	/s/ RA Mason
	Name: JSG Fowden Title: Director	RA Mason Director

OTHER LOAN PARTIES:

156775 CANADA INC.

By:	/s/ Catherine Brennan
Name: Catherine Brennan Title: Senior VP Treasurer

967979 ONTARIO LIMITED

By:	/s/ Catherine Brennan
Name: Catherine Brennan Title: Senior VP Treasurer

804340 ONTARIO LIMITED

By:	/s/ Catherine Brennan
Name: Catherine Brennan Title: Senior VP Treasurer

2011438 ONTARIO LIMITED

By:	/s/ Catherine Brennan
Name: Catherine Brennan Title: Senior VP Treasurer

COTT RETAIL BRANDS LIMITED

By:	/s/ Catherine Brennan
Name: Catherine Brennan Title: Senior VP Treasurer

COTT LIMITED

By	/s/ JSG Fowden	/s/ RA Mason
	Name: JSG Fowden Title: Director	RA Mason Director

COTT EUROPE TRADING LIMITED

By	/s/ JSG Fowden	/s/ RA Mason
	Name: JSG Fowden Title: Director	RA Mason Director

COTT PRIVATE LABEL LIMITED

By	/s/ JSG Fowden	/s/ RA Mason
	Name: JSG Fowden Title: Director	RA Mason Director

COTT NELSON (HOLDINGS) LIMITED

By	/s/ JSG Fowden	/s/ RA Mason
	Name: JSG Fowden Title: Director	RA Mason Director

COTT (NELSON) LIMITED

By	/s/ JSG Fowden	/s/ RA Mason
	Name: JSG Fowden Title: Director	RA Mason Director

COTT USA FINANCE LLC

By	/s/ JSG Fowden	/s/ RA Mason
	Name: JSG Fowden Title: Director	RA Mason Director

COTT HOLDINGS INC.

By:	/s/ Catherine Brennan
Name: Catherine Brennan Title: Senior VP Treasurer

COTT USA RECEIVABLES CORPORATION

By:	/s/ Catherine Brennan
Name: Catherine Brennan Title: Senior VP Treasurer

INTERIM BCB, LLC

By:	/s/ Catherine Brennan
Name: Catherine Brennan Title: Senior VP Treasurer

COTT VENDING INC.

By:	/s/ Catherine Brennan
Name: Catherine Brennan Title: Senior VP Treasurer

COTT INVESTMENT, L.L.C.

By:	/s/ Catherine Brennan
Name: Catherine Brennan Title: Senior VP Treasurer

COTT USA CORP.

By:	/s/ Catherine Brennan
Name: Catherine Brennan Title: Senior VP Treasurer

CB NEVADA CAPITAL INC.

By:	/s/ Kristine Eppes
Name:Kristine Eppes Title: Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Kevin M. Podwika
Name: Kevin M. Podwika Title: Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender and as Co-Collateral Agent

By:	/s/ Mark A. Kassis
Name: Mark A. Kassis Title: Duly Authorized Signatory

BANK OF AMERICA, N.A., as a Lender and as Documentation Agent

By:	/s/ Jason Hoefler
Name: Jason Hoefler Title: Vice President

WELLS FARGO FOOTHILL LLC, as a Lender

By:	/s/ Jeff Royston
Name: Jeff Royston Title: Vice President

UPS CAPITAL CORPORATION, as a Lender

By:	/s/ John P. Holloway
Name: John P. Holloway Title: Director of Portfolio Management

WACHOVIA CAPITAL FINANCE CORPORATION (NEW ENGLAND), as a Lender

By:	/s/ Carmela Massari
Name: Carmela Massari Title: First VP

WACHOVIA CAPITAL FINANCE CORPORATION (CANADA), as a Lender

By:	/s/ Raymond Eghobamien
Name: Raymond Eghobamien Title: Vice President

BANK OF AMERICA, N.A., CANADA BRANCH, as a Lender

By:	/s/ Nelson Lam
Name: Nelson Lam Title: Vice President

JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent, Issuing Bank and a Swingline Lender

By:	/s/ Kevin M. Podwika
Name: Kevin M. Podwika
Title: Vice President

JPMORGAN CHASE BANK, N.A., as Administrative Collateral Agent

By:	/s/ Kevin M. Podwika
Name: Kevin M. Podwika
Title: Vice President

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Swingline Lender

By:	/s/ Barry Walsh
Name: Barry Walsh
Title: Vice President

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as a Swingline Lender

By:	/s/ Tim Jacob
Name: Tim Jacob
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as UK Security Trustee

By:	/s/ Tim Jacob
Name: Tim Jacob
Title: Senior Vice President

FIFTH THIRD BANK, as a Lender

By	/s/ Andrew P. Arton
Name: Andrew P. Arton
Title: Vice President

NATIONAL CITY BUSINESS CREDIT, INC., as a Lender

By	/s/ Todd W. Milenius
Name: Todd W. Milenius
Title: Vice President

NATIONAL CITY BANK, CANADA BRANCH, as a Lender

By	/s/ Mike Danby
Name: Mike Danby
Title: Assistant Vice President

By	/s/ Bill Hines
Name: Bill Hines
Title: Senior Vice President & Principal Officer

Exhibit 10.1

EXECUTION VERSION

COMMITMENT SCHEDULE

Lender	Commitment
JPMorgan Chase Bank, N.A.	$45,000,000
Bank of America, N.A.	$45,000,000
National City Business Credit, Inc.	$30,000,000
Wells Fargo Foothill, LLC and Wells Fargo Foothill Canada ULC, jointly and severally	$30,000,000
Wachovia Capital Finance Corporation (Canada)	$25,000,000
Fifth Third Bank	$20,000,000
UPS Capital Corporation	$10,000,000
General Electric Capital Corporation	$45,000,000

Total	$250,000,000

Schedule 1.01(a)

Eligible Real Property1

Loan Party	Location / Address	Owned, Leased or Occupied
Cott Beverages Inc.	2525 Schuetz Road/ 576 Fee Fee Road Maryland Heights, MO 63043	Owned

156775 Canada Inc.	6525 Viscount Road Mississauga, ON L4V 1H6	Owned

[1]

Up to three (3) additional properties may become Eligible Real Property after the Effective Date. The Collateral Agents will determine in their Permitted Discretion whether three (3) additional properties will become Eligible Real Property after the Effective Date. Upon such determination, this Schedule 1.01(a) shall be revised to reflect such additions.

Schedule 1.01(b)

Mandatory Cost Formula

1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Disbursement Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Disbursement Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Disbursement Agent. This percentage will be certified by that Lender in its notice to the Disbursement Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Disbursement Agent as follows:

(a)	in relation to a Loan denominated in Sterling:

AB+ C(B – D) + E x 0.01

        100 – (A+C)           per cent. per annum

(b)	in relation to a Loan in any currency other than Sterling:

E x 0.01

  300    per cent. per annum.

Where:

A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B is the percentage rate of interest (excluding the Applicable Rate and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in Section 2.10(c)) payable for the relevant Interest Period on the Loan.

C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D is the percentage rate per annum payable by the Bank of England to the Disbursement Agent (or such other bank as may be designated by the Disbursement Agent in consultation with the Borrower Representative) on interest bearing Special Deposits.

E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Disbursement Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Disbursement Agent pursuant to paragraph 7 below and expressed in Sterling per £1.0 million.

5.	For the purposes of this Schedule:

(a) “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b) “Facility Office” means the office or offices notified by a Lender to the Disbursement Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement;

(c) “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(d) “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(e) “Reference Banks” means, in relation to each of the Eurodollar Base Rate and the Eurodollar Rate and Mandatory Cost, the principal office in London, England of JPMorgan Chase Bank, N.A., London Branch, or such other bank or banks as may be designated by the Disbursement Agent in consultation with Borrower Representative;

(f) “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules; and

(g) “Unpaid Sum” means any sum due and payable but unpaid by any Loan Party under the Loan Documents.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.

If requested by the Disbursement Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Disbursement Agent, the rate of charge payable by that Reference Bank to the Financial

Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in Sterling per £1.0 million of the Tariff Base of that Reference Bank.

8.	Each Lender shall supply any information required by the Disbursement Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a) the jurisdiction of its Facility Office; and

(b) any other information that the Disbursement Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Disbursement Agent of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Disbursement Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Disbursement Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.	The Disbursement Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Disbursement Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Disbursement Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

13.	The Disbursement Agent may from time to time, after consultation with Borrower Representative and the Lenders, determine and notify to all parties to this Agreement any amendments which are required to be made to this Annex II in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

Schedule 1.01(c)

Unrestricted Subsidiaries

[***] [Names redacted]

Schedule 1.01(d)

Certain Account Debtors

Wal-Mart to the extent the aggregate amount of the Accounts owing from Wal-Mart and its Affiliates to all Borrowers exceeds 40%

Schedule 1.01(e)

Eligible Equipment

Cott Corporation

[***]

[Address redacted]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

[Address redacted]

Effective Date: January 16, 2008	Orderly Liquidation Value
Production	$1,925,000
Plant Utilities	283,000
Maintenance	13,150
Throughout Plant	164,000

Total Appraised Orderly Liquidation Value -	$2,385,150

Cott Corporation
[***]
[Address redacted]

Appraisal

Cott Corporation

[***]

[Address redacted]

Machinery & Equipment

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Production

1	1-	100-Valve Can Filling Line; 1,250 Cans/Minutes, To Include:		$725,000

		(1)	Seco Systems Model 400-ID Depalletizer, S/N 4167-1183-413; with 3-Chain and Roller Conveyor Infeed; Vacuum Lift Powered Arm; 60”W x Estimated 25’L Accumulation Table; 24”W x Estimated 15’L Interlocking Plastic Belt Staging Conveyor; Infeed Pallet Stacker; Variable-Speed Controls; and Push-Button Controls

		(1)	Mojonnier Model DO 18H8 72 SR Blender, S/N 10485; Skid Mounted, 1,016 Lbs./Hour Co2 Maximum Flow Rate; with Ammonia Refrigeration System, with Horizontal-Mounted Ammonia Tank; Meyer Stainless Steel Shield Combination Tank, S/N 5597, (1992), National Board #14468, 100-psi @ 100°F Maximum Allowable Working Pressure; 3 hp 4M Product Pump; Inline CIP System, with 3 hp CIP Pump; Meyer Water Additive Tank, S/N 5592, (1992), 100-psi @ 200°F Maximum Allowable Working Pressure; Meyer Soap Additive Tank, S/N 5596, (1992), with Pneumatic Actuator; Push-Button Control; Red Lion Digital Temperature Readout; Orbisphere Laboratories Model 3624 Digital Analyzer; and Associated Pumps, Stainless Steel Piping; etc.

		(1)	Crown Simplimatic Model 16741 100-Valve Rotary-Type Filler, S/N E4800; 12-Oz. Type,

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
1,250 Cans/Minute Rated Speed, Skid Mounted; with Protective Enclosure; Variable-Speed Controls; Push-Button Controls; PLC Type Controls; and Allen-Bradley Model PanelView Plus 400 Digital Controls

		(1)	Presto 5’ x 5’ Scissor Lift Table; Pit Mounted

		(1)	Angelus Model 120LG16 Can Seamer, S/N 6330366; 1,250 Cans/Minute Operating Speed; with Lid Infeed; Rotary Outfeed; 40 hp Drive Motor; 3”W x Estimated 25’L Interlocking Plastic Belt Outfeed Conveyor; Variable-Speed Controls; Red Lion Digital Counter; and Push-Button Controls

		(1)	Filtec Model FT-50 Fill Level Detector, S/N 113622, Asset #179652; 230-Volt, 60-Hz, 1-Phase; with Digital Controls

		(1)	I&H 60”W x Estimated 20’L Can Warmer; Estimated 500-Can Capacity; with (3) TSM Model BC-191 Heating System Units, 2,570-Lb. Steam Heat Output, 30-psig Operating Pressure, Skid Mounted, with Push-Button Controls; 15 hp Blower Motor; 16”W x 12’L Interlocking Plastic Belt Conveyor Infeed; 16”W x Estimated 25’L Interlocking Plastic Belt Conveyor Outfeed, with Inline Wash, and Reject Station; Inline Wash System; and Push-Button Controls

		(1)	Videojet Model Excel Series 170i Ink Jet Coder, S/N 990770016WD; Cart Mounted, 2-scfm, 100-psi; with Digital Controls

		(1)	Filtec Model FT-50 Fill Level Detector, S/N 113199; 230 Volts, 60 Hz, 1-Phase; with Reject Station; and Digital Controls

		(1)	Dens-A-Can Model DAC 800 Can Crusher, S/N 1170 SPI 01 07; (Leased)

		(1)	84”W x Estimated 25’L Accumulation Table; Stainless Steel Frame Composition, Leg Mounted; with Horizontal Traversing Side Bar Loader; and Interlocking Plastic Belt Feed Through Conveyor

		(1)	R.A. Jones Model Maxim Case Packer, S/N S-5972 LMC; 12-Pack Case Type, 4 x 3 Configuration, 220 Cases/Minute; with (2)

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Southworth Scissor Lift Tables, 3,000 Lb. Capacity; 12-Lane Infeed; Case Infeed Station, with Case Former; Nordson Series 3700V Hot Melt Applicator, S/N K3700V-KN03L01282; Safety Light Curtain; Electro Model PLS 6000 Series Digital Controls; Variable-Speed Controls; Push-Button Controls; and Allen-Bradley Model PanelView 1000 Touch Screen Controls

		(1)	Videojet Model Excel 178i Ink Jet Coder, S/N 1597B01042; 7 scfm, 100 psi; with Digital Controls

		(1)	Kayat Model TP-50A Tray Packer, S/N 229-04, (2004); 460 Volts, 3-Phase, 60 Hz, (2) 12-Pack Type, 52 Cases/Minute Operating Speed; with 16”W x 15’L Interlocking Plastic Belt Conveyor Infeed/Outfeed; Tray Infeed Station; Nordson Model Series 3500V Hot Melt Glue Applicator, S/N K3500V-SA04B08642; Variable-Speed Controls; Allen-Bradley Model PanelView 550 Digital Controls; and Western Atlas 16”W x Estimated 25’L Roller Conveyor Outfeed, Automated Type

		(1)	Marsh Model Hi Res Overture Ink Jet Coder, S/N 22543278005; with Digital Controls

		(1)	Kayat Model 801-T Overwrapper, S/N 130-98, (1998); 60 Cases/Minute Operating Speed, 460 Volts, 3-Phase, 60 Hz, 3-Zone; with 24”W x Estimated 15’L Heat Seal Oven; Watlow Model 93 Digital Temperature Controls; Push-Button Controls; Variable-Speed Controls; and 24”W x Estimated 15’L Interlocking Plastic Belt Conveyor Outfeed

		(1)	Production Automation Model 6400 Palletizer, S/N 6464; Single 12-Pack and 2 x 12 Pattern Type, 460 Volts, 50 Amp, 3-Phase, 60 Hz; with 24”W x Estimated 15’L Interlocking Plastic Belt Conveyor Product Infeed; Staging Conveyor, with Side Guide Bars; Accumulation Stations; Elevator, Top Down Feed Type; Empty Pallet Infeed, 10 High Type, with Shared Horizontal Traversing Load Table; Pattern Control Station, with (3) Parker Model Series 2MA Scanning

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Cylinders; Bourne Industries, Inc. Model 2015 Digital Counter, and Push-Button Controls

		(1)	Orion Model MA44-453 Overhead Rotary Arm Stretch Wrap Machine, S/N 4084358; with 60”W x Estimated 15’L Power Roller Conveyor Infeed/Outfeed; Safety Light Curtain; Protective Enclosure; and Push-Button Controls

		(1)	Flex ID Model 4000 Pressure Sensitive Labeler; with Digital Controls, Stand Mounted

		(1)	Lot of Associated 100-Valve Line Stainless Steel Framed Conveyor Equipment, To Include: 28”W x Estimated 20’L Interlocking Plastic Belt Staging Conveyor; Estimated 125’L Overhead Cable Conveyor, with Sentry Ionized Air Can Rinser, 1,300 Cans/Minute Rated Speed; 28”W x 50’L Interlocking Plastic Belt Conveyor, with Inline Lube/Wash System; 3”W x 15’L Interlocking Plastic Belt Conveyor, with Inline Wash, Blower Station, with Estimated 15 hp Blower, and Twist/Turn Tunnel; 16”W x 15’L Interlocking Plastic Belt Conveyor; 28”W x Estimated 25’L Interlocking Plastic Belt Conveyor, with Inline Wash System, and Exair Super Air Knife System; Can Lines Inc. 28”W x 35’L Interlocking Plastic Belt Conveyor; 24”W x 25’L Interlocking Plastic Belt Conveyor; 16”W x Estimated 250’L Power Belt Conveyor; 24”W x Estimated 150’L Power Belt Conveyor; 24”W x Estimated 250’L Power Roller Conveyor; Associated Diverter Stations; 90° and 180° Turn Sections; Guide Bars; etc.

2	1-	96-Valve Bottle Filling Line; 550 Bottles/Minutes, To Include:		675,000

		(1)	Simplatic Engineering Depalletizer; with 3-Chain and Roller Conveyor Infeed; Vacuum Lift Powered Arm; 60”W x Estimated 25’L Accumulation Table; 24”W x Estimated 15’L Interlocking Plastic Belt Staging Conveyor; Infeed Pallet Stacker; Variable-Speed Controls; and Push-Button Controls

		(1)	Mojonnier Model 5600 Blender; 871 Lbs./Hour

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Co2 Maximum Flow Rate; with Ammonia Refrigeration System, with Horizontal-Mounted Ammonia Tank; Additive Tanks; Moore Model 535 Digital Controls; and Associated Pumps, Stainless Steel Piping, etc.

		(1)	Crown Simplimatic Model 96/16 PET 96-Valve Rotary-Type Filler, S/N HJG CN 96 16 CP230; 20-Oz., 1-Liter, 2-Liter, and 3-Liter Type, 350 Bottle to 550 Bottle Operating Speed, Skid Mounted; with Alcoa Model D224-16 Inline Capper, S/N 17, 16-Head, with Hopper; and Allen Bradley Model Panelview 900 Digital Controls

		(1)	Orbisphere Laboratories Model 3624 Analyzer

		(1)	Filtec Model FT-50 Fill Level Detector, S/N 113204; with Digital Controls

		(1)	Industrial Dynamics Model Lasetec Ink Jet Coder, S/N 22240

		(1)	Videojet Ink Jet Coder; with Digital Controls

		(1)	I&H 15’W x 25’L Can Warmer; Estimated 500 Can Capacity; with (3) TSM Model BC-191 Heating System Units, 1,520,000-Btus Heat Output, Skid Mounted, with Push-Button Controls; 15 hp Blower Motor; 16”W x 12’L Interlocking Plastic Belt Conveyor Infeed; 16”W x Estimated 25’L Interlocking Plastic Belt Conveyor Outfeed, with Inline Wash, and Reject Station; Inline Wash System; and Push-Button Controls

		(1)	Accumulation Table; Stainless Steel Frame Composition, Leg Mounted; with Horizontal Traversing Side Bar Loader; and Interlocking Plastic Belt Conveyor

		(2)	B&H Model BH8000S Pressure Sensitive Labelers, S/N 2052-0497988L; and S/N 2051-04979871; 300 Labels/Minute Operating Speed; with (2) Label Feed Stations, Rotary Type; Nordson Model DuraBlue 10 Hot Melt Applicator; and Allen Bradley Model Dataliner Digital Controls

		(1)	ITW Hi-Cone Model 871M2 Multi Packaging Machine, S/N 214; (Leased)

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Kayat Model PTF-28-RH Tray Packer, S/N 219-97, (1997); 24 Cases/Minute Operating Speed, Carton Erector Station; with Nordson Model Vista Hot Melt Applicator; Electro Cam Model PLS 5000 Series Digital Controls; Push-Button Controls; and Allen Bradley Digital Controls

		(1)	Kayat Model PTF-28-RH Tray Packer, S/N 190-94, (1994); 24 Cases/Minute Operating Speed, Carton Erector Station; with Nordson Model Series 3700V Hot Melt Applicator, S/N ES06B01055; Electro Cam Model PLS 5000 Series Digital Controls; Push-Button Controls; and Allen Bradley Digital Controls

		(1)	Ocme Model Vega N70V Overwrapper, S/N 1/272/01, (2001); 30 Packs/Minute Operating Speed; with 28”W x Estimated 15’L Heat Seal Oven; Gefron Model 401 Digital Temperature Controls; and Allen Bradley Model Panelview 1000 Touch Screen Controls

		(1)	PAI Model 6300 Palletizer, S/N 63114; Single 12-Pack and 2 x 12 Pattern Type, 460 Volts, 50 Amp, 3-Phase, 60 Hz; with 24”W x Estimated 15’L Interlocking Plastic Belt Conveyor Product Infeed; Infeed Pallet Load Infeed, 10-High Type, with Shared Horizontal Traversing Load Table; Pattern Control Station, with (3) Parker Model Series 2MA Scanning Cylinders; Bourne Industries, Inc. Model 2015 Digital Counter, and Push-Button Controls

		(1)	Orion Model MA44-6882 Orbital Type Stretch Wrap Machine, S/N 7026882; with 60”W x Estimated 15’L Power Roller Conveyor Infeed/Outfeed; Safety Light Curtain; Protective Enclosure; and Push-Button Controls

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Flex ID Pressure Sensitive Labeler; with Digital Controls

		(1)	Lot of Associated 96-Valve Line Stainless Steel Framed Conveyor Equipment, To Include: 24”W x Estimated 50’L Interlocking Plastic Belt Staging Conveyor; Sentry Airveyor, Estimated 150’L, with Sentry Ionized Air Can Rinser, 1,300 Cans/Minute Rated Speed; 28”W x 50’L Interlocking Plastic Belt Conveyor, with Inline Lube/Wash System; 16”W x 15’L Interlocking Plastic Belt Conveyor; 28”W x Estimated 25’L Interlocking Plastic Belt Conveyor, with Inline Wash System; 28”W x 35’L Interlocking Plastic Belt Conveyor; 24”W x 25’L Interlocking Plastic Belt Conveyor; 16”W x Estimated 250’L Power Belt Conveyor; 24”W x Estimated 150’L Power Belt Conveyor; 24”W x Estimated 250’L Power Roller Conveyor; Associated Diverter Stations; 90° and 180° Turn Sections; Guide Bars; etc.

3	1-	72-Valve Can Filling Line; 1,300 Cans/Minutes, To Include:		525,000

		(1)	Seco Systems Depalletizer; with 3-Chain and Roller Conveyor Infeed; Vacuum Lift Powered Arm; 48”W x Estimated 15’L Accumulation Table; 24”W x Estimated 15’L Interlocking Plastic Belt Staging Conveyor; Infeed Pallet Stacker; Variable-Speed Controls; and Push-Button Controls

		(1)	Mojonnier Model 48Q56SR4AG Blender, S/N 10482; 1,073 Lbs/Hour Co2 Maximum Flow Rate; with Ammonia Refrigeration System, with Horizontal-Mounted Ammonia Tank; Additive Tanks; Orbisphere Laboratories Model 3624 Digital Analyzer, with Moore Model 535 Digital Controls; and Associated Pumps, Stainless Steel Piping, etc.

		(1)	Crown Simplimatic Model 72FT726 72-Valve Rotary Type Filler, S/N 2967; 8-Oz. and 12-Oz. Type, 1,300 Cans/Minute Operating Speed, Skid Mounted; with Tipless Valves; Protective

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Enclosure; Variable-Speed Controls; Push-Button Controls; PLC Type Controls; and Digital Controls

		(1)	Angelus Model 121L Can Seamer, S/N 12503194; with Push-Button Controls

		(1)	Torqo Model 1502 Vibrac Cap Tester

		(1)	Filtec Model FT-50 Fill Level Detector, S/N 113621; with Digital Controls

		(1)	Sentry 8’W x 25’L Can Warmer; Estimated 500 Can Capacity; with (3) TSM Model BC-181 Heating System Units, 2,570 Lb/Steam Heat Output, 30-psig Operating Pressure, Skid Mounted; with Push-Button Controls; 15 hp Blower Motor; 16”W x 12’L Interlocking Plastic Belt Conveyor Infeed; 16”W x Estimated 25’L Interlocking Plastic Belt Conveyor Outfeed, with Inline Wash, and Reject Station; Inline Wash System; and Push-Button Controls

		(1)	Accumulation Table; Stainless Steel Frame Composition, Leg Mounted; with Horizontal Traversing Side Bar Loader; and Interlocking Plastic Belt Conveyor

		(1)	Videojet Model Excel Series 170i Ink Jet Coder, S/N 01030007WD; with Digital Controls

		(1)	Filtec Model FT-50 Fill Level Detector, S/N 113200; with Digital Controls

		(1)	Dens-A-Can Can Crusher; (Leased)

		(1)	ITW Hi-Cone Model 283B Multi Packaging Machine, S/N NH1122; (Leased)

		(1)	Kayat Model TP-50A-LH Tray Packer, S/N 160-97, (1997); 50 Cases/Minute Operating Speed, Carton Erector Station; with Nordson Model E-3700V Hot Melt Applicator, S/N ES06E01174; Electro Cam Model PLS 5000 Series Digital Controls; Push-Button Controls; and Allen Bradley Digital Controls

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Marsh Model Overture Ink Jet Coder, S/N 222543068003; with Digital Controls

		(1)	Arpac Model 60-28-CM Overwrapper, S/N 2418; with 28”W x 12’L Heat Seal Oven; Arpac Digital Controls; Omron Model E5CS Digital Temperature Controls; and Push-Button Controls

		(1)	PAI Model 6400 Palletizer, S/N 6466; Single 12-Pack and 2 x 12 Pattern Type, 460 Volts, 50 Amp, 3-Phase, 60 Hz; with 24”W x Estimated 15’L Interlocking Plastic Belt Conveyor Product Infeed; Infeed Pallet Load Infeed, 10-High Type, with Shared Horizontal Traversing Load Table; Pattern Control Station, with (2) Parker Model Series 2MA Scanning Cylinders; Bourne Industries, Inc. Model 2015 Digital Counter; and Push-Button Controls

		(1)	Orion Model MA44-6883 Orbital Type Stretch Wrap Machine, S/N 7026883; with 60”W x Estimated 15’L Power Roller Conveyor Infeed/Outfeed; Safety Light Curtain; Protective Enclosure; Push-Button Controls; and Allen Bradley Model Panelview 600 Touch Screen Controls

		(1)	Stadia Model 7000 Series Pressure Sensitive Labeler, S/N 100012; with Digital Controls

		(1)	Lot of Associated 72-Valve Line Conveyor Equipment, To Include: 16”W x Estimated 15’L Staging Conveyor, Interlocking Plastic Belt Type; Estimated 150’L Overhead Cable Conveyor, with Sentry Ionized Air Can Rinser, 1,300 Cans/Minute Rated Speed; 28”W x 50’L Interlocking Plastic Belt Conveyor, with Inline Lube/Wash System; 3”W x 15’L Interlocking Plastic Belt Conveyor, with Inline Wash, Blower Station, with Estimated 15 hp Blower, and Twist/Turn Tunnel; 16”W x 15’L Interlocking Plastic Belt Conveyor; 28”W x Estimated 25’L Interlocking Plastic Belt Conveyor, with Inline Wash System; 28”W x 35’L Interlocking Plastic Belt Conveyor; 24”W x 25’L Interlocking Plastic

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Belt Conveyor; 16”W x Estimated 250’L Power Belt Conveyor; 24”W x Estimated 150’L Power Belt Conveyor; 24”W x Estimated 250’L Power Roller Conveyor; Associated Diverter Stations; 90° and 180° Turn Sections; Guide Bars; etc.

		Total Production:		$1,925,000

Plant Utilities

4	1-	Water Treatment Plant, To Include:		$125,000

		(1)	National Water Systems Pretreatment Carbon Steel Tank; with (4) Ferric Sulfate Additive Tanks; (6) 79” x 52” x 60” Mulitmedia Filter Beds, 100-Gallons/Hour Flow Rate; Media Beds Accu-Tab System Coordinator; Top-Mounted Agitator; and Associated Pumps; Piping; etc.

		(1)	Design Tanks 7,000-Gallon Fiberglass Tank; 8’D x 19’7”H; (Currently Not In Service)

		(1)	JV Northwest 19,596-Gallon Water Storage Stainless Steel Tank; Tank #11073; with (4) Waukesha 4” x 4” x 10.5” Size Booster Pumps, 525-Gallons/Hour @ 55-psi Flow Rating

		(1)	Diamond Fiberglass Fabricators 20,000-Gallon Water Storage Fiberglass Tank, S/N 4056, (1995); 4,760-Lb. Empty Weight

		(1)	U.S. Filter Model T911489-000 Primary Treatment Filtration System, S/N HC; with Estimated 500-Gallon Polyurethane Storage Tank; Estimated 15 hp Pump; Filtration Cylinder, 150-psig @ 200°F Maximum Pressure; Rosemount Analytical Digital Controls; GF Signet Model 8512 Flow Transmitter; and Push-Button Controls

		(3)	Steel Structures, Inc. Estimated 5,000-Gallon Carbon Filter Stainless Steel Tanks, S/N 971999-3; S/N 971999-2; and S/N 971999-1, (1997); 102”D x 144”H, 181-Cubic Foot Carbon Capacity, 525 Gallons/Minute Flow Rate, 70 psi @ 200°F Maximum Allowable Working Pressure Capacity, 4,100 Lb. Weight; with (5) Polishing Filters

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
		(1) Western Filter Company Estimated 4,200-Gallon Carbon Filter Carbon Steel Tank, S/N 25244, (1984); 8’4”D x 10’8”H; with Aquafine Model FBE-10R/60 UV Station, S/N XS-97007, 76,876 Running Time Meter

		(1) U.S. Filter Model 90/00113-207 Reverse Osmosis Water System, S/N 00113-207; Double Pass Type, 20,859, Hours Indicated, 120 Volts, 60 Hz, 1-Phase, 29% Rejection Rate; with (15) Codeline Model 80A30 Membrane Cylinders, 300 psi; (2) 40 hp CNT Pumps; Push-Button Controls; Thornton Model 200CR Digital Controls; Thornton Model 200 Flow Monitor Digital Controls; and Thornton Model 200pH Digital pH Controls, Skid Mounted

		(1) Sellers Model 47HP-77-COM 1,967,000-Btu/Hour Boiler, S/N 102117; Natural Gas, 150-psi Maximum Design Pressure, National Board #9462, 3 hp, 460 Volts, 60 Hz, 3-Phase; with Honeywell Burner Control; (Not In Service At Time of Inspection)

5	1-	Kaeser Model CSD 75 Rotary Screw Air Compressor, S/N 1077, Asset #1926140, 75 hp; with Digital Controls	7,500

6	1-	Kaeser Model CSD 75 Rotary Screw Air Compressor, S/N 1058, 75 hp; with Kaeser Model Sigma Digital Controls; and Kaeser Model TH451E Air Dryer, S/N K1500B4600501001	7,500

7	1-	Kaeser Model BS 61 Rotary Screw Air Compressor, S/N 510420, 50 hp; with Vertical Air Receiving Tank; and Digital Controls	5,000

8	1-	Vilter Model VMC 450 XL Ammonia Compressor, S/N 47619, 100 hp; with RAM Industries Digital Controls	7,500

9	1-	Vilter Model VMC 450 XL Ammonia Compressor, S/N 47993, 125 hp; with RAM Industries Digital Controls	8,500

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
10	1-	Vilter Ammonia Compressor, S/N 12711A RC, 100 hp	7,500

11	1-	Vilter Model VMC 450 XL Ammonia Compressor, S/N 47618, 100 hp	7,500

12	1-	Vilter Ammonia Compressor, 100 hp	7,500

13	3-	Vilter Model VSM501 Ammonia Compressors, S/N 2730; and S/N (2) Unknown; 454-Cubic Inches; with Model K-1012-0 Heat Exchanger; and Tecogen Digital Controls Each Value: $9,500	28,500

14	2-	Vilter Model VMC 450 XL Ammonia Compressors, S/N 81962; and S/N 81961, 100 hp; 115 Volts, 525-psig High Side Each Value: $7,500	15,000

15	2-	Evapco Model PMCB475 Cooling Towers, S/N W037771; and S/N W037770 Each Value: $5,000	10,000

16	1-	Evapco Model ATW 1026K Cooling Tower, S/N 73772	5,000

17	1-	Evapco Model PWCA 450 Cooling Tower, S/N 917891	5,000

18	2-	Estimated 9,000-Gallon Sugar Stainless Steel Tanks; Jacketed Each Value: $18,000	36,000

		Total Plant Utilities:	$283,000

		Maintenance

19	1-	Miller Model Millermatic 252 Welder, S/N LH270855B, (2007)	$2,000

20	1-	Lot of Minor Maintenance Equipment, To Include: Dewalt Model DW871 14” Chop Saw, S/N 591668; Estimated 14” Chop Saw; #3 Arbor Press; Baldor Dual End Bench Grinder; Miller Model Millermatic 135 Welder, S/N LE209759, (2004); Oxyacetylene Torch Kit; Worktable; etc.	5,000

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value

21	1-	Airco Model Heli Welder 250-Amp Welder, S/N HH072458; Cart Mounted	250

22	1-	Ridgid Model 535 Pipe Threader, S/N EC06703	1,500

23	1-	Dayton Model 4TK02A 18” Vertical Band Saw; with Blade Welder Attachment	1,000

24	1-	Dayton Model 3Z919F 20” Pedestal Drill; with Estimated 16” x 16” T-Slot Worktable	400

25	1-	OTC 55-Ton H-Frame Press	750

26	1-	Wilton Model 1200A Belt/Disc Grinder, S/N 91040601	500

27	1-	Smithy Model MI 1239 LTD Mill/Lathe; 12” x 39” Bed Size; with 3-Jaw Chuck; and 9” x 16” Horizontal Traversing T-Slot Worktable	1,750

		Total Maintenance:	$13,150

		Throughout Plant

28	3-	Videojet Model Excel Series 100 Ink Jet Coders Each Value: $2,500	$7,500

29	1-	Videojet Model Excel Series 170i Ink Jet Coder	5,000

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
30	1-	Falcon Model 2960H Baler, S/N 82017, 10 hp; 2,750 Maximum Operating psi; with Start and Stop Controls	1,500

31	1-	Lot of Batch and Mix Tanks, To Include: (2) Walker 3,600-Gallon Stainless Steel Syrup Storage Tanks, with Top-Mounted Agitator; (2) Walker 6,000-Gallon Stainless Steel Syrup Storage Tanks, with Top-Mounted Agitator; (2) 3,000-Gallon Stainless Steel Syrup Storage Tanks, with Top-Mounted Agitator; (4) 3,100-Gallon Stainless Steel Storage Tanks, Each with 2 hp Side-Mounted Agitator; (2) 40-Gallon Stainless Steel Cut-Off Tanks; 100-Gallon Stainless Steel Cut-Off Tank; and (2) 200-Gallon Stainless Steel Mix Tanks, with Rotosolver Model 105RS70SS Top-Mounted Agitators; Alkota Model 10000 Hot Water Cleaning System, S/N 209434; and Allen-Bradley Model PanelView 1400E Touch Screen Controls	100,000

32	1-	Lot of Miscellaneous Lab Equipment, To Include: Gretag Macbeth Model Judge II Light Booth; Waco Model 10700-00 Tester, S/N 1192577; Degas Station; Bellingham Model RFM340 Refractometer; Metrohm Titrator, with Metrohm Model 728 Stirrer; Model SST Secure Seal Tester; Cimarec Stirrer; Boekel Model 132000 Incubator; Precision Incubator; Thermo Model Orion 720A+ PH Tester; Hitachi Stack System, with Model L-2300 Column Oven, Model L-2400 UV Detector, and Model L-2130 Pump System; Conductivity Meters; PH Testers; etc.	25,000

33	1-	Marathon Model Stealth 03 Baler, S/N 131037 WB	7,500

34	1-	Lot of Factory and Support Equipment, To Include: Hand Tools; Power Tools; Fire Resistant Storage Cabinets; Dollies; Portable Staircases; Scrap Choppers; etc.	7,500

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
35	1-	Lot of Office Furniture and Business Machines, To Include: Cubicle Partitions; Desks; Chairs; Tables; Copiers; etc.	10,000

		Total Throughout Plant:	$164,000

	Total Appraised Orderly Liquidation Value -		$2,385,150

	Cott Corporation
	[***] [Address redacted]

Cott Corporation

[***]

[Address redacted]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

[Address redacted]

Effective Date: January 16, 2008	Orderly Liquidation Value
Production	$2,900,000
Plant Utilities	364,500
Maintenance	37,750
Throughout Plant	84,000

Total Appraised Orderly Liquidation Value -	$3,386,250

Cott Corporation
[***]
[Address redacted]

Appraisal

Cott Corporation

[***]

[Address redacted]

Machinery & Equipment

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Production

36	1-	120-Valve Bottle Filling Line; 600 Bottles/Minute, To Include:		$1,250,000

		(1)	Sentry Model 7788 Depalletizer, S/N 1782, (2002); 280 Bottles/Minute to 800 Bottles/Minute Unloading Speed; with 3-Chain Conveyor Infeed; 5-Position Vacuum Unloading Arm; Horizontal Traversing Side Loading Arm; 60”W x Estimated 20’L Accumulation Table, with Unique Engineering Pneumatically Operated Side Guide Bars; Push-Button Controls; Allen-Bradley Model PanelView 1000 Touch Screen Controls; Safety Light Curtain; and Pallet Outfeed Stacker

		(1)	Sweed Model 300AD Scrap Chopper, S/N 42048; Cart Mounted

		(1)	Ambec Model SS304 Blender, S/N 42742R1, (2000); Skid Mounted; with Salco Stainless Steel Horizontal Feed Tank, S/N 4274-3-R1, (2000), Job #4274-3; (2) 15 hp Pumps; (1) Estimated 25 hp Pump; Salco Stainless Steel Vertical Tank, S/N 4274-2-R1, (2000), Stainless Steel Type 304 Composition, 10 Gauge Thickness; Salco Stainless Steel Vertical Tank, S/N 4274-1A-R1, (2000), 100 psi @ 200°F Maximum Allowable Working Pressure, National Board #17A; Ambec Model Autoblend Touch Screen Controls; and Associated Pumps; Piping; etc.

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Alfa-Laval Model A15-BWFD Heat Exchanger, S/N 3015-57509, (2001); 250 psi @ 248°F Maximum Allowable Working Pressure, 968.8 Square Feet Area; with Horizontal Mounted Ammonia Feed Tank

		(1)	Alsim Model Asmojet 80-Position Bottle Rinser, S/N WBLOO1200A, (2001); Type IT-80-A.R.; with 16-Position Rotary Bottle Infeed; Inline Rinse and Blower Station; Estimated 32-Position Rotary Unload Station; Time Date Stamp Application Station; VBS Model LCI-2000 Nitrogen System, S/N 22287; and Allen-Bradley Model PanelView 1000 Touch Screen Controls

		(1)	Alsim Model Asmojet1T-RV-P80/420-24K 120-Valve Rotary Type Filler, S/N DABS003050-144, (2000); 500mL, 20 Oz., 24 Oz., 1-Liter, 2-Liter, and 3-Liter Type, 260 Bottles/Minute to 800 Bottles/Minute Operating Speed, Stainless Steel Composition; with Leg Mounts; Stainless Steel Protective Enclosure; Push Button Controls; and Allen-Bradley Model PanelView 1000 Touch Screen Controls

		(1)	Arol Model PK24T1080A 24-Head Bottle Capper, S/N 6434, (2000); with Metering Cap Infeed Station; 24-Position Rotary Type Bottle Infeed; 24-Position Rotary Type Bottle Outfeed; Alcoa Model B05738072C Jet Flow Cap Feeder, S/N 291, with Associated Cap Heater, and Vacuum Outfeed; and Touch Screen Controls

		(1)	Orbisphere Laboratories Model 3624 Analyzer, S/N 34981; with Digital Controls

		(1)	CIP System; Skid Mounted; with (2) Vertical Storage Tanks, S/N Z1507-B, and S/N Z1507-A; Ecolab Model Quadexx Soap and Chlorine Pump; Fristam 10 hp Pump; Polaris Model S19IG25 Heat Exchanger, S/N 4030, Plate Type, 316 Plate Material, 130 psi Test Pressure, 100 psi Design Pressure; GLI Model 33 Digital Measuring Controls; and Allen-Bradley Model PanelView 550 Touch Screen Controls

		(1)	Securepak Model SSC Secure Seal Cap Tester

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Videojet Model Excel Series 170i Ink Jet Coder, S/N I96K26010; 2 scfm, 100 psi; with Digital Controls

		(1)	60”W x Estimated 15’L Staging Interlocking Plastic Belt Conveyor; Stainless Steel Composition, Leg Mounted; with Inline Wash; Side Guide Bar; and Reject Station

		(1)	Uni-Pak Model 926LHEX Container Warmer, S/N 976306, (1997); 84”W x Estimated 25’L; with TSM Heating System, with Omron Model E5EN Digital Temperature Controls; (3) 7.5 hp Motors; Inline Wash System, with Ecolab Model Positronic TW Chemical Feed Pump, and Ecolab Surpass Timed Speed Control System; (2) Blower Units; and Push-Button Controls

		(1)	Ambec 10’W x Estimated 20’L Accumulation Table, (2002); Stainless Steel Composition; with Horizontal Traversing Loader Arm; and Interlocking Plastic Belt Conveyor

		(1)	Trine Model T4500 Labeler, S/N 065M45038, (1995); 200 Bottle/Minute to 350 Bottle/Minute Operating Speed; with Nordson Model DuraBlue 10 Hot Melt System, with Digital Controls; EMP Label Feed Station, with Fife Model CSP-01 Guide Bar; Watlow Model 93 Digital Temperature Controls; Push-Button Controls; and Parker Automations Model CTC Touch Screen Controls

		(1)	Trine Model T4500 Labeler, S/N 107M45170, (1997); 200 Bottle/Minute to 350 Bottle/Minute Operating Speed; with Nordson Model DuraBlue 10 Hot Melt System, with Digital Controls; EMP Label Feed Station, with Fife Model CSP-01 Guide Bar; Watlow Model 93 Digital Temperature Controls; Push-Button Controls; and Parker Automations Model CTC Touch Screen Controls

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Krones Model Contiroll Wraparound Labeler, S/N 745-C03, (2002); 460 Volt, 3 Phase, 60 Hz; (2) Label Stations, Each with (2) Rotary Label Feeders; Rotating Label Cutter; (2) Glue Roll Application Stations, Each with Associated Glue Pot, and Athena Digital Temperature Controls; Push-Button Controls; Digital Controls; and Allen-Bradley Model PanelView 1000 Touch Screen Controls

		(1)	Ocme Model Altair N60 Case Packer, S/N 1/174/01, (2001); 60 Case/Minute Operating Speed; with 5-Lane Infeed; Case Infeed Station, with 9”W x 5’L Interlocking Plastic Slide Belt, and Case Former Station; Nordson Model Series 3700V Hot Melt Applicator, S/N AN01H00539; and Allen-Bradley Model PanelView 1000 Touch Screen Controls

		(1)	Ocme Model Altair N60 Case Packer, S/N 1/175/01, (2001); 60 Case/Minute Operating Speed; with 5-Lane Infeed; Case Infeed Station, with 9”W x 5’L Interlocking Plastic Slide Belt, and Case Former Station; Nordson Model Series 3700V Hot Melt Applicator, S/N ES07B0126; and Allen-Bradley Model PanelView 1000 Touch Screen Controls

		(1)	ITW Diagraph Model IJ3000 Ink Jet Coder, S/N CIDS64301410, (2006); 200 Case/Minute Maximum Speed; with Digital Controls

		(1)	Marsh Model Hi-Res Overture LT Ink Jet Coder; with Digital Controls; (Not In Service At Time Of Inspection)

		(1)	Marsh Model Hi-Res Overture LT Ink Jet Coder; with Digital Controls

		(1)	ITW Diagraph Model IJ3000 Ink Jet Coder, S/N CIDS64301411, (2006); 200 Case/Minute Maximum Speed; with Digital Controls

		(1)	Ocme Model Vega THN80 V/2/3 Shrink Wrap Machine, S/N 1/177/01, (2001); 80 Case/Minute Operating Speed; with 6-Lane Infeed; Nordson Hot Melt Applicator; Plastic Film Application Station, Bottom Feed Type, with Hot Seal Arm;

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
OCME Estimated 48”W x Estimated 20’L Hot Seal Oven, with (2) Blower Fans, and Gefran Model 401 Digital Temperature Controls; and Allen-Bradley Model PanelView 1000 Touch Screen Controls

		(1)	ITW Diagraph Model IJ3000 Ink Jet Coder, S/N 57600155DS2, (2006); 200 Case/Minute Maximum Speed; with Digital Controls

		(1)	Videojet Model Excel 273SE Ink Jet Coder, S/N 020030004WD, (2002); 60 Case/Minute Operating Speed, 2 scfm, 100 psi; with Digital Controls

		(1)	PAI Model 6400 Palletizer, S/N 6479, (1999); 24-Pack @ 75/Minute and @ 140/Minute Operating Speed; with 2-Chain Conveyor Pallet Infeed Station; Power Belt Conveyor Product Infeed Station; Staging Conveyor, with Pattern Control; Elevator, with Side Bar Loader; Push-Button Control; and Pro-Face Touch Screen Controls

		(1)	Orion Model MA/44 Orbitary Type Stretch Wrap Machine, S/N 2002-0312042, (2002); 60 Loads/Hour, 5,000 Lb. Load Maximum, 3-Phase, 60 Hz; with Tension Controls; Variable-Speed Controls; and Push-Button Controls

		(1)	Axiohm Model 7000 Series Pressure Sensitive Labeler, S/N 100052; with Digital Controls

		(1)	PAI Model 6400 Palletizer, S/N 6482, (2000); 24-Pack @ 75/Minute and @ 140/Minute Operating Speed; with 2-Chain Conveyor Pallet Infeed Station; Power Belt Conveyor Product Infeed Station; Staging Conveyor, with Pattern Control; Elevator, with Side Bar Loader; Push-Button Control; and Total Control Model QuickPanel Jr. Touch Screen Controls

		(1)	Lantech Model Q1000 Stretch Wrap Machine, S/N QA0011233, (1996); 30 Loads/Hour; with Variable-Speed Controls; and Digital Controls

		(1)	ID Technology Model 250 Pressure Sensitive Labeler, S/N 2500505001888; Stand Mounted; with Digital Controls

		(1)	Lot of 120-Valve Bottle Filling Line Associated Stainless Steel Framed Conveyor Equipment, To

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Include: Sentry 28”W x 12’L Interlocking Plastic Belt Conveyor; Sentry Airveyor, Estimated 75’L, with Associated NYB Blowers; 6”W x 50’L Interlocking Plastic Belt Conveyor, with Inline Wash/Lube Stations; Ambec 18”W x Estimated 150’L Interlocking Plastic Belt Conveyor; 18”W x Estimated 25’L Interlocking Plastic Belt Conveyor; (3) 18”W x Estimated 125’L Interlocking Conveyor Belt Sections; 16”W x Estimated 250’L Interlocking Plastic Belt Conveyor, with Switch Stations; (2) 60”W x 15’L Roller Conveyor Outfeed Sections; and Associated Guide Rails; Drip Guard; etc.

37	1-	72-Valve Can Filling Line; 1,200 Cans/Minute, To Include:		825,000

		(1)	ABC Depalletizer; with 2-Chain Conveyor Pallet Infeed/Outfeed; and Manual Unloading Cover Station

		(1)	Micro Blend Model 8.31 version Blender, (1995); 1,400 Can/Minute Operating Speed, Skid Mounted; with MPC Stainless Steel Vertical Holding Tank, 100 psi @ 200°F Maximum Allowable Working Pressure, National Board #22; Vertical Stainless Steel Holding Tank; 30 hp Pump; (2) 5 hp Pumps; (3) Reservoir Blowoff Tanks, (Water, Syrup, Mix); KLMX Inline Motionless Mixer; Push-Button Controls; and Viewing Monitor

		(1)	Alfa-Laval Model A15-BWFD Plate-Type Heat Exchanger, S/N 83651, (1995); 250 psi @ 230°F Maximum Allowable Working Pressure; with Horizontal Mounted Ammonia Tank, S/N 45629, (1995), National Board #42762, 250 psi @ 650°F

		(1)	Crown Simplimatic Model UB72 72-Valve Rotary Type Filler, S/N GFUB72FTC1027, (1968); 12 Oz. Type, 1,200 Cans/Minute Operating Speed, Skid Mounted; with Twist/Turn Conveyor Type Infeed; Push-Button Control; and Allen-Bradley Model PanelView 1000 Touch Screen Controls

		(1)	Angelus Model 120LG16 Can Seamer, S/N 9982778, (1978); 10,500 Lb. Net Weight, 350 Cans/Minute Minimum Operating Speed, 1,600

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Cans/Minute Maximum Operating Speed; with Digital Counter; and Touch Screen Controls; (Rebuilt 2005)

		(1)	SJI Model 820 84”W x Estimated 20’L Can Warmer, S/N 400350014, (1984); 3-Minute and 20-Second Warm Cycle; with Inline Wash System; Alfa Laval Model M6-FG Heat Exchanger, S/N 30108-93561, (2005), 150 psi @ 250°F Maximum Allowable Working Pressure, 156.6 Square Foot Area; (2) 7.5 hp Pumps; Blower, with 7.5 hp Pump; ESA Heater System, S/N 2396, (2005), 7,000,000 Btu/Hour Heater Capacity, 117 cfm @ 4 psi, 200 Gallon/Minute Maximum Inlet Water, with Fireye Model ED150 Digital Controls, and Model PXV-4 Digital Temperature Controls; and Push-Button Controls

		(1)	Videojet Model Excel 2000 Ink Jet Coder, S/N 062841009WD, (2006); 100 psi, 7 scfm; with Digital Controls

		(1)	Videojet Model Excel 170i Ultra High Speed Ink Jet Coder, S/N 000600037WD; 2 scfm, 100 psi; with Digital Controls

		(1)	Alliance Industrial Corp. 72”W x Estimated 20’L Accumulation Table; Stainless Steel Composition; with Horizontal Traversing Loader Arm; and Interlocking Plastic Belt Conveyor

		(1)	Filtec Model FT-50 Fill Level Detector, S/N 116511, (2001); 2,400 Can/Minute Maximum Operating Capacity; with Digital Controls

		(1)	Filtec Model FT-50 Fill Level Detector, S/N 116510, (2001); 2,400 Can/Minute Maximum Operating Capacity; with Digital Controls

		(1)	ITW Hi-Cone Model 273B Multi Packaging Machine, S/N NA1078, (1995); with 2-Lane Infeed; 80”W x Estimated 10’L Interlocking Plastic Belt Conveyor Infeed/Outfeed; and Sun-Mite Model FFH-512A Infrared Heater; (Leased)

		(1)	Krones Model Variopac Overwrapper Case Packer, S/N KR93682, (2007); 4,800 Packs/Hour Maximum Operating Capacity; with 6-Lane Infeed; Case Infeed Station; with (3) 2-

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Position Vacuum Unloading Arms, Rotary Type; Tray Forming Station, with Nordson Model ProBlue Hot Melt Applicator, S/N 1039840A; Fume Application Station, 2-Roll Cylinder Type, with Bottom Mounted Feed; Krones Model ST72/60005 Heat Seal Oven S/N 001193, Estimated 28”W x 25’L, with (2) Exit Blowers; Pot Mounted Breaker Units; Push-Button Controls; and Krones Model iPanel CD Touch Screen Controls

		(1)	ITW Diagraph Model IJ3000 Ink Jet Coder, S/N IJ64302335, (2006); with Digital Controls

		(1)	Videojet Model Excel 273SE Ink Jet Coder, S/N 020030003WD, (2002); 2 scfm, 100 psi; with Digital Controls

		(2)	Videojet Model Excel 170i Ultra High Speed Ink Jet Coders, S/N 010500031WD; and S/N I96D16007; Each with Digital Controls

		(1)	PAI Model 6400 Palletizer, S/N 6480, (1999); 24-Pack @ 75/Minute and @ 140/Minute Operating Speed, 460 Volts, 90 Amps, 3-Phase, 60 Hz; Pallet Infeed Station, 10-High Type, and 2-Chain Conveyor Infeed; Pattern Control Station; Staging Conveyor; Elevator; Push-Button Controls; and Pro-Face Touch Screen Controls

		(1)	PAI Double Stacker, S/N 1533; 10-High Capacity

		(1)	Orion Model FA55-291 Stretch Wrap Machine, S/N 2092964, (1991); 30 Loads/Hour, 4,000 Lb. Maximum Load; with 72” Rotary Turntable; and Push-Button Controls

		(1)	Sato Model M-84855 Pressure Sensitive Labeler, S/N 90204003; Cart Mounted; with Digital Controls

		(1)	Lot of 72-Valve Can Filling Line Associated Stainless Steel Framed Conveyor Equipment, To Include: Estimated 300’L Cable Conveyor; 18”W x 50’L Interlocking Plastic Belt Conveyor, with Inline Wash/Lube Stations; (2) 3”W x 75’L Interlocking Plastic Belt Conveyor Sections, with (4) Blower Stations; 24”W x 50’L Interlocking Plastic Belt Conveyor; Sentry 8”W x 75’L Interlocking Plastic Belt Conveyor; 12”W x 35’L

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Inclined Power Belt Conveyor; 14”W x Estimated 250’L Interlocking Plastic Belt Conveyor; and Associated Guide Rails; Drip Guards; etc.

38	1-	72-Valve Can Filling Line; 1,200 Cans/Minute, To Include:		825,000

		(1)	Canco Model 12A54N189X Depalletizer, (1994); with 2-Chain Conveyor Pallet Infeed/Outfeed; Manual Unloading Cover Station; and American Can Company Model 4403-IL Pallet Stacker, S/N 12A7610337

		(1)	Micro Blend Model Version 9.02 Blender, (1996); 1,400 Can/Minute Operating Speed, Skid Mounted; with Syrup Pump; Water Pump; Mix Pump; CIP Pump; (3) Meyer Incorporated Load Tanks, (1998); 30 hp Motor; (2) 7-1/2 hp Motors; NTC Stainless Steel Vertical CIP Tank, S/N MC8026-D, (1998), 100 psi @ 200°F Maximum Allowable Working Pressure; and Viewing Monitor

		(1)	Alfa-Laval Model A15-BWFD Heat Exchanger, S/N 30104-94383, (1998); National Board #13333, 250 psi @ 230°F Maximum Allowable Working Pressure, 888 Total Square Foot Area; with Horizontal Mounted Ammonia Tank; and Push-Button Control

		(1)	Crown Simplimatic Model UB72 72-Valve Rotary-Type Filler, S/N 80742, (1970); 12 Oz. Type, 1,200 Cans/Minute Operating Speed, Skid Mounted; with Twist/Turn Conveyor Type Infeed; Push-Button Control; and Allen-Bradley Model PanelView 1000 Touch Screen Controls

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Angelus Model 120LG16 Can Seamer, S/N 11362186, (1986); 10,500 Lb. Net Weight, 350 Cans/Minute Minimum Operating Speed, 1,600 Cans/Minute Maximum Operating Speed; with Digital Counter; and Touch Screen Controls; (Rebuilt 2007)

		(1)	Videojet Model Excel 2000 Ink Jet Coder, S/N 060261004WD, (2006); 1,250 Can/Minute Operating Capacity, 7 scfm, 100 psi; with Digital Controls

		(1)	Videojet Model Excel 2000 Ink Jet Coder, S/N 062851016WD, (2006); 1,250 Can/Minute Operating Capacity, 7 scfm, 100 psi; with Digital Controls

		(1)	ABC Model 227.1183 60”W x Estimated 20’L Can Warmer, S/N PW.103.15.6; with Alfa Laval Model M6-FG Heat Exchanger, S/N 30108-93560, (2005), 150 psi @ 250°F Maximum Allowable Working Pressure, 156.6 Square Feet Area; (3) 7.5 hp Pumps; Digital Temperature Controls; and Cincinnati Model PB-12A Blower, S/N 710270, 2 hp

		(2)	Filtec Model FT-50 Fill Level Detectors, S/N 116205; and S/N 116206, (1999); 2,000 Can/Minute Maximum Operating Capacity; Each with Reject Station; and Digital Controls

		(1)	Alliance Industrial Corp. 72”W x Estimated 20’L Accumulation Table; Stainless Steel Composition; with Horizontal Traversing Loader Arm; and Associated Interlocking Plastic Belt Conveyor

		(1)	R.A. Jones Model Maxim Case Packer, S/N S-5763, (1999); 24-Pack @ 63/Minute and 12-Pack @ 125/Minute Operating Speed; with (2) 6-Lane Infeed Stations; Slip Sheet Conveyor Infeed; Jones Model Orbi-Trak Vacuum Pickup Station; Carton Infeed Station, with Flap Separator Station; Glue Application Station, with Nordson Model 3700 Series Hot Melt Applicator, S/N AA991-60215; Push-Button Controls; Electro Model PLS 6000 Series Digital Metering

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Controls; Allen-Bradley Model PanelView 1000 Touch Screen Controls; Digital Temperature Controls; and Fumex Model FA2SSD Filter System, S/N 49063980

		(1)	Videojet Model Excel Series 170i Ink Jet Coder, S/N I96F23017, (1996); 2 scfm, 100 psi; with Digital Controls; and Video Jet Model Focus S10 Laser System

		(1)	Ryson Model 1500-400-83-4 Spiral Elevator Conveyor, S/N 072441, (2007); Estimated 14”W x Estimated 50’L Slat Type Conveyor; with Push-Button Controls

		(1)	Standard Knapp Model 263 Tray Former, S/N 120, (1975); 60 Case/Minute Operating Speed; with 12”W x Estimated 10’L Interlocking Plastic Belt Conveyor Infeed; Carton Infeed Station; Flap Tucker Station; Glue Application Station, with Nordson Model 3500V Glue Applicator, S/N 230884A SA01E 00313; Electro Cam Model PLS 5000 Series Digital Controls; and Push-Button Controls

		(1)	Marsh Model Hi-Res Overture LT Ink Jet Coder; with Digital Controls

		(1)	ITW Diagraph Model IJ3000 Ink Jet Coder, S/N IJ64302334, (2006); with Digital Controls

		(1)	Douglas Model SR7/824 Shrink Wrap Machine, S/N M-2999, (1995); 70 Bundle/Minute Maximum Speed; with 18”W x 20’L Interlocking Plastic Belt Conveyor Infeed, with Photo Switch Stations; Film Application Station, with 2-Roll Feed System; Estimated 28”W x Estimated 12’L Heat Tunnel, 3-Zone, 325°F Operating Temperature, with Watlow Model 93 Digital Temperature Controls, (3) Top Mounted Blower Units, and Exit Fan Unit; Push-Button Controls; and Pacific Scientific Model T10 Digital Controls

		(1)	ITW Hi-Cone Model 229 Multi Packaging Machine, S/N H0319R, (1971); with Push-Button Control; (Leased)

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
		(1) FKI Logistex Model A-942 Palletizer, S/N 01-K1115119, (2007); 12-Pack @ 120-140 Cases/Minute, 24-Pack @ 80-100 Cases/Minute; with Staging Conveyor; (5) Parker Automation Pattern Control Cylinders; Elevator System; Push-Button Controls; PLC Type Controls; and Allen-Bradley Model PanelView 1000 Touch Screen Controls

		(1) PAI Double Stacker, S/N 1532

		(1) Lantech Model System 2000 Series 4321 Stretch Wrap Machine, S/N 15734, (1984); 21 Load/Hour Operating Speed; with Push-Button Controls; and Digital Readout

		(1) Sato Model M-8485S Pressure Sensitive Labeler, S/N 81204009; with Digital Controls

		(1) Lot of 72-Valve Can Filling Line Associated Stainless Steel Framed Conveyor Equipment, To Include: Estimated 300’L Cable Conveyor; 18”W x 50’L Interlocking Plastic Belt Conveyor, with Inline Wash/Lube Stations; (2) 3”W x 75’L Interlocking Plastic Belt Conveyor Sections, with (4) Blower Stations; 24”W x 50’L Interlocking Plastic Belt Conveyor; Sentry 8”W x 75’L Interlocking Plastic Belt Conveyor; 12”W x 35’L Inclined Power Belt Conveyor; 14”W x Estimated 250’L Interlocking Plastic Belt Conveyor; and Associated Guide Rails; Drip Guards; etc.

		Total Production:	$2,900,000

		Plant Utilities

39	1-	Vilter Ammonia Compressor, S/N 7682 A R, 75 hp	$6,000

40	1-	Vilter Ammonia Compressor, S/N 7688 A R, 100 hp	7,500

41	1-	Vilter Model VMC 440 Ammonia Compressor, S/N 81368, 100 hp	7,500

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
42	1-	Vilter Model VMC 440 Ammonia Compressor, S/N 33597, 100 hp		7,500

43	1-	Vilter Model VMC 440 Ammonia Compressor, S/N 33598, 100 hp		7,500

44	1-	SRS Model RT-3 Estimated 2,000-Gallon Ammonia Accumulation Stainless Steel Tank, S/N 6459, (1996); Jacketed, 150 psi @ 650°F Maximum Allowable Working Pressure, SA-516-70 Material Type; with Angle Type Shut-Off Valves		4,000

45	1-	Imeco Model XLP-L635 Condenser, S/N 11549-1; Roof Mounted, Inaccessible		3,500

46	1-	Lot of Batch and Mix Tanks, To Include:		100,000

		(1)	Cherry Burrell 5,000-Gallon Syrup Stainless Steel Tank, S/N 67-E-1020, Asset #12; Jacketed; with Side Mounted Agitator; and Associated Pumps; Piping; etc.

		(1)	Cherry Burrell 5,000-Gallon Syrup Stainless Steel Tank, S/N 72E237, Asset #11; Jacketed; with Side Mounted Agitator; 5 hp Pump; and Associated Piping; Valves; etc.

		(1)	3,200-Gallon Stainless Steel Tank, Asset #10; with Top Mounted Agitator; 5 hp Pump; and Associated Piping

		(1)	1,540-Gallon Stainless Steel Tank, Asset #15; with Top Mounted Agitator; 5 hp Pump; and Associated Piping

		(1)	3,150-Gallon Stainless Steel Tank, Asset #14; with Top Mounted Agitator; 5 hp Pump; and Associated Piping

		(1)	3,100-Gallon Stainless Steel Tank, Asset #13; with Top Mounted Agitator; 5 hp Pump; and Associated Piping

		(1)	1,500-Gallon Stainless Steel Tank, Asset #7; with Top Mounted Agitator; 5 hp Pump; and Associated Piping

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	1,500-Gallon Stainless Steel Tank, Asset #8; with Top Mounted Agitator; 5 hp Pump; and Associated Piping

		(1)	1,540-Gallon Stainless Steel Tank, Asset #9; with Side Mounted Agitator; 5 hp Pump; and Associated Piping

		(1)	5,000-Gallon Stainless Steel Tank, Asset #6; with Side Mounted Agitator; 5 hp Pump; and Associated Piping

		(1)	Feldmeier 5,500-Gallon Stainless Steel Tank, S/N A-032-00, Asset #5, (2000); with Top Mounted Agitator; 5 hp Pump; Tel-Tru Thermometer; and Associated Piping

		(1)	Feldmeier 5,500-Gallon Stainless Steel Tank, S/N A-031-00, Asset #4, (2000); with Top Mounted Agitator; 5 hp Pump; Tel-Tru Thermometer; and Associated Piping

		(1)	A&B 200-Gallon Stainless Steel Tank, Asset #CT-3; with EMI Model Rotostat Top Mounted Mixer; Estimated 5 hp Pump; Accurate Metering Systems Model BC-52 Digital Metering Controls; Allen-Bradley Model PanelView 1000 Touch Screen Controls; and Associated Piping

		(1)	Estimated 200-Gallon Stainless Steel Tank; with Top Mounted Mixer; Estimated 5 hp Pump; and Associated Piping

47	1-	Water Treatment System, To Include:		100,000

		(1)	Western Filter Company Model 2000 ATS-III Chemical Additive Carbon Steel Tank, S/N 38677, (1995); 20,000 Gallon/Hour Capacity; with Associated Sand Filters; Data Industrial Digital Counter; Orion Model 1770 Chlorine Monitor; Associated Lime Pumps; and Associated Pipes; Pumps; etc.

		(2)	Ingersoll-Rand Model OL25X25 Reciprocating Air Compressors, 25 hp; 4,519 and 2,795 Hours Indicated, Oilless Type; with Ingersoll-Rand Model TS200 Air Dryer, S/N 205116006

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Feldmeier 2,100-Gallon Ozone Contact Stainless Steel Tank, Asset #T-70; with Pacific Ozone Technology Ozone Gas Generator, Asset #OG-80; IN Digital Ozone Analyzer; and Transfer Column

		(1)	Aquafine Model CSL-24R/60 UV Lamp, S/N 0S 00 054-E 0ESE; 2-Cylinder Type

		(1)	Feldmeier 10,000-Gallon Water Storage Stainless Steel Tank, S/N S40200, Asset #T-40, (2001); with Pacific Ozone Technology Ozone Gas Generator, Asset #OG-40

		(1)	Carbon Steel Tank, Asset #CT200; with Inline Chlorine Monitor; and U.S. Filter Model T911490-00 Polisher Filter

		(1)	U.S. Filter Model 24/00108 Reverse Osmosis Water System, S/N 00108; with Transfer Pump; Ozone Recirculation Pump; Secondary Goose Pump; Primary Goose Pump; (9) Codeline Model 80A60 Membrane Cylinders, 600 psi Maximum Operating Pressure, 120°F Maximum Operating Temperature; Digital Controls; and Push-Button Controls

		(1)	U.S. Filter Model CIP-225 CIP System, S/N 00108-100, Asset #CIP-225; Skid Mounted; with Estimated 500 Gallon Polyurethane Tank; U.S. Filter Model T911489-000 Polisher Filter, 150 psig @ 200°F; and GF Signet Model A512 Digital Flow Transmitter Controls

		(1)	Harry Holland & Sons Estimated 2,000-Gallon Deaerator Stainless Steel Tank, S/N 980504-01, (1998); with Associated Vacuum and Water Pump; Jumo Model Dicon SM Digital Controls; Associated Pumps; Piping; etc.

		(1)	Applied Membranes Model W-GSS20000 Estimated 3,000-Gallon Carbon Tower Stainless Steel Tank, S/N 1657-990331; with (2) Ecolab Model Positronic V Chemical Feed Pumps; and Estimated 500-Gallon Stainless Steel Soap Additive Tank

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
		(1) Unilux Model VF600HB Water Tube Boiler, S/N 2609, (2001); Natural Gas, 617 Square Foot Heating Surface; with Power Flame Model CR4-G-30 Burner, S/N 010197976, 6,000 MBH Maximum

48	1-	Gardner-Denver Model Electra-Saver II Air Compressor, 100 hp; 52,229 Hours Indicated; with Gardner Denver Model Auto-Sentry ES Plus Digital Controls; and Gardner Denver Model RDS650A-4 Refrigerated Air Dryer, S/N 205-07-07-2000-9437	5,000

49	1-	Gardner-Denver Model Electra-Saver II Air Compressor, (2000), 100 hp; 53,171 Hours Indicated; with Gardner Denver Model Auto-Sentry ES Plus Digital Controls; and Gardner Denver Model 6000HSEA400 Refrigerated Air Dryer	5,000

50	1-	Leroi Model WE100SS II AQH Air Compressor, S/N 4227X719, 100 hp; 25,185 Hours Indicated	8,500

51	1-	Estimated 9,000-Gallon Sugar Stainless Steel Tank;	18,000

52	1-	Vilter Ammonia Compressor, S/N 13891 AS R, 100 hp	7,500

53	1-	Vilter Compressor, 100 hp	7,500

54	1-	Vilter Ammonia Compressor, 100 hp	7,500

55	1-	Vilter Ammonia Compressor, S/N 22112, 100 hp	7,500

56	1-	Vilter Ammonia Compressor, S/N 15723, 75 hp	6,000

57	1-	Vilter Model VMC 440 Ammonia Compressor, S/N R64310, 75 hp	6,000

58	1-	Vilter Model VMC 440 Ammonia Compressor, S/N R81159, 100 hp	7,500

59	1-	Vilter Ammonia Compressor, 100 hp	7,500

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
60	1-	Frick Model RWBII 134H Rotary Screw Ammonia Compressor, S/N 166SFMPLHTA03, (1998); 38,651 Total Hours Indicated, 4,500 rpm Maximum Speed, 350 psig Design Pressure; with Frick Model RWBII Digital Controls	17,500

61	2-	Evapco Model 3JIAC-1496B Cooling Towers, S/N 14-100472; and S/N Unknown Each Value: $5,000	10,000

		Total Plant Utilities:	$364,500

		Maintenance

62	1-	Jet Model JDP-17MF 17” Pedestal Drill, S/N 7106706	$300

63	1-	Dayton Model 6Y001A Belt/Disc Sander; 6” x 9” Type	250

64	1-	Dayton Model 3Z949D 3-Ton Arbor Press, S/N 200108	150

65	1-	Esab Model PCM-621I Plasma Cutter, S/N PA-I517248	750

66	1-	Arcan Model CP20 20-Ton H-Frame Press	500

67	4-	Hydrotek Model HX21004E2 Pressure Washers; Cart Mounted Each Value: $2,500	10,000

68	1-	Harmony Model HBCB05 Compactor, S/N HBCB05-0103; 460 Volts, 3-Phase, 60 Hz; with Push-Button Controls; 20 hp Drive Motor; and Slat-Type Conveyor Infeed	5,000

69	1-	Harmony Model M60STD Baler, S/N M60STD-3061; 460 Volts, 3-Phase, 60 Hz; with Push-Button Controls	1,500

70	1-	John Deere Model L100 Rider-Type Mower, 17 hp; 5-Speed; with 42” Blade Attachment	2,500

71	1-	Carolina Model HD10 Horizontal Band Saw, S/N HD1012979	500

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
72	1-	Dayton Model 6Y942D 18” Vertical Band Saw, S/N 200410	750

73	1-	Husky Model VT631402AJ Reciprocating Air Compressor, S/N L7/5/05-80559, 7 hp; with 60 Gallon Vertical Air Tank	500

74	1-	Manufacturer Unknown Model 130-4816 16-Gauge x 48” Box and Pan Brake, S/N 0435204816-04, (2004)	1,500

75	1-	Ryobi Model BT3100-1 10” Table Saw, S/N X054598344	250

76	1-	Icoca Model SJ-2060G Lathe, S/N 87090 30; with 3-Jaw Chuck; and Tailstock	3,000

77	1-	Index Model 845 Milling Machine, S/N 15389	2,000

78	1-	Jet Model JDP-17MF 17” Pedestal Drill, S/N 3115273	300

79	1-	Sears Model 257 192190 Dual-End Bench Grinder, S/N 015600235, 1 hp; 8” x 1” Wheels	50

80	1-	Milwaukee 14” Abrasive Cut-Off Chop Saw	150

81	1-	Lincoln Model AC-225-S 225-Amp Welder, S/N 7050-301, (1983)	150

82	1-	Miller Model Bobcat 250 NT Welder Generator, S/N LE239059, (2004); 132 Hours Indicated, 10,000 Watts	2,500

83	1-	Miller Model Millermatic 212 Welder, S/N LH230836B, (2007)	1,500

84	1-	Miller Model Econo Twin HF Welder, S/N JG132012, (1986)	500

85	1-	Lincoln Model AC 225 AMP 225-Amp Welder, S/N 7530-806, (1988)	150

86	1-	Ridgid Model 300-T2 Pipe Threader, S/N ED12998	2,000

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
87	1-	OTC 2,200-Lb. Capacity Boom Crane; Portable	1,000

		Total Maintenance:	$37,750

		Throughout Plant

88	1-	Lot of Miscellaneous Pallet Racking, To Include: (15) 8’W x 36”D x 14’H 3-Tier Pallet Racking; (50) 84”W x 25’D x Estimated 18’H Pass Through Type Pallet Racking, 3-Tier; and (10) 84”W x 36”D x 14’H Pallet Racking, 3-Tier	$7,500

89	1-	Tennant Model M5400 Floor Scrubber, S/N 5400-10256038	3,500

90	1-	Tennant Model 7400 Floor Scrubber, S/N 7400-7817	10,000

91	1-	1996 Ford Model Ranger XL Pickup Truck, VIN 1FTCR10A0TPB30177; 86,601 Miles Indicated	3,000

92	1-	Ottawa Model Commando 30 Yard Hostler, Asset #9073; 59,335 Miles Indicated, 19,285 Hours Indicated	15,000

93	1-	Lot of Miscellaneous Lab Equipment, To Include: Cimarec Model 2 Hot Plate; Orion Model 720A PH Tester; Waco Model Enamel Rater II Tester; Hitachi Stack System, with Model L-2400 UV Detector, Model L-2300 Column Oven, and Model L-2130 Pump; Ohaus Model Explorer Digital Scale; (2) Metrohm Model 758 Titrators, Each with Metrohm Model 727 Ti Stirrers; Metrohm Model 798 MPT Titrator, with Metrohm Model 727 Ti Stirrer; Cole Parmer Model Polystat Temperature Controller; Maselli Model LR-01 Digital Refractometer; (2) Terriss Model T-03-300 CO2 Testers, with CPU, and Monitor; etc.	20,000

94	1-	Lot of Factory and Support Equipment, To Include: Dollies; Shop Fans; Bench Grinders; Oxyacetylene Kits; Portable Staircases; Fire Resistance Storage Cabinets; etc.	10,000

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
95	1-	Lot of Office Furniture and Business Machines	15,000

		Total Throughout Plant:	$84,000

	Total Appraised Orderly Liquidation Value -		$3,386,250

	Cott Corporation

	[***]
	[Address redacted]

Cott Corporation

[***]

[Address redacted]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

[Address redacted]

Effective Date: January 16, 2008	Orderly Liquidation Value
Production	$6,729,500
QA Lab	25,000
Maintenance	57,350
Plant Utilities	218,500
Throughout Plant	38,450

Total Appraised Orderly Liquidation Value -	$7,068,800

Cott Corporation [***] [Address redacted]

Appraisal

Cott Corporation

[***]

[Address redacted]

Machinery & Equipment

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Production

96	1-	Small Bottle PET Line #1; 500mL and 20-Oz. Bottles @ 1,000 Bottles/Minute, To Include:		$2,750,000

		(1)	Krones Depalletizer, S/N KR74-147, (2004); with 3-Chain Pallet Infeed Conveyor; Rotational Suction-Type Pallet Divider Sheet Pick and Place Arm; 2-Position Pallet Divider Sheet Stacking Position; Stainless Steel Bottle Collection Hopper; Flow Through Empty Pallet Stacking Conveyor System, S/N 453-K76, (2005); and Main Control Panel

		(1)	Sweed Model 450 AG WM Banding Shredder, S/N 42014; with 3/4 hp Drive Motor

		(1)	Lanfranchi 42”W Bottle Transfer Interlocking Plastic Belt Conveyor, S/N C-14348/735/00828; with 15’L Perpendicular Depalletizer Transfer Conveyor, with Decline Section; Approximately 100 Linear Feet of Mezzanine Suspended Bottle Transfer Conveyor; Approximately 55’ Perpendicular Mezzanine Suspended Transfer Conveyor, with Infeed/Outfeed Hoppers; Approximately 30’ Incline Power Slat Bottle Transfer Conveyor; Large Accumulation Hopper, with Bottom-Mounted Inclined Outfeed Conveyor, Approximately 30’ Overall Length; Approximately 18’ Perpendicular Transfer Conveyor Section to Descrambler Split; (2) Directional Descrambler Feed Conveyors; and Associated Drives

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(2)	Lanfranchi Model L3-SR-2736 36,000-Bottles/Hour Bottle Unscramblers, S/N 14348A-1030-04; and S/N 14348B-1031-04, (2004); 95 kW Installed Power, 460 Volt/60 Hz Connection Voltage, 24-Volt DCS System Voltage, 7-Bar Air Pressure; Each with Top-Mounted Infeed; Rotary Positioning; 18-Position Suction Type Rotary Output Wheel; Viewing Station; and Main Control Panel, with Allen-Bradley PanelView Plus 1000 Digital Touch Screen Operator Interface

		(1)	Krones Air Powered Conveyor; Approximately 1,025 Linear Feet From Descrambler Output Through Labelers to Filler; with Lane Diverter to Labelers; Lane Combiner to Fillers; Stainless Steel Construction Frame; Associated Blowers, with Variable Controls; and Associated Turning Sections

		(2)	Krones Model Contiroll Dual-Head Wraparound Labelers, S/N K-745-H60, Asset #2; and S/N K-745-H59, Asset #1, (2004); Each with Rotary Infeed/Outfeed Wheels; (2) Application Heads, Each with (2) Roll Payoffs, Tensioner, Glue Application, and Rotary Applicator; Main Control Panel, with Krones Model Contiroll Operator Interface, and Model CTS10 Digital Touch Screen Operator Interface; and Krones Model Contiroll Remote Operator Interface

		(1)	Krones Model Variojet 84-Position Bottle Rinser, S/N K563-535, (2004); Rotary Type; with Process Rail Bottle Inverting; Vertical Air Injection, with (4) Simco Model Aerostat Air Deionizing Units; Inlet Skid, with Associated Actuated Valves; and Main Control Cabinet

		(1)	Krones Model Volumetric 144-Valve Bottle Filler, S/N K131-826, (2004); with Rotary Infeed/Outfeed Wheels; Associated Positional Flowmeters; and Main Control Cabinet

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Arol 36-Head Bottle Capper; with Rotary Process Table, with Associated Tightening Heads; and Sidel Model C/F2218 Cap Feeder, S/N C04-36-0376, (2005)

		(1)	Orbisphere Laboratories Model 3624/32109BA Analyzer, S/N 80159, (2005); ProBrix Plus Series; with Stainless Steel Cabinet; and Associated Readouts

		(1)	RDM 5-Stream Blender; with A&B Process Systems 22-Gallon Stainless Steel Citric Tank; A&B Process Systems 40-Gallon Stainless Steel APM Tank; A&B Process Systems 84 Gallon Stainless Steel TW Tank; Estimated 84-Gallon HFCS Tank; A&B Process Systems 330-Gallon Stainless Steel Quasi Tank; A&B Process Systems 435 Gallon Mix Tank; Estimated 500-Gallon Stainless Steel Product Mix Tank; Assorted Centrifugal Pump Sets; Mass Flow Meters; Assorted Valves; and Main Control Panel

		(1)	AGC Engineering Model 300-S Plate Frame Chiller, S/N 04299, (2004); with Centrifugal Pump Sets; Associated Flow Valves; and ROM Technologies Main Control Panel

		(1)	Product Directional Flow Skid; with TDW Supply Bypass; Associated Neumo Flow Valves; Masoneilan Valve; and Domnick Hunter Model Pneudri High-Efficiency Compressed Air Dryer

		(1)	Domino Model DDC3 Laser Coder, S/N C5475, (2004); Inline Mounted; with Main Programmable Control; and Domino Model DPX1000 Air Filter

		(1)	Krones Model Checkmat FM-X Fill Level Detector, S/N K731-149, (2004); with Laser Level Monitoring; Cap Position Monitoring; Camera Based Label Sensor; Defect Product Kick-Off; and Main Control Panel, with Power Panel 15 Digital Touch Screen Operator Interface

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Capper Outfeed Single-Lane Interlocking Plastic Belt Conveyor; Approximately 50 Linear Feet; with Overlapping Curve Transition; Rails; Stainless Steel Frame; and Associated Drives

		(1)	42”W Deceleration Interlocking Plastic Belt Conveyor; Approximately 25 Linear Feet; with Rails; Stainless Steel Frame; Associated Drives; and End-Mounted Transition Into Corner

		(1)	24”W Bottle Transfer/Warmer Infeed Interlocking Plastic Belt Conveyor; Approximately 75 Linear Feet; with 90° Turn Section; Overlapping Transfer Section; Perpendicular Transfer to Bottle Warmer; Rails; Stainless Steel Frame; and Associated Drives

		(1)	G.C. Evans Model 10X32 Bottle Warmer, S/N 01050408; Stainless Steel Construction, 10’ Product Width, 32’ Overall Process Length; with (3) Recirculation Basins, with Associated Bell & Gossett Centrifugal Pump Set; Top-Mounted Exhaust Blower; and Main Control Panel, with Allen-Bradley Model PanelView 600 Digital Touch Screen Operator Interface

		(1)	24”W Bottle Warmer Outfeed Interlocking Plastic Belt Conveyor; Approximately 55 Linear Feet; with (2) Perpendicular Turn Sections; (2) 90° Gradual Turn Sections; Rails; Stainless Steel Frame; Associated Drives; and 2-Position Inline-Mounted Sonic Blower, with 7.5 hp Stand Alone Blower

		(1)	55”W Accumulation Table; 45’ Overall Length; with Multi-Directional Accumulation Belt; Rails; Stainless Steel Frame; and Associated Drives

		(1)	24”W Packing Lane Infeed Interlocking Plastic Belt Conveyor; Approximately 40 Linear Feet; with 180° Turn Sections; Rails; Stainless Steel Frame; and Associated Drives

		(1)	24”W-28”W Bundle Packing Infeed Interlocking Plastic Belt Conveyor; Approximately 130 Linear Feet; with Overlapping Section; Entry Diverter Section; Perpendicular Transfer; Product Flow Rails; Stainless Steel Frame; and Associated Drives; (Feeds Directly Into Bundle Packers)

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(2)	Krones Model Variopac Overwrapper Case Packers, S/N KR93-448; and S/N KR93-449, (2004); Each with Infeed Lane Diverter; Under-Mounted Poly Roll Payoff; Overwrapper Section; Pendant Control, with Model CTS10 Digital Touch Screen Operator Interface; and (2) Krones Model ST92/3/70-N Heat Tunnel, S/N 000992, and S/N 000993, (2004), 36” Maximum Product Width, 18’ Process Length, with Main Control Panel

		(1)	L1FS4 Outfeed Interlocking Plastic Belt Conveyor; with 180° Turn Section; 32”W x 25’L Transfer Conveyor Section; 20”W x 130 Linear Foot Roller Top/Power Belt Transfer Conveyor; Rails; Stainless Steel Frame; Associated Drives, and Optional Extension to Spiral Conveyor

		(1)	L1FS3 Output Interlocking Plastic Belt Conveyor; with 180° Turn Section; 32”W x 25’L Transfer Conveyor; Rails; 20”W x Approximately 120 Linear Foot Transfer to Tray Packer; Stainless Steel Frame; Associated Drives; and (2) 90° Turn Sections

		(1)	Estimated 5’W x 6’L Packer A/B Diverter Interlocking Plastic Belt Conveyor; with Diverter Rails; Stainless Steel Frame; and Associated Drives

		(1)	20”W-28”W Packer B Feed Interlocking Plastic Belt Conveyor; Approximately 70 Linear Feet; with Perpendicular Transfer Section; Overlapping Transfer Section; Curved Infeed to Packer B; Directional Rail; Stainless Steel Frame; and Associated Drives

		(1)	Videojet Model Excel/273SE Ink Jet Coder, S/N 043171011WD, Asset #5; with (2) Inline Print Heads; and Stainless Steel Cabinet, with Programmable Interface

		(1)	Krones Model Variopac TFS2 Overwrapper Tray Packer, S/N KR93-451, (2004); with Under-Mounted Collapse Tray Infeed; Tray Insertion

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Section; Glue Application Station, with Nordson Flow Glue 7 Glue Distributor, and (2) Inline Guns; Overwrapper Section, with Under-Mounted Poly Roll Payoff; Pendant Control, with CTF10 Digital Touch Screen Operator Interface; and Krones Model ST72/1-70-N Heat Tunnel, S/N 000995, (2004), 24” Maximum Product Width, 15’ Overall Process Length, with Exit Blower Section

		(1)	Packing Line B/2 Outfeed Interlocking Plastic Belt Conveyor; with 180° Turn Section; 20”W x Approximately 65’L Transfer Conveyor to Spiral Conveyor; Rails; Stainless Steel Frame; and Associated Drives

		(1)	Apollo B.V. Model SPC-1300-400 Vertical Spiral Conveyor, S/N 560244, (2004); 7-Tier; with Opposite End Infeed/Outfeed; Vertical Return Section; and Associated Drives

		(1)	Hi-Cone/Packer A Feed Interlocking Plastic Belt Conveyor; with 25’L Right Hand Split-Off Diverter Conveyor; Estimated 4’W 2-Lane Diverter Section; Approximately 40 Linear Foot Transfer Conveyor; (2) Parallel Running Inliner Conveyors; Approximately 100 Linear Foot Single Lane Bottle Transfer Conveyor; Approximately 40 Linear Foot Hi-Cone Single Lane Feed Conveyor; Rails; Stainless Steel Frame; and Associated Drives

		(1)	ITW Hi-Cone Model MPA2000 Multi Packaging Machine, S/N 1201; with Rotary Carousel Application Wheel; and Pendant Control, with Allen-Bradley PanelView 1400E Digital Touch Screen Operator Interface; (Leased)

		(1)	Hi-Cone Outfeed Interlocking Plastic Belt Conveyor; with Approximately 45 Linear Feet Plastic Interlocking Belt Outfeed Conveyor; Rails; Stainless Steel Frame; and Associated Drives

		(1)	Packer A Feed Interlocking Plastic Belt Conveyor; with Diverter Split-Off Single Lane Transfer Conveyor; Estimated 48”W x 30’L

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Deceleration Table; Estimated 24”W x Approximately 75 Linear Foot Packer A Feed Conveyor, with Overlapping Section; Rails; Stainless Steel Frame; and Associated Drives

		(1)	Videojet Model Excel 273SE Ink Jet Coder, S/N 033641032WD, Asset #8; with (2) Inline Ink Jet Print Heads; and Stainless Steel Control Panel, with Programmable Interface

		(1)	Krones Model Variopac TFS1 Overwrapper Tray Packer, S/N KR93-450, (2004); with Under-Mounted Collapsed Tray Infeed; Tray Insertion Section; Glue Application Station, with Nordson Problue Glue Distribution, and (2) Inline Guns; Overwrapping Section; Poly Roll Payoff; Pendant Control, with Model CTS10 Digital Touch Screen Operator Interface; and Krones Model ST72/1-70-N Heat Tunnel, S/N 000994, (2004), 24” Product Width, 15’ Overall Process Length, with Exit Blower Section

		(1)	Packer A/1 Outfeed Interlocking Plastic Belt Conveyor; with 180° Turn Section; 20”W x Approximately 80 Linear Feet Power Belt Transfer Conveyor; Rails; Stainless Steel Frame; and Associated Drives

		(2)	ITW Diagraph Model PA/5000LT Label Printer Applicators; Portable Cart Mounted; Each with Sato Model M-8485SE Thermal Label Printer, with Roll Payoff; Pneumatic Application Cylinder; and Diagraph Programmable Control

		(1)	Apollo B.V. Model SPC-1300-400 Vertical Spiral Conveyor, S/N 560241, (2004); 6-Tier; Opposite End Infeed/Outfeed; with Vertical Belt Return; and Associated Drive; (Elevated)

		(1)	Spiral A/B Outfeed Interlocking Plastic Belt Conveyor; Mezzanine Mounted; Approximately 450 Total Linear Feet From Spiral Conveyors to Krones Multi-Divider At Palletizer; with Lane Combiner Section; Rails; Stainless Steel Frame; (5) 90° Turn Sections; and Associated Drives

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Palletizer Feed Switching Interlocking Plastic Belt Conveyor; with Krones Model Multi-Divider Infeed 2-Lane Switching Conveyor; Estimated 5’W x 10’L Transfer Conveyor Section, with Top-Mounted Traversing Rail Diverter; (2) Estimated 20”W x 30’L Roller/Belt 2-Lane Palletizer Infeed Conveyors; Rails; Stainless Steel Frame; and Associated Drives

		(1)	Krones Model Pressant Palletizer, S/N KR51-581, (2004); with Downward Packing; Pallet Stack Infeed Roller Conveyor, with Lifting Forks, and 90° Transfer; Flow Through Pallet Stacking; and Outfeed Conveyor

		(1)	Robopac Model Genesis HS Orbital Stretch Wrap Machine, S/N 4804100407, (2004); High Stack Capability; with Vertically Traversing Overhead Rotary Pallet Shrink Wrapping; Automatic Tail Cutting, with Heat Bar; Control Panel, with Allen-Bradley Model PanelView 550 Digital Operator Interface; and Chain-Type Outfeed, with 90° Transfer Section

		(1)	ITW Diagraph Model PA/5000LT Label Printer Applicator; with Sato Thermal Label Printer, with Roll Payoff; Pneumatic Application Arm; and Diagraph Programmable Control

97	1-	Large Bottle PET Line #2; (800) 20-Oz. Wave Bottles/Minute, (450) 1/2-Liter Bottles/Minute, To Include:		2,000,000

		(1)	Krones Depalletizer, S/N KR74-148, (2004); with Extended L-Type 3-Chain Pallet Infeed Conveyor; Flow Through Pallet Return Conveyor, with Lifting Forks; Rotational Suction Type Pallet Divider Sheet Pick and Place Arm; 2-Position Pallet Divider Sheet Stacking; Horizontal Shuttling Layer Outfeed; and Main Control Panel, with Remote Operator Controller, with Model CTS10 Digital Touch Screen Operator Interface

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Sweed Model 450 AG WM Strapping Shredder, S/N 41186; with 3/4 hp Drive Motor

		(1)	Estimated 5’W x 18’L Depalletizer Outfeed Interlocking Plastic Belt Conveyor; with Product Directional Gates; Stainless Steel Frame; and Associated Drives

		(1)	Depalletizer to Airveyor Transfer Interlocking Plastic Belt Conveyor; Approximately 120 Linear Feet; with Overlapping Transfer Sections; Product Inliner Conveyor Section; 90° Turn Section; 180° Turn Section; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Krones Air Powered Conveyor, S/N 995-N9D, (2004); Approximately 940 Total Linear Feet From Depalletizer Through Labelers to Filler; with Associated Blowers; Stainless Steel Frame; Pneumatic Rails; Lane Divider; Associated Turn Sections; and Inline Combiner Section

		(2)	Krones Model Contiroll Dual-Head Wraparound Labelers, S/N K745-H61, Asset #1; and S/N K745-H62, Asset #2, (2004); Each with Rotary Infeed/Outfeed Wheels; (2) Application Heads, Each with (2) Payoffs, Tensioner, Glue Application, and Rotary Applicator; Main Control Panel, with Krones Model Contiroll Operator Interface, and Model CTS10 Digital Touch Screen Operator Interface; and Krones Model Contiroll Remote Operator Interface

		(1)	Krones Model Variojet 72-Position Bottle Rinser, S/N K563-536, (2005); Rotary Type; with Process Rail Bottle Inverting; Vertical Air Injection, with (4) Simco Model Aerostat Air Deionizing Units; Inlet Skid, with Associated Actuated Valves; and Main Control Cabinet

		(1)	Krones Model Volumetric 128-Valve Filler, S/N K136-574, (2005); with Rotary Infeed/Outfeed Wheels; Associated Positional Flowmeters; and Main Control Cabinet

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Arol 36-Head Bottle Capper, S/N 8835; with Rotary Process Table, with Associated Tightening Heads; and Sidel Model C/F2218 Cap Feeder, S/N C04-36-0377, (2005)

		(1)	Orbisphere Laboratories Model 3624/32109BA Analyzer, S/N 80160, (2005); ProPrix Plus Series; with Stainless Steel Cabinet; and Associated Readouts

		(1)	RDM 5-Stream Blender; with A&B Process Systems 22-Gallon Citric Holding Tank; A&B Process Systems 40-Gallon APM Holding Tank; A&B Process Systems 80-Gallon TW Holding Tank; A&B Process Systems 84-Gallon Stainless Steel HFCS Holding Tank; A&B Process Systems 330-Gallon Vertical Stainless Steel Quasi Holding Tank; A&B Process Systems 435-Gallon Vertical Stainless Steel Product Holding Tank, (2004); A&B Process Systems Estimated 500-Gallon Vertical Stainless Steel Product Holding Tank; (3) Cherry Burrell Model 2065 Centrifugal Pump Sets, Each with 5 hp Motor; Horizontal Pump Set, with Drive Motor; Cherry Burrell Model 040 Centrifugal Pump Set; (2) Blackmer Auxerre Horizontal Pump Sets; Cherry Burrell Centrifugal Pump, with 40 hp Drive Motor; Micro Motion Model CMF200H352NDBUEZZZ Mass Flow Sensor, (2004); (2) Associated Mass Flow Sensors; Associated Product Valves; and Main Control Panel

		(1)	AGC Engineering Model 300-S Plate Frame Chiller, S/N 04298, (2004); with Centrifugal Pump Sets; Associated Product Valves; and RDM Technologies Control Panel

		(1)	Product Directional Flow Skid; with Assorted Newmo Flow Valves; Masoneilan Model Camflex II Valve, (2006); and Dominick Hunter Model PNEUDRI High Efficiency Compressed Air Dryer

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Krones Model Checkmat FM-X Fill Level Detector, S/N K731-150, (2005); with Laser Level Monitoring; Cap Position Monitoring; Camera Based Label Sensor; Defect Product Kick-Off; and Main Control Panel, with Power Panel 15 Digital Touch Screen Operator Interface

		(1)	Domino Model DDC3 Laser Coder, S/N 05476, (2004); with Inline Laser Coding Head; Stainless Steel Control Panel, with Digital Touch Screen Programmable Controls; and Domino Model DPX1000 Fume Collector

		(1)	Capper Outfeed Transfer Interlocking Plastic Belt Conveyor; Single Lane, Approximately 75 Linear Feet; with Product Flow Rails; Stainless Steel Frame; 90° Turn Section; and Associated Drives

		(1)	14”W to 24”W Bottle Deceleration Interlocking Plastic Belt Conveyor; Approximately 100 Linear Feet; with Overlapping Section; Entry Deceleration Table; Perpendicular Transfer to Bottle Warmer; and Bottle Warmer Infeed Conveyor

		(1)	G.C. Evans Model 8 X 20 Bottle Warmer, S/N 04050419; Stainless Steel Construction, 10’ Product Width, 40’ Overall Process Length; with (3) Recirculation Basins, with Associated Bell & Gossett Centrifugal Pump Set, 15 hp; Steam Inlet; Top-Mounted Exhaust; and Main Control Panel, with Allen-Bradley Model PanelView 600 Digital Touch Screen Operator Interface

		(1)	20”W-32”W Bottle Warmer Outfeed Interlocking Plastic Belt Conveyor; Approximately 60 Linear Feet; with (2) Perpendicular Transfer Sections; Product Directional Rails; Stainless Steel Frame; and 2-Position High Speed Sonic Blower, with Standalone Blower Unit

		(1)	Accumulation Table; 5’W x 45’L; with (3) Variable-Speed Belts; Product Rails; Stainless Steel Frame; and Associated Drives

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Packing Lane Product Diverter Interlocking Plastic Belt Conveyor; with Approximately 10’ Infeed Section, with 90° Turn Section; Estimated 5’W x 10’L 2-Lane Product Diverter Section, with Rails; Stainless Steel Frame; and Associated Drives

		(1)	1-Liter Packing Lane Delivery Interlocking Plastic Belt Conveyor; with Approximately 20”W x 35’L Transfer Section; (2) Perpendicular Transfer Sections; 36”W x 25’L Power Belt Packer Infeed Conveyor, with Top-Mounted Pneumatic Switching Lanes; Product Diversion Rails; Stainless Steel Frame; and Associated Drives

		(1)	Videojet Model Excel/273SE Ink Jet Coder, S/N 043171010WD, Asset #7; with (2) Inline Ink Jet Printing Heads; and Stainless Steel Control Cabinet, with Digital Programmable Interface

		(1)	Krones Model Variopac TFS Overwrapper Tray Packer, S/N KR93-452, (2004); with Lane Diversion Conveyor Infeed; Under-Mounted Collapse Tray Infeed; Tray Insertion Section; Glue Application Station, with Nordson Model Pro Blue 7 Glue Distributor, with (2) Inline Guns; Overwrapper Section; Pendant Control, with Model CTS10 Digital Touch Screen Operator Interface; and Krones Model ST72/1-70-S Heat Tunnel, S/N 000996, (2004), 24” Product Width, 25’ Overall Process Length, with Exit Blower Section

		(1)	Sweed Strapping Shredder; with Drive Motor

		(1)	Oven Outfeed Transfer Interlocking Plastic Belt Conveyor; with 180° Turn Section; Approximately 20’ 2-Belt Transfer Section; 20”W x 40’L Roller Over Belt Transfer Conveyor; 15’ Conveyor Transfer to Spiral, with Case Turning Section; Product Rails; Stainless Steel Frame; and Associated Drives

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(2)	ITW Diagraph Model PA/5000LT Label Printer Applicators; Each with Sato Model M-8485SE Thermal Label Printer, with Roll Payoff; Pneumatic Label Application Cylinder; and Diagraph Programmable Control

		(1)	Apollo B.V. Model 1SPC1300-400 Vertical Spiral Conveyor, S/N 560251-10, (2004); 7-Tier; with Opposite End Infeed/Outfeed; Vertical Return; and Associated Drives

		(1)	2-Liter Packing Lane Delivery Interlocking Plastic Belt Conveyor; Approximately 210 Total Linear Feet; with Diverter Conveyor Takeoff Section; Overlapping Inliner Section, with Variable-Speed Belts; Single Lane Transfer Conveyor Section, with 90° Turn Section; Overlapping Shift Section; Krones Inline Linear Rejection System, S/N 083852; Overlapping Transfer Section; 180° Perpendicular Transfer Section; Tray Packer Infeed Conveyor; Product Rail; Stainless Steel Frame; and Associated Drives

		(1)	Krones Model Wrapapac Case Packer, S/N KR95-101, (2004); with Under-Mounted Oversize Collapsed Case Infeed Conveyor; Case Folding Rails; Glue Application Station, with Nordson Series 3 Glue Dispenser, with (2) Inline Glue Guns; Clamp-Type Heat Sealing Section; and Pendant Control, with CTS10 Digital Touch Screen Operator Interface; (Currently Being Rebuilt By Krones Service)

		(1)	ITW Diagraph Model PA/5000LT Label Printer Applicator; with Sato Model M-8485SE Thermal Label Printer, with Roll Payoff; Pneumatic Label Application Cylinder; and Diagraph Programmable Control

		(1)	ITW Diagraph Model IJ3000 Ink Jet Coder, S/N IJ634-02261, (2006); with Inline Ink Jet Print Head, S/N IJPH747-01381; and Standalone Stainless Steel Case, with Digital Programmable Control

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Apollo B.V. Model SPC.1300-400 Vertical Spiral Conveyor, S/N 560252, (2004); 7-Tier; with Opposite End Infeed/Outfeed; Vertical Return; and Associated Drives

		(1)	Spiral Conveyor to Palletizer Transfer Interlocking Plastic Belt Conveyor; Mezzanine Mounted, Approximately 550 Linear Feet; with Product Rails; Stainless Steel Frame; (5) 90° Turn Sections; Lane Combination Section; and Associated Drives

		(1)	Palletizer Feed Conveyor; with Krones Model Multidivider Infeed Switching Conveyor; Estimated 5’W x 10’L Interlocking Plastic Belt Transfer Section, with Kickout Turning Paddles; 30’ Overall Length 2-Lane Palletizer Infeed Conveyor System; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Krones Model Pressant Palletizer, S/N KR51-582, (2004); Left Hand Packing; with Horizontal Product Shuttling Arm; Downward High Stack Palletizing; Power Roller Pallet Infeed Station, with Lifting Forks; Chain-Type Pallet Throughput; and Outfeed Chain Conveyor

		(1)	Robopac Model Genesis HS Orbital Stretch Wrap Machine, S/N 4804100408, (2005); Estimated 12’ Maximum Wrap Height; with Vertical Traversing Rotary Stretch Wrap; 3-Chain Throughput Conveyor; L-Type Outfeed Conveyor, with Perpendicular Transfer; and Main Control Panel, with Allen-Bradley PanelView 550 Digital Operator Interface

		(1)	ITW Diagraph Model PA/5000LT Label Printer Applicator; with Sato Thermal Label Printer, with Roll Payoff; Pneumatic Label Application Cylinder; and Diagraph Programmable Control

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
98	1-	Can Line #3; (1,500) 12-Oz./211mm Cans/Minute, (1,000) 12-Oz./207.5mm Cans/Minute, (1,000) 16-Oz./211mm Cans/Minute, To Include:		1,600,000

		(1)	Krones Depalletizer, S/N KR74-149, (2004); with Krones L-Type 3-Chain Pallet Infeed Conveyor, S/N 453-K79, (2004); Rotational Suction-Type Pallet Divider Sheet Pick and Place Arm; 2-Position Pallet Divider Sheet Station; Pallet Flow Through, with Stacking Forks; and Main Control Panel, with Remote Operator Control Station, with Model CTS10 Digital Touch Screen Operator Interface

		(1)	Depalletizer Outfeed Transfer Interlocking Plastic Belt Conveyor; with Estimated 5’W x 18’L Depalletizer Offload Conveyor; 20”W x Approximately 100 Linear Foot Transfer Section; Overlapping Conveyor Section; Product Rail; Stainless Steel Frame; and Associated Drives

		(1)	Krones Top-Mounted Suction-Type Defective Can Interlocking Plastic Belt Conveyor, S/N K995N9E; with New York Model XO4450105153 ACF General Purpose Blower, (2003), with Suction Duck Work; and Main Control Panel

		(1)	20”W Mezzanine Can Transfer Interlocking Plastic Belt Conveyor; Approximately 225 Linear Feet; with Overlapping Section; End-Mounted Inliner Conveyor; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Single-Lane Can Transfer Interlocking Plastic Belt Conveyor; Approximately 85 Linear Feet; with Stainless Steel Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Krones Model Cantronic LDI Fill Level Detector, S/N K709-024, (2004); with Overhead Red Light Camera Image Analyzing System; Defect Can Kickoff Paddle, with Downfeed Chute; and Main Control Panel, with Power Panel 15 Digital Touch Screen Operator Interface

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Krones Model Blockung Empty Can Gapping System, S/N 995N9E; with Variable-Speed Belts; Inline Optical Analyzer; and Main Control Panel, with Digital Operator Interface

		(1)	Entech Model Gatling Gun Rotary Can Air Rinser; Declined; with 4-Position Product Size Infeed Inversion Barrel; Enclosed Air Rinse Section, with Blower; Declined Feed Rail; and 4-Position Product Inversion Outfeed Barrel

		(1)	Krones Model Volumetric 126-Valve Filler, S/N K229-141, (2005); with External Feed Tank; Stainless Steel Surround; Rotary Outfeed Wheel; and Main Control Panel, with Krones Model KFS-3 Operator Interface, and Power Panel 15i Digital Touch Screen Operator Interface

		(1)	Angelus Model 121L 12-Position Can Seamer, S/N 131230205; with Standalone Operator Station, with Allen-Bradley PanelView 1000 Digital Touch Screen Operator Interface; CSW Deventer Holland Model 54-BC-10 Automatic Can Lid Feeder, S/N 039, (2004), with Wrapped Package Decline Infeed Tray, Unwrapping Capability, Chute Discharge to Vertical Turret-Type Tube Staging, Feed to Seamer; and Main Control Panel, with Allen-Bradley Model PanelView 600 Digital Touch Screen Interface

		(1)	Orbisphere Laboratories Model 3624/32109BA Analyzer, S/N 80158, (2005); Pro Brix Plus Series; with Stainless Steel Cabinet; and Associated Readout

		(1)	RDM Blender; with A&B Process Systems 22-Gallon Stainless Steel Vertical Citric Holding Tank; A&B Process Systems 40-Gallon Vertical Stainless Steel APM Holding Tank; A&B Process Systems 84-Gallon Stainless Steel GW Holding Tank; A&B Process Systems 84-Gallon Vertical Stainless Steel HFCS Holding Tank; A&B Process Systems 330-Gallon Vertical Stainless Steel Quasi Holding Tank, (2004); A&B Process

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Systems 435-Gallon Vertical Stainless Steel Product Holding Tank; A&B Process Systems Estimated 500-Gallon Vertical Stainless Steel Product Holding Tank; (3) Cherry-Burrell Centrifugal Pumps, Each with 7.5 hp Drive Motor; Cherry-Burrell Model 2065 Centrifugal Pump, with 5 hp Drive Motor; (3) Horizontal Pump Sets; Cherry-Burrell Model 040 Horizontal Centrifugal Pump Set; Cherry-Burrell Centrifugal Pump Set, with 40 hp Drive Motor; Micromotion Model CMF2000M352NDBUEZZ Mass Flow Sensor, (2004); (3) Assorted Mass Flow Sensors; Assorted Pneumatic Product Valves; and Main Control Panel

		(1)	AGC Engineering Model 300-S Plate Frame Chiller, S/N 04300, (2004); with Centrifugal Pump Set; Associated Pneumatic Valves; and RDM Technologies Control Panel

		(1)	Product Directional Flow Skid; with Masoneilan Electric Flow Valve; Assorted Neumo Product Valves; (2) Domnick Hunter Model PNEUDRI Air Dryers; and Control Panel

		(1)	Krones Model Checkmat-E Fill Level Detector, S/N 707-AWK; Inline Mounted; with Level Monitoring; Lid Detection; Leak Detection; Kickout Paddle; and Main Control Panel, with Krones Model Checkmat Digital Operator Interface

		(1)	Seamer Outfeed Single-Lane Can Transfer Interlocking Plastic Belt Conveyor; Approximately 50 Total Linear Feet; with Overlapping Conveyor Section; Rail-Type Product Inverting Section; and 90° Feed to Deceleration Conveyor Section

		(1)	Deceleration Can Warmer Infeed Interlocking Plastic Belt Conveyor; with Approximately 25’ Deceleration Tapering Conveyor; 35 Linear Foot Can Warmer Infeed Conveyor, with Perpendicular Transfer Section; Stainless Steel Product Rails; Stainless Steel Frame; and Associated Drives

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	G.C. Evans Can Warmer, S/N 10501410; Stainless Steel Construction, 8’ Product Width, 20’ Overall Process Length; with (2) Stainless Steel Recirculation Basins, Each with Bell & Gossett Centrifugal Pump, 15 hp; Steam Infeed; Top-Mounted Exhaust, with Fan; and Main Control Panel, with Allen-Bradley Model PanelView 600 Digital Touch Screen Operator Interface

		(1)	Can Warmer Outfeed Interlocking Plastic Belt Conveyor; Approximately 32 Linear Feet; with Perpendicular Transfer Section; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Accumulation Table; Approximately 5’W x 45’ Overall Length; with (3) Variable-Speed Belts; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Can Transfer Interlocking Plastic Belt Conveyor; with Approximately 25’ Transfer Section to Diverter, with 90° Turn Section; Perpendicular Transfer Section; Estimated 5’W x 10’L 2-Lane Diverter Section; and (2) Parallel Testing Lanes, Each with Entry Inliner Conveyor, Single Lane Testing Flow Through, and Entry Blower System

		(2)	Krones Model Checkmat-E Fill Level Detectors, S/N F-X707AWM; and S/N 707AWL; Inline Mounted; Each with Level Analyzing; Defect Kickoff Paddle; and Control Panel, with Krones Model Checkmat Control

		(2)	Videojet Model Excel 170i UHS Ink Jet Coders, S/N 043411013WD, Asset #2; and S/N 043411014WD, Asset #Unknown, (2004); Each with Inline Printing Head; and Programmable Control

		(1)	Testing Outfeed Transfer Interlocking Plastic Belt Conveyor; (2) Parallel Lanes, Each with Decline Inversion Rail, and 3-Stage High Speed Sonic Blower System; with Republic Standalone Blower System; and Approximately 90 Total Linear Feet Transfer to (2) Packing Line Product Diverters

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Hi-Cone/Variopac Packing Lane Delivery Transfer Interlocking Plastic Belt Conveyor; with (2) Infeed Diverters; Approximately 55 Linear Feet Parallel Lane Transfer Conveyors; Approximately 15 Linear Feet Transfer Conveyor; Diverter Conveyor Section to Hi-Cone/Variopac Unit; and Approximately 20 Linear Feet Transfer to Hi-Cone Machine

		(1)	ITW Hi-Cone Model 8302 Multi Packaging Machine, S/N 8302EM1237, (2004); with Carousel Application Wheel; and Plastic Handler Payoff; (Leased)

		(1)	Mass Flow Tray Packer Delivery Interlocking Plastic Belt Conveyor; with Approximately 90 Linear Feet to Tray Packer; Lane Joining, with Overlapping Belt; Rails; Stainless Steel Frame; and Associated Drives

		(1)	Videojet Model Excel/273SE Ink Jet Coder, S/N 043171012WD, Asset #3; with (2) Inline Print Guns; and Programmable Control

		(1)	Krones Model Variopac Overwrapper Case Packer, S/N KR93-453; with Under-Mounted Collapsed Tray Infeed; Tray Insertion Section; Glue Application Station, with Nordson Model Problue 7 Glue Distributor, and (2) Inline Glue Guns; Overwrapping Section, with Poly Roll Payoff; Pendant Control, with Model CTS10 Digital Touch Screen Operator Interface; and Krones Model ST72/1/70/S Heat Tunnel, S/N 000998, (2004), 24” Product Width, 20’ Overall Process Length, with Exit Blower Section

		(1)	Oven Outfeed Transfer Interlocking Plastic Belt Conveyor; with 180° Turn Section; 20”W x Approximately 100 Linear Feet Roller Over Belt Transfer Conveyor, with Product Rails, Stainless Steel Frame; and Associated Drives

		(2)	ITW Diagraph Model PA/5000LT Label Printer Applicators; Each with Sato Model M-8485SE Thermal Label Printer, with Roll Payoff; Pneumatic Application Cylinder; and Diagraph Programmable Controller

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Apollo B.V. Model SPC-1300-400 Vertical Spiral Conveyor, S/N 560256, (2004); 5-Tier; with Opposite End Infeed/Outfeed; and Vertical Belt Return

		(1)	Jones Packer Delivery Interlocking Plastic Belt Conveyor; with Approximately 100 Linear Feet Transfer From Packing Lane Diverter to Jones Packer Infeed; (2) 90° Turn Sections; Overlapping Lane Switching Conveyor; (2) Perpendicular Turn Sections; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Speccon 2-Lane Jones Packer Infeed Interlocking Plastic Belt Conveyor; Approximately 40 Linear Feet; with Overlapping Packer Feed Conveyor; Top-Mounted Lane Dividers; Rails; Stainless Steel Frame; and Associated Drives

		(1)	R.A. Jones Model Maxim Case Packer, S/N S-6178; with Infeed Divider Rails; 12-Pack Forwarding Conveyor; Collapsed Case Infeed Conveyor; Conveyor Erecting Section; (5) Traveling Insertion Bars; Flap Closer; Glue Application Station, with Nordson Model Series 3700V Glue Dispenser, and (2) Inline Guns; Clamping Box Closing Section; and Main Control Panel, with Pendant Control, Allen-Bradley Model PanelView 1000 Digital Touch Screen Operator Interface, and Electro Cam Plus 6000 Series Control

		(1)	Videojet Model Excel/273/AF Ink Jet Coder, S/N 052671025WD, Asset #4; with (2) Inline Ink Jet Guns; and Programmable Control

		(1)	20”W Jones Packer Outfeed Interlocking Plastic Belt Conveyor; Approximately 100 Linear Feet Transfer Section; Product Rails; Stainless Steel Frame; (2) 90° Turn Sections; and Associated Drives

		(1)	Krones Model Multico 465 Lane Divider/Riser, S/N 465M47, (2004); with Entry Automatic Traversing Lane Directional Paddle Section; 2-Lane Vertically Traversing Lane Directional

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Mechanism; and Associated Conveyor Sections, with Product Rails, Stainless Steel Frame, and Associated Drives

		(1)	Optional Variopac Feed Interlocking Plastic Belt Conveyor; Elevated, 2-Lane; with Approximately 100 Linear Feet Transfer Section; (6) 90° Turn Sections; Top-Mounted Product Rails; Stainless Steel Frame; and Associated Drives; (Feeds Back To Krones Variopac Tray Packer)

		(1)	Apollo B.V. Model SPC-1600-500 Vertical Spiral Conveyor, S/N 560255, (2004); 5-Tier; with Opposite End Infeed/Outfeed; Vertical Belt Return; and Associated Drives

		(1)	Spiral Conveyor to Palletizer Transfer Interlocking Plastic Belt Conveyor; Approximately 550 Linear Feet; with (2) 90° Turn Sections; (3) Through Wall Turn Angle Sections; and Decline Delivery to Palletizer; (Mezzanine Mounted)

		(1)	FKI Logistex Model Stries A-940 Palletizer, S/N 01-KF65119, (2007); Downward Stacking; with Krones Pallet Distribution Conveyor, S/N K453-K80, (2005), with Power Roller Infeed Staging, Lifting Forks, 90° Turn Section, and Twin Chain Pallet Delivery; Top-Mounted Infeed Switching Conveyor; Level Alignment; Remote Operator Station, with Allen-Bradley PanelView Plus 1000 Digital Touch Screen Operator Interface; and Power Roller Outfeed Conveyor

		(2)	Robopac Model Helix HS30B Orbital Stretch Wrap Machines; Each with Structural Steel Frame; Automatic Wrapping; Control Panel, with Allen-Bradley Model PanelView 300 Operator Interface; Pallet Feed Through System, with (2) Infeed/Outfeed Pallet Shuttle Carts, 3-Chain Shrink Wrap Flow Through Conveyor, and Safety Eye Light Curtain; Winkel Double High Stacking Forks; and Power Roller Outfeed Conveyor

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
		(1) ITW Diagraph Model PA/5000LT Label Printer Applicator; with Sato Model M-8460SE Thermal Label Printer, with Poly Roll Payoff; Pneumatic Cylinder Label Applicator; and Programmable Control

99	1-	Mettler Toledo Model XFS 2,500-Lb. Platform Scale, S/N 1154200-1KJ; 48” x 48” Floor-Mounted Platform; with Lift Truck Ramp; and Mettler Toledo Model Xpress Digital Readout	1,500

100	1-	REM Shredder; Portable Construction; with Infeed Hopper; Incline Belt; Shredder Section, with 5 hp Drive Motor; and Incline Outfeed Conveyor	3,500

101	2-	Max-Pak Model MP60HD 30” x 60” Vertical Balers, S/N 04066557; and S/N 04066558; Each with Top-Mounted Self-Contained Hydraulic Power Unit Each Value: $3,500	7,000

102	1-	J.V. Manufacturing Model TVB-48S 30” x 48” Vertical Baler, S/N BD11307-08, (2002); with Self-Contained Top-Mounted Hydraulic Power Unit	2,500

103	1-	Water Treatment System; 500 Gallons/Minute, To Include:	75,000

		(1) City Water Input; with (2) Centrifugal Pump Sets, 25 hp

		(1) Water and Power Technologies 3-Stage Carbon Filtration System; with (3) Optimum Filter Estimated 5,000-Gallon Vertical Stainless Carbon Filtration Tanks, S/N 04-313-1; S/N 04-313-3; and S/N 04-313-2, (2005), Approximately 5’D x 12’H, with Main Control Panel, and Hach Model CL17 Chlorine Analyzer

		(1) Water & Power Technologies 48-Membrane Reverse Osmosis System; with Codeline Pressure Vessels; Associated Pumps; and Main Control Panel, with (2) Mettler Toledo/Thornton Model 770 Max Digital Readouts

		(1) Ozone Injector System; with (2) Model SGA44 Specific Ozone Gas Generators, S/N 4142-2-5, and S/N 4143-2-5

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Water & Power Technologies Mineral Injection System; with (3) Stainless Steel Filtration Units; and (2) Vertical Mineral Injection Tanks, Each with Top-Mounted Lightnin Vertical Agitator

		(1)	Water & Power Technologies Process Pump Skid; with (3) Cherry Burrell Centrifugal Pumps, Each with 40 hp Drive Motor; (Ozone Service Pump, RO Service/VW Pump, and RO Service Backwash Pump)

		(2)	Diamond Fiberglass 20,000-Gallon R.O. Water Storage Fiberglass Silos, S/N 7832; and S/N 7836; 12’D x 24’H Tank

		(1)	Mueller 8,400-Gallon Stainless Steel Vertical Mineral Water Holding Tank, S/N 02785541

104	1-	Water & Power Technologies Plant CIP System; To Include:		75,000

		(2)	Watson Metal Masters Estimated 7,500-Gallon Vertical Stainless Steel Carbon Filtration Tanks, S/N 2800-1; and S/N 2800-2, (2005); with (2) Vertical Stainless Steel Filtration Units; and Main Control Panel, with Digital Touch Screen Operator Interface

		(1)	Diamond Fiberglass 10,000-Gallon Capacity Backwash Fiberglass Storage Tank, S/N 7881, (2005), 10’D x 17’H

		(2)	Watson Metal Masters A100/A200 MMF Stainless Steel Holding Tanks, S/N 2801-1; and S/N 2801-2, (2005); Estimated 7,500 Gallon; with Main Control Panel

		(1)	3,000-Gallon Polypropylene C100 Cleaning Holding Tank

		(1)	Main Flow Regulatory System; with Main Control Panel, with Mettler Toledo Thornton 200CR Digital Readout

		(1)	Chemical Supply Room Contents; with Associated Sulfuric/Caustic Acid Polypropylene Supply Tank; Dosing Pumps; etc.

		(1)	RDM Technologies Hot Water Skid; with (3) Alfa Laval Model 16-MFG Heat Transfer Plate Units

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(3)	1, 2, 3 Line CIP Batch Units; Each with A&B Process Systems 300-Gallon Stainless Steel Vertical Holding Tank; Alfa Laval Plate Frame Heat Exchanger; and Cherry Burrell Pump, with 20 hp Motor;

		(1)	RDM Technologies 8-Membrane Filtration Skid; with (8) Liqui-Cel Membranes; and (2) Vacuum Pumps, with Drive Motor

		(1)	Product Directional Flow Skid; with (48) Pneumatic Valves; and RDM Technologies CIP Matrix Control Panel

		(-)	Ecolab Assorted Chemical Dosing Units

105	1-	CO2 Delivery System, To Include:		35,000

		(1)	Cryogenic Experts Model FCWBSAX8X36-LTCO CO2 Vaporizer, S/N X050210-1; 9,000 Lbs./Hour; with (2) Electric Centrifugal Pumps

		(1)	Dominick Hunter Model M-Plus 1000000 CO2 Purifier, S/N PC0148

		(1)	Cryogenic Experts Model SHWB350 Steam Generated CO2 Vaporizer, S/N X050210-3; 9,000 Lbs./Hour

106	1-	Batching Area, To Include:		150,000

		(1)	Carbis Dual-Position Bulk Tanker Unload Station

		(2)	Feldmeier 35,000-Gallon Vertical Stainless Steel Storage Silos, S/N A-583-04, A-582-04

		(1)	Estimated 250-Gallon Stainless Steel Batch Tank; with Top-Mounted Admix Agitator, 1-1/2 hp

		(1)	Estimated 500 Gallon Stainless Steel Batch Tank; with Top-Mounted Cleveland Eastern Agitator

		(2)	Electric Pallet Scissor Lifts

		(1)	RDM Technologies Quasi Batch Control System; with PC Based Control

		(1)	RDM Technologies 24-Position Product Directional Flow Skid; with Associated Flow Valves

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
(6)

Feldmeier 2,000-Gallon Vertical Stainless Steel

Mix Tanks, S/N A-588-04, Asset #1, S/N A-585-04, Asset #2, S/N A-589-04, Asset #3, S/N A-584-04, Asset #4, S/N A-586-04, Asset #5, S/N A-587-04, Asset #6

		(3)	Feldmeier 3,000-Gallon Vertical Stainless Steel Mix Tanks; S/N A-590-04, Asset #7, S/N A-646-04, Asset #8, S/N A-591-04, Asset #9; Each with Bottom Mounted Flow Valve

		(1)	RDM Technologies Product Directional Flow Skid; with (42) Cherry Burrell Product Flow Valves; and (3) Cherry Burrell Model 2065 Centrifugal Pumps, Each with 5 hp Drive Motor

		(2)	Feldmeier 3,000-Gallon APM Vertical Stainless Steel Storage Tanks, S/N A-593-04, Asset #APM-1; and S/N A-592-04, Asset #APM-2

		(1)	RDM Technologies APM & Citric Product Directional Flow Skid; with (11) Cherry Burrell Pneumatic Flow Valves; (4) Cherry Burrell Centrifugal Pump Sets; and (4) Sartorius Filter Banks

		(1)	7,500-Gallon Vertical Stainless Steel Citric Acid Holding Tank

		(1)	Feldmeier 3,000-Gallon Vertical Stainless Steel Citric Acid Day Tank, S/N A-719-04; with Bottom-Mounted Flow Valve; and Cherry Burrell Centrifugal Pump Set

		(1)	Stainless Steel Platform Scales; with Readout; and Highlight Display

		(1)	Mettler Toledo Bench Top Stainless Steel Scale; with Readout

		(2)	Cherry Burrell Model 130 Silo Pumps, S/N 365606-04; and S/N Unknown; Each with 10 hp Drive Motor

		(2)	American Ultraviolet Company Model GML100 UV Silo Units

		(1)	Cherry Burrell Receiving Pump; with 10 hp Drive Motor; and RDM Technologies Receiving Panel

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
107	3-	ITW Diagraph Model PA/5000LT Label Printer Applicators; (2) with Sato Model M-8485SE Label Printers; Pneumatic Label Applicator Cylinder; and Programmable Control; (Disassembled) Each Value: $7,500		22,500

108	1-	Videojet Model Excel 2000 Ink Jet Coder, S/N 0433610T1WD, Asset #6; with Ink Jet Spray Gun; and Programmable Interface		7,500

		Total Production:		$6,729,500

QA Lab

109	1-	Lot of QA Lab Equipment, To Include:		$25,000

		(1)	Torqo Model 1502 Vibrac Torque Testing Device

		(1)	Hach Gradient Analyzer

		(1)	Hitachi Analyzer System; with Elite Model L-2130 Pump; Elite Model L-2300 Column Oven; Model L-2400 UV Detector; and Elite Organizer

		(3)	Terriss Leak Testers

		(1)	Fisher Scientific Isotemp 105 Oven

		(1)	Waco Model 10704-00 Cap Drill, S/N 08BC917

		(1)	Waco Model VSM II Illumination Device

		(2)	Mitutoyo Height Gauges

		(3)	Fisher Scientific Lab Stirrers

		(2)	Fisher Scientific Model Accumet XL30 Conductivity Meter

		(1)	Fisher Scientific Model Accumet XL15 pH Meter

		(1)	Fisher Scientific Stirrer

		(1)	Mettler Toledo Model Sevenmulti Conductivity/Ion Analyzer

		(1)	Model FS20H Heater Unit

		(1)	Bellingham + Stanley Model RFM840 Refractivity Analyzer

		(2)	Denver Instrument Bench Top Balances

		(2)	Metrohm Model 758KFT Titrino Titrator Test Units; Each with Stirrer

		(1)	Mettler Toledo Model O2 4100 PPB Readout

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
		(1) Fisher Scientific Incubator

		(1) Fisher Scientific Isotemp Incubator

		(1) Hach Model 2100 P Turbidimeter

		(1) Hach Pocket Colorimeter II

		(1) Fisher Scientific Infrared Thermometer

		Total QA Lab:	$25,000

		Maintenance

110	1-	Sharp Model 1640L 16” x 40” Engine Lathe, S/N 3008206, (2004); with Hole Through Spindle; 4-Jaw Chuck; Tool Carriage; Tailstock; Coolant Circulation; and Newell X- and Y-Axis Digital Readout	$3,500

111	1-	Sharp Model LMV-50 Vertical Milling Machine, S/N 40528708, (2005); with 9” x 50” T-Slot Power Feed Worktable; Sharp 3 hp Milling Head, S/N 40528708; Kurt Machinist Vise; and Newell X- and Y-Axis Digital Readout	5,000

112	1-	DoAll Model C-916M 12” x 24” Horizontal Band Saw, S/N 527-051860, (2005), 2 hp	6,500

113	1-	Kalamazoo Abrasive Cut-Off Saw, 5 hp; Skid Stand Mounted; with Material Clamp; and Infeed Roller Conveyor	750

114	1-	DoAll Model 2013-V 20” Vertical Band Saw, S/N 571-05228, (2005)	6,000

115	1-	Jet Model JDP-20VS-1 20” Pedestal Drill, S/N 0501462, (2005), 1-1/2 hp; with Worktable; and Kurt Machinist Vise	1,500

116	1-	DoAll Model 4207A Belt/Disc Sander, S/N 4120207; 6” Belt, 12” Disc, Stand Mounted	750

117	1-	Miller Model Spectrum 375 Plasma Cutter, S/N LG090327P, (2006)	850

118	1-	Miller Model Maxstar 150STL Portable Welder	750

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
119	1-	Miller Model Dynasty 300 DX Tig Welder, S/N LF192593, (2005); Cart Mounted; with Miller Coolmate Unit; and Wall-Mounted Fume Collector	2,000

120	1-	Dake Model 25H 25-Ton H-Frame Press, S/N 41947; 32” Between Posts; with Manual Hydraulic Jack Unit	750

121	1-	Lot of Maintenance Support Equipment, To Include: Pallet Racks; Steel Workbenches; Single Basin Rinse Tank; Parts Cleaner; Rolling Hand Truck; Workbenches, with Vises; Large Dayton Barn Fans; 6” Double-End Grinders/Buffers; Oxyacetylene Torch Kit; Welding Table, with Vise; Heavy Duty 2-Door Cabinets; Wall-Mounted Fans; Heavy Duty Stanley/Lyon Vidmar Cabinets; Assorted Parts Pallet Racking; Rolling Stairs; etc.	27,500

122	1-	Ridgid Model 535 Pipe Threader, S/N EDE 04532-0205, (2004); Cart Mounted	1,500

		Total Maintenance:	$57,350

		Plant Utilities

123	2-	Triple S Manufacturing Model 400/777 Package Boilers, S/N 9219; and S/N 9218; 16,800,000 Btus Input; Each with (230) 2.5”D x 160”L Tubes; John Sink Company Natural Gas Burner; and CTS Industries Boiler Condensate Return Tank Each Value: $5,000	$10,000

124	2-	A.O. Smith Model BTPN200-1,250 200-Gallon Natural Gas Fired Water Heaters, S/N SC05107789Y3, Asset #Unknown; and S/N SC05107790Y3, Asset #2; 125,000 Btus/Hour Input; Each with A.O. Smith Model TJV1000A 1,000-Gallon Glass Lined Hot Water Storage Tank, S/N SB05A05R000300 Each Value: $2,500	5,000

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
125	3-	Vilter Model VSS901-BBR-8-8-NEC-LI Ammonia Compressors, S/N K66548-3; S/N K66548-2; and S/N K66548-1, (2004), 450 hp; Each with Vilter Vission Micro Controller, with Digital Touch Screen Operator Interface; and (2) Shared RDM Technologies Chiller #1/Chiller #2 Accumulator Tanks Each Value: $45,000	135,000

126	1-	Ingersoll-Rand Model IRN100H-CC Premium Efficiency Rotary Screw Air Compressor, S/N NV6635U04335, Asset #1, (2004), 100 hp; 145 Maximum Discharge Pressure; with Noise Enclosure; and Ingersoll-Rand Model Intellisys Control	17,500

127	2-	Ingersoll-Rand Model IRN200H-OF Premium Efficiency Oil-Free Rotary Screw Air Compressors, S/N TN0166U04363, Asset #2; and S/N TN0165U04361, Asset #3, (2004), 200 hp; 150 Maximum Discharge Pressure; Each with Noise Enclosure; and Ingersoll-Rand Model Intellisys Digital Control Each Value: $22,500	45,000

128	1-	Ingersoll-Rand Model TS7A Air Dryer, S/N DB00000641-120204, (2004); 150-psig Maximum Air Pressure; with Noise Enclosure; Control; and Estimated 1,000-Gallon Vertical Air Receiving Tank	3,500

129	1-	Ingersoll-Rand Model TS4A Air Dryer, S/N DB00000652-120704; 150-psig Maximum Air Pressure; with Noise Enclosure; Ingersoll-Rand Estimated 500-Gallon Vertical Air Receiving Tank; Ingersoll-Rand Estimated 750-Gallon Vertical Receiving Tank; (2) Ingersoll-Rand Inline Filter Units; and Ingersoll-Rand Oil/Water Filtration Unit	2,500

		Total Plant Utilities:	$218,500

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
		Throughout Plant

130	42-	102”W x 42”L x 18’H Drying Radiant Storage Pallet Racks; 3-Tier, Adjustable; with Metal Bar Reinforcement Each Value: $75	$3,150

131	3-	102”W x 84”L x 18’H Double Pallet Decline Dry Ingredient Storage Pallet Racks; 6-Tier, Adjustable; Each with Decline Roller Conveyor Sections Each Value: $100	300

132	1-	Lot of Factory and Support Equipment, To Include: Barn Fans; Miscellaneous Pallet Racking Sections; Maintenance Bicycles; Pallet Jacks; Rolling Stairs; Plastic Waste Dump Hopper; Strapping Carts; Ladders; Transfer Carts; Post-Mounted Hose Reels; Spare Not In Service Label Applicators; Production Workbenches; Flammable Storage Cabinets; Metal Dump Hoppers; Assorted 2-Tier Pallet Racks; etc.	15,000

133	1-	Lot of Office Furniture and Business Machines, To Include: Warehouse Office Furniture; Stainless Steel Refrigerator; Main Office Cubicles; Small Meeting Area, with Circular Table; Chairs; Executive Office Furniture; Conference Room Furniture; Projector; Lateral File Cabinets; Break Room Area Furniture, with Stainless Steel Appliances; Desks; etc.	20,000

		Total Throughout Plant:	$38,450

	Total Appraised Orderly Liquidation Value -		$7,068,800

	Cott Corporation

	[***] [Address redacted]

Cott Corporation

[***]

[Address redacted]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

[Address redacted]

Effective Date: January 16, 2008	Orderly Liquidation Value
Production	$2,385,000
QA Lab	17,500
Maintenance	19,600
Plant Utilities	139,000
Throughout Plant	75,225
[***][Asset category redacted]	150,000

Total Appraised Orderly Liquidation Value -	$2,786,325

Cott Corporation
[***] [Address redacted]

Appraisal

Cott Corporation

[***]

[Address redacted]

Machinery & Equipment

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Production

134	1-	Canning Line; (1,200) 12-Oz. Cans/Minute, 7 to 15 Minute Changeover Time, To Include:		$775,000

		(1)	Sentry Model 2769 Can Depalletizer, S/N 1140; 44” x 56” Pallet Size; with Upward Depalletizing; Suction-Type Pallet Layer Separation Sheet Takeoff Arm; Horizontally Shuttling Layer Outfeed; Associated Hydraulic Power Unit; and Main Control Panel, with Allen-Bradley PanelView 550 Operator Interface

		(1)	Custom Built Plastic Strap Shredder

		(1)	60”W x 28’L Depalletizer Outfeed Interlocking Plastic Belt Conveyor; Mezzanine Mounted; with Drive Motor

		(1)	3-Lane Combiner Interlocking Plastic Belt Conveyor; 20’ Overall Length; with Stainless Steel Frame; and Drive Motor

		(1)	Single-Lane Can Transfer Cable Conveyor; Ceiling Suspended; Estimated 575 Linear Feet; with (2) 90° Angle Turns; and Associated Drives

		(1)	Gravity Can Inverting Rail Router; Decline; with Air Rinse Section

		(1)	Sentry Filler Infeed Interlocking Plastic Belt Conveyor; Single Lane; Estimated 30’ Overall Length; with 90° Turn Section; Stainless Steel Frame; Stainless Steel Hood; and Associated Drives

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008			Orderly Liquidation Value
		(1)	Crown Simplimatic Model Century 72 72-Valve Filler; Pedestal Mounted; with Stainless Steel Surround; and Rod-Type Outfeed Transfer

		(1)	Angelus 12-Position Can Seamer, S/N 12841397; with Stainless Steel Surround; Lid Infeed Tray; and Electric Scissor Lift Table

		(1)	Ambec 5-Stream Blender; To Include:

			(1)	Northland Stainless 32”D x 6’L Stainless Steel Water Vacuum Tank, S/N 979661, (1997)

			(3)	Centrifugal Pumps; Each with 7.5/15 hp Drive Motor

			(1)	Micromotion Model R200S418NCAAEZZZZ Flow Meter, S/N 14046103

			(1)	Estimated 3’D x 8’H Stainless Steel Jacketed Product Tank

			(1)	Main Control Panel; with Anderson AJ-300 Chart Recorder

			(-)	Associated Flow Meters; Pneumatic Valves; Stainless Steel Piping; etc.

		(1)	Orbisphere Laboratories Model 3624/32109 Analyzer, S/N 27605; with Stainless Steel Cabinet; and Control Panel, with Digital Readouts

		(1)	APV Plate Chiller; 32” x 72” Overall Plate Size; with Top-Mounted Ammonia Jacketed Holding Tank; and Ambec Control Panel

		(1)	Single-Lane Seamer Outfeed Interlocking Plastic Belt Conveyor; Approximately 65 Linear Feet; with Stainless Steel Guide Rails; Stainless Steel Frame; (2) Defect Knockout Tables; Declined Transfer, with Spray Wash Nozzles; and 2-Position Sonic Blower, with Standalone Blower

		(2)	Videojet Model Excel 170i UHS AF Ink Jet Coders, S/N 020360026WD, Asset #1; and S/N 040621021WD, Asset #2; Each with Inline Spray Head; and Main Control Panel, with Programmable Control

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Sentry 16”W Interlocking Plastic Belt Conveyor; with 10’L Infeed Lane Shifting Section; 20’L Transfer Section; 18’L Transfer Oven Infeed Conveyor Section, with Oven Infeed Bars; and Associated Drives

		(1)	Convay Systems Model DD-CWA-8/821-S-CR-EB Can Warmer, S/N 97-02-MC0687; 100”W Opening, 25’ Overall Process Length; with (2) Recirculation Wash Basins, Each with Centrifugal Pump Set; Steam Collection Point; Main Control Panel; and Stainless Steel Surround

		(1)	16”W x 18’L Can Warmer Outfeed Interlocking Plastic Belt Conveyor; with Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Sentry 90”W x 24’L Accumulation Table; with Reversing Belt; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Sentry 2-Lane Diverter Interlocking Plastic Belt Conveyor; Approximately 30 Linear Feet; Each Lane with Declined Inversion Outfeed Rails; and Associated Drives

		(1)	2-Lane Combination Interlocking Plastic Belt Conveyor; 22 Linear Foot 2-Lane Section; Each Lane with Dual Position Sonic Blower, with Standalone Blower Unit; and End-Mounted Estimated 24”W x 10’L Plastic Interlocking Belt Combination Conveyor

		(2)	Filtec Model FT-50 Fill Level Detectors, S/N 115335; and S/N 115336; Each with Radioactive Pass Through Beam; and Outfeed Defect Kickoff Paddle

		(1)	Sentry 16”W x 30’L Packaging Lane Split Delivery Interlocking Plastic Belt Conveyor; with Product Rails; Stainless Steel Frame; and Associated Drives

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Jones Packer Delivery Interlocking Plastic Belt Conveyor; with 24”W x 15’L Plastic Interlocking Belt Lane Infeed Conveyor; and (2) 24”W Jones Packer Infeed Conveyors, Each with Top-Mounted Lane Separation Paddles

		(1)	R.A. Jones Model LMC Case Packer, S/N S-5971; with Can Infeed/Staging System; Collapsed Case Infeed Conveyor; Case Erector Station; Paddle-Type Process Flow Through Conveyor; Traversing Paddle Can Inserting Section; Glue Application Station, with Nordson Series 3700V Glue Dispenser; Rotary Flap Closer; Belt-Type Pressure Outfeed Conveyor; Pendant Control; Allen-Bradley PanelView 1000 Digital Operator Interface; and Electro Cam Plus 6000 Series Control Panel; (Discharge End Rebuilt In 2004)

		(1)	24”W x 6’L Jones Outfeed Interlocking Plastic Belt Conveyor; Case Speed-Up; with Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	24”W x 10’L Interlocking Plastic Belt Conveyor; with Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Videojet Model Excel 273 AF 2-Head Ink Jet Coder, S/N 040401033WD; with (2) Inline Ink Jet Spray Heads; and Stainless Steel Control Panel, with Programmable Control

		(1)	Sentry Estimated 20”W x 8’L Case Turning Interlocking Plastic Belt Conveyor; with Product Rails; and Associated Drives

		(1)	30”W 2-Lane Product Transfer Interlocking Plastic Belt Conveyor; Approximately 75 Linear Feet; with 180° Turn Section; and Associated Drives

		(1)	Materials Handling Systems Lane Switching Conveyor; Estimated 30”W x 8’L; with Stainless Steel Frame; Switching Belt; and Associated Drive

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Intralox Model 4834-00 Switching Conveyor, S/N 6164, (2007); 26”W x 8’L; with Stainless Steel Frame; Switching Belt; and Associated Drive; (New On Skid, To Replace Materials Handling Systems Inline Switching Conveyor)

		(1)	Sentry 2-Lane Interlocking Plastic Belt Conveyor; with 12”W x 60’L Case Packer Bypass Plastic Interlocking Belt Conveyor; 12”W x 25’L Case Packer Infeed Conveyor; Product Rails; and Associated Drives

		(1)	Sentry 16”W x 35’L Packing Lane #2/3 Transfer Interlocking Plastic Belt Conveyor; with Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Sentry Loose Pack Transfer Interlocking Plastic Belt Conveyor, Asset #Lane #2; Approximately 80 Linear Feet; with Switching Rail; Stainless Steel Frame; and Associated Drives; (Joins with Lane #3)

		(1)	Sentry Lane #3 Takeoff Interlocking Plastic Belt Conveyor; with 16”W x 25’L Transfer Conveyor Section; Approximately 25’ Linear Foot Split Lane/Combination Section; and 15’L Single Lane Hi-Cone Feed Conveyor, Each Section with Associated Drives

		(1)	ITW Hi-Cone Model 283B Multi Packaging Machine; (Leased)

		(1)	12”W Hi-Cone Outfeed Interlocking Plastic Belt Conveyor; Approximately 30 Linear Feet; with (2) Parallel Sections; Rails; Stainless Steel Frame; and Associated Drives

		(1)	Kayat Model TP-50A-LH Tray Packer, S/N 162-97, (1997); (59) Dual 12-Pack Trays/Minute, (52) 24-Loose Pack Trays/Minute, (54) Quad 6-Pack Trays/Minute; with Staging Speed-Up Infeed Conveyor; Bottom Tray Insert Section; Rotary Flap Closing Arm; Glue Application Section, with USC Probilt Series 20 Glue Dispenser; Conveyor Press Section; and Main Control Panel, with Electro Cam Plus Control Panel, and Allen-Bradley Interface

		(1)	12”W x 20’L Kayat Outfeed Combination Interlocking Plastic Belt Conveyor; with Product Rails; and Associated Drives

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(2)	12”W x 5’L Ink Jet Printer Flow Through Power Belt Conveyors; with Associated Drives

		(1)	ITW Diagraph Model IJ3000 Ink Jet Coder; with Programmable Control

		(1)	20”W Overwrapper Infeed Interlocking Plastic Belt Conveyor; Approximately 20’ Linear Feet; with Case Turning Section

		(1)	Kayat Model TA-801 Overwrapper, S/N 110-97; (60) 12-Pack Trays/Minute, (60) Dual 12-Pack Trays/Minute, (53) 24-Loose Trays/Minute, (55) 6-Pack Trays/Minute; with Hytrol Power Roller Infeed Conveyor; Staging Power Belt Conveyor; Chain Conveyor Staging; Overwrapper Section, with Poly Roll Payoff; 3-Zone Heat Tunnel, 15’ Overall Process Length; Power Roller Outfeed Conveyor; and Main Control Panel, with 3-Zone Temperature Readout

		(1)	18”W 180-Degree Turn Interlocking Plastic Belt Conveyor; with Side Rails; and Associated Drive

		(1)	Sentry Case Turning Conveyor; with 2-Belt Drive

		(1)	Accumulation Palletizer Delivery Belt Over Roller Conveyor; Ceiling Suspended; Approximately 425 Linear Feet; with (3) 180° Turns; 90° Angle Turn; and Associated Drives

		(1)	Production Automation Palletizer, S/N 6468; with Top-Mounted Case Turning and Orientation; Bottom-Mounted Pallet Stack Infeed, with Lifting Forks For Single Pallet Staging; Downward Product Stacking; Power Outfeed Conveyor; and Control Panel; (In-House Rebuild Reported In 2007)

		(1)	Wulftec Model WCRT-200A Orbital Type Stretch Wrap Machine, S/N 0797-2136, (1997); with Steel Structure; Automated Pallet Wrapping, with Tail Cut-Off; Main Control Panel; and Power Roller Flow Through Conveyor

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Production Automation Chain/Roller 90 Degree Pallet Transfer Conveyor, S/N 1614A

		(1)	ITW Diagraph Model PA/6000 Label Printer Applicator; Portable Stand Mounted; with Sato Model M-8485SE Thermal Label Printer, with Roll Payoff; and Pneumatic Label Application Arm

135	1-	Bottling Line; (800) 20-Oz. Bottles/Minute, (550) 1-Liter Bottles/Minute, (400) 2-Liter Bottles/Minute, To Include:		1,350,000

		(1)	Crown Simplimatic Model Ring Jet 28mm Air Powered Conveyor; Ceiling Suspended, Approximately 365 Linear Feet; with Associated Top-Mounted Blower Units; (Transfer From Amcor Owned Switch To Cott Depalletizer Switch)

		(1)	Sentry Model 2768 Bottle Depalletizer, S/N 1139; with Upward Depalletizing; Suction-Type Pallet Layer Separation Sheet Takeoff Arm; Horizontally Shuttling Layer Outfeed; Estimated 5’W x 40’L Plastic Interlocking Belt Staging Conveyor; Under-Mounted Pallet Stacking; Associated Hydraulic Power Unit; and Main Control Panel

		(1)	25”W x 10’L Interlocking Plastic Belt Conveyor; with Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Ambec 24”W Interlocking Plastic Belt Conveyor; Approximately 45 Linear Feet; with Parallel Overlapping Sections; Switching Rails; and Associated Drives

		(1)	Crown Simplimatic Model Ring Jet 28mm Air Powered Conveyor, S/N LOE-10364/S0062; Mezzanine/Ceiling Suspended, Approximately 185 Linear Feet; with Infeed Lane Switcher; and Associated Top-Mounted Blower Units

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008			Orderly Liquidation Value
		(1)	Crown Simplimatic Model Ring Jet 38mm Air Powered Conveyor; Ceiling/Mezzanine Suspended; Approximately 165 Linear Feet; with Associated Blower Units; (Not In Service, No Product Line Use, Appraised As Inoperable)

		(1)	Sidel 80-Position Bottle Rinser; with Rail-Type Bottle Inversion; Rotary Infeed/Outfeed Wheel; and Control Panel, with Allen-Bradley PanelView 1000 Digital Operator Interface

		(1)	Sidel 120-Valve Rotary Volumetric Filler; with Center-Mounted Vacuum Tank; Stainless Steel Overhead Distribution; Process Rail Dispensing Valve Control; Stainless Steel Surround; and Control Panel

		(1)	Arol 24-Head Bottle Capper; with (24) Rotary Capping Heads; Rotary Infeed/Outfeed Bottle Transport; Jet Flow Stand Alone Cap Feeding System; Mezzanine Mounted Cap Bowl Feeder; and Stainless Steel Surround

		(1)	Ambec Blender; To Include:

			(1)	Northland Stainless 36”D x 72”L Stainless Steel Vacuum Holding Tank, S/N 979581, (1997)

			(1)	APV Model W130 Centrifugal Pump; with 15 hp Drive Motor

			(1)	Sihi Vacuum Pump; with Estimated 15 hp Drive Motor

			(1)	APV Centrifugal Pump; with 40 hp Drive Motor

			(1)	Northland Stainless 3’D x 6.5’H Stainless Steel Product Holding Tank, S/N 979582-4, (1997), 100 psig @ 200°F

			(1)	Ambec Main Control Panel; with Anderson Model HA-300 Chart Recorder

			(-)	Associated Flowmeters; Pneumatic Valves; etc.

		(1)	FES Model LR96NMGS25 Plate Chiller, S/N 330151, (1997); 24” x 70” Overall Plate Size; with Top-Mounted Ammonia Jacketed Holding Tank; and Main Control Panel

		(1)	Orbisphere Laboratories Model 3624/32109

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Analyzer, S/N 27386; Brix+CO2+O2 Series; with Stainless Steel Control Panel, with Assorted Digital Readouts

		(1)	U.S. Filter Mineral Additive Skid; with (2) 27”D x 48”H Stainless Steel Mineral Feed Tanks, (2000); (2) Pulsafeeder Dosing Pumps; (2) Top-Mounted Agitators; and Main Control Panel, with Flow Readout, and Conductivity/Resistivity Readouts

		(1)	Ozone Generator; with Stainless Steel Main Control Panel; Vertical Pump, with 15 hp Drive Motor; 5’D x 12’H Stainless Steel Vertical Holding Tank; (2) Hayward Filtration Systems Model FLT4201 Filter Banks; Feldmeier Stainless Steel Vertical Holding Tank, S/N S40100, (2001); and Bottom-Mounted Vertical Circulation Pump, with 5 hp Drive Motor

		(1)	Single-Lane Capper Outfeed Conveyor; Approximately 45 Linear Feet; with 90° Turn; Pneumatic Blocking Gate; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Ambec 14”W x 15’L 3-Lane Switching Interlocking Plastic Belt Conveyor; with Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Domino Laser Coder; with Model DDC-3 Standalone Operator Programmable Control

		(1)	Ambec 46”W 2-Lane Switching Interlocking Plastic Belt Conveyor; Approximately 22 Linear Feet; with Multiple Belt Switching; Switching Rails; Stainless Steel Frame; and Associated Drives

		(1)	Sentry 24”W Interlocking Plastic Belt Conveyor; Approximately 55 Linear Feet; with Infeed Horizontal Transfer System; Estimated 48”W x 8’L Intermediate Switching Section; Product Rails; Stainless Steel Frame; and Associated Drives

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	24”W x 18’L Bottle Warmer Infeed Interlocking Plastic Belt Conveyor; with Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Uni-Pak Model 1044LH-EX Bottle Warmer, S/N 97-6235, (1997); 116” Maximum Product Width, 48’ Overall Process Length; with Internal Warm Water Jets; Circulation Pumps; Steam Inlet, with Condensate Return Pumps; and Control Panel

		(1)	24”W Bottle Warmer Outfeed Interlocking Plastic Belt Conveyor; Approximately 45 Linear Feet; with Accumulation Table Bridging Belt; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	8’W x 24’L Accumulation Table; with Reversing Belt; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Ambec Pressureless Combiner/Inliner Interlocking Plastic Belt Conveyor; with Estimated 48”W x 12’L Infeed Section, with Center-Mounted Lane Split Paddle; (2) Lane Switching Inliner Conveyors; (2) Estimated 24”W x 16’L Lane Switching Conveyors; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Ambec Labeler Feed Interlocking Plastic Belt Conveyor; 2-Lane Labeler Feed, with Approximately 75 Total Linear Feet; Each Lane with Inline Sonic Blower, with Standalone Blower Unit; (2) 90° Turn Sections; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Krones Model Contiroll 12-Station Wraparound Labeler, S/N K745-C04, (2002); (350) 2-Liter Bottles/Minute, (500) 1-Liter Bottles/Minute, (550) 20-oz. Bottles/Minute; with Rotary Screw Type Bottle Infeed; Rotary Process Table, with Associated Turning Mechanism; (2) Label Applicator Heads, Each with Roll Payoff, Label Shearing Roll, and Glue Application Stand; and Main Control Panel, with (2) Contiroll Remote Stations, and Allen-Bradley PanelView 1000 Digital Operator Interface

		(1)	Krones Model Contiroll HS Single-Head High

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Speed Label Wraparound Labeler, S/N K810058, (2006); Rated @ 1,000 Maximum Bottles/Minute; with Rotary Screw Bottle Infeed; Rotary Mechanism, with Associated Turning Devices; Single-Head Label Applicator, with Label Roll Payoff, Rotary Shearing Roll, and Glue Application Station; Main Control Panel, with Krones iPanel CD Remote Digital Touch Screen Operator Interface; and Infeed/Outfeed Conveyor

		(2)	Single-Lane Label Applicator Outfeed Interlocking Plastic Belt Conveyors; Approximately 85 Total Linear Feet; Each Lane with Containment Rails; Stainless Steel Frame; (2) 90° Turn Sections; and Associated Drives

		(1)	Ambec 2-Lane 180 Degree Turn Interlocking Plastic Belt Conveyor; with 24”W x 8’L Infeed Diverting Conveyor; Estimated 55 Total 2-Lane Linear Feet; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Ambec Estimated 5’W x 20’L Multiple Belt Switching Interlocking Plastic Belt Conveyor; with Bottle Combiner Rails; Stainless Steel Frame; and Associated Drives

		(1)	24”W Accumulation Packing Lane Delivery Interlocking Plastic Belt Conveyor; Approximately 65 Linear Feet; with 90° Turn Transfer Station; Overlapping Switching Belt; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Ambec 24”W x 20’L Packing Lane #1 Feed Interlocking Plastic Belt Conveyor; with Product Rails; Stainless Steel Frame; and Associated Drives

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Ambec 2-Lane Diverter Interlocking Plastic Belt Conveyor; with Estimated 5’W x 8’L Infeed 2-Lane Diverter; Approximately 30 Linear Feet Case Packer #1 Infeed Conveyor; Approximately 55 Linear Feet Case Packer #2 Infeed Conveyor Section; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Kayat Model PTF-28 Case Packer, S/N 223-97, Asset #Packer A, (1997); (22) 8-Pack Cases/Minute; with 8-Bottle Infeed Alignment; Drop Packing Section, with Box Forming Die; Glue Application Station, with Universal Systems Probilt Series 20 Glue Dispenser; Pneumatic Clamping Flap Closer; Pneumatic Box Infeed Tray; and Main Control Panel, with Electro Cam Plus 5000 Series Control, and Allen-Bradley Operator Interface

		(1)	14”W Packer A Outfeed Power Belt Conveyor

		(1)	Sentry Belt Over Roller Conveyor; Approximately 90 Linear Feet; with (2) 90° Turn Sections; and End-Mounted Combination Lane Rails

		(1)	Kayat Model PTF-28 Case Packer, S/N 228-97, Asset #Packer B, (1997); (22) 8-Pack Cases/Minute; with 8-Bottle Infeed Alignment; Drop Packing Section, with Box Forming Die; Glue Application Station, with Nordson Series Bravura Glue Dispenser; Pneumatic Clamping Flap Closer; Pneumatic Box Infeed Tray; and Main Control Panel, with Electro Cam Plus 5000 Series Control, and Allen-Bradley Operator Interface

		(1)	Packer B Outfeed Belt Over Roller Conveyor; Approximately 65 Linear Feet; with (2) 90° Turn Sections; and End-Mounted Switching/Combination Lane

		(1)	ITW Diagraph Model IJ3000 Ink Jet Coder; with (2) Inline Printing Heads; and Programmable Interface

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Videojet Model Excel 273SE Dual Head Ink Jet Coder, S/N I397B22014; with (2) Inline Printing Heads; and Programmable Operator Interface

		(1)	Case Accumulation Palletizer Feed Belt Over Roller Conveyor; Ceiling Suspended, Approximately 240 Total Linear Feet; with Associated Drives

		(1)	2-Lane Palletizer Feed Belt Over Roller Conveyor; Ceiling Suspended, Each Lane Approximately 115 Linear Feet; with Associated Drives

		(1)	Ambec Packing Lane #2/3 Feed Interlocking Plastic Belt Conveyor; with Estimated 5’W x 8’L 3-Belt Lane Splitting Infeed Conveyor; Estimated 4’W x 6’L 3-Belt 2-Lane Splitting Conveyor; (2) Estimated 12”W 90° Turn Lane Delivery Conveyors; (3) Overlapping Switching Conveyors, Estimated 25’ Overall Length; (3) Single Lane to Combination Point Transfer Conveyors; and Ambec Infeed Conveyor

		(1)	ITW Hi-Cone Model MPA2000 Multi Packaging Machine, S/N 1200; with Rotary Carousel-Type Plastic Carrier Applicator; and Payoff; (Leased)

		(1)	12”W Packing Line #4 Feed Interlocking Plastic Belt Conveyor; Approximately 150 Linear Feet; with Infeed Switcher; 90° Turn Section; Slanted Overwrapper Lane Joining Section; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Estimated 4’W x 5’L Lane #2/3/4 Combination Interlocking Plastic Belt Conveyor; with Product Rails; and Associated Drives

		(1)	Ocme Model N70VTHN80/V/F Overwrapper, S/N 1/178/01, (2001); with Under-Mounted Collapsed Tray Feed; Bar Process Staging Conveyor; Flap Gluing Station, with Nordson Series 3500 Glue Dispenser; Flap Folder; Overwrapping Section, with Poly Roll Payoff;

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Heat Shrink Tunnel, 20’ Overall Length, with Associated Blowers; and Pendant Control, with Allen-Bradley PanelView 1000 Digital Touch Screen Operator Interface

		(1)	Ambec 24”W x 18’L Ocme Outfeed Case Turning Interlocking Plastic Belt Conveyor; with Multi-Belt Turning; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Videojet Model Excel 273/AF Dual-Head Ink Jet Coder, S/N 020520016WD; with (2) Inline Printing Heads; and Programmable Interface

		(1)	16”W Center-Mounted Belt Conveyor; 18’ Overall Length; with (2) 90° Turn Sections; Product Rails; and Associated Drives

		(1)	16” Accumulation Belt Over Roller Conveyor; Ceiling Suspended, Inclined, Approximately 150 Linear Feet; with Incline Infeed Section; (2) 90° Turns; and Associated Drives; (Joins Switching Conveyor To Palletizer Feed)

		(1)	Production Automation Palletizer, S/N 63120; with Top-Mounted Case Turning and Orientation; Bottom-Mounted Pallet Stack Infeed, with Lifting Forks For Single Pallet Staging; Downward Product Stacking; Power Outfeed Conveyor; and Control Panel; (In-House Rebuild Reported In 2007)

		(1)	Wulftec Model WCRT-200 Overhead Rotary Arm Stretch Wrap Machine, S/N 0797-2137; with Steel Structure; Automated Pallet Wrapping, with Tail Cut-Off; Main Control Panel; and Power Roller Flow Through Conveyor

		(1)	Production Automation 90-Degree Chain/Roller Pallet Transfer Conveyor, S/N 1614B

		(1)	ITW Diagraph Model PA/6000 Label Printer Applicator; Portable Cart Mounted; with Sato Model M-8485SE Thermal Label Printer; and Pneumatic Label Application Cylinder

		(1)	Production Automation Palletizer, S/N 6412-R; with Top-Mounted Case Turning and Orientation; Bottom-Mounted Pallet Stack Infeed, with Lifting Forks For Single Pallet Staging; Downward Product Stacking; Power Outfeed Conveyor; and Control Panel; (In-House Rebuild Reported In 2007)

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Wulftec Model WCRT-200 Overhead Rotary Arm Stretch Wrap Machine, S/N 2949-1-0102; with Steel Structure; Automated Pallet Wrapping, with Tail Cut-Off; Main Control Panel; Power Roller Flow Through Conveyor; and Siemens Simatic Digital Operator Interface

		(1)	Production Automation 90-Degree Chain/Roller Pallet Transfer Conveyor

		(1)	ITW Diagraph Model PA/6000 Label Printer Applicator; Portable Cart Mounted; with Sato Model M-8485SE Thermal Label Printer; and Pneumatic Label Application Cylinder

136	1-	Syrup Batching System; To Include:		175,000

		(2)	Walker Stainless 40,000-Gallon Vertical HFCS Tank #1 Corn Syrup Holding Tanks, S/N VSHT-6075-R/11754; and S/N VSHT-6074-R/11753, (1995); Each with Bottom-Mounted Horizontal Agitator; and Steam Jacketing

		(2)	SFI 20,000-Gallon Vertical Stainless Steel Water Storage Tanks, S/N 2788-2; and S/N 2788-1

		(1)	Estimated 500-Gallon Vertical Stainless Steel Spring Water Storage Tank

		(2)	Fristam Centrifugal Product Pumps; Each with Estimated 2 hp Drive Motor

		(1)	Cherry-Burell Type C 1,600-Gallon Vertical Stainless Steel Cone Bottom Holding Tank, S/N 1500-61-354, Asset #6

		(5)	Falco Series 4103 Vertical Stainless Steel Cone Bottom Quasi Holding Tanks, Asset #1; Asset #2; Asset #3; Asset #4; and Asset #5, (1997); 304 Stainless Steel, 12-Gauge Thickness; Each with Bottom-Mounted Flow Valve

		(1)	Product Directional Flow Skid; with (18) APV Flow Valves; and (3) Fristam Centrifugal Pumps, Each with 3 hp Drive Motor

		(2)	Falco Series 4102 2,000-Gallon Vertical Stainless Steel APM Holding Tanks, Asset #APM Tank #1; and Asset APM Tank #2, (1997); 304 Stainless Steel Construction, 12-Gauge Thickness, Cone Bottom; Each with Bottom-Mounted Flow Valve

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Product Directional Skid; with (4) APV Flow Valves; (4) Filter Banks; and (2) Centrifugal Pumps, Each with 3 hp Drive Motor

		(5)	Falco Series 4101 Stainless Steel Estimated 100-Gallon Batch Tanks, (1997); 304 Stainless Steel Construction, 12-Gauge Thickness; Each with Top-Mounted Agitator; and Flow Valve

		(1)	Falco Estimated 500-Gallon Stainless Steel Batch Tank, (1997); with Flip Top Lid; Flowmeter; and Top Mounted Lightnin Agitator

		(1)	Batch Tank Platform Scale; with Mettler Toledo Jaguar Digital Readout, 10,000 Lb. Capacity

		(1)	12” x 12” Mettler Toledo Bench Top Scale

		(1)	Process Control System; with Digital Touch Screen Interface

		(1)	Feldmeier 1,600-Gallon Vertical Stainless Steel Citric Acid Holding Tank, S/N E-546-99; Cone Bottom; with Air Diaphragm Pump; and Fristam Centrifugal Pump, with Estimated 3 hp Motor

		(1)	Batch Mixing Stainless Steel Mezzanine; with Plastic Grating; and Sink

137	1-	Can CIP System; To Include:		25,000

		(1)	Estimated 500-Gallon Vertical Stainless Steel Holding Tank; with Associated APV Pneumatic Flow Valves

		(1)	AGC Engineering Model 300-S Plate Frame Heat Exchanger, S/N 03194, (2003), 16” x 36” Overall Plate Size

		(1)	Centrifugal Pump; with Estimated 3 hp Drive Motor

		(1)	Main Control Panel; with GF Signet Conductivity/Resistivity Digital Meter

138	1-	Bottle CIP System; To Include:		20,000

		(2)	DME Estimated 750-Gallon Vertical Stainless Steel Holding Tanks; 4’D x 7’D

		(1)	WCR Model A425B Plate Frame Heat Exchanger, S/N G1571M; 16” x 32” Plate Size

		(1)	Centrifugal Pump; with Motor

		(1)	Main Control Panel; with (2) GLI Model 33 Digital Readouts

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
139	1-	Lot of Blending Area Lab Equipment, To Include:		7,500

		(1)	Manual Torque Tester

		(1)	Ohaus Moisture Balance

		(1)	Torqo Model 1502 Vibrac Bottle Cap Torque Tester, S/N 010055, 30 Inches/Lb. Rated Torque

		(1)	Hach Model 2100P Turbidi Meter

		(1)	Hach Pocket Colorimeter II

		(1)	Hach Model Sion 5 pH Meter

		(1)	Hach Model Sension 1 pH Meter

		(1)	Terriss Model S Pressure Tester

		(1)	Securpak Model SST Secure Seal Tester

140	1-	U.S. Filter Reverse Osmosis CIP System; Skid Mounted; with Polypropylene Holding Tank; Centrifugal Pump; and Main Control Panel; (Located In Chemical Storage Area)		5,000

141	1-	Water Filtration System, To Include:		25,000

		(1)	A.O. Smith Harvestore 53,000-Gallon Bolted Steel Reaction Tank, S/N 8970251; 25’D x 15’H; with Settling Ring

		(1)	Estimated 250-Gallon Air Sulphate Polypropylene Holding Tank; with Vertical Agitator

		(2)	Estimated 1,500-Gallon Lime Addition Polypropylene Holding Tanks; Each with Vertical Agitator

		(1)	Water Holding Tank; Bolted Steel Construction, Estimated 18’D x 15’H

		(1)	Pumping Station; with (2) Centrifugal Pumps, Each with Estimated 10 hp Motor; and Model SST Centrifugal Pump, with Estimated 15 hp Drive Motor

		(1)	Becker Model DTLF 250 Oil Free Vacuum Pump, S/N A2163, (2007); with 10 hp Drive Motor

		(2)	Estimated 3,500-Gallon Sand Filter Tanks; Carbon Steel Construction

		(1)	1,600-Gallon Vertical Stainless Steel Holding Tank; with Centrifugal Pump, with 5 hp Motor

		(1)	Ross Estimated 2,500-Gallon Vertical Holding Tank, S/N SF-710C-01, (2000)

		(2)	Estimated 3,500-Gallon Carbon Filter Tanks

		(1)	First Stage RO Filtration System; with (8) 8”D x 20’L Filter Membranes; Pump Set, with 75 hp

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Motor; (2) Chemical Dosing Meters; Pressurized Filter Cartridge; (2) GLI Model 63 pH Meters; and Main Control Panel, 16,348 Hours Indicated, with (4) Thornton Model 200 CR/FLOW Flowmeters

		(1)	Second Stage RO Filtration System; with (6) 8”D x 20’L Filter Membrane; Pump Set, with 75 hp Motor; and Main Control Panel, 11,073 Hours Indicated

		(1)	US Filter Model 67/FM3-18-AAAX Flowmax Final Stage Reverse Osmosis System, S/N 058636-01; with (6) 8”D x 15’L Filter Membranes; Pump Set, with 30 hp Motor; and Main US Filter Control Panel, with (2) Thornton Model 200 Flowmeters, 1,598 Hours Indicated

		(1)	7,000-Gallon Diamond Fiberglass Fabricators Ozonated Water Storage Tank, S/N 5087, (1997); with (2) Vertical Booster Pumps, Each with Estimated 7.5 hp Motor

142	1-	Lot of RO Water Filtration Area Lab Equipment, To Include:		2,500

		(1)	IO Scientific Dual pH/mV/Thermometer

		(1)	Hach Model Sension 5 Conductivity Meter

		(1)	Brinkmann Model 50 Bottle-Top Buret

		(1)	Bench Top Stirrer

		(1)	Lot Miscellaneous Chemical Dosing Pumps

		Total Production:		$2,385,000

QA Lab

143	1-	Lot of QA Lab Equipment, To Include:		$17,500

		(2)	Hamilton Beach Stir/Can Degassers

		(1)	Branson Model 2510 Water Bath

		(1)	Metrohm Model 758 KFT Titrino Titrator

		(1)	Bellingham Stanley Model RFM 350 Refractometer

		(1)	Lauda Model RE106 Ecoline Star Edition Unit; with Lauda Model E100 Meter

		(1)	Ohaus Model Adventure Bench Top Balance

		(2)	Terriss Leak Detectors

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Hitachi Model Elite Stack Analyzer; with Model L-2300 Column Pump; Model L-2130 Pump; Model L-2300 Column Oven; and Model L-2400 UV Detector/Organizer

		(1)	Nova Microscope

		(1)	Fisher Scientific Model Isotemp Incubator

		(1)	Haier Containment Chamber

		(1)	Waco Accuseam Video Illumination

		(2)	Mitutoyo Digital Height Gauges

		(1)	Waco Model 10700-00 Analyzer, S/N 12BA710

		(1)	Mettler Model DL21 Titrator

		(1)	Thermal Electron Corporation Model Orion 720A Plus Advance ISE/pH/mV/ORP Meter

		(3)	2-Basin Stainless Steel Work Spaces

		(1)	Stainless Steel L-Type Workstation; with Basin

		Total QA Lab:		$17,500

Maintenance

144	1-	Lot of Boiler Area Miscellaneous Maintenance Equipment, To Include:		$2,000

		(1)	Ridgid Model 535 Pipe Threader

		(1)	48”W Apron Brake

		(1)	Greenlee 2” Portable Conduit Bender

145	1-	Wilton Model 4200 6”/12” Belt/Disc Sander		450

146	1-	Dayton Model 4TK02A 18” Vertical Band Saw, S/N 200312; with Worktable; and Blade Grinding and Welding Attachment		1,000

147	1-	Ramco Model RP55 55-Ton H-Frame Press, S/N 4652; 32” Between Posts; with Manual Hydraulic System		750

148	1-	Jet Model GH-1840ZX 18” x 40” Geared-Head Precision Engine Lathe, S/N 050122ZX812; with Hole Through Spindle; 4-Jaw Chuck; Tool Carriage, with Threading; Tailstock; and Acu-Rite X- and Y-Axis Digital Readout		4,500

149	1-	Model 3010-00026 22” Pedestal Drill, S/N 1203438, (2004); 21-Speed; with Worktable; and Machinist Vise		150

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
150	1-	Newport Vertical Milling Machine, S/N 77451; with 9” x 42” T-Slot Worktable; Newport Estimated 1-1/2 hp Milling Head, S/N 791001; and Enco Machinist Vise	2,000

151	1-	Delta Rockwell 14” x 58” Engine Lathe; with Hole Through Spindle; 3-Jaw Chuck; Tool Carriage; and Tailstock	2,000

152	1-	Ramco Model RSI OOP 8” x 12” Horizontal Band Saw, S/N 02890; with Hydraulic Down Feed Assist	1,000

153	1-	Miller Model Spectrum 2050 Plasma Cutter, S/N LG370529P, (2006); Cart Mounted; with Auto-Line Feature; and Mig Gun	1,750

154	1-	Hypertherm Model MAX 40CS Plasma Cutter	500

155	1-	Lot of Auxiliary Maintenance Equipment, To Include:	3,500

		(1) Makita Model 2414NB 14” Abrasive Cut-Off Saw, S/N 749384

		(1) Dake Model 2-1/2P Arbor Press

		(1) Dayton 6” Double-End Bench Grinder

		(1) Wilton 10” Double-End Bench Grinder

		(1) Industrial Vacuum

		(1) Dake No. 0 Arbor Press

		(1) Lot of Miscellaneous Workbenches, with Vises; Shop Carts; Oxyacetylene Carts; Hose Reel; Post-Mounted Fans; Cabinets; etc.

		Total Maintenance:	$19,600

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
		Plant Utilities

156	1-	Kobelco Model KNW A00-B/H Oil Free 2-Stage Rotary Screw Air Compressor, S/N 02H0401, 30 hp; with Noise Enclosure; Digital Touch Screen Interface; Ingersoll-Rand Model Thermostar Air Dryer; and 400-Gallon Vertical Air Receiving Tank	$3,500

157	1-	Kaeser Model SFC 90 Rotary Screw Air Compressor, S/N 1004/100192.1, Asset #3; 29,978 Hours Reported; with Noise Enclosure; and Kaeser Sigma Control, with PC Insite Technology	7,500

158	2-	Kaeser Model CS 91 Sigma Profile Rotary Screw Air Compressors, S/N 7601282, Asset #1; and S/N 7601300, Asset #2; 54,493 and 37,781 Hours Indicated; Each with Noise Enclosure; and Control Panel Each Value: $5,000	10,000

159	1-	Kaeser Model TH371E 1,250-scfm Air Dryer, S/N K1250B4600307017, Asset #1; with Noise Enclosure; Kaeser KRD Series Demand Manager Control; 2-Position Filter Bank; Estimated 750-Gallon Vertical Air Receiving Tank; and Kaeser Model CMS1060 Oil/Water Separator	2,500

160	1-	Zeks Model Heatsink Air Dryer, Asset #2; (Not In Service; Appraised As Inoperable)	500

161	3-	Vilter Model A11K458XLD Ammonia Compressors, S/N 65407; S/N 65477; and S/N 65454; Skid Mounted; Each with 150 hp Drive Motor Each Value: $8,000	24,000

162	2-	Vilter Model A11K4516XLD Ammonia Compressors, S/N 65556; and S/N Unknown; Skid Mounted; Each with 300 hp Drive Motor Each Value: $35,000	70,000

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
163	1-	Lot of Ammonia System Associated Equipment, To Include:	5,000

		(1) Jordan Equipment Vertical Flat Bottom Ammonia Accumulator Tank, S/N 97-2385, Asset #NH3, (1997); Estimated 6’D x 14’H; with Jacketing

		(1) Jordan Estimated 2,000-Gallon Vertical Carbon Steel H.P. Receiver Tank, Asset #NH3; Estimated 4’D x 15’H

		(1) Lot of Associated Washing Tanks; Small Pumps; etc.

164	1-	Cooling Tower; Outdoor Mezzanine Mounted; with (6) Cooling Fans	5,000

165	1-	Vilter Ammonia Compressor; (Not In Service; On Skid; Uninstalled; Appraised As Operable)	6,000

166	1-	Johnston Package Boiler; with Power Flame Model C8-GO-30 Natural Gas Burner, S/N 109887055; Atlantic Model 4JS5 Estimated 750-Gallon Boiler Feed Water Tank, S/N 1276, with (2) Vertical Pump Sets; and Not In Service Atlantic Boiler Feed Water Tank; (In-House Rebuild Reported In 2007)	5,000

		Total Plant Utilities:	$139,000

		Throughout Plant

167	1-	Landa Model VHP 3-700 Propane Fired Steam Cleaner, S/N P0303-49459; Portable Cart Mounted, 700 psi, 2.3 Gallons/Minute, 275° Maximum Temperature, 245,000 Btus	$750

168	1-	2-Ton x 20’ Span Rail-Mounted Lift Truck Battery Changing Gantry Crane; with Coffing 2-Ton Electric Chain Hoist, Pendant Controlled, with 6,000-Lb. Hoist Attachment	1,500

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
169	97-	102” x 42” x 16’H Pallet Racks; 2-Tier, Adjustable; Each Tier with Wire Decking Each Value: $75	7,275

170	97-	102” x 98” x 16’H Dual Pallet Push-Back Pallet Racks; Dual/Triple Pallet Position; Each Station with Roller Push-Back Pallet Carts Each Value: $100	9,700

171	1-	Piqua Model 30 30” x 60” Vertical Baler; with Self-Contained Hydraulic Power Unit	3,500

172	1-	Lantech Model Q300 Stretch Wrap Machine, S/N QM021723; (Not Inspected, Located At Offsite Warehouse)	2,500

173	1-	Lot of Factory and Support Equipment, To Include: Maintenance Shop Carts; Shovels; Oil Carts; Tooling Carts; Rolling Stairs; Mop Buckets; Galbreath Dump Hoppers; Manual Push Die Lift; Ladders; Post-Mounted Fans; Dayton High Flow Barn Fans; Hand Trucks; Manual Push Jack; Small Stepladders; Rolling Plastic Dump Hoppers; Portable Pressure Washer; etc.	20,000

174	1-	Lot of Office Furniture and Business Machines, To Include: Cubicle Partitions; Production Offices; Conference Table, with Chairs; QA Laboratory Office Furniture; Reception Area, with Waiting Chairs, Display Cabinets, and Small Conference Table; Lateral File Cabinets; Executive Office Furniture; Breakroom Furniture; Large Conference Room; Desks; Chairs; File Cabinets; Bookshelves; etc.	30,000

		Total Throughout Plant:	$75,225

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
		[***] [Asset category redacted]

175	1-	[***] [Asset list redacted]	$150,000

		Total [***]:[Asset category redacted]	$150,000

	Total Appraised Orderly Liquidation Value -		$2,786,325

	Cott Corporation [***] [Address redacted]

Cott Corporation

[***]

[Address redacted]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

[Address redacted]

Effective Date: January 16, 2008	Orderly Liquidation Value
Production	$3,183,500
Maintenance	24,325
QA Lab	17,500
Plant Utilities	102,500
Throughout Plant	63,850
Rolling Stock	41,400

Total Appraised Orderly Liquidation Value -	$3,433,075

Cott Corporation [***] [Address redacted]

Appraisal

Cott Corporation

[***]

[Address redacted]

Machinery & Equipment

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Production

176	1-	Bottling Line #1; 250mL @ 60,000 Bottles/Hour, 500mL @ 48,000 Bottles/Hour, 20-Oz. @ 48,000 Bottles/Hour, 1-Liter @ 36,000 Bottles/Minute, To Include:		$1,600,000

		(1)	Sentry Model 10050 Automatic Bottle Depalletizer, S/N 1943; with L-Type 3-Chain Infeed Conveyor, with 90° Turn Section; Suction-Type Pallet Divider Sheet Transfer System, with (2) Stacking Towers; Horizontally Traversing Clamp-Type Bottle Layer Outfeed; Control Panel, with Allen-Bradley PanelView 1000 Digital Touch Screen Operator Interface; and Estimated 5’W x 40’ Overall Length Interlocking Plastic Belt Outfeed Conveyor, with Rails, and Associated Drives

		(1)	Bottle Transfer Interlocking Plastic Belt Conveyor; Approximately 60 Linear Feet; with Overlapping Belt Section; Inliner Conveyor Section, with Variable Speed Belt; Product Rails; Collection Trough; Stainless Steel Frame; and Associated Drives

		(1)	Barry Wehmiller Model Fleetwood Air Powered Conveyor; Approximately 135 Linear Feet; with Stainless Steel Frame; Pneumatic Pressure Bars; Associated Blowers; Decline Section; and (2) 45° Angle Turn Sections

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Krones Model Variojet 72-Position Air Rinser, S/N 563-397; with Process Rail Bottle Inversion; Rotary Infeed/Outfeed Wheel; (3) Simco Model Aerostat Deionization Supplies; and Enclosure

		(1)	Krones Model Volumetric 120-Position Bottle Filler, S/N 129-815; with Standalone Main Supply Tank; Positional Process Valves; Infeed/Outfeed Rotary Wheels; Krones Model KFS-3 Digital Readout; and Model CTS15 Digital Touch Screen Operator Interface

		(1)	Nitrogen Dosing System

		(1)	Arol 24-Head Bottle Capper; with Rotary Advancement Table; Infeed/Outfeed Rotary Wheel; and Sidel Model CF2218 Dual Position Cap Feeder, S/N C03-36-0337, (2003), with (2) Inclined Feed Conveyors, and Pneumatic Rail Type Cap Feed Conveyor

		(1)	RDM 5-Stream Batching System; Stainless Steel Skid Mounted Construction; with (2) Feldmeier Stainless Steel Estimated 5-Gallon Ingredient Tanks; Estimated 100-Gallon Vertical Stainless Steel Ingredient Holding Tank; Feldmeier Estimated 250-Gallon Vertical Stainless Steel Product Holding Tank; (2) Fristam Centrifugal Pumps, Each with 7.5 hp Motor; Fristam Centrifugal Pump, with 10 hp Motor; Fristam Centrifugal Pump, with Estimated 40 hp Drive Motor; Associated Product Valves; (2) Mass Flow Sensors; and Main Control Panel

		(1)	Alfa-Laval Model A15-BWFD Plate Frame Chiller, S/N 30107-98314, (2003); 250-psi @ 230°F, 1,162.5 Square Foot Area; with Top-Mounted Ammonia Accumulation Tank; and RDM Technologies Main Control Panel

		(1)	Domino Laser Coder; Inline Mounted; with Programmable Control; and Inline Fume Collector

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Van Pak Single Lane Capper Outfeed Interlocking Plastic Belt Conveyor; Approximately 40 Linear Feet; with 90° Turn Section; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Bottle Transfer Interlocking Plastic Belt Conveyor; with Approximately 20 Linear Feet Infeed Deceleration Table; Overlapping Belt Section; Approximately 60 Linear Feet Conveyor Section, with Perpendicular Transfer Section, Overlapping Belt, and Perpendicular Transfer Section to Bottle Warmer; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Uni-Pak Model 95/338RHEX Bottle Warmer, S/N 87-4128, (1987); 112” Product Width, 35’ Overall Process Length; with (5) Stainless Steel Recirculation Basins, Each with Centrifugal Pump Set; (2) Exit Blowers; Steam Inlet; and Main Control Panel; (Reported Rebuild In 2004, 2005)

		(1)	Van Pak 24” Bottle Transfer Interlocking Plastic Belt Conveyor; Approximately 40 Linear Feet to Accumulation Table; with (2) Perpendicular Transfer Sections; Overlapping Belt Section; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Uni-Pak Accumulation Table, S/N 87-4128, (1987); 82”W x Approximately 32’ Overall Length; with Product Containment Rails; Stainless Steel Frame; and Associated Drives

		(1)	Bottle Transfer Interlocking Plastic Belt Conveyor; Approximately 30 Linear Feet; with 90° Perpendicular Transfer Section; Product Rails; Stainless Steel Frame; and Associated Drives; (Feeds To Labeler Diverter)

		(1)	2-Lane Diverter Labeler Feed Interlocking Plastic Belt Conveyor; with 2-Lane Infeed Diverter Section; Each Lane Approximately 135’L, with Overlapping Belt Sections; Product Rails; Product Kickoff Trough; Stainless Steel Frame; Associated Drives; and 4-Position Inline Sonic Blower, with Marchant Schmidt Sonic Air Systems Blower

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(2)	Sacmi Model Opera400 RF/33T/SR2/3/360S1/E1 Labelers, S/N 00143; and S/N 00144, (2003); 700 Bottles/Minute Average Run Speed, 900 Bottles/Minute Maximum Run Speed; Each with Rotary Infeed Wheel; Rotary Process Wheel; Single Label Application Head, with (2) Label Roll Payoffs, Glue Distribution, and Application Wheel; Rotary Exit Wheel; and Main Control Panel, with Pro-Face Digital Touch Screen Operator Interface

		(1)	2-Lane Labeler Outfeed Interlocking Plastic Belt Conveyor; Each Lane Approximately 50’L; with Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Bottle Transfer Interlocking Plastic Belt Conveyor; Approximately 75 Linear Feet; with Infeed Deceleration Conveyor, with Overlapping Belt Section; Transfer Conveyor to Accumulation Table; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Van Pak Conveyor Accumulation Table; 6’W x Approximately 32’L; with Variable-Speed Belt; Product Containment Rails; Stainless Steel Frame; and Associated Drives

		(1)	Packaging Lane Transfer Interlocking Plastic Belt Conveyor; 24”W, Approximately 35’ Overall Length; with Overlapping Belt Section; Product Containment Rails; Stainless Steel Frame; and Associated Drives

		(1)	Mass Flow Packing Infeed Interlocking Plastic Belt Conveyor; (Bypasses Hi-Cone To Tray Packer); with Approximately 24” x 65 Linear Foot Transfer Conveyor; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Hi-Cone Transfer Interlocking Plastic Belt Conveyor; Approximately 45 Linear Feet; with Product Containment Rails; Stainless Steel Frame; and Associated Drives

		(1)	2-Lane Hi-Cone Delivery Interlocking Plastic Belt Conveyor; with Approximately 12’L 2-Lane

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Diverter Infeed Section; and Approximately 90 Linear Feet 2-Lane Hi-Cone Delivery Conveyor System, Each Lane with Infeed Inliner Belt

		(1)	ITW Hi-Cone Model 871M3 Multi Packaging Machine; with Rotary Carousel Application Wheel; Plastic Handle Payoff; and Flow Through Conveyor; (Leased)

		(1)	Videojet Model Excel/170i Ink Jet Coder, S/N I94F24012, Asset #2; with Inline Ink Jet Head; and Programmable Control

		(1)	Ocme Model Vega N80/V Overwrapper Case Packer, S/N 1/103/03, (2003); with Infeed Conveyor Section, with Separating Rails; Collapsed Tray Infeed Conveyor; Tray Insertion Section; Glue Application Station, with Nordson Series 3400 Glue Dispenser, and Inline Glue Guns; Overwrapping Section, with Poly Roll Payoff; Main Control Panel, with Allen-Bradley PanelView 1000 Digital Touch Screen Operator Interface; and Ocme Heat Shrink Tunnel, 30” Maximum Product Width, 20’ Overall Process Length, with (3) Top-Mounted Blowers, and Exit Blower

		(1)	Ocme Heat Tunnel Outfeed Interlocking Plastic Belt Conveyor; 180° Configuration, Inclined; with Stainless Steel Frame; and Associated Drives; (End Of Packing Line)

		(1)	Krones Packing Lane Delivery Interlocking Plastic Belt Conveyor; Approximately 55 Linear Feet; with Perpendicular Transfer Section; 90° Turn Section; Overlapping Belt Conveyor Section; Krones Feed Conveyor, with Overhead Separating Lanes; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Krones Model Variopac Overwrapper Case Packer, S/N KR93994, (2005); with Infeed Staging; Poly Roll Wrapping Payoff; Control Panel, with Krones Power Panel 10 Digital Touch Screen Operator Interface; and Krones Model ST92/3-70-N Heat Shrink Tunnel, S/N 001 036, (2005), Estimated 32” Product Width, 15’ Overall Process Length, with 2-Blower Outfeed Section

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Krones Mini Roller Interlocking Plastic Belt Conveyor; Approximately 60 Linear Feet; with Overhead Product Rails; Stainless Steel Frame; and Associated Drives

		(2)	Linx Model 6800 Ink Jet Coders, S/N BS198; and S/N BS199, (2005); Each with Inline Ink Jet Head; and Programmable Control

		(1)	Krones Model Variopac Overwrapper Case Packer, S/N KR93995, (2005); with Infeed Staging Conveyor; Collapsed Tray Infeed; Glue Application Station, with Nordson Model ProBlue 7 Glue Dispenser, and Inline Glue Gun; Overwrapper Section, with Poly Roll Payoff; Control Panel, with Power Panel 10 Digital Touch Screen Operator Interface; and Krones Model ST72/1-70-S Heat Shrink Tunnel, S/N 001 041, (2005), 24” Maximum Product Width, 15’ Overall Process Length, with 2-Blower Outfeed Section

		(1)	Krones Outfeed Interlocking Plastic Belt Conveyor; 180° Turn Configuration, Declining; with Stainless Steel Frame; and Associated Drives

		(2)	ITW Diagraph Model PA/5000LT Label Printer Applicators, S/N LT63900999; and S/N LT64001002, (2006); Portable Cart Mounted; Each with Sato Model M-8485SE Thermal Label Printer, with Roll Payoffs; Horizontal Pneumatic Application Cylinder; and Diagraph Programmable Control

		(1)	18”W x Approximately 10’L Vertical Lane Switching Interlocking Plastic Belt Conveyor; with 2-Lane Vertical Switching; Stainless Steel Frame; and Associated Drives

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Packaging Lane Outfeed Transfer Interlocking Plastic Belt Conveyor; Approximately 18”W x 60 Linear Feet; with End-Mounted Speed-Up Conveyor; Stainless Steel Frame; and Associated Drives

		(1)	Case Turning Interlocking Plastic Belt Conveyor; Approximately 8’L; with Product Rails; Variable-Speed Belt; Stainless Steel Frame; and Associated Drives

		(2)	ITW Diagraph Model PA/5000LT Label Printer Applicators; Portable Cart Mounted; Each with Sato Model M-8485SE Thermal Label Printer, with Roll Payoff; Horizontal Pneumatic Label Application Cylinder; and Programmable Control

		(1)	14”W Case Transfer to Palletizer Power Belt Conveyor; Ceiling Suspended, Approximately 360 Linear Feet; with Inclined Conveyor Section; (3) 90° Turn Sections; and Associated Drives

		(1)	2-Lane Switching Conveyor; Estimated 48”W x 8’L; with 2-Lane Switching; and Associated Drives

		(1)	HK Systems 2-Lane Palletizer Infeed Power Belt Conveyor; Ceiling Suspended, Approximately 180 Total Linear Feet; Each Lane with Decline Palletizer Infeed Section; and Associated Drives

		(2)	Production Automation Palletizer, S/N 63171; and S/N 63117; Each with Pallet Stack Infeed Conveyor, with Delivery Lifting Forks; Infeed Switching Conveyor; Case Turning Conveyor; Operator Interface; and Pallet Outfeed Power Belt/Roller Outfeed Conveyor

		(2)	Orion Model MA44 Orbital Type Stretch Wrap Machines, S/N 2003-0913510; and S/N 7047129; Each with Structural Frame Work; Counter Weighted Wrapping Arm; Automatic Tail Cutting; 3-Chain Flow Through Conveyor; and Main Control Panel

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Auto Labe Model 814 Label Printer Applicator, S/N 030653; Portable Cart Mounted; Each with Sato Model M-8485SE Thermal Label Printer, with Roll Payoff; Label Applicator Arm; and Control

		(1)	Stadia Model Online 7000 Series Label Printer Applicator, S/N 100023; Portable Cart Mounted; with Sato Thermal Label Printer, with Roll Payoff; Label Application Arm; and Control

		(1)	Van Pak Pallet Transfer Conveyor, S/N 8503-200, (2003); with (2) 3-Chain/Power Roller 90° Transfer Sections; Estimated 48”W x 10’L Power Roller Pallet Staging Section; and Main Control Panel

177	1-	Canning Line #2 (1,200) 12-Oz. Cans/Minute, To Include:		750,000

		(1)	Sentry Model 5226 Bulk Can Depalletizer, S/N 1476; with Approximately 60 Linear Feet High Stack Chain/Roller Infeed Conveyor, Flow Through, with Empty Pallet Stacking; Suction-Type Pallet Divider Sheet Removal; Horizontal Traversing Can Layer Outfeed; and Control Panel, with Total Control Quickpanel 2 Touch Screen Operator Interface

		(1)	Estimated 5’W x 35’L Depalletizer Outfeed Interlocking Plastic Belt Conveyor; with Product Rails; and Associated Drives

		(1)	Sentry Can Transfer Conveyor; Approximately 28’L; with Perpendicular Transfer Section; Inliner Conveyor Section, with Tapering Product Rail; Stainless Steel Rail; and Associated Drives

		(1)	Single Lane Cable Can Transfer Conveyor; Ceiling Suspended, Approximately 220 Total Linear Feet; with Infeed 90° Turn Section; Through Wall Section; 45° Angle Turn Section; Slanted Transfer Section; 90° Turn Section, with Hopper; and Approximately 45’ Decline Inverting Section

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Sentry Air Rinser; with Estimated 10’L Decline Rail Section, with Stainless Steel Enclosure; Dayton Air Rinse Blower, with 3 hp Motor; and Control Panel

		(1)	Crown Simplimatic Model Century 72-Position Volumetric Filler; (Reported 1990’s); with Pressurized Filler Ring; Stainless Steel Surround; and Main Control Panel, with Associated Readout, and Allen-Bradley Dataliner Status Monitor

		(1)	Angelus 12-Position Can Seamer, S/N 12563694; with Manual Lid Infeed; and Stainless Steel Surround

		(1)	Ambec 5-Stream Blending System; with 3’D x 5’L Horizontal Pressurized Tank; Falco Estimated 250-Gallon Vertical Stainless Steel Product Tank, S/N 4256-1A-R1, (2000); Estimated 200-Gallon Vertical Stainless Steel Product Holding Tank; Sterling SIHI Model AB8310AC Vacuum Pump, with Estimated 15 hp Drive Motor; (2) Centrifugal Pumps, Each with 15 hp Drive Motor; Assorted Pneumatic Product Valves; (2) Endress Hauser Inline Digital Flowmeters; Fristam Centrifugal Pump, with 5 hp Drive Motor; and Main Control Panel

		(1)	APV Plate Frame Chiller, S/N 20003003000445, (2000); with Top-Mounted Ammonia Receiving Tank; and Ambec Main Control Panel

		(1)	Orbisphere Laboratories Model 3624/32109 Analyzer, S/N 27387; ProBrix Plus Series; with Control Panel, with Associated Readout

		(1)	Single Lane Can Seamer Outfeed Interlocking Plastic Belt Conveyor; Approximately 20 Linear Feet; with Product Rails; Stainless Steel Frame; Associated Drives; and Exit-Mounted Gravity Rail Inverter

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Interlocking Plastic Belt Conveyor; Approximately 55 Linear Feet; with Infeed Deceleration Conveyor; Can Warmer Transfer Conveyor, with 90° Turn Section; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	I&H Can Warmer; 8’ Maximum Product Width, Approximately 25’ Overall Process Length; with Stainless Steel Surround; Steam Inlet; Product Recirculation Pumps; Exit-Mounted Blower Section; and Main Control Panel; (Reported Rebuild In 2003, 2004)

		(1)	Van Pak Warmer Outfeed/Diverter Feed Interlocking Plastic Belt Conveyor; Approximately 45 Linear Feet; with Overlapping Conveyor Section; Accumulation Table Break-Off Section; Perpendicular Transfer to Diverter; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Accumulation Table; 6’W x Approximately 35’ Overall Length; with Variable-Speed Reversing Accumulation Belt; Product Containment Rails; and Associated Drives

		(1)	Van Pak 2-Lane Can Diverter Interlocking Plastic Belt Conveyor; with Estimated 4’W Infeed Section, with Overhead Separation Rails; Approximately 20’ Linear Feet 2-Lane Separation; Product Rails; Stainless Steel Frame; and Associated Drives

		(2)	Videojet Model Excel 178i AF Ink Jet Coders, S/N I597B15003, Asset #5; and S/N Unknown, Asset #4; Portable, Cart Mounted; Each with Single Inline Head; and Programmable Control

		(1)	Van Pak 2-Lane Inspection Interlocking Plastic Belt Conveyor; with 2-Lane Gravity Feed Rail Inverter; 2-Lane Flow Through Belt, Approximately 28’ Overall Length; Each Lane with Top-Mounted Pneumatic Can Blow-Off; Product Rails; Stainless Steel Frame; and Associated Drives

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(2)	Filtec Model FT-50 Fill Level Detectors, S/N 1126Z3; and S/N 110789; Inline Mounted; Each with Defect Kick-Off Paddle

		(1)	Can Transfer Interlocking Plastic Belt Conveyor; Approximately 75 Linear Feet to Hi-Cone/Jones Break-Off; with Infeed 2-Lane Combination Conveyor; Inline 3-Position Sonic Blower; Product Containment Rails; Stainless Steel Frame; (2) Overlapping Belt Sections; and Associated Drives

		(1)	Van Pak Interlocking Plastic Belt Conveyor; Approximately 120 Total Linear Feet; with Perpendicular Line Transfer Break-Off Conveyor; 90° Turn Section; (2) Perpendicular Transfer Sections; (2) Overlapping Belt Conveyor Sections; and Combination Section Feed to Ocme Vega Overwrapper

		(1)	Van Pak Hi-Cone Delivery Interlocking Plastic Belt Conveyor; Approximately 45 Linear Feet; with Main Transfer Conveyor Break-Off Section; Perpendicular Transfer Section; 2-Lane Diverter Section, with Overhead Product Directional Rails, and Stainless Steel Kick-Off Trays; 2-Lane Transfer Conveyor Into Hi-Cone Machine; Product Directional Rails; Stainless Steel Framing; and Associated Drives

		(1)	ITW Hi-Cone Model 259/269R Multi Packaging Machine, S/N HR366-R; with Rotary Carousel Application Wheel; Payoff Stand; and Transfer, with Flow Through Conveyor; (Leased)

		(1)	Van Pak 2-Lane Hi-Cone Outfeed Transfer Interlocking Plastic Belt Conveyor; Approximately 110 Linear Feet Transfer to Ocme Vega Packer; with (2) 45° Turn Section; 90° Turn Section; 2-Lane Divider; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Videojet Model Excel Ink Jet Coder, Asset #3; Portable Cart Mounted; with Inline Ink Jet Gun; and Programmable Control

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Ocme Model Vega N80/V Overwrapper Case Packer, S/N 1/15/02, (2002); with Infeed Diverter Lane Section; Collapsed Tray Infeed Section; Tray Inserting Section; Flap Closing Section; Glue Application, with Nordson Hot Melt Glue Applicator, and Inline Gun; Overwrapping Section, with Poly Roll Payoff; and Ocme Model Vega N80 6000 Single Track Heat Tunnel, S/N 1//015/02, 30” Maximum Product Width, 20’ Overall Process Length, with (4) Top-Mounted Blowers, and Exit-Mounted Blower Section

		(1)	20”W Oven Outfeed Interlocking Plastic Belt Conveyor; 180° Configuration; with Product Containment Rails; Stainless Steel Frame; and Associated Drives

		(2)	ITW Diagraph Model PA/5000LT Label Printer Applicators, S/N LT52300900; and S/N LT62300898, (2005); Portable Cart Mounted; Each with Sato Model M-8485SE Thermal Label Printer, with Roll Payoff; Horizontal Label Application Cylinder; and Diagraph Programmable Control

		(1)	20”W Interlocking Plastic Belt Conveyor; Approximately 55 Total Linear Feet; with Product Containment Rails; and Associated Drives

		(1)	Case Turning Conveyor; with Entry Speed-Up Belt Conveyor Section; 2-Lane Case Turning Conveyor; Product Containment Rails; Stainless Steel Frame; and Associated Drives

		(1)	Product Transfer Power Belt Conveyor; Approximately 85 Linear Feet; with Infeed Incline Section; (2) 90° Turn Sections; and Joining Section to Palletizer Transfer Conveyor

		(2)	ITW Diagraph Model PA/5000LT Label Printer Applicators, S/N LT52200886; and S/N LT52300899, (2005); Portable Cart Mounted; Each with Sato Model M-8485SE Thermal Label Printer, with Roll Payoff; Horizontal Label Applicator Cylinder; and Diagraph Programmable Control

		(1)	Van Pak Jones Packer Transfer Interlocking Plastic Belt Conveyor; Approximately 25 Linear Feet; with (2) Perpendicular Transfer Sections

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	R.A. Jones Model Maxim Case Packer, S/N S-5958, (2004); with Collapsed Tray Infeed; 2-Lane 12-Pack Infeed Conveyor; Case Erector Section; 12-Pack Inserting Section; Flap Closing Section; Glue Application Station, with Nordson Series 3700 Glue Dispenser, and Inline Gun; Pressure Belt Section; and Main Pendant Control, with Allen-Bradley PanelView 1000 Digital Touch Screen Operator Interface

		(1)	Van Pak Jones Packer Outfeed Interlocking Plastic Belt Conveyor; Approximately 25 Total Linear Feet; with Infeed Speedup Conveyor; Secondary Speedup Conveyor; Case Turning Section; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Videojet Model Excel/170i Ink Jet Coder, S/N I92J15003-R, Asset #6; with Inline Ink Jet Gun; and Programmable Control

		(1)	SIG Stewart Systems 3-Lane Switching Conveyor; Estimated 5’W; with 3-Lane Switching; and Associated Drives

		(1)	Van Pak Interlocking Plastic Belt Conveyor; with Approximately 25’ Vertical Incline Transfer Section; 180° Turn Section; and Joining Conveyor to Palletizer Transfer Conveyor

		(1)	Palletizer Transfer Power Belt Conveyor; Ceiling Suspended, Approximately 390 Total Linear Feet to Palletizer; with Incline Section; (2) 90° Turn Sections; and Decline Section to Palletizer

		(1)	Production Automation Palletizer, S/N 6489; with Pallet Stack Infeed, with Lifting Forks; Top-Mounted Infeed Switching Conveyor; Center-Mounted Power Belt/Gravity Roller Outrigger Outfeed Conveyor; and Control Console, with Total Control Quickpanel Jr. Digital Touch Screen Operator Interface

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Orion Model MA-44 Orbital Type Stretch Wrap Machine, S/N 2002-0212118; with Structural Frame; Vertically Traversing Stretch Wrapping, with Tail Tie; 3-Chain Flow Through Conveyor; and Main Control Panel

		(1)	Dual Pallet Stacking Transfer Section; with 3-Chain Popup/Roller Perpendicular Transfer Section; Double Pallet Stack Lifting Forks; and Control Panel

		(1)	Stadia Model Online 7000 Series Label Printer Applicator, S/N 100051; Portable Cart Mounted; with Sato Thermal Printer, with Roll Payoff; and Programmable Control

178	1-	Bottling Line #3; 1-Liter @ 16,000 Bottles/Hour, 2-Liter @ 12,000 Bottles/Minute, 3-Liter @ 9,000 Bottles/Hour, To Include:		550,000

		(1)	Summit Bottle Depalletizer; with Pallet Infeed Conveyor, with Empty Pallet Flow Through Stacking; Suction-Type Pallet Divider Sheet Outfeed; Horizontal Traversing Bottle Layer Offload; and Main Control Panel

		(1)	Approximately 4’W x 25’L Depalletizer Outfeed Interlocking Plastic Belt Conveyor; with Containment Rails; and Associated Drives

		(1)	Bottle Transfer Interlocking Plastic Belt Conveyor; Approximately 35 Total Linear Feet; with Lane Diverting; Stainless Steel Frame; and Associated Drives

		(1)	Seco Systems 3-Liter Single Lane Transfer Interlocking Plastic Belt Conveyor; Approximately 70 Linear Feet; with Overlapping Belt Transfer Section; (2) 45° Turn Sections; and Associated Drives

		(1)	Sentry Air Powered Conveyor; Approximately 90 Linear Feet; with 90° Turn Sections; Associated Blowers; and Product Stopping Rails

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Sentry Model 3202 Air Rinsing S-Type Bottle Transfer Unit, S/N 1194; with Air Rinsing Section; Outfeed to Airveyor; and Main Control Panel

		(1)	Sentry Air Powered Conveyor; Approximately 35 Linear Feet; with Associated Blowers; and Product Stopping Rails

		(1)	Crown Simplimatic Model 45416 U.E. E-GF 45-Position Filler, S/N D45416 U.R. 55; (Reported Approximate 1993 Vintage); with Pressure Ring Filler; and Infeed/Outfeed

		(1)	12-Head Capper; with Rotary Advancement Table; Pneumatic Cap Delivery System, with Stainless Steel Hopper, and Bowl Feeder; and Main Control Panel

		(1)	Process Automation 5-Stream Batching System, S/N B1492, (2004); with (2) Mojonnier Bros. Estimated 250-Gallon Vertical Stainless Steel Pressure Tanks, (1980); Ammonia Receiving Tank; (2) Centrifugal Pumps, with 40 hp Motor; Firstam Centrifugal Pump, with Estimated 10 hp Motor; Associated Pneumatic Product Valves; (3) Small Product Tanks; Mojonnier Main Control Panel; and PAI Integration Control Panel, with Allen-Bradley PanelView 550 Digital Touch Screen Operator Interface

		(1)	Orbisphere Laboratories Model 3624/32109 Analyzer, S/N 27385; ProPrix Plus Series; with Stainless Steel Control Panel, with Assorted Readouts

		(1)	Process Automation Bottling Line #3 CIP System; with Estimated 200-Gallon Vertical Stainless Steel Receiving Tank; Fristam Centrifugal Pump, with 5 hp Drive Motor; Directional Matrix Panel; and Assorted Pneumatic Process Flow Valves

		(1)	Vibrac Model 1502 Torque Tester, S/N 010054; with Bottle Testing Fixture; and Readout, with Torque Display

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Filler Outfeed Transfer Interlocking Plastic Belt Conveyor; Approximately 90 Total Linear Feet; with 90° Turn Section; Overlapping Belt Switching Section; Perpendicular Transfer Section; Bottle Warmer Conveyor Transfer Section; Product Containment Rails; Stainless Steel Frame; and Associated Drives

		(1)	Nercon Bottle Warmer, S/N 4532; 8’ Product Width, Approximately 27’ Overall Process Length; with Steam Inlet; Heat Exchanger; (3) Circulation Basins, Each with Centrifugal Pump Set; and Main Control Panel

		(1)	Bottle Warmer Outfeed Interlocking Plastic Belt Conveyor; Approximately 35 Linear Feet; with Overlapping Belt Switching Section; Inline Sonic Blower; Product Rails; Stainless Steel Frame; and Associated Drives

		(1)	Van Pak Accumulation Table; 8’W x 20’L; with Variable Reversing Belt; Product Containment Rails; Stainless Steel Frame; and Associated Drives

		(1)	2-Lane Diverting Labeler Feed Interlocking Plastic Belt Conveyor; Approximately 60 Linear Feet; with 2-Lane Diverter Infeed; 2-Lane Labeler Infeed Conveyor; Product Containment Rails; Stainless Steel Frame; and Associated Drives

		(2)	CMS Gilbreth Labelers, S/N 017M45110, Asset #B; and S/N 017M45111, Asset #A, (2001); Each with Rotary Wheel Input; Rotary Label Application, with Roll Payoff, and Slautter Vack Glue Dispenser; and Main Pendant Control, with Smart Touch Digital Touch Screen Operator Interface

		(1)	2-Lane Labeler Outfeed Interlocking Plastic Belt Conveyor; Approximately 75 Total Linear Feet; Each Lane with (2) 90° Turn Sections; Product Containment Rails; Stainless Steel Frame; and Associated Drives

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Van Pak Case Packer Feed Interlocking Plastic Belt Conveyor; Approximately 65 Total Linear Feet; with Infeed 2-Lane Accumulation Conveyor; (2) Perpendicular Transfer Sections; Product Containment Rails; Stainless Steel Frame; and Associated Drives

		(1)	Kayat Model PTF-2AL-L.H. Case Packer, S/N PTF28L-188-94; with Infeed Conveyor; Lane Separation; 8-Pack Bottle Lowerator Section, with Die Box Forming; Glue Application Station, with Nordson Series 3700V Hot Melt Glue Applicator; Flap Closing Section; Process Flow Through Conveyor; Outfeed; and Main Control Panel, with Electro Cam Plus 5000 Series Programmable Limit Switch, and Allen-Bradley Digital Readout

		(2)	ITW Diagraph Model IJ3000 Ink Jet Coders; with Inline-Mounted Ink Jet Head

		(2)	ITW Diagraph Model PA/5000LT Label Printer Applicators, S/N LT6300950; and S/N LT63000949, (2006); Portable Cart Mounted; Each with Sato Model M-8485SE Thermal Label Printer, with Roll Payoff; Pneumatic Application Arm Cylinder; and Diagraph Programmable Control

		(1)	Palletizer Delivery Power Belt Conveyor; Ceiling Suspended; Approximately 570 Total Linear Feet; with (6) 90° Turn Sections; Multiple Incline/Decline Sections; and Associated Drives

		(1)	Litton UHS Von Gal Model P-7500-2-4840 RH REPD Palletizer, S/N 1406; with Right Hand Conveyor Infeed; Automatic Pallet Infeed, with Lifting Forks; 2-Chain Flow Through Conveyor; Paddle-Type Infeed Case Turning Conveyor; Layer Formation; Downward Stacking; and Main Control Panel

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Muller Model 202 Octopus Automatic Rotary Stretch Wrap Machine, S/N A9250596; with Vertically Traversing Rotary Stretch Wrapping, with Tail Cut; Power Roller Flow Through Conveyor; and Main Control Panel

		(1)	Stadia Model Online 7000 Series Label Printer Applicator, S/N 100052; with Sato Thermal Label Printer, with Roll Payoff; Rotary Application Arm; and Control

179	1-	Product Holding and Batching System, To Include:		150,000

		(1)	Sugar Receiving Silo; with Jacketing; and Associated Pumps

		(5)	Cherry-Burrell 1,000-Gallon Vertical Stainless Steel Product Tanks, Asset #2; Asset #3; Asset #9; Asset #10; and Asset #11; Each with Top-Mounted Vertical Agitator; and Fristam Centrifugal Pump, with 7.5 hp Motor

		(2)	A & B Process Systems 2,500-Gallon Vertical Stainless Steel Mix Tanks, S/N 61168361-A, Asset #12, and S/N 61168361-B, Asset #13, (2007); Each with Top-Mounted Vertical Agitator; and Fristam Centrifugal Pump, with 7.5 hp Drive Motor

		(3)	Mueller 5,000-Gallon Vertical Stainless Steel Holding Tanks, Asset #14; Asset #15; and Asset #16; Each with Fristam Centrifugal Pump, with 7.5 hp Drive Motor; and Associated Pneumatic Flow Valves

		(2)	5,000-Gallon Vertical Stainless Steel Product Holding Tanks, Asset #7; and Asset #8; Each with Fristam Centrifugal Pump, with 7.5 hp Drive Motor

		(3)	Cherry-Burrell 4,000-Gallon Vertical Stainless Steel Mix Tanks; Each with Top-Mounted Vertical Agitator; and Fristam Centrifugal Pump, with 7.5 hp Drive Motor

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	A & B Process Systems Estimated 250-Gallon Automated Batch Tank; with Admix Model 112RS70 Vertical Agitator, with Estimated 5 hp Drive Motor; Fristam Centrifugal Pump, with Estimated 7.5 hp Drive Motor; (3) Micromotion Flowmeters; Stainless Steel Mezzanine; and Scissor Lift

		(1)	Manual Batching System; with Watson Metal Masters Estimated 300-Gallon Vertical Stainless Steel Mixing Tank; with Vertical Agitator, with Estimated 7.5 hp Drive Motor; Small Ingredient Addition Tank; Nash Vacuum Blower, with 10 hp Drive Motor; Fristam Centrifugal Pump, with Estimated 7.5 hp Drive Motor; Cone Bottom Additive Tank; Small Directional Matrix; and (3) Micromotion Flow Meters

		(1)	Main Batching Matrix Flow Board

		(1)	Windows Based Batching Control System; with ABM1-RSVIEW Software; and Multiple Operator Stations

		(1)	Estimated 24” x 30” Stainless Steel Platform Scale; with Fairbanks Readout

180	1-	RDM CIP System; To Include:		35,000

		(1)	Seal Water Holding Skid; with Feldmeier Estimated 350-Gallon Vertical Stainless Steel Holding Tank; Centrifugal Pump, with 5 hp Motor; (2) Centrifugal Pumps, with Estimated 7.5 hp Motor; and RDM Technologies Control Panel

		(1)	RDM Technologies CIP Heating Skid; with Estimated 750-Gallon Vertical Stainless Steel Holding Tank; Estimated 300-Gallon Vertical Stainless Steel Holding Tank; (3) DIEX Plate Frame Heat Exchangers; Centrifugal Pump, with Estimated 7.5 hp Water Pump; Associated Flowmeters; Associated Pneumatic Product Valves; and Main Control Panel, with Allen-Bradley PanelView 1000 Digital Touch Screen Operator Interface

		(1)	PAI Chemical Addition Skid; with (2) Estimated 200-Gallon Vertical Stainless Steel Hot Sanitizer

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Holding Tanks; Estimated 350-Gallon Vertical Stainless Steel Caustic Wash Holding Tank; 350-Gallon Vertical Stainless Steel Holding Tank; (2) Fristam Centrifugal Pumps, Each with 7.5 hp Drive Motors; Proflow Plate Frame Heat Exchanger, with Steam Inlet; and Main Control Panel

		(1)	Dual Sided 6-Position Matrix Directional Flow Board

		(1)	Wall-Mounted Proflow Plate Frame Heat Exchanger; with Steam Inlet

		(1)	Main CIP Matrix Directional Flow Board

181	1-	Osmonics Water Treatment System; To Include:		65,000

		(1)	Warner Fiberglass Products 14,000-Gallon Ambient D.I. Water Holding Tank, S/N 5729, (1986)

		(1)	Transfer Pump Skid; with (2) Centrifugal Pumps, Each with 30 hp Drive Motor, and Control Panel

		(2)	Osmonics Model AC-84 Estimated 7,500-Gallon Vertical Stainless Steel Carbon Filter Towers, S/N 04-1226192-01, and S/N 04-1226191-01, (2003); Each with Digital Flowmeter; Main Control Panel; and Associated Flow Valves

		(1)	Trojan Model UVLogic UV Pass Through; with Main Control Panel; and (2) Optimum Filter Cartridges

		(1)	Osmonics Model SYSCIP-550-HTPE Cone Bottom Polypropylene Holding Tank, S/N 03-4227783H-01; with Centrifugal Pump, with 15 hp Drive Motor

		(1)	Osmonics Model OSMO NF OSMO-BEV15X2-SS/DT-DLX 24-Cartridge Filtration Unit, S/N 03-4227783A-01; 250 gpm @ 40° Permeate Rate, 63 gpm Concentrate Rate, Approximately 22’ Overall Membrane Length; with (2) Pumps, Each with 75 hp Drive Motor; (6) Vertical Filters; and Main Control Panel, with Allen-Bradley PanelView Plus 700 Digital Touch Screen Operator Interface

		(2)	Osmonics Model FLT-MM.96X72 Estimated 5,000-Gallon Vertical Stainless Steel Holding Tanks, S/N 03-4227783B-01, and S/N 03-4227783C-01; Each with Control Panel; and Associated Pneumatic Air Valves

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
		(1) Chemical Dosing Station; with (4) Chemical Dosing Meters

182	1-	30” x 60” Vertical Baler; with Top-Mounted Hydraulic Power Unit	3,500

183	1-	CP Model CD600 Horizontal Baler, S/N 181, (1998); 10” x 13” x 7” Bale Size; with Infeed Hopper	7,500

184	1-	Galbreath 30” x 60” Plastic Vertical Baler; with Top-Mounted Hydraulic Power Unit	3,500

185	1-	Galbreath Model 2200HD-3060 30” x 60” Cardboard Vertical Baler, S/N VB247, (1996); with Top-Mounted Hydraulic Power Unit	3,500

186	1-	Philadelphia Tramrail 30” x 60” Vertical Baler; with Hydraulic Power Unit; (Not In Service, Uninstalled, Located By Line #2, Appraised As Operable)	3,500

187	1-	Philadelphia Tramrail 30” x 60” P.E.T. Bottles Vertical Baler, S/N 4964; (Not In Service, Uninstalled, Located In Receiving Area, Appraised As Operable)	3,500

188	1-	Galbreath Model 2200HD-3060 30” x 60” Cardboard Vertical Baler, S/N VB238, (1996); with Hydraulic Power Unit; (Located By Line #3)	3,500

189	1-	Galbreath Model HD2200-3060 30” x 60” Plastic Vertical Baler, S/N GVB0321, (2000); with Hydraulic Power Unit; (Located By Line #3)	3,500

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
190	1-	Resin-Fab Estimated 7,500-Gallon Product Dilution Fiberglass Tank; with (2) Bell & Gossett Centrifugal Pumps, Each with 20 hp Drive Motor; Overflow Pump; External Filter; and Chemical Dosing System	1,500

		Total Production:	$3,183,500

		Maintenance

191	1-	Miller Model Bobcat 225G Welder Generator, S/N KC188110, (1992); Cart Mounted; with Onan Performer 16XSL Gasoline Engine	$1,750

192	2-	Clipper 20”/30” Belt Lacers Each Value: $750	1,500

193	1-	Dayton Model 4YG30A 7” x 12” Horizontal Band Saw, S/N 0805, 1 hp; with Hydraulic Down Feed Assist; and Coolant Circulation	400

194	1-	Central Machinery Model SSL-1237GH 12” x 45” Engine Lathe, S/N 912034, 1-1/2 hp; with Hole Through Spindle; 3-Jaw Chuck; Tool Carriage; and Tailstock	2,000

195	1-	Bridgeport Vertical Milling Machine, S/N 12BR-61919, (1962); with 9” x 42” T-Slot Worktable; Bridgeport 1 hp Milling Head, S/N J-52295; and Machinist Vise	2,500

196	1-	Miller Model Spectrum 625 Plasma Cutter, S/N LC550846, (2002); Cart Mounted; with Cutting Torch	1,250

197	1-	Miller Model Millermatic 200 Welder, S/N JG080722, (1986); Cart Mounted	350

198	1-	Miller Model Dialarc 250-AC/DC Welder, S/N HF867897, (1975); Cart Mounted	250

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
199	1-	MDW Model 3000 24” Geared-Head Pedestal Drill, S/N 93241; with Worktable; and (2) Machinist Vises	750

200	1-	Craftsman Model 351.225950 Belt/Disc Sander, S/N 200203, 1-1/2 hp; 6” Belt, 9” Disc, Stand Mounted	200

201	1-	Milwaukee Model 8176-20 14” Abrasive Cut-Off Saw; Bench Mounted	75

202	1-	Dake Model 301 Arbor Press	350

203	1-	Craftsman 18” Vertical Band Saw, 2 hp; with Worktable	450

204	1-	Lot of Maintenance Support Equipment, To Include: Small Parts Storage Cabinets; Stanley-Vidmar Cabinets; Heavy Duty 2-Door Cabinets; Flammable Storage Cabinets; Lighted Workbench Areas, with Vidmar Side Support Cabinets; Medium Duty Pallet Racking; Workbenches, with Vises; Pedestal-Mounted 6” Dayton Double-End Grinder; Hose Reels; Wall-Mounted Fans; Hand Trucks; Mezzanine-Mounted Small Parts Storage Racks; Mezzanine-Mounted Vidmar Storage Cabinets; Ladders; etc.	12,500

		Total Maintenance:	$24,325

		QA Lab

205	1-	Lot of QC Lab Equipment, To Include:	$17,500

		(1) Waco Model VSM II Illumination System

		(2) Mitutoyo Digital Height Gauges

		(1) Waco Model 10700 Can Seam Tester, S/N 11TD093

		(1) Vibrac Model 1502 Torque Tester, S/N 010053

		(1) Secure Pak Model SST Secure Seal Tester; with Pressure Chamber

		(1) Metrohm Model 758KFD Titrino Titrator; with Keyboard; and Model 728 Stirrer

		(1) Fisher Scientific Stirrer

		(1) Orion Research Model EA920 Expandable Ion Analyzer

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	B&S Model RFM 840 Refractometer

		(1)	Bellingham & Stanley Model RFM340 Refractometer

		(1)	Fisher Scientific Model Isotemp 3006 Water Bath

		(1)	Metrohm Model 758 KFD Titrino Titrator; with Keyboard; and Model 728 Stirrer

		(1)	Denver Instrument Model APX-4001 4,000g Bench Top Balance

		(1)	Metrohm Model 758 KFD Titrino Titrator; with Keyboard; and Model 727 TI Stand

		(1)	LNR Model PC 3 Bench Top Ultrasonic Bath

		(1)	Stainless Steel Fume Hood; with Basin Sink

		(4)	Science Teaching Incubators

		(3)	Magic Chef Refrigerators

		(1)	Hitachi Analyzer; with Model L-2130 Pump; Model L-2300 Column Oven; Model L-2400 UV Detector; and Hitachi Organizer

		(1)	Quebec/Reichert-Jung Darkfield Colony Counter

		(1)	Retained Sample Room; with (5) Medium Duty Pallet Racks; etc.

		Total QA Lab:		$17,500

Plant Utilities

206	1-	Sullair Model TS20-200 L A/C Rotary Screw Air Compressor, S/N 003-125453, (2002), 200 hp; Skid Mounted		$10,000

207	1-	Ingersoll-Rand Model TS10A Air Dryer, S/N DN00001073-080707, (2007); 175 Maximum Air Pressure, 140°F Maximum Compressed Air Inlet Temperature; with Noise Enclosure; and Associated Sullair Inline Filters		7,500

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
208	1-	Sullair Model SR1400 02250128-219 Air Dryer, S/N 2143780002; 174-psig Maximum Air Pressure, 140°F Maximum Air Inlet Temperature; with Noise Enclosure; Associated Sullair Inline Air Filters; and Shared Vertical Air Receiving Tank	2,500

209	1-	Vilter Ammonia Compressor, Asset #7, 150 hp	8,500

210	1-	Vilter Model 448 Ammonia Compressor, S/N 9708ARG, Asset #6, 100 hp	7,500

211	1-	Vilter Model A78K458XLB Ammonia Compressor, S/N 81183/K68036, Asset #5, 150 hp	8,500

212	1-	Vilter Model VMC450XL Ammonia Compressor, Asset #4, 150 hp	8,500

213	1-	Vilter Model A72K455 Ammonia Compressor, S/N 7518, Asset #3, 125 hp	7,500

214	1-	Vilter Model HDA06K-458B Ammonia Compressor, S/N 45851, Asset #2; with Estimated 150 hp Motor	8,500

215	1-	Vilter Ammonia Compressor; with Estimated 100 hp Motor	7,500

216	1-	Lot of Ammonia System Auxiliary Equipment, To Include: Main Compressor Control Panel, with Allen-Bradley PanelView 1400 Digital Touch Screen Operator Interface; Assorted Ammonia Accumulation Tanks; etc.	2,500

217	1-	Zeks Model BA400 Air Dryer, S/N EB-5; with Estimated 500-Gallon Vertical Air Receiving Tank; and Inline Air Filter Cartridge	1,000

218	1-	Cleaver-Brooks Model CB700-250 Natural Gas Fired Package Boiler, S/N L-88431, (1990); 150-psi Maximum Pressure, 10,461,000 Btus/Hour; with Shared Cleaver-Brooks Package Boiler Feed System; (Reported Rebuild Summer 2007)	7,500

219	1-	Cleaver-Brooks Model CB-200-150 Natural Gas Fired	2,500

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
		Package Boiler, S/N L-62041, (1976); 6,277,000 Btus/Hour; with Shared Cleaver-Brooks Package Boiler Feed System; and Condensate Return Tank

220	1-	Sullair Model TS32-250L/A/SUL Rotary Screw Air Compressor, S/N 003-128092, (2004), 250 hp; 110-psig Maximum Air Pressure; with Noise Enclosure; (Located Outdoor)	12,500

		Total Plant Utilities:	$102,500

		Throughout Plant

221	1-	Lantech Model Lan-Wrapper Stretch Wrap Machine; Estimated 7’ Maximum Wrap Height; with Rotary Pallet Wrapping Table; (Not In Service, Appraised As Operable, Located By Line #3 Palletizer)	$2,500

222	18-	Dual Pallet Push-Back Pallet Racks; 2-Tier; (Currently Being Installed) Each Value: $75	1,350

223	42-	106”W x 42”D x 192”H Pallet Racks; 3-Tier, Adjustable; Each with Wire Decking Each Value: $75	3,150

224	7-	4-Pallet Push-Back Pallet Racks; 2-Tier; (Located By Line #2) Each Value: $75	525

225	31-	Estimated 102”W x 42”D x 18’H Pallet Racks; 2 to 3-Tier, Adjustable; Each Tier with Wire Decking; (Located In Palletizing Area) Each Value: $75	2,325

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
226	220-	54”W x Estimated 18’H Push-Back Type Pallet Racks; 2/4-Pallet Deep Storage, 2 to 3-Tier; (Located In Finished Goods Warehouse) Each Value: $75	16,500

227	1-	Lot of Factory and Support Equipment, To Include: Rolling Stairs; Rolling Plastic Dump Hoppers; Portable Plastic Shop Carts; Mop Buckets; Medium Duty Die Lift Carts; Poly Wrap Transfer Carts; Pallet Jacks; Post-Mounted Fans; Extension Ladders; Medium Duty Die Lifts; Production Break Room Furniture; Metal Dump Hoppers; Hand Truck; Flat Bottom Shop Carts; Waste Baskets; Shovels; Brooms; Heavy Duty 2-Door Storage Cabinet; Production Flammable Storage Cabinets; etc.	12,500

228	1-	Lot of Office Furniture and Business Machines, To Include: Break Room Furniture; Office Area Furniture; Lateral File Cabinets; Print/Copy Area; Conference Room Furniture; Partition Cubicle Area; Receptionist Area; Desks; Chairs; etc.	25,000

		Total Throughout Plant:	$63,850

		Rolling Stock

229	1-	Nissan Model KCPH02A25PV 2,700-Lb. LP Gas Lift Truck, S/N KCPH02P907192; 8,803 Hours Indicated, 240” Lift Height, 4-Stage Mast, Solid Tire; with Side Shift; and ROPS	$3,000

230	1-	Nissan Model KCPH02A25PV LP Gas Lift Truck, S/N KCPH02P904780; 1,366 Hours Indicated, 3-Stage Mast, Solid Tire; with Side Shift; and ROPS	3,000

231	1-	Genie Model GS-1930 Scissors-Type Personnel Lift; with Internal Battery Charger	4,000

232	1-	Factory Cat Model 350 Rider-Type Floor Scrubber; with Battery Charger	3,500

233	1-	Tennant Model 7400 Rider-Type Floor Scrubber, S/N 3299; 6,598 Hours Indicated	10,000

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
234	1-	Crown Model 40GPW-4-14 4,000-Lb. Electric Walkie, S/N W74360; with Battery Charger	1,200

235	1-	Clark Model ST40B 3,700-Lb. High Lift Electric Walkie, S/N ST245-0213-4068FA; with Battery Charger	1,200

236	1-	Genie Model Z-30/20N Boom-Type Personnel Lift; 1,533 Hours Indicated; with Internal Battery Charger; Multi-Split Boom; and Personnel Cage	12,500

237	1-	Nissan Model 50 Endura LP Gas Lift Truck; (Not Inspected)	3,000

		Total Rolling Stock:	$41,400

	Total Appraised Orderly Liquidation Value -		$3,433,075

	Cott Corporation [***] [Address redacted]

Cott Corporation

[***]

[Address redacted]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

[Address redacted]

Effective Date: January 16, 2008	Orderly Liquidation Value
Production	$3,205,250
Mixing	99,575
Maintenance	30,000
Lab	27,500
Plant Utilities	264,250
Throughout Plant	12,975
Rolling Stock	13,000

Total Appraised Orderly Liquidation Value -	$3,652,550

Cott Corporation [***] [Address redacted]

Appraisal

Cott Corporation

[***]

[Address redacted]

Machinery & Equipment

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Production

238	1-	Can Filling Line #1; 1,400 Cans/Minute, To Include:		$700,000

		(1)	Crown Simplimatic Depalletizer; with Chain-Driven Infeed Conveyor; Convay Systems Model BDA 3200 Outfeed Conveyor, S/N 89-0372; and Push-Button Control

		(1)	Ambec Model Fullmix Mixer, S/N M0004-11/93-350, (1994); Skid Mounted, Stainless Steel; with (3) Brooks Model MAG 3580 Magnetic Flowmeters; Stainless Steel Pressure Vessel, Jacketed; Orbisphere Model ProBrix Plus CO2 Analyzer; 18”W x 12’L Shell and Tube Heat Exchanger; 21”W x 12’L Shell and Tube Heat Exchanger; and Control Panel

		(1)	Estimated 6”W x 150’L Air Powered Conveyor

		(1)	Custom Built Can Rinser, Asset #1C160, (1990); Estimated 15’L

		(1)	4”W x Estimated 20’L Interlocking Plastic Belt Conveyor

		(1)	Crown Simplimatic Model UB100 100-Valve Filler, S/N 80881, Asset #1C210, (1998); 1,400 Cans/Minute; with Chiller; and Allen-Bradley Model PanelView 600 PLC Control

		(1)	4”W x Estimated 20’L Interlocking Plastic Belt Conveyor

		(1)	Angelus Model 121L 12-Position Can Seamer, S/N 12417293, Asset #1C220, (1993); with Plastic Interlocking Belt-Type Outfeed Conveyor

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	4”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	20”W to 36”W x 15’L Interlocking Plastic Belt Conveyor; with Stainless Steel Guides

		(1)	Filtec Model FT-50 Fill Level Detector

		(2)	30”W x 15’L Interlocking Plastic Belt Conveyors; Inclined

		(1)	AMF Model CWA618 Warmer, S/N 13645, Asset #1C310, (2001); Stainless Steel Construction, 7’W x Estimated 18’L; with Flow Through Conveyor; and Allen-Bradley Model PanelView 300 PLC Control

		(1)	68”W x Estimated 15’L Accumulation Table; Plastic Interlocking Belt Type

		(1)	12”W x Estimated 35’L Interlocking Plastic Belt Conveyor; with Can Inverter Section; Dividers; and 180° Turn Section

		(1)	Filtec Model FS-130SS Fill Level Detector, S/N 81060, Asset #1C230, (2001)

		(1)	Filtec Model FT-50 Fill Level Detector, S/N 112041, Asset #1C360, (1990)

		(1)	Filtec Model FT-50 Fill Level Detector, S/N 116875, Asset #2C382, (2003)

		(2)	4”W x Estimated 20’L Interlocking Plastic Belt Conveyors

		(1)	30”W x 20’L Interlocking Plastic Belt Conveyor; with Guides

		(3)	24”W x 15’L Interlocking Plastic Belt Conveyors; with Guides

		(2)	24”W x 18’L Interlocking Plastic Belt Conveyors; with Guides

		(1)	30”W x 15’L Interlocking Plastic Belt Conveyor; with Guides

		(1)	Kayat Model TP-70 70-Cycles/Minute Left Hand Tray Packer, S/N TP-70-123-90, Asset #1C410; with Infeed/Outfeed Conveyor; Box Folder/Feeder; Electro Cam Corp Programmable Limit Switch; and Push-Button Control

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Arpac Model HS60-28W 60-Cycles/Minute Overwrapper, S/N 2080, Asset #1C460; with Arpac Model 60-28T Heat Shrink Tunnel, S/N 2107T, 24”W x Estimated 12’L; and Push-Button Control

		(1)	Mead Model 1250SX 200-Packages/Minute Multi Packaging Machine, S/N 547, Asset #1C490, (2007); with Infeed/Outfeed Conveyor; Vacuum Take-Off; and Allen-Bradley Model VersaView 1500P PLC Control; (Leased)

		(1)	PAI Model 6300 Palletizer, S/N 25, Asset #1C560, (1990); 7m x 4m, 24-Tray; with Infeed/Outfeed Conveyor; (3) Inspection Heads; and Allen-Bradley Model PanelView Plus 1000 PLC Control

		(1)	Orion Model MA 55/411 Stretch Wrap Machine, S/N 4014038; with Roller Conveyor Infeed; Chain-Driven Pallet Through Feed Conveyor; Exit Conveyor; Labeler; and Push-Button Control

		(1)	Lot of Miscellaneous Section Conveyors, To Include: Turn Sections; Inclined Conveyor Sections; Transfer Conveyor Sections; Divided Conveyor; Overhead Conveyor; Roller Conveyor; etc.

239	1-	Can Filling Line #2; 1,000 Cans/Minute, To Include:		650,000

		(1)	Seco Systems Model 400-2D Depalletizer, S/N 4818-1284-455; with Power Infeed Conveyor; Power Outfeed Conveyor; and Push-Button Control

		(1)	Ambec Model Fullmax Blender, S/N 711-503-8612, Asset #2C180, (1993); 1,000 Cans/Minute, Skid Mounted; with (4) Fischer-Porter Flowmeters; Stainless Steel Pressure Vessel, Estimated 200 Gallon; and Allen-Bradley Model PanelView Plus 1000 PLC Control

		(1)	Estimated 150’L Air Powered Conveyor, Asset #2C150

		(1)	Entech Model Gatling Gun Washer, Asset #2C160; with Gravity Infeed/Outfeed Conveyor

		(1)	4”W x 10’L Interlocking Plastic Belt Conveyor

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Crown Simplimatic Model UB72 72-Valve Filler, S/N DJC.UB.72.PPCS.1193, Asset #2C210; 1,000 Cans/Minute; with Allen-Bradley Model PanelView 300 Micro PLC Control

		(1)	4”W x 12’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	Angelus Model 120L Can Seamer, S/N 113331085O/H241201, (2001); 250 to 1,600 Cans/Minute

		(1)	4”W x Estimated 20’L Interlocking Plastic Belt Conveyor

		(2)	20”W x Estimated 20’L Interlocking Plastic Belt Conveyors; with Guides; and 6” Plastic Belt Type Vertical Guide Conveyor

		(1)	Crown Simplimatic Model UB40 40-Valve Filler, S/N FT-40-UB-184, Asset #2C211; 450 Cans/Minute

		(1)	Angelus Model 61H Can Seamer, S/N 10826382, Asset #2C221

		(1)	Custom Built 64”W x Estimated 15’L Warmer; with Spray Pump; Circulation Pump; and Push-Button Control

		(1)	I&H 7’W x Estimated 15’L Accumulation Table

		(1)	Filtec Model FT-50 Fill Level Detector, S/N 112641

		(1)	4”W x Estimated 25’L Interlocking Plastic Belt Conveyor

		(2)	4”W x Estimated 20’L Interlocking Plastic Belt Conveyors; with Guides

		(1)	20”W x Estimated 35’L Interlocking Plastic Belt Conveyor; with Guides

		(1)	14”W x 30’L Interlocking Plastic Belt Conveyor; with Guides

		(1)	Kayat Model SK-202-RB-309 Tray Packer, S/N MUK-202-122-91, Asset #2C360, (1994); with Nordson Model Microset Hot Glue Applicator; Electro Cam Corporation Programmable Limit Switch; Tray Infeed; Infeed/Outfeed Conveyor; and Push-Button Control

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Arpac Model HS60-28MK4 Overwrapper, S/N 2107; with Infeed/Outfeed Conveyor; Arpac Model HS60-23T Heat Tunnel, S/N 2080, 24” x Estimated 84” Coil; and Push-Button Control

		(1)	6”W x Estimated 18’L Interlocking Plastic Belt Conveyor

		(1)	ITW Hi-Cone Model 283B Multi Packaging Machine, S/N NM1062; with 2-Position Unwind; Infeed/Outfeed Conveyor; and Push-Button Control; (Leased)

		(1)	Mead Model 1250M 100-Cycles/Minute Tray Packer, S/N 1069; (Leased)

		(1)	14”W x 26’L Power Roller Conveyor; with 180° Turn Section

		(1)	20”W x Estimated 35’L Interlocking Plastic Belt Conveyor

		(2)	14”W x Estimated 20’L Interlocking Plastic Belt Conveyors

		(1)	20”W x Estimated 25’L Interlocking Plastic Belt Conveyor

		(1)	PAI Model 6300 Palletizer, S/N 40; with Power Conveyor Infeed; Power Roller Flow Through Conveyor; and Push-Button Control

		(1)	Orion Model MA 55/411 Stretch Wrap Machine, S/N 4014038, Asset #2C570, (1994); with Chain-Driven Flow Through Conveyor; Labeler; and Push-Button Control

		(1)	Lot of Miscellaneous Conveyor Sections, To Include: Curve Sections; Inclined Sections; Power Roller Conveyor Sections; Plastic Interlocking Belt Sections; Transfer Sections; Power Belt Sections; etc.

240	1-	Bottle Filling Line #3, To Include:		700,000

		(1)	Simonazzi Model A/Z Sweep-Off 180-Liters/Hour Depalletizer, S/N IBG 120, Asset #3B110; with Chain-Driven Pallet Infeed; Automatic Pallet Stacking; and Push-Button Control

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Ambec Model Fulmix Blender, S/N 946128-3, Asset #3B180; with Estimated 1,000-Gallon Pressure Vessel; (3) Mag 3580 Flowmeters; Chiller; Pumps; Motors; and PLC Control

		(1)	Simonazzi Air Powered Conveyor; Estimated 150’L

		(1)	Simonazzi Estimated 60”W x 150’L Air Powered Conveyor

		(1)	Bevco Model M820 Lowerator Bottle Washer, S/N J16537; with Interlocking Plastic Belt Flow Through Conveyor; and Push-Button Control

		(1)	Crown Simplimatic Model UB80 80-Valve Filler, S/N MD65, Asset #3B210, (1973); with Allen-Bradley Model PanelView 600 PLC Control

		(1)	Alcoa Model A230-20 20-Head Capper, S/N 26, Asset #3B220, (1993); with (4) Wheel-Type Conveyors

		(1)	4”W x Estimated 60’L Interlocking Plastic Belt Conveyor

		(1)	AMF Model BWA80B Warmer, S/N 90-0432, Asset #3B310, (1990); 180”W x Estimated 18’L, 90°F Operating Temperature; with Infeed Conveyor, 2-Belt Interlocking Metal Belt; Blower; and Allen-Bradley PanelView 300 Micro PLC Control

		(2)	4”W x 15’L Interlocking Plastic Belt Conveyors; with Guides

		(1)	72”W x Estimated 15’L Accumulation Table

		(1)	B&H Model 2300 Labeler, S/N 1807 1193 010L, Asset #3B380, (1992); with Infeed/Outfeed Conveyors; Drive Motors; Glue Roller; Flow Gate; Limit Switch; 2-Position Unwind; and Push-Button Control

		(1)	Krones Model Contiroll Wraparound Labeler, S/N 745-360, Asset #3B390, (1994); with 2-Position Unwind; 16-Position Indexing Table; (2) Glue Rollers; Glue Pot; and Allen-Bradley Model PanelView Plus 600 PLC Control

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Hartness Packaging Machine, S/N 2600; with Interlocking Metal Belt Infeed Conveyors; Stainless Steel Divider Sections; 2-Position Gravity Outfeed; Flow Through Tray Conveyor; and Push-Button/Switch Control

		(1)	16”W x Estimated 45’L Interlocking Plastic Belt Conveyor

		(2)	4”W x Estimated 65’L Interlocking Plastic Belt Conveyors; with Guides

		(1)	Kayat Model PTF-28-RH 28-Cycle/Minute Right Hand Tray Packer, S/N PTF28-183-94; with Infeed/Outfeed Conveyor; Automatic Tray Infeed; Electro Cam Corporation Programmable Limit Switch; Nordson Hot Melt Glue Applicator; Allen-Bradley Programmable Control; and Push-Button/Switch Control

		(1)	Convay Systems Model HPS-20LH-AB-SP040 Tray Washer, S/N 91-04-0487; with Overhead Blower; Flow Through Conveyor; Wash Tank; and Push-Button/Switch Control

		(1)	Production Automation Model 6200 Palletizer, S/N 29, Asset #3B560; with Interlocking Plastic Belt Infeed Conveyor; Transfer Conveyor; Automatic Straightening; and Allen-Bradley Model PanelView Plus 1000 PLC Control

		(1)	ITW Muller Model Octopus 606 Stretch Wrap Machine, S/N B5290898; with Chain Driven Power Conveyors; Labelers; and Push-Button Control

		(1)	Lot of Miscellaneous Conveyor Equipment, To Include: Turn Sections; Inclined Sections; Transfer Sections; Roller Sections; Power Belt Sections; etc.

241	1-	Bottle Filling Line #4, To Include:		900,000

		(1)	Simonazzi Model A/Z Sweep-Off Depalletizer, S/N IBG 101, Asset #4B110, (2005); with Chain-Driven Power Infeed; Automatic Power Outfeed; and Push-Button Control

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Simonazzi Air Powered Conveyor; Estimated 150’L; with Stratec Conveyor Controls

		(1)	Simonazzi Air Powered Conveyor; Estimated 150’L

		(1)	Simonazzi Model Starblend 7 Blender, S/N SAE170, Asset #4B180, (2005); with Estimated 750-Gallon Stainless Steel Pressure Vessel; Maselli Model MR-01 Detection System; Maselli Model UC44 CO2 Analyzer; Maselli Model UR-21 Brix/Diet Analyzer; Estimated 1,500-Gallon Pressure Vessel; and Allen-Bradley Model VersaView 1200P PLC Control

		(1)	Simonazzi Monoblock System; 600 Bottles/Minute Production Speed @ 250mL, 600 Bottles/Minute Production Speed @ 500mL, 750 Bottles/Minute @ 1,000mL, 580 Bottles/Minute @ 591mL, 480 Bottles/Minute @ 710mL, 580 Bottles/Minute @ 20-Oz., 450 Bottles/Minute @ 1,000mL; with SIG Model 1A1S 48P.141 Rinser, S/N LGH195, 30-Position, Asset #4B160; SIG Model FM 88/20 RP.141 Filler, S/N Rev 027, Asset #4B210; 88-Valve; SIG Model FM88/20 RP.141 Capper, S/N Rev027/KVQ034, 20-Head; Vacuum Barrier Corporation Nitrodosing System; Starwheel Transfer Wheels; and Allen-Bradley Model VersaView 1200P PLC Control

		(1)	Filtec Fill Level Detector; with Fumex Smoke Extractor

		(1)	20”W x Estimated 15’L Interlocking Plastic Belt Conveyor; with Guides

		(1)	Laser Tech Model Kasym10 Coder, S/N 22298

		(1)	Simonazzi Model Pama CW 35/100 36,000-Bottle/Hour Warmer, S/N PAC 160, (2005); 27,300 Bottles/Hour @ 1,000mL, 11,700 Bottles/Hour @ 3,000 mL, Estimated 25’L; with Infeed/Outfeed Conveyors; and Push-Button Control

		(1)	Johnson Diversey Dosing System

		(1)	Estimated 8’ x 15’ Accumulation Table

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(7)	20”W x Estimated 12’L Interlocking Plastic Belt Conveyors; with Various 90° Turn Sections; and Guides

		(2)	36”W x Estimated 15’L Interlocking Plastic Belt Conveyors; with Guides

		(1)	36”W x Estimated 35’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	Filtec Fill Level Detector

		(1)	Simonazzi Model Alfa Rollquattol F45 32T Labeler, S/N KAE434, Asset #4B380; 600 Bottles/Minute @ 250mL, 600 Bottles/Minutes @ 500mL, 750 Bottles/Minute @ 1,000mL, 580 Bottles/Minute @ 591mL, 480 Bottles/Minute @ 710mL, 580 Bottles/Minute @ 20-Oz., 450 Bottles/Minute @ 1,000mL; with 30-Position Indexing Table; Plastic Interlocking Belt-Type Infeed Conveyor; Star Wheel Bottle Transfer Wheels; 400-kg Jib and Post Crane; 2-Position Label Unwind; Glue Reels; Glue Pot; and Allen-Bradley Model PanelView 600 PLC Control

		(1)	SMI Model SK802F 65-Packages/Minute Packaging Machine, S/N 9071; with 2-Position Plastic Interlocking Belt-Type Infeed Conveyor, with Stainless Steel Dividers; Nordson Model Pro Blue 7 Glue Melt Unit; Overwrap Capability; SMI Model ST6002 Estimated 20’L Heat Tunnel, S/N 9071, (2004), with Overhead Cooling Unit; 90° Power Belt Transfer Conveyor; 20” x Estimated 60’L Plastic Belt-Type Conveyor; (2) Overhead Blowers; and PLC Control

		(1)	SMI Model SK802T 65-Packages/Minute Packaging Machine, S/N 9070; with 2-Position Plastic Interlocking Belt-Type Infeed Conveyor, with Stainless Steel Dividers; Nordson Model Pro Blue 7 Glue Melt Unit; Overwrap Capability; Estimated 20’L Model ST6002 Heat Tunnel, S/N Unknown, (2004), with Overhead Cooling Unit; 90° Power Belt Transfer Conveyor; 20” x Estimated 60’L Plastic Belt-Type Conveyor; (2) Overhead Blowers; and PLC Control

		(1)	Marsh Model Patrion Plus Coder, Asset #P1225

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
		(1) PAI Palletizer, S/N 5238; with Chain-Driven Pallet Conveyor; Transfer Conveyors; and PLC Control

		(1) Orion Model MA4 Stretch Wrap Machine, S/N 2005-0515042, Asset #4B570; with Chain-Driven Pallet Conveyor; Labeler; and Push-Button Control

		(1) Lot of Miscellaneous Conveyors

242	1-	Sweed Model 300AB Scrap Chopper, S/N 41974	2,500

243	1-	Sweed Scrap Chopper	2,500

244	1-	Orwak Model 8020 Baler	3,500

245	1-	LES 30” x 48” Compactor	1,500

246	1-	Videojet Model Excel/UHS/AF Ink Jet Coder, S/N IU97G15035, (1997)	3,500

247	1-	Videojet Model Excel/100 Ink Jet Coder, S/N 90F21008	3,500

248	1-	Videojet Model Excel/170i Ink Jet Coder, S/N Illegible	5,000

249	1-	Labeljet Model 262 Labeler	1,250

250	1-	Videojet Model Excel 170I UHS Ink Jet Coder, S/N IU9G15022, Asset #P1160	5,000

251	1-	Imaje Model S8Master JALME Ink Jet Coder, S/N 1440261A2, Asset #P1180	1,500

252	1-	Imaje Model S8 Master 1.1G Ink Jet Coder, S/N 5030033U, Asset #P1181	1,500

253	1-	Imaje Model S8 Master 2.1G Ink Jet Coder, S/N 4530019A, Asset #P1182	1,500

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
254	5-	Loveshaw Model MJPSYMJ2 Ink Jet Coders, S/N C401846-201B, Asset #P1190; S/N H402218-201B, Asset #P1200; S/N H402217-201B, Asset #P1210; S/N H402241-201B, Asset #P1220; and S/N H402242-201B, Asset #P1230 Each Value: $2,500	12,500

255	2-	Videojet Model Excel 170I UHS Ink Jet Coders, S/N 90F22010, Asset #P1100; and S/N IU96K26015, Asset #P1110 Each Value: $5,000	10,000

256	1-	Lot of Out of Service Equipment, To Include:	200,000

		(1) Meyer 40-Valve Filler; (In Storage; Not Inspected; Refurbished)

		(1) Zalkin 8-Head Capper, S/N 4008, (1991); 50 cfm, 11,700 Bottles/Hour; (In Storage; Not Inspected)

		(1) Meyer 40-Valve Filler; (Refurbished In 2003; Currently In Storage)

		(1) Zalkin 8-Head Capper, S/N 4008, (1991); 50 cfm, 11,700 Bottles/Hour; (Currently In Storage)

		Total Production:	$3,205,250

		Mixing

257	2-	1,800-Gallon Stainless Steel Tanks; Leg Mounted Each Value: $3,500	$7,000

258	2-	1,850-Gallon Stainless Steel Tanks; Leg Mounted Each Value: $3,500	7,000

259	3-	1,625-Gallon Stainless Steel Tanks; Leg Mounted Each Value: $3,250	9,750

260	1-	3,800-Gallon Stainless Steel Tank; Leg Mounted	7,500

261	1-	850-Gallon Stainless Steel Tank; Leg Mounted	1,500

262	3-	1,300-Gallon Stainless Steel Tanks; Leg Mounted Each Value: $2,500	7,500

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
263	1-	1,400-Gallon Stainless Steel Tank; Leg Mounted	2,750

264	2-	Paul Krohnert 15,000-Gallon T316L Stainless Steel Silos, S/N FP1043; and S/N FP1044, (1992); 12-Gauge Shell Thickness, 10-Gauge Head Thickness Each Value: $25,000	50,000

265	1-	96”L x 42”W x 10’H Pallet Racking; 2-Tier	75

266	1-	Silverson Model Flashblend FLB30 Blender, S/N FLB30S 296	3,500

267	1-	1,585-Gallon Stainless Steel Tank; Leg Mounted	3,000

		Total Mixing:	$99,575

		Maintenance

268	1-	Lot of Maintenance Equipment, To Include:	$30,000

		(1) Ridgid Model 300-T2 Pipe Threader, S/N ED23207 D95

		(1) Miller Model Millermatic 252 250-Amp Arc Welder, S/N LH300652B, (2007)

		(1) Lincoln Model Square Wave Tig-355 350-Amp Tig Welder, S/N U1931200607, (1993)

		(1) Empire Model EF-2448 24” x 48” Reach-In Type Shot Blast Cabinet, S/N C-13484

		(1) DoAll Model 2013-V 20” Vertical Band Saw, S/N 571-04126, (2004)

		(1) Royal Service Promise 50-Ton Shop Press, S/N 97767, (1994); 34” Between Posts

		(1) Acer Model 3VK Vertical Milling Machine, S/N 9405418, (1994), 3 hp; with 10” x 50” T-Slot Worktable; Machinist Vise; and Acu-Rite Model Master-MP X-, Y-, and Z-Axis Digital Readout

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Tarnow Model TUJ50M 24” x 108” Engine Lathe, S/N 2515; with 12” 3-Jaw Chuck; Tailstock; and Tool Post

		(1)	Parker Model Parkrimp 1 Hose Crimper

		(1)	DoAll Model C-916S 12” x 36” Horizontal Band Saw, S/N 50394463, (1994)

		(1)	King Model KC-30FC 11” Throat Pedestal Drill, S/N 721858, (1994)

		(1)	General 7-1/2” Throat Bench Drill

		(1)	Lot of Miscellaneous Maintenance Equipment, To Include: Shelving; Miscellaneous Racking; Bench Grinders; Small Belt and Disc Sander; Toolroom Chests; Worktables; etc.

		Total Maintenance:		$30,000

Lab

269	1-	Lot of Laboratory Equipment, To Include:		$27,500

		(1)	Ishida Model MTX-30 Digital Counting Scale

		(1)	Hitachi HPLC System; with Hitachi Organizer; Hitachi Model L-2400 UV Detector; Hitachi Model L-2300 Column Oven; and Hitachi Model L-2130 Pump

		(1)	Fisher Scientific Model Isotemp Incubator

		(2)	Boekel Model 13200 Incubators

		(1)	Securepak Model SST Seal Tester

		(1)	Securepak Torque Tester, S/N D-3967

		(1)	Metrohm Model 757KFD Titrino Titrator; with Metrohm Model 732 Ti Stand; and Panasonic Model DPU-414 Thermal Printer

		(1)	Bellingham & Stanley Model RFM340 Refractometer

		(1)	Mettler Toledo Model DL25 Titrator

		(1)	Mettler Toledo Model RE50 Refractometer

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
		(1) Mettler Toledo Model MA235 pH/Ion Analyzer

		(1) Hach Model DR-2000 Spectrophotometer

		(1) Hach Model DR-2800 Spectrophotometer

		Total Lab:	$27,500

		Plant Utilities

270	1-	Gardner-Denver Model ECOSOA Rotary Screw Air Compressor, S/N M24260, (1987), 150 hp; 22,379 Hours Indicated, Skid Mounted	$3,000

271	1-	Gardner-Denver Model ESKAF Rotary Screw Air Compressor, S/N W16514; 40,220 Hours Indicated, 100-psig Maximum Operating Pressure; and Sound Enclosure	2,000

272	1-	Mycom Model N6WB Ammonia Compressor, S/N 630420, 100 hp; Skid Mounted	7,500

273	1-	Frick Model RWFII 134 H Ammonia Compressor, S/N F0383ZFMNLIGA03, (2005); with York Model V1A PGF-46 Variable-Speed Drive, S/N GNR-065; and York Tank, S/N NB152791, (2005), 400 psi @ 250°F	35,000

274	1-	Mycom Model N8A Ammonia Compressor, S/N 11732, 75 hp; Skid Mounted	6,000

275	1-	Mycom Model 8A Ammonia Compressor, S/N 8A1022, 75 hp; Skid Mounted, 4-Stage	6,000

276	1-	Mycom Model 8A Ammonia Compressor, S/N 8A1575, 75 hp; Skid Mounted, 4-Stage	6,000

277	1-	Vilter Ammonia Compressor; Estimated 75 hp; Skid Mounted, 4-Stage	6,000

278	1-	Cimco Model F2611-5 Ammonia Carbon Steel Tank, S/N 10133, (1980); 250 psig @ 300°F, Horizontal	1,000

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
279	2-	Cimco Model F-2612-5 Ammonia Carbon Steel Tanks, S/N 12083; and S/N 10132 Each Value: $1,000		2,000

280	1-	Ultra-Air Model UA201-800E Air Dryer, S/N U-44628, (2005); 100°F Maximum Inlet Air Temperature, 230-psig Maximum Inlet Air Pressure		2,000

281	1-	Domnick Hunter Model Cirrus Air Dryer; Elevated		1,500

282	1-	Manufacturer Unknown Model AASLG-75100 Rotary Screw Air Compressor, S/N GG75A288143, 125 hp; 10,384 Hours Indicated, Skid Mounted		3,000

283	1-	Lot of Water Treatment Equipment, To Include:		160,000

		(1)	Gardner-Denver Model ESD99E Rotary Screw Air Compressor, S/N S194190; Estimated 125 hp; 11,169 Hours Indicated, Skid Mounted; with Pneumatech Model AD-325 Air Dryer; and Air Receiving Tank

		(1)	Estimated 9,000-Gallon Carbon Steel Tank; Estimated 10’W x 15’H; Foundation Mounted, Round Top, Flat Bottom

		(1)	Osmonics Model SS24011 12,000-GPH Reverse Osmosis System, S/N 40515744; 95% Rejection Rate; with (2) RO Skids, Each with (6) CodeLine Pressure Vessels, and (2) Osmonics Model HX0740-3.0V-216-A Coupling System; Storage Tanks; and Brock Solutions Pump Drive

		(2)	Ellett Industries 19,056-Gallon T304SS Stainless Steel Tanks, S/N 18355A; and S/N 18355B; 240”H x 72”D

		(1)	Estimated 15,000-Gallon Carbon Steel Tank; 96”D x Estimated 12’H

		(6)	Potter & Rayfield Model 84 IN. Filter Carbon Steel Purifiers, S/N 2994; and S/N (5) Unknown; with (4) 84” x 72” Carbon Steel Tanks; and (2) 72” x Estimated 168” Carbon Steel Tanks

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
		(2) Bollmann-Filter Model 707922 Estimated 10,000-Gallon Carbon Steel Tanks; 15,000 Gallons/Hour Flow Rate, 24” x 72”D, Elevated

		(1) 1,400-Gallon Lime Carbon Steel Tank; 72”D x 6-1/2’H; Skid Mounted

		(5) Pall 18,000-Gallons/Hour Polishing Filters

		(1) Trojan Model UV-01AM15 1.34-Gallons/Hour Cleaning System, S/N 191096-01

		(1) Schmidt Model Sigma X29MPL Heat Exchanger; Skid Mounted; with Pumps; and On/Off Control

		(2) Waukesha Cherry Burrell Model 2065 14,700-Gallons/Hour Booster Pumps, S/N 14150; and S/N 250396

284	1-	Lochinvar 3,200,000-Btus Natural Gas Fired Boiler; Model and S/N Unknown	2,500

285	1-	RBI Model HW4000 4,000,000-Btus Natural Gas Fired Boiler, S/N 010537519	5,000

286	1-	RBI Model 33HW4000NE2ACSS 4,000,000-Btus Natural Gas Fired Boiler, S/N 10330923	5,000

287	1-	RBI Model HB2000 2,000,000-Btus Natural Gas Fired Boiler, S/N 050642457	2,500

288	1-	RBI Model 3200E-2-NG 3,200,000-Btus Natural Gas Fired Boiler, S/N 12977618	2,500

289	1-	RBI Model 33HW4000NR2SSSS 4,000,000-Btus Natural Gas Fired Boiler, S/N 070124417	5,000

290	1-	American Sigma Model 1880 Water Sampler, S/N EL2926553	750

		Total Plant Utilities:	$264,250

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
		Throughout Plant

291	84-	96”L x 40”W x 18’H Pallet Racking; 2/3/4-Tier Each Value: $75	$6,300

292	28-	48”L x 48”W x 25’H Pallet Racking; 3-Deep, 2-Tier Each Value: $75	2,100

293	33-	96”L x 54”W x 25’H Pallet Racking; 3-Tier Each Value: $75	2,475

294	28-	108”L x 42”W x 10’H Pallet Racking; 2-Tier Each Value: $75	2,100

		Total Throughout Plant:	$12,975

		Rolling Stock

295	1-	Tennant Model 355 LP Gas Rider-Type Floor Sweeper, S/N A830222; 2,704 Hours Indicated	$5,500

296	1-	American-Lincoln Model 7760 LP Gas Rider-Type Floor Sweeper	5,000

297	1-	JLG Model CM-2033 750-Lb. Scissor Lift; (Currently Not In Operation; Appraised As Operable)	2,500

		Total Rolling Stock:	$13,000

	Total Appraised Orderly Liquidation Value -		$3,652,550

	Cott Corporation

	[***] [Address redacted]

Cott Corporation

[***]

[Address redacted]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

[Address redacted]

Effective Date: January 16, 2008	Orderly Liquidation Value
Production	$1,935,000
Batch Mixing	144,000
Plant Utilities	127,150
Laboratory	17,750
Throughout Plant	60,450
Rolling Stock	89,200

Total Appraised Orderly Liquidation Value -	$2,373,550

Cott Corporation [***] [Address redacted]

Appraisal

Cott Corporation

[***]

[Address redacted]

Machinery & Equipment

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Production

298	1-	Sidel Blow Molding Line, To Include:		$625,000

		(1)	Ensign 52”W Dumper

		(1)	Sidel Model XMRP Elevator, S/N 5821, (1998); 80”W x Estimated 12'H; with 72” x 60” Feed Hopper; and Inclined Elevator

		(1)	AEC Model NXGW-10 Chiller, S/N 98F0282; 30°F Minimum Temperature, 65°F Maximum Temperature; with 10 hp Process Pump; and 0.5 hp Recirculation Pump

		(1)	AEC Model TDW1NXQ Warmer, S/N 98F5263, (1998); 12-kW

		(1)	Sidel Model SBO 10/14 ROUE 10-Mold Blow Molding Machine, S/N 672, (1998); 10,000 - 12,000 Bottles/Hour, 310-kW, 470-Amp, 400-Volt

		(1)	4” x Estimated 18’L Interlocking Plastic Belt Conveyor

		(1)	Videojet Model Excel/170i Ink Jet Coder, S/N I95K03043

		(1)	Estimated 12’H Oven; with Parts Grabbing Conveyor, Inclined

		(1)	Rapid Model 1018-K 10” x 18” Granulator, S/N 3001285, (1997)

		(1)	Estimated 250’L Air Powered Conveyor; Overhead; with Various Blowers; and Drive Motors

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Crown Simplimatic Model 40-P-C Palletizer, S/N S0319-698-653; with 35”W Plastic Interlocking Belt-Type Flow Through Conveyor; Vacuum-Type Sheet Takeoff; Automatic Pallet Infeed, Estimated 12-High; and QuickPanel PLC Control

		(1)	Signode Model MCDBCU Strapping Machine, S/N 955; with Push-Button Control

		(1)	Muller Model 606 Octopus Stretch Wrap Machine, S/N B4980698; with Chain-Driven Pallet Conveyor; Power Roller Outfeed Conveyor; and Push-Button Control

299	1-	2-Liter Bottle Line, To Include:		750,000

		(1)	Crown Simplimatic Model BDA-3200 Depalletizer, S/N 1777-10651, (1994); with Estimated 16”W x 18’L Plastic Mesh Belt-Type Exit Conveyor; Vacuum Type Sheet Takeoff; and Push-Button Control

		(1)	23”-29” x Estimated 30'L Interlocking Plastic Belt Conveyor

		(1)	Estimated 175’L Air Powered Conveyor; Overhead

		(1)	Videojet Model Excel/170i Ink Jet Coder, S/N I94E16020

		(1)	Krones Model 2400-055-137 Variojet 60-Station Rinser, S/N 560-017, (1993); (Part Of Monoblock System)

		(1)	Krones Model VK-PET 099/SV 90-Valve Filler, S/N 139-606, (1993); (Part Of Monoblock System)

		(1)	Alcoa Model L-22A-4-18 18-Head Capper, (1993); with Shared Parker Model CPC Control; (Part Of Monoblock System)

		(2)	4” x Estimated 30’L Interlocking Plastic Belt Conveyors

		(2)	AMF Model BWA 626 Single-Deck Bottle Warmers, S/N 13580; and S/N 13579, (2001); with 25” x Estimated 12’L Interlocking Plastic Belt Infeed and Outfeed Conveyors, 3-Belt; 84” x 25’L Interlocking Plastic Belt Conveyor; and 45” x Estimated 18’L Interlocking Plastic Belt Secondary Infeed Conveyor

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(2)	Trio Pack Inc. 16” x Estimated 18’L Interlocking Plastic Belt Conveyors

		(2)	Krones Model Contiroll 20-Station Wraparound Labelers, S/N 745-093; and S/N 745-031, (1993); with (2) Unwind Stands; Glue Pot; Glue Applicator; Krones Model Stratec Label Check; and Allen-Bradley Control

		(6)	6” x Estimated 20’L Interlocking Plastic Belt Conveyors

		(1)	Sentry 8’W x Estimated 18’L Accumulation Table; Plastic Belt Type

		(2)	15” x Estimated 10’L Interlocking Plastic Belt Conveyors; with 90° Infeed Section

		(1)	Convay Systems Model HPS 2500 LH-BEH Bottle Rinser, S/N 84-0136, (1984); with Water Heater; Wash Tank; Rinse Tank; and Shur-Sensor TC Computerized Controller

		(1)	Hartness Tray Packer, S/N 26038; with 10”W x Estimated 10’L Plastic Interlocking Belt Type Flow Through Conveyor; Gravity Outfeed; Estimated 10” x 15’L Plastic Interlocking Belt Type Tray Conveyor; and Start/Stop Control

		(1)	Hytrol 10”W x Estimated 45’L Power Roller Conveyor; with Inclined Section

		(1)	SMI Model APET243V Overwrapper; (Leased)

		(1)	Douglas Wrapping Machine, S/N M-4640, (2001); with 4-Belt Infeed Conveyor; Automatic Tray Infeed; Chain-Type Product Push Through Conveyor; Glue Applicator; 2-Sided 2-Belt Push Through Conveyor; Power Outfeed Conveyor; and Control

		(1)	Douglas Model 4641 Shrink Wrap Machine, (2001); with 26” x 8’L Heat Tunnel; and Hytrol Power Roll Outfeed Conveyor

		(2)	24” x Estimated 75’L Interlocking Plastic Belt Conveyors; with Roller Guides

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	PAI Palletizer, S/N 14217; Estimated 12-High; with Estimated 55”W Flow Through Conveyor; Pallet Counter; Transfer Conveyor; and Push-Button Control

		(1)	Muller Model Octopus 606 Stretch Wrap Machine, S/N A0710594; with Chain-Driven Power Infeed Conveyor; and Push-Button Control

300	1-	Can Line, To Include:		500,000

		(1)	Crown Simplimatic Depalletizer; with Estimated 60” Plastic Interlocking Belt Type Flow Through Conveyor; Automatic Pallet Stacking; and Push-Button Control

		(1)	Sentry 20”W x Estimated 15’L Conveyor; Overhead

		(1)	2”W x Estimated 150’L Overhead Conveyor

		(1)	Crown Simplimatic Model Century 72-Valve Filler, S/N AJD CN73 PPCS 0108; with Stealth PLC Control

		(1)	Angelus Model 121L Can Seamer, S/N 12548594, (1993)

		(5)	4”W x Estimated 15’L Interlocking Plastic Belt Conveyors

		(1)	Convay Systems Model CWA-511-B 6’W x Estimated 15’L Washer, S/N 94-03-0550; with 15”W x Estimated 12’L Plastic Interlocking Belt Type Infeed and Outfeed Conveyor

		(1)	Sentry 15”W x Estimated 15’L Interlocking Plastic Belt Conveyor

		(1)	Sentry 15” x Estimated 18’L Interlocking Plastic Belt Conveyor

		(1)	Sentry 80”W x Estimated 18’L Accumulation Table; Plastic Belt Type

		(1)	Sentry 10”W x Estimated 20’L Conveyor; with 90° Turn Section; and Can Inverter

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Sentry 4”W to 12”W x Estimated 45’L Conveyor; with Secondary Can Washer; 90° Turn Section; Overhead Blower; 12”W x 10’L Interlocking Plastic Belt Conveyor; 90° Turn Section; and Drive Motor

		(1)	Filtec Model FT-50 Fill Level Detector, S/N 13265

		(1)	Kayat Case Packer, S/N TP-50A-155-96; with Estimated 75’L Interlocking Plastic Belt Infeed Conveyor; Nordson Model 2302 Hot Melt Glue Applicator; Electro Cam Model 5000 Series Programmable Limit Switch; and Allen-Bradley Push-Button Control

		(1)	Intermec Model 4440 Labeler; with (3) Unwind Stands

		(1)	Mead Model 1225 Case Packer, S/N 140, (1996); with Estimated 50’L Interlocking Plastic Belt Infeed Conveyor; and Nordson Hot Melt Glue Applicator; (Leased)

		(1)	Arpac Model 60-28W Shrink Wrap Machine, S/N 2468, (1994); with Arpac Model 60-281 Heat Shrink Tunnel, S/N 2468, 30”W x 12’L; Sentry Plastic Interlocking Plastic Belt Exit Conveyor, 24”W x 45’L; and 180° Turn Section

		(1)	Hytrol 18”W x Estimated 200’L Overhead Power Roll/Power Belt Conveyor

		(1)	PAI Palletizer, S/N 6300-82; Estimated 12-High; with Estimated 55”W Flow Through Conveyor; Pallet Counter; Transfer Conveyor; and Push-Button Control

		(1)	Muller Model Octopus 606 Stretch Wrap Machine, S/N A9310596; with Chain-Driven Pallet Conveyor; and Push-Button Control

301	2-	Falco Estimated 20,000-Gallon Stainless Steel Tanks, S/N 3369 N2; and S/N 3369 N1; Estimated 11’D x 30’H; 304SS, 10-Gauge Head, 12-Gauge Shell Each Value: $30,000		60,000

		Total Production:		$1,935,000

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
		Batch Mixing

302	1-	Estimated 2,800-Gallon Stainless Steel Tank; Elevated, Welded Steel Construction	$5,500

303	2-	Ambec Blenders, S/N N0005-11/93/260; and S/N N0003-11/93/400, (1993); Each with Estimated 750-Gallon Insulated Stainless Steel Pressure Vessel; Various Drive Motors; Various Circulation Pumps; Deaeration Tank, Estimated 250 Gallon; Flowmeters; and Control Each Value: $35,000	70,000

304	5-	Estimated 1,000-Gallon Stainless Steel Tanks; Skid Mounted; Each with Pumps; Motors; and Process Piping Each Value: $2,000	10,000

305	2-	Estimated 5,000-Gallon Stainless Steel Tanks; Elevated Each Value: $10,000	20,000

306	1-	AGC Engineering Model AR56-F 20” x 60” Heat Exchanger, S/N 06221, (2006); with 15 hp Motor; and Tank	35,000

307	5-	150-Gallon Stainless Steel Tanks; 30”D x 4’H Each Value: $300	1,500

308	2-	550-Gallon Stainless Steel Tanks; 52”D x 60”H; with Lightnin Agitator; and Mettler Model ID1 Plus Scale, S/N 2002954 Each Value: $1,000	2,000

		Total Batch Mixing:	$144,000

		Plant Utilities

309	2-	Mycom Model N6WB Ammonia Compressors, S/N 630616; and S/N 630617; Estimated 100 hp Each Value: $7,500	$15,000

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
310	2-	Mycom Model N6A Ammonia Compressors, S/N 20024; and S/N 1076A, 75 hp Each Value: $6,000		12,000

311	1-	Chil-Con Products Model FA14192-400 Chiller, S/N 09400612-1, (1994); with (2) 18”W x Estimated 125”L Shell and Tube Heat Exchangers, Insulated		3,500

312	1-	Chil-Con Products Model FA12166-400 Chiller, S/N 0940061J-1, (1994); with 18”W x Estimated 10’L Shell and Tube Heat Exchanger; and 17”W x Estimated 11’L Shell and Tube Heat Exchanger; Insulated		3,500

313	1-	Water Treatment System, To Include:		25,000

		(2)	Bollmann-Filter 2,200-Gallon Sand Filter Carbon Steel Tanks, (1994)

		(2)	1,000-Gallon Ion Exchangers

		(2)	Bollmann-Filter 10,000-Gallon Carbon Steel Tanks, (1994); 10’D x 22’H, Insulated

		(1)	Bollmann-Filter 12,000-Gallon Carbon Steel Tank, (1994); 10’D x 20’H

		(2)	Bollmann-Filter 2,000-Gallon Carbon Steel Tanks, (1994)

		(1)	Schmidt 20” x 40” Heat Exchanger, S/N PA64266, (1994); with Sielmann Stainless Steel Tank, (1994)

		(2)	Ruud Model RSS120C 115-Gallon Water Heaters, S/N 1295G03706; and S/N 1296E00272; 160 psi

		(1)	Teledyne Laars Model VW3050IN11EECCE 3,050,000-Btus/Hour Natural Gas Fired Boiler, S/N C96B01236

314	1-	Belliss & Morcom Model WH28H3N Reciprocating Air Compressor, S/N 895/4; 65.1mm Stroke, 750 rpm, 1,680 Cubic Meters/Hour, 3-Stage; with Air Receiving Tank		35,000

315	1-	AEC Model FG-2004 Estimated 500-Gallon Carbon Steel Tank, S/N 98E0800, (1998); 48”W x 48”L x 48”H		150

316	1-	Gardner-Denver Model EBM99F13 Rotary Screw Air Compressor, S/N S007525, (1998), 75 hp; 30,464 Hours Indicated, Skid Mounted		4,500

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
317	1-	Gardner-Denver Model EBM0LE Rotary Screw Air Compressor, S/N U50881, (1998), 75 hp; 40,302 Hours Indicated	4,500

318	1-	Gardner-Denver Model EAP0MC Rotary Screw Air Compressor, S/N N04651, (1993), 100 hp; 26,193 Hours Indicated, Skid Mounted	5,500

319	1-	Kohler Model 100RZ92 Generator, S/N 352150; 60-Hz, 1,800 rpm	10,000

320	1-	RBI 4,000,000-Btus/Hour Natural Gas Fired Boiler, S/N 030123249	5,000

321	1-	Laars Model PNCV2000NACL2BXX 1,999,920-Btus/Hour Water Heater, S/N C04F04277, (2004)	3,500

		Total Plant Utilities:	$127,150

		Laboratory

322	1-	Lot of Laboratory Equipment, To Include:	$17,750

		(1) Market Forge Model Sterilmatic Autoclave

		(1) VWR Model AS12 Autoclave

		(1) Fisher Scientific Model Isotemp 205 Water Bath

		(1) Hitachi HPLC System; with Hitachi Organizer; Hitachi Model L-2400 UV Detector; Hitachi Model L-2300 Column Oven; and Hitachi Model L-2130 Pump

		(1) Mettler Toledo Model Viper MBSM12 Digital Scale

		(1) Mettler Toledo Model DL53 Titrator

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
		(1) Metrohm Model 691 pH Meter

		(1) Bellingham & Stanley Model RFM340 Refractometer

		Total Laboratory:	$17,750

		Throughout Plant

323	122-	96”L x 42”W x 25’H Pallet Racking; 3-Tier Each Value: $75	$9,150

324	10-	144”L x 42”W x 25’H Pallet Racking; 5-Tier Each Value: $75	750

325	94-	72”L x 52”W x 25’H 4-Deep Pallet Racking; 3-Tier Each Value: $75	7,050

326	1-	30” x 60” Vertical Baler; Manufacturer; Model; and S/N Unknown	3,500

327	1-	Cousins Stretch Wrap Machine; 48” x 48”	1,500

328	1-	Muller Model 701 Stretch Wrap Machine, S/N 88500891; 60”D	2,000

329	1-	Muller Model 2203 Stretch Wrap Machine, S/N B2570497; 48” x 48”	1,500

330	1-	Lot of Factory and Support Equipment, To Include: Milling Machine; Band Saw; Lathe; Scrap Chopper; Miscellaneous Racking; Shelving; Work Tables; Miscellaneous Conveyors; etc.	10,000

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
331	1-	Lot of Office Furniture and Business Machines; To Include: Desks; Chairs; Credenzas; Lateral File Cabinets; Conference Tables; Vertical File Cabinets; Partitions; Work Stations; etc.	25,000

		Total Throughout Plant:	$60,450

		Rolling Stock

332	1-	Tennant Model 7400 LP Gas Rider-Type Floor Sweeper, S/N 7400-3090	$8,500

333	1-	Tennant Model 7100 Electric Rider-Type Floor Sweeper	6,500

334	2-	Yale Model MPE060LCN24T2748 6,000-Lb. Electric Walkies, S/N A803N06443T; and S/N A803N06444T; Each with Battery Charger Each Value: $1,500	3,000

335	1-	Yale Estimated 4,000-Lb. Electric Walkie	1,200

336	1-	Lansing Bagnall Model FOER920TL Estimated 4,000-Lb. Electric Lift Truck, S/N 77040979	3,000

337	5-	Hyster Model E50XL-33 5,000-Lb. Electric Lift Trucks, S/N C108V22020R; S/N C108V22057R; S/N C108V22019R; S/N C108V22005R; and S/N C108V22021R, (1994); 3-Stage Mast, Solid Tire; Each with Side Shift Each Value: $3,500	17,500

338	4-	Clark Model ECS25 5,000-Lb. Electric Lift Trucks, S/N E357-0367-8971FB; S/N E357-0426-8971; S/N E357-0427-8971; and S/N E357-0367-8972FB, (1993); 188" Lift Height, 3-Stage Mast, Solid Tire; with Side Shift Each Value: $3,500	14,000

339	3-	Hyster LP Gas Lift Trucks, S/N F108V04159S; S/N F108V04158S; and S/N F108V04160S, (1995) Each Value: $3,500	10,500

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
340	2-	Hyster LP Gas Lift Trucks, S/N E108V13468X; and S/N E108V13467X, (2000) Each Value: $5,000	10,000

341	1-	1995 International Yard Hostler, VIN 1HSSDAAN7SH666281	15,000

		Total Rolling Stock:	$89,200

	Total Appraised Orderly Liquidation Value -		$2,373,550

	Cott Corporation [***] [Address redacted]

Cott Corporation

[***]

[Address redacted]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

[Address redacted]

Effective Date: January 16, 2008	Orderly Liquidation Value
Bottling	$3,050,000
Warehouse	30,500
Plant Utilities	68,500
Yard	343,500
Throughout Plant	137,500

Total Appraised Orderly Liquidation Value -	$3,630,000

Cott Corporation [***] [Address redacted]

Appraisal

Cott Corporation

[***]

[Address redacted]

Machinery & Equipment

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Bottling

342	1-	Lot of Syrup Room Equipment, To Include:		$100,000

		(2)	27,000-Liter Stainless Steel Tanks, Asset #1; and Asset #2, (1982); Each with Top Mounted Electric Mixer; and Associated Pumps; Piping; etc.

		(1)	4,500-Liter Stainless Steel Tank, Asset #3, (1982); with Top-Mounted Electric Mixer; and Associated Pumps; Piping; etc.

		(2)	6,000-Liter Stainless Steel Tanks, Asset #4; and Asset #5, (1982); Each with Top-Mounted Electric Mixer; and Associated Pumps; Piping; etc.

		(1)	6,500-Liter Stainless Steel Tank, Asset #6, (1982); with Top-Mounted Electric Mixer; and Associated Pumps; Piping; etc.

		(1)	5,000-Liter Stainless Steel Tank, Asset #7, (1982); with Top-Mounted Mixer; and Associated Pumps; Piping; etc.

		(1)	5,700-Liter Stainless Steel Tank, Asset #8, (1982); with Top-Mounted Mixer; and Associated Pumps; Piping; etc.

		(2)	21,000-Liter Stainless Steel Tanks, Asset #9; and Asset #10, (1982); Each with Top-Mounted Electric Mixer; and Associated Pumps; Piping; etc.

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(2)	1,000-Liter Utility Stainless Steel Tanks, Asset #1; and Asset #2; Each with Top-Mounted Electric Mixer; Citric Acid Meters; and Associated Pumps; Piping; etc.

		(2)	1,500-Liter Utility Stainless Steel Tanks, Asset #3; and Asset #4; Each with Top-Mounted Electric Mixer; Citric Acid Meters; and Associated Pumps; Piping; etc.

		(2)	Marco Model Datamaster Batch Scales

		(1)	PSI Projects CIP System, (1986); with (3) 1,000-Gallon Capacity Process Tanks; (2) Alpha Laval Heat Exchangers; and Associated Pumps; Piping; PLC Controls; etc.

		(2)	1,000-Liter Stainless Steel Tanks; Each with Associated Pumps; Piping; etc.

		(1)	5,000-Liter Stainless Steel Tank; with Top-Mounted Electric Mixer; Pumps; Piping; etc.

		(1)	Centrifugal Mixer; with Stainless Steel Hopper; Pumps; Piping; Controller; etc.

		(1)	Dalmec Model PMC 50-kg Bag Lifter, S/N 0528355, (2005); with Vacuum Pump; and Control

		(1)	Central Bottling International PLC Control System, S/N 2846/004, (2006); with Associated Touch Screen Interfaces

		(1)	Lot of Miscellaneous Equipment, To Include: Stainless Steel Mezzanine; Mass Flowmeters; Tank Level Indicators; Sink; Table; Scale; Pump; Motor; Piping; etc.

343	1-	Bottling Line #4; 1-Liter, 2-Liter, and 3-Liter Bottle Capacity, Both Round and Square, 12,000 Bottles/Hour, To Include:		475,000

		(1)	Officine Model Depa 1 Depalletizer, S/N S/1024, (1994); with Chain-Type Loading Conveyor; Safety Enclosure; Estimated 48”W x 5’L Interlocking Metal Belt Conveyor; and PLC Control

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Fava Artemio Model PB577/4P Unscrambler, S/N 622, (1999); Estimated 10’D, Stainless Steel; with Loading Hopper; (2) Loading Conveyors; and PLC Control

		(1)	HSM Model VL45 26” x 18” Plastic Vertical Baler, S/N 270168155U, (2006)

		(1)	Estimated 6”W x 65’L Air Powered Conveyor; with (2) Top-Mounted Blowers

		(1)	Estimated 4”W x 100’L Interlocking Plastic Belt Conveyor; with (4) 90° Turn Sections; S-Type Turn Section; and Estimated 8” x 12’ Diverter

		(1)	AVE Model Vega 45 45-Valve Rotary Volumetric Filler, S/N 08289, (1989); Stainless Steel; with Bottle Rinse Station; and Siemens PLC Control

		(1)	Zalkin Model CA8/360NG 8-Head Capper, S/N 24239, (2006); with Air Powered Cap Feed Hopper; Spiral Feeder; and PLC Control

		(1)	Zalkin Model CA6GR 6-Head Capper, S/N 22557, (1990); with Stainless Steel Feed Hopper; Inclined Conveyor; Spiral Feeder; and Push-Button Control; (Not In Service)

		(1)	Estimated 4”W x 190’L Stainless Steel Interlocking Metal Belt Conveyor; with S-Type Turn Section; (4) 90° Turn Sections; and Estimated 24”W x 10’L Lane Diverter

		(1)	Krones Model Canmatic 12-Station Wraparound Labeler; (Estimated 1980s); with Nordson Hot Melt Glue Applicator; Glue Pot; Label Feeder; and Push-Button Control

		(1)	Linx Model 6800 Ink Jet Coder

		(1)	Alfa-Laval Model M10-MFMC Pasteurizer, S/N 30100-22580, (1989); with Alfa-Laval Model M10-MFMC Heat Exchanger, S/N 30100-22580, 10-Bar Maximum Pressure, 100°C Maximum Temperature; Estimated 500-Liter Capacity Stainless Steel Tank; APV UV Lamp; Control Panel, with Chart Recorder; and Associated Piping; Valve; etc.

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Euro Sistemi Case Packer; (Estimated 2000); with Automatic Sorter; Estimated 24”W x 36’L Interlocking Plastic Belt Conveyor; Lane Diverter; Cart Board Loading Station; Overwrapper; Estimated 36”W x 12”H Heat Shrink Tunnel; and PLC Control

		(2)	Zebra Model ZM600 Label Printers

		(1)	Estimated 18”W x 40’L Power Roller Conveyor; with 90° Turn Section; and Estimated 36”W x 10’ Lane Diverter

		(1)	Estimated 36”W x 12’L Inclined Power Belt Conveyor

		(1)	Estimated 13”W x 10’L Power Roller Conveyor

		(1)	Estimated 13”W x 4’L Power Belt Conveyor

		(1)	Logopak Model 906 II B90 Pressure Sensitive Labeler, S/N 204 0072, (2004); with Interlocking Plastic Belt Conveyor

		(1)	Estimated 13”W x 5’L Power Roller Conveyor

		(1)	Estimated 13”W x 20’L Inclined Power Belt Conveyor

		(1)	Estimated 13”W x 15’L Power Roller Conveyor; with Estimated 13”W x 10’L 180° Interlocking Plastic Belt Conveyor Section

		(1)	Estimated 13”W x 5’L Power Belt Conveyor

		(1)	Estimated 13”W x 12’L 180-Degree Interlocking Plastic Belt Conveyor

		(1)	Ocme Model Orion V Palletizer, S/N 1/170/96, (1996); with Automatic Pallet Loader; Power Roller Infeed Conveyor; Pneumatic Cardboard Placer; Power Roller Exit Conveyor; Safety Enclosure; and PLC Control

		(1)	Mancon Model 2000 Orbital Stretch Wrap Machine, S/N P1486; with Estimated 48”W x 30’L Power Roller Conveyor; Safety Enclosure; and PLC Control

		(1)	Estimated 4”W x 130’L Interlocking Plastic Belt Conveyor; with (6) 90° Turn Sections; Estimated 12”W x 48”L Lane Diverter; and Estimated 24”W x 20’L Lane Diverter

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Berchi Model Modular PR-L Tray Palletizer, S/N 0317BF1763, (1992); with Automatic Pallet Feeder; Pneumatic Cardboard Placer; Pneumatic Bottle Loading Station; Chain-Type Exit Conveyor; Safety Enclosure; and PLC Control

		(1)	ITW Mima Model Octopus 1600B Orbital Stretch Wrap Machine, S/N 312812-001, (2001); with Estimated 48”W x 30’L Power Roller Conveyor; Chain-Type Offload Conveyor; Safety Enclosure; and PLC Control

		(1)	Lot of Associated Mezzanine; Pumps; Piping; etc.

344	1-	Canning Line #1; 330mL @ 78,000 Cans/Hour, 440mL @ 78,000 Cans/Hour, To Include:		1,000,000

		(1)	Ocme Model 2D180/M Depalletizer, S/N 1/208/90, (1991); with 3-Strand Infeed Chain Conveyor; Cardboard Feeding Stack; Pallet Loading Station; and Top-Mounted Takeoff Conveyor, Estimated 72”W x 57’L

		(1)	Kensal 30”W x Estimated 65’L Interlocking Plastic Belt Conveyor; with 180° Turn Section

		(1)	16”W x Estimated 100’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections; and Electric Motor Drives

		(1)	16”W x 7’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 110’L Interlocking Plastic Belt Conveyor

		(2)	16”W x 50’L Interlocking Plastic Belt Conveyors

		(1)	16”W x 65’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 20’L Interlocking Plastic Belt Conveyor

		(1)	3”W x 35’L Interlocking Plastic Belt Conveyor

		(1)	Legendre 3-Lane Rinser; Gravity Feed, Estimated 25’L, Inclined

		(1)	16”W x 15’L Interlocking Plastic Belt Conveyor; with Overhead Lane Divider

		(1)	Crown Simplimatic 100-Valve Filler; (Estimated 1960s); Stainless Steel; with Stainless Steel Enclosure

		(1)	Angelus Model 120L 12-Position Can Seamer, S/N 7428969, (1969); with FSI Can Top Feeder; (50) Can Holding Positions; and Drive Motor

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Jetmix Mixer, S/N M016-01/98-300, (1998); 33,000 Liters/Hour; with Siemens Model Simatic OP37 CNC Control

		(1)	Plough, Inc. Pasteurizer, S/N 598, (2003); 5,700 Liters/Hour; with Siemens Model Simatic PLC Control

		(1)	3”W x 30’L Interlocking Plastic Belt Conveyor; with Overhead Can Washing Positions; and Can Turn Position

		(1)	Mapex, Inc. Model FLG Fill Level Detector; with Inspection Stand

		(1)	16”W x 35’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	16”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 7’L Interlocking Plastic Belt Conveyor

		(1)	6”W x 25’L Interlocking Plastic Belt Conveyor

		(1)	Vortex Model B Flatbed Pasteurizer, S/N 1430R/DD/1549, (1949); 5-Zone; with 6”W x Estimated 20’L Entry Infeed Interlocking Plastic Belt Conveyor; and 12”W x 20’L Exit Interlocking Plastic Belt Conveyor

		(2)	6”W x 30’L Interlocking Plastic Belt Conveyors

		(1)	16”W x 20’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 15’L Interlocking Plastic Belt Conveyor; with Diverter Position

		(1)	3”W x 100’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections; and Diverter Position

		(2)	16”W x 10’L Interlocking Plastic Belt Conveyors

		(1)	16”W x 30’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections

		(1)	42”W x 10’L Interlocking Plastic Belt Accumulation Table

		(2)	3”W x 20’L Interlocking Plastic Belt Conveyors; Each with Can Turnover Position

		(2)	Mapex, Inc. Model FLG Fill Level Detectors; Each with (2) Sensing Positions

		(2)	Linx Model 6800 Ink Jet Coders

		(1)	24”W x 20’L Interlocking Plastic Belt Conveyor

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(4)	24”W x 25’L Interlocking Plastic Belt Conveyors

		(1)	32”W x 35’L Interlocking Plastic Belt Conveyor

		(1)	32”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	20”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	20”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	Zambelli Model LFT120 Case Packer, S/N 1514, (2000); with Overhead Lane Divider, 9-Position; Overhead Stretch Wrap Position; and Telemecanique Model Magelis PLC Control

		(1)	Zambelli Model M2LS Shrink Tunnel, S/N 1546, (2000); 20” x 30” Parts Opening; with 32” Wire Mesh Conveyor; and (2) Overhead Cooling Fans

		(1)	32”W x 5’L Interlocking Plastic Belt Conveyor

		(1)	Zambelli 32”W x 20’L Roller Belt Conveyor

		(1)	32”W x 20’L Interlocking Plastic Belt Conveyor; with 90° Turn Section; and Electric Motor Drive

		(1)	32”W x 10’L Roller Belt Conveyor; with Electric Motor Drive

		(1)	32”W x 15’L Interlocking Plastic Belt Conveyor; with 90° Turn Section; and Electric Motor Drive

		(1)	32”W x 15’L Roller Belt Conveyor

		(1)	32”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	20”W x 10’L Interlocking Plastic Belt Conveyor

		(2)	32”W x 25’L Interlocking Plastic Belt Conveyors

		(1)	32”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	Diverter Table; 42”W x 5’L

		(1)	Kisters 32”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	Kisters Model 197-80 80-Boxes/Minute Case Packer; (Estimated 1980s); with Convac PLC Control; and Nordson Hot Melt Glue Applicator

		(1)	Zevia Model ST/11-600 Shrink Tunnel, S/N 7471, (1991); 18” x 24” Parts Opening; with Roller Belt Flow Through Conveyor

		(1)	20”W x 20’L Power Roller Conveyor

		(1)	20”W x 7’L Power Belt Conveyor

		(1)	24”W x 15’L Power Roller Conveyor; with 180° Turn Section

		(1)	24”W x 25’L Power Roller Conveyor

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	24”W x 5’L Power Belt Conveyor

		(1)	12”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	12”W x 30’L Power Roller Conveyor

		(1)	12”W x 5’L Power Belt Conveyor

		(1)	12”W x 20’L Interlocking Plastic Belt Conveyor; with 180° Turn Section

		(1)	12”W x 7’L Power Roller Conveyor

		(1)	12”W x 25’L Inclined Power Belt Conveyor

		(1)	12”W x 350’L Power Roller Conveyor

		(2)	12”W x 5’L Inclined Power Belt Conveyors

		(2)	Logopak Model Tandem Controller Pressure Sensitive Labelers, S/N 2040323; and S/N Unknown, (2004)

		(1)	12”W x 20’L Inclined Power Belt Conveyor

		(1)	12”W x 10’L Power Roller Conveyor; with 90° Turn Section

		(1)	16”W x 72”L Diverter Table; with Plastic Diverting Slats

		(3)	12”W x 20’L Power Roller Conveyors

		(3)	12”W x 10’L Interlocking Plastic Belt Conveyors; Each with Automatic Stop

		(1)	Ocme Model 21P118/M3 Palletizer, S/N 1/207/90, (1990); with Entry Roller Conveyor; Automatic Turn Position; Siemens Model Simatic PLC Control; Automatic Loading Area; and 5-Strand Outfeed Chain Conveyor, Estimated 48”W x 15’L

		(1)	ITW Mima Model Octopus 1600B Orbital-Type Stretch Wrap Machine, S/N 997956-001, (1999); with 3-Strand Infeed Chain Conveyor; and 48” x 5’ Power Roller Conveyor

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
345	1-	Canning Line #2; 150 mL @ 45,000 Cans/Hour, 250mL @ 45,000 Cans/Hour, 330mL @ 45,000 Cans/Hour, To Include:		925,000

		(1)	Wortley Depalletizer, S/N 2066, (1970); with Pallet Loading Position; 2-Strand Infeed Chain Conveyor; 2-Strand Takeoff Chain Conveyor; Accumulation Table, 44”W x 10’L; and Control

		(1)	16”W x 35’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(2)	16”W x 65’L Interlocking Plastic Belt Conveyors

		(1)	48” x 5’ Diverter Table

		(1)	16”W x 115’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 65’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 45’L Interlocking Plastic Belt Conveyor

		(1)	3”W x 15’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	4-Lane Rinser; Estimated 25’L, Gravity Feed

		(1)	Crown Simplimatic 72-Valve Filler; (Estimated 1960s); Stainless Steel; with Stainless Steel Enclosure

		(1)	Central Bottling International Mixer, S/N 2832/004, (2006); 24,000 Liters/Hour; with APB Heat Exchanger; and Estimated 250-Liter Stainless Steel Storage Tank

		(1)	Angelus Model 120L 12-Position Seamer, (1969); with Manual Infeed Chutes; and VBS PLC Control

		(1)	3”W x 25’L Interlocking Plastic Belt Conveyor; with 3-Can Transfer Positions

		(1)	3”W x 15’L Interlocking Plastic Belt Conveyor; with 3-Can Transfer Positions

		(1)	6”W x 25’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections; and Diverter Table, Estimated 20”W x 5’L

		(1)	3”W x 30’L Interlocking Plastic Belt Conveyor

		(1)	3”W x 30’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections

		(1)	6”W x 50’L Interlocking Plastic Belt Conveyor

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	6”W x 25’L Interlocking Plastic Belt Conveyor; with 45° Turn Section; 90° Turn Section; and Diverter Table

		(1)	6”W x 15’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	12”W x 15’L Interlocking Plastic Belt Conveyor

		(2)	10”W x 15’L Interlocking Plastic Belt Conveyors

		(2)	3”W x 10’L Interlocking Plastic Belt Conveyors; with 90° Turn Section

		(2)	Mapex, Inc. Model FLG Fill Level Detectors; Each with Sensing Stand

		(2)	Linx Model 6800 Ink Jet Coders; Each with Print Head

		(2)	3”W x 25’L Interlocking Plastic Belt Conveyors; Each with 4-Can Turnover Stations

		(2)	3”W x 20’L Interlocking Plastic Belt Conveyors

		(1)	42”W x 10’L Interlocking Plastic Belt Conveyor

		(2)	16”W x 25’L Interlocking Plastic Belt Conveyors

		(1)	16”W x 5’L Interlocking Plastic Belt Conveyor

		(1)	60”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	3”W x 30’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections

		(1)	Cluster Pack Model 751 6-Pack Case Packer, S/N 2315, (1987); with Overhead Case Erection Position; Hot Melt Glue Applicator; and 32”W x 15’L Exit Roller Conveyor

		(1)	18”W x 15’L Interlocking Plastic Belt Conveyor; with 180° Turn Section

		(1)	18”W x 20’L Roller Belt Conveyor

		(1)	18”W x 5’L Power Belt Conveyor

		(1)	18”W x 15’L Interlocking Plastic Belt Conveyor; with 180° Turn Section

		(1)	8”W x 15’L Roller Belt Conveyor

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	18”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	20”W x 10’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	40”W x 5’L Interlocking Plastic Belt Diverter

		(1)	20”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	Zambelli Model LFT60-W Case Packer, S/N 1350, (1996); with 24”W x 10’L Interlocking Plastic Belt Infeed Conveyor; 2-Strand Chain Conveyor, 16”W x 10’L; and Overhead Stretch Wrapping Station

		(1)	Zambelli Model M2/L Shrink Tunnel, S/N 1350, (1996); 10” x 26” Parts Opening; with 28”W Wire Mesh Conveyor

		(1)	20”W x 20’L Interlocking Plastic Belt Conveyor

		(1)	20”W x 7’L Roller Conveyor; with 45° Turn Section

		(1)	20”W x 5’L Power Roller Conveyor

		(1)	20”W x 7’L Roller Conveyor; with 45° Turn Section

		(1)	Legendre 20”W x 5’L Power Belt Conveyor

		(1)	20”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	Logopak Model 90611 B90 Pressure Sensitive Labeler, S/N 2030274, (2003)

		(1)	20” x 10’ Power Roller Conveyor

		(1)	60”W x 70”L Diverter; with Plastic Lane Changing Slats

		(2)	20” x 15’ Power Roller Conveyors

		(2)	20”W x 10’L Interlocking Plastic Belt Conveyors

		(1)	Ocme Model 11/P115/N/S/F2 Palletizer, S/N 109694; with Pallet Loading Position; Infeed Roller Conveyor; Stacking Unit; Pick and Place Arm; and 48” x 15’ Power Roller Conveyor

		(1)	Newtec Model 1800 Orbital-Type Stretch Wrap Machine, (1985)

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
346	1-	Bottling Line #3; 1-Liter, 2-Liter, and 3-Liter Bottling Capacity, 12,000 Bottles/Hour, To Include:		550,000

		(1)	Lita Model TRP Depalletizer, S/N 2207, (1999); with 3-Strand Chain Infeed Conveyor, 43”W x 15’L; Overhead Cardboard Pick and Place Arm, Pneumatic; Pallet Takeoff Position, with 48”W x 15’L Take-Up Roller Conveyor; 2-Strand Chain Conveyor; and Dump Chute

		(1)	28”W x 25’L Inclined Drag Conveyor

		(1)	28”W x 25’L Drag Conveyor

		(1)	28”W x 25’L Inclined Drag Conveyor

		(1)	28”W x 25’L Drag Conveyor

		(1)	28”W x 25’L Drag Conveyor; with Dump Chute

		(1)	28”W x 25’L Inclined Drag Conveyor; with Dump Chute

		(1)	Procomac Model Topstar Bottle Unscrambler, S/N P2731

		(1)	Estimated 6”W x 35’L Air Powered Conveyor; with (2) Top-Mounted Blowers

		(1)	Dawson/Hills 18 Position Rinser, S/N M24703

		(1)	Stork Model VR32/8 32-Valve Filler; Stainless Steel

		(1)	Zalkin 8-Head Capper, (1992)

		(1)	3”W x 50’L Interlocking Plastic Belt Conveyor

		(1)	6”W x 50’L Interlocking Plastic Belt Conveyor

		(1)	Dawson/Hills 36-Position Rinser, S/N M24793

		(1)	Stork 48-Valve Filler; Stainless Steel

		(1)	Zalkin 8-Head Capper, (1992)

		(1)	3”W x 30’L Interlocking Plastic Belt Conveyor

		(1)	CPS 20,000-Liters/Hour Pasteurizer, (2005); with Siemens Model Simatic PLC Control; and Associated Heat Exchanger

		(1)	Diverter; Estimated 12”W x 4’L

		(1)	Arol Model Euro/PP 8-Head Capper, S/N 8813, (2004); with Overhead Cap Feeder

		(1)	3”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	3”W x 200’L Interlocking Plastic Belt Conveyor; with (2) 180° Turn Sections

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Krones Model Canmatic 12-Position Wraparound Labeler, S/N 073B83; with Hot Melt Glue Applicator; Label Placement Position; and PLC Controls

		(1)	3”W x 30’L Interlocking Plastic Belt Conveyor

		(1)	Linx Model 6800 Ink Jet Coder

		(1)	28”W x 5’L Diverter

		(1)	16”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 35’L Interlocking Plastic Belt Conveyor; with 180° Turn Section

		(1)	28”W x 5’L Diverter

		(1)	16”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	Zambelli Model LFT 40/V Case Packer, S/N 1450, (1999); with PLC Control; Overhead Stretch Wrapper Station; and 30”W x 5’L Interlocking Plastic Belt Conveyor

		(1)	Zambelli Model M/L Shrink Tunnel, S/N 1450, (1999); 14” x 20” Parts Opening; with 24” Wire Mesh Belt Conveyor; and (2) Overhead Cooling Fans

		(1)	24”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	Logopak Model 90611890 Pressure Sensitive Labeler, S/N 2030273, (2003)

		(1)	24”W x 10’L Power Roller Conveyor; with Electric Motor Drive

		(1)	24”W x 35’L Inclined Power Belt Conveyor

		(1)	30”W x 7’L Roller Conveyor; with 45° Turn Section

		(1)	24”W x 10’L Inclined Power Belt Conveyor

		(1)	30”W x 7’L Roller Conveyor; with 45° Turn Section

		(1)	24”W x Estimated 150’L Power Roller Conveyor

		(1)	30”W x 7’L Roller Conveyor; with 45° Turn Section

		(1)	3-Level Carousel; Estimated 75 Linear Feet

		(1)	24”W x 75’L Power Roller Conveyor

		(1)	Estimated 24”W x 8’L Interlocking Plastic Belt Conveyor

		(1)	Estimated 24”W x 36”L Power Belt Conveyor

		(1)	Estimated 36”W x 15’L Interlocking Plastic Belt Conveyor

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Central Bottling International Model KP233/1/A Palletizer, S/N 2701/009, (2004); with Automatic Pallet Loader; Estimated 48”W x 20’L Power Roller Conveyor; Pneumatic Cardboard Loader; Safety Enclosure; and Blackstar Engineering PLC Control

		(1)	Robopac Model Helix Orbital Stretch Wrap Machine, S/N 033020018, (1990); with Estimated 48”W x 45’L Power Roller Conveyor, with (2) Rotary Turn Tables; Safety Enclosure; and PLC Control

		(1)	Lot of Associated Mezzanine; Pumps; Piping; etc.

		Total Bottling:		$3,050,000

		Warehouse

347	1-	Packaging Machinery Model FP135S Stretch Wrap Machine, S/N 8410		$4,000

348	1-	Lot of Pallet Racking, To Include:		25,000

		(223)	89”W x 44”D x 20’H Pallet Racks; Adjustable, 2- to 3-Tier

		(37)	89”W x 44”D x 20’H Pallet Racks; Adjustable, 4- to 5-Tier

		(7)	144”W x 44”D x 20’H Pallet Racks; Adjustable, 2-Tier

349	1-	5,000-Lb. Platform Scale; with 48” x 48” Platform; and Setra Super Count High Resolution Counting Scale		1,500

		Total Warehouse:		$30,500

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Plant Utilities

350	1-	Satec 1,000-Liters/Shift Water Treatment System, S/N A1736; (Estimated 1980s); Upgraded In 2007, To Include:		$45,000

		(1)	3,000-Liter Galvanized Steel Raw Water Storage Tank; with Rubber Lining

		(1)	150,000-Liter Galvanized Steel Semi-Treated Water Storage Tank; with Rubber Lining

		(1)	BAC Model V1-50-3 Cooling Tower, S/N 72-4347H, (1972); (Not In Service)

		(2)	BAC Model VX1-50-2X Cooling Towers, S/N 92-4100C and S/N 92-4108C, (1992); (Not In Service)

		(5)	Satec Carbon Filters

		(4)	Satec Dealkalizers

		(1)	Satec Carbon Filter

		(4)	Ametek Polisher Filters

		(1)	Willand UV Water Treatment Lamp

		(1)	Forbes 4,000-Liter Plastic Hydrochloric Acid Storage Tank

		(1)	90,000-Liter Carbon Steel Effluent Tank; with 4,000-Liter Dosing Tank

		(1)	10,000-Liter Fiberglass Salt Tank

		(1)	Lot of Associated Pumps; Piping; Motors; Flow Regulators; Valves; etc.

351	1-	Plant Compressed Air System, To Include:		20,000

		(1)	Atlas Copco Model GA408 8-Bar Rotary Screw Air Compressor, S/N ARP.726849; (Estimated 1980s); 74,521 Hours Indicated

		(1)	Atlas Copco Model GA30 10-Bar Rotary Screw Air Compressor, S/N ARP.715489, (1989); 71,116 Hours Indicated

		(1)	Atlas Copco Model GA55 7.5-Bar Rotary Screw Air Compressor, S/N AII.455203, (1995); 100,011 Hours Indicated

		(2)	Vertical Air Receiving Tanks

		(1)	Hiross Model PGN180 Compressed Air Dryer, S/N 2926090002, (2005)

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Atlas Copco Model GA37 10-Bar Rotary Screw Air Compressor, S/N AII.318817, (1995); 35,646 Hours Indicated

352	1-	ACS Cooling Tower		3,500

		Total Plant Utilities:		$68,500

Yard

353	1-	Lot of Tanks, To Include:		$325,000

		(2)	26,200-Liter Glucose Stainless Steel Tanks, (1998); Each with Associated Pumps; and Heater, 100°C Maximum Temperature

		(2)	26,200-Liter Grape Juice Stainless Steel Tanks; Cone Bottom Type; Each with Associated Pumps

		(2)	26,200-Liter Glucose Stainless Steel Tanks; Cone Bottom Type; Each with Associated Pumps; and Heaters

		(2)	30,000-Liter Glucose Stainless Steel Tanks; Cone Bottom Type; Each with Associated Pumps; and Heaters

		(2)	34,000-Liter Fiberglass Tanks; Each with Associated Pumps

		(1)	40,000-Liter Sugar Dissolver Stainless Steel Tank; with Associated Mixer; and Aluminum Jacket

		(1)	43,000-Liter Sugar Stainless Steel Tank; Cone Bottom Type; with Associated Pumps

		(1)	100,000-Liter Citric Acid Stainless Steel Tank; Cone Bottom Type; with Jacket; and Associated Pumps

		(2)	100,000-Liter Spring Water Stainless Steel Tanks; Cone Bottom Type; with Jacket; and Associated Pumps

		(2)	65,000-Liter Stainless Steel Tanks; Cone Bottom Type; with Associated Pumps; Piping; (Not In Service)

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
354	1-	Pakawaste Model ExtractPak Can Crusher, S/N 5999PWT1007, (2007); with Pakawaste Bucket Loader, S/N 6000PWT1007; Waste Hopper; Hydraulic Power Unit; Safety Enclosure; and Control		15,000

355	1-	Manufacturer Unknown 30” x 60” Vertical Baler		3,500

		Total Yard:		$343,500

Throughout Plant

356	1-	Lot of QC Laboratory Equipment, To Include:		$80,000

		(1)	Corning Model 965 Carbon Dioxide Analyzer

		(1)	AND Model HA-200A Balance

		(1)	DR Lange Model LASA 50 Photometer

		(3)	Mettler Toledo Model DL50 Titrators

		(2)	Hanna Model 211 pH Meters

		(3)	Bellingham & Stanley Model RFM 342 Refractometers

		(1)	Millipore Model Elix 3 Water Distiller

		(1)	Hach Model LT 200 Photometer

		(1)	Paar Model DMA48 Density Meter

		(2)	Carbo Model QC Carbon Analyzers

		(1)	Branson Model 2510 Ultrasonic Water Bath; with Lauda Model Econoline 3 Temperature Controller

		(2)	Transgenomic Model 3500 HPLC Systems, S/N 1231-184; and S/N 1231-171; Each with Pump; Sampler; Oven; Detector; Interface; and Computer Control

		(1)	Younglin Model Acme 9000 RI Detector, (2007); with Vacuum Degasser; and Mixer

		(1)	Avery Balance

		(1)	Bellingham & Stanley Model RFM 742 Refractometer

		(1)	Lot of Laboratory Support Equipment, To Include: Worktable; Glassware; Digital Thermometers; Portable Testers; etc.

357	1-	Lot of Kitchen Equipment, To Include: Stoves; Deep Fryers; Dish Washers; Coolers; Serving Station; Sink; Warmer; Cooking Utensils; etc.		5,000

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
358	1-	Lot of Maintenance Equipment, To Include:		12,500

		(1)	Slingsby 25-Ton Shop Press

		(1)	Colchester Model Master 2500 14” x 40” Geared-Head Engine Lathe

		(1)	Beaver Model VBRP Vertical Milling Machine, S/N 7165/2; with 10” x 52” T-Slot Table; and Machinist Vise

		(1)	Ajax Model AJPD25 20” Pedestal Drill, S/N 15912

		(1)	Sureweld Model 165 165-Amp Tig Welder; with Portable Cart

		(1)	DeWalt Model DW871L 14” Abrasive Cut-Off Saw

		(1)	Murex Model Transtig 200 200-Amp Tig Welder; with Portable Cart

		(2)	Linx Model 6800 Coders

359	1-	Lot of Factory and Support Equipment, To Include: Worktables; Parts Bins; Hand Tools; Fume Extractors; Torch Carts; Double-End Grinders; Portable Carts; Bench Drills; etc.		15,000

360	1-	Lot of Office Furniture and Business Machines, To Include: Desks; Chairs; File Cabinets; Conference Room Furniture; etc.		25,000

		Total Throughout Plant:		$137,500

Total Appraised Orderly Liquidation Value -				$3,630,000

Cott Corporation [***] [Address redacted]

Cott Corporation

[***]

[Address redacted]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

[Address redacted]

Effective Date: January 16, 2008	Orderly Liquidation Value
Bottling	$11,873,425
Warehouse	155,000
Laboratory	123,000
Maintenance	25,000
Yard	207,500
Plant Utilities	774,250
Throughout Plant	80,350

Total Appraised Orderly Liquidation Value -	$13,238,525

Cott Corporation [***] [Address redacted]

Appraisal

Cott Corporation

[***]

[Address redacted]

Machinery & Equipment

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Bottling

361	1-	Bottling Line #2C, (2005); 250mL @ 18,000 Bottles/Hour, 330mL @ 18,000 Bottles/Hour, 400mL @ 18,000 Bottles/Hour, 500mL @ 18,000 Bottles/Hour, and 750mL @ 12,000 Bottles/Hour, To Include:		$2,750,000

		(1)	Sidel Model SBO 10 Universal Blow Molding Machine, S/N 11043, (2006); 18,000 Bottles/Hour, 10-Mold; with Feed Hopper, with Self Dumping Loader; (2) Inclined Feed Conveyors; Hitema Model ECA.061/CP.P.PI.SID Chiller, S/N S03N52754, (2006); and PLC Control

		(1)	Simonazzi Estimated 6”W x 285’L Air Powered Conveyor; Stainless Steel, Automatic Adjusting; with (13) Blowers; and PLC Control

		(1)	Arol Model M8931 Cap Feeder, S/N M9318-482C, (2005); Stainless Steel; with Loading Hopper; and Estimated 20’ Inclined Conveyor

		(1)	Arol Model MECC Cap Feeder, S/N 10322, (2007); with Feed Hoppers; and Estimated 20’ Inclined Conveyor

		(1)	Simonazzi Model Stilltronic 40-10K 40-Valve Volumetric Filler, S/N RAT 010, (2005); with Simonazzi Model 80-P113W; 10-Head Capper, S/N LGH200, with (3) Bowl Feeders; Elwatt Model E01 Air Conditioner, S/N 04112A, with Johnson Controls Regulator; and Siemens Model Simatic Panel PLC Control

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Estimated 3-1/2”W x 75’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections

		(1)	Simonazzi Model MR/GST 4K-IGBT 4-kW Induction Sealer, S/N 585/C.2721/04, (2005)

		(1)	Heuft Model Spectrum TX Fill Level Detector, S/N 2RG018441, (2005)

		(1)	Inverter; with Conveyor; and Stainless Steel Frame

		(1)	Corema Model JA/C-75EE Chiller, S/N 30349, (2005)

		(1)	Custom Built Wash Station; with Air Dry Off

		(1)	Krones Model Canmatic 720-12 12-Station Wraparound Labeler, S/N K073-S33, (2005); Stainless Steel; with Pass Through Conveyor; Label Feeder; Glue Applicator; Laser Inspection Station, with Automatic Reject Station; and PLC Control

		(1)	Estimated 3-1/2”W x 27’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections

		(1)	Simonazzi Model Starblend Plus Mixer, S/N SAE 171, (2005); 9,000-Liters/Hour; with Maselli Model UN-22 Diet Analyzer; Estimated 3,000-Gallon Capacity Finish Product Storage Tank; DMT Model Burdomat IIK Dosier; Siemens Model Simatic PLC Control; Associated Filters; and Pumps

		(1)	Reda Model Past. 4500-900L Pasteurizer, S/N 2830, (2005); with CIP System; and Siemens Model Simatic PLC Control

		(1)	Estimated 16”W x 12’L Diverter Interlocking Plastic Belt Conveyor

		(2)	Estimated 14”W x 20’L Diverter Interlocking Plastic Belt Conveyors

		(1)	Estimated 14”W x 30’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	Estimated 20”W x 20’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Zambelli Model LFT 40 Case Packer, S/N 4355, (2004); with Estimated 20”W x 20’L Interlocking Plastic Belt Conveyor, with Lane Diverter; Overwrap Station; 27”W x 11”H Heat Shrink Tunnel, with Pass Through Conveyor; and Control

		(1)	Estimated 24”W x 14’L 90-Degree Power Belt Conveyor

		(1)	Estimated 21”W x 15’L Power Roller Conveyor; with Lane Diverter

		(2)	Linx Model 6800 Ink Jet Coders, S/N BQ804; and S/N Unknown, (2004); with Shared Power Roller Conveyor

		(1)	Estimated 23”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	Estimated 13”W x 30’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	Zambelli Model LFT 25/V Compact Case Packer, S/N 4330, (2004); with Estimated 20”W x 15’L Interlocking Plastic Belt Conveyor, with Lane Diverter; Overwrap Station; Nordson Hot Melt Glue Applicator; 27”W x 11”H Shrink Tunnel; and Control

		(1)	16”W x 35’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections

		(1)	Estimated 20”W x 20’L Power Roller Conveyor

		(1)	20”W x 20’L Interlocking Plastic Belt Conveyor

		(1)	Logopak Model 906IIF Pressure Sensitive Labeler, S/N 2050047, (2005)

		(1)	Estimated 12”W x 30’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections

		(1)	Estimated 12”W x 140’L Power Belt Conveyor; with (3) 90° Turn Sections; and (2) Inclined Sections

		(1)	Simonazzi Model Kombi Palletizer, S/N IBP6.33, (2004); with 41”W x 30’L Power Roller Conveyor; Pallet Loading Station; Pneumatic Cardboard Pick and Place Station; Laser Guide System; and PLC Control

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Robopac Model Helix HS30 Orbital Stretch Wrap Machine, S/N 4004100413, (2005); with 41”W x 25’L Power Roller Conveyor

		(1)	48”W x 15’L Chain-Type Pallet Offload Conveyor

		(1)	Markem Model Cimpak 300 Pressure Sensitive Labeler, S/N 00C3A693, (2000)

		(1)	Simonazzi Model Sweep-Off A/Z Depalletizer, S/N I0G123-2077, (2004); with Pneumatic Cardboard Placer; Pallet Offload Station; Interlocking Plastic Belt Lane Diverter; and PLC Control

		(1)	Estimated 6”W x 55’L Air Powered Conveyor; with (2) Blowers

		(1)	Lot of Associated Mezzanine; Pumps; Motors; etc.

362	1-	Bottling Line #2A, (1986); 2-Liter @ 10,000 Bottles/Hour Capacity, To Include:		375,000

		(1)	Simonazzi Estimated 6”W x 300’L Air Powered Conveyor; with (10) Top-Mounted Blowers

		(1)	Procomac Model Gripstar 24-Station Rinser, S/N P2190, (1991); with Interlocking Plastic Belt Conveyor; Orientator; and Control

		(1)	Simonazzi Estimated 6”W x 24’L Air Powered Conveyor; with (2) Top-Mounted Blowers

		(1)	O & H Model Hansa 120-Valve Volumetric Filler, (1971); Stainless Steel, 16,000 Bottles/Hour Capacity; with Arol 20-Head Capper, with Cap Feeder; Interlocking Plastic Belt Exit Conveyor; and Push-Button Control

		(1)	Wilhelm Hormes Stainless Steel Mixer, S/N 854/86, (1986); 6.5 Bar Maximum Pressure, 3,406 Liter Capacity; with (3) Stainless Steel Mixing Tanks; Associated Filters; Pumps; and Motors

		(1)	Estimated 16”W x 45’L Interlocking Plastic Belt Conveyor

		(1)	3-1/2”W x 30’L Interlocking Plastic Belt Conveyor; with 36”W x 15’L Diverter

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Krones Model Canmatic 730/10 Wraparound Labeler, (1986); Stainless Steel, 16,000 Bottles/Hour Capacity; with Glue Station; Label Feeder; Bottle Orientator; Interlocking Plastic Belt Infeed and Exit Conveyors; and Control

		(1)	Estimated 16”W x 25’L Interlocking Plastic Belt Conveyor

		(1)	Estimated 16”W x 8’L Interlocking Plastic Belt Conveyor

		(1)	Estimated 16”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	Estimated 15”W x 35’L Interlocking Plastic Belt Conveyor

		(1)	Zambelli Model LFT 50 Case Packer, (1986); with Estimated 20”W x 10’L Interlocking Plastic Belt Conveyor, with Lane Diverter; Overwrap Station; 26”W x 12”H Shrink Tunnel; and Control

		(1)	Logopak Model 906IIF400 Pressure Sensitive Labeler, S/N 2030182, (2003); with Interlocking Plastic Belt Conveyor; and (2) 90° Power Belt Conveyors

		(1)	BPE Estimated 20”W x 25’L Interlocking Plastic Belt Conveyor

		(1)	Twinpak Inc. Model MDEL Handle Applicator, S/N 189-95, (1995); with Interlocking Plastic Belt Conveyor; and Control

		(1)	Estimated 12”W x 20’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	Steinle Model Unipal Palletizer, S/N 1614210, (1987); with Infeed Conveyor; Stacker; Pallet Loader; Pneumatic Cardboard Placer; and Control

		(1)	Haloila Model Octopus 1800S Orbital Stretch Wrap Machine, S/N 955856-001, (1995); with Chain-Type Conveyor; and PLC Control

		(1)	Prestek Model Sympak Pressure Sensitive Labeler

		(1)	Maillis Model PR202 Stretch Wrap Machine

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Estimated 16”W x 230’L Interlocking Plastic Belt Conveyor; with (4) Lane Diverters; and (5) 90° Turn Sections

		(1)	Berchi Model Genius PP/6 Palletizer, S/N 0504BF3537/00, (2000); with Interlocking Plastic Belt Infeed Conveyor, with (3) Lane Diverters; Pallet Feed Station; Pneumatic Cardboard Placer; Powered Roller Conveyor; Chain-Type Conveyor; and PLC Control

		(1)	Berchi Model Avvolgitrice 8PF/A Orbital Stretch Wrap Machine, S/N 0504BT3538/00, (2000); with Powered Roller Conveyor; Chain-Type Conveyor; and PLC Control

		(1)	Lot of Associated Mezzanine; Pumps; Motors; etc.

363	1-	Lot of Phase II Syrup Room Tanks, To Include:		20,000

		(4)	Wilhelm Hormes 4,000-Liter Stainless Steel Tanks, (1986); Each with Top-Mounted Electric Mixer; and Associated Pumps

		(2)	Kells 5,000-Liter Stainless Steel Tanks, (1995); Each with Lightnin Top-Mounted Electric Mixer

		(1)	2,000-Liter Stainless Steel Tank; with Bottom Mounted Electric Mixer; and Associated Pumps

		(1)	500-Liter Stainless Steel Tank; with Bottom Mounted Electric Mixer; and Associated Pumps

		(1)	Marco 6-kg Batch Scale; Stainless Steel

		(1)	Lot of Associated Batch Controls; Pumps; Motors; and Mezzanine

364	1-	Lot of Phase III Syrup Room Equipment, To Include:		45,000

		(2)	5,500-Liter Stainless Steel Tanks; Each with Top-Mounted Electric Mixer; and Associated Pumps

		(4)	3,000-Gallon Stainless Steel Tanks; Each with Top-Mounted Electric Mixer; and Associated Pumps

		(1)	1,600-Liter Stainless Steel Tank

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	2,000-Liter Stainless Steel Tank; with Top-Mounted Electric Mixer; and Associated Pumps

		(2)	5,000-Liter Stainless Steel Tanks; Each with Top-Mounted Electric Mixer; and Associated Pumps

		(1)	Marco Model Data Master Batch Scale; Stainless Steel

		(1)	Lot of Associated Pumps; Filters; Batch Controllers; Flow Regulators; etc.

365	1-	Lot of Phase IV Syrup Room Equipment, To Include:		125,000

		(10)	3,000-Liter Stainless Steel Tanks; Each with Bottom-Mounted Mixer; Associated Pumps; and Motors

		(1)	PSL CIP System, S/N P0265, (2000); with (3) Stainless Steel Storage Tanks; (2) Alfa Laval Heat Exchangers; Siemens PLC Controls; and Associated Pumps

		(2)	Marco Model Datamaster Batch Scales

		(6)	2,000-Liter Stainless Steel Tanks; Each with Bottom-Mounted Electric Mixer; and Associated Pumps

		(4)	Musk 8,000-Gallon Stainless Steel Tanks, (1994); Each with Bottom-Mounted Electric Mixer; and Associated Pumps

		(1)	Rexroth Model Gravimol Maassmol S5/LS2000 Weigh Scale, (1994); with Meyers Flowmeters; and Associated Pumps

		(1)	Estimated 10,000-Liter Stainless Steel Tank, Asset #F9; with Associated Pumps

		(1)	Lot of Associated Flowmeters; Motors; Batch Controllers; etc.

366	1-	Bottling Line #4A, (1994); 250mL @ 36,000 Bottles/Hour, 330mL @ 36,000 Bottles/Hour, 500mL @ 36,000 Bottles/Hour, To Include:		2,750,000

		(1)	Posimat Model 37 Bottle Unscrambler, S/N OC10628, (2003); Posi Switch Type, Stainless Steel, 0.25 Liter, 0.33 Liter, 0.52 Liter Format Types, (39) Bottle Feed Positions; with Estimated 6”W x 20’L Belt Takeoff Conveyor; Lodematic Box Tilter; 18”W x 15’L Inclined Drag Conveyor; and Hitech Control

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	NTS Estimated 6’W x 45’L Air Powered Conveyor, S/N 10035328, (2003); with Top-Mounted Blower

		(1)	NTS Estimated 6”W x 45’L Air Powered Conveyor, S/N 40040356, (2005); with 90° Turn Position; and Top Mounted Blower

		(1)	Lodematic Model TROP19 300-kg Box Tilter, S/N 9823993, Asset #SB024

		(1)	Sidel 210-kg Drag Conveyor; 8”W x 20’L, Inclined; with Dump Hopper

		(1)	Sidel Estimated 6”W x 25’L Air Powered Conveyor

		(1)	Sidel Model SB0 20 U Blow Molding Machine, S/N 6003, (2005); 36,000 Bottles/Hour, 20-Mold

		(1)	NTS Estimated 6”W x 30’L Air Powered Conveyor, S/N 40040356, (2005)

		(1)	NTS Estimated 6”W x 275’L Air Powered Conveyor; with 90° Turn Section; and Top-Mounted Blowers

		(1)	All-Fill 96-Valve Filler, Asset #FIL/505, (1993); Stainless Steel; with Stainless Steel Enclosure; and All-Fill CNC Control

		(1)	All-Fill Mixer, S/N 930088.2, (1993); 25,000 Liters/Hour, Stainless Steel; with (2) 1,330-Liter Horizontal Stainless Steel Holding Tanks; 1,330-Liter Vertical Stainless Steel Holding Tank; Estimated 250-Liter Vertical Stainless Steel Holding Tank; Associated Filters; Metering Pumps; and Control

		(1)	All-Fill Rinser, (1993)

		(1)	Zalkin 18-Head Capper, S/N 4253, (1994); with Andre Model EC Cap Feeder, S/N FC13, (1993)

		(1)	Mapex, Inc. Model MLG Fill Level Detector

		(1)	Heuft Model V000272 Fill Level Detector, (1993)

		(1)	2”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	20”W x 20’L Interlocking Plastic Belt Conveyor

		(1)	42”W x 7’L Diverter-Type Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	20”W x 15’L Interlocking Plastic Belt Conveyor

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Diverter-Type Interlocking Plastic Belt Conveyor; with 90° Turn Section; 20” x 5’ Straight Position; Second Diverter Position, 16” x 5’, 90° Turn Section; 42” x 20’L Double Diverter Position; and 2” x 25’ Interlocking Plastic Belt Infeed Conveyor Section

		(1)	Linx Model 6800 Ink Jet Coder

		(1)	Krones Model Canmatic Wraparound Labeler, S/N 073-DK8, (1993); with (20) Labeling Positions; and Krones Model LabelJet Control

		(1)	Estimated 42”W x 50’L Interlocking Plastic Belt Conveyor; with (3) Crossover Positions; (2) 90° Turn Sections; and Motor Drive

		(1)	26-1/2”W x 20’L Interlocking Plastic Belt Conveyor

		(1)	Zambelli Model LFT 60 Case Packer, S/N 4327, (2004); with IPC Model Magelis CNC Control

		(1)	Zambelli Shrink Tunnel; 11” x 28” Parts Opening; with 31”W Flow Through Conveyor Belt; and (2) Overhead Exhaust Positions

		(1)	Zambelli 42”W x Estimated 10’L Interlocking Plastic Belt Conveyor, S/N 1730

		(1)	Zambelli 9”W x 10’L Inclined Interlocking Plastic Belt Conveyor, S/N 1730

		(1)	9”W x Estimated 25’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections; and Lift Gate

		(2)	Linx Model 2LDX 6000 Series Ink Jet Coders

		(1)	15”W x 20’L Interlocking Plastic Belt Conveyor; with 180° Turn Section; and Electric Motor Drive

		(1)	15”W x 20’L Interlocking Plastic Belt Conveyor; with Overhead Divider Position

		(1)	26”W x 20’L Roller Belt Conveyor; with Associated Motor Drive

		(1)	60”W x 25’L Interlocking Roller Top Conveyor; with (2) 90° Turn Position; Overhead Divider Position; and Associated Motor Drive

		(1)	Estimated 26”W x 35’L Interlocking Plastic Belt Conveyor; with (3) Diverter Position; (2) 26”W x 5’L Straight Positions; and Associated Motor Drive

		(1)	26”W x 15’L Interlocking Plastic Belt Conveyor; with Overhead Sorting Table; and Electric Motor Drive

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Zambelli Model LFT30V Case Packer, S/N 1194; with 26” x 5’ Infeed Conveyor; Nordson Hot Melt Glue Applicator; 2-Chain Drag Conveyor; and 24” x 24” Outfeed Belt Conveyor

		(1)	Zambelli Model M1/S Shrink Tunnel, S/N 11; 17” x 29” Parts Opening; with 30” Flow Through Belt Conveyor; (2) Overhead Exhaust Pull-Down Units; and 32” x 5’ Powered Roller Outfeed Conveyor

		(1)	16”W x 20”L Power Belt Conveyor

		(1)	16”W x 10’L Power Belt Conveyor; Inclined; with Electric Motor Drive

		(1)	16” x 30’L Power Belt Conveyor; with 180° Turn Position

		(1)	16”W x 5’L Power Roller Conveyor; with 90° Turn; and Electric Motor Drive

		(1)	16” x 10’ Power Roller Conveyor; Inclined; with Electric Motor Drive

		(1)	Estimated 16”W x 250’L Power Roller Conveyor; with (2) 90° Turn Positions

367	1-	Bottling Line #4B, (1994); 2-Liter @ 26,000 Bottles/Hour, To Include:		1,750,000

		(1)	Lodematic Model WR OPL19 300-kg Box Tilter, S/N 9805393, Asset #SBO 10, (1998)

		(1)	Estimated 16”W x 10’L Drag Conveyor; Inclined; with Hopper

		(1)	Anduze Estimated 10’L Conveyor, S/N 5033, (1993)

		(1)	Sidel Model SB0 10/10 Blow Molding Machine, S/N 207, (1993); 18,000 Bottles/Hour, 10-Mold; with Chiller; and Model ES16 Control

		(1)	Estimated 6”W x 135’L Air Powered Conveyor; with (3) Top-Mounted Blowers

		(1)	Lodematic Model TR OP19 300-kg Box Tilter, S/N 98271193, Asset #SBO 16

		(1)	Ardi Model XMRP Parts Elevator, S/N 522, (1993)

		(1)	Sidel Model SB016 F0UR Blow Molding Machine, S/N 50, (1993); 28,800 Bottles/Hour, 16-Mold; with Chiller; and Control

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	6”W x Estimated 150’L Air Powered Conveyor; with (3) Top-Mounted Blowers

		(1)	Indexer

		(1)	Estimated 6”W x 300’L Air Powered Conveyor; with (8) Top-Mounted Blowers

		(1)	All-Fill Model ALSIM 140-Valve Filler, Asset #FIL/506, (1993); Stainless Steel, 60,000 Liters/Hour; with Asfill CNC Control

		(1)	All-Fill Rinser

		(1)	Zalkin 20-Head Capper; with Andre Model EC Cap Feeder, S/N 1369, (1993)

		(1)	All-Fill Model Modumix 50 Mixer, Asset #CAR/506; 60,000 Liters/Hour; with (2) 2,240-Liter Capacity Horizontal Stainless Steel Tanks; 2,240-Liter Capacity Stainless Steel Vertical Tank; and PCS Control

		(2)	Amazon Model 622440JB60C1EE Filters, (2005)

		(1)	Heuft Model Spectrum Fill Level Detector

		(1)	6”W x 30’L Interlocking Plastic Belt Conveyor

		(1)	48”W x Estimated 150’L Interlocking Plastic Belt Conveyor; with (6) Crossover Sections; and Estimated 24” x 10’ Straight Sections

		(1)	Krones Model Canmatic Wraparound Labeler, S/N K072-027, Asset #LAB/506, (1994); Stainless Steel; with Pass Through Conveyor; Label Feeder; Glue Applicator; Laser Inspection, with Reject Station; and PLC Control

		(1)	Linx Model 6800 Ink Jet Coder; with Print Head

		(1)	8”W x Estimated 50’L Interlocking Plastic Belt Conveyor; with 90° Turn Section; and Associated Electric Motor Drive

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	42”W x 150’L Interlocking Plastic Belt Conveyor; with 180° Turn Section; (3) 90° Turn Sections; and Associated Motor Drives

		(1)	Zambelli Model LFT60/V Case Packer, S/N 1202; with Dual Overhead Sorting Positions; Overwrapping Position; 24” x 10’ Power Belt Conveyor; and Controls

		(1)	Zambelli Model M2/S Shrink Tunnel, S/N 1205; 19” x 29” Parts Opening; with (2) Overhead Exhaust Blowing Units; and 32”W Pull Through Wire Mesh Conveyor

		(1)	42”W x 5’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	24”W x 15’L Power Roller Conveyor; 180° Angle Type; with Motor Drive

		(1)	12”W x Estimated 20’L Power Belt Conveyor

		(1)	Estimated 12”W x 45’L Power Belt Conveyor

		(1)	Estimated 16”W x 250’L Power Belt Conveyor

		(1)	Estimated 16”W x 0.5’L Power Belt Conveyor; Inclined

		(2)	Logopak Model 906 11 B90 Pressure Sensitive Labelers, S/N 204 0074, (2004); and S/N 204 0073

		(1)	60”W x 3’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	16”W x 5’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	16”W x 3’L Power Roller Conveyor; with Electric Motor Drive

		(1)	60”W x 3’L Power Belt Conveyor; with Electric Motor Drive

		(1)	Kettner Model LV POST30.49 60”W x 72”L Diverter, S/N 93/9018/089, (1993); with Electric Motor Drive

		(1)	60”W x 60”L Power Roller Conveyor

		(1)	60”W x 15’L Roller Belt Conveyor; with (3) Overhead Diverting Lanes

		(1)	60”W x 10’L Roller Belt Conveyor; with (3) Overhead Diverting Lanes

		(1)	Power Belt Conveyor; 3-Position, Each Position 8”W x 7’L; with Electric Motor Drive

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Kettner Palletizer, S/N 93433014, (1993); with 48”W x 30’L 3-Strand Chain Conveyor

		(1)	Haloila Model OCTO1800S Orbital-Type Stretch Wrap Machine, S/N 5788, (1993)

		(1)	Markem Model Cimpak 300 Pressure Sensitive Labeler, S/N 06C3D4751, (2006)

		(1)	42”W x 10’L 2-Strand Chain Conveyor

		(1)	Kettner Depalletizer; with 48” x 30’ 3-Strand Chain Conveyor

		(1)	2-Strand Chain Conveyor

		(1)	Kettner Palletizer; with Robotic Pick & Place Arms; Estimated 25’ Lift; and 48” x 25’ 3-Strand Chain Conveyor

		(1)	Haloila Model OCT01800S Orbital-Type Stretch Wrap Machine, S/N 5789, (1993)

		(1)	Markem Pressure Sensitive Labeler

		(1)	2-Strand Chain Conveyor

		(1)	Estimated 48”W x 35’L Power Roller Conveyor; with Electric Motor Drives

368	1-	Bottling Line #4D; 2-Liter @ 18,000 Bottles/Hour, To Include:		1,450,000

		(1)	Lodematic 300-kg Box Tilter

		(1)	Sidel Elevator; Estimated 15’H; with Dump Hopper

		(1)	Sidel Model SB016 FOUR Blow Molding Machine, S/N 46, (1993); 16-Mold; with Chiller; and PLC Control

		(1)	Estimated 6”W x 250’L Air Powered Conveyor; with (5) Top-Mounted Blowers

		(1)	Procomac Model M0547/048 48-Position Bottle Rinser, S/N IR.48.123, (1998)

		(1)	All-Fill Model Rotary Fill 48-80-11 80-Valve Filler, S/N 20011, (1998)

		(1)	Arol Model PK10 10-Head Capper, S/N 5667, (1998); with Andre Model EC Cap Feeder, S/N 1368, (1993)

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	4”W x 30’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	Heuft Model Basic Fill Level Detector

		(1)	Estimated 24”W x 125’L Interlocking Plastic Belt Conveyor; with (5) 42”W Diverter Sections; and Associated Motor Drive

		(1)	Central Bottling International Model Volumix Mixer, S/N 13912, (2000); 32,000 Liters/Hour; with Associated Metering Pumps

		(1)	Central Bottling International Pasteurizer

		(2)	Estimated 5,000-Gallon Stainless Steel Tanks; Each with Grieves Agitator, Leg Mounted

		(1)	Estimated 4”W x 35’L Interlocking Plastic Belt Conveyor

		(1)	Krones Model Canmatic Wraparound Labeler; Stainless Steel; with Pass Through Conveyor; Label Feeder; Glue Applicator; Laser Inspection, with Automatic Reject Station; and PLC Control

		(1)	4”W x 30’L Interlocking Plastic Belt Conveyor

		(1)	Linx Model 6000 Series Ink Jet Coder

		(1)	Estimated 50’L Interlocking Plastic Belt Conveyor; with 24”W Diverter; 16”W Straightways; (3) Diverter Positions; and Associated Motor Drive

		(1)	12”W x 25’L Interlocking Plastic Belt Conveyor; with (2) 36”W x 5’ Diverter Stations; and Assorted Electric Motor Drives

		(1)	3”W x 10’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	12”W x Estimated 25’L Interlocking Plastic Belt Conveyor; with 36” x 10’L Diverter Position

		(1)	Twinpak Inc. Model MFE 130 Packaging Machine, S/N 307S96, (1996)

		(1)	4”W x 7’L Interlocking Plastic Belt Conveyor; with Electric Drive

		(1)	4-1/2”W x Estimated 125’L Interlocking Plastic Belt Conveyor

		(1)	12”W x 12’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	40”W x 7’L Diverter-Type Interlocking Plastic Belt Conveyor; with Electric Motor Drive

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	14”W x 20’L Interlocking Plastic Belt Conveyor; with 90° Turn Section; and Diverter Position

		(1)	3”W x 10’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	Twinpak Inc. Model MFE130 Packaging Machine, S/N 306-96, (1996)

		(1)	4-1/2”W x Estimated 125’L Interlocking Plastic Belt Conveyor; with Associated Motor Drive

		(1)	Kensol Divider

		(1)	48”W x 25’L Interlocking Plastic Belt Conveyor

		(1)	Kensol Interlocking Plastic Belt Conveyor; with 42”W x 10’L Diverter Section; Estimated 12”W Straight Positions; and 180° Turn Section

		(1)	12”W x Estimated 225’L Interlocking Plastic Belt Conveyor; with (4) 90° Turn Sections; and (3) Diverter Table Sections

		(1)	18”W x Estimated 150’L Interlocking Plastic Belt Conveyor; with Fixed Diverter Positions

		(1)	Estimated 16”W x 75’L Interlocking Plastic Belt Conveyor; with (2) Diverter Positions

		(1)	Berchi Palletizer; with (4) Pick and Place Arms; Pallet Stacking Area; Bottle Unload Position; Tray Unloading and Loading Sections; 48” x 20’ Power Roller Conveyor; and Turnstile, with Roller Conveyor Top

		(1)	ITW Mima Model Octopus 1600 BFTS Orbital Type Stretch Wrap Machine, S/N 304439-001, (2000); with 48” x 20’ Power Roller Conveyor

		(1)	Estimated 48” x 20’ 4-Chain Chain Conveyor

		(1)	Officina Meccanica Sestese Model CS Banding Machine, S/N 14745, (2004)

		(1)	Markem Model Cimpak 300 Pressure Sensitive Labeler

		(1)	Officina Freddi Model FCF0V02/0 Case Former, S/N EC950008, (1995)

		(1)	Destacker; with Overarm Pick-Off Position; and 48” x 10’ Power Roller Conveyor

369	1-	Schleicher Model 6S Baler, S/N 606 15 2384 E		2,500

370	1-	Greenville Cleaner		1,500

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
371	10-	Pallet Racks; 2 and 3-Tier, Adjustable, 8’W x 15’H x 44”D Each Value: $75		750

372	1-	Bottling Line #3B, (1990); 1-Liter @ 18,000 Bottles/Hour, 1-1/2-Liter @ 12,000 Bottles/Hour, To Include:		1,250,000

		(1)	Lodematic Model T-R OPL019 300-kg Box Tilter, S/N 10035798

		(1)	Sidel Elevator; Estimated 20’H; with Sidel Model XMRP Drag Conveyor, S/N 697, (1996); and Dump Hopper

		(1)	Sidel Model SB016/16 ARMOIRE Blow Molding Machine, S/N 181, (1996); 28,800 Bottles/Hour, 16-Mold; with Controls

		(1)	NTS Estimated 6”W x 250’L Air Powered Conveyor; with (2) Top-Mounted Blowers

		(1)	Simonazzi Model Star Light 64-8 RBC118 64-Valve Filler, (1989)

		(1)	Rinser

		(1)	Zalkin Model CA5 8-Head Capper, (1998)

		(1)	Simonazzi Model Predosix DS5 Mixer, S/N 518, Asset #CAR/504, (1989); 36,000 Liters/Hour

		(1)	Heuft Model Spectrum Fill Level Detector

		(1)	3”W x 20’L Interlocking Plastic Belt Conveyor

		(1)	16”W x Estimated 100’L Interlocking Plastic Belt Conveyor; with (5) Diverter Positions; Automatic Pick-Off; and Electric Motor Drives

		(1)	Technopak 72”W x 10’L Accumulation Table

		(1)	3”W x 30’L Interlocking Plastic Belt Conveyor

		(1)	Kosme Model 20TS1E1+S1E2 Wraparound Labeler

		(1)	3”W x Estimated 45’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections; and Associated Motor Drives

		(1)	Linx Model 6800 Ink Jet Coder

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	40”W x Estimated 85’L Interlocking Plastic Belt Conveyor; with 180° Turn Section; and (2) Divider Positions

		(1)	Zambelli Model LFT50 Case Packer, S/N 4005; with PLC Control; 24”W x 15’L Infeed Conveyor; Overhead Assorted Aisles; and Overwrapping Position

		(1)	Zambelli Model M3S Shrink Tunnel, S/N 949; 14” x 29” Parts Opening; with 32” Pull Through Chain Conveyor

		(1)	15”W x Estimated 25’L Interlocking Plastic Belt Conveyor; with 180° Turn Section

		(1)	Logopak Model 906 II B90 Pressure Sensitive Labeler, S/N 204 0320, (2004)

		(1)	15”W x 10’L Roller Belt Conveyor; with Electric Motor Drive

		(1)	15”W x 12’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	15”W x 15’L Roller Belt Conveyor; with Electric Motor Drive

		(1)	24”W x 5’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	Counter; with 24”W x 4’L Belt Conveyor

		(1)	Diverter; Rubber Slat, 48”W x 5’L

		(2)	8”W x 20’L Interlocking Plastic Belt Conveyors; with 180° Turn Section

		(1)	15”W x 10’L Roller Belt Conveyor

		(2)	15”W x 4’L Belt Conveyors

		(1)	Zecchetti Model PAL300BCE Palletizer; with 48” x 15’ Infeed Conveyor; Pallet Infeed Station; Cardboard Infeed Station; and 3-Lane Chain Conveyor

		(1)	Haloila Model Octopus 1800S Orbital-Type Stretch Wrap Machine, S/N 946315-001, (1994)

		(1)	Markem Model Cimpak 300 Pressure Sensitive Labeler, S/N 06C3D4754, (2006)

373	1-	Greenville Cleaning Center		1,500

374	9-	Pallet Racks; 8’W x 12’H x 42”D, 2-Tier Each Value: $75		675

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
375	1-	Kontrol Kinetiks Baler		1,500

376	1-	Bottling Line #3A; 330mL @ 18,000 Bottles/Hour, 500mL @ 18,000 Bottles/Hour, 1-Liter @ 18,000 Bottles/Hour, To Include:		1,350,000

		(1)	Lodematic Box Tilter

		(1)	Sidel Elevator; with 12” x 15’ Inclined Drag Conveyor; Dump Hopper; and Air Conveyor

		(1)	Sidel Model SBO 10/10 Four Blow Molding Machine, S/N 432, (1995); 18,000 Bottles/Hour, 10-Mold; with Sidel PLC Control

		(1)	NTS 6”W x Estimated 50’L Air Powered Conveyor; with 180° Turn Section; and 90° Turn Sections

		(1)	Transfer; 2-Lanes to 1-Lane; Air Operated

		(1)	Lodematic Model T-R OPL019 300-kg Box Tilter, S/N 10024498

		(1)	Anduze Model SB010 Drag Conveyor, S/N XMRP0354, (1991); with Dump Hopper

		(1)	Sidel Model SB0 10/10 Four Blow Molding Machine, S/N 153, (1991); 18,000 Bottles/Hour, 10-Mold; with PLC Control

		(1)	NTS 6”W x 50’ Air Powered Conveyor; with (2) Top-Mounted Blowers

		(1)	NTS Estimated 6”W x 300’L Air Powered Conveyor; with 180° Turn Sections; and (5) Top-Mounted Blowers

		(1)	Central Bottling International Mixer; 36,000 Liters/Hour; with (3) Estimated 2,500-Liter Stainless Steel Tanks; Associated Process Pumps; and Meters

		(1)	Simonazzi Model Star Light 64-8K/K 64-Valve Filler, S/N RBC105, (1987); with Rinser

		(1)	Zalkin Model T3372 8-Head Capper

		(1)	Heuft Model HBBBASIC2 Fill Level Detector, S/N 950000044, (1995)

		(1)	3”W x 25’L Interlocking Plastic Belt Conveyor

		(1)	18”W x 35’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	20”W x 20’L Interlocking Plastic Belt Conveyor

		(1)	20”W x 10’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	Transfer Table; with (10) 3”W x 15’L Interlocking Plastic Belt Conveyors

		(1)	3”W x 3’L Interlocking Plastic Belt Conveyor

		(1)	Kosme Model 20TS1E1+S1E2 Wraparound Labeler, S/N 3343, (2001)

		(1)	3”W x 20’L Interlocking Plastic Belt Conveyor; with S-Type Section

		(1)	Linx Model 6800 Ink Jet Coder; with Print Head

		(1)	20”W x 20’L Interlocking Plastic Belt Conveyor

		(1)	Transfer Table; Estimated 60”W x 5’L

		(1)	3”W x 10’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	Twinpak Inc. Model MFE130 Packaging Machine

		(1)	20”W x 20’L Interlocking Plastic Belt Conveyor

		(1)	20”W x 35’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(6)	20”W x 25’L Interlocking Plastic Belt Conveyors

		(1)	20”W x 50’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	Doboy Model P2 Conveyor, S/N 850890, (1984)

		(1)	Doboy Model TP 30 Packaging Machine, S/N 85289, (1984)

		(1)	Doboy Model FPE-L1 Case Erector, S/N 851074, (1984)

		(1)	Doboy Model SW84-407 Stretch Wrap Machine, S/N 854011, (1994)

		(1)	Doboy Model ST1-900 Shrink Tunnel, S/N 852484, (1984)

		(1)	20”W x 15’L Interlocking Plastic Belt Conveyor; with 90° Turn Sections; and Electric Motor Drive

		(1)	20”W x Estimated 60’L Power Roller Conveyor; with 290° Turn Sections

		(2)	20”W x 5’L Interlocking Plastic Belt Conveyors; with Electric Motor Drive

		(1)	Logopak Model 906 II680 Pressure Sensitive Labeler, S/N 204 0071, (2004)

		(1)	20”W x 10’L Power Roller Conveyor; with 45° Turn Section

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	20”W x 15’L Power Belt Conveyor; with Electric Motor Drive

		(1)	Power Roller Conveyor; 25’L; with 90° Turn Section

		(1)	20”W x 10’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	Steinle Palletizer; with Overhead Pick and Place Position; Infeed Conveyors; Pallet Unloading Stands; and Exit Conveyor

		(1)	Robopac Model Helix Orbital Stretch Wrap Machine, S/N 32060081

		(1)	48”W x 15’L Chain Conveyor; 3-Lane

		(1)	48” x 15’L Chain Conveyor; 2-Lane

		(1)	Markem Model Cimpak 300 Pressure Sensitive Labeler, S/N 06C3D4753, (2006)

		Total Bottling:		$11,873,425

Warehouse

377	1-	Pallet Turner; (Estimated 1980s); with Associated Conveyor		$2,500

378	1-	Lot of Pallet Racking, To Include:		2,500

		(27)	Pallet Racks; 9’W x 20’H x 44”D

		(2)	Pallet Racks; 4’W x 20’H x 44”D

		(3)	Pallet Racks; 10’W x 20’H x 44”D

379	1-	Automated Warehouse Storage System, To Include:		150,000

		(12)	Transfer Cars

		(9)	BT Side Loading Lifts

		(-)	Racking

		(-)	Conveyors

		Total Warehouse:		$155,000

Laboratory

380	1-	Lot of Bottling Line #2C Laboratory Equipment, To Include:		$5,000

		(1)	Bellingham & Stanley Model RFM 340 Refractometer

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Ohaus Model Explorer Scale

		(1)	Mettler Toledo Model DL 50 Titrator, S/N 3131575-05, (2005)

		(1)	Mecmesin Model Orbis Torque Tester

		(2)	Ohaus Model Navigator Scales

		(1)	Lot of Support Equipment, To Include: Water Cooler; Refrigerator; Dispenser; Digital Thermometers; Worktables; etc.

381	1-	Lot of R & D Laboratory Equipment, To Include:		12,500

		(1)	Coventry Manufacturing Co., Inc. Model LAC-3015 Counting Scale

		(2)	Ohaus Model Adventurer Pro Balances

		(1)	Mettler Toledo Model DL50 Titrator

		(1)	Mettler Toledo Model DE40 Density Meter

		(1)	Zeiss Microscope

		(1)	Pickstone Lab Oven

		(1)	Silverson Model L4R Mixer

		(1)	VeriVide Model CAC 60 Light Box

		(1)	Camlab Automatic Osmometer

		(1)	Mettler Toledo Model AB204 Balance

		(1)	Ohaus Model Adventurer Balance

		(1)	Millipore Model MSP000873 Water Distiller, S/N F7AM26740

		(1)	Priorclave Autoclave

		(1)	Lot of Miscellaneous Laboratory Equipment, To Include: Hot Plates; Stirrers; Glassware; Test Stands; Microwaves; Worktables; etc.

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
382	1-	Lot of QA Lab Equipment, To Include:		95,000

		(1)	Hitachi Model L-7400 UV Detector

		(1)	Ohaus Model Scout Pro 200-g Balance

		(3)	Mettler Toledo Model DL50 Titrators

		(1)	Bellingham & Stanley Model RFM340 Refractometer; with Econoline Temperature Controller

		(1)	Inolab pH Meter

		(1)	Mettler Toledo Model AE200 Balance

		(1)	Millipore Model Elix 3 Water Distiller

(1)

Hitachi HPLC System; To Include:

        (1) Hitachi Organizer

        (1) Wave Nucleic Acid Fragment Analysis System

        (1) Hitachi Model L-7250 Programmable Automatic Sampler

        (1) Hitachi Model L-7100 Pump

        (1) Compaq Computer Control

(1)

Transgenomic Model 3500 HPLC System, (2000); To Include:

        (1) Transgenomic Model Wave Nucleic Acid Fragment Analysis System

        (1) Transgenomic Programmable Automatic Sampler

        (1) Transgenomic Pump

        (1) Younglin Instrument Model Acme 9000 RI Detector

        (1) Younglin Instrument Model Acme 9000 Vacuum Degasser

        (1) Dell Computer Control

(1)

Transgenomic Model 3500 HPLC System; To Include:

        (1) Transgenomic Model Wave Nucleic Acid Fragment Analysis System

        (1) Hitachi Model D-7000 Interface

        (1) Transgenomic Automatic Sampler

        (1) Transgenomic Automatic Sampler

        (1) Transgenomic Pump

        (1) Dell Computer Control

		(2)	Express Industries Portable Autoclaves

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Lot of Laboratory Support Equipment, To Include: Scales; Stirrers; Hot Plate; Mixers; Glassware; Refrigerators; Worktables; Torque Testers; Carts; Flammable Storage Cabinets; etc.

383	1-	Lot of Area #4 Storage Laboratory Equipment, To Include:		3,500

		(1)	Bellingham & Stanley Model RFM 340 Refractometer

		(1)	Mettler Toledo Model VL50 Titrator

		(1)	Sartorius Model FCS6CCE-S Scale

		(1)	VWR Ultrasonic Cleaner

384	1-	Lot of Line #4D Laboratory Equipment, To Include:		3,500

		(1)	VWR Ultrasonic Cleaner

		(1)	Mettler Model PL4800 Balance

		(1)	Mettler Toledo Model PL50 Titrator

		(1)	Bellingham & Stanley Model RFM 340 Refractometer

385	1-	Phase #3 Lab Equipment, To Include:		3,500

		(1)	Mettler Toledo Model DL50 Titrator

		(1)	Bellingham & Stanley Model RFM 340 Refractometer

		(1)	VWR Model E400S Ultrasonic Cleaner

		Total Laboratory:		$123,000

Maintenance

386	1-	Lot of Phase II Maintenance Equipment, To Include:		$10,000

		(1)	SIP Model Triple Weld Arc Welder; with Fume Illuminator; and Welding Table

		(1)	Clarke 15-Ton Shop Press

		(1)	Widdowsons 14” x 40” Geared-Head Engine Lathe, S/N 158151

		(1)	AJH 12” Double-End Grinder, 3 hp

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Pennine Model PD625-64 15” Pedestal Drill, S/N 63841

		(1)	Widmek Model W-50B 26” Pedestal Drill, S/N 161

		(1)	Linx Model 6800 Ink Jet Coder

		(1)	Lot of Miscellaneous Laboratory Equipment, To Include: Hand Tools; Worktables; Double-End Grinders; Flammable Storage Cabinets; Chain Hoists; Shop Lights; Push Carts; etc.

387	1-	Lot of Phase II Maintenance Equipment, To Include:		15,000

		(1)	RJA 12” Double-End Grinder

		(1)	TOS Model SN50B 22” x 60” Geared-Head Engine Lathe, S/N 050150860415; 2” Hole Through Spindle; and Push-Button Control

		(1)	15-Ton Shop Press

		(1)	Adcock-Shipley Vertical Milling Machine, 1 hp; with 9” x 42” Power Feed Table; Machinist Vise; and Bridgeport J Series Milling Head

		(1)	Ajax Model AJPM16 16” Pedestal Drill, S/N 0791

		(1)	Herbert 20” Floor-Type Drill

		(1)	George Fischer Model RA4 Pipe Threader, S/N 320630

		(1)	Clarke Model SB30 34”W x 22”D x 15”H 2-Glove Blast Cabinet, S/N 7640115, (2005)

		(1)	Thermodyne Model 160TE Arc Welder; with Welding Table

		(1)	DeWalt Model DW75 Abrasive Cut-Off Saw, S/N 0343

		(1)	Thermodynamics Model Pak Master Plasma Cutter

		(1)	BOC Model Transarc AC450 Arc Welder

		(1)	Esab Model LAG400 Arc Welder; with Esab Wire Feed

		(1)	Nederman Portable Fume Eliminator, S/N 663, (2001)

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
		(1) Rapidor 12” Hack Saw

		(1) Lot of Associated Maintenance Equipment, To Include: Workbenches; Torch Carts; Ladders; Hand Tools; Hand Shears; Shelving; etc.

		Total Maintenance:	$25,000

		Yard

388	2-	50,000-Liter Stainless Steel Tanks; Water Storage, Insulated Each Value: $20,000	$40,000

389	1-	30,000-Liter Citric Acid Storage Stainless Steel Tank; with Associated Pumps	15,000

390	1-	30,000-Liter Glucose Stainless Steel Tank; with Water Heaters; and Associated Pumps	15,000

391	2-	60,000-Liter Stainless Steel Tanks; Water Storage Each Value: $20,000	40,000

392	2-	37,500-Liter Sugar Stainless Steel Tanks; Cone Bottom; Each with Associated Pumps Each Value: $18,000	36,000

393	1-	37,500-Liter Citric Acid Stainless Steel Tank; with Associated Pumps	18,000

394	1-	Revolution Plastic Bottom Crusher; with Tail Lifts Loader; and PLC Control	5,000

395	2-	14,000-Liter Diesel Carbon Steel Tanks; Double Walled; Each with Enclosure; and Shared Diesel Pump Each Value: $3,000	6,000

396	2-	300,000-Liter Affluent Storage Carbon Steel Tanks Each Value: $15,000	30,000

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
397	1-	Hanovia Model PMD200C/1/6N DX Ultraviolet Water Purifier, S/N 040204, (2004)	2,500

		Total Yard:	$207,500

		Plant Utilities

398	1-	Denco Model M5A Refrigerated Air Dryer, S/N UP1900, (1986)	$750

399	13-	Vertical Air Receiving Tanks; Each with Associated Filter Each Value: $500	6,500

400	1-	Domnick Hunter Model Pole Star Compressed Air Dryer	1,500

401	2-	ASC Cooling Towers Each Value: $3,500	7,000

402	1-	Atlas Copco Model GA45 Plus 105-psi Rotary Screw Air Compressor, S/N API508016, (2006), 60 hp; 10,289 Hours Indicated	12,500

403	1-	Atlas Copco Model ZD2800VSD 42-Bar Rotary Screw Air Compressor, S/N CRP005223, (2006); 9,042 Hours Indicated	60,000

404	1-	Atlas Copco Model ZR315VSDFF 10.40-Bar Rotary Screw Air Compressor, S/N AIF.112318, (2006); 9,038 Hours Indicated, Variable Pressure; with 3,200-Amp Power Distribution Panel; ABB Model SACE E3 3,200-Amp Breaker; and (2) ABB SACE 81 1,600-Amp Breakers	45,000

405	1-	Atlas Copco Model ZD2750 42-Bar Rotary Screw Air Compressor, S/N CRP005908, (2006)	60,000

406	1-	Atlas Copco Model ZR275FF 7.50-Bar Rotary Screw Air Compressor, S/N AIF.118211, (2007); Estimated 3,900 Hours	85,000

407	1-	Atlas Copco Model ZD2750 42-Bar Rotary Screw Air Compressor, S/N CRP5907, (2006); 3,974 Hours Indicated	100,000

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
408	1-	Atlas Copco Model ZR275FF 7.50-Bar Rotary Screw Air Compressor, S/N AIF.119020, (2007); 4,819 Hours Indicated	85,000

409	1-	Atlas Copco Model GA45 7.5-Bar Rotary Screw Air Compressor, S/N AII.310847, (1993), 45 hp; 74,908 Hours Indicated	6,500

410	1-	ACS 3-Zone Cooling Tower	3,500

411	2-	ACS 2-Zone Cooling Towers Each Value: $2,500	5,000

412	1-	ACS 1-Zone Cooling Tower	1,500

413	1-	Belliss & Morcom Model 129H3N Piston-Type Air Compressor, S/N K1/88614; with 300-kW Motors; and Denco Compressed Air Dryer	20,000

414	1-	Belliss & Morcom Model VH15H3N Piston-Type Air Compressor, S/N 8401; with 160-kW Motor	15,000

415	1-	Hiross Model PHP200 Compressed Air Dryer, S/N 2870100001	1,500

416	1-	Atlas Copco Model GA37 7.5-Bar Rotary Screw Air Compressor, S/N AII.386986, (2004)	10,000

417	1-	Atlas Copco Model GA37 7.5-Bar Rotary Screw Air Compressor, S/N ARP714238, (1988); 148,667 Hours Indicated; with Atlas Copco Model FD237 Compressed Air Dryer	3,000

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
418	1-	ROS Reverse Osmosis Water Treatment System, (1991); with (2) Estimated 5,000-Liter Stainless Steel Water Storage Tanks; (6) 37-kW Pumps; PLC Control; and Associated Pumps; Piping; (3) 22-kW Pumps; etc.; (Not In Service)		25,000

419	1-	Water Filtration System; To Include:		25,000

		(3)	Carbon Filters

		(4)	Amazon Model 611540AN40C1EE 10 Micron Stainless Steel Filters, (2004)

		(1)	Ion Filter

		(1)	Lot of Associated Pumps; Motors; Piping; etc.

420	1-	Atlas Copco Model GA110 7.3-Bar Rotary Screw Air Compressor, S/N AIF.084909, (2003); 33,592 Hours Indicated		25,000

421	2-	NEI Natural Gas Fired Package Boilers, S/N 20/9576; and S/N 20/9575, (1994); Each with 10.4-Bar Maximum Pressure, 1,432-kg/Hour Capacity; Associated Blowers; Booster Pumps; Tanks; and Control Each Value: $7,500		15,000

422	1-	Miteco Model CONTISOLV 10,000-Liters/Hour Capacity Sugar Dissolution System; To Include:		125,000

		(1)	Estimated 2,000-Liter Sugar Dissolution Vessel; with Auger Feed Conveyor

		(1)	Miteco Water Heater

		(1)	Miteco Clean-In-Place System; with (3) 5,000-Liter Stainless Steel Chemical Storage Tank

		(1)	Hanovim Model WS304BM Ultraviolet Water Treatment Unit, S/N 050719

		(1)	Siemens PLC Control

		(1)	Lot of Associated Pumps; Piping; Filters; etc.

423	1-	Zeppelin 84-Ton Aluminum Silo, S/N 34080, (2007)		15,000

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
424	1-	Estimated 30,000-Liter Glucose Stainless Steel Tank; with Associated Pumps; Motors; etc.	15,000

		Total Plant Utilities:	$774,250

		Throughout Plant

425	1-	Nilfisk Model BA/510 S Floor Scrubber	$350

426	1-	Lot of Kitchen Equipment, To Include: Williams Walk-In Refrigerator; Univex Mixer; (3) Williams Stainless Steel Refrigerators; (2) 6-Burner Ranges; 2-Station Deep Fryer; Dexion Dishwasher; Farcon Steam Oven; Falcon Grill; Falcon Griddle; Falcon Deep Fryer; Falcon Model Series 330 Oven; Falcon 4-Burner Range; Associated Stainless Steel Tables; Sinks; Serving Stations; Utensils; etc.	15,000

427	1-	Lot of Factory and Support Equipment, To Include: Refrigerators; Worktables; Pallet Racking; Shelving; File Cabinets; Pallet Jacks; Chemical Storage Tanks; Scaffolding; Stainless Steel Racking; etc.	30,000

428	1-	Lot of Office Furniture and Business Machines, To Include: Desks; Chairs; File Cabinets; Conference Room Furniture; etc.	35,000

		Total Throughout Plant:	$80,350

	Total Appraised Orderly Liquidation Value -		$13,238,525

	Cott Corporation [***] [Address redacted]

Cott Corporation

[***]

[Address redacted]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

[Address redacted]

Effective Date: January 16, 2008	Orderly Liquidation Value
Bottling	$10,005,000
Warehouse	153,000
Yard	204,000
Throughout Plant	157,500

Total Appraised Orderly Liquidation Value -	$10,519,500

Cott Corporation
[***] [Address redacted]

Appraisal

Cott Corporation

[***]

[Address redacted]

Machinery & Equipment

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Bottling

429	1-	Bottling Line #1, (2000); 1-Liter @ 24,000 Bottles/Hour Capacity, To Include:		$1,750,000

		(1)	Sidel Model SBO 18 Blow Molding Machine, S/N 5290, (2002); 27,000 Bottles/Hour, 18-Mold; with Sidel Shot Loading Bin; 12” x 10’ Inclined Drag Conveyor; 12” x 20’ Inclined Drag Conveyor; Sidel Model DBGM 290 Dump Hopper, (2002); Sidel 12” x 15’ Drag Conveyor; Air Operated Shot Loading System; and Sidel CNC Control

		(1)	Estimated 6”W x 75’L Air Operated Conveyor; Stainless Steel Automatic Adjusting; with (8) Overhead Blower Units

		(1)	Estimated 6”W x 185’L Air Operated Conveyor; Stainless Steel, Automatic Adjusting; with (3) Overhead Blower Units

		(1)	Estimated 6”W x 115’L Air Operated Conveyor; Stainless Steel, Automatic Adjusting; with (2) Overhead Blower Units

		(1)	Estimated 6”W x 75’L Air Operated Conveyor; Stainless Steel, Automatic, Adjusting; with (3) Overhead Blower Units; and Diverter Position

		(1)	Estimated 6”W x 75’L Air Operated Conveyor; Stainless Steel, Automatic Adjusting; with 180° Turn Position

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Estimated 6”W x 75’L Air Operated Conveyor; with (2) Overhead Blower Units

		(1)	All-Fill 90-Valve Filler, S/N M1023.93, (1993); with Andre Model EC Cap Loader, S/N EC942, (1990); and Alfill CNC Control

		(1)	Procomac Model Rotoneck 70-Position Rinser, (1993)

		(1)	Zalkin Model 15HD 15-Head Capper, S/N 4254

		(1)	All-Fill Model Modumix Mixer; 40,000 Liters/Hour, Stainless Steel; with (2) Horizontal 2,240-Liter Capacity Storage Tanks; 2,240-Liter Vertical Stainless Steel Storage Tank; Associated Metering Pumps; and Filters

		(1)	Syrup Delivery System; with Mortz 27,000-Liter Stainless Steel Storage Tank, S/N W2039, (1999); Estimated 15,000-Liter Stainless Steel Storage Tank; Estimated 10,000-Liter Stainless Steel Storage Tank; Filters; Flowmeters; PLC Control; and Associated Process Pumps

		(1)	3”W x Estimated 25’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	Heuft Model Spectrum Fill Level Detector; with Digital Readout

		(1)	Estimated 24”W x 10’L Interlocking Plastic Belt Conveyor; with (2) Overhead Lane Dividers

		(1)	12”W x 15’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	18”W x 25’L Interlocking Plastic Belt Conveyor

		(1)	18”W x 20’L Interlocking Plastic Belt Conveyor; 180° Turn Section

		(1)	12”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	12”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	3”W x 20’L Interlocking Plastic Belt Conveyor; with 45° Turn Section

		(1)	Krones Model 720-15-1 Wraparound Labeler, S/N 745-C99, (2002); Stainless Steel; with Pass Through Conveyor; Label Feeder; Glue Applicator; Laser Inspection Station, with Automatic Reject Station; and Model CTS10 PLC Control

		(1)	3”W x Estimated 45’L Interlocking Plastic Belt Conveyor

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(2)	Linx Model 2LDX 6000 Series Ink Jet Coders

		(1)	30”W x 45’L Interlocking Plastic Belt Conveyor

		(1)	48”W x Estimated 60’L Interlocking Plastic Belt Conveyor

		(1)	12”W x 15’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 25’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	Ocme Model Vega S/68 Packaging Machine, S/N 1/225/00, (2000); with Siemens Model Simatic TP27 PLC Control; 30”W x 15’L Intake Interlocking Plastic Belt Conveyor; Lane Divider; Overhead Racking Position; and Ocme Shrink Tunnel, 16” x 28” Parts Opening, with 32”W Wire Mesh Flow Through Conveyor, and Overhead Cooling Fan

		(1)	24”W x 15’L Power Belt Conveyor; with 180° Turn Section; and Electric Motor Drive

		(1)	24”W x Estimated 50’L Roller Belt Conveyor; with Electric Motor Drive

		(1)	24”W x 10’L Power Belt Conveyor; with Electric Motor Drive

		(1)	24”W x 7’L Power Belt Conveyor; with 45° Turn Section

		(1)	24”W x Estimated 25’L Roller Belt Conveyor

		(1)	24”W x 36”L Power Belt Conveyor

		(1)	24”W x 15’L Power Belt Conveyor; with 180° Turn Section

		(1)	24”W x 10’L Power Belt Conveyor

		(1)	Twinpak Inc. Model METE Labeler, S/N 10825010, (2001); with Dual Sided Overhead Labeling Positions; (3) Label Infeed Positions; Label Infeed Stand; and Siemens Model TD200 PLC Control

		(1)	30”W x 10’L Roller Belt Conveyor

		(1)	30”W x 7’L Power Belt Conveyor

		(1)	30”W x 10’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Logopak Model 515 B90 Pressure Sensitive Labeler, S/N 207 018, (2007)

		(1)	24”W x Estimated 100’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	24”W x Estimated 115’L Power Roller Conveyor

		(1)	24”W x 36”L Power Belt Conveyor

		(1)	24”W x 7’L Power Belt Conveyor; with 45° Turn Section

		(1)	24”W x Estimated 225’L Power Roller Conveyor

		(1)	24”W x 25’L Power Belt Conveyor

		(1)	24”W x Estimated 75’L Interlocking Plastic Belt Conveyor

		(1)	24”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	30”W x 7’L Power Belt Conveyor; with 45° Turn Section

		(1)	24”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	24”W x 3’L Power Belt Conveyor

		(1)	Estimated 60”W x 10’L Accumulation Table; with Power Roller Conveyor; and Plastic Lane Transfer Slats

		(3)	24”W x 15’L Power Roller Conveyors

		(1)	Berchi Model Genius PTF/A3 Palletizer, S/N 0444BF2821/97, (1997); with Top-Mounted Pick and Place Stacking Position; Infeed Roller Conveyor; Scissor Lift Table; Estimated 48” x 50’ Power Roller Takeoff Conveyor; Shared Pallet Infeed System; and 48”W x 50’L 3-Strand Transfer Chain Conveyor

		(1)	Robopac Model Helix Top HS40 Orbital Stretch Wrap Machine, S/N 107090300; with 48”W x 20’L 3-Strand Chain Conveyor

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
430	1-	Bottling Line #2, (2000); 500mL @ 19,000 Bottles/Hour Capacity, 1-Liter @ 19,000 Bottles/Hour Capacity, 2-Liter @ 16,500 Bottles/Hour Capacity, To Include:		1,750,000

		(1)	Sidel Model SBO 14 Blow Molding Machine, S/N 5127, (2000); 25,200 Bottles/Hour, 14-Mold; with Sidel Model XMMC 115 Infeed System, (1999), with (4) Dras Conveyors, and Dump Hopper; and Sidel CNC Control

		(1)	Estimated 6”W x 200’L Air Powered Conveyor; Stainless Steel, Automatic Adjusting; with (5) Overhead Blower Units

		(1)	Lane Diverter; 2 x 1

		(1)	Estimated 6”W x 200’L Air Powered Conveyor; Stainless Steel, Automatic Adjusting; with (3) Overhead Blower Positions

		(1)	Procomac Model Fillstar M2 120-Valve Filler, S/N P9253, (2004); with Procomac 60-Position Rinser; and Procomac PLC Control

		(1)	Procomac Model Prol Euro PK 20 20-Head Capper, S/N P9254, (2004); with Air Operated Cap Loading; and Storage Tank

		(1)	Syrup Delivery System; with (2) 25,000-Liter Stainless Steel Storage Tanks; (2) 10,000-Liter Stainless Steel Storage Tanks, Dual Compartment; Flowmeters; Level Controllers; and Associated Process Pumps

		(1)	3”W x Estimated 25’L Interlocking Plastic Belt Conveyor

		(1)	Heuft Model Spectrum Fill Level Detector; with Sensing Head; and Digital Display

		(1)	Interlocking Plastic Belt Conveyor; 12”W x Estimated 150 Total Linear Foot; with 180° Turn Section; 90° Turn Section; and Associated Motor Drives

		(1)	Procomac Model Unimix CM 40,000-Liters/Hour Mixer; with Associated Pumps; Storage Tanks; Water Filtration Device; and Allen-Bradley Model VersaView 1500P PLC Control

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	3”W x 25’L Interlocking Plastic Belt Conveyor; with (2) 45° Turn Sections; Dual Position; with Associated Electric Motor Drive

		(1)	Krones Model Contiroll 960-20 Wraparound Labeler, (2004); Stainless Steel; with Pass Through Conveyor; Label Feeder; Glue Applicator; Laser Inspection Stations, with Automatic Reject Station; and PLC Control

		(1)	3”W x Estimated 20’L Interlocking Plastic Belt Conveyor; with 40° Turn Section

		(1)	Linx Model 2LDX 6000 Series Ink Jet Coder; with Print Head

		(1)	18”W x 60’L Interlocking Plastic Belt Conveyor

		(1)	44”W x Estimated 65’L Interlocking Plastic Belt Conveyor

		(1)	20”W x 25’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 50’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	Ocme Model TH/N Case Packer, S/N 1/230/97, (1998); with Estimated 32”W x 10’L Infeed Interlocking Plastic Belt Conveyor; 3-Chain Infeed Conveyor; Overhead Lane Divider; Overhead Wrapping Position; and Ocme Shrink Tunnel, 16” x 28” Parts Opening, with 32”W Wire Mesh Flow Through Conveyor, and Overhead Blower Unit

		(1)	Procomac 28”W x 20’L Interlocking Plastic Belt Conveyor; with 45° Turn Section

		(1)	24”W x 70’L Interlocking Plastic Belt Conveyor; with 45° Turn Section

		(1)	12”W x 40’L Interlocking Plastic Belt Conveyor; with 45° Turn Section

		(1)	30”W x Estimated 50’L Roller Belt Conveyor

		(1)	Twinpak Inc. Model METE Labeler, S/N 585-99, (1999); with Dual Sided Overhead Labeling Positions; (3) Label Infeed Positions; Label Infeed Stand; and PLC Control

		(2)	12”W x 15’L Interlocking Plastic Belt Conveyors; Each with 45° Turn Section

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(2)	12”W x 20’L Roller-Type Roller Belt Conveyors; Each with 45° Turn Section

		(1)	Procomac 48”W x 72”L Diverter; with Plastic Lane Dividing Slats

		(1)	Logopak Model 515 B90 Pressure Sensitive Labeler, S/N 2060470, (2006)

		(1)	16”W x Estimated 85’L Belt-Type Roller Belt Conveyor

		(1)	24”W x 35’L Interlocking Plastic Belt Conveyor

		(1)	24”W x 115’L Power Roller Conveyor

		(1)	24”W x 36’L Power Belt Conveyor

		(1)	24”W x 7’L Power Belt Conveyor

		(1)	24”W x Estimated 225’L Power Roller Conveyor

		(1)	24”W x 25’L Power Belt Conveyor

		(1)	30”W x 10’L Power Belt Conveyor

		(1)	18”W x Estimated 100’L Interlocking Plastic Belt Conveyor

		(1)	24”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	24”W x 10’L Roller Belt Conveyor

		(1)	24”W x 36”L Power Belt Conveyor

		(1)	60”W x 10’L Lane Divider; with Plastic Lane Transfer Slats

		(3)	24”W x 15’L Power Roller Conveyors

		(3)	24”W x 10’L Power Belt Conveyors

		(1)	Berchi Model Genius PTF/3 Palletizer, S/N 0444BF4102/01, (2001); with Estimated 72”W x 10’L Power Roller Infeed Conveyor; Overhead Loading Arm; Pallet Loading Station; 48” x 36” Roller Conveyor; Pneumatic Cardboard Lift Position; 48” x 48” Turntable; and 48” x 72” Outfeed Power Roller Conveyor

		(1)	Lachenmeier Model HMS3T400 Hooding Machine, S/N 019056, (2002); with 48”W x 20’L Outfeed Conveyor

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
431	1-	Bottling Line #3, (1996); 2-Liter @ 22,000 Bottles/Hour Capacity, To Include:		3,250,000

		(1)	Mucki Model MU-30 350-kg Box Tilter, S/N 7380, (2004); with Safety Cage

		(1)	Drag Conveyor; 20”W x 8’H; with Dump Hopper

		(1)	Awdruze Model VZT-4010 Conveyor; Estimated 20’L; with 12’H Lift Position; and Blow Molding Infeed Section

		(1)	Drag Conveyor; 10” x 15’, Inclined

		(1)	Krones Model Contiform S24 Blow Molding Machine, S/N 787-040, (2004); 43,200 Bottles/Hour, 24-Mold, 60mm Minimum Preform Length, 200mm Maximum Preform Length

		(1)	Krones Estimated 6”W x 225’L Air Powered Conveyor; Stainless Steel, Automatic Adjusting; with 180° Turn Section; 45° Turn Section; and (8) Overhead Blower Units

		(1)	Lane Diverter; 1 x 2

		(1)	Estimated 6”W x 50’L Air Operated Conveyor; Stainless Steel, Automatic Adjusting; with Overhead Blower Unit

		(1)	Lane Diverter; 2 x 1

		(1)	Sidel 18”W x 15’L Drag Conveyor, S/N 5510; with Dump Hopper

		(1)	Power Belt Conveyor; 18” x 25’

		(1)	Sidel Model 5510 Loader; with Air Operated Loading Conveyor

		(1)	Sidel Model SB0 10/10 FOUR Blow Molding Machine, S/N 0487, (1996); 18,000 Bottles/Hour, 10-Mold; with Sidel PLC Control

		(1)	Estimated 6”W x 325’L Air Operated Conveyor; Stainless Steel, Automatic Adjusting; with (10) Overhead Blowers

		(1)	Estimated 6”W x 35’L Air Operated Conveyor; Stainless Steel, Automatic Adjusting; with Overhead Blower Unit

		(1)	Lane Diverter; 1 x 2

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	6”W x 150’L Air Operated Conveyor; Stainless Steel, Automatic Adjusting; with (2) Overhead Blower Units

		(1)	Estimated 6”W x 200’L Air Operated Conveyor; Stainless Steel, Automatic Adjusting; with (3) Overhead Blower Units

		(1)	Crown Simplimatic Model MPV 140/100/20 140-Valve Filler, S/N 992748, (1999); with Allen-Bradley Model PanelView 900 PLC Control

		(1)	100-Position Rinser

		(1)	Zalkin Model 20HD 20-Head Capper, S/N 5060

		(1)	Sasib Model Mojonnier Starblend 2000 Mixer, S/N 10781SB, (1998); 50,000-Liters/Hour; with Associated Process Pumps; Storage Tanks; Filter; and Level Controls

		(1)	Syrup Delivery System; with (2) 25,000-Liter Stainless Steel Storage Tanks; (2) 10,000-Liter Stainless Steel Storage Tanks, Dual Compartment; Flowmeters; Level Controllers; and Associated Process Pumps

		(1)	3”W x Estimated 25’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	Heuft Model Spectrum Fill Level Detector; with Sensing Head

		(1)	24”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	3”W x 20’L Interlocking Plastic Belt Conveyor; with 180° Turn Section

		(1)	3”W x 75’L Interlocking Plastic Belt Conveyor; with Overhead Blower Position

		(1)	Krones Model Contiroll 720-15 Wraparound Labeler, S/N K745-G45, (2004); Stainless Steel; with Pass Through Conveyor; Label Feeder; Glue Applicator; Laser Inspection Station, with Automatic Reject Station; and Power Panel 10 PLC Control

		(1)	3”W x 75’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	Linx Model 4900 Ink Jet Coder; with Print Head

		(1)	36”W x 45’L Interlocking Plastic Belt Conveyor; with 2-Lane Diverting Position

		(1)	Estimated 7’W x 30’L Accumulation Table

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	20”W x 25’L Interlocking Plastic Belt Conveyor; with Overhead Lane Divider

		(1)	Ocme Model TH/N Case Packer, S/N 1/229197, (1997); with Ocme PLC Control; Estimated 30” x 15’ Infeed Conveyor; Overhead Dividing Arm System; Overhead Wrapping Section; and Ocme Shrink Tunnel, with Overhead Exhaust Blowers, and Estimated 32”W Wire Mesh Conveyor

		(1)	32”W x 10’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	32”W x 15’L Power Belt Conveyor; with 180° Turn Section

		(1)	32”W x Estimated 40’L Power Roller Conveyor

		(1)	Twinpak Inc. Model METEV Labeler, S/N 439-98, (1998); with Dual Sided Overhead Labeling Positions; (3) Label Infeed Positions; Label Infeed Stand; and PLC Control

		(1)	30”W x 15’L Power Roller Conveyor; with Electric Motor Drive

		(1)	30”W x 10’L Power Belt Conveyor

		(1)	30”W x 10’L Interlocking Plastic Belt Conveyor; with Electric Motor Drive

		(1)	Logopak Model 515 B90 Pressure Sensitive Labeler, S/N 20730183, (2007)

		(1)	32”W x 10’L Power Belt Conveyor; with 180° Turn Section

		(1)	30”W x 100’L Interlocking Plastic Belt Conveyor

		(1)	32”W x 5’L Power Belt Conveyor; with 45° Turn Section

		(1)	32”W x 225’L Power Roller Conveyor

		(1)	32”W x 36”L Power Belt Conveyor

		(1)	32”W x 7’L Power Belt Conveyor; with 45° Turn Section

		(1)	32”W x 20’L Power Roller Conveyor

		(1)	30”W x 5’L Power Belt Conveyor

		(1)	32”W x Estimated 75’L Interlocking Plastic Belt Conveyor

		(1)	32”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	32”W x 7’L Power Belt Conveyor; with 45° Turn Section

		(1)	32”W x 5’L Power Belt Conveyor

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Berchi 60”W x 10’L Lane Diverter; with Plastic Lane Transfer Slats

		(3)	24”W x 10’L Power Roller Conveyors

		(1)	24”W x 10’L Power Belt Conveyor

		(1)	Berchi Model Genius PTF/A3 Palletizer, S/N 0444BF2862197, (1997); with Top-Mounted Pick and Place Stacking Position; Infeed Roller Conveyor; Scissor Lift Table; Estimated 48”W x 50’L Power Roller Takeoff Conveyor; Pallet Infeed System; and Chair Conveyor

		(1)	Robopac Model Genesis Orbital Stretch Wrap Machine, S/N 044BT4779/04, (2004); with 48”W x 35’L Power Roller Conveyor

432	1-	Bottling Line #4; 2-Liter @ 19,000 Bottles/Hour Capacity, To Include:		1,200,000

		(1)	Estimated 6”W x 15’L Air Powered Conveyor; Stainless Steel, Automatic Adjusting; with (2) Overhead Blower Units

		(1)	Estimated 6”W x 100’L Air Powered Conveyor; Stainless Steel, Automatic Adjusting; with (2) Overhead Blower Units

		(1)	Diverter; 2 x 1

		(1)	Estimated 6”W x 90’L Air Powered Conveyor; Stainless Steel, Adjusting; with 90° Turn Position; and (4) Overhead Blower Units

		(1)	Procomac Model Fillstar 120-Valve Filler, S/N 120/15/113, (2000); with Procomac Model Gripstar 1R60.120.113 Rinser, S/N P6490, 60-Position; and PLC Control

		(1)	Procomac Model Pice E Place 15 Test 15-Head Capper, S/N P6492, (2000)

		(1)	Procomac Model Starmix Mixer; with PLC Control

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Syrup Delivery System, (2000); with (2) 27,000-Liter Stainless Steel Storage Tanks, Asset #PST #1 and Asset #PST #2, Leg Mounted, Each with Agitators; Flowmeters; and Associated Valves and Pumps

		(1)	3”W x 25’L Interlocking Plastic Belt Conveyor

		(1)	Heuft Model Spectrum Fill Level Detector; with Scan Position; Digital Readout; and Lane Kickoff Device

		(1)	32”W x 10’L Interlocking Plastic Belt Conveyor

		(1)	3”W x 30’L Interlocking Plastic Belt Conveyor

		(1)	3”W x 125’L Interlocking Plastic Belt Conveyor; with (3) 45° Turn Sections

		(1)	Krones Model Contiroll 720-15 Wraparound Labeler, S/N K745-N54, (2007); Stainless Steel; with Pass Through Conveyor; Label Feeder; Glue Applicator; Laser Inspection Station, with Automatic Reject Station; and Krones Model I Panel PLC Control

		(1)	Linx Model 2LDX 6200 Series Ink Jet Coder; with Print Head

		(1)	3”W x 45’L Interlocking Plastic Belt Conveyor

		(1)	20”W x Estimated 100’L Interlocking Plastic Belt Conveyor; with 3-Lane Changing Position; S-Turn Section; and 45° Turn Section

		(1)	Lane Diverter; Estimated 48”W x 72”L

		(1)	16”W x 110’L Interlocking Plastic Belt Conveyor; with 2-Position Lane Diverter; (2) S-Turn Positions; and Electric Motor Drive

		(2)	3”W x 25’L Interlocking Plastic Belt Conveyors; Each with Electric Motor Drive

		(1)	Twinpak Inc. Model MFEV Labeler, S/N 441-98; and S/N 440-98, (1998); with Dual-Sided Overhead Labeling Positions; and Siemens Model TD200 PLC Control

		(1)	3”W x Estimated 100’L Interlocking Plastic Belt Conveyor

		(1)	4”W x Estimated 125’L Interlocking Plastic Belt Conveyor

		(1)	30”W x 5’L Lane Diverter

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	8”W x 35’L Interlocking Plastic Belt Conveyor; with 180° Turn Section; and Electric Motor Drive

		(1)	8”W x 350’L Interlocking Plastic Belt Conveyor; with 180° Turn Section; (2) 45° Turn Sections; S-Turn Position, with Lane Changing Position; and Electric Motor Drive

		(1)	Lane Diverter; Estimated 30”W, Converts 1 to 2 Lines

		(1)	Heuft Model Spectrum TX Fill Level Detector; 2-Lane, Each Lane with Reject Position

		(2)	30”W x Estimated 50’L Interlocking Plastic Belt Conveyors

		(1)	Interlocking Plastic Belt Staging Table; Estimated 72”W x 35’L

		(1)	Berchi Model Genius PPL/L6 Palletizer, S/N 0444BF2867/97, (1997); with Overhead Pick and Place Stacking Position; Top-Mounted Pallet Stacking Position; (2) Air Actuated Display Case Assembling Positions; 48”W x Estimated 25’L Power Roller Pallet Infeed Conveyor; 36”W x 15’L 2-Strand Interlocking Metal Belt Conveyor; Pelacci Tray Washer, S/N P5599, (1998), with Carts Loading Conveyor, and Overhead Exhaust Units; and Controls

		(1)	Robopac Model Genesis Orbital Stretch Wrap Machine, S/N 0444BF3448/99, (1999); with PLC Controls; and 48”W x 50’L Power Roller Conveyor, Orbital Type

433	1-	Bottling Line #5, (Estimated 2005); 1-Liter @ 17,000 Bottles/Hour Capacity, 2-Liter @ 15,000 Bottles/Hour Capacity, To Include:		1,600,000

		(1)	Sidel 16”W x 15’L Drag Conveyor; with Dump Hopper

		(1)	16”W x 25’L Belt Conveyor

		(1)	16”W x Estimated 75’L Belt Conveyor

		(1)	16”W x 25’L Belt Conveyor

		(1)	Sidel Model XMRP Loading System, S/N 9019, (1998); with Air Feed Conveyor

		(1)	Sidel Model SB016 Blow Molding Machine, S/N 263, (1998); 28,800 Bottles/Hour, 16-Mold; with Sidel PLC Control Readout

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Estimated 6”W x 450’L Air Powered Conveyor; with (4) 45° Turn Sections; S-Turn Section; and (8) Overhead Blower Units

		(1)	Krones Model Contiroll 702-12 Wraparound Labeler, S/N K-745-G63, (2004); Stainless Steel; with Pass Through Conveyor; Label Feeder; Glue Applicator; Laser Inspection Station, with Automatic Reject Station; and Power Panel 10 PLC Control

		(1)	Estimated 6”W x 250’L Air Powered Conveyor; with (6) Overhead Blower Units

		(1)	Procomac Model Fillstar Pet 2 80-Valve Filler, S/N P9351, (2004); with Allen Bradley Model VersaView 1500P PLC Control

		(1)	Procomac Model Euro/PK 12 Teste 12-Head Capper, S/N P9352, (2004)

		(1)	Procomac Model Fillstar 1P 48 128 141 48-Position Rinser, S/N P9350, (2004)

		(1)	2,720-Liter Stainless Steel Tank; with Associated Flowmeters; and Pumps

		(1)	3”W x Estimated 150’L Interlocking Plastic Belt Conveyor

		(1)	Linx Model XyMark 7S Ink Jet Coder, S/N 190047, (2005)

		(1)	Heuft Model Basic Fill Level Detector, (1995)

		(1)	3”W x 35’L Interlocking Plastic Belt Conveyor; with 180° Turn Section

		(1)	Lane Divider; with Overhead Lane Changing Device; and Estimated 32”W x 20’L Interlocking Plastic Belt Conveyor

		(1)	16”W x Estimated 85’L Interlocking Plastic Belt Conveyor; with (3) Lane Changing Positions; and (2) 45° Turn Sections

		(1)	Ocme Model Vega S 50/0 Case Packer, S/N 1/175/04, (2004); with Siemens Model Simatic PLC Control; Overhead Dividing Position; Overhead Lane Dividing Position; Overhead Wrapping Position; Estimated 32” x 15’ Infeed Conveyor; and OCME Shrink Tunnel, with Estimated 32” Wire Mesh Flow Through Conveyor, and Overhead Cool Down Position

		(1)	12”W x Estimated 30’L Interlocking Plastic Belt Conveyor; with (2) 45° Turn Sections

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	16”W x Estimated 30’L Power Belt Conveyor

		(1)	16”W x 15’L Interlocking Plastic Belt Conveyor; with 45° Turn Section

		(1)	16”W x Estimated 85’L Roller Belt Conveyor

		(1)	16”W x 5’L Interlocking Plastic Belt Conveyor

		(1)	16”W x 20’L Roller Belt Conveyor

		(1)	16”W x Estimated 50’L Roller Belt Conveyor

		(1)	16”W x 5’L Belt Conveyor

		(1)	16”W x 35’L Interlocking Plastic Belt Conveyor; with 180° Turn Section

		(1)	Logopak Model 515 B90 Pressure Sensitive Labeler, S/N 207 0184, (2007)

		(1)	20”W x 5’L Interlocking Plastic Belt Conveyor

		(1)	Berchi 60”W x Estimated 10’L Lane Divider; with Plastic Lane Dividing Strips

		(2)	60”W x Estimated 10’L Roller Belt Conveyors

		(1)	Berchi Model Genius PTS/A2L Palletizer, S/N 0444BF4846/04, (2004); with Estimated 60” x 72” Roller Infeed Table; Overhead Packaging Alignment Arms; Top-Mounted Pallet Stacking Position; Air Actuated Cardboard Pick and Place Stations; Scissor Lift Table; 48” x 10’ Power Roller Pallet Infeed Conveyor; 48” x 60” Rotary Table; and 48” x 75’ Outfeed Power Roller Conveyor

		(1)	Robopac Model Helix Top HS40 Orbital Stretch Wrap Machine, S/N 108010001; Estimated 20’ Wrapping Height; with Safety Stage; and 3-Strand 48” x 20’ Pallet Takeoff Conveyor

434	1-	Lot of Syrup Room Equipment, To Include:		175,000

		(2)	500-Liter Stainless Steel Tanks; Each with Top-Mounted Electric Mixer; and Associated Pumps

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(6)	25,000-Liter Mixing Stainless Steel Tanks; (Estimated Late 1990s); Each with Top-Mounted Electric Mixers; and Spray Bar

		(1)	Custom Built CIP System; with (2) 10,000-Liter Capacity Stainless Steel Tanks; and Associated Pumps

		(1)	Custom Built CIP System; with (2) 5,000-Liter Capacity Stainless Steel Tanks; and Associated Pumps

		(1)	Miteco 80-Ton Stainless Steel Silo; Jacketed; with Associated Pumps

		(1)	Miteco Model 15 C-INO-3 Sugar Dissolver, S/N 33.1844.1.0, (2000); with 500-Liter Mixing Tank; Heat Exchanger; Auger Screw Conveyor; and Siemens PLC Control

		(1)	30,000-Liter Fiberglass Tank; with Associated Pumps

		(1)	30,000-Liter Stainless Steel Tank; Jacketed; with Associated Pumps

		(1)	30,000-Liter Glucose Stainless Steel Tank; Jacketed; with Heater; and Associated Pumps

		(1)	Lot of Associated Flowmeters; Shutoff Valves; Pumps; Piping; Central PLC Control System; etc.

435	1-	Line #5 Mixing System, To Include:		100,000

		(1)	Miteco 32,000-Liter Stainless Steel Tank; Jacketed; with Heater; and Associated Pumps

		(1)	Miteco 4,500-Liter Stainless Steel Tank, Asset #D113; with Associated Pumps

		(1)	Miteco 3,500-Liter Stainless Steel Tank, Asset #D112; with Associated Pumps

		(1)	Miteco 15,000-Liter Stainless Steel Tank, Asset #D111; with Associated Pumps

		(1)	Miteco 5,500-Liter Stainless Steel Tank, Asset #D052; with Associated Pumps

		(2)	Miteco 8,500-Liter Stainless Steel Tanks, Asset #D460; and Asset #D450; with Associated Pumps

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Alfa-Laval Model FRONT8-VSFRM Pasteurizer, S/N 30104-45797, (2004); 7-Bar Maximum Pressure, 110°C Maximum Temperature; with Associated Pumps; Piping; etc.

		(2)	Miteco 2,500-Liter Stainless Steel Tanks, Asset #D470; and Asset #D480; Each with Top-Mounted Mixer; and Associated Pumps

		(1)	Miteco CIP System; with (2) 5,000-Liter Stainless Steel Tanks; (2) Miteco Shell and Tube Heat Exchangers, S/N 4065 and S/N 4066, 10-Bar Maximum Pressure, 185°C Maximum Temperature; and PLC Control

		(1)	Miteco 3,000-Liter Stainless Steel Tank, Asset #D051; with Powder Feeder; Flow Regulator; and Associated Pumps

		(1)	Miteco Model CN7-32 7-Stream Blender, S/N 38.2394.0.0, (2004); with Anton Paar Model MPDS1000 Evaluation Unit; and Associated Flowmeters; Pumps; etc.

		(1)	Miteco 2,000-Liter Stainless Steel Deaerator, Asset #D068; with Associated Pumps

		(1)	Lot of Associated Flowmeters; Pumps; Valves; Sensors; Central PLC Control Systems; etc.

436	1-	Blow Molding Chiller System, To Include:		30,000

		(1)	Tricool Model TCW021 Chiller, S/N 99DCTCW92095, Asset #4, (1999)

		(1)	Tricool Model TCW9060SF Chiller, S/N 25244C8470, Asset #1

		(1)	Tricool Model TCW134DC Chiller, S/N C663313498, Asset #2

		(1)	Tricool Model TCW67 Chiller, S/N 205217496, Asset #3

		(1)	Lot of Associated Water Circulation Pumps

437	1-	Bottle Silo Storage System, To Include:		150,000

		(1)	Procomac 4-Bin Storage Bin; 600,000 1/2-Liter Bottle Capacity; with (4) Dump Chutes

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	36”W x 50’L Enclosed Power Belt Conveyor; with Electric Motor Drive

		(1)	36”W x 50’L Inclined Power Belt Conveyor; with Dump Hopper; and Electric Motor Drive

		(2)	36”W x 10’L Inclined Power Belt Conveyors; Each with Electric Motor Drive

		(1)	Procomac 36”W x 25’L Power Belt Conveyor

		(1)	Procomac Model Topstar 20/30 Bottle Unscrambler, S/N P5301, (1998)

		(1)	6”W x Estimated 100’L Air Powered Conveyor; with 90° Turn Position; and (5) Overhead Blower Units

		(1)	Procomac Model Topstar 20/30 Bottle Unscrambler, S/N P5302, (1998)

		(1)	6”W x Estimated 15’L Air Powered Conveyor; with (2) Overhead Blowers

		(1)	6”W x Estimated 25’L Air Powered Conveyor; with (1) Overhead Blower Unit

		(1)	6”W x Estimated 150’L Air Powered Conveyor; with (5) Overhead Blower Units

		Total Bottling:		$10,005,000

Warehouse

438	1-	Lot of Pallet Racking, To Include:		$45,000

		(123)	Pallet Racks; Estimated 8’W x 44”D x 35’H, 5-Tier

		(167)	Drive-Thru Type Pallet Racks; Estimated 48”W x 50’D x 35’H, 4-Tier

		(27)	Drive-Thru Type Pallet Racks; Estimated 48”W x 20’D x 35’H, 4-Tier

		(61)	Drive-Thru Type Pallet Racks; Estimated 48”W x 45’D x 35’H, 4-Tier

439	1-	Savsjo Model 8020 Horizontal Baler		4,500

440	1-	HSM Model V-Press 860 Vertical Baler		2,500

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
441	2-	Dalmec 100-kg Lifts, S/N (2) Unknown; with Roll-Lift Attachment Each Value: $7,500	15,000

442	1-	Inpack Model Colt 80 Stretch Wrap Machine; with 60” Rotary Table	2,500

443	1-	Matco Model A616L PREA1 Stretch Wrap Machine, S/N MA96214, (1996); with 48” Rotary Table	3,500

444	1-	Stretch Wrapping System, To Include:	80,000

		(1) Berchi Palletizer; with 48” x 15’ Loading Positions; 48” x 15’ Pallet Loading Positions; (2) 36” x 10’ Tray Loading Positions; Overhead Stacking Position; and Control

		(1) Robopac Orbital Stretch Wrap Machine; Estimated 84”D Capacity; with 24”W x 50’L 2-Strand Chain Conveyor

		(1) Atlas Copco Model GA15 Rotary Screw Air Compressor

		(1) Atlas Copco Model GPS411 8-Bar Rotary Screw Air Compressor

		(1) Lot of Associated Chain Conveyors

		Total Warehouse:	$153,000

		Yard

445	1-	KTK Model TWA 302B/Z/PU/PU Chiller, S/N 140113/2, (2004)	$8,000

446	2-	KTK Model TWA 302B/2/PU/PU Chillers, S/N 140113/1, Asset #Unknown; and S/N 170095, Asset #8 Each Value: $8,000	16,000

447	1-	Storage Tank System, To Include:	150,000

		(1) Stainless Steel Silo, Asset #WT4, (1993); 227,000-Liter Capacity

		(1) Stainless Steel Silo, Asset #WT3, (1999); 227,000-Liter Capacity

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Stainless Steel Silo, Asset #WT2, (1996); 227,000-Liter Capacity

		(1)	Lot of Associated Vacuum Pumps; Process Piping; etc.

448	1-	Goavec 90,000-Liter Water Storage Tank, (1995)		30,000

449	1-	Caustic Storage Tank		No Value

		Total Yard:		$204,000

Throughout Plant

450	1-	Lot of Lab Equipment, To Include:		$45,000

		(1)	Tri-Clover Model TCW9060SP R23 Refrigerant-Type Chiller, S/N C9576TCW00L

		(1)	Sidel Tester

		(1)	Hanna Model HI9060 Thermometer

		(1)	Hanna Model HI 991001 Temperature Meter

		(3)	Kem Model AT-500N Automatic Potentiometric Titrators; with Doser

		(1)	Mettler Model PM 100 Balance

		(1)	Hach Model DR-2000 Spectrophotometer

		(1)	Hach COD Reactor

		(1)	Manufacturer Unknown Drying Oven

		(1)	AND Model GF-6000 Balance

		(1)	Foss Model KJELTEC 2100 Balance

		(1)	Olympus Microscope

		(1)	DWS Oven

		(2)	LMS Traders Inc. Incubators

		(2)	Heraeus Incubators

		(1)	Beko Refrigerator

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Shimadzu Model LC-6A Liquid Chromatograph; with Phenomenex Model RC-200 Solvent Recycler; and Shimadru Model SPD-6AV Detector

		(1)	Shimadzu Model C-R4A Analyzer

		(1)	Shimadzu Model LC-6A Liquid Chromatograph; with Jour Research Model 1704 Solvent Saver; and Shimadzu Model SPD-6A Detector

		(1)	Manufacturer Unknown Model K85VB Lab Hood, S/N 48221

451	1-	Lot of Maintenance Equipment, To Include:		11,500

		(1)	20-Ton H-Frame Press

		(1)	Disc/Belt Sander; 6” Belt, 9” Disc

		(1)	Nu-Tool Industries 12” Throat Vertical Band Saw, S/N 010889, (2002)

		(1)	Ajax Model MD-20 Milling and Drilling Machine, S/N 43494, (1994)

		(1)	Edgwick Engine Lathe; 16” Swing x 72” Bed; with 2” Hole Through Spindle

		(1)	Cebora Model Tig Star 16-P 235-Amp Arc Welder

		(1)	Lot of Miscellaneous Maintenance Equipment, To Include: Worktables; Vises; Metal Shelving; Double-End Grinders; Miter Saws; Pedestal Drills; etc.

452	4-	Linx Model 6900 Ink Jet Coders Each Value: $6,500		26,000

453	1-	Wastewater Treatment System; with (2) Estimated 40,000-Liter Storage Tanks; (23) CT Component Flowmeters; 2-Hydrovane Rotary Screw Air Compressor; and Allen-Bradley Model PanelView 550 PLC Control		$25,000

454	1-	Lot of Factory and Support Equipment, To Include: Workbenches; Worktables; Safety Ladders; Pallet Jacks; etc.		20,000

455	1-	Lot of Office Furniture and Business Machines, To Include: Desks; Chairs; Book Shelves; File Cabinets; Conference Tables; Telephone Systems; Reception Area Furniture; etc.		30,000

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
		Total Throughout Plant:	$157,500

	Total Appraised Orderly Liquidation Value -		$10,519,500

	Cott Corporation

	[***] [Address redacted]

Cott Corporation

[***]

[Address redacted]

DEPARTMENT EVALUATION SUMMARY

Cott Corporation

[***]

[Address redacted]

Effective Date: January 16, 2008	Orderly Liquidation Value
Bottling	$9,100,000
Syrup/Processing Room	—
Warehouse	30,000
Laboratory	118,450
Plant Utilities	360,000
Yard	175,500
Throughout Plant	15,000

Total Appraised Orderly Liquidation Value -	$9,798,950

Cott Corporation
- Aseptic
[***] [Address redacted]

Appraisal

Cott Corporation

[***]

[Address redacted]

Machinery & Equipment

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
Bottling

456	1-	Bottling Line #1, (2003); 250mL @ 18,000 Bottles/Hour Capacity, 330mL @ 18,000 Bottles/Hour Capacity, 500mL @ 18,000 Bottles/Hour Capacity, 1.5-Liter @ 12,000 Bottles/Hour Capacity, To Include:		$3,850,000

		(1)	Sidel Model SBO 12 Blow Molding Machine, S/N 5324, (2002); 18,000 Bottles/Hour, 12-Mold; with Floating Hopper; Automatic Bin Dumper; Conveyor Loading System; Transformer; Hitema Model ECA075 Chiller; and PLC Control

		(1)	Procomac Model 2000 Estimated 6”W x 290’L Air Powered Conveyor, S/N V855, (2002); Adjustable; with (6) Top-Mounted Blowers; Aseptic Enclosure; and Control

		(1)	Procomac Model Ingresso Steam Tunnel, S/N P7697, (2002); with (6) Glove Ports; and Lesatec HEPA Filter

		(1)	Procomac Model GX1R.65.103.113 50-Station Sterilizer, S/N P7605, (2002); with (3) Glove Ports

		(1)	Procomac Model Uniblock 2 50-Station Rinser, S/N P7606, (2002); with (2) Glove Ports

		(1)	Procomac Model FX50.10.113 50-Valve Volumetric Filler, S/N P7607, (2002); with Fume Scrubber, (Located Outside); Upper Body Clean Suit; Estimated 5,000-Liter Stainless Steel Production Tank; and 12-Head Capper

		(1)	Procomac Model Trattamento Sacchi 48”W x 30’L Cap Sterilizer, S/N P8024, (2002); with (2) HEPA Filters; Rinse Station; Drying Station; Interlocking Plastic Belt Pass Through Conveyor; (2) Glove Ports; Loading Hoppers; Conveyor System; Lesatec Block Ventilation Unit; (2) Procomac Sterilcap W Cap Feeders; and PLC Control

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Procomac Model Uscita 25’L Steam Tunnel, S/N P8022, (2002); with Estimated 4”W x 25’L Interlocking Plastic Belt Conveyor; (9) Glove Ports; Lesatec HEPA Filter; and Control

		(1)	Corema Model JA/C-75 Chiller, S/N 23642

		(2)	Heuft Model Spectrum Ti36 Fill Level Detectors, (2003); with Shared Enclosure; Pass Through Conveyor; and Reject Station

		(1)	Procomac Estimated 3-1/2”W x 150’L Interlocking Plastic Belt Conveyor; with 16” x 6’ Lane Diverter; 14” x 12’ Lane Diverter; (2) 16” x 20’ Lane Diverters; 16” x 25’ Lane Diverter, with 180° Turn Section; and 16” x 30’ Lane Diverter

		(1)	Procomac Model Drystar 2S Drying Tunnel, S/N P8222, (2002); Each with (8) Hoses; and PLC Control

		(1)	Krones Model Contiroll 12-Station Wraparound Labeler, S/N 745-C80, (2002); with Glue Applicator; (2) Label Unwind Stands; and PLC Control

		(1)	Markem Model Smart Lase SL Laser Coder; with Markem Filter Conditioner; and Pendant Control

		(1)	Procomac Estimated 3-1/2”W x 90’L Interlocking Plastic Belt Conveyor; with Estimated 10” x 20’ Lane Diverter; 16” x 20’ Lane Diverter; (2) 90° Turn Sections; and 16” x 12’ Lane Diverter

		(1)	Ocme Model Vega S40/F Case Packer, S/N 01273, (2002); with Estimated 20”W x 20’L Lane Diverter; Overwrap Station; Estimated 60”W x 12”H Shrink Tunnel; and PLC Control

		(1)	Estimated 16”W x 25’L Interlocking Plastic Belt Conveyor; with (2) 90° Turn Sections

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Logopak Model 515F Pressure Sensitive Labeler, S/N 2070185, (2007)

		(1)	Estimated 16”W x 40’L Power Roller Conveyor

		(1)	Estimated 16”W x 40’L Interlocking Plastic Belt Conveyor; with 16”W x 36”L Powered Belt Conveyor; and 90° Turn Section

		(1)	Gampack Model GP4590 18”W Overwrapper, S/N W10360011011, (2003); with Heat Shrink Tunnel, 28”W x 14”H Maximum Opening; and Siemens PLC Control

		(1)	Estimated 18”W x 30’L Interlocking Plastic Belt Conveyor

		(1)	Berchi Estimated 16”W x 65’L Power Roller Conveyor; with (2) Power Belt Bridge Conveyor Sections

		(2)	Estimated 16”W x 25’L Interlocking Plastic Belt Conveyors

		(1)	Estimated 16”W x 45’L Power Roller Conveyor

		(1)	Berchi Estimated 16”W x 90’L Power Roller Conveyor; with (2) Power Belt Bridge Conveyor Sections

		(1)	Berchi Model Genius PTF12 Palletizer, S/N 0444BF4104101, (2001); with Pallet Loading Station; Pneumatic Cardboard Loader; Estimated 48”W x 15’L Powered Roller Conveyor; Safety Enclosure; and PLC Control

		(1)	Robopac Model Helix Orbital Stretch Wrap Machine, S/N 1002020051, (2002); with Estimated 48”W x 30’L Powered Roller Conveyor; Safety Enclosure; Zebra Label Printer; and PLC Control

		(1)	Lot of Associated Pumps; Piping; Controls; etc.

457	1-	Bottling Line #1, (2007); 250mL, 330mL, and 500mL @ 24,000 Bottles/Hour Capacity, To Include:		5,250,000

		(1)	Sidel Model SBO 14 U Blow Molding Machine, S/N 11104, (2007); 25,200 Bottles/Hour, 14-Mold; with Feed Hopper; Automatic Loader; Infeed Conveyor; Hitema Model ECA045 Chiller; and PLC Control

		(1)	Procomac Model 2000 Estimated 6”W x 330’L Air Powered Conveyor, S/N V2494, (2006); Adjustable; with Asceptic Enclosure; and (9) Top-Mounted Blowers

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Procomac Model 1P80.113 50-Station Spinstar Bloc Sterilizer, S/N P10998, (2007); with HEPA Filter; (5) Glove Ports; and PLC Control

		(1)	Procomac Model 1P 60.113 50-Station Spinstar GX Rinser, S/N P10999, (2007); with (5) Glove Ports; HEPA Filter; and PLC Control

		(1)	Procomac Model 50.15.1.13 50-Valve Fillstar FC Filler, S/N P11000, (2007); with Fume Scrubber, (Located Outside); Nitrogen System; (8) Glove Ports; Estimated 5,000-Liter Stainless Steel Production Tank; 12-Head Capper; and PLC Control

		(1)	Procomac Model Sacchi 48”W x 30’L Cap Sanitizer, S/N P11032, (2007); with Manual Loading Station; (2) HEPA Filters; Rinse Station; Drying Station; (2) Glove Ports; Loading Hopper; Incline Belt Conveyor, with (2) HEPA Filters; Spiral Cap Feeder; and PLC Control

		(1)	Procomac 15’L Steam Tunnel, S/N P10997, (2007); with (6) Glove Ports; and (2) HEPA Filters

		(1)	Estimated 3-1/2”W x 260’L Interlocking Plastic Belt Conveyor; with Estimated 16”W x 140’L Lane Diverter; and (3) 90° Turn Sections

		(2)	Procomac Model Ventilo Pass Through Dryers

		(1)	Procomac Model Checkstar Fill Level Detector; with Eject Station; and PLC Control

		(1)	Sidel Model Rollquattro 18-Station Wraparound Labeler; with Hot Melt Glue Machine; (2) Label Unwinds; and PLC Control

		(1)	Markem Model Smart Lase 110I Laser Coder, (2007); with Filter; and Pendant Control

		(1)	Sidel Model Alfa 15’L 4-Zone Drying Tunnel; with Electric Heaters; Blowers; and PLC Control

		(1)	Procomac Estimated 16”W x 180’L Interlocking Plastic Belt Lane Diverter; with (5) 90° Turn Sections

		(1)	Ocme Model Vega S40V Case Packer, S/N 060174, (2006); with Estimated 24”W x 30’L Interlocking Plastic Belt Lane Diverter; Cardboard Feed Station; Nordson Hot Melt Glue Applicator; Heat Shrink Tunnel, Estimated 30”W x 14”H Maximum Opening; Overwrapper; Drying Fan; and PLC Control

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Logopak Model 515F Pressure Sensitive Labeler, S/N 2070106, (2007); with Procomac Estimated 16”W x 20’L 180° Interlocking Plastic Belt Conveyor

		(1)	Procomac Estimated 22”W x 36’L Power Roller Conveyor; with 22”W x 8’L Power Belt Conveyor Section

		(1)	Markem Model Cimpak 300 Pressure Sensitive Labeler, S/N 07C3D 5553, (2007); with Estimated 18”W x 12’L Interlocking Plastic Belt Conveyor

		(1)	Procomac Estimated 18”W x 30’L Incline Power Belt Conveyor

		(1)	Ocme Model Vega S 40/2 Case Packer, S/N 060173, (2006); with Estimated 24”W x 30’L Interlocking Plastic Belt Lane Diverter; Cardboard Loading Station; Overwrapper; Shrink Tunnel, with Estimated 30”W x 14” Opening; Cooling Fan; and PLC Control

		(1)	Ocme Estimated 24”W x 100’L Lane Diverter; with (2) 90° Power Belt Turn Sections; and 180° Power Belt Turn Section

		(1)	Procomac Estimated 60”W x 15’L Interlocking Plastic Belt Conveyor; with 90° Turn Section

		(1)	Procomac Estimated 16”W x 75’L Power Roller Conveyor

		(1)	Estimated 16”W x 50’L Power Belt Conveyor

		(1)	Procomac Estimated 16”W x 20’L S-Type Interlocking Plastic Belt Conveyor

		(1)	Procomac Estimated 16”W x 30’L Power Roller Conveyor

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Procomac Model Agilis 2000 D Palletizer, S/N V2500, (2006); with Power Belt Infeed Conveyor; Pallet Loader; Estimated 48”W x 25’L Powered Roller Conveyor; Pneumatic Cardboard Placer; Safety Enclosure; and PLC Control

		(1)	Robopac Model Helix Orbital Stretch Wrap Machine, S/N 4106090273, (2006); with Estimated 48”W x 50’L Power Roller Conveyor; Rotary Turntable; Safety Enclosure; and PLC Control

		(1)	Markem Model Cimpak 300 Pressure Sensitive Labeler, S/N 07C3D 5552, (2007)

		(1)	Lot of Associated Piping; Pumps; Tanks; Controls; etc.

		Total Bottling:		$9,100,000

Syrup/Processing Room

458	1-	Line #1 Processing System, (Valued With Bottling Line #1), To Include:		—

		(1)	APV Model Sterzo UHT Water Sterilizer, S/N 10380, (2002); with 2,500-Liter Capacity Sterilize Water Tank; Heat Exchanger; Scrubber; Chiller; Allen-Bradley PanelView 900 PLC Control; and Associated Valves; Pumps; Piping; etc.

		(1)	APV Model Pasto 19 UHT Product Pasteurizer, S/N 10378, (2002); 8-Bar Maximum Pressure; with APV Model Q055 RKS35 Heat Exchanger, S/N 55383, 135-Bar Maximum Pressure; 1,500-Liter Sterilize Product Tank; Scrubber; Heater; Chiller; and Associated Pumps; Valves; Piping; etc.

		(1)	Procomac Model Steritank 80 11,190-Liter Sterilized Product Stainless Steel Tank, S/N 8041, (2002); Heated Jacket; with Bottom-Mounted Electric Mixer; Associated Pumps; Piping; etc.

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Procomac Model Uniflux Filtration System, S/N P8041, (2002); with (2) Air Filters; (3) Nitrogen Filters; (2) Steam Filters; and Associated Pumps; Piping; etc.

		(1)	Ronco Briantino Model Torre Di Abbattimento Scrubber, S/N 791-02, (2002); with Estimated 1,000-Liter Stainless Steel Tank; and Associated Pumps; Piping; Control Panel; etc.

		(2)	Structural Industries 1,020-Liter Carbon Filters; Each with PTI Technology 10-Bar Filters; and Centralized Controller

		(1)	Procomac Model Unifoam Foam Cleaning System, S/N P8028, (2002); with (2) Estimated 1,000-Liter Mixing Tanks; and Associated Pumps; Piping; etc.

		(1)	Procomac Model Uniflux AVN Filtration System, S/N P7610, (2002); with (4) Air Filters; (2) Nitrogen Filters; (3) Steam Filters; and Associated Pumps; Valves; Piping; etc.

		(1)	Procomac Model Unidox Sterilizer, S/N P8025, (2002); 1,600 to 2,000 Parts/Million Capacity; with Associated Tanks; Filters; Heat Exchangers; Pumps; etc.

		(1)	Bernardinello Water Regeneration System; with 5,000-Liter Capacity Water Storage Tank; Estimated 2,500-Liter Capacity Mixing Tank; and Associated Valves; Pumps; Piping; etc.; (Not In Service; Incomplete; Appraised As Is)

		(1)	Procomac PLC Control System, S/N P8043; with Associated Piping; Valves; Pumps; etc.

459	1-	Line #2 Processing System, (Valued With Bottling Line #2), To Include:		—

		(1)	Procomac Model Unitherm H UHT Water Sterilizer, S/N P11003, (2006); with Scrubber; Heat Exchanger; Water Heater; Chiller; Estimated 2,000-Liter Capacity Buffer Tank; Estimated 5,000-Liter Capacity Regeneration Unit; and Associated Pumps; Motors; Piping; PLC Control; etc.

		(1)	Procomac CIP System, S/N P11028, (2006); with Estimated 4,000-Liter Capacity Caustic Tank; Estimated 4,000-Liter Capacity Nitric Acid Tank; Heat Exchangers; Water Heaters; and Associated Pumps; Piping; Valves; PLC Control; etc.

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
		(1)	Procomac Model RADA UHT Product Shell and Tube Sterilizer, S/N SE-18-3A-F6-F6-FE-M, (2006); with Associated Pumps; Motors; Valves; Piping; etc.

		(1)	Procomac Model Uniflux AS Sterilizer, S/N P11026, (2006); with Air Filter; Nitrogen Filter; Steam Filter; and Associated Valves; Pumps; PLC Control; etc.

		(1)	Procomac Model 80 11,190-Liter Sterilize Stainless Steel Tank, (2006); with Top-Mounted Electric Mixer; and Associated Pumps; Piping; etc.

		(1)	Niro-Soavi Model NS3110H Homogenizer, S/N 6490, (2007); 20 MPa Maximum Pressure; with Associated Pumps; Piping; etc.

		(1)	Procomac Model Unitherm P Buffer System, S/N P11024, (2006); with Estimated 2,500-Liter Capacity Buffer Tank, with Top-Mounted Electric Mixer; Regeneration Unit; and Associated Pumps; Piping; Control; etc.

		(1)	Procomac Model Unidox Sterilizer, S/N P11097, (2006); with Maselli Misure Monitoring System; Associated Tank; Pumps; Piping; Control; etc.

		(1)	Procomac PLC Control System, S/N P11029, (2006); with Touchstar 15 Touch Screen Interface; and Associated Pumps; Piping; Valves; etc.

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
460	1-	Line #1 Syrup Mixing System, (Valued With Bottling Line #1), To Include:		—

		(1)	Procomac Model Unisolv BMP Mixing System, S/N P8037, (2002); with (2) 8,000-Liter Capacity Syrup Tanks; Powder Mixer; 1,500-Liter Mixing Tank; 250-kg Drum Pumping Station, with Scale; (2) Bench Scales; and Associated Mixers; Pumps; Piping; etc.

		(1)	APV 30,000-Liters/Hour Water Deaerator, S/N P399460; with Procomac Estimated 3,000-Liter Capacity Buffer Tank; and Associated Filters; Pumps; Piping; Control; etc.

		(1)	Procomac Model Unimix Multi Syrup/Water/Sugar Blender, S/N P8038, (2002); with Anton Paar Model MPDS 1000 Evaluation Unit; and Associated Valves; Pumps; Flowmeters; Piping; Control; etc.

		(1)	Procomac Model Uniclean CIP System, S/N P8027, (2001); with Estimated 3,000-Liter Caustic Tank; Estimated 3,000-Liter Nitric Acid Tank; Heat Exchanger; and Associated Filters; Flowmeters; Pumps; Piping; Control; etc.

		(1)	Procomac PC Control System; with Associated Pumps; Piping; Valves; Flowmeters; etc.

461	1-	Line #2 Syrup Mixing System, (Valued With Bottling Line #2), To Include:		—

		(1)	Procomac Model Unisolv B Multi Mixing System, S/N P11023, (2006); with (3) 25,000-Liter Holding Tanks; Procomac Model Scanima Powder Mixing System, with 3,000-Liter Mixing Tank; (2) 250-kg Capacity Drum Pumping Stations, Each with Scale; (2) Bench Scales; Automatic Valve Systems; and Associated Flowmeters; Pumps; Piping; Control; etc.

		(1)	Procomac Model Uniclean 3A CIP System, S/N P11027, (2006); with Estimated 3,000-Liter Caustic Tank; Estimated 3,000-Liter Nitric Acid Tank; and Associated Valves; Pumps; Flowmeters; Piping; Control; etc.

		(1)	Sta-Rite Water Softening System; with (2) DI Tanks; Salt Tank; and Control

		(1)	Procomac PC Control System; with Associated Piping; Pumps; Valves; etc.

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value

		Total Syrup/Processing Room:	—

		Warehouse

462	1-	Lot of Racking, To Include:	$30,000

		(17) 90”W x 35”D x 30’H Pallet Racks; Adjustable, 4/5-Tier

		(226) 48”W x 35’H Drive-Thru Type Pallet Racks; (5) Pallets Deep, Adjustable, 4-Tier

		Total Warehouse:	$30,000

		Laboratory

463	1-	Tecon Inc. Model MSP9500 Chemunex Analyzer, S/N 0611289996, (2006); with Computer Control	$100,000

464	1-	Thermo Electron Model C412 Centrifuge	500

465	1-	AND Model EK-6000H 6,000-g Balance	500

466	1-	Zebra Model 140XI III Label Printer	450

467	1-	Kem Model AT-510 Automatic Potentiometric Titrator; with (3) Kem Dosers	4,500

468	1-	Kem Model AT-500N Automatic Potentiometric Titrator; with Kem Doser	3,000

469	1-	Bellingham & Stanley Model RFM740 Refractometer	4,500

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
470	1-	Lot of Laboratory Support Equipment, To Include: Glassware; Lab Ovens; Refrigerators; Dispensers; Stainless Steel Shelving; Ultrasonic Cleaner; Room Heaters; Sample Lift; etc.	5,000

		Total Laboratory:	$118,450

		Plant Utilities

471	2-	Certuss Model Universal 2,000-kgs/Hour Natural Gas Fired Steam Generators, S/N 10777; and S/N 10776, (2002); 30,561 and 31,196 Hours Indicated; 10-Bar Maximum Pressure; Each with Blower; and Shared Water Heater, with Softening System Each Value: $30,000	$60,000

472	3-	Certuss Model Universal 1800 2,000-kgs/Hour Capacity Diesel and Natural Gas Fired Steam Generators, S/N 12160; S/N 12159; and S/N 12158, (2006); 16-Bar Maximum Pressure; Each with Blower; and Shared Certuss Model Batterie 5400 Water Heater, with Water Softening System Each Value: $40,000	120,000

473	1-	Plant Compressed Air System, To Include:	20,000

		(1) Atlas Copco Model Airtec ZT290 Rotary Screw Air Compressor, S/N ARP164070, (1985); 1,355 Hours Indicated

		(1) Atlas Copco Model ZT90 8-Bar Rotary Screw Air Compressor, S/N AIF38039100, (1996); 7,762 Hours Indicated

		(1) Atlas Copco Model ZT290 8-Bar Rotary Screw Air Compressor, S/N ARP164069, (1985); 5,893 Hours Indicated

		(2) Abbott Vertical Air Receiving Tanks

		(2) Atlas Copco Model FD450 Compressed Air Dryers, S/N 9502224; and S/N 9502225, (1995); 20-Bar Maximum Pressure

474	1-	Aqua Chiller; with (3) Estimated 15 hp Pumps; and Estimated 3,000-Liter Water Holding Tank	15,000

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008		Orderly Liquidation Value
475	1-	Gardner-Denver Model WH40H3N-AC 4.55 MPa Maximum Pressure Piston-Type Air Compressor, S/N C002628, (2006); with 400-kW Motor @ 750 rpm; Donaldson Model HPD3500W Refrigerated Air Dryer, S/N 06/18861/01; and Sound Enclosure		125,000

476	1-	Aqua Model TWA 242 B/Z PD/CC/IM Chiller, S/N 160427, (2006); 29-Bar Maximum Pressure; with Water Holding Tank; and Associated Pumps; Piping; etc.		12,500

477	1-	KTK Model TWA 362 B/Z/PU/PU/HR Chiller, S/N 1200892260, (2002); with 28-Bar Maximum Pressure; with Associated Pumps; Piping; etc.		7,500

		Total Plant Utilities:		$360,000

		Yard

478	1-	Lot of Tanks, To Include:		$175,500

		(1)	14,000-Liter Diesel Carbon Steel Tank; Double Walled; with Safety Enclosure; and Diesel Pump

		(1)	Forbes Co., The 6,000-Liter Nitric Acid Fiberglass Tank

		(1)	Forbes Co., The 10,000-Liter Caustic Soda Fiberglass Tank

		(2)	19,130-Liter Glucose Stainless Steel Tanks; Each with Stainless Steel Jacket; Heater; Pumps; and Shared Glucose Pumping Station

		(1)	32,000-Liter Sugar Stainless Steel Tank; with Associated Pumps; Piping; etc.

		(1)	32,000-Liter Citric Acid Stainless Steel Tank; with Associated Pumps; Piping; etc.

		(1)	160,000-Liter Spring Water Stainless Steel Tank; Rivet Construction; with Associated Pumps; Piping; etc.

Appraisal -	Cott Corporation [***] [Address redacted]

Item #	Qty.	Effective Date: January 16, 2008	Orderly Liquidation Value
		(1) 160,000-Liter Raw Water Stainless Steel Tank; Rivet Construction; with Associated Pumps; Piping; etc.

		Total Yard:	$175,500

		Throughout Plant

479	1-	Lot of Factory and Support Equipment, To Include: Zanotti 20’ x 30’ Refrigerated Inflatable Tent, with (4) Refrigeration Units; Pallet Jacks; Hand Tools; Cut-Off Saws; Drill Press; Waste Bins; Fire Extinguishers; Chairs; Tables; Office Furniture; Shelving; etc.	$15,000

		Total Throughout Plant:	$15,000

	Total Appraised Orderly Liquidation Value -		$9,798,950

	Cott Corporation [***] [Address redacted]

Schedule 1.01(f)

Excluded Subsidiaries

Cott International Trading Ltd.

Cott International SRL

Cott (Barbados) IBC Ltd.

Cott do Brasil Industria, Comercio, Importacao e Exportacao de Bebidas e Concentrados Ltda

BCB International Holdings

BCB European Holdings

Cott (Shanghai) Trading Co., Ltd.

Cott (Hong Kong) Limited

Cott Retail Brands Netherlands BV

Cott Embotelladores de Mexico, S.A. de C.V.

Cott Maquinaria y Equipo, S.A. de C.V.

Ad Personales, S.A. de C.V.

Mexico Bottling Services, S.A. de C.V.

Servicios Gerenciales de Mexico, S.A. de C.V.

Schedule 2.04

Existing Letters of Credit

Credit Party	Letter of Credit Number	Beneficiary	Amount	Issue Date	Expiration Date
Cott Beverages USA, Inc.	SM409871	Zurich American Insurance Co	$4,800,000.00	8/17/1999	5/12/2009
Cott Beverages Inc.	SM228953	Westchester Fire Insurance Company	$1,250,000.00	11/28/2007	11/28/2008

Schedule 3.05

Properties

(a) Real property owned or leased:

Loan Party	Location / Address	Owned, Leased or Occupied

Cott Beverages Inc.	499 East Mill Street San Bernardino, CA 92408	Owned

Cott Beverages Inc.	4238 Director Drive San Antonio, TX 78219	Owned

Cott Beverages Inc.	2525 Schuetz Road Maryland Heights, MO 63043-1300 576 Fee Fee Road Maryland Heights, MO 63043-1300 11705 Northline Industrial Blvd Maryland Heights, MO 63043-1300	Owned

Cott Beverages Inc.	301 Larcel Drive Sikeston, MO 63801	Owned

Cott Beverages Inc.	Conchester Rd & Aldan Ave Concordville, PA 19331	Owned

Cott Beverages Inc.	3000 Springs of Elan Road Blairsville, GA 30512	Owned

Cott Beverages Inc.	1000 10th Avenue Columbus, GA 31901	Owned

156775 Canada Inc.	6525 Viscount Road Mississauga, ON L4V 1H6	Owned

Cott Corporation Corporation Cott	333 Avro Ave Pointe-Claire, QU H9R 5W3	Owned

Cott Corporation Corporation Cott	Lot P-468 Route 201 Ste-Marthe, QU	Owned

Cott Corporation Corporation Cott	4 Addison Avenue Scoudouc Industrial Park Scoudouc, NB E4P 3N4	Owned

Cott Corporation Corporation Cott	4810 – 76 Avenue SE Calgary, AB T2C 2V2	Owned

Cott Corporation Corporation Cott	8200 Jumping Creek Road Revelstoke, BC V0E 2S0	Owned

Cott Beverages Limited	Knottingly Road (Bondgate) Pontefract, W.YS WF8 2XA	Owned

Loan Party	Location /Address	Owned, Leased or Occupied

Cott Beverages Limited	Citrus Grove Side Ley Kegworth, Derbyshire DE74 2FJ	Owned

Cott Beverages Limited	Lindred Road Lomeshaye Industrial Estate Brierfield, Nelson BB9 5SR	Owned

Cott Beverages Inc.	15200 Trinity Blvd Fort Worth, TX 76155	Leased

Cott Beverages Inc.	570-B East Mill Street San Bernardino, CA 92408	Leased

Cott Beverages Inc.	1820 Massaro Blvd. Tampa, FL 33619	Leased

Cott Beverages Inc.	7275 Hazelwood Road Berkeley, MO 63134	Leased

Cott Beverages Inc.	4843 International Boulevard Wilson, NC 27893	Leased

Cott Beverages Inc.	4506 East Acline Drive Tampa, FL 33605	Leased

Cott Beverages Inc.	4221, 4223, & 4235 Director Drive San Antonio, TX 78219	Leased

Cott Beverages Inc.	119 & 126 Larcel Drive Sikeston, MO 63801	Leased

Cott Beverages Inc.	11 Aldan Ave. Concord Industrial Park Concordville, PA	Leased

Cott Beverages Inc.	200 South Commerce Drive Aston, PA 19107	Leased

Cott Beverages Inc.	99 Aldan Ave, Concord Industrial Park Concordville, PA	Leased

Cott Beverages Inc.	105 Commerce Drive Aston, PA 19104	Leased

Cott Vending Inc.	10838 Ambassador Blvd. St. Louis, MO 63132	Leased

Cott Beverages Inc.	4095 US Highway 64 East Murphy, NC 28906	Leased

Cott Beverages Inc.	5519 West Idelwild Ave Tampa, FL 33634	Leased

Cott Beverages Inc.	3715 1st Avenue Columbus, GA 31904	Leased

Cott Corporation Corporation Cott	15050 - 54A Avenue Surrey, BC V3S 5X7	Leased

Loan Party	Location /Address	Owned, Leased or Occupied

Cott Corporation Corporation Cott	6425 Airport Road Mississauga, ON L4V 1E4	Leased

Cott Corporation Corporation Cott	4901/5001 - 64th Avenue Calgary, AB T2C 4V4	Leased

Cott Corporation Corporation Cott	3175 Airway Drive Mississauga, ON L4V 1C2	Leased

Cott Corporation Corporation Cott	225 Avro Ave Pointe-Claire, QU H9R 5W3	Leased

(b)	Intellectual Property:

Patents

United States

Owner	Registration Number	Date	Description
Cott Corporation Corporation Cott	6112924	9/5/2000	Container with base having cylindrical leg with circular feet

Canada

Owner	Application Number	Date	Description
Cott Corporation Corporation Cott	CA2309667 (Pending)	3/16/2000	Container with base having cylindrical leg with circular feet

Mexico

Owner	Application Number	Date	Description
Cott Corporation Corporation Cott	2000PA004512 (Pending)	3/10/2004	Container with base having cylindrical leg with circular feet

PCT Application

Owner	Application Number	Date	Description
Cott Corporation Corporation Cott	2000013974 (Pending)	9/10/1999	Container with base having cylindrical leg with circular feet

Trademarks

United States

Trademark Registrations

Owner	Registration Number	Date	Description
Cott Beverages Inc.	3,329,898	11/6/07	AFTERSHOCK
Cott Beverages Inc.	1,840,794	6/21/94	ALASKAN FALLS
Cott Beverages Inc.	1,856,389	9/27/94	ALASKAN FALLS & Design
Cott Beverages Inc.	1,753,371	2/16/93	ALASKAN FALLS (stylized)
Cott Beverages Inc.	1,776,022	6/8/93	AMERICAN CLASSIC
Cott Beverages Inc.	2,926,470	2/15/05	AQUA MIST
Cott Beverages Inc.	2,919,483	1/18/05	BROWN BARREL
Cott Beverages Inc.	2,356,463	6/13/00	CITY CLUB
Cott Beverages Inc.	1,959,704	3/5/96	CLEAR CHOICE & Design
Cott Beverages Inc.	2,987,134	8/23/05	CLEAR CHOICE PREMIUM SELTZER
Cott Beverages Inc.	3,336,604	11/13/07	CONDITION

Owner	Registration Number	Date	Description
Cott Beverages Inc.	749,859	5/21/63	COTT
Cott Beverages Inc.	3,346,151	11/27/07	COTT
Cott Beverages Inc.	679,364	5/26/59	COTT (stylized)
Cott Beverages Inc.	540,457	4/3/51	COTT (stylized)
Cott Beverages Inc.	2,957,804	5/31/05	DAFFY DOZEN
Cott Beverages Inc.	2,911,442	12/14/04	DR. DUCK
Cott Beverages Inc.	2,186,730	9/1/98	DR. STRIPES
Cott Beverages Inc.	2,237,271	4/6/99	DR. VESS
Cott Beverages Inc.	2,650,145	11/12/02	FIRST SQUEEZE
Cott Beverages Inc.	2,229,432	3/2/99	FREEDOM FROM THIRST
Cott Corporation.	3,159,373	10/17/06	FRUIT MELODIES
Cott Beverages Inc.	1,956,754	2/13/96	FRUIT MIST
Cott Beverages Inc.	3,134,313	8/22/06	FRUIT MIST
Cott Beverages Inc.	3,098,606	5/30/06	GRID IRON GRAPE
Cott Beverages Inc.	3,004,801	10/4/05	HOUSE OF COTT & Design
Cott Beverages Inc.	1,507,436	10/4/88	ITS’ COTT TO BE GOOD!
Cott Beverages Inc.	2,261,661	7/13/99	LOTSA SUNSHINE
Cott Beverages Inc.	2,285,500	10/12/99	LOTSA’
Cott Beverages Inc.	2,221,781	2/2/99	LOTSA’ COUNTRY GOLD
Cott Beverages Inc.	2,093,017	9/2/97	LOTSA’ DR. POP
Cott Beverages Inc.	2,717,975	5/20/03	MOUNTAIN FIZZ
Cott Beverages Inc.	2,656,791	12/3/02	MOUNTAIN SHOWER
Cott Beverages Inc.	2,196,482	10/13/98	MOUNTAIN STARS
Cott Beverages Inc.	2,186,356	9/1/98	MOUNTAIN TWIST
Cott Beverages Inc.	2,384,195	9/5/00	MOUNTAIN YELLER
Cott Beverages Inc.	1,781,653	7/13/93	MR. FIZZ
Cott Beverages Inc.	3,383,317	2/12/08	OOLONG JAHINI TEA
Cott Beverages Inc.	3,098,607	5/30/06	PLAY MAKER
Cott Beverages Inc.	3,331,023	11/6/07	RED RAIN
Cott Beverages Inc.	3,129,255	8/15/06	SO CLEAR
Cott Beverages Inc.	2,713,932	5/6/03	STARS & STRIPES
Cott Beverages Inc.	2,495,194	10/9/01	STARS & STRIPES
Cott Beverages Inc.	2,267,551	8/3/99	STARS UP
Cott Beverages Inc.	1,551,198	8/8/89	SUNNY ISLE
Cott Beverages Inc.	2,535,068	1/29/02	SUPER FRUIT
Cott Beverages Inc.	1,486,407	4/26/88	THIRSTY? JUST WHISTLE & Design
Cott Beverages Inc.	1,335,803	5/14/85	TOP POP
Cott Beverages Inc.	1,510,360	10/25/88	TOP POP
Cott Beverages Inc.	1,285,484	7/10/84	TOP POP (stylized)
Cott Beverages Inc.	1,473,397	1/19/88	TOP TEA
Cott Beverages Inc.	555,776	3/11/52	VESS (stylized)
Cott Beverages Inc.	1,091,057	5/9/78	VINTAGE
Cott Corporation.	3,149,060	9/26/06	VINTAGE
Cott Corporation.	3,149,059	9/26/06	VINTAGE
Cott Beverages Inc.	1,273,007	4/3/84	VINTAGE & Design

Owner	Registration Number	Date	Description
Cott Beverages Inc.	110,004	4/25/16	WHISTLE (stylized)
Cott Beverages Inc.	3,383,319	2/12/08	YADUMO BLACK TEA
Cott Beverages Inc.	3,389,406	2/26/08	FREEFALL

United States

Trademark Applications

Owner	Application Number	Date	Description
Cott Beverages Inc.	77/171,286	5/2/07	A BETTER FIT FOR AN ACTIVE LIFE
Cott Corporation	76/603,759	7/23/04	AQUACHILL
Cott Beverages Inc.	78/934,655	7/21/06	ASIAN EMPORIUM TEA CO
Cott Beverages Inc.	77/252,328	8/10/07	BARE ALL
Cott Beverages Inc.	77/216,615	6/27/07	BARE ALL
Cott Beverages Inc.	77/252,322	8/10/07	BARE ALL (Design)
Cott Beverages Inc.	77/216,621	6/27/07	BARE ALL (Design)
Cott Beverages Inc.	77/128,555	3/12/07	BOMBSHELL
Cott Beverages Inc.	77/275,017	9/9/07	BRIGHT WAVE
Cott Corporation	76/577,905	2/25/04	COOL ORANGE CREAM
Cott Beverages Inc.	78/668,776	4/4/06	CRYSTAL FRUIT
Cott Beverages Inc.	77/358,400	12/21/07	Design Only
Cott Corporation	76/577,676	2/25/04	DR. WILD
Cott Beverages Inc.	77/262,963	8/23/07	DRINK TWICE DAILY
Cott Beverages Inc.	77/320,421	11/2/07	ECO-SMART
Cott Beverages Inc.	77/320,411	11/2/07	ECO-STAR
Cott Beverages Inc.	77/367,665	1/19/08	EMERGE
Cott Beverages Inc.	77/276,186	9/11/2007	EMERGE
Cott Beverages Inc.	77/295,362	10/3/2007	EMERGE INTO A BETTER LIFE
Cott Beverages Inc.	77/096,975	2/1/07	ENJOY LIFE’S POSSIBILI-TEAS
Cott Beverages Inc.	78/569,563	2/17/05	FLAVOR MIST
Cott Beverages Inc.	77/140,494	3/26/07	FOLLOW THE LITER
Cott Corporation	77/346,625	12/7/07	FORTIFIDO
Cott Beverages Inc.	77/358,415	12/21/07	FORTIFIDO
Cott Beverages Inc.	77/038,731	11/7/06	FRUITMOTIONS
Cott Beverages Inc.	78/949,711	8/10/06	GL-7
Cott Beverages Inc.	77/007,907	9/26/06	GL-CORE
Cott Beverages Inc.	77/007,921	9/26/07	GL-FIT
Cott Beverages Inc.	77/057,966	12/6/06	GLFIT (Stylized)
Cott Beverages Inc.	77/096,987	2/1/07	GO LONGER WITH GL-7
Cott Beverages Inc.	78/930,823	7/17/06	GREAT ORIENT
Cott Beverages Inc.	77/086,590	1/19/07	GRIM REAPER
Cott Beverages Inc.	78/934,682	7/21/06	INDIAN EMPORIUM TEA CO.
Cott Beverages Inc.	77/075,042	1/3/07	INKED
Cott Beverages Inc.	78/934,619	7/21/06	JASMINE SUMANA TEA

Owner	Application Number	Date	Description
Cott Beverages Inc.	77/308,874	10/19/07	MISTAYA
Cott Beverages Inc.	78/714,773	9/16/05	NATURAL REFRESHMENT IS SO CLEAR
Cott Beverages Inc.	78/930,813	7/17/06	ORIENT EMPORIUM TEA CO.
Cott Beverages Inc.	77/295,170	10/3/07	OZMOZ
Cott Corporation	76/603,765	7/23/04	PLAY MAKER SUPER STARS
Cott Beverages Inc.	77/243,331	7/31/07	RATIO WATER
Cott Beverages Inc.	78/934,720	7/21/06	ROOIBOS TEREMA TEA
Cott Corporation	76/549,827	5/24/05	SASSIFRUIT
Cott Corporation	76/577,904	2/25/04	SHOCKING SOUR CHERRY
Cott Beverages Inc.	78/714,781	9/16/05	SIGNATURE CAFÉ
Cott Beverages Inc.	77/161,804	4/20/07	SORA
Cott Beverages Inc.	77/231,147	7/17/07	SPARKLING HEALTH
Cott Beverages Inc.	77/096,981	2/1/07	STALK THE NIGHT
Cott Beverages Inc.	77/201,071	6/8/07	SUPER FRUITS
Cott Beverages Inc.	77/161,800	4/20/07	SURYA
Cott Beverages Inc.	77/201,068	6/8/07	THE TASTE OF LONGEVITY
Cott Beverages Inc.	77/232,323	7/18/07	V-HEALTH
Cott Beverages Inc.	77/231,160	7/17/07	WHAT’S YOUR STORY?

Canadian

Trademark Registrations

Owner	Registration Number	Date	Wares & Services	Trademark

Cott Corporation Corporation Cott	TMA211456	January 16, 1976	Soft drinks.	ALLAN & DESIGN

Cott Corporation Corporation Cott	TMA192404	July 6, 1973	Carbonated fruit flavoured drinks.	ALLAN & DESIGN

Owner	Registration Number	Date	Wares & Services	Trademark

Cott Corporation Corporation Cott	TMA200922	August 2, 1974	Soft drinks, carbonated and/or non-carbonated fruit flavoured drinks.	ALLAN DESIGN

Cott Corporation Corporation Cott	TMA243083	April 11, 1980	Concentrated syrup for making non-alcoholic drinks.	ALLANADE DESIGN

Cott Corporation Corporation Cott	TMA176290	May 21, 1971	Carbonated soft drink beverages. 2 Spring water. 3 Mineral water, filtered water, sparkling water, distilled water, flavoured seltzer water non-alcoholic beverages, namely, nutritionally enhanced drinking waters having oxygen, vitamins and/or minerals added, with or without flavours, juices, drinks, sodas and beverages based on nutritionally enhanced waters and soft drinks.	APPIA

Cott Corporation Corporation Cott	TMA677482	November 22, 2006	Spring water, purified drinking water, fibre water, namely fibre enriched calcium water, namely calcium fortified fitness water, namely vitamin enriched.	AQUEL

Owner	Registration Number	Date	Wares & Services	Trademark

Cott Corporation Corporation Cott	TMA130258	March 22, 1963	Fruits juice drinks of citrus and other fruits and combinations thereof. 2 Sweet cider, fruit juices.	BESSEY’S

Cott Corporation Corporation Cott	TMA224233	November 18, 1977	Fruit juices, fruit drinks and fruit crystals.	BESSEY’S GRAPEFRUIT ROYALE

Cott Corporation Corporation Cott	TMA464925	October 25, 1996	Non-alcoholic beverages, namely fruit juices and fruit-based drinks.	BESSEY’S ICEBERG & PENGUIN DESIGN

Cott Corporation Corporation Cott	TMA318708	September 19, 1986	Foodstuffs, namely fruit flavoured ice and puddings non-alcoholic beverages, namely fruit drinks and juices.	BESSEY’S ROYALE

Cott Corporation Corporation Cott	TMA242067	March 28, 1980	Non-carbonated and non-alcoholic beverages, namely fruit drinks and juices.	BESSEY’S TOMATO LITE

Cott Corporation Corporation Cott	TMA224232	November 18, 1977	Fruit juices, fruit drinks and fruit crystals.	BESSEY’S TOMATO ROYALE

Cott Corporation Corporation Cott	TMA314791	May 30, 1986	Soft drinks.	CHATEAU

Cott Corporation Corporation Cott	TMA169911	July 3, 1970	Soft drinks.	CHATEAU DRY

Owner	Registration Number	Date	Wares & Services	Trademark

Cott Corporation Corporation Cott	TMA152274	July 28, 1967	Boissons non-alcooliques carboniques et non-carboniques, mélangeurs non-alcooliques, préparations pour la confection de boissons non- alcooliques.	CHRISTIN

Cott Corporation Corporation Cott	TMA677662	November 27, 2006	Carbonated and non-carbonated non-alcoholic beverages, namely soft drinks	COLA KICKER

Cott Corporation Corporation Cott	TMA681297	February 7, 2007	Non-alcoholic beverages, namely soft drinks, fruit flavoured drinks and waters syrups and concentrates used in the manufacture of non-alcoholic soft drinks and fruit flavoured drinks. 1 Manufacture, distribution and sale of syrups and concentrates for use in non-alcoholic beverages manufacture and sale of non-alcoholic beverages, namely soft drinks, fruit flavoured drinks and waters.	COTT

Owner	Registration Number	Date	Wares & Services	Trademark
Cott Corporation Corporation Cott	TMA166849	December 12, 1969	Non-alcoholic, maltless beverages sold as soft drinks. 2 Syrups and concentrates used in the manufacture of soft drinks.	COTT DESIGN
Cott Corporation Corporation Cott	TMA434609	October 21, 1994	Natural spring water, carbonated spring water, and flavoured carbonated spring water.	COTT EAU NATURELLE & DESIGN
Cott Corporation Corporation Cott	TMA454922	March 1, 1996	Carbonated and non-carbonated beverages, namely soft drinks.	COTT UP
Cott Corporation Corporation Cott	TMA560006	April 9, 2002	Non-alcoholic beverages namely soft drinks, fruit juices, naturally and artificially flavoured fruit drinks, sparkling water and spring water.	DAZZLE
Cott Corporation Corporation Cott	TMA183886	June 23, 1972	Liqueurs gazeuses.	DENIS
Cott Corporation Corporation Cott	TMA245838	May 30, 1980	Liqueurs douces.

Owner	Registration Number	Date	Wares & Services	Trademark
Cott Corporation Corporation Cott	TMA447006	September 1, 1995	Carbonated and non-carbonated non-alcoholic beverages, namely, iced tea, fruit juices, fruit drinks and soft drinks.	DESERT DRINX
Cott Corporation Corporation Cott	TMA557585	February 7, 2002	Carbonated non-alcoholic beverages, namely soft drinks.	DRACOLA
Cott Corporation Corporation Cott	TMA249257	August 8, 1980	Prepared tea beverage.	ELITE
Cott Corporation Corporation Cott	TMA456723	April 26, 1996	Fruit juices and fruit-based carbonated beverages.	FIRST SQUEEZE
Cott Corporation Corporation Cott	TMA316011	July 4, 1986	Non-alcoholic carbonated beverages.	FIZZ-UP
Cott Corporation Corporation Cott	TMA476159	May 13, 1997	Carbonated non-alcoholic natural flavoured beverages.	FRUIT MIST

Cott Corporation Corporation Cott	TMA498545	August 12, 1998	Non-alcoholic beverages namely naturally fruit flavoured carbonated beverages.	FRUIT RIOT

Cott Corporation Corporation Cott	TMA200531	July 12, 1974	Non-alcoholic beverages both in the nature of carbonated soft beverages and non-carbonated fruit flavored beverages.	GIGGLE

Cott Corporation Corporation Cott	TMA228814	June 30, 1978	Non-alcoholic beverages, both in the nature of carbonated soft beverages and non-carbonated fruit-flavoured beverages.	HAPPY-UP

Owner	Registration Number	Date	Wares & Services	Trademark
Cott Corporation Corporation Cott	TMA601461	February 5, 2004	Glacial water.	HIKO

Cott Corporation Corporation Cott	TMA669184	August 2, 2006	Non-alcoholic beverages, namely soft drinks and fruit flavoured drinks. 2 Waters, syrups and concentrates used in the manufacture of non-alcoholic soft drinks and fruit flavoured drinks.	HOUSE OF COTT & DESIGN

Cott Corporation Corporation Cott	TMA486670	December 10, 1997	Non-alcoholic beverages, namely soft drinks, isotonic drinks, fruit juices, carbonated and non-carbonated flavoured and natural spring waters.	IT’S CLEAR, IT’S COOL... IT’S ENDLESS SUMMER & DESIGN

Cott Corporation Corporation Cott	TMA169219	May 15, 1970	Maltless beverages sold as soft drinks, and syrups and concentrates for use in the manufacture of carbonated and uncarbonated soft drinks.	IT’S COTT TO BE GOOD

Owner	Registration Number	Date	Wares & Services	Trademark
Cott Corporation Corporation Cott	UCA003822	September 7, 1934	Concentrates, syrups and other ingredients for use in preparing carbonated and non-carbonated non-alcholic beverages beverage preparations for use in soda fountain dispensing equipment and vending machines canned non-alcholic beverages non-alcoholic beverages in bulk, and bottled non-alcholic beverages. 2 Fountain syrups and premixes for use in soda-fountain dispensing equipment.	KIK

Cott Corporation Corporation Cott	TMA492119	March 30, 1998	Non-alcoholic beverages and non-carbonated beverages, namely lemonade.	LEMON BLASTER

Cott Corporation Corporation Cott	TMA318709	September 19, 1986	Non-alcoholic beverages, namely fruit juices and fruit drinks and spring water.	MY MILKMAN/MON LAITIER

Cott Corporation Corporation Cott	TMA244724	May 9, 1980	Soft drinks.	NICE-N-LITE

Owner	Registration Number	Date	Wares & Services	Trademark
Cott Corporation Corporation Cott	TMA458835	June 7, 1996	Boissons gazeuses. 1 Service de vente et distribution de boissons gazeuses aux détaillants, dépanneurs, snack-bars, restaurants et magasins d’alimentation.	PIRATE & DESSIN

Cott Corporation Corporation Cott	TMA515952	August 31, 1999	Carbonated and non- carbonated non- alcoholic beverages, namely soft drinks, fruit juices, naturally and artificially flavoured fruit drinks.	PLAYA PUNCH

Cott Corporation Corporation Cott	TMA204387	January 10, 1975	Soft drinks, carbonated and/or non-carbonated fruit flavoured drinks, and fruit juices.	POP BOTTLE & DESIGN

Cott Corporation Corporation Cott	TMA654659	December 8, 2005	Nutritional drinks, namely energy drinks.	RED RAIN

Cott Corporation Corporation Cott	TMA297662	November 30, 1984	Beverages - more specifically carbonated soft drinks.	ROYAL CREST BEVERAGES

Cott Corporation Corporation Cott	TMA335965	December 31, 1987	Bottled water.	SUN MOUNTAIN

Owner	Registration Number	Date	Wares & Services	Trademark
Cott Corporation Corporation Cott	TMA343501	August 5, 1988	Bottled water.	SUN MOUNTAIN SPRINGS & DESIGN

Cott Corporation Corporation Cott	TMA541530	February 26, 2001	Carbonated and non- carbonated non-alcoholic beverages, namely soft drinks, fruit juices, naturally and artificially flavoured fruit drinks, spring water.	SUPER FRUIT & DESIGN

Cott Corporation Corporation Cott	TMA492120	March 30, 1998	Non-alcoholic and non- carbonated beverages, namely tea and ice tea.	TEA BLASTER

Cott Corporation Corporation Cott	TMA171028	September 4, 1970	Mineral water.	VERCHERES

Canadian

Trademark Applications

Owner	Application Number	Date	Wares & Services	Trademark
Cott Corporation Corporation Cott	1345771	May 1, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices.	A BETTER FIT FOR AN ACTIVE LIFE

Cott Corporation Corporation Cott	1350144	June 4, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, vitamin enriched waters, soft drinks, fruit drinks and fruit juices.	AUKANECK

Cott Corporation Corporation Cott	1351595	June 13, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks, fruit juices non- alcoholic tea based beverages and ready to drink teas.	BARE ALL

Cott Corporation Corporation Cott	1351594	June 13, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks, fruit juices non- alcoholic tea based beverages and ready to drink teas.	BARE ALL & DESIGN

Owner	Application Number	Date	Wares & Services	Trademark
Cott Corporation Corporation Cott	1338824	March 9, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices.	BOMBSHELL

Cott Corporation Corporation Cott	1314787	August 29, 2006	Non-alcoholic tea based beverages and ready to drink teas	BRIGHT LEAF TEA CO.

Cott Corporation Corporation Cott	1362389	September 5, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks, fruit juices and smoothies.	BRIGHT WAVE

Cott Corporation Corporation Cott	1351168	June 11, 2007	Non-alcoholic beverages namely, bottled waters, sparkling waters, still waters, flavoured waters, fitness waters, purified drinking waters, spring water and filtered waters.	CLEAR FUSIONS

Cott Corporation Corporation Cott	1302014	May 15, 2006	Non-alcoholic beverages namely, energy drinks.	CONQUER MORTAL LIMITATIONS

Owner	Application Number	Date	Wares & Services	Trademark
Cott Corporation Corporation Cott	1289942	February 14, 2006	Non-alcoholic beverages,
namely, sports drinks and energy
drinks, flavoured waters, soft
drinks, fruit drinks, and fruit
juices powders and syrups for
making soft drinks, fruit drinks,
and fruit juices mineral waters
			aerated waters.	DETONATE

Cott Corporation Corporation Cott	1344388	April 20, 2007	Non-alcoholic beverages namely energy drinks, sports drinks, waters, soft drinks, fruit drinks and fruit juices. 1 The sale of energy drinks.	DRINK TWICE DAILY

Cott Corporation Corporation Cott	1363038	September 10, 2007	Non-alcoholic beverages namely, vitamin enhanced waters and vitamin fortified beverages.	EMERGE

Cott Corporation Corporation Cott	1111282	July 31, 2001	Non-alcoholic beverages,
namely, sports drinks and energy
drinks, flavoured waters, soft
drinks, fruit drinks, and fruit
juices powders and syrups for
making soft drinks, fruit drinks,
and fruit juices mineral waters
			aerated waters.	EMERGE

Owner	Application Number	Date	Wares & Services	Trademark
Cott Corporation Corporation Cott	1333301	January 30, 2007	Non-alcoholic tea based beverages and ready to drink teas.	ENJOY LIFE’S POSSIBILI-TEAS
Cott Corporation Corporation Cott	1354298	July 3, 2007	Pet beverages.	FORTIFIDO
Cott Corporation Corporation Cott	1377228	December 21, 2007	Pet beverages.	FORTIFIDO & PAW DESIGN

Cott Corporation Corporation Cott	1310312	July 24, 2006	Non-alcoholic beverages namely, soft drinks, fruit drinks, energy drinks, mineral waters, aerated waters, flavoured and non-flavoured, carbonated and non- carbonated waters and sparkling waters.	FREEDOM

Cott Corporation Corporation Cott	1318030	September 26, 2006	Non-alcoholic beverages, namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices.	GL-6

Cott Corporation Corporation Cott	1318023	September 26, 2006	Non-alcoholic beverages, namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices.	GL-7

Owner	Application Number	Date	Wares & Services	Trademark
Cott Corporation Corporation Cott	1326013	July 28, 2006	Non-alcoholic beverages, namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices.	GL-7 & DESIGN

Cott Corporation Corporation Cott	1318029	September 26, 2006	Non-alcoholic beverages, namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices.	GL-CORE

Cott Corporation Corporation Cott	1318028	September 26, 2006	Non-alcoholic beverages, namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices.	GLFIT

Cott Corporation Corporation Cott	1327189	December 7, 2006	Non-alcoholic beverages, namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices.	GLFIT & DESIGN

Cott Corporation Corporation Cott	1333299	January 30, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices.	GO LONGER WITH GL-7

Cott Corporation Corporation Cott	1331895	January 18, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices.	GRIM REAPER

Owner	Application Number	Date	Wares & Services	Trademark
Cott Corporation Corporation Cott	1343452	April 16, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices.	INKED

Cott Corporation Corporation Cott	1313396	August 17, 2006	Teas and non-alcoholic tea-based beverages.	JASMINE SUMANA TEA

Cott Corporation Corporation Cott	1350146	June 4, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, vitamin enriched waters, soft drinks, fruit drinks and fruit juices.	JOW

Cott Corporation Corporation Cott	1344389	April 20, 2007	Non-alcoholic beverages namely energy drinks, sports drinks, waters, soft drinks, fruit drinks and fruit juices.	KITA

Cott Corporation Corporation Cott	1343928	April 18, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices, water beverages namely, sparkling water, spring water, flavoured drinking water, purified drinking water, filtered water, vitamin enhanced water.	LUMEN

Owner	Application Number	Date	Wares & Services	Trademark
Cott Corporation Corporation Cott	1350145	June 4, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, vitamin enriched waters, soft drinks, fruit drinks and fruit juices.	MESI

Cott Corporation Corporation Cott	1357424	July 26, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices, smoothies.	OFFICIAL ENERGY DRINK OF FREESTYLE MOTOCROSS & DESIGN

Cott Corporation Corporation Cott	1357425	July 26, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices, smoothies.	OFFICIAL ENERGY DRINK OF MIXED MARTIAL ARTS & DESIGN

Cott Corporation Corporation Cott	1313388	August 17, 2006	Teas and non-alcoholic tea-based beverages.	OOLONG JAHINI TEA

Cott Corporation Corporation Cott	1312288	August 9, 2006	Non-alcoholic tea based beverages and ready to drink teas.	ORIENT EMPORIUM TEA CO.

Owner	Application Number	Date	Wares & Services	Trademark
Cott Corporation Corporation Cott	1367000	October 10, 2007	Water beverages namely, sparkling water, spring water, flavoured water, vitamin enhanced water, purified drinking water and filtered water.	OZMOZ

Cott Corporation Corporation Cott	1377230	December 21, 2007	Pet beverages.	PAW DESIGN

Cott Corporation Corporation Cott	1265755	July 21, 2007	Non-alcoholic beverages, namely carbonated and non-carbonated soft drinks, sports drinks, fruit drinks.	PLAY MAKER

Cott Corporation Corporation Cott	1343929	April 18, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices, water beverages namely, sparkling water, spring water, flavoured drinking water, purified drinking water, filtered water, vitamin enhanced water.	POTENTIA

Owner	Application Number	Date	Wares & Services	Trademark
Cott Corporation Corporation Cott	1325837	November 27, 2006	Non-alcoholic beverages, namely carbonated and non-carbonated soft drinks, sports drinks, fruit drinks.	POWER PLAY PUNCH

Cott Corporation Corporation Cott	1289944	February 14, 2006	Non-alcoholic beverages, namely, sports drinks and energy drinks, flavoured waters, soft drinks, fruit drinks, and fruit juices powders and syrups for making soft drinks, fruit drinks, and fruit juices mineral waters aerated waters.	PREDATOR

Cott Corporation Corporation Cott	1356643	July 20, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, vitamin enhanced waters, soft drinks, fruit drinks and fruit juices.	RATIO WATER

Cott Corporation Corporation Cott	1370541	November 2, 2007	Alcoholic beverages namely adult vodka beverage and malt beverage.	RED HARD

Cott Corporation Corporation Cott	1237947	November 19, 2004	Nutritional drinks, namely energy drinks and sports drinks.	RED RAVE

Owner	Application Number	Date	Wares & Services	Trademark
Cott Corporation Corporation Cott	1330722	January 9, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices.	RESISTANCE

Cott Corporation Corporation Cott	1329043	December 20, 2006	Non-alcoholic beverages namely, bottled waters, sparkling waters, still waters, flavoured waters, fitness waters, purified drinking waters, spring water and filtered waters.	REVELSTOKE

Cott Corporation Corporation Cott	1313395	August 17, 2006	Teas and non-alcoholic beverages namely, tea-based beverages.	ROOIBOS TEREMA TEA

Cott Corporation Corporation Cott	1329045	December 20, 2006	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices.	SCARECROW

Cott Corporation Corporation Cott	1288436	February 2, 2006	Water beverages, namely sparkling water, spring water, flavoured drinking water, purified drinking water, filtered water and flavoured water beverages.	SOCLEAR

Owner	Application Number	Date	Wares & Services	Trademark
Cott Corporation Corporation Cott	1354946	July 9, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices.	SPARKLING HEALTH

Cott Corporation Corporation Cott	1333218	January 30, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices.	STALK THE NIGHT

Cott Corporation Corporation Cott	1378703	January 10, 2008	Alcoholic beverages namely adult vodka beverage and malt beverage and non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks, fruit juices and smoothies.	TATTOO DESIGN

Cott Corporation Corporation Cott	1357012	July 24, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices.	THE OFFICIAL ENERGY DRINK OF FMX

Cott Corporation Corporation Cott	1357006	July 24, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices.	THE OFFICIAL ENERGY DRINK OF FREE STYLE MOTOCROSS

Owner	Application Number	Date	Wares & Services	Trademark
Cott Corporation Corporation Cott	1357010	July 24, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices.	THE OFFICIAL ENERGY DRINK OF MIXED MARTIAL ARTS

Cott Corporation Corporation Cott	1357011	July 24, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices.	THE OFFICIAL ENERGY DRINK OF MMA

Cott Corporation Corporation Cott	1351167	June 11, 2007	Non-alcoholic tea-based beverages and ready-to-drink teas.	THE TASTE OF LONGEVITY

Cott Corporation Corporation Cott	1356022	July 17, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, vitamin enhanced waters, soft drinks, fruit drinks and fruit juices.	V-HEALTH

Cott Corporation Corporation Cott	1354508	July 4, 2007	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks and fruit juices.	WHAT’S YOUR STORY?

Cott Corporation Corporation Cott	1313392	August 17, 2006	Teas and non-alcoholic tea-based beverages.	YADUMO BLACK TEA

Owner	Application Number	Date	Wares & Services	Trademark
Cott Corporation Corporation Cott	1386561	March 7, 2008	Non-alcoholic beverages namely, sports drinks, energy drinks, waters, soft drinks, fruit drinks, fruit juices and smoothies	ACAI-BLU

Cott Corporation Corporation Cott	1354300	July 3, 2007	Pet beverages	FORTIFELINE

Cott Corporation Corporation Cott	1383323	February 13, 2008	Pet beverages	FORTIFIDO FOR THE DOG YOU LOVE

United Kingdom

Trademark Registrations

Owner	Registration Number	Date	Description
BCB Beverages Limited	2153665	11/13/1998	DR LOONY’S BOUNCY BUBBLEGUM

BCB Beverages Limited	2153663	11/13/1998	DR LOONY’S STRAWERRY JELLY

BCB Beverages Limited	2153662	11/13/1998	DR LOONY’S ICE CREAM SODA

BCB Beverages Limited	2115574	6/5/1998	DR LOONY’S

BCB Beverages Limited	2108880	4/4/1997	VIXEN

BCB Beverages Limited	2068275	7/4/1997	DR LOONY’S CHERRY CHOCOLATE DREAM

BCB Beverages Limited	2029496	4/9/1996	EDGE

Cott Beverages Limited	580919	28-OCT-1937	SUNVILL (Class 32)

Cott Beverages Limited	735064	15-OCT-1954	SUNQUEN (Class 32)

Cott Beverages Limited	893935	30-APR-1966	SUNSPRING (Class 32)

Cott Beverages Limited	1085655	26-OCT-1977	BENSADE (Class 32)

Cott Beverages Limited	1155810	16-JUN-1981	CARTERS (Class 32)

Cott Beverages Limited	1410043	06-DEC-1989	Picture Mark (Classes 32 and 33)

Cott Beverages Limited	1410044	06-DEC-1989	MACAW (Class 32)

Owner	Registration Number	Date	Description
Cott Beverages Limited	1410045	06-DEC-1989	MACAW (Class 33)

Cott Beverages Limited	1548609	24-SEPT-1993	MINERVA (Class 32)

Cott Beverages Limited	1585492	12-SEPT-1994	COTT RETAIL BRANDS (Classes 30 and 32)

Cott Beverages Limited	1585494	12-SEPT-1994	COTT (Classes 30 and 32)

Cott Beverages Limited	2004126	01-DEC-1994	CRYSTAL QUARTZ (Class 32)

Cott Beverages Limited	2016370	01-APR-1995	POP FACTORY (Class 32)

Cott Beverages Limited	2102231	08-JUN-1996	BEN SHAWS (Class 32)

Cott Beverages Limited	2121072	16-JAN-1997	CARTERS GOLD (Class 32)

Cott Beverages Limited	2135258	07-JUN-1997	CARTERS ROYAL (Class 32)

Cott Beverages Limited	2180203	21-OCT-1998	CONNOISSEUR (Class 32)

Cott Beverages Limited	2189200	18-FEB-1999	BENJAMIN SHAW (Class 32)

Cott Beverages Limited	2207437	02-SEP-1999	BULLRING (Classes 5 and 32)

Cott Beverages Limited	2223475	24-FEB-2000	cola@cott.uk (Class 32)

Cott Beverages Limited	2224197	02-MAR-2000	7X (Class 32)

Cott Beverages Limited	2228207	04-APR-2000	RED ROOSTER (Class 32)

Cott Beverages Limited	2235324	08-JUN-2000	CARTERS SIMPLY CLEAR (Class 32)

Cott Beverages Limited	2241867	07-AUG-2000	DR. LOVE DR. HATE (Class 32)

Cott Beverages Limited	2258301	18-JAN-2001	RED ROCKET (Class 32)

Cott Beverages Limited	2296314	25-MAR-2002	Picture Mark (Class 32)

Cott Beverages Limited	2296317	25-MAR-2002	MACAW (Class 32)

Cott Beverages Limited	2308918	23-AUG-2002	IN THE MIX (Classes 32 and 33)

Cott Beverages Limited	2309729	04-SEP-2002	JUS DE VIE (Class 32)

Owner	Registration Number	Date	Description
Cott Beverages Limited	2322716	03-FEB-2003	RR (Class 32)
Cott Beverages Limited	2323810	14-FEB-2003	Picture Mark (Classes 32 and 33)
Cott Beverages Limited	2323815	18-FEB-2003	H2 (Classes 32 and 33)
Cott Beverages Limited	2323816	18-FEB-2003	H2 (Classes 32 and 33)
Cott Beverages Limited	2323959	17-FEB-2003	H2 (Classes 32 and 33)
Cott Beverages Limited	2323960	17-FEB-2003	H2 (Classes 32 and 33)
Cott Beverages Limited	2323961	17-FEB-2003	H2 (Classes 32 and 33)
Cott Beverages Limited	2323962	17-FEB-2003	H2 (Classes 32 and 33)
Cott Beverages Limited	2335475	21-JUN-2003	H2 ORANGE SPORTS DRINK (Classes 32 and 33)
Cott Beverages Limited	2335476	21-JUN-2003	H2 GRAPEFRUIT SPORTS DRINK (Classes 32 and 33)
Cott Beverages Limited	2335477	21-JUN-2003	H2 LEMON & LIME SPORTS DRINK (Classes 32 and 33)
Cott Beverages Limited	2350017	26-NOV-2003	COTT SLIM LITE (Class 32)
Cott Beverages Limited	2350018	26-NOV-2003	COTT SLIM LIGHT (Class 32)
Cott Beverages Limited	2350295	01-DEC-2003	COTT WAIST WATCHERS (Class 32)
Cott Beverages Limited	2355744	13-FEB-2004	REFRESHMENT ROOSTER (Class 32)
Cott Beverages Limited	2355745	13-FEB-2004	SPORT ROOSTER (Class 32)
Cott Beverages Limited	2365980	17-JUN-2004	JUICEFUL (Class 32)
Cott Beverages Limited	2365981	17-JUN-2004	EMERGE (Class 32)
Cott Beverages Limited	2367778	08-JUL-2004	ROOSTER ENERGY (Class 32)
Cott Beverages Limited	2367781	08-JUL-2004	ROOSTER SPORT (Class 32)

Owner	Registration Number	Date	Description
Cott Beverages Limited	2381243	24-DEC-2004	EAU SO CLEANSING (Class 32)
Cott Beverages Limited	2382284	24-DEC-2004	EAU SO UPLIFTING (Class 32)
Cott Beverages Limited	2382285	24-DEC-2004	EAU SO SKINNY (Class 32)
Cott Beverages Limited	2382970	27-JAN-2005	K PLUS (Class 32)
Cott Beverages Limited	2382971	27-JAN-2005	S PLUS (Class 32)
Cott Beverages Limited	2383853	08-FEB-2005	EAU SO SLIMMING (Class 32)
Cott Beverages Limited	2436935	27-OCT-2006	ORIENT EMPORIUM TEA CO (Classes 30 and 32)
Cott Beverages Limited	2437990	09-NOV-2006	soclear sparkling water (Class 32)
Cott Beverages Limited	2447932	27-FEB-2007	BARE ALL (Classes 5, 29, 30 and 32)
Cott Beverages Limited	2453046	20-APR-2007	Bare all (Classes 5, 29, 30 and 32)
Cott Private Label Limited	1212243	07-FEB-1984	CARNIVAL (Class 32)
Cott Private Label Limited	1304592	20-MAR-1987	CARTERS SPLASH (Class 32)
Cott Private Label Limited	1304593	20-MAR-1987	CARTERS SUMMERTIME (Class 32)
Cott Private Label Limited	1304594	20-MAR-1987	CARTERS CLASSIC (Class 32)
Cott Private Label Limited	1304595	20-MAR-1987	CARTERS S’JOOSEY (Class 32)
Cott Private Label Limited	1304596	20-MAR-1987	ISLANDER (Class 32)
Cott Private Label Limited	1372172	04-FEB-1989	ENGLISH ROYAL (Class 32)
Cott Private Label Limited	1372173	04-FEB-1989	CARTERS FIVE STAR (Class 32)
Cott Private Label Limited	1389777	29-JUN-1989	PINACO (Class 32)
Cott Private Label Limited	1443701	29-SEP-1990	CARTERS (Class 42)
Cott Private Label Limited	1480021	19-OCT-1991	EXTRATIME (Class 32)

Owner	Registration Number	Date	Description
Cott Private Label Limited	1536181	18-MAY-1993	GOLD MEDAL Carters SOFT DRINKS Soda (Class 32)
Cott Private Label Limited	2028345	26-JUL-1995	Carters CIDER SHANDY (Class 32)
Cott Private Label Limited	2115862	14-NOV-1996	TOP KATS (Class 32)
Cott Private Label Limited	2115866	14-NOV-1996	HAPPY POPS (Class 32)
Cott Private Label Limited	2118920	17-DEC-1996	MEGASAURUS (Class 32)
Cott Private Label Limited	2120141	07-JAN-1997	WAM (Class 33)
Cott Private Label Limited	2120329	09-JAN-1997	SPOOF (Class 33)
Cott Private Label Limited	2120417	10-JAN-1997	AXESS (Class 32)
Cott Private Label Limited	2120455	10-JAN-1997	NEON (Class 33)
Cott Private Label Limited	2120457	10-JAN-1997	CARTERS SPARKLE (Class 32)
Cott Private Label Limited	2120459	10-JAN-1997	CARTERS STAR (Class 32)
Cott Private Label Limited	2120936	13-JAN-1997	MORSE (Class 33)
Cott Private Label Limited	2121068	16-JAN-1997	JINX (Class 33)
Cott Private Label Limited	2134052	28-MAY-1997	WIDE EYE (Class 30)
Cott Private Label Limited	2135774	13-JUN-1997	SPORTADE (Class 32)
Cott Private Label Limited	2142823	23-AUG-1997	POP MAGIC (Class 32)
Cott Private Label Limited	2142826	23-AUG-1997	Picture Mark (Class 32)
Cott Beverages Inc.	826230	09-Jan-1963	ROYAL CROWN COLA
Cott Beverages Inc.	914292	12-Feb-1969	ROYAL CROWN
Cott Beverages Inc.	936300	10-Jan-1969	DIOT-RITE
Cott Beverages Inc.	1168872	27-Dec-1984	ROYAL CROWN RC100
Cott Beverages Inc.	2015636	03-Mar-2000	ROYAL CROWN COLA RC COLA (Stylized)
Cott Beverages Inc.	2034480	06-Dec-1996	ROYAL CROWN DRAFT

Owner	Registration Number	Date	Description
Cott Beverages Inc.	2069562	01-Nov-1996	HEAD KICK
Cott Beverages Inc.	B853384	03-Mar-1965	DIET-RITE

United Kingdom

Trademark Applications

Owner	Application Number	Date	Description
Cott Beverages Limited	2460295	04-JUL-2007	DRINK A RAINBOW (Class 32)

International

Trademark Registrations

Country	Owner	Registration Number	Date	Trademark
Afghanistan	Royal Crown Company, Inc.	1199	15-Dec-1967	ROYAL CROWN
Afghanistan	Royal Crown Company, Inc.	1200	15-Dec-1967	RC
Albania	Cott Beverages Inc.	166	13-Nov-1992	RC
Albania	Cott Beverages Inc.	5010	13-Nov-1992	ROYAL CROWN
Albania	Cott Beverages Inc.	5011	20-Apr-1991	UPPER 10
Albania	Cott Beverages Inc.	11023	20-Feb-2007	ROYAL CROWN
Albania	Cott Beverages Inc.	11024	20-Feb-2007	RED RAIN
Algeria	Cott Beverages Inc.	56218	09-May-1999	KICK
Algeria	Cott Beverages Inc.	56219	09-May-1999	UPPER 10
Algeria	Cott Beverages Inc.	61880	27-Nov-1991	RC
Algeria	Cott Beverages Inc.	61881	27-Nov-1991	ROYAL CROWN
Argentina	Royal Crown Company, Inc.	1665089	01-Mar-1977	ROYAL CROWN COLA RC (Stylized)
Argentina	Royal Crown Company, Inc.	1709186	09-Dec-1998	ROYAL CROWN COLA RC COLA & Design
Argentina	Cott Beverages Inc.	1907186	30-Nov-1992	RC
Argentina	Cott Beverages Inc.	1948725	31-May-1993	ROYAL CROWN
Argentina	Cott Beverages Inc.	2116557	26-Sept-2006	DIET-RITE
Armenia	Cott Beverages Inc.	2430	14-Oct-1997	ROYAL CROWN
Armenia	Cott Beverages Inc.	2988	31-Mar-1998	ROYAL CROWN COLA RC COLA & Design
Armenia	Cott Beverages Inc.	11508	06-Mar-2007	ROYAL CROWN COLA & RC Design

Country	Owner	Registration Number	Date	Trademark
Australia	Cott Beverages Inc.	673324	09-May-1997	ROYAL CROWN
Australia	Cott Beverages Inc.	750239	07-Mar-2001	ROYAL CROWN DRAFT
Australia	Cott Beverages Inc.	789019	22-Mar-1999	RC EDGE
Australia	Cott Beverages Inc.	1139904	09-Oct-2006	RC & Design
Australia	Cott Beverages Inc.	65287	12-Oct -1971	ROYAL CROWN
Austria	Cott Beverages Inc.	101426	21-Dec-1992	ROYAL CROWN
Austria	Cott Beverages Inc.	101709	31-Jan-1983	RC (Stylized)
Austria	Cott Beverages Inc.	101748	27-Jan-1983	DIET-RITE
Austria	Cott Beverages Inc.	127377	29-Sep-1989	UPPER 10
Azerbaijan	Cott Beverages Inc.	980658	15-Apr-1998	ROYAL CROWN
Azerbaijan	Royal Crown Company, Inc.	20050476	07-Jul-2005	RC
Bahamas	Royal Crown Company, Inc.	555	04-Nov-1926	NEHI
Bahamas	BCB Beverages Limited	3987	23-Jul-1963	ROYAL CROWN
Bahamas	BCB Beverages Limited	3988	23-Jul-1963	ROYAL CROWN
Bahamas	BCB Beverages Limited	4369	10-Dec-1964	DIET-RITE
Bahamas	BCB Beverages Limited	22397	09-Jan-2004	RC
Bahrain	Cott Beverages Inc.	2081	18-Sep-1967	ROYAL CROWN COLA
Bahrain	Cott Beverages Inc.	12596	17-Jun-1989	DIET-RITE
Bahrain	Cott Beverages Inc.	21444	25-Dec-1996	RC
Bahrain	Cott Beverages Inc.	33397	19-Jun-2003	COTT
Barbados	Royal Crown Company, Inc.	81805	30-Sep-1986	ROYAL CROWN
Barbados	Royal Crown Company, Inc.	815413	27-Oct-1965	DIET RITE
Belarus	Royal Crown Company, Inc.	5913	13-Mar-1997	ROYAL CROWN
Belarus	Cott Beverages Inc.	23324	28-Jul-2006	RC
Benelux	Cott Beverages Inc.	52116	12-Oct-1973	DIET-RITE
Benelux	Cott Beverages Inc.	65286	12-Oct-1977	RC
Benelux	Cott Beverages Inc.	65287	12-Oct-1966	ROYAL CROWN
Benelux	Cott Beverages Inc.	96122	20-Dec-1971	UPPER 10 (Stylized)
Benelux	Cott Corporation	R581344	14-NOV-1995	COTT
Benelux	Cott Beverages Inc.	65286	10/12/1977	RC
Benelux	Cott Beverages Inc.	52116	10/12/1973	DIET-RITE

Country	Owner	Registration Number	Date	Trademark
Bermuda	Royal Crown Company, Inc.	B8220	26-Aug-1977	RC (Stylized)
Bermuda	Royal Crown Company, Inc.	B8221	26-Aug-1977	ROYAL CROWN COLA RC (Stylized)
Bolivia	Cott Beverages Inc.	51900A	11-Apr-1977	ROYAL CROWN
Bolivia	Cott Beverages Inc.	71441C	10-Mar-1999	RC
Bolivia	Cott Beverages Inc.	C78604	15-May-2000	KICK
Botswana	Cott Beverages Inc.	SA4434	06-Apr-1976	RC
Botswana	Cott Beverages Inc.	UK863	12-Sep-1988	ROYAL CROWN
Brazil	Cott Beverages Inc.	04012666	09-Dec-1989	DIET-RITE
Brazil	Cott Beverages Inc.	007041292	25-Dec-1979	ROYAL COLA
Brazil	BCB International Limited	818341289	04-Nov-1997	STARS & STRIPES
Brazil	Cott Beverages Inc.	818909340	01-Sep-1998	ROYAL CROWN
Brazil	Cott Beverages Inc.	819415855	06-Apr-1999	RC
Brazil	Cott Beverages Inc.	821568051	15-Oct-2002	RC EDGE
Brunei Darussalam	Cott Beverages Inc.	16187	03-Nov-1990	ROYAL CROWN
Brunei Darussalam	Cott Beverages Inc.	16249	22-Dec-1990	RC
Bulgaria	Cott Beverages Inc.	20515	01-Jun-1993	ROYAL CROWN
Bulgaria	Cott Beverages Inc.	20955	06-Jul-1993	RC
Bulgaria	Cott Beverages Inc.	20956	06-Jul-1993	UPPER 10
Bulgaria	Cott Beverages Inc.	35847	16-Jun-1999	KICK
Cambodia	Cott Beverages Inc.	1727103	08-Jan-2003	RC
Cambodia	Cott Beverages Inc.	1756203	25-Feb-2003	ROYAL CROWN
Chile	Cott Beverages Inc.	606147	14-May-1981	RC ARCI & Label Design
Chile	Cott Beverages Inc.	660850	03-Mar-1942	ROYAL CROWN
Chile	Cott Beverages Inc.	724464	15-Jan-1985	DIET-RITE
Chile	Cott Beverages Inc.	743916	26-Dec-2005	ROYAL CROWN COLA & RC Design
Chile	Cott Beverages Inc.	761414	29-Jun-2006	RCQ (Stylized)
Chile	BCB International Limited	793204	31-Jan-1997	STARS & STRIPES
China (Peoples Republic)	Cott Beverages Inc.	166070	30-Nov-1982	ROYAL CROWN
China (Peoples Republic)	Cott Beverages Inc.	166071	30-Nov-1982	ROYAL CROWN COLA RC (Stylized)
China (Peoples Republic)	Cott Beverages Inc.	166072	30-Nov-1982	DIET RITE
China (Peoples Republic)	Cott Beverages Inc.	262288	10-Sep-1986	UPPER 10

Country	Owner	Registration Number	Date	Trademark
China (Peoples Republic)	Cott Beverages Inc.	725534	21-Jan-1995	ROYAL CROWN (Outlined Chinese Characters)
China (Peoples Republic)	Cott Beverages Inc.	732001	28-Feb-1995	RC & Design
China (Peoples Republic)	Cott Beverages Inc.	1289576	28-Jun-1999	ROYAL CROWN (Chinese Characters – Huang Quan)
China (Peoples Republic)	Cott Beverages Inc.	1955876	28-Oct-2002	KICK
China (Peoples Republic)	Cott Corporation	3638090	07-Feb-2005	AQUEL
China (Peoples Republic)	Cott Beverages Inc.	4514356	14-Nov-2007	ROYAL CROWN COLA & RC Design
Colombia	Cott Beverages Inc.	172327	26-Jan-1995	RC
Colombia	Royal Crown Company, Inc.	263155	23-Apr-2002	ROYAL CROWN COLA RC COLA (Stylized)
Colombia	Royal Crown Company, Inc.	263155	4/23/2002	ROYAL CROWN COLA RC (Stylized)
Community Trademarks	Cott Beverages Inc.	4436481	24-MAY-2006	RCQ
Community Trademarks	Cott Beverages, Inc.	4436473	10-MAY-2007	DIET RITE
Community Trademarks	Cott Beverages Inc.	4380143	25-APR-2006	RC
Community Trademarks	Cott Beverages Inc.	4338067	19-JUN-2006	RC
Community Trademarks	Cott Beverages Limited	4106712	29-OCT-2004	EMERGE
Community Trademarks	Cott Beverages Limited	3033172	20-DEC-2004	RED ROOSTER
Community Trademarks	Cott Beverages Limited	2655892	26-SEP-2003	MACAW
Community Trademarks	Cott Beverages Limited	2655900	14-AUG-2003	Design Only (Round Thing)
Community Trademarks	Cott Beverages Limited	2052827	28-JAN-2002	RED ROCKET
Community Trademarks	Cott Beverages, Inc.	1393701	26-Feb-01	RC EDGE
Community Trademarks	Cott Beverages, Inc.	576041	17-NOV-1998	HEAD KICK
Congo, Republic of	Cott Beverages Inc.	3632C	28-Aug-1987	RC
Congo, Republic of	Cott Beverages Inc.	3633C	28-Aug-1987	ROYAL CROWN
Costa Rica	Cott Beverages Inc.	28806	06-Nov-1990	RC (Stylized)

Country	Owner	Registration Number	Date	Trademark
Costa Rica	Cott Beverages Inc.	75945	26-Jun-1991	ROYAL CROWN
Croatia	Cott Beverages Inc.	Z20040208	10-Feb-2004	RC
Croatia	Cott Beverages Inc.	Z20040209	10-Feb-2004	RCQ
Croatia	Cott Beverages Inc.	Z20041530A	04-Oct-2004	RC & Design
Croatia	Cott Beverages Inc.	Z20041531A	04-Oct-2004	RCQ (Stylized)
Croatia	Cott Beverages Inc.	Z20060594	11-Dec-2006	RED RAIN
Croatia	Cott Beverages Inc.	Z20060595	11-Dec-2006	ROYAL CROWN
Croatia	Cott Beverages Inc.	Z941764	16-May-1996	ROYAL CROWN
Croatia	Cott Beverages Inc.	Z950396	11-Apr-1996	UPPER 10
Cuba	Royal Crown Company, Inc.	115017	20-Jul-1984	ROYAL CROWN COLA RC (Stylized)
Cyprus, Republic of	Cott Beverages Inc.	10552	03-May-1967	ROYAL CROWN (English & Greek Characters)
Cyprus, Republic of	Cott Beverages Inc.	10554	03-May-1967	RC & Design
Czech Republic	Cott Beverages Inc.	164169	17-Sep-1979	RC
Czech Republic	Cott Beverages Inc.	211950	25-Aug-1998	KICK
Czech Republic	Cott Beverages Inc.	221169	22-Nov-1999	ROYAL CROWN
Czech Republic	Cott Beverages Inc.	264292	23-Jul-2004	ROYAL CROWN COLA RC COLA Label Design in Color
Czech Republic	Cott Beverages Inc.	264293	23-Jul-2004	ROYAL CROWN COLA RC COLA Label Design in b&w
Denmark	Cott Beverages Inc.	VR196401092	04-Apr-1964	DIET-RITE
Denmark	Cott Beverages Inc.	VR197000725	20-Feb-1970	RC (Stylized)
Denmark	Cott Beverages Inc.	VR197000734	20-Feb-1970	ROYAL CROWN
Denmark	Cott Beverages Inc.	VR197000737	20-Feb-1970	DIET-RITE
Dominican Republic	Cott Beverages Inc.	17477	24-Apr-1969	RC
Dominican Republic	Cott Beverages Inc.	17480	24-Apr-1969	ROYAL CROWN
Dominican Republic	Cott Beverages Inc.	17481	24-Apr-1969	UPPER 10
Dominican Republic	Cott Beverages Inc.	60751	16-Jul-1991	ARCI
Dominican Republic	Cott Beverages Inc.	153474	17-Mar-2006	ROYAL CROWN COLA & RC Design
Ecuador	Cott Beverages Inc.	2573	27-Mar-1942	ROYAL CROWN
Ecuador	Cott Beverages Inc.	2574	17-Apr-1973	RC
Ecuador	Cott Beverages Inc.	428495	18-Dec-1995	DIET-RITE

Country	Owner	Registration Number	Date	Trademark
Egypt	Royal Crown Company, Inc.	43700	15-Sep-1968	RC
Egypt	Royal Crown Company, Inc.	43701	15-Sep-1968	ROYAL CROWN
Egypt	Royal Crown Company, Inc.	90789	04-Dec-1997	ROYAL CROWN (Stylized English & Arabic Characters)
Egypt	Cott Beverages Inc.			ROYAL CROWN COLA & RC Design
El Salvador	Cott Beverages Inc.	00016	26-Aug-2004	UPPER 10
El Salvador	Cott Beverages Inc.	00114	23-Jul-2004	UPPER 10
El Salvador	Royal Crown Company, Inc.	105 Book 98	15-Mar-1983	ROYAL CROWN COLA RC & Label Design
El Salvador	Cott Beverages Inc.	85 Book 19	27-Aug-1993	RC (Stylized)
Estonia	Cott Beverages Inc.	19289	19-Apr-1996	ROYAL CROWN
Estonia	Cott Beverages Inc.	29909	13-Dec-1999	KICK
Ethiopia	Cott Beverages Inc.	03034	22-Jul-1999	ROYAL CROWN
Ethiopia	Cott Beverages Inc.	03035	22-Jul-1999	RC
Fiji	Cott Beverages Inc.	3970	11-Oct-1961	ROYAL CROWN COLA
Finland	Cott Beverages Inc.	57662	09-Nov-1970	ROYAL CROWN
Finland	Cott Beverages Inc.	58291	21-Apr-1971	DIET RITE
Finland	Cott Beverages Inc.	81400	05-May-1982	RC (Stylized)
France	Cott Beverages Inc.	1470581	26-Jul-1968	RC
France	Cott Beverages Inc.	1470582	26-Jul-1968	ROYAL CROWN
France	Cott Beverages Inc.	1479308	17-Sep-1963	DIET-RITE
France	Cott Beverages Inc.	1479309	20-Sep-1963	ROYAL CROWN COLA
France	Cott Beverages Inc.	95593742	23-Oct-1995	ROYAL CROWN DRAFT
Gaza District	Cott Beverages Inc.	3321	14-Sep-1996	ROYAL CROWN
Gaza District	Cott Beverages Inc.	3322	14-Sep-1996	RC
Gaza District	Cott Beverages Inc.	5859	30-Jan-2000	ROYAL CROWN COLA & RC Design (in Arabic) (Label in color)
Gaza District	Cott Beverages Inc.	5860	30-Jan-2000	ROYAL CROWN COLA & RC Design (in English) (Label in color)
Georgia	Cott Beverages Inc.	4361	16-Jan-1997	ROYAL CROWN COLA RC (Stylized)
Georgia	Cott Beverages Inc.	4362	17-Jan-1997	ROYAL CROWN
Georgia	Cott Beverages Inc.	9826	23-Jun-1998	KICK
Germany	Cott Beverages Inc.	772232	04-Apr-1963	ROYAL CROWN COLA

Country	Owner	Registration Number	Date	Trademark
Germany	Cott Beverages Inc.	779444	15-Dec-1959	ROYAL CROWN
Germany	Cott Beverages Inc.	786315	31-Mar-1964	DIET-RITE
Germany	Cott Beverages Inc.	2097827	02-Aug-1995	UPPER 10
Germany	Cott Beverages Inc.	39510662	05-Dec-1995	ROYAL CROWN COLA RC COLA (Stylized)
Germany	Cott Beverages Inc.	39539153	12-Feb-1996	ROYAL CROWN DRAFT
Ghana	Royal Crown Company, Inc.	17853	06-May-1978	ROYAL CROWN
Ghana	Royal Crown Company, Inc.	B17912	06-May-1971	RC (Stylized)
Greece	Cott Beverages Inc.	46834	11-Aug-1971	RC
Greece	Cott Beverages Inc.	58128	03-Feb-1977	DIET RITE
Greece	Cott Beverages Inc.	129463	29-May-1996	ROYAL CROWN
Guatemala	Cott Beverages Inc.	4875	18-Feb-1942	ROYAL CROWN
Guatemala	Cott Beverages Inc.	10389	29-Nov-1999	NEHI
Guatemala	Cott Beverages Inc.	20525	18-Mar-1969	DIET-RITE
Guatemala	Cott Beverages Inc.	20526	18-Mar-1969	UPPER 10 (Stylized)
Guatemala	Cott Beverages Inc.	22789	17-Nov-1970	ROYAL CROWN
Guatemala	Cott Beverages Inc.	22791	17-Nov-1970	RC
Guatemala	Cott Beverages Inc.	101339	30-Nov-1999	KICK
Guyana	Cott Beverages Inc.	10051C	02-Oct-1976	ROYAL CROWN
Guyana	Cott Beverages Inc.	12369C	14-Dec-1985	DIET-RITE
Haiti	Cott Beverages Inc.	234143	06-Oct-2004	ROYAL CROWN
Haiti	Cott Beverages Inc.	311139	07-May-1973	RC
Honduras	Cott Beverages Inc.	22549	22-Oct-1975	RC
Honduras	Cott Beverages Inc.	23190	20-Sep-1976	ROYAL CROWN
Honduras	Cott Beverages Inc.	24712	23-May-1978	DIET RITE
Honduras	Cott Beverages Inc.	81108	26-Mar-2001	UPPER 10
Hong Kong	Cott Beverages Inc.	002791963	21-Mar-1963	CROWN COLA
Hong Kong	Cott Beverages Inc.	009781965	16-Oct-1965	ROYAL CROWN COLA
Hong Kong	Cott Beverages Inc.	300685666	06-Feb-2007	COTT
Hong Kong	Cott Beverages Inc.	300842760	29-Mar-2007	GL-7
Hong Kong	Cott Beverages Inc.	300842779	29-Mar-2007	GL-FIT
Hong Kong	Cott Beverages Inc.	300842788	29-Mar-2007	RCQ
Hong Kong	Cott Beverages Inc.	300842797	29-Mar-2007	UPPER 10
Hong Kong	Cott Beverages Inc.	300855405	17-Aug-2007	ORIENT EMPORIUM TEA CO.
Hong Kong	Cott Beverages Inc.	300915057	8-Jan-2008	COTT (in Chinese)
Hong Kong	Cott Beverages Inc.	(300855414)	(4/20/2007)	RC
Hungary	Cott Beverages Inc.	133619	30-Mar-1993	UPPER 10
Hungary	Cott Beverages Inc.	143507	28-Mar-1997	RC
Hungary	Cott Beverages Inc.	154446	05-Oct-1998	ROYAL CROWN

Country	Owner	Registration Number	Date	Trademark
Hungary	Cott Beverages Inc.	185469	31-Jul-2006	KICK
Hungary	Cott Beverages Inc.	190510	07-Aug-2007	RC & Design
Iceland	Cott Beverages Inc.	2092007	06-Feb-2007	ROYAL CROWN COLA & RC Design
India	Cott Beverages Inc.	337035	03-Jul-1980	ROYAL CROWN
India	Cott Beverages Inc.	665825	16-May-1995	ROYAL CROWN COLA RC COLA (Stylized)
India	Cott Beverages Inc.	909192	21-May-2005	RC EDGE
India	Cott Beverages Inc.	1149220	05-May-2005	COTT
India	Cott Beverages Inc.	265536B	23-Feb-1972	RC (Stylized)
Indonesia	Cott Beverages Inc.	270693	18-Mar-1968	ROYAL CROWN
Indonesia	Cott Beverages Inc.	445284	01-May-2000	RC
Indonesia	Cott Beverages Inc.	448987	14-Jun-2000	KICK
Indonesia	Cott Beverages Inc.	457082	22-Apr-1999	RC EDGE
International Register	Cott Beverages Limited	941160	02-OCT-2007	ORIENT EMPORIUM TEA CO
Ireland	Cott Beverages Inc.	165030	25-Jul-1997	RC COLA (Stylized)
Ireland	Cott Beverages, Inc.	165030	3/31/1995	ROYAL CROWN COLA RC COLA and Design
Israel	Cott Beverages Inc.	70515	17-Mar-1993	DIET RITE
Israel	Cott Beverages Inc.	70516	25-Nov-1992	NEHI
Israel	Cott Beverages Inc.	70517	06-Dec-1992	ROYAL CROWN
Israel	Cott Beverages Inc.	70518	06-Dec-1992	ROYAL CROWN COLA RC (Stylized)
Israel	Cott Beverages Inc.	70519	17-Mar-1993	UPPER 10 (Stylized)
Israel	Cott Beverages Inc.	88825	08-Oct-1996	Cott
Israel	Cott Beverages Inc.	88826	08-Oct-1996	“COTT” (Stylized) & Design
Israel	Cott Beverages Inc.	90836	08-Oct-1996	COTT
Israel	Cott Beverages Inc.	127345	06-Apr-2000	RC EDGE
Israel	Cott Beverages Inc.	156307	02-Jun-2003	RCQ
Israel	Cott Beverages Inc.			RC COLA FREE
Italy	Cott Beverages Inc.	461729	28-Sep-1963	DIET-RITE
Italy	Cott Beverages Inc.	689457	26-Jan-1987	ROYAL COLA
Italy	Cott Beverages Inc.	720619	27-Sep-1997	ROYAL CROWN DRAFT
Italy	Cott Beverages Inc.	783056	14-Feb-1968	ROYAL CROWN
Italy	Cott Beverages Inc.	783057	14-Feb-1968	RC
Italy	Cott Beverages Inc.	989334	30-Dec-2005	RC EDGE
Jamaica	Cott Beverages Inc.	26790	01-Aug-1996	UPPER 10

Country	Owner	Registration Number	Date	Trademark
Jamaica	Royal Crown Company, Inc.	43928	20-May-2003	ROYAL CROWN DRAFT
Jamaica	Cott Beverages Inc.	48109	08-Dec-2006	ROYAL CROWN COLA RC & Design
Japan	Cott Beverages Inc.	4116722	20-Feb-1998	DIET RITE
Japan	Cott Beverages Inc.	4170458	24-Jul-1998	KICK
Japan	Cott Beverages Inc.	4195568	09-Oct-1998	ROYAL CROWN DRAFT
Japan	Cott Beverages Inc.	4199861	16-Oct-1998	ROYAL CROWN
Japan	Cott Beverages Inc.	4758814	26-Mar-2004	AQUEL
Japan	Cott Beverages Inc.	5106214	18-Jan-2008	RC & Design
Japan	BCB International Ltd.	4139947	4/24/1998	STARS & STRIPES
Jordan	Cott Beverages Inc.	14364	11-Nov-1971	RC
Jordan	Cott Beverages Inc.	18440	11-Nov-1971	ROYAL CROWN
Jordan	Cott Beverages Inc.	74601	25-Apr-2004	RCQ
Kazakhstan	Cott Beverages Inc.	5238	18-Mar-1997	UPPER 10 (Stylized)
Kazakhstan	Cott Beverages Inc.	7107	08-Jun-1998	ROYAL CROWN
Kazakhstan	Cott Beverages Inc.	8098	30-Dec-1998	KICK
Kazakhstan	Cott Beverages Inc.	19651	30-Jan-2006	RC & Design
Kenya	Cott Beverages Inc.	26133	25-May-1979	ROYAL CROWN COLA RC (Stylized)
Korea, Republic of	Cott Beverages Inc.	407842	06-Jul-1998	KICK
Korea, Republic of	Cott Beverages Inc.	460261	07-Dec-1999	RC EDGE
Korea, Republic of	Cott Beverages Inc.	658956	18-Apr-2006	ROYAL CROWN COLA & RC Design
Kuwait	Cott Beverages Inc.	3519	14-Oct-1968	RC
Kuwait	Cott Beverages Inc.	3713	14-Oct-1968	ROYAL CROWN
Kuwait	Cott Beverages Inc.	8833	18-Feb-1978	DIET-RITE (English & Arabic Characters)
Kuwait	Cott Beverages Inc.	8834	18-Feb-1978	ROYAL CROWN (Arabic Characters)
Kuwait	Cott Beverages Inc.	8836	18-Feb-1978	RC (Arabic Characters)
Kuwait	Cott Beverages Inc.	17230	30-Sep-1985	UPPER 10 (English & Arabic Characters)
Kuwait	Cott Beverages Inc.	41780	31-Oct-2000	RC EDGE
Kuwait	Cott Beverages Inc.	50622	16-Feb-2003	RCQ
Kuwait	Cott Beverages Inc.	57503	23-Apr-2006	COTT
Kyrgyz Republic	Cott Beverages Inc.	2701	20-Dec-1995	ROYAL CROWN
Kyrgyz Republic	Cott Beverages Inc.	2702	20-Dec-1995	UPPER 10 (Stylized)
Kyrgyz Republic	Cott Beverages Inc.	4132	30-Dec-1997	KICK
Kyrgyz Republic	Cott Beverages Inc.	7295	31-Mar-2005	RC & Design
Laos	Cott Beverages Inc.	9115	18-Sep-2002	RC
Laos	Cott Beverages Inc.	9116	18-Sep-2002	ROYAL CROWN

Country	Owner	Registration Number	Date	Trademark
Latvia	Cott Beverages Inc.	M34880	20-Dec-1996	ROYAL CROWN
Latvia	Cott Beverages Inc.	M40210	20-Mar-1998	KICK
Latvia	Cott Beverages Inc.	M54696	20-Mar-2005	RC
Lebanon	Cott Beverages Inc.	62125	18-Nov-1963	RC ROYAL CROWN & Design
Lebanon	Cott Beverages Inc.	64447	26-Aug-1964	ROYAL CROWN COLA & Design (Arabic Characters)
Lebanon	Cott Beverages Inc.	68738	26-Jan-1966	DIET-RITE (English & Arabic Characters)
Lebanon	Cott Beverages Inc.	80682	24-Sep-1969	RC
Lebanon	Cott Beverages Inc.	80683	25-Sep-1969	ROYAL CROWN
Lebanon	Cott Beverages Inc.	82446	12-Feb-1970	RC (Arabic Characters)
Lebanon	Cott Beverages Inc.	82447	12-Feb-1970	ROYAL CROWN (Arabic Characters)
Lebanon	Cott Beverages Inc.	107431	06-Jul-2006	RCQ (Stylized)
Lesotho	Cott Beverages Inc.	LSM9000812	28-Jul-1997	UPPER 10
Lesotho	Cott Beverages Inc.	LSM9000813	28-Jul-1997	DIET RITE
Lesotho	Cott Beverages Inc.	LSM9001883	12-Sep-1967	ROYAL CROWN
Lesotho	Cott Beverages Inc.	LSM9002820	31-Jul-1967	RC
Liberia	Cott Beverages Inc.	200400047	18-May-2004	RC
Liberia	Cott Corporation	41289/274	18-Nov-1959	ROYAL CROWN
Lithuania	Cott Beverages Inc.	24909	29-May-1997	ROYAL CROWN
Lithuania	Cott Beverages Inc.	32577	08-Apr-1999	KICK
Lithuania	Cott Beverages Inc.	50920	10-Feb-2006	RC
Macao	Cott Beverages Inc.	5665M	12-Feb-1988	RC
Macao	Cott Beverages Inc.	5667M	12-Feb-1988	DIET-RITE
Macao	Cott Beverages Inc.	5668M	12-Feb-1988	ROYAL CROWN
Macao	Cott Beverages Inc.	5670M	02-Dec-1991	ROYAL CROWN COLA RC (Stylized)
Macao	Cott Beverages Inc.	5671M	02-Dec-1991	UPPER 10
Macao	Cott Beverages Inc.	N23288	07-Dec-2006	COTT
Macao	Cott Beverages Inc.	N24500	20-Apr-2007	COTT
Macao	Cott Beverages Inc.	N26980	30-Jul-2007	GL-7
Macao	Cott Beverages Inc.	N26981	30-Jul-2007	GL-FIT
Macao	Cott Beverages Inc.	N26982	30-Jul-2007	RCQ
Macao	Cott Beverages Inc.	N27264	30-Jul-2007	RC & Design
Macedonia	Cott Beverages Inc.	01853	05-Feb-1996	ROYAL CROWN
Macedonia	Cott Beverages Inc.	02243	05-Mar-1996	UPPER 10
Macedonia	Cott Beverages Inc.	05333	13-Jul-1997	ROYAL CROWN COLA RC (Stylized)

Country	Owner	Registration Number	Date	Trademark
Macedonia	Cott Beverages Inc.	13064	10-Mar-2005	KICK
Madagascar	Cott Beverages Inc.	296	23-Mar-1995	ROYAL CROWN
Madagascar	Cott Beverages Inc.	297	23-Mar-1995	DIET RITE
Madagascar	Cott Beverages Inc.	298	23-Mar-1995	RC
Malawi	Cott Beverages Inc.	108562	31-Oct-1962	ROYAL CROWN COLA
Malta	Cott Beverages Inc.	8570	02-Mar-1966	ROYAL CROWN
Malta	Cott Beverages Inc.	11125	31-Jan-1972	RC (Stylized)
Martinique	Royal Crown Company, Inc.	M49283	04-Jan-1968	ROYAL CROWN COLA RC (Stylized)
Martinique	Cott Beverages Inc.	M49284	04-Jan-1968	ROYAL CROWN COLA
Mauritius	Cott Beverages Inc.	A24133	05-Sep-1974	ROYAL CROWN RC & Design
Mexico	BCB International Limited	516113	31-Jan-1996	STARS & STRIPES
Mexico	Cott Corporation	851641	20-SEP-2004	YES
Moldova	Cott Beverages Inc.	3439	22-Feb-1996	ROYAL CROWN
Moldova	Cott Beverages Inc.	12430	04-Mar-2004	RC
Monaco	Cott Beverages Inc.	0424235	15-Jul-2004	RC
Monaco	Cott Beverages Inc.	R9516083	09-Apr-1970	ROYAL CROWN
Monaco	Cott Beverages Inc.	R9516084	09-Apr-1970	DIET-RITE
Morocco	Cott Beverages Inc.	46313	21-Mar-1991	ROYAL CROWN
Morocco	Cott Beverages Inc.	46314	21-Mar-1991	ROYAL CROWN (Arabic Characters)
Morocco	Cott Beverages Inc.	46315	21-Mar-1991	RC
Morocco	Cott Beverages Inc.	46316	21-Mar-1991	RC (Arabic Characters)
Myanmar	Cott Beverages Inc.	3074	25-Jul-1995	UPPER 10
Myanmar	Royal Crown Company, Inc.	3075	25-Jul-1995	RC
Myanmar	Cott Beverages Inc.	3076	25-Jul-1995	DIET RITE
Myanmar	Cott Beverages Inc.	3079	25-Jul-1995	ROYAL CROWN
Namibia	Cott Beverages Inc.	68042	12-Feb-1968	ROYAL CROWN COLA
Namibia	Cott Beverages Inc.	71329	27-Jul-1971	ROYAL CROWN
Namibia	Cott Beverages Inc.	668264	15-May-1964	DIET-RITE
Namibia	Cott Beverages Inc.	20040354	05-Jul-2006	RC
Netherlands Antilles	Cott Beverages Inc.	2199	31-May-1948	ROYAL CROWN (Stylized)
Netherlands Antilles	Cott Beverages Inc.	13101	20-Jan-1984	RC
New Zealand	Cott Beverages Inc.	262155	12-Nov-1999	ROYAL CROWN
New Zealand	Cott Beverages Inc.	285601	03-Dec-1997	ROYAL CROWN DRAFT
New Zealand	Cott Beverages Inc.	B186853	31-Aug-1988	UPPER 10

Country	Owner	Registration Number	Date	Trademark
New Zealand	Cott Beverages Inc.	B240072	10-Aug-1998	RC COLA (Stylized)
Nigeria	Cott Beverages Inc.	28480	28-Apr-1992	ROYAL CROWN COLA RC (Stylized)
Nigeria	Cott Beverages Inc.	41942	29-May-1991	UPPER 10
Norway	Cott Beverages Inc.	79079	16-Apr-1970	DIET-RITE
Norway	Cott Beverages Inc.	79512	19-Jun-1970	RC
Norway	Cott Beverages Inc.	238457	22-Mar-2007	RC & Design
Norway	Cott Beverages Inc.	183082	26-Jun-1997	ROYAL CROWN
Oman	Cott Beverages Inc.	4780	04-Apr-1999	BRAVO
Oman	Cott Beverages Inc.	4781	07-Nov-1998	DIET-RITE
Oman	Cott Beverages Inc.	4782	07-Nov-1998	ROYAL CROWN
Oman	Cott Beverages Inc.	9655	23-Jun-2002	RC ROYAL CROWN
Oman	Cott Beverages Inc.	19970	09-Jun-2004	RC EDGE
Oman	Cott Beverages Inc.	29995	19-Jun-2005	RCQ
Oman	Cott Beverages Inc.	30249	05-Jul-2005	COTT
Pakistan	Cott Beverages Inc.	60540	22-Apr-1974	ROYAL CROWN RC (Stylized)
Pakistan	Cott Beverages Inc.	60541	19-Oct-1976	RC COLA & Design (Urdu & Arabic Characters)
Pakistan	Cott Beverages Inc.	68471	23-Sep-1980	UPPER 10
Pakistan	Royal Crown Company, Inc.	138411	29-Oct-1996	RC
Pakistan	Royal Crown Company, Inc.	138422	29-Oct-1996	ROYAL CROWN
Panama	Royal Crown Company, Inc.	230	27-Aug-1942	ROYAL CROWN
Panama	Cott Beverages Inc.	10372	29-Apr-1968	DIET-RITE
Papua New Guinea	Cott Beverages Inc.	A2564R	16-Sep-1975	ROYAL CROWN COLA
Papua New Guinea	Cott Beverages Inc.	A65259	09-Jun-2004	RC & Design
Paraguay	Cott Beverages Inc.	207002	17-Sep-1998	ROYAL CROWN
Paraguay	Cott Beverages Inc.	221950	18-Jan-2000	KICK
Paraguay	Cott Beverages Inc.	240849	25-Oct-1971	RC
Paraguay	Cott Beverages Inc.	266650	30-Mar-2004	ROYAL COLA
Peru	Cott Beverages Inc.	9018	27-Oct-1986	ROYAL CROWN
Peru	Cott Beverages Inc.	9037	29-Oct-1981	RC
Peru	Cott Beverages Inc.	61835	15-May-1991	DIET-RITE
Philippines	Cott Beverages Inc.	58817	12-Jul-1994	ROYAL CROWN
Philippines	Cott Beverages Inc.	42002006443	17-Jan-2005	RC
Philippines	Cott Beverages Inc.	4198660548	7/23/2001	DIET-RITE
Poland	Cott Beverages Inc.	R75903	21-Jan-1994	ROYAL CROWN
Poland	Cott Beverages Inc.	R75904	21-Jan-1994	RC
Portugal	Cott Beverages Inc.	156785	10-Dec-1970	RC (Stylized)

Country	Owner	Registration Number	Date	Trademark
Portugal	Cott Beverages Inc.	156787	10-Dec-1970	DIET-RITE
Portugal	Cott Beverages Inc.	162246	12-Apr-1972	ROYAL CROWN
Portugal	Cott Beverages Inc.	231177	08-Oct-1991	UPPER 10
Portugal	Cott Beverages Inc.	350353	01-Oct-2001	RC
Qatar	Cott Beverages Inc.	4738	19-Feb-1991	DIET RITE (English & Arabic Characters)
Qatar	Cott Beverages Inc.	12047	29-Oct-2002	ROYAL CROWN
Qatar	Cott Beverages Inc.	12048	29-Oct-2002	ROYAL CROWN COLA RC COLA & Design
Qatar	Cott Beverages Inc.	34921	11-Sep-2007	ROYAL CROWN COLA (English) & RC (Arabic)
Romania	Cott Beverages Inc.	36233	02-Aug-1996	KICK
Romania	Cott Beverages Inc.	R18359	21-Jul-1995	UPPER 10
Romania	Cott Beverages Inc.	R21130	05-Jun-1991	ROYAL CROWN
Romania	Cott Beverages Inc.	R22046	25-Feb-1996	RC
Russian Federation	Cott Beverages Inc.	91945	26-Nov-1990	RC (Stylized)
Russian Federation	Cott Beverages Inc.	108301	05-Oct-1992	ROYAL CROWN
Russian Federation	Cott Beverages Inc.	136917	25-Jan-1996	ROYAL CROWN
Russian Federation	Cott Beverages Inc.	149515	15-Jan-1997	DIET RITE
Russian Federation	Cott Beverages Inc.	152999	28-May-1997	ROYAL CROWN COLA RC COLA & Design
Russian Federation	Cott Beverages Inc.	157246	13-Oct-1997	KICK
Russian Federation	Cott Beverages Inc.	174076	13-Apr-1999	ROYAL CROWN DRAFT
Russian Federation	Cott Beverages Inc.	225247	18-Oct-2002	RC EDGE
Russian Federation	Cott Beverages Inc.	285281	29-Mar-2005	RCQ (Stylized)
Russian Federation	Cott Beverages Inc.	288664	12-May-2005	RC & Design
Sabah	Cott Beverages Inc.	12117	04-Jan-1968	ROYAL CROWN COLA RC (Stylized)
Sarawak	Royal Crown Company, Inc.	20858	14-Jan-1981	DIOT-RITE
Sarawak	Cott Beverages Inc.	SAR7453	18-Jan-1968	ROYAL CROWN COLA
Saudi Arabia	Cott Beverages Inc.	6422	01-Dec-1976	ROYAL CROWN (English & Arabic Characters)

Country	Owner	Registration Number	Date	Trademark
Saudi Arabia	Cott Beverages Inc.	16392	17-Nov-1986	DIET RITE
Saudi Arabia	Cott Beverages Inc.	19841	21-May-1989	UPPER 10 (Stylized)
Saudi Arabia	Cott Beverages Inc.	49771	02-Oct-1999	RC EDGE
Saudi Arabia	Cott Beverages Inc.	71688	04-Mar-2004	COTT
Saudi Arabia	Cott Beverages Inc.	79575	23-Jul-2005	RC
Serbia	Cott Beverages Inc.	21300	26-Jan-1976	RC
Serbia	Cott Beverages Inc.	21677	15-Aug-1976	ROYAL CROWN
Serbia	Cott Beverages Inc.	34782	01-Aug-1990	UPPER 10
Serbia	Cott Beverages Inc.	52881	19-Jul-2007	ROYAL CROWN
Serbia	Cott Beverages Inc.	52882	19-Jul-2007	RED RAIN
Seychelles	Cott Beverages Inc.	1214	10-Mar-1973	RC
Seychelles	Royal Crown Company, Inc.	1215	10-Mar-1973	ROYAL CROWN
Sierra Leone	Cott Beverages Inc.	14847	21-May-1999	KICK
Singapore	Cott Beverages Inc.	T0515816B	30-Aug-2005	RC & Design
Singapore	Cott Beverages Inc.	T7048364A	10-Feb-1970	ROYAL CROWN
Singapore	Cott Beverages Inc.	T7048918F	21-Apr-1970	ROYAL CROWN COLA RC & Design
Singapore	Cott Beverages Inc.	T8000067H	09-Jan-1980	DIET RITE
Singapore	Cott Beverages Inc.	T9509167D	26-Sep-1995	ROYAL CROWN DRAFT
Singapore	Cott Beverages Inc.			O’CANADA
Singapore	Cott Corporation	T0310179A	08-Jul-2003	AQUEL
Slovakia	Cott Beverages Inc.	164169	19-Sep-1979	RC
Slovakia	Cott Beverages Inc.	189218	27-Jan-2000	ROYAL CROWN
Slovenia	Cott Beverages Inc.	9471085	08-Aug-1995	UPPER 10
Slovenia	Cott Beverages Inc.	9471087	12-Feb-1996	ROYAL CROWN
Slovenia	Cott Beverages Inc.	9570803	10-Jun-1998	DIET RITE
Slovenia	Cott Beverages Inc.	200470653	24-Mar-2004	RC
South Africa	Cott Beverages Inc.	9605824	01-Jul-1999	ROYAL CROWN DRAFT COLA Label
South Africa	Cott Beverages Inc.	196202134	26-Jun-1962	ROYAL CROWN
South Africa	Cott Beverages Inc.	196703337	30-May-1968	RC
South Africa	Cott Beverages Inc.	B641499	04-May-1964	DIET-RITE
Spain	Cott Beverages Inc.	431779	30-June-1967	DIET-RITE
Spain	Cott Beverages Inc.	622002	05-Apr-1973	RC
Spain	Cott Beverages Inc.	622003	03-Oct-1974	ROYAL CROWN
Spain	Cott Corporation	1951511 M1	05-OCT-1995	COTT
Spain	Cott Corporation	1951513 M8	05-OCT-1995	COTT
St. Lucia	Cott Beverages Inc.	10470	25-Aug-1970	RC (Stylized)
St. Lucia	Cott Beverages Inc.	10570	25-Aug-1970	ROYAL CROWN
Sudan	Royal Crown Company, Inc.	12790	27-Oct-1970	ROYAL CROWN (English & Arabic Characters)

Country	Owner	Registration Number	Date	Trademark
Sudan	Royal Crown Company, Inc.	12791	27-Oct-1970	RC (English & Arabic Characters)
Suriname	Royal Crown Company, Inc.	4720	28-Dec-1944	NEHI (Stylized)
Suriname	Cott Corporation	7389	08-Oct-1971	ROYAL CROWN
Suriname	Cott Corporation	7390	08-Oct-1971	RC
Swaziland	Cott Beverages Inc.	2471971SA	16-Aug-1971	RC
Swaziland	Cott Beverages Inc.	UK51972	12-Sep-1967	ROYAL CROWN
Sweden	Cott Beverages Inc.	125386	15-Nov-1968	DIET-RITE
Sweden	Cott Beverages Inc.	128904	24-Oct-1969	DIET-RITE
Sweden	Cott Beverages Inc.	129971	30-Jan-1970	RC (Stylized)
Sweden	Cott Beverages Inc.	322345	21-Mar-1997	ROYAL CROWN
Sweden	Cott Beverages Inc.	323317	09-May-1997	UPPER 10
Sweden	Cott Beverages Inc.	330515	12-Mar-1999	ROYAL CROWN DRAFT
Sweden	Cott Beverages, Inc.	323317	5/9/1997	UPPER 10
Switzerland	Cott Beverages Inc.	395685	05-Jun-1972	ROYAL CROWN COLA RC (Stylized)
Syria	Royal Crown Company, Inc.	10179	03-Oct-1974	RC (Arabic Characters)
Syria	Royal Crown Company, Inc.	13605	03-Aug-1967	RC
Syria	Royal Crown Company, Inc.	13606	03-Aug-1967	ROYAL CROWN
Syria	Royal Crown Company, Inc.	19781	03-Oct-1974	ROYAL CROWN (Arabic Characters)
Syria	Royal Crown Company, Inc.	26809	23-Dec-1975	UPPER 10
Taiwan	Cott Beverages Inc.	421876	01-Dec-1988	RC (Chinese Characters)
Taiwan	Cott Beverages Inc.	738695	01-Dec-1996	ROYAL CROWN DRAFT
Taiwan	Cott Beverages Inc.	782264	16-Oct-1997	RC
Taiwan	Cott Beverages Inc.	790102	16-Dec-1997	ROYAL CROWN
Taiwan	Cott Beverages Inc.	818609	16-Sep-1998	DIET RITE
Taiwan	Cott Beverages Inc.	1144574	16-Mar-2005	RC EDGE
Tajikistan	Cott Beverages Inc.	1733	03-Jan-1995	RC (Stylized)
Tajikistan	Cott Beverages Inc.	1747	23-Jan-1995	ROYAL CROWN COLA RC (Stylized)
Tajikistan	Cott Beverages Inc.	2538	13-Jul-1994	UPPER 10 (Stylized)
Tajikistan	Cott Beverages Inc.	2555	13-Jul-1994	ROYAL CROWN
Tajikistan	Cott Beverages Inc.	3823	12-May-1999	KICK
Tajikistan	Cott Beverages Inc.	5002	20-Jan-2000	ROYAL CROWN DRAFT
Tajikistan	Cott Beverages Inc.	TJ6624	18-Mar-2005	ROYAL CROWN COLA & RC Design

Country	Owner	Registration Number	Date	Trademark
Thailand	Cott Beverages Inc.	KOR229506	08-Nov-2005	RCQ (Stylized)
Thailand	Cott Beverages Inc.	KOR79285	02-Nov-1979	RC COLA & Design (Thai Characters)
Thailand	Cott Beverages Inc.	KOR79581	28-Jun-1972	ROYAL CROWN
Thailand	Cott Beverages Inc.	KOR80619	14-Jul-1972	RC
Trinidad and Tobago	Cott Beverages Inc.	1362	28-Nov-1963	ROYAL CROWN COLA
Trinidad and Tobago	Cott Beverages Inc.	B6018	01-Oct-1974	ROYAL CROWN
Trinidad and Tobago	Cott Beverages Inc.	B6019	01-Oct-1974	RC (Stylized)
Tunisia	Cott Beverages Inc.	EE85313	17-Dec-1970	ROYAL CROWN (Latin & Arabic Characters)
Tunisia	Cott Beverages Inc.	EE85314	17-Dec-1970	RC (Latin & Arabic Characters)
Tunisia	Cott Beverages Inc.	EE910016	13-Jan-1976	DIET RITE (Stylized)
Turkey	Cott Beverages Inc.	76986	15-Dec-1972	RC (Stylized)
Turkey	Cott Beverages Inc.	94630	19-Nov-1973	ROYAL CROWN
Turkey	Cott Beverages Inc.	113233	01-May-1989	UPPER 10 (Stylized)
Turkey	Cott Beverages Inc.	129763	29-Sep-1971	DIET-RITE
Turkey	Cott Beverages Inc.	176002	24-Jun-1996	RC
Turkey	Cott Beverages Inc.	200635555	21-Jul-2006	RC & Design
Turkmenistan	Cott Beverages Inc.	4472	12-Jun-2000	KICK
Turkmenistan	Cott Beverages Inc.	4767	10-Jul-2000	UPPER 10
Turkmenistan	Cott Beverages Inc.	9201	12-Apr-2007	RCQ (Stylized)
Turkmenistan	Cott Beverages Inc.	9202	12-Apr-2007	ROYAL CROWN COLA & RC Design
Ukraine	Cott Beverages Inc.	10867	30-Oct-1998	ROYAL CROWN
Ukraine	Cott Beverages Inc.	16622	16-Oct-2000	KICK
Ukraine	Cott Beverages Inc.	22144	17-Dec-2001	DIET RITE
Ukraine	Cott Beverages Inc.	67288	15-Sep-2006	ROYAL CROWN COLA & RC Design
United Arab Emirates	Royal Crown Company, Inc.	31305	12-May-1999	RC EDGE
United Arab Emirates	Royal Crown Company, Inc.	40448	21-May-2003	ROYAL CROWN
United Arab Emirates	Cott Beverages Inc.	59591	16-Apr-2006	RC
United Arab Emirates	Cott Beverages Inc.	44580	06-Jan-2004	COTT
Uruguay	Cott Beverages Inc.	292605	05-Jun-1998	RC
Uruguay	Cott Beverages Inc.	303628	31-May-1976	ROYAL CROWN
Uruguay	Cott Beverages Inc.	339286	31-Dec-1946	ROYAL CROWN (Stylized)
Uzbekistan	Cott Beverages Inc.	5471	18-Nov-1996	ROYAL CROWN
Uzbekistan	Cott Beverages Inc.	5473	16-Nov-1996	UPPER 10 (Stylized)

Country	Owner	Registration Number	Date	Trademark
Uzbekistan	Cott Beverages Inc.	7183	19-Mar-1998	KICK
Uzbekistan	Cott Beverages Inc.	MGU13425	27-Apr-2005	RC & Design
Venezuela	Cott Beverages Inc.	139275	09-Oct-1990	ROYAL CROWN
Venezuela	Cott Beverages Inc.	118455MF	22-Apr-1986	RC
Venezuela	Cott Beverages Inc.	157685F	02-May-1994	DIET RITE
Venezuela	Cott Beverages Inc.	157687F	02-May-1994	ROYAL CROWN
Venezuela	BCB International Limited	P189755	29-May-1996	STARS & STRIPES
Viet Nam	Royal Crown Company, Inc.	1975	11-Dec-1990	UPPER 10
Viet Nam	Royal Crown Company, Inc.	2344	03-Mar-1991	ROYAL CROWN
Viet Nam	Royal Crown Company, Inc.	7000	19-Dec-1992	ROYAL CROWN COLA RC (Stylized)
Viet Nam	Cott Beverages Inc.	58562	19-Nov-2004	AQUEL
West Bank	Cott Beverages Inc.	3949	29-Mar-2000	RC
West Bank	Cott Beverages Inc.	3950	29-Mar-2000	ROYAL CROWN
West Bank	Cott Beverages Inc.	6580	13-May-2002	ROYAL CROWN COLA & RC Design (in Arabic) (Label in color)
West Bank	Cott Beverages Inc.	6582	13-May-2002	ROYAL CROWN COLA & RC Design (in English) (Label in color)
Western Samoa	Cott Beverages Inc.	3058	15-Mar-1996	ROYAL CROWN COLA RC COLA & Design
Yemen, Republic of	Cott Beverages Inc.	6097	07-Jan-1997	ROYAL CROWN
Yemen, Republic of	Royal Crown Company, Inc.	6403	19-Mar-1997	ROYAL CROWN COLA RC COLA & Design
Yemen, Republic of	Cott Beverages Inc.	28411	17-Oct-2006	RC (Block Letters)
Zambia	Cott Beverages Inc.	55394	19-Dec-1994	DIET-RITE
Zambia	Cott Beverages Inc.	55494	19-Dec-1994	ROYAL CROWN RC (Stylized)
Zambia	Cott Beverages Inc.	55594	19-Dec-1994	ROYAL CROWN
Zimbabwe	Cott Beverages Inc.	44499	08-Apr-1999	RC EDGE
Zimbabwe	Cott Beverages Inc.	62071	05-Aug-1971	ROYAL CROWN
Zimbabwe	Cott Beverages Inc.	692000	20-Jan-2000	UPPER 10
Zimbabwe	Cott Beverages Inc.	1092000	03-Feb-2000	KICK
Zimbabwe	Cott Beverages Inc.	7202006	30-Apr-2007	ROYAL CROWN COLA & RC Design
Zimbabwe	Cott Beverages Inc.	A66871	18-Aug-1971	ROYAL CROWN RC (Stylized)

Country	Owner	Registration Number	Date	Trademark
European Community	Cott Private Label Limited	642884	3/18/1999	JOOCE
Ireland	Cott Beverages, Limited	221106	4/4/2001	RED ROOSTER
Mexico	Cott Corporation	519441	3/26/1996	YES

International

Trademark Applications

Country Name	Owner	Application Number	Date	Trademark
Bahamas	Cott Beverages Inc.	28984	8/30/2005	ROYAL CROWN COLA & RC Design
Bangladesh	Royal Crown Company, Inc.	45410	12/5/1995	ROYAL CROWN
Bangladesh	Royal Crown Company, Inc.	45411	12/5/1995	RC
Bangladesh	Royal Crown Company, Inc.	45412	12/5/1995	UPPER 10
Bangladesh	Cott Beverages Inc.	79300	3/15/2003	RCQ
Barbados	Cott Beverages Inc.	8122795	3/1/2007	RC & Design
Bolivia	Cott Beverages Inc.	SM1218	4/9/2007	ROYAL CROWN COLA & RC Design
Bosnia and Herzegovina	Cott Beverages Inc.	BAZ047493A	2/12/2004	ROYAL CROWN
Bosnia and Herzegovina	Cott Beverages Inc.	BAZ047494A	2/12/2004	RC
Bosnia and Herzegovina	Cott Beverages Inc.	BAZ047495A	2/12/2004	RCQ
Bosnia and Herzegovina	Cott Beverages Inc.	BAZ069870A	3/31/2006	ROYAL CROWN
Bosnia and Herzegovina	Cott Beverages Inc.	BAZ069869A	3/31/2006	RED RAIN
Brazil	Cott Beverages Inc.	828490333	6/6/2006	RC & Design
Brazil	Cott Beverages Inc.	82952097	12/20/07	RC LIGHT
China (Peoples Republic)	Cott Beverages Inc.	5491797	7/20/2006	COTT
China (Peoples Republic)	Cott Beverages Inc.	5491798	7/20/2006	COTT
China (Peoples Republic)	Cott Beverages Inc.	5925194	2/26/2007	RCQ
China (Peoples Republic)	Cott Beverages Inc.	6176649	7/20/2007	COTT (in Chinese)
China (Peoples Republic)	Cott Beverages Inc.	6176650	7/20/2007	COTT (in Chinese)

Country Name	Owner	Application Number	Date	Trademark
China (Peoples Republic)	Cott Beverages Inc.	5925197	2/26/2007	ORIENT EMPORIUM TEA CO.
China (Peoples Republic)	Cott Beverages Inc.	5925196	2/26/2007	GL-7
China (Peoples Republic)	Cott Beverages Inc.	5925195	2/26/2007	GL-FIT
China (Peoples Republic)	Cott Beverages Inc.	6297532	9/26/2007	ORIENT EMPORIUM TEA CO.
Community Trademarks	Cott Beverages Limited	6021687	6/20/2007	GL-7
Community Trademarks	Cott Beverages Limited	5934435	5/24/2007	ORIENT EMPORIUM TEA CO
Community Trademarks	Cott Beverages Limited	5847629	4/20/2007	Bare all (and Leaf Design)
Community Trademarks	Cott Beverages Limited	5801105	3/30/2007	BARE ALL
Community Trademarks	Cott Beverages Inc.	4338075	3/14/2005	ROYAL CROWN
Community Trademarks	Cott Beverages Limited	3033131	02/03/2003	RR
Hong Kong	Cott Beverages Inc.	300855414	4/20/2007	RC & Design
Hungary	Cott Beverages Inc.	M0404487	11/9/2004	COTT
India	Cott Beverages Inc.	1267219	2/16/2004	RCQ
India	Cott Beverages Inc.	1282092	5/5/2004	RCQ (Stylized)
India	Cott Beverages Inc.	1472603	7/24/2006	ROYAL CROWN CLUB SODA & Design
Israel	Cott Beverages Inc.	207425	1/13/2008	RC
Israel	Cott Beverages Inc.	207426	1/13/2008	RC COLA ZERO
Israel	Cott Beverages Inc.	207427	1/13/2008	RC COLA ONE
Israel	Cott Beverages Inc.	207819	1/27/2008	RC COLA ZERO & Design
Italy	Cott Beverages Limited	MI/2004/10872	11/3/04	EMERGE
Kazakhstan	Cott Beverages Inc.	38860	4/23/2007	RCQ
Lesotho	Cott Beverages Inc.	LSM0700012	1/19/2007	ROYAL CROWN COLA & RC Design
Libya	Cott Beverages Inc.	10156	2/7/2007	ROYAL CROWN COLA & RC Design
Libya	Cott Beverages Inc.	10157	2/7/2007	DIET RITE & Design
Macao	Cott Beverages Inc.	N27078	2/27/2007	ORIENT EMPORIUM TEA CO.

Country Name	Owner	Application Number	Date	Trademark
Macao	Cott Beverages Inc.	N27077	2/27/2007	ORIENT EMPORIUM TEA CO.
Macedonia	Cott Beverages Inc.	TM2006392	3/30/2006	ROYAL CROWN
Macedonia	Cott Beverages Inc.	TM2006391	3/30/2006	RED RAIN
Malaysia	Cott Beverages Inc.	06000013	1/3/2006	ROYAL CROWN COLA & RC Design
Malaysia	Cott Beverages Inc.	200308128	7/3/2003	ROYAL CROWN
Malaysia	Cott Beverages Inc.	M094284	1/4/1968	ROYAL CROWN COLA
Panama	Cott Beverages Inc.	15670601	11/15/2006	RC & Design
Serbia	Cott Beverages Inc.	Z79606	3/31/2006	RED RAIN
Tunisia	Cott Beverages Inc.	EE060192	2/3/2006	UPPER 10 (Stylized)
Uruguay	Cott Beverages Inc.	383114	7/23/2007	ROYAL CROWN COLA & RC Design
Venezuela	Cott Beverages Inc.	141742007	6/19/2007	RC & Design
Viet Nam	Cott Beverages Inc.	4200506003	5/24/2005	RC & Design

Licenses

United States

Licensor	Licensee	Registration / Application Number	Date	Description
Throwdown Industries, Inc.	Cott Beverages Inc.	None listed: Throwdown Industries owns: 77/373,023 77/363,048 77/349,299	7/20/97	THROWDOWN Word & Logo THROWDOWN BEVERAGE Word & Logo THROWDOWN RAMPAGE Word & Logo THROWDOWN Slogan
Cott Beverages Inc. Throwdown Industries, inc.	IFL Corp. d/b/a/ International Fight League	None listed; see above	2/1/08	“The THROWDOWN trademarks and related servicemarks…”
Xing Beverage LLC	Cott Beverages Inc.	3,289,696 77/312,679 77/312,629 77/313,637	2/20/08	XING TEA XING SODA XING ENERGY XING COFFEE
Cesar Milan MPH-Emery/ Sumner Joint Venture	Cott Beverages Inc.	None listed: MPH owns 3,400,777 77/332,995 77/086,250	2/27/08	DOG WHISPERER WITH CESAR MILAN

Canada

Licensor	Licensee	Registration / Application Number	Date	Description
S.M. Jaleel & Company Limited	Cott Beverages Canada	492,131	31-JAN-1999	CHUBBY Character and Design
S.M. Jaleel & Company Limited	Cott Beverages Canada	891,288	31-JAN-1999	CHUBBY
S.M. Jaleel & Company Limited	Cott Beverages Canada	844,168	31 JAN 1999	Chubby Bottle Distinguishing Guise
Switch Beverage Company, LLC[2]	Cott Beverages Canada, a division of Cott Corporation	1183405	15 DEC 2003	The Switch
DreamWorks Animation L.L.C.	Cott Corporation	013089 (Contract Number)	15-AUG-2007	Merchandise License – Bee Movie
Tetley Canada Inc.	Cott Beverages Canada, a division of Cott Corporation			License to use the TETLEY trademark
Royal Crown Cola Co.	Cott Corporation (predecessor in title Cott Beverages Ltd.)	133753	11-July-1990	DIET RITE License to use in Ontario
Royal Crown Cola Co.	Cott Corporation (predecessor in title Cott Beverages Ltd.)	011519 495018	11-July-1990	ROYAL CROWN License to use in Ontario
Royal Crown Cola Co.	Cott Corporation (predecessor in title Cott Beverages Ltd.)	133753	1-March-1989	DIET RITE License to use in Quebec
Royal Crown Companies, Inc.	Cott Corporation (predecessor in title Atlantic Refreshments Ltd.)	279222	21 November 1984	RC100 License to use in Atlantic Canada
Royal Crown Companies, Inc.	Cott Corporation (predecessor in title Atlantic Refreshments Ltd.)	NFLD002896 011519	21-November-1984	RC ROYAL CROWN License to use in Atlantic Canada

[2]

Cott Beverages Canada, a division of Cott Corporation no longer produces under “The Switch” license as Cott Corporation is unable to sell the product as formulated and labelled under Canadian law. It was agreed between the licensor and Cott Corporation to terminate the license agreement relating to “The Switch” licenses. Cott is still awaiting receipt of the settlement and termination agreement.

Licensor	Licensee	Registration / Application Number	Date	Description
Royal Crown Companies, Inc.	Cott Corporation (predecessor in title Atlantic Refreshments Ltd.)	133753	21-November-1984	DIET RITE License to use in Atlantic Canada
Royal Crown Cola Co.	Mr. Soft Drink (1987) Ltd. (Rights sold to Cott Beverages West Ltd. 5/4/95)	133753	24-July-1987	DIET RITE License to use in Western Canada
Royal Crown Company, Inc.	Cott Corporation (predecessor in title Cott Beverages West, Ltd.)	NFLD002896 011519 133753	15-March-1995	RC ROYAL CROWN DIET RITE License to use in Western Canada

United Kingdom

Licensor	Licensee	Registration/ Application Number	Date	Description
Twentieth Century Fox Licensing and Merchandising, a division of Fox Entertainment Group, Inc.	Cott Beverages Limited		8/17/04	License of artwork depicting characters and “other distinctive creative elements” derived from the television show “24”
Twentieth Century Fox Licensing and Merchandising, a division of Fox Entertainment Group, Inc.	Cott Beverages Limited		4/27/07	License of artwork depicting characters and “other distinctive creative elements” derived from the television show “The Simpsons”
Caribbean Flavors, Ltd.	Cott Beverages Limited		6/29/06	License of the following marks in conjunction with a Manufacturing and Distribution agreement: D&G TING KOLA CHAMPAGNE KOOL KAT OLD JAMAICAN DESNOES & GEDDES

Licensor	Licensee	Registration/ Application Number	Date	Description
Cott Beverages Limited	1) Choice Brands Europe Limited 2) Retail Brands (Holdings) BV 3) Cott UK Limited	1585494	12-SEP-1994	COTT (Classes 30 and 32)
Cott Beverages Limited	Cott Beverages Limited	2102231	7-OCT-1999	BEN SHAWS (Class 32)

Industrial Designs

United Kingdom

Owner	Registration Number	Date	Description
Cott Beverages Limited	3011241	28-FEB-2003	Design of Bottle
Cott Beverages Limited	3011014	20-FEB-2003	Design of Bottle
Cott Beverages Limited	3011013	20-FEB-2003	Design of Bottle

Internet Domain Names

Owner	Registrar	Expiration Date	Domain Name
Cott Corporation	Network Solutions	February 25, 2008	Gl-fit.com
Cott Corporation	Network Solutions	February 25, 2008	Gl-7.com
Cott Corporation	Network Solutions	February 25, 2008	Gl7sportsdrink.com
Cott Corporation	Network Solutions	February 25, 2008	Glfitwater.com
Cott Corporation	Network Solutions	June 13, 2008	Bombshellenergy.com
Cott Corporation	Network Solutions	June 13, 2008	Drinkstarsandstripes.com
Cott Corporation	Network Solutions	June 13, 2008	Gl-7.cn
Cott Corporation	Network Solutions	June 13, 2008	Gl-fit.cn
Cott Corporation	Network Solutions	June 13, 2008	Orientemporium.cn
Cott Corporation	Network Solutions	June 29, 2008	superfruitsbrand.com
Cott Corporation	Network Solutions	July 2, 2008	fortifeline.com
Cott Corporation	Network Solutions	July 2, 2008	fortifido.com
Cott Corporation	Network Solutions	July 3, 2008	Rccolainternational.com
Cott Corporation	Network Solutions	July 31, 2008	cott-beverages.com

Owner	Registrar	Expiration Date	Domain Name
Cott Corporation	Network Solutions	July 31, 2008	redrainvodka.com
Cott Corporation	Network Solutions	August 8, 2008	barealldrinks.com
Cott Corporation	Network Solutions	August 8, 2008	bareallsmoothies.com
Cott Corporation	Network Solutions	August 20, 2008	sparklinghealthbrand.com
Cott Corporation	Network Solutions	September 4, 2008	emergewater.com
Cott Corporation	Network Solutions	September 7, 2008	Orientemporium.com
Cott Corporation	Network Solutions	September 7, 2008	Orientemporiumteaco.com
Cott Corporation	Network Solutions	September 8, 2008	Cott.com
Cott Corporation	Network Solutions	October 11, 2008	Cottvending.com
Cott Corporation	Network Solutions	October 28, 2008	Drinksas.com
Cott Corporation	Network Solutions	October 28, 2008	Billionbubbles.com
Cott Corporation	Network Solutions	October 28, 2008	Drinkvess.com
Cott Corporation	Network Solutions	October 28, 2008	Vesswhistle.com
Cott Corporation	Network Solutions	October 28, 2008	Whistleorange.com
Cott Corporation	Network Solutions	October 29, 2008	Usasoda.us
Cott Corporation	Network Solutions	October 29, 2008	Vintageseltzer.biz
Cott Corporation	Network Solutions	October 29, 2008	Vintageseltzer.net
Cott Corporation	Network Solutions	October 29, 2008	Vintageseltzer.org
Cott Corporation	Network Solutions	October 29, 2008	Vintageseltzer.us
Cott Corporation	Network Solutions	October 29, 2008	Drinkvintage.com
Cott Corporation	Network Solutions	October 29, 2008	Fruitrefreshers.com
Cott Corporation	Network Solutions	October 29, 2008	Seltzer.biz
Cott Corporation	Network Solutions	October 29, 2008	Vess.us
Cott Corporation	Network Solutions	October 29, 2008	Vesssoda.com
Cott Corporation	Network Solutions	October 29, 2008	Vintageseltzer.info
Cott Corporation	Network Solutions	January 7, 2009	Cottsoda.com
Cott Corporation	Network Solutions	January 12, 2009	Aftershockenergy.com
Cott Corporation	Network Solutions	February 5, 2009	Grimreaperenergy.com
Cott Corporation	Network Solutions	February 6, 2009	Lotsapop.com
Cott Corporation	Network Solutions	April 11, 2009	Cottchina.cn
Cott Corporation	Network Solutions	April 11, 2009	Cottshanghai.cn
Cott Corporation	Network Solutions	April 11, 2009	Rccolachina.cn
Cott Corporation	Network Solutions	April 11, 2009	Royalcrownchina.cn
Cott Corporation	Network Solutions	April 11, 2009	Royalcrowncola.cn
Cott Corporation	Network Solutions	May 10, 2009	Drinkclearchoice.com
Cott Corporation	Network Solutions	May 10, 2009	Enjoyclearchoice.com
Cott Corporation	Network Solutions	May 10, 2009	Lifesclearchoice.com
Cott Corporation	Network Solutions	December 27, 2009	Cottnet.com
Cott Corporation	Network Solutions	February 2, 2010	Redrainenergy.com

Copyrights

Owner	Registration Number	Date	Copyright
Cott Corporation Corporation Cott (in the name of a predecessor being Cott Beverages West Ltd. which was a grant of Interest from Brio Beverages Inc.)	46786	May 15, 1997	Happy Natural, Highland Spring, Nice-N-Life, Happy-Up, C’Mon Get Happy, Happy Pop & Design, Giggle, Happy Pop

Schedule 3.06

Disclosed Matters

None.

Schedule 3.10

Canadian Union Plans, Canadian Benefit Plans and Canadian Pension Plans

The following are Canadian Union Plans:

•	Viscount Union: Teamster Canadian Pension Trust Fund; and

•	Plan Pointe Claire Union: Teamsters Canadian Pension Plan, Soft Drink Industry Division;

The following are Canadian Pension Plans:

•	Surrey Union: Employee Registered Retirement Savings Plan (RRSP) ;

•	Calgary Union: Cott Corporation Deferred Profit Sharing Plan/Group Registered Retirement Savings Plans (DPSP/GRSP) Retirement Program;

The following are Canadian Benefit Plans:

•	Common Share Option Plan

•	Share Appreciation Rights

•	Performance Share Unit Plan;

•	Employee Stock Purchase Plan;

•	Officers and Senior Management Executives Performance Bonus; and

•	Reinstated Executive Share Purchase Plans

The Canadian Pension Plans are defined contribution plans.

[Policy numbers obscured]

Schedule 3.14

Insurance

The following sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Effective Date:

1. Executive Risk Liability: provided by Integro Insurance Broker that includes coverage for directors and officers, fiduciary, crime, kidnap and ransom, employment practices, and employed lawyers professional liability.

Coverage	Insurer	Term	Policy No.	Key Limits	Limit Description	Deductible	Deductible Description

Employed Layers Professional Liability Policy	Chubb Insurance Company	November 14, 2007 - 2008	8207-XXXX	$5,000,000	US Aggregate	$500,000	N/A

Corporate Protection Insurance	London KR	November 14, 2007 - 2008	KD014XXXX	$10,000,000 per Insured Event	Ransom	None	N/A

				$10,000,000 per Insured Event	Transit

				Unlimited	Control Risks Group Fees and Expenses

Coverage	Insurer	Term	Policy No.	Key Limits	Limit Description	Deductible	Deductible Description

				$10,000,000 per Insured Event	Additional Expenses

				$10,000,000 per Insured Event	Legal Liability

				$250,000 per Insured Person $1,250,000 in the annual aggregate	Personal Accident

				$10,000,000 per Insured Event and in the annual aggregate	Loss of Earnings Extension

				$100,000 per Work Day $500,000 in the annual aggregate	Computer Virus Business Interruption

				$15,000 per Insured Person $25,000 per Insured Event and in the annual aggregate	Emergency Repatriation

Coverage	Insurer	Term	Policy No.	Key Limits	Limit Description	Deductible	Deductible Description
Excess Directors and Officers Liability	Chubb Insurance Company of Canada	November 14, 2007 - 2008	1012XXXX	$10,000,000 excess of $30,000,000

				$5,000,000 excess of $30,000,000	Prior and Pending Litigation

				$5,000,000 excess of $10,000,000	Drop Down on Pollution Canadian Defense Costs Coverage

Crimeguard Comprehensive Crime Policy	American Home Assurance Company	November 14, 2007 - 2008	112XXXX	$5,000,000	Employee Dishonesty	$75,000	Employee Dishonesty

						$75,000	Loss Inside Premises

				$5,000,000	Loss Inside Premises	$75,000	Loss Outside Premises

				$5,000,000	Loss Outside Premises	$75,000	Money Orders and Counterfeit Paper Currency

				$5,000,000	Money Orders and Counterfeit Paper	$75,000	Depositors Forgery

					Currency	$75,000	Third Party Computer and Funds Transfer Fraud

				$5,000,000	Depositors Forgery	$75,000	Credit Card Forgery

				$5,000,000	Third Party Computer and Funds Transfer Fraud	N/A	Incoming Check Forgery

Coverage	Insurer	Term	Policy No.	Key Limits	Limit Description	Deductible	Deductible Description
				$5,000,000	Credit Card Forgery

				Not Covered	Incoming Check Forgery

Excess Insurance Policy	American Home Assurance Company	November 14, 2007 - 2008	112XXXX	$15,000,000	N/A	$1,500,000	N/A

Employment Practices Liability Insurance	American Home Assurance Company	November 14, 2007 - 2008	112XXXX	$5,000,000	N/A	$500,000	N/A

Employee Benefit Plan Fiduciary Liability Insurance Policy	American Home Assurance Company	November 14, 2007 - 2008	112XXXX	$5,000,000	N/A	$50,000	N/A

Executive Liability and Indemnificaion	Chubb Insurance	November 14, 2007 - 2008	8207-XXXX	$15,000,000	N/A	$500,000	N/A

2. Cott Program at a Glance: provided by Aon Reed Stenhaus Inc. that includes general liability, property, auto, product contamination, marine, and local policies where required by law.

Coverage	Insurer	Term	Policy No.	Key Limits	Limit Description	Deductible	Deductible Description
Commercial General Liability	Chubb Insurance Company	June 1, 2007 - 2008	3577XXXX	$1,000,000	Bodily Injury/Property Damage, per Occurrence	$200,000	General Liability Deductible

Coverage	Insurer	Term	Policy No.	Key Limits	Limit Description	Deductible	Deductible Description
				$2,000,000	U.S. Territory General Aggregate Limit	$25,000	Products/Completed Operations Deductible

				$1,000,000	Aggregate Products/Completed Operations	$275,000	Deductible Aggregate

				$10,000,000	General Aggregate

Umbrella	Chubb Insurance Company	June 1, 2007 - 2008	7974XXXX	$9,000,000	Each Occurrence/ Aggregate where applicable	N/A	N/A

First Excess Liability	Liberty International Underwriters	June 1, 2007 - 2008	XSTO-070052-XXXX	$30,000,000	Each Occurrence/ Aggregate where applicable	N/A	N/A

Second Excess Liability	Chubb Insurance Company	June 1, 2007 - 2008	7970XXXX	$15,000,000	Each Occurrence/ Aggregate where applicable	N/A	N/A

Third Excess Liability	Zurich Insurance Company	June 1, 2007 - 2008	882XXXX	$20,000,000	Each Occurrence/ Aggregate where applicable	N/A	N/A

Fourth Excess Liability	Liberty International Underwriters	June 1, 2007 - 2008	XSTO-070052-XXXX	$10,000,000	Each Occurrence/ Aggregate where applicable	N/A	N/A

Fifth Excess Liability	GCAN Insurance Company	June 1, 2007 - 2008	913XXXX	$15,000,000	Each Occurrence/ Aggregate where applicable	N/A	N/A

U.S. Automobile	Zurich Insurance Company	June 1, 2007 - 2008	BAP37926XXXX	$1,000,000	Third Party Liability, each accident	$5,000	Comprehensive (Tractors/Tandem)

Coverage	Insurer	Term	Policy No.	Key Limits	Limit Description	Deductible	Deductible Description
				Included	Physical Damage Coverage - Comprehensive/Collision	$5,000 $1,000	Collision (Tractors/Tandem)

				$5,000	Medical Payments	$1,000	Comprehensive (Private Passenger/Trucks)

					(where permitted)		Collision (Private Passenger/Trucks)

						$5,000	Comprehensive (Trailers - Open Lot)

Canadian Automobile	Zurich Insurance Company	June 1, 2007 - 2008	999XXXX	$1,000,000 CAD	Third Party Liability - Each Accident	CAD$1,000	All Perils (Light Commercial/Trailers)

						CAD$5,000	All Perils (Mercedes)

				Included	Physical Damage Coverage - All Perils	CAD$2,500	All Perils (All Other)

Mexican Automobile	Grupo Nacional Provincial	March 16 2007 - 2008	7706XXXX	Commercial Value	Property Damage	Percentage of Commercial Value:

				Commercial Value	Total Robbery	3%	Property Damage (autos)

				$1,250,000	Civil Liability	5%	Property Damage (trucks)

				$550,000	Medical Expenses for Occupants (autos only)	0%	Total Robberty (autos)

				$13,000	Help for Total Losses	10%	Total Robbery (trucks)

						20%	Windshields

Coverage	Insurer	Term	Policy No.	Key Limits	Limit Description	Deductible	Deductible Description
Products Contamina-tion	AIG	September 18 2006 - 2007	759XXXX	$10,000,000	Accidental Contamination - Per	$2,000,000	Each Accidental Contamination
				$10,000,000	Event/Aggregate	$2,000,000	Each Malicious Product Tampering
				$10,000,000	Malicious Product Tampering - per event/aggregate
				$10,000,000	Product Extortion - per event/aggregate
					Annual Policy Aggregate
Property/ Business Interruption (Primary)	Zurich Insurance Company 50%	June 1 2007 - 2008	1XXXX	$50,000,000	Limit of Liability, per Occurrence	$250,000	Per occurrence except:
					Earthquake (Aggregate Limits)	CAD $250,000	In Canada
	American Home Insurance Company 50%			$50,000,000 $50,000,000 $50,000,000 $20,000,000 $50,000,000 $50,000,000	UK Canada U.S. California Zone 1 Mexico Windstorm (Aggregate Limits)	5 days, min. $250,000 2 days, min. $250,000 2 days, min. $250,000 5% of TIV, min.	Contingent Business Interruption Data Programs, Software Computer Systems, Non-Physical Damage Earthquake California, BC, Quebec

Coverage	Insurer	Term	Policy No.	Key Limits	Limit Description	Deductible	Deductible Description
				$50,000,000 $50,000,000 $50,000,000 $50,000,000 $50,000,000	UK Canada U.S. Tier 1 Mexico	$250,000 3% of TIV, min. $250,000	All Other

					Flood (Aggregate Limits)		Flood (5 Locations) Tampa, FL

				$50,000,000 $50,000,000 $50,000,000 $50,000,000 $50,000,000	UK Canada U.S. Zone A Mexico	$100,000 $500,000	San Bernardino, CA Columbus, GA (2) Maryland Heights, MO if NFIP in place if NFIP is not in place

Property/ Business Interruption (2nd Excess)	Zurich Insurance Company 25%/	June 1 2007 - 2008	1XXXX	$300,000,000	Limit of Liability, per Occurrence Earthquake (Aggregate Limits)	N/A	N/A

	Allianz Global Risks 75%			$300,000,000 $50,000,000 $50,000,000	UK Canada U.S. Windstorm (Aggregate Limits)

				$300,000,000 $50,000,000 $50,000,000	UK Canada U.S.

Coverage	Insurer	Term	Policy No.	Key Limits	Limit Description	Deductible	Deductible Description
				$300,000,000 $50,000,000 $50,000,000	Flood (Aggregate Limits) UK Canada U.S.
Boiler and Machinery	Chubb Insurance Company	June 1 2007 - 2008	7642XXXX	$200,000,000	Combined Limit, any one accident	$250,000 24 hours	All Coverages combined Services Interruption - Waiting Period
Terrorism - Canadian/ Mexico/ Holland	American Home Insurance Company	June 1 2007 - 2008	297XXXX	$75,000,000	Per Loss/Aggregate	$250,000	Per Loss
Terrorism - U.S.	Lexington Insurance Company	June 1 2007 - 2008	757XXXX	$75,000,000	Per Loss/Aggregate	$250,000	Per Loss
Terrorism - U.K.	Pool Re (via Zurich Insurance Company/ Allianz Global Risks)		TBA	$100,000,000 plus approx. 84% of $300,000,000 excess of $100,000,000	Per Loss/Aggregate	$250,000	Per Loss
NFIP - Tampa, FL	Travelers Casualty & Surety Co.	February 28 2007 - 2008	600400XXXX	$500,000 $500,000	Building Contents	$5,000 $5,000	Building Contents
NFIP - San Bernardino, CA	Fidelity National Insurance Company	January 4 2007 - 2008	O4251000XXXX	$500,000 $500,000	Building Contents	$5,000 $5,000	Building Contents

Coverage	Insurer	Term	Policy No.	Key Limits	Limit Description	Deductible	Deductible Description
NFIP – Columbus, GA (1000 10th Ave)	Fidelity National Insurance Company	March 14 2007 - 2008	10770095XXXX	$500,000 $500,000	Building Contents	$5,000 $5,000	Building Contents

NFIP – Columbus, GA (1001 10th Ave)	Fidelity National Insurance Company	April 13 2007 - 2008	10770094XXXX	$500,000	Contents	$5,000	Contents

NFIP – Maryland Heights, MO (2525 Schuetz Rd.)	Fidelity National Insurance Company	March 27 2008 - 2009	24251028XXXX	$500,000 $500,000	Building Contents	$5,000 $5,000	Building Contents

Ocean Marine Cargo	Chubb Insurance Company	November 1 2006 - 2007	782XXXX	$750,000	Any One Shipment	$500 $10,000	Each Accident/Occurrence Inland Transit Shipments (within World)

UK Employers’ Liability	Zurich Insurance Company	May 31 2007 - May 30 2008	054/2MCT/ IF90XXXX	£10,000,000 £5,000,000	Any one Occurrence Any one event arising out of Terrorism	N/A	N/A

UK Engineering	Bureau Veritas Plant Safety	May 31 2007 - May 30 2008	JFD04XXXX	N/A	N/A	N/A	N/A

Coverage	Insurer	Term	Policy No.	Key Limits	Limit Description	Deductible	Deductible Description
UK Automobile	Axa Insurance UK Plc	May 31 2007 - May 30 2008	BMFLE141XXXX	£20,000,000	Private Motor Fleet (Third Party Property Damage)	£250	All Types Accidental, Fire, Theft

				£5,000,000	Commercial Motor Fleet	£50	Private Motor / Commercial Motor

				£5,000,000	(Third Party Property Damage)		Windscreen (cover limited to £100 unless Axa approved repairer used)

					Special Types (Third Party Property Damage)

UK Group Travel and Personal Accident	Lloyds of London (Impact Underwriting Ltd)	May 31 2007 - May 30 2008	B683970800XXXX	Various £5,000,000 £2,000,000	Personal Accident Group Travel Medical and Travel Expenses Personal Liability	N/A	N/A

UK Business Personal Accident and Travel Policy (Nelson)	New Hampshire Insurance Company (AIG)	June 1 2007 - May 31 2008	1058XXXX	£10,000,000 £25,000,000 £25,000,000	Any one Accident Scheduled Aircraft Accumulation Limit Non-scheduled Aircraft Accumulation Limit	N/A	N/A

Coverage	Insurer	Term	Policy No.	Key Limits	Limit Description	Deductible	Deductible Description
Soft Drinks Crown Purchase Bond for West Virginia	ACE	July 7 2007 - 2008	T0059XXXX	$1,000,000	N/A	N/A	N/A

Alcohol Bond for Georgia	ACE	July 20 2007 - 2008	T0059XXXX	$200,000	Manufacturers of Non-beverage Products	N/A	N/A

Kentucky Surety Bond	ACE	March 17 2007 - 2008	K0701XXXX	$50,000	Power Bond	N/A	N/A

Schedule 3.15

Capitalization and Subsidiaries

Exact Legal Name of Entity	Record Owner (Beneficial Owner if Different)	Type of Entity	Number of Shares or Interests Owned	Number of Shares of Interests Outstanding

Cott Corporation Corporation Cott	Public Company	Corporation	N/A	a) 71,871,330 common shares (as of February 19, 2008) b) No preferred shares

156775 Canada Inc.	Cott Corporation Corporation Cott	Corporation	1 common share	1 common share

967979 Ontario Limited	Cott Corporation Corporation Cott	Corporation	a) 10,088,608 common shares b) 800,000 Junior Preference shares c) No Senior Preference shares	a) 10,088,608 common shares b) 800,000 Junior Preference shares c) No Senior Preference shares

804340 Ontario Limited	Cott Corporation Corporation Cott	Corporation	1 common share	1 common share

2011438 Ontario Limited	Cott Corporation Corporation Cott	Corporation	1 common share	1 common share

Cott Retail Brands Limited	BCB European Holdings	Private company limited by shares	69,757,944 ordinary £1 shares	69,757,944 ordinary £1 shares

Cott Limited	Cott Retail Brands Limited	Private company limited by shares	a) 3,810,800 ‘A’ ordinary shares of 10 pence each b) 1,445,476 preferred ordinary shares of 10 pence each c) No preference shares	a) 3,810,800 ‘A’ ordinary shares of 10 pence each b) 1,445,476 preferred ordinary shares of 10 pence each c) No preference shares

Cott Europe Trading Limited	Cott Retail Brands Limited	Private company limited by shares	1,860,708 ordinary £1 shares	1,860,708 ordinary £1 shares

Exact Legal Name of Entity	Record Owner (Beneficial Owner if Different)	Type of Entity	Number of Shares or Interests Owned	Number of Shares of Interests Outstanding

Cott Beverages Limited	Cott Retail Brands Limited	Private company limited by shares	a) 49,623,610 ordinary shares £1 shares b) 2,000 preference shares£1 shares	a) 49,623,610 ordinary shares £1 shares b) 2,000 preference shares £1 shares

Cott Private Label Limited	Cott Beverages Limited	Private company limited by shares	a) 25,000 ‘A’ ordinary shares b) 221,469 ‘B’ ordinary shares c) 753,531 ‘C’ ordinary shares	a) 25,000 ‘A’ ordinary shares b) 221,469 ‘B’ ordinary shares c) 753,531 ‘C’ ordinary shares

Cott Nelson (Holdings) Limited	Cott Beverages Limited	Private company limited by shares	162,669 ordinary £1 shares	162,669 ordinary £1 shares

Cott (Nelson) Limited	Cott Nelson (Holdings) Limited	Private company limited by shares	88,751 ordinary £1 shares	88,751 ordinary £1 shares

Cott USA Finance LLC	Cott Corporation Corporation Cott	Limited liability company	680,001 LLC interests	680,001 LLC interests

Cott Holdings Inc.	Cott Corporation Corporation Cott	Corporation (dually incorporated) and a Nova Scotia Limited Company	a) 101 common shares b) 387 Class A preferred shares c) 1 Class B preferred share	a) 101 common shares b) 387 Class A preferred shares c) 1 Class B preferred share

Cott USA Receivables Corporation	Cott USA Corp.	Corporation	100	100

Interim BCB, LLC	Cott Beverages Inc.	Limited liability company	None – Single Member Limited Liability Company	None – Single Member Limited Liability Company

Cott Vending Inc.	Cott Beverages Inc.	Corporation	1,000 shares	1,000 shares

Cott Investment, L.L.C.	Cott Corporation Corporation Cott /90% 804340 Ontario Limited/10%	Limited liability company	LLC interest/90% LLC interest/10%	LLC interest/90% LLC interest/10%

Exact Legal Name of Entity	Record Owner (Beneficial Owner if Different)	Type of Entity	Number of Shares or Interests Owned	Number of Shares of Interests Outstanding

Cott USA Corp.	Cott Holdings Inc.	Corporation	4,213.698 shares common stock	4,213.698 shares common stock

Cott Beverages Inc.	Cott USA Corp.	Corporation	998.135 shares common stock	998.135 shares common stock

CB Nevada Capital Inc.	Cott USA Corp.	Corporation	50.02 shares common stock	50.02 shares common stock

Cott Retail Brands Netherlands BV	Cott Retail Brands Limited	Limited liability company	400 ordinary shares	400 ordinary shares

Cott International Trading Ltd.	Cott Corporation Corporation Cott	International business company	53,878,575 common shares	53,878,575 common shares

Cott International SRL	Cott Investment, L.L.C./99% Cott International Trading Ltd./1%	International society with restricted liability	a) 99 common quotas b)1 common quota	a) 99 common quotas b)1 common quota

Cott (Barbados) IBC Ltd.	Cott Corporation Corporation Cott	International business company	100 common shares	100 common shares

Cott do Brasil Industria, Comercio, Importacao e Exportacao de Bebidas e Concentrados Ltda	a) Cott Corporation Corporation Cott and b) 804340 Ontario Limited	Limited liability company	a) 1,270,269 quotas b) 12,831 quotas	a) 1,270,269 quotas b) 12,831 quotas

BCB International Holdings	Cott Corporation Corporation Cott	Exempted Company	72,580,645 ordinary shares	72,580,645 ordinary shares

BCB European Holdings	BCB International Holdings	Exempted Company	71,766,025 ordinary shares	71,766,025 ordinary shares

Cott (Shanghai) Trading Co., Ltd.	Cott (Hong Kong) Limited	Limited liability company and independent legal person	USD 1,400,000 as registered capital	USD 1,400,000 as registered capital

Cott (Hong Kong) Limited	Cott (Barbados) IBC Ltd.	Private limited liability company (limited by shares)	1 ordinary shares of $1.00 each	1 ordinary shares of $1.00 each

Exact Legal Name of Entity	Record Owner (Beneficial Owner if Different)	Type of Entity	Number of Shares or Interests Owned	Number of Shares of Interests Outstanding
Cott Embotelladores de Mexico, S.A. de C.V.	Cott Corporation Corporation Cott/99.375% Embotelladora de Puebla, S.A. de C.V./0.625%	Limited liability corporation of variable capital	a) 1 Series I, Class A Share	a) 1 Series I, Class A Share - Embotelladora de Puebla, S.A. de C.V.

			b) 49,999 Series I, Class B Shares	b) 49,999 Series I, Class B Shares - Cott Corporation Corporation Cott

			c) 399,999 Series II, Class A Shares	c) 399,999 Series II, Class A Shares - Embotelladora de Puebla, S.A. de C.V.

			d) 3,550,001 Series II, Class B Shares	d) 3,550,001 Series II, Class B Shares – Cott Corporation Corporation Cott

			e) 60,000,000 Series II, Class C Shares	e) 60,000,000 Series II, Class C Shares – Cott Corporation Corporation Cott

Cott Maquinaria y Equipo, S.A. de C.V.	Cott Embotelladores de México, S.A. de C.V. / 0.0019% Cott Corporation / 97.49% Embotelladora Puebla, S.A. de C.V. / 2.50%	Limited liability corporation of variable capital	a) 1 Series “A” Share	a) 1 Series “A” Share - Cott Embotelladores de México, S.A. de C.V.

			b) 49,999 Series “A” Share	b) 49,999 Series “A” Share - Cott Corporation

			c) 1,283 Series “B” Shares	c) 1,283 Series “B” Shares - Embotelladora de Puebla, S.A. de C.V.

Exact Legal Name of Entity	Record Owner (Beneficial Owner if Different)	Type of Entity	Number of Shares or Interests Owned	Number of Shares of Interests Outstanding
Ad Personales, S.A. de C.V.	Mexico Bottling Services, S.A. de C.V. 50% Servicios Gerenciales de México, S.A. de C.V. 50%	Limited liability corporation of variable capital	50,000 Class I Shares	50,000 Class I Shares

Mexico Bottling Services, S.A. de C.V.	2011438 Ontario Limited/2% 804340 Ontario Limited/98%	Limited liability corporation of variable capital	50 Class I Shares	50 Class I Shares

Servicios Gerenciales de Mexico, S.A. de C.V.	2011438 Ontario Limited/2% 804340 Ontario Limited/98%	Limited liability corporation of variable capital	50 Class I Shares	50 Class I Shares

Northeast Finco Inc.	Cott Beverages Inc.	Corporation	100 shares	100 shares

Cott NE Holdings Inc.	Northeast Finco Inc.	Corporation	100 shares	100 shares

Northeast Retailer Brands LLC	Cott NE Holdings Inc./51% Polar Corp./48% Adirondack Beverages Corp./1%	Limited liability company	100 Limited Liability Company Interests	100 Limited Liability Company Interests

Schedule 3.16

Jurisdictions for Filings and Mortgages

Type of Filing	Entity	Applicable Collateral Document [Mortgage, Security Agreement or Other]	Jurisdictions and Filing Offices

PPSA and RDPRM	Cott Corporation Corporation Cott	Security Agreement and Hypothec	Ontario, British Columbia, Alberta, Quebec, New Brunswick and Nova Scotia

PPSA	156775 Canada Inc.	Security Agreement	Ontario

PPSA	967979 Ontario Limited	Security Agreement	Ontario

PPSA	804340 Ontario Limited	Security Agreement	Ontario

PPSA	2011438 Ontario Limited	Security Agreement	Ontario

PPSA	Cott Holdings Inc.	Security Agreement	Ontario and Nova Scotia

Form 395 (Particulars of a Mortgage or Charge)	Cott Retail Brands Limited	Rent Deposit Deed, Debenture	Companies House (England and Wales)

Form 395 (Particulars of a Mortgage or Charge)	Cott Limited	Debenture	Companies House (England and Wales)

Form 395 (Particulars of a Mortgage or Charge)	Cott Europe Trading Limited	Debenture	Companies House (England and Wales)

Form 395 (Particulars of a Mortgage or Charge)	Cott Beverages Limited	Debenture, Share Charge	Companies House (England and Wales)

Form 395 (Particulars of a Mortgage or Charge)	Cott Private Label Limited	Debenture	Companies House (England and Wales)

Form 395 (Particulars of a Mortgage or Charge)	Cott (Nelson) Limited	Debenture	Companies House (England and Wales)

Form 395 (Particulars of a Mortgage or Charge)	Cott Nelson (Holdings) Limited	Debenture	Companies House (England and Wales)

UCC	Cott Corporation Corporation Cott	UCC-1 Financing Statement	District of Columbia Recorder of Deeds

UCC	156775 Canada Inc.	UCC-1 Financing Statement	District of Columbia Recorder of Deeds

UCC	967979 Ontario Limited	UCC-1 Financing Statement	District of Columbia Recorder of Deeds

UCC	804340 Ontario Limited	UCC-1 Financing Statement	District of Columbia Recorder of Deeds

Type of Filing	Entity	Applicable Collateral Document [Mortgage, Security Agreement or Other]	Jurisdictions and Filing Offices

UCC	2011438 Ontario Limited	UCC-1 Financing Statement	District of Columbia Recorder of Deeds

UCC	Cott Holdings Inc.	UCC-1 Financing Statement	District of Columbia Recorder of Deeds

UCC	Cott Holdings Inc.	UCC-1 Financing Statement	Delaware Secretary of State

UCC	Cott Holdings Inc.	UCC-1 Financing Statement	Florida Secretary of State

UCC	Cott USA Finance LLC	UCC-1 Financing Statement	Delaware Secretary of State

UCC	Cott USA Receivables Corporation	UCC-1 Financing Statement	Delaware Secretary of State

UCC	Interim BCB, LLC	UCC-1 Financing Statement	Delaware Secretary of State

UCC	Cott Vending Inc.	UCC-1 Financing Statement	Delaware Secretary of State

UCC	Cott Investment, L.L.C.	UCC-1 Financing Statement	Delaware Secretary of State

UCC	Cott USA Corp.	UCC-1 Financing Statement	Georgia Cooperative Authority

UCC	Cott Beverages Inc.	UCC-1 Financing Statement	Georgia Cooperative Authority

UCC	CB Nevada Capital Inc.	UCC-1 Financing Statement	Nevada Secretary of State

Security Instrument	156775 Canada Inc. on behalf of Cott Corporation Cott as beneficial holder	Mortgage	Land Title Division of the Peel Land Registry Office

Mortgage	Cott Beverages Inc.	Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing	St. Louis County Recorder of Deeds

Intellectual Property	Cott Corporation Corporation Cott	Trademark Security Filing/Patent Security Filing/Copyright Security Filing	PTO/CIPO

Intellectual Property	Cott Beverages Inc.	Trademark Security Filing	PTO

Schedule 5.15

Post-Closing Covenants

1.	Either (a) within 10 days following the Effective Date, deliver or cause to be delivered to the Administrative Collateral Agent, with respect to each Deposit Account held by the Company with the Bank of Montreal an executed Control Agreement with the Bank of Montreal for each such Deposit Account or (b) within 30 days following the Effective Date, move such Deposit Accounts to an account that is subject to an executed Control Agreement.

2.	Within 15 Business Days following the Effective Date, use commercially reasonable best efforts to deliver or cause to be delivered to the Administrative Collateral Agent, an acknowledgment and confirmation of Leasecor Equipment Finance (or a trustee, receiver or agent of such secured party) confirming that the security interests granted pursuant to two financing statements (and all amendments thereto) registered under the Personal Property Security Act (Ontario) in favour of Leasecor Equipment Finance (bearing file reference numbers 620224623 and 620035668) do not extend to the Administrative Collateral Agent’s Collateral or are limited only to the equipment described in the general collateral description of such financing statements (and all amendments thereto), or, alternatively, evidence that such financing statements (and all amendments thereto) have been discharged.

3.	Within 10 Business Days following the Effective Date, use commercially reasonable best efforts to deliver or cause to be delivered to the Administrative Collateral Agent, an acknowledgment and confirmation of Praxair Canada Inc. confirming that the security interests granted pursuant to financing statements registered under the Personal Property Security Act (Alberta) (base registration no. 07092738462), Personal Property Security Act (British Columbia) (base registration no. 8394647) and Personal Property Security Act (New Brunswick) (registration no. 5031119, renewed by 8425689), each in favour of Praxair Canada Inc. do not extend to the Administrative Collateral Agent’s Collateral or are limited only to the equipment described in the general collateral description of such financing statements (as amended thereto), or, alternatively, evidence that such financing statements (as amended thereto) have been discharged.

4.	On or before April 30, 2008, at its sole cost and expense, cause Donald E. Roberts Ltd., Ontario Land Surveyors, (“Surveyor”) to prepare, file and cause to be registered as a reference plan in the proper land registry office a reference plan of the Mississauga Property, the boundaries of which are shown on the Surveyor’s Real Property Report under Ref. No. 08 – 6843 for the Surveyor, and to deliver to the Administrative Collateral Agent two whiteprints of the reference plan, as registered.

5.	Within 60 days following the determination of the Administrative Collateral Agent to include the property known as 333 Avro Ave, Pointe-Claire, Quebec (the “Pointe-Claire Property”) as an Eligible Real Property, to (a) register or cause to be registered in favour of the Administrative Collateral Agent, the applicable Quebec Security Documents on title to the Pointe-Claire Property and provide the Administrative Collateral Agent with evidence of same, (b) obtain a satisfactory certificate of location with respect to the Pointe-Claire Property, and (c) provide evidence of adequate title insurance with respect to the Pointe-Claire Property in accordance with the provisions of Section 4.01(q) of this Agreement.

6.	Within 20 days following the Effective Date, deliver or cause to be delivered to the Administrative Collateral Agent, landlord waivers executed by the applicable landlords with respect to the following leased properties: (a) 4901/5001 – 64th Avenue, Calgary, Alberta and (b) 15050-54A Avenue, Surrey, British Columbia.

7.	Within 45 days following the Effective Date, use commercially reasonable best efforts to deliver or cause to be delivered to the Administrative Collateral Agent, collateral access agreements executed by the applicable co-packagers, bailees or warehousemen with respect to leased properties located in Canada.

8.	Within 90 days following the Effective Date, deliver or cause to be delivered to the Administrative Collateral Agent, evidence of the release of security interests in favour of Wachovia Bank, National Association noted on the public record at the Canadian Intellectual Property Office with respect to certain trademarks owned by the Company as set out in the payoff letter delivered by Wachovia Bank, National Association in connection with the Existing Credit Agreement.

9.	Within 60 days following the Effective Date, deliver or cause to be delivered to the Administrative Collateral Agent, evidence of the discharge of the registration of the conventional hypothec without delivery granted by the Company to Hymus Developments Inc. and registered at the Register of Personal and Movable Real Rights on March 6, 2000 under number 00-0052838-0006.

10.	Within 30 days following the Effective Date, use commercially reasonable best efforts to deliver or cause to be delivered to the Administrative Collateral Agent, a release and termination, in form suitable for recording in the United States Patent and Trademark Office (the “USPTO”) of the lien granted to General Electric Credit Corporation on December 28, 1978, which was recorded in the USPTO on September 28, 1979.

11.	Within 30 Business Days following the Effective Date, use commercially reasonable best efforts to deliver or cause to be delivered to the Administrative Collateral Agent, copies of official government documents and/or executed assignments sufficient to evidence the missing steps in the chain of title to the following trademarks: COTT (Reg No. 540, 457); COTT (Reg. No. 679,364): COTT (reg. No. 749,859).

12.	Within 60 days following the Effective Date, the Company will submit for recordation in any relevant intellectual registry throughout the world, assignments and/or other necessary documentation, necessary to bring title to substantially all intellectual property registrations and applications acquired from Royal Crown Company (including the “RC” and “Royal Crown” marks) into the name of Cott Beverages Inc. or other Loan Party, to the extent that record ownership to such registrations and applications is not already standing in such Loan Party’s names.

13.	Within 14 days following the Effective Date, use commercially reasonable best efforts to deliver or cause to be delivered to the Administrative Collateral Agent, with respect to the property located at 4238 Director Drive, San Antonio, TX, proof that the record title holder of such property is Cott Beverages Inc.

14.	Within 60 days following the Effective Date, deliver or cause to be delivered to the Administrative Collateral Agent, the deliverables set forth on Annex I hereto and take or cause to be taken the actions set forth on Annex I hereto, in each case to the reasonable satisfaction of the Administrative Collateral Agent.

15.	Within 30 days following the Effective Date, deliver or cause to be delivered to the UK Security Trustee stock transfer forms in respect of the issued share capital of Cott Europe Trading Limited, Cott Limited, Cott Beverages Limited, Cott Private Label Limited, Cott Nelson (Holdings) Limited and Cott (Nelson) Limited, such stock transfer forms to be duly executed by the holder of such shares and to be in the revised form of stock transfer contemplated by the United Kingdom budget in March 2008.

16.	Within 5 Business Days following the Effective Date, deliver or cause to be delivered to the Administrative Collateral Agent the original Promissory Note, dated October 10, 2002, between CB Nevada Capital Inc. and Cott Beverages Inc., if the same is in the possession of a Loan Party, together with a duly executed original allonge thereto.

17.	Within 3 Business Days following the Effective Date, deliver or cause to be delivered to the Administrative Collateral Agent, evidence of (i) the acceptance by the Process Agent of its appointment as process agent by the UK Borrower and (ii) the appointment of the Company and the U.S. Borrower as the Process Agent for each other Loan Party that is not organized under the laws of any State of the United States.

Annex I to Schedule 5.15

Post-Closing Actions and Deliverables for the Mexican Entities’ Guarantees.

Main Mexican Guarantee Documents:

•	Mexican Guarantee Agreement (“MGA”);

•	Mexican Stock Pledge Agreement (“MPSA”), and Mexican Assets Pledge Agreement (“MAPA”)

Mexican Entities:	Mexico Bottling Services, S.A. de C.V. (“Mexico Bottling”);
Servicios Gerenciales de Mexico, S.A. de C.V. (“SGM”);
AD Personales, S.A. de C.V. (“AD”);
Cott Embotelladores de Mexico, S.A. de C.V. (“Cott
Embotelladores”); and
Cott Maquinaria y Equipo, S.A. de C.V. (“Cott Maquinaria”).

Mexican Limited Guarantors:	Cott Embotelladores
Cott Maquinaria

General Actions and Deliverables:

1.-	Execution of the MGA by each and all of Mexico Bottling, SGM, AD, Cott Embotelladores and Cott Maquinaria (provided that the MGA executed by the Mexican Limited Guarantors shall be a limited Guaranty); the MGA shall be executed before a Notary Public with jurisdiction in their place of execution, and apostilled for its validity in Mexico (as the case may be):

2.-	Execution of the MSPA by each and all of Mexico Bottling, SGM, AD, Cott Embotelladores and Cott Maquinaria, and by each and all of Cott Corporation, Cott Embotelladores, Mexico Bottling, SGM, 804340 Ontario Limited and 2011438 Ontario Limited (and any other legal entities as may result to be shareholders of record of each and all of Mexico Bottling, SGM, AD, Cott Embotelladores and Cott Maquinaria, respectively, and except for Embotelladora de Puebla S.A. de C.V., the totality of the shareholders of the Pledge Shares (as such term is defined below) issued by each of Mexico Bottling, SGM, AD, Cott Embotelladores and Cott Maquinaria (jointly, the “Granting Shareholders”); the MSPA shall be executed before a Notary Public with Jurisdiction in their place of execution, and apostilled for its validity in Mexico (as the case may be):

3.-	Execution of the MAPA by each and all of Mexico Bottling, SGM, AD, Cott Embotelladores and Cott Maquinaria (provided that the Liens on the assets of the Mexican Limited Guarantors created by the MAPA executed by the Mexican Limited Guarantors shall secure only their obligations under the Limited Guaranty); the MAPA shall be executed before a Notary Public with jurisdiction in their place of execution, and shall appoint individuals on behalf of the Administrative Collateral Agent (as such term is defined in the Credit Agreement) to protocolize the document in Mexico before a Mexican Notary Public, for its registration in the relevant Public Register of Commerce. The MAPA will additionally need to be translated into Spanish by a Mexican court-approved translator for the Mexican protocolization to be feasible;

4.-	Legal opinion from the Mexican counsel of each of Mexico Bottling, SGM, AD, Cott Embotelladores and Cott Maquinaria, regarding the validity, due issuance and enforceability (among other common and reasonable Mexican law issue) of the MGA, MSPA and MAPA;

5.-	Legal opinion from the counsel authorized to practice law in the jurisdiction of incorporation of each of the Granting Shareholders, regarding the validity, due issuance of the Pledged Shares and enforceability (among other common and reasonable issues under applicable law) of their respective issuance of the MSPA regarding their respective shares issued by each of the Mexico Bottling, SGM, AD, Cott Embotelladores and Cott Maquinaria;

6.-	Shareholders’ resolutions of each of the Mexico Bottling, SGM, AD, Cott Embotelladores and Cott Maquinaria, approving the guaranteed transaction and each of such parties’ respective execution, as applicable, of the MGA, MSPA and MAPA, the granting of the pledge of the Pledged Shares, and the granting of the special powers of attorney required to execute each of the MGA, MSPA and MAPA; these resolutions will need to be protocolized before a Mexican Notary Public and registered in the Public Register of Commerce in which each of the Mexico Bottling, SGM, AD, Cott Embotelladores and Cott Maquinaria are registered;

7.-	Any and all other documents which may be reasonable required, appropriate or convenient in order to duly formalize each of the MGA, MSPA and MAPA under Mexican law, as may be required by the Administrative Collateral Agent from time to time and until such time in which the MGA, MSPA and MAPA have been duly formalized in accordance with applicable law.

Additional Actions and Deliverables under the MSPA:

8.-	The physical and legal delivery by each of the Granting Shareholders to the Administrative Collateral Agent of the originals of each and all of the following share certificates (the “Pledged Shares”) evidencing their respective pledge, duly endorsed as transferred in pledge in accordance with Mexican law, in favor of the Administrative Collateral Agent:

Issuing Company Name	Issued To	Type of Shares	Certificate No.
Cott Embotelladores	Cott Corporation	Series I Class B	1

Cott Embotelladores	Cott Corporation	Series II Class B	1

Cott Embotelladores	Cott Corporation	Series II Class C	3

Cott Maquinaria	Cott Embotelladores	Series A	1

Cott Maquinaria	Cott Corporation	Series A	2

AD	Mexico Bottling	Series 1	1

AD	SGM	Series 1	2

Mexico Bottling	804340 Ontario Limited	Class 1	1

Mexico Bottling	2011438 Ontario Limited	Class 1	2

SGM	804340 Ontario Limited	Class 1	1

SGM	2011438 Ontario Limited	Class 1	2

9.-	The delivery to the Administrative Collateral Agent of a certificate issued by the secretary of the issuer of each of Mexico Bottling, SGM, AD, Cott Embotelladores and Cott Maquinaria, certifying as to the completeness and duly formalization of the registration of the relevant Pledged Shares of each such legal entity in its respective books and records, and attaching (a) a notarial copy of such relevant records, (b) a notarial copy of each bylaws amendment which has been adopted by the relevant issuer of the Pledge Shares as of the delivery date, and D(d) a notarial copy of the relevant public deed through which the shareholders’ resolution (as mentioned in paragraph 6 above) has been protocolized in Mexico including evidence of its registration in the Public Registry of Commerce.

Schedule 6.01

Existing Indebtedness

Debtor	Lender	Amount outstanding as of the Effective Date
Cott Beverages Inc.	Supervalu, Inc.	$775,000.00

Schedule 6.02

Existing Liens

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC or Equivalent	Description of Collateral

Cott Retail Brands Limited	Bicc Public Limited Company	England and Wales (Companies House)	Created 18/05/94 Filed 21/05/94 (Registered)[3]	Rent Deposit Deed	£21,385 deposited by the Company with its landlords Bicc Public Company Limited

[3]	The Company is endeavoring to have this lien released.

Schedule 6.02-A

Permitted Sidel Liens

1. Liens on the following assets:

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral

Cott Beverages Inc.	General Electric Capital Corporation	Georgia Cooperative Authority (Cobb Co.)	0332008-01286/ 2-5-2008	UCC Initial	All of Debtor’s right, title and interest of whatever kind or description (including contract rights and general intangibles), whether now existing or hereafter created, in and to (a) any equipment and other assets described below and/or on any exhibit, annex, and/or schedule to the UCC-1 Financing Statement (which is considered an integral part thereof), plus all existing and future replacements, exchanges and substitutions therefor, and parts, attachments, accessories, accessions and additions thereto, (b) all purchase orders, contracts, agreements, and/or other documents issued by Debtor to, or entered into by Debtor with, any vendor or supplier with respect to the foregoing

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral

(including, without limitation, any and all rights to receive any payments from any vendor or supplier thereof, whether or not in connection with any damage, loss or casualty occurrence relating thereto), and (c) any and all insurance, lease, sublease and other products and proceeds of any of the foregoing (including, without limitation, any insurance proceeds received under any vendor’s or supplier’s insurance policies).

Equipment and Other Assets:

2 sets of Sidel Packaging Equipment including Combi: SBO 20 Universal with 60-Valve Europa Filler/20 Head Arat Capper, Alla Rollquallro F25/18T Labeler, Cermex TSM4, Tray Shrink Wrapper, Cermex P432 Layer-by-Layer Pallatizer. Wulltac WCRT 200 Stretchwrapper,,

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral

Republic RB 1200Bottle Drying System, Filtec FT50B Inspection System Domino S200+B Laser Bottle Coder, Videojet Excel 2000 Film/Pack Coder, Diaraph Pallet Labeler, Sidel Conveyor: Bottle and Case Converyor, High Pressure Compressor, Low Pressure Compressor, Chiller, Cooling Tower

1 set of Sidel Packaging Equipment including: Sidel Conveyor: Air/Bottle High Pressure Compressor, Chiller, Cooling Tower

1 set of Sidel Packaging including Combi: 580 20 Universal with 60-Valve Europa Filler/20 Head Arat Capper, Sidel Conveyor: Bottle and Case Converyor, High Pressure Compressor, Low Pressure Compressor, Chiller, Cooling Tower

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral
and all other equipment , attachments and accessories thereto as described in that Agreement for Delivery of Two Partial Lines dated as of 9/28/07 by and between Sidel Canada, Inc. and Cott Beverages Inc.

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral
Cott Beverages Inc.	General Electric Capital Corporation	San Bernadino County, CA	2008-0048798/ 2-1-08	UCC Fixture	Sidel Packaging Equipment including: SBO 20 Universal with 60-Valve Europa Filer/20 Head Ar0l Capper, Alfa Rollquattro F25/18T Labeler, Cermex TSM4 Tray Shrink Wrapper, Cermex P432 Layer-By-Layer Palletizer, Wulftec WCRT-200 Stretchwrapper, Republic RB 1200 Bottle Dying System, Filtec FT50B Inspection System, Domino S200+B Laser Bottle Coder, Videoject Excel 2000 Film/Pack Coder, Diaraph Pallet Labeler, Sidel Conveyor: Bottle & Case Conveyor, High Pressure Compressor, Low Pressure Compressor, Chiller, Cooling Tower, and all other equipment, attachments, and accessories thereto described in that Agreement for Delivery of Two Full Lines and Two Partial Lines dated as of 9/28/07 by and between Sidel Canada, Inc. and Cott Beverages Inc.

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral

Cott Beverages Inc.	General Electric Capital Corporation	Tarrant County, TX	D208038740/ 2-4-08	UCC Fixture	Sidel Packaging Equipment including: SBO 34 Universal, Sidel Conveyer: Air/Bottle High Pressure Compressor, Chiller, Cooling Towner and all other equipment, attachments and accessories thereto as described in that Agreement for Delivery of Two Full Lines and Two Partial Lines dates 9/28/07 by and between Sidel Canada, Inc. and Cott Beverages Inc.

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral
Cott Beverages Inc.	General Electric Capital Corporation	St. Louis County, MO	Pending[4]	UCC Fixture	Sidel Packaging Equipment including Combi: SBO 20 Universal with 60-Valve Europa Filler/20-Head Arol Capper, Alfa Rollquattro F25/18T Labeler, Cermex TSM4 Tray Shrink Wrapper, Cermex P432 Layer-By-Layer Palletizer, Wulftec WCRT-200 Stretchwrapper, Republic RB1200 Bottle Drying System, Filtec FT50B Inspection System, Domino S200+B Laser Bottle Coder, Videojet Excel 2000 Film/Pack Coder, Diaraph Pallet Labeler, Sidel Conveyor: Bottle & Case Conveyor, High Pressure Compressor, Low Pressure Compressor, Chiller, Cooling Tower, and all other equipment, attachments, and accessories thereto as described in that Agreement for Delivery of Two Full Lines and Two Partial Lines dated as of 9/28/07.

[4]	The Company expects a UCC Fixture filing related to the Sidel Agreement.

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral

Cott Beverages Inc.	General Electric Capital Corporation	Union County, GA	Pending[5]	UCC Fixture

Sidel Packaging Equipment

including Combi: SBO 20 Universal with 60-Valve Europa Filler/20-Head Arol Capper, Sidel Conveyor: Bottle & Case Conveyor, High Pressure Compressor, Low Pressure Compressor, Chiller, Cooling Tower, and all other equipment, attachments, and accessories thereto as described in that Agreement for Delivery of Two Full Lines and Two Partial Lines dated as of 9/28/07.

2. Liens on up to $6,365,000 of cash collateral pledged pursuant to the Security Deposit Pledge Agreement dates as of January 22, 2008 between Cott Beverages Inc. and General Electric Capital Corporation.

[5]	The Company expects a UCC Fixture filing related to the Sidel Agreement.

Schedule 6.04

Existing Investments

1.	Permitted Margin Stock.

2.	Note receivable from Destination Products International dated September 30, 2005. The unpaid balance is Cdn $301,500.00. It is subordinated to their service lenders. The last principal payment received was on October 31, 2006. The company is seeking refinancing.

3.	Cott Embotelladores de Mexico, S.A. de C.V. investment at Monex Casa de Bolsa, SA de C.V. (Calle de Los Palos 35 San Pablo Zochimehuacan Peubla Puebla (Herocia Puebla) Puebla Mexico) Securities Account in the amount of 48,000 pesos as of March 13, 2008.

4.	The non interest bearing loan from Cott Corporation to Cott International SRL in the principal amount of $11,782.00 as of February 23, 2008.

Schedule 6.11

Existing Restrictions

The Cott Embotelladores de Mexico S.A. de C.V. (the “Company”) Shareholder Agreement, dated June 20, 2002 (the “Shareholder Agreement”), contains certain restrictions on the ability of the Company and any of its subsidiaries to incur indebtedness, encumber assets, grant a guaranty, or dispose of certain assets or capital stock without either the consent of Embotelladora de Puebla, S.A. de C.V. (as Class A Shareholder) or the approval of the Class A Director (as such term is defined in the Shareholder Agreement).

Schedule 6.15

Existing BCB Assets

Debtor	Lender	Amount outstanding as of the Effective Date
Cott Corporation	BCB European Holdings	$3,125.00
Cott Corporation	BCB International Holdings	$6,820.00

Schedule 8

Security Trust Provisions

1.	Each Lender, each Issuing Bank and the Administrative Agent (together the “Finance Parties”) appoints the UK Security Trustee to act as UK Security Trustee under and in connection with the UK Security Agreement and authorises the UK Security Trustee, to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the UK Security Agreement, together with any other incidental rights, powers, authorities and discretions, and to give a good discharge for any moneys payable under any of the Loan Documents.

2.	The Administrative Agent shall promptly notify the UK Security Trustee of the contents of any communication on any matter concerning the UK Security Agreement between it and any Loan Party. The UK Security Trustee shall promptly notify the Administrative Agent of the contents of any communication sent or received by it, in its capacity as UK Security Trustee under the UK Security Agreement, to or from any of the Loan Parties under the UK Security Agreement.

3.	Reserved.

4.	Subject to Clause 2 above, the UK Security Trustee shall have no duty or responsibility, either initially or on a continuing basis, to provide any of the parties to the Loan Documents with any information with respect to any Loan Party whenever coming into its possession or to provide any Finance Party with any communication received by it under or in connection with the UK Security Agreement.

5.	The duties of the UK Security Trustee under the UK Security Agreement are solely mechanical and administrative in nature.

6.	The UK Security Trustee shall not be under any obligations other than those for which express provision is made in the Loan Documents.

7	The UK Security Trustee shall not be an agent of any Finance Party or any Loan Party under or in connection with any Loan Document.

8	In this Section:

“Deductions”: means:

(a)	all sums payable to any Receiver or Delegate (as defined in the UK Security Agreement);

(b)	all sums which the UK Security Trustee is required to pay to any person in priority to, or before making any distribution to, the Finance Parties; and

(c)	insurance proceeds required to be applied in repairing, replacing, restoring or rebuilding any Collateral which has been damaged or destroyed;

“Proceeds”: means all receipts or recoveries by the UK Security Trustee in relation to the Rights and all other moneys which are by the terms of any of the Loan Documents to be applied by the UK Security Trustee in accordance with paragraph 13 (Application of Proceeds), after deducting (without double counting) the Deductions and including the proceeds (after deducting commissions and expenses) of any permitted currency conversion;

“Rights”: means

(a)	the Transaction Security;

(b)	all contractual rights in favour of the UK Security Trustee (other than for its sole benefit) under or pursuant to any Loan Document; and

(c)	all rights vested by law in the UK Security Trustee by virtue of its holding the Transaction Security;

“Secured Liabilities”: has the meaning given to that expression in the UK Security Agreement;

“Transaction Security” means the security in favour of the UK Security Trustee created or evidenced or expressed to be created or evidenced by or pursuant to the UK Security Agreement; and

“Trust Property”: means the Rights and the Proceeds.

2.	Declaration of Trust

2.1	The UK Security Trustee and each other Finance Party agree that the UK Security Trustee shall hold the Trust Property on trust for the benefit of the Finance Parties on the terms and subject to the conditions set out in the Loan Documents.

2.2	Each of the Finance Parties irrevocably authorises the UK Security Trustee to enter into the UK Security Agreement as trustee on behalf of such Finance Party.

3.	Defects in Transaction Security

3.1	The UK Security Trustee shall not be liable for any failure or omission to perfect, or any defect in perfecting, the Transaction Security, including:

3.1.1	failure to obtain any Authorisation or other authority for the execution, delivery, validity, legality, adequacy, performance, enforceability or admissibility in evidence of any of the Loan Documents; or

3.1.2	failure to effect or procure registration of or otherwise protect or perfect any of the Transaction Security by registering the same under any applicable registration laws in any territory.

4.	Retention of Documents

4.1	The UK Security Trustee may hold title deeds and other documents relating to any of the Collateral in such manner as it sees fit (including allowing any Loan Party to retain them).

5.	No Duty to Enquire

5.1	The UK Security Trustee shall be entitled to accept without enquiry, requisition, objection or investigation such title as each of the Loan Parties may have to any of the Collateral.

6.	No Duty to Collect Payments

6.1	The UK Security Trustee shall not have any duty:

6.1.1	to ensure that any payment or other financial benefit in respect of any of the Collateral is duly and punctually paid, received or collected; or

6.1.2	to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise in respect of any of the Collateral.

7.	Insurance

7.1	Without prejudice to the provisions of any of the Loan Documents, the UK Security Trustee shall not be under any obligation to insure any property or to require any other person to maintain any such insurance and shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy or insufficiency of any such insurance. Where the UK Security Trustee is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind.

8.	Suspense Account

8.1	Before making any application under paragraph 13 (Application of Proceeds), the UK Security Trustee may place any sum received, recovered or held by it in respect of the Trust Property in an interest bearing suspense account and shall invest an amount equal to the balance from time to time standing to the credit of that suspense account in any of the investments authorised by paragraph 9 (Investments), with power from time to time in its absolute discretion to vary any such investments.

9.	Investments

9.1	Unless provided otherwise in any Loan Document, all moneys which are received by the UK Security Trustee and held by it as trustee in relation to any of the Loan Documents may be invested in the name of the UK Security Trustee or any nominee or under the control of the UK Security Trustee in any investment for the time being authorised by English law for the investment of trust money by trustees and, if not otherwise invested, such moneys may be placed on deposit in the name of the UK Security Trustee or any nominee at any bank or institution (including the UK Security Trustee itself, any other Finance Party or any Affiliate of any Finance Party) and upon any terms and in any currency as it thinks fit.

10.	Rights of UK Security Trustee

10.1	The UK Security Trustee shall have all the rights, privileges and immunities which gratuitous trustees have or may have in England, even though it is entitled to remuneration.

11.	Waiver

11.1	Each of the Loan Parties hereby waives any right to appropriate any payment to, or other sum received, recovered or held by, the UK Security Trustee in or towards payment of any particular part of the Secured Liabilities and agrees that the UK Security Trustee shall have exclusive right to do so. This paragraph will override any appropriation made or purported to be made by any other person.

12.	Basis of Distribution

12.1	Distributions by the UK Security Trustee shall be made at such times as the UK Security Trustee in its absolute discretion determines.

12.2	To enable it to make any distribution, the UK Security Trustee may fix a date as at which the amount of the Secured Liabilities is to be calculated. Any such date must not be more than 30 days before the proposed date of the relevant distribution.

12.3	For the purpose of determining the amount of any payment to be made to any Finance Party, the UK Security Trustee shall be entitled to call for a certificate of the amount, currency and nature of the Secured Liabilities owing or incurred to the relevant Finance Party at the date fixed by the UK Security Trustee for such purpose and as to such other matters as the UK Security Trustee thinks fit. The UK Security Trustee shall be entitled to rely on any such certificate.

12.4

If any future or contingent liability included in the calculation of Secured Liabilities finally matures, or is settled, for less than the future or contingent amount provided for in that calculation, the relevant Finance Party shall notify the UK Security Trustee of that fact and such adjustment shall be made by payment by that Finance Party to the UK Security Trustee for distribution amongst the Finance Parties of such amount as may be necessary to put the Finance Parties into the position they would have been in (but taking no account of the time cost of money) had the original distribution been made on the basis of the actual as opposed to the future or contingent liability.

12.5	Any distribution by the UK Security Trustee which later transpires to have been, or is agreed by the UK Security Trustee to have been, invalid or which has to be refunded shall be refunded and shall be deemed never to have been made.

13.	Application of Proceeds

13.1	All Proceeds shall, to the extent permitted by all applicable laws, be applied by the UK Security Trustee in the order set forth in Section 2.18 of the Credit Agreement.

13.2	Before making any application under paragraph 13.1 above, the UK Security Trustee may convert any Proceeds from their existing currency of denomination into the currency or currencies (if different) of sums then outstanding under the Loan Documents (any such conversion from one currency to another to be made at the spot rate for the purchase of that other currency with the first-mentioned currency reasonably determined by the UK Security Trustee).

13.3	The UK Security Trustee shall be entitled to make the deductions or withholdings (on account of Tax or otherwise) from payments under this Agreement which it is required by any applicable law to make, and to pay all Taxes which may be assessed against it and/or all expenses which may be incurred by it in respect of any of the Trust Property, in respect of anything done by it in its capacity as UK Security Trustee under the Loan Documents or otherwise by virtue of such capacity. Each of the Loan Parties agrees that its obligations under the Loan Documents shall only be discharged by virtue of receipt or recovery by the UK Security Trustee of Proceeds, or of applications made by the UK Security Trustee under this Agreement, to the extent that the ultimate recipient actually receives moneys (whether directly or through the Agent or otherwise) from the UK Security Trustee under this Agreement which are to be applied in or towards the discharge of those obligations.

13.4	If any of the Loan Parties receives any sum from any person which, pursuant to the Loan Documents, should have been paid to the UK Security Trustee, such sums shall be held on trust for the Finance Parties and shall forthwith be paid over to the UK Security Trustee for application in accordance with this paragraph 13.

13.7	The UK Security Trustee shall be entitled to pay any Deductions to the person or persons entitled to the same.

13.8	The UK Security Trustee shall have no duty or responsibility, either initially or on a continuing basis, to investigate the application by any other person of any sums distributed pursuant to this paragraph 13.

14.	Delegation

14.1	The UK Security Trustee may at any time delegate by power of attorney or otherwise to any person or persons, or fluctuating body of persons, all or any of the rights, powers, authorities and discretions vested in it by any of the Loan Documents. Any such delegation may be made upon such terms (including the power to sub-delegate) and subject to such conditions and regulations as it may think fit.

14.2	The UK Security Trustee shall not be bound to supervise, or be in any way liable or responsible to anyone for any loss incurred by reason of any misconduct or default on the part of, any such delegate or sub-delegate.

15.	Appointment of Additional UK Security Trustees

15.1	The UK Security Trustee may at any time appoint any person (whether or not a trust corporation) to act either as a separate UK Security Trustee or as a co-UK Security Trustee jointly with it:

15.1.1	if it considers such appointment to be in the interests of the Finance Parties;

15.1.2	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

15.1.3	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of a judgment already obtained in respect of any of the provisions of the Loan Documents,

and the UK Security Trustee shall give prior notice to the Company and the Agent of any such appointment.

15.2	Any such appointment shall only take effect upon the receipt by the Agent of written confirmation from the appointee (in form and substance satisfactory to the Agent) that the appointee agrees to be bound by the provisions of the Loan Documents and all other related agreements to which the UK Security Trustee is a party in its capacity as UK Security Trustee under the Loan Documents.

15.3	Any person so appointed shall have such rights, powers, authorities and discretions and such duties and obligations as shall be conferred or imposed on such person by the instrument of appointment and shall, subject to any limitation contained in such instrument of appointment, have the same benefits under this Agreement (other than this paragraph 15) as the UK Security Trustee.

15.4	The UK Security Trustee shall have power to remove any person so appointed.

15.5	Such remuneration as the UK Security Trustee may pay to any person so appointed, and any costs, charges and expenses incurred by such person in performing its functions pursuant to such appointment, shall be treated as costs, charges and expenses incurred by the UK Security Trustee in performing its functions as UK Security Trustee under the Loan Documents.

15.6	The UK Security Trustee shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of, any such UK Security Trustee.

16.	Additional Powers

16.1	The rights and trusts constituted upon the UK Security Trustee under the Loan Documents shall be in addition to any which may from time to time be vested in the UK Security Trustee by general law.

16.2	To the fullest extent permitted by law, none of Parts I, II, III, IV or V of the Trustee Act 2000 nor the requirement to discharge the duty of care set out in Section 1(1) of the Trustee Act 2000 in exercising any of the powers contained in Sections 15 or 22 of the Trustee Act 1925 shall apply to any trusts created by this Agreement or to the role of the UK Security Trustee in relation to any such trust and this shall constitute an exclusion of the relevant parts of the Trustee Act 2000 for the purposes of that Act.

17.	Amendments

17.1	Unless the provisions of any Loan Document expressly provide otherwise, the UK Security Trustee may, if authorised by the Required Lenders, amend or vary the terms of, waive breaches of or defaults under or otherwise excuse performance of any provision of, or grant consents under, any of the Security Documents (any such amendment, variation, waiver or consent so authorised to be binding on all Parties and the UK Security Trustee to be under no liability whatsoever in respect of any of the foregoing), provided that:

17.1.1	the prior consent of all of the Finance Parties is required to authorise:

(a)	any amendment of any Security Document which would affect the nature or the scope of the Collateral or the manner in which any Proceeds are distributed;

(b)	the release of any Transaction Security or of any of the Collateral from the Transaction Security unless permitted under this Agreement or any other Loan Document; or

(c)	any change in this paragraph 17; and

17.1.2	no waiver or amendment may impose any new or additional obligations on any person without the consent of that person.

17.2	Paragraph 17.1 above is without prejudice to:

17.2.1	any release permitted by paragraph 18 (Releases) or paragraph 20 (Winding-up of Trust); or

17.2.2	any amendment of any Security Document insofar as the same is necessary in order to effect such release.

18.	Releases

18.1	The UK Security Trustee may:

18.1.1	release Collateral from the Transaction Security if it relates to a sale or disposal of that Collateral where such sale or disposal is expressly permitted under this Agreement or any other Loan Document;

18.1.2	release Collateral from the Transaction Security following payment and discharge in full of the secured liabilities with respect to such Collateral;

18.1.3	release any Transaction Security given by any Loan Party which ceases to be a Loan Party in accordance with the terms of the Credit Agreement; and

18.1.4	execute any documents (including, but not limited to, formal releases and certificates of non-crystallisation of floating charges) and do any things insofar as the same are necessary in order to effect any release permitted by this paragraph 18 or paragraph 20 (Winding-up of Trust).

19.	Perpetuity Period

19.1	The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of eighty years from the date of this Agreement.

20.	Winding-up of Trust

20.1	If the Agent, with the approval of the Required Lenders, shall determine that all the obligations of all the Loan Parties under the Loan Documents have been fully and finally discharged and that none of the Finance Parties is under any commitment, obligation or liability (whether actual or contingent) to make any Utilisation or provide other financial accommodation under or pursuant to any Loan Document to any Loan Party, it shall notify the UK Security Trustee of such determination and approval. Upon such notification the trusts set out above shall be wound up and the UK Security Trustee shall release, without recourse or warranty, all of the Transaction Security then held by it, whereupon each of the UK Security Trustee, the Agent, the other Finance Parties and the Loan Parties shall be released from its obligations under this Agreement (save for those which arose prior to such winding-up).